Exhibit 10.29

LOAN AGREEMENT

Dated as of July 1, 2010

by and between

NEW YORK CITY CAPITAL RESOURCE CORPORATION,
a local development corporation created pursuant to the Not-for-Profit Corporation Law of the
State of New York at the direction of the Mayor of The City of New York, having its principal office at 110 William Street, New York, New York 10038,
as “Issuer”

and

ALBEE RETAIL DEVELOPMENT LLC,
a limited liability company organized and existing under the laws of the
State of Delaware, having its principal office at
1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605,
as “Company”

$20,000,000
New York City Capital Resource Corporation
Recovery Zone Facility Revenue Bonds
(Albee Retail Development LLC Project),
Series 2010

ARTICLE V

DAMAGE, DESTRUCTION AND CONDEMNATION

Section 5.1.	Damage, Destruction and Condemnation	xli
Section 5.2.	Loss Proceeds.	xli
Section 5.3.	Election to Rebuild or Terminate.	xli
Section 5.4.	Effect of Election to Build.	xliii

ARTICLE VI

COVENANTS OF THE ISSUER

Section 6.1.	Issuance of Initial Bonds	xlv
Section 6.2.	Issuance of Additional Bonds	xlv
Section 6.3.	Pledge and Assignment to Trustee	xlv
Section 6.4.	Issuer to Make Bond Registration Books Available	xlv

ARTICLE VII

COVENANTS OF THE COMPANY

Section 7.1.	Insurance.	xlvi
Section 7.2.	Indemnity.	lii
Section 7.3.	Compensation and Expenses of the Issuer, the Trustee, the Bond Registrar, the Tender Agent, the Paying Agents and the Remarketing Agent; Administrative and Project Fees.	liii
Section 7.4.	Signage at Facility Site	liv
Section 7.5.	Environmental Matters.	liv
Section 7.6.	Employment Matters.	lv
Section 7.7.	Non-Discrimination.	lvi
Section 7.8.	Assignment or Sublease.	lvii
Section 7.9.	Retention of Interest in Facility; Grant of Easements; Release of Portions of Facility.	lxii
Section 7.10.	Discharge of Liens and Claims.	lxiv
Section 7.11.	Filing.	lxiv
Section 7.12.	No Further Encumbrances Permitted	lxvi
Section 7.13.	Documents Automatically Deliverable to the Issuer.	lxvii
Section 7.14.	Requested Documents	lxviii
Section 7.15.	Periodic Reporting Information for the Issuer.	lxix
Section 7.16.	Taxes, Assessments and Charges.	lxx
Section 7.17.	Compliance with Legal Requirements.	lxxi
Section 7.18.	Operation as Approved Facility.	lxxi
Section 7.19.	Restrictions on Dissolution and Merger.	lxxii
Section 7.20.	Security Interest and Further Assurances	lxxiv
Section 7.21.	Continuing Disclosure	lxxiv
Section 7.22.	Tax Regulatory Agreement.	lxxiv

ii

iii

ARTICLE XI

MISCELLANEOUS

Section 11.1.	Force Majeure	lxxxviii
Section 11.2.	Pledge under Indenture and Mortgage	lxxxviii
Section 11.3.	Amendments	lxxxix
Section 11.4.	Service of Process	lxxxix
Section 11.5.	Notices	lxxxix
Section 11.6.	Consent to Jurisdiction	xci
Section 11.7.	Prior Agreements Superseded	xci
Section 11.8.	Severability	xci
Section 11.9.	Effective Date; Counterparts	xci
Section 11.10.	Binding Effect	xci
Section 11.11.	Third Party Beneficiaries	xci
Section 11.12.	Law Governing	xcii
Section 11.13.	Waiver of Trial by Jury	xcii
Section 11.14.	Recourse Under This Agreement	xcii

EXHIBITS

Exhibit A -	Description of the Land
Exhibit B -	Authorized Representative
Exhibit C -	Principals of Company and Parent
Exhibit D -	Project Cost Budget
Exhibit E-1 -	Form of Required Disclosure Statement for Other than Facility Tenants
Exhibit E-2 -	Form of Required Disclosure Statement for Facility Tenants
Exhibit F -	Form of Project Completion Certificate
Exhibit G -	Form of Promissory Note
Exhibit H –	Form of Subordination and Non-Disturbance Agreement

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LOAN AGREEMENT

This LOAN AGREEMENT, made and entered into as of June 1, 2010, by and between NEW YORK CITY CAPITAL RESOURCE CORPORATION, a local development corporation created pursuant to the Not-for-Profit Corporation Law of the State of New York at the direction of the Mayor of The City of New York, having its principal office at 110 William Street, New York, New York 10038, party of the first part, and ALBEE RETAIL DEVELOPMENT LLC, a limited liability company organized and existing under the laws of the State of Delaware, having its principal office at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, party of the second part (capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in Section 1.1 of this Agreement);

WITNESSETH:

WHEREAS, the Issuer is authorized pursuant to Section 1411(a) of the Not-for-Profit Corporation Law of the State of New York, as amended, and its Certificate of Incorporation, to promote community and economic development and the creation of jobs for the citizens of the City by developing and providing programs for manufacturing and industrial businesses and other entities to access low interest cost tax-exempt and non-tax-exempt financing for their eligible projects, and to issue and sell one or more series or classes of bonds, notes and other obligations through public letting, private placement, or negotiated underwriting to finance such activities above, on a secured or unsecured basis; and

WHEREAS, the Company entered into negotiations with officials of the Issuer for the construction, renovation, equipping and furnishing of the Improvements as part of the Facility; and

WHEREAS, pursuant to the American Recovery and Reinvestment Act of 2009, as amended, on June 9, 2009, as amended on February 9, 2010, the Board of Directors of the Issuer established a program for the issuance of recovery zone facility bonds including program requirements (“Program Requirements”), threshold requirements (“Threshold Requirements”) and selection criteria (“Selection Criteria”), and designated certain areas within the City as “Recovery Zones”; and

WHEREAS, on July 17, 2009, the Mayor of the City ratified the designations made by the Issuer of the “Recovery Zones”; and

WHEREAS, on September 15, 2009, the Issuer adopted a resolution approving the eligibility of the Project to receive a $20,000,000 allocation for the issuance of recovery zone facility bonds and determined, among other things, that the Project is located in a designated “Recovery Zone”, and that, in applying the Threshold Requirements and the Selection Criteria, the Project qualifies for the issuance of recovery zone facility bonds; and

WHEREAS, the Issuer has determined that the providing of financial assistance to the Company for the Project will promote and is authorized by and will be in furtherance of the Program Requirements and the corporate purposes of the Issuer; and

i

WHEREAS, the site for the Facility, including the improvements to be constructed thereon, will be subject to the Ground Lease; and

WHEREAS, to facilitate the Project and the issuance by the Issuer of its recovery zone facility revenue bonds to finance a portion of the costs of the Project, the Issuer and the Company have entered into negotiations pursuant to which (i) the Issuer will make the Loan of the proceeds of the Initial Bonds, in the original principal amount of the Initial Bonds, to the Company pursuant to this Agreement, and (ii) the Company will execute the Promissory Note in favor of the Issuer and the Trustee to evidence the Company’s obligation under this Agreement to repay the Loan; and

WHEREAS, to provide funds for a portion of the costs of the Project and for incidental and related costs and to provide funds to pay the costs and expenses of the issuance of the Initial Bonds, the Issuer has authorized the issuance of the Initial Bonds in the Authorized Principal Amount pursuant to the Bond Resolution and the Indenture; and

WHEREAS, concurrently with the execution hereof, in order to further secure the Initial Bonds, (i) the payment of the principal of, Sinking Fund Installments for, Purchase Price, redemption premium, if any, and interest on the Initial Bonds, and the payments, obligations, covenants and agreements of the Company under this Agreement and under the Promissory Note, will be guaranteed by the Guarantors pursuant to the Bond Guaranty Agreement in favor of the Trustee; (ii) the completion of the Project will be guaranteed by the Guarantors pursuant to the Project Completion Guaranty Agreement in favor of the Trustee; (iii) the Company will grant a lien in Facility Revenues and the remainder of the Pledged Collateral pursuant to the Pledge and Security Agreement in favor of the Trustee, subject only to the lien of the Mortgage; and (iv) the Company will grant mortgage liens on and security interests in its leasehold interest in the Facility under the Ground Lease, and an assignment of leases and rents, to the Trustee pursuant to the Mortgage;

NOW, THEREFORE, in consideration of the premises and the respective representations and agreements hereinafter contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

Section 1.1.           Definitions.  In addition to the definitions set forth in Section 7.1(a), the following terms shall have the respective meanings in this Agreement:

Additional Bonds shall mean one or more Series of additional bonds issued, executed, authenticated and delivered under the Indenture.

Additional Improvements shall have the meaning specified in Section 3.4(a).

Advance Interest Deposit Fund shall mean the special trust fund so designated, established pursuant to Section 5.01 of the Indenture.

An Affiliate of a Person shall mean a Person that directly or indirectly through one or more intermediaries Controls, or is under common Control with, or is Controlled by, such Person.

Agreement shall mean this Loan Agreement, dated as of July 1, 2010, between the Issuer and the Company, and shall include any and all amendments hereof and supplements hereto hereafter made in conformity herewith and with the Indenture.

Annual Administrative Fee shall mean that annual administrative fee established from time to time by the Issuer’s Board of Directors as generally applicable to Entities receiving or that have received financial assistance from the Issuer (subject to such exceptions from such general applicability as may be established by the Issuer’s Board of Directors).

Approved Facility shall mean the Facility as occupied, used and operated by the Company and all Facility Tenants substantially for the Approved Project Operations, including such other activities as may be substantially related to or substantially in support of such operations, all to be effected in accordance with this Agreement and the Ground Lease.

Approved Project Operations shall mean, subject to this Agreement, those uses and operations permitted under the Ground Lease, excluding, however, any Tax Prohibited Use or any use by a not-for-profit corporation.

Authorized Denomination shall mean, in the case of the Initial Bonds, $100,000 or any integral multiple of $5,000 in excess thereof.

Authorized Principal Amount shall mean, in the case of the Initial Bonds, $20,000,000.

Authorized Representative shall mean:

(i)           in the case of the Issuer, the Chairperson, Vice Chairperson, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, Executive Director, Deputy Executive Director, General Counsel or Vice President for Legal Affairs, or any other officer or employee of the Issuer who is authorized to perform specific acts or to discharge specific duties;

(ii)           in the case of the Company, a person named in Exhibit B — “Authorized Representative”, or any other officer or employee of the Company who is authorized to perform specific duties hereunder or under any other Project Document and of whom another Authorized Representative of the Company has given written notice from time to time to the Issuer and the Trustee; and

(iii)           in the case of the Parent, a person named in Exhibit B — “Authorized Representative”, or any other officer or employee of the Parent who is authorized to perform specific duties hereunder or under any other Project Document and of whom another Authorized Representative of the Parent has given written notice from time to time to the Issuer and the Trustee;

provided, however, that in each case for which a certification or other statement of fact or condition is required to be submitted by an Authorized Representative to any Person pursuant to the terms of this Agreement or any other Project Document, such certificate or statement shall be executed only by an Authorized Representative in a position to know or to obtain knowledge of the facts or conditions that are the subject of such certificate or statement.

Beneficial Owner shall mean, whenever used with respect to an Initial Bond, the Person in whose name such Initial Bond is recorded as the Beneficial Owner of such Initial Bond by the respective systems of DTC and each of the Participants of DTC.  If at any time the Initial Bonds are not held in the Book-Entry System, Beneficial Owner shall mean “Holder” for purposes of the Security Documents.

Bond Fund shall mean the special trust fund so designated, established pursuant to Section 5.01 of the Indenture.

Bond Guaranty Agreement shall mean the Bond Guaranty Agreement, dated as of even date herewith, from the Guarantors to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Bondholder, Holder of Bonds, Holder or holder shall mean any Person who shall be the registered owner of any Bond or Bonds.

Bond Payment Date shall mean, with respect to a Series of Bonds, each date upon which interest, principal and/or Sinking Fund Installments shall be scheduled to be paid under such Series of Bonds.

Bond Placement Agreement shall mean the Bond Placement Agreement, dated July 1, 2010, with respect to the placement of the Initial Bonds, among the Issuer, the Company and the Placement Agent.

Bond Registrar shall mean the Trustee acting as registrar as provided in Section 3.10 of the Indenture.

Bond Resolution shall mean the resolution of the Issuer adopted on February 9, 2010, as amended on April 13, 2010, authorizing the issuance of the Initial Bonds.

Bonds shall mean the Initial Bonds and any Additional Bonds.

Building Loan Agreement shall mean the Building Loan Agreement, dated as of even date herewith, among the Issuer, the Company and the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Business Day shall mean any day that shall not be:

(i)           a Saturday, Sunday or legal holiday;

(ii)           a day on which the Trustee, the Tender Agent, the Paying Agent or the Remarketing Agent is required or authorized by law or executive order to be closed;

(iii)           a day on which banking institutions in the City are authorized by law or executive order to close; or

(iv)           a day on which the New York Stock Exchange is closed.

Capitalized Interest Account shall mean the special trust account of the Project Fund so designated, established pursuant to Section 5.01 of the Indenture.

City shall mean The City of New York, New York.

Claims shall have the meaning set forth in Section 7.2(a).

Closing Date shall mean July 1, 2010, the date of the initial issuance and delivery of the Initial Bonds.

Code shall mean the Internal Revenue Code of 1986, as amended, including the regulations thereunder.  All references to Sections of the Code or regulations thereunder shall be deemed to include any such Sections or regulations as they may hereafter be renumbered in any subsequent amendments to the Code or such regulations.

Commencement Date shall mean July 1, 2010, on which date this Agreement was executed and delivered.

Company shall mean Albee Retail Development LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns; provided, however, that nothing contained in this definition shall be deemed to limit or modify the obligations of the Company under Section 7.8 or 7.19.

Company’s Property shall have the meaning specified in Section 3.4(c).

v

Company Purchase Account shall mean the special trust account of the Purchase Fund so designated, established pursuant to Section 5.01 of the Indenture.

Completed Improvements Rentable Square Footage shall mean approximately 44,728 rentable square feet, the rentable square footage of the Improvements upon completion of the Project Work.

Completion Date shall mean June 10, 2012, or such later date as shall be permitted by the landlord under the Ground Lease.

Conduct Representation shall mean any representation by the Company under Section 2.2(u), by the Parent under Section 2.1(h) of the Issuer Indemnification Agreement, or by any other Person in any Required Disclosure Statement delivered to the Issuer.

Construction Account shall mean the special trust account of the Project Fund so designated, established pursuant to Section 5.01 of the Indenture.

Control or Controls, including the related terms “controlled by” and “under common control with”, shall mean the power to direct the management and policies of a Person (x) through the ownership, directly or indirectly, of not less than a majority of its voting securities, (y) through the right to designate or elect not less than a majority of the members of its board of directors or trustees or other Governing Body, or (z) by contract or otherwise.

Costs of Issuance shall mean issuance costs with respect to the Initial Bonds described in Section 147(g) of the Code and any regulations thereunder, including but not limited to the following:  fees of the Placement Agent; counsel fees (including bond counsel to the Issuer, counsel to the Placement Agent, Trustee’s counsel, Issuer’s counsel, Company’s counsel, as well as any other specialized counsel fees incurred in connection with the borrowing); financial advisor fees of any financial advisor to the Issuer or the Company incurred in connection with the issuance of the Initial Bonds; engineering and feasibility study costs; guarantee fees (other than Qualified Guarantee Fees, as defined in the Tax Regulatory Agreement); Rating Agency fees; Trustee, Paying Agent and Tender Agent fees; accountant fees and other expenses related to issuance of the Initial Bonds; printing costs (for the Initial Bonds and of the preliminary and final Private Placement Memorandum relating to the Initial Bonds); printing costs for the Initial Bonds and offering documents; public approval and process costs; fees and expenses of the Issuer incurred in connection with the issuance of the Initial Bonds; and Blue Sky fees and expenses; and similar costs.

Defeasance Obligations shall mean Government Obligations that are not subject to redemption prior to maturity.

Determination of Taxability shall mean;

(i)           the adoption, promulgation or enactment of any federal statute or regulation, or any determination, decision, decree or ruling made by the Commissioner or any District Director of the Internal Revenue Service;

(ii)           the issuance of a public or private ruling or a technical advice memorandum by the Internal Revenue Service in which the Company has participated or has been given the opportunity to participate, and which ruling or memorandum the Company, in its discretion, does not contest or from which no further right of judicial review or appeal exists; or

(iii)           a determination from which no further right of appeal exists of any court of competent jurisdiction in the United States in a proceeding in which the Company has participated or has been a party, or has been given the opportunity to participate or be a party;

in any case, to the effect that the interest payable on the Bonds of a Holder or a former Holder thereof (other than a Holder of any Bond who is a “substantial user” of the Facility or a “related person”, within the meaning and for the purpose of Section 147(a) of the Code and the applicable regulations thereunder) is includable in gross income for federal income tax purposes; provided, however, that no such Determination of Taxability described in clauses (ii) or (iii) hereof shall be considered to exist unless (1) the Holder or former Holder of the Bond involved in such proceeding (A) gives the Company and the Trustee prompt notice of the commencement thereof and (B) (if the Company agrees to pay all expenses in connection therewith) offers the Company the opportunity to control the defense thereof and (2) either (A) the Company does not agree within thirty (30) days of receipt of such offer to pay such expenses and to control such defense or (B) the Company shall exhaust or choose not to exhaust all available proceedings for the contest, review, appeal or rehearing of such decree, judgment or action which the Company determines to be appropriate.  No Determination of Taxability described above will result from the inclusion of interest on any Bond in the computation of minimum or indirect taxes.

DTC shall mean The Depository Trust Company, a limited purpose trust company organized under the laws of the State, and its successors and assigns.

Due Date shall have the meaning set forth in Section 8.9(a).

Earnings Fund shall mean the special trust fund so designated, established pursuant to Section 5.01 of the Indenture.

Electronic Means shall mean telecopy, facsimile transmission, e-mail transmission or other similar electronic means of communication providing evidence of transmission, including a telephonic communication confirmed by any other method set forth in this definition.

Employment Information shall have the meaning set forth in Section 7.6(c).

Entity shall mean any of a corporation, general partnership, limited liability company, limited liability partnership, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm, joint venture, governmental authority or governmental instrumentality, but shall not include an individual.

Environmental Audit shall mean that certain Phase I Environmental Site Assessment Report dated April 2, 2010, prepared by the Environmental Auditor.

Environmental Auditor shall mean CNS Management Corp.

Event of Default shall have the meaning specified in Section 8.1.

Event of Taxability shall mean the date specified in a Determination of Taxability as the date interest paid or payable on any Bond becomes includable for federal income tax purposes in the gross income of any Holder thereof (other than a Holder of any Bond who is a “substantial user” of the Facility or a “related person”, within the meaning and for the purpose of Section 147(a) of the Code and the applicable regulations thereunder) as a consequence of any act, omission or event whatsoever, including any change of law, and regardless of whether the same was within or beyond the control of the Company.

Existing Facility Property shall have the meaning set forth in Section 3.5(a).

Expiration Date shall mean November 1, 2042.

Facility shall mean, collectively, the Land and the Improvements.

Facility Lease Payments shall have the meaning specified in Section 4.1 of the Mortgage.

Facility Leases shall mean, collectively, all leases or other occupancy or use agreements, other than the Ground Lease, entered into with any Person for the use, possession or occupancy of the Facility or any portion thereof.

Facility Revenues shall mean all revenues, income, fees, receipts, charges, income and other money received in any period by or on behalf of the Company, derived from the leasing or operation of the Facility, including proceeds derived from insurance (including environmental insurance) and/or condemnation proceeds with respect to the Facility and business interruption insurance and extra expense insurance, in each case whether existing as of the Closing Date or hereafter coming into existence.

Facility Tenants shall mean all Persons as shall use, possess or occupy all or any portion of the Facility pursuant to a Facility Lease.

Favorable Opinion of Bond Counsel shall mean, with respect to any action the occurrence of which requires such an opinion, an unqualified Opinion of Counsel, which shall be a Nationally Recognized Bond Counsel, to the effect that such action is permitted under the Indenture and will not adversely affect the exclusion of interest on a Series of Bonds from gross income for purposes of Federal income taxation (subject to the inclusion of any exceptions contained in the opinion delivered upon original issuance of such Series of Bonds).

Fiscal Year shall mean a year of 365 or 366 days, as the case may be, commencing on January 1 and ending on December 31 of each calendar year, or such other fiscal year of similar length used by the Company for accounting purposes as to which the Company shall have given prior written notice thereof to the Issuer and the Trustee at least ninety (90) days prior to the commencement thereof.

Fitch shall mean Fitch, Inc., a Delaware corporation, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Fitch” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, by notice to the other Notice Parties.

Fixed Date Deliverables shall have the meaning set forth in Section 8.9(a)(ii).

GAAP shall mean those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the Commencement Date, so as to properly reflect the financial position of the Company, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the said Board) in order to continue as a generally accepted accounting principle or practice may be so changed.

Governing Body shall mean, when used with respect to any Person, its board of directors, board of trustees or individual or group of individuals by, or under the authority of which, the powers of such Person are exercised.

Government Obligations shall mean the following:

(i)           direct and general obligations of, or obligations unconditionally guaranteed by, the United States of America;

(ii)           obligations of a Person controlled or supervised by and acting as an Issuer or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America for the timely payment thereof; or

(iii)           securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in clauses (i) or (ii) above.

Ground Lease shall mean that certain Severance Lease (Site 1A), dated June 30, 2010, between the City, as landlord, and Albee Development, LLC, a Delaware limited liability company (“Albee Development”), as assigned on July 1, 2010 by Albee Development to, and assumed by, the Company, as tenant, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith, herewith and with the Mortgage.

Guarantors shall mean, collectively, the Company and the Parent, and their respective successors and assigns.

Hazardous Materials shall include any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5101, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule, or regulation.

Impositions shall have the meaning set forth in Section 7.16(a).

Improvements shall mean:

(i)           all buildings, structures, foundations, related facilities, fixtures and other improvements existing on the Commencement Date and erected or situated on the Land;

(ii)           any other buildings, structures, foundations, related facilities, fixtures and other improvements constructed or erected on the Land throughout the term of this Agreement (including any improvements or demolitions made as part of the Project Work pursuant to Section 3.2); and

(iii)           all replacements, improvements, additions, extensions, substitutions, restorations and repairs to any of the foregoing.

Indemnification Commencement Date shall mean September 15, 2009, the date on which the Issuer adopted the Preliminary Resolution.

Indemnified Parties shall have the meaning set forth in Section 7.2(a).

Indenture shall mean the Indenture of Trust, dated as of even date herewith, between the Issuer and the Trustee, as from time to time amended or supplemented by Supplemental Indentures in accordance with Article XI of the Indenture.

Independent Accountant shall mean an independent certified public accountant or firm of independent certified public accountants selected by the Company and approved by the Issuer and the Trustee (such approvals not to be unreasonably withheld or delayed).

Independent Engineer shall mean a Person (not an employee of any of the Issuer, the Company, the Parent or any Affiliate of any thereof) registered and qualified to practice engineering or architecture under the laws of the State, selected by the Company, and approved in writing by the Trustee (which approval shall not be unreasonably withheld and shall be at the written direction of the Majority Holders).

Information Recipients shall have the meaning set forth in Section 7.6(c).

Initial Annual Administrative Fee shall mean $850.

Initial Bonds shall mean the Issuer’s $20,000,000 Recovery Zone Facility Revenue Bonds (Albee Retail Development LLC Project), Series 2010 authorized, issued, executed, authenticated and delivered on the Closing Date under the Indenture.

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Interest Payment Date shall mean, with respect to the Initial Bonds, February 1, May 1, August 1 and November 1 of each year, commencing August 1, 2010, and with respect to any Series of Additional Bonds, the dates set forth therefor in the Supplemental Indenture pursuant to which such Series of Additional Bonds are issued.

Issuer shall mean New York City Capital Resource Corporation, a local development corporation created pursuant to the Not-for-Profit Corporation Law of the State at the direction of the Mayor of the City, and its successors and assigns.

Issuer Indemnification Agreement shall mean the Issuer Indemnification Agreement, dated as of even date herewith, from the Parent to the Issuer, and shall include any and all amendments thereof and supplements thereto hereafter made.

Issuer’s Reserved Rights shall mean, collectively,

(i)           the right of the Issuer in its own behalf to receive all Opinions of Counsel, reports, financial statements, certificates, insurance policies, binders or certificates, or other notices or communications required to be delivered to the Issuer under this Agreement;

(ii)           the right of the Issuer to grant or withhold any consents or approvals required of the Issuer under this Agreement;

(iii)           the right of the Issuer to enforce in its own behalf the obligation of the Company to complete the Project;

(iv)           the right of the Issuer in its own behalf (or on behalf of the appropriate taxing authorities) to enforce, receive amounts payable under or otherwise exercise its rights under Sections 2.2, 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 4.4, 4.5, 4.6, 4.7, 4.8, 5.1, 5.2, 5.3, 5.4, 6.1, 6.3, 6.4, 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15, 7.16, 7.17, 7.18, 7.19, 7.21, 7.22, 7.23, 7.26, 7.28, 7.29, 7.30, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 9.1, 9.2, 9.3, 10.1, 10.3, 10.6, 11.1, 11.3, 11.4, 11.5, 11.6, 11.11, 11.13, 11.14 and 11.15; and

(v)           the right of the Issuer in its own behalf to declare a default with respect to any of the Issuer’s Reserved Rights and exercise the remedies set forth in Section 8.2(b).

Land shall mean that certain lot, piece or parcel of land in the Borough of Brooklyn (County of Kings), Block 149 and Lot 103, generally known by the street address 1 DeKalb Avenue, Brooklyn, New York, all as more particularly described in Exhibit A - “Description of the Land”, together with all easements, rights and interests now or hereafter appurtenant or beneficial thereto; but excluding, however, any real property or interest therein released pursuant to Section 7.9(c).

Land Square Footage shall mean approximately 10,000 square feet.

Legal Requirements shall mean the Constitutions of the United States and the State of New York and all laws, statutes, codes, acts, ordinances, resolutions, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, certificates of occupancy, directions and requirements (including zoning, land use, planning, environmental protection, air, water and land pollution, toxic wastes, hazardous wastes, solid wastes, wetlands, health, safety, equal opportunity, minimum wages, and employment practices) of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, including those of the City, foreseen or unforeseen, ordinary or extraordinary, that are applicable now or may be applicable at any time hereafter to (i) the Company or any Facility Tenant, (ii) the Facility or any part thereof, or (iii) any use or condition of the Facility or any part thereof.

Letter of Representation and Indemnity Agreement shall mean the Letter of Representation and Indemnity Agreement, dated the Closing Date, from the Guarantors to the Issuer, the Trustee and the original purchaser(s) of the Initial Bonds.

Liability shall have the meaning set forth in Section 7.2(a).

Liens shall have the meaning specified in Section 7.10(a).

Loan shall mean the loan made by the Issuer to the Company pursuant to this Agreement as described in Section 4.1.

Loan Payment Date shall mean the fifth (5th) Business Day immediately preceding each Bond Payment Date.

Loss Event shall have the meaning specified in Section 5.1.

Majority Holders shall mean the Beneficial Owners of at least a majority in aggregate principal amount of the Bonds Outstanding, or, if the Bonds shall cease to be in book-entry form, the Holders of at least a majority in aggregate principal amount of the Bonds Outstanding.

Maximum Interest Rate shall mean, with respect to the Initial Bonds, a rate of interest equal to the lesser of (i) twelve percent (12%) per annum, or (ii) the maximum rate permitted by, or enforceable under, applicable law.

Merge shall have the meaning specified in Section 7.19(a)(v).

Moody’s shall mean Moody’s Investors Service Inc., a Delaware corporation, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, by notice to the other Notice Parties.

Mortgage shall mean, collectively, the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan), the Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan) and the Mortgage and Security Agreement and Assignment of Leases and Rents (Indirect Loan) relating to the Facility, each dated as of even date herewith, and each from the Company to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Nationally Recognized Bond Counsel shall mean counsel acceptable to the Issuer and the Trustee and experienced in matters relating to tax exemption of interest on bonds issued by states and their political subdivisions.

Net Proceeds shall mean, when used with respect to any insurance proceeds or condemnation award, compensation or damages, the gross amount of any such proceeds, award, compensation or damages less all expenses (including reasonable attorneys’ fees and any extraordinary expenses of the Issuer or the Trustee) incurred in the collection thereof.

Notice Parties shall mean the Issuer, the Company, the Parent, the Bond Registrar, the Paying Agents, the Trustee, the Tender Agent and the Remarketing Agent.

Notification of Failure to Deliver shall have the meaning specified in Section 8.9(b).

NYCEDC shall mean New York City Economic Development Corporation, a local development corporation created pursuant to the Not-for-Profit Corporation Law of the State, and any successor thereof.

NYCIDA shall mean the New York City Industrial Development Agency, a corporate governmental agency constituting a body corporate and politic and a public benefit corporation of the State, duly organized and existing under the laws of the State, and any body, board, authority, agency or other governmental agency or instrumentality which shall hereafter succeed to the powers, duties, obligations and functions thereof.

Opinion of Counsel shall mean a written opinion of counsel for the Company, the Parent or any other Person (which counsel shall be reasonably acceptable to the Issuer and the Trustee) with respect to such matters as required under any Project Document or as the Issuer or the Trustee may otherwise reasonably require, and which shall be in form and substance reasonably acceptable to the Issuer and the Trustee.

Organizational Documents shall mean, (i) in the case of an Entity constituting a limited liability company, the articles of organization or certificate of formation, and the operating agreement of such Entity, (ii) in the case of an Entity constituting a corporation, the articles of incorporation or certificate of incorporation, and the by-laws of such Entity, and (iii) in the case of an Entity constituting a general or limited partnership, the partnership agreement of such Entity.

Outstanding, when used with reference to a Bond or Bonds, as of any particular date, shall mean all Bonds which have been issued, executed, authenticated and delivered under the Indenture, except:

(i)           Bonds cancelled by the Trustee because of payment or redemption prior to maturity or surrendered to the Trustee under the Indenture for cancellation;

(ii)           any Bond (or portion of a Bond) for the payment or redemption of which, in accordance with Article X of the Indenture, there has been separately set aside and held in the Redemption Account of the Bond Fund either:

(A)           moneys, and/or

(B)           Defeasance Obligations in such principal amounts, of such maturities, bearing such interest and otherwise having such terms and qualifications as shall be necessary to provide moneys,

in an amount sufficient to effect payment of the principal or applicable Redemption Price of such Bond, together with accrued interest on such Bond to the payment or redemption date, which payment or redemption date shall be specified in irrevocable instructions given to the Trustee to apply such moneys and/or Defeasance Obligations to such payment on the date so specified, provided, that, if such Bond or portion thereof is to be redeemed, notice of such redemption shall have been given as provided in the Indenture or provision satisfactory to the Trustee shall have been made for the giving of such notice; and

(iii)           Bonds in exchange for or in lieu of which other Bonds shall have been authenticated and delivered under Article III of the Indenture,

provided, however, that in determining whether the Holders of the requisite principal amount of Bonds Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Security Document, Bonds owned by the Company, the Parent or any Affiliate of the Company or of the Parent shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be so disregarded.  Bonds which have been pledged in good faith may be regarded as Outstanding for such purposes if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Bonds and that the pledgee is not the Company, the Parent or any Affiliate of the Company or of the Parent.

Parent shall mean Acadia Strategic Opportunity Fund II LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns; provided, however, that nothing contained in this definition shall be deemed to limit or modify the obligations of the Parent under Section 3.6 of the Bond Guaranty Agreement or Section 3.4 of the Issuer Indemnification Agreement.

Participants shall mean those financial institutions for whom the Securities Depository effects book entry transfers and pledges of securities deposited with the Securities Depository, as such listing of Participants exists at the time of such reference.

Paying Agent shall mean any paying agent for the Bonds appointed pursuant to the Indenture (and may include the Trustee) and its successor or successors and any other corporation which may at any time be substituted in its place pursuant to the Indenture.

Per Diem Fees shall mean, collectively, the Per Diem Late Fee and the Per Diem Supplemental Late Fee.

Per Diem Holdover Amount shall mean that per diem holdover amount established from time to time by the Issuer’s Board of Directors generally imposed upon Entities receiving or that have received financial assistance from the Issuer (subject to such exceptions from such general applicability as may be established by the Issuer’s Board of Directors) and that have failed to terminate this Agreement within the ten (10) day period referred to in Section 9.1.

Per Diem Late Fee shall mean that per diem late fee established from time to time by the Issuer’s Board of Directors generally imposed upon Entities receiving or that have received financial assistance from the Issuer (subject to such exceptions from such general applicability as may be established by the Issuer’s Board of Directors) and that have not (x) paid to the Issuer the Annual Administrative Fee on the date required under Section 7.3, (y) delivered to the Issuer all or any of the Fixed Date Deliverables on the respective dates required under Section 7.13 or 7.15, and/or (z) delivered to the Issuer all or any of the Requested Document Deliverables under Section 7.14 within five (5) Business Days of the Issuer having made the request therefor.

Per Diem Supplemental Late Fee shall mean that supplemental per diem late fee established from time to time by the Issuer’s Board of Directors generally imposed upon Entities receiving or that have received financial assistance from the Issuer (subject to such exceptions from general applicability as may be established by the Issuer’s Board of Directors).

Permitted Encumbrances shall mean:

(i)           the Ground Lease, the Mortgage, the Pledge and Security Agreement, the Building Loan Agreement, all Facility Leases and any other Project Document;

(ii)           liens for real estate taxes, if any, payments in lieu of real estate taxes, assessments, levies and other governmental charges, the payment of which is not yet due and payable;

(iii)           any mechanic’s, workmen’s, repairmen’s, materialmen’s, contractors’, warehousemen’s, carriers’, suppliers’ or vendors’ lien, security interest, encumbrance or charge or right in respect thereof, placed on or with respect to the Facility or any part thereof, if payment is not yet due and payable, or if such payment is being disputed pursuant to Section 7.10(b);

(iv)           utility, access and other easements and rights of way, restrictions and exceptions that an Authorized Representative of the Company certifies to the Issuer and the Trustee will not materially interfere with or impair the use and enjoyment of the Facility by the Company and the Facility Tenants as herein provided;

(v)           such minor defects, irregularities, encumbrances, easements, rights of way and clouds on title as normally exist with respect to property similar in character to the Facility as do not, as set forth in a certificate of an Authorized Representative of the Company delivered to the Issuer and the Trustee, either singly or in the aggregate, render title to the Facility unmarketable or materially impair the property affected thereby for the purpose for which it was acquired or purport to impose liabilities or obligations on the Issuer;

(vi)           those exceptions to title to the Facility enumerated in the title insurance policy delivered pursuant to Section 3.7 insuring the Trustee’s mortgagee interest under the Mortgage in the Facility, a copy of which is on file at the offices of the Issuer and at the designated corporate trust office of the Trustee;

(vii)           liens arising by reason of good faith deposits with the Company in connection with the tenders, leases of real estate, bids or contracts (other than contracts for the payment of money), deposits by the Company to secure public or statutory obligations, or to secure, or in lieu of, surety, stay or appeal bonds, and deposits as security for the payment of taxes or assessments or other similar charges;

(viii)           any lien arising by reason of deposits with, or the giving of any form of security to, any governmental entity or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance risks or in connection with workmen’s compensation, unemployment insurance, old age pensions or other social security, or to share in the privileges or benefits required for companies participating in such arrangements;

(ix)           any judgment lien against the Company, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;

(x)           any purchase money security interest in movable personal property, including equipment leases and financing;

(xi)           liens on property due to rights of governmental entities or third party payors for recoupment of excess reimbursement paid;

(xii)           a lien, restrictive declaration or performance mortgage with respect to the operation of the Facility arising by reason of a grant or other funding received by the Company from the City, the State or any governmental entity;

(xiii)           a subordinate mortgage granted by the Company to the Parent, as subordinate mortgagee, in an amount not to exceed $5.3 million, together with an intercreditor agreement among the Trustee, the Company and the subordinate mortgagee in form and substance acceptable to the Trustee; and

(xiv)           any lien, security interest, encumbrances or charge which exists in favor of the Trustee or to which the Trustee shall consent in writing.

Person shall mean an individual or any Entity.

Placement Agent shall mean, in the case of the Initial Bonds, Roosevelt & Cross, Incorporated, New York, New York.

Plans and Specifications shall mean the plans and specifications prepared for the Project by or on behalf of the Company, as amended from time to time by or on behalf of the Company to reflect any remodeling or relocating of the Project or substitutions, additions, modifications and improvements to the Project made by the Company in compliance with this Agreement, said plans and specifications being duly certified by an Authorized Representative of the Company and filed in the designated corporate trust office of the Trustee and available to the Issuer.

Pledge and Security Agreement shall mean the Pledge and Security Agreement, dated as of even date herewith, from the Company to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Pledged Collateral shall have the meaning specified in Section 3.1 of  the Pledge and Security Agreement.

Policy(ies) shall have the meaning specified in Section 7.1(a).

Predecessor Company shall have the meaning specified in Section 7.19(b)(ii).

Preliminary Resolution shall mean the resolution of the Issuer adopted on September 15, 2009 approving the eligibility of the Project to receive an allocation for the issuance of up to $20,000,000 of recovery zone facility bonds to finance the Project.

Principal Account shall mean the special trust account of the Bond Fund so designated, established pursuant to Section 5.01 of the Indenture.

Principals shall mean, with respect to any Entity, the most senior three officers of such Entity, any Person with a ten percent (10%) or greater ownership interest in such Entity, and any Person as shall have the power to Control such Entity, and “principal” shall mean any of such Persons.

Private Placement Memorandum shall mean, in the case of the Initial Bonds, the Private Placement Memorandum, dated July 1, 2010, distributed by the Placement Agent and the Company in connection with the private placement of the Initial Bonds.

Project shall mean the construction, renovation, equipping and furnishing of an approximately 50,000 square foot facility to be leased to retail commercial tenants.

Project Application Information shall mean the eligibility application and questionnaire submitted to the Issuer by or on behalf of the Company, for approval by the Issuer of the Project and the providing of financial assistance by the Issuer therefor, together with all other letters, documentation, reports and financial information submitted in connection therewith.

Project Completion Guaranty Agreement shall mean the Project Completion Guaranty Agreement, dated as of even date herewith, from the Guarantors to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Project Costs shall mean:

(i)           all costs of engineering and architectural services with respect to the Project, including the cost of test borings, surveys, estimates, permits, Plans and Specifications and for supervising demolition, construction and renovation, as well as for the performance of all other duties required by or consequent upon the proper site preparation, construction of, and the making of alterations, renovations, additions and improvements in connection with, the completion of the Project;

(ii)           all costs paid or incurred for labor, materials, services, supplies, machinery, equipment and other expenses and to contractors, suppliers, builders and materialmen in connection with the completion of the Project;

(iii)           the interest on the Bonds during the construction and renovation of the Project until the completion of the Project;

(iv)           payments pursuant to the Ground Lease during the construction and renovation of the Project until the completion of the Project;

(v)           all costs of contract bonds and of insurance that may be required or necessary during the period of Project construction and renovation;

(vi)           all costs of title insurance as provided in Section 3.7;

(vii)           that portion of the mortgage recording tax payable upon the recording of the Mortgage as specified in the Tax Regulatory Agreement as eligible to be financed from the proceeds of the Bonds;

(viii)           the payment of the Costs of Issuance with respect to the Initial Bonds;

(ix)           the payment of the fees and expenses of the Trustee during the period of construction and renovation of the Project;

(x)           all costs which the Company shall be required to pay, under the terms of any contract or contracts, for the completion of the Project, including any amounts required to reimburse the Company for advances made for any item otherwise constituting a Project Cost or for any other costs incurred and for work done which are properly chargeable to the Project; and

(xi)           all other costs and expenses relating to the completion of the Project or the issuance of a Series of Additional Bonds.

“Project Costs” shall not include (i) fees or commissions of real estate brokers; (ii) moving expenses; (iii) amounts payable as rent under the Ground Lease; or (iv) operational costs.

Project Documents shall mean, collectively, the Ground Lease, the Issuer Indemnification Agreement, the Remarketing Agreement, the Bond Placement Agreement, the Facility Leases and the Security Documents.

Project Fee shall mean $125,000, representing the Issuer’s financing fee.

Project Fund shall mean the special trust fund so designated, established pursuant to Section 5.01 of the Indenture.

Project Work shall mean the design and construction of the Improvements in accordance with the Plans and Specifications.

Promissory Note shall mean, with respect to the Initial Bonds, that certain Promissory Note in substantially the form of Exhibit G to this Agreement, and, with respect to any Series of Additional Bonds, that certain Promissory Note in substantially the form of any related Exhibit to an amendment to this Agreement, and shall include in each case any and all amendments thereof and supplements thereto made in conformity with this Agreement and the Indenture.

Purchase Date shall have the meaning assigned to such term in the Indenture.

Purchase Fund shall mean the special trust fund so designated, established pursuant to Section 5.01 of the Indenture.

Purchase Price shall mean an amount equal to the principal amount of any Initial Bond purchased on any Purchase Date, plus accrued interest to the Purchase Date (unless the Purchase Date is an Interest Payment Date, in which case the Purchase Price shall not include accrued interest, which shall be paid in the normal course).

Qualified Investments shall mean, to the extent permitted by applicable law, the following:  (i) obligations of the State or the United States of America, (ii) obligations, the principal and interest of which are guaranteed by the State or the United States of America, (iii) obligations of any agency of the United States of America which may from time to time be legally purchased by savings banks within the State as an investment of funds belonging to them or under their control, (iv) bankers’ acceptances of, or certificates of deposit issued by, or demand, trust or time deposits with, any bank, trust company or national banking association (including the Trustee and any of its affiliates) having undivided capital and surplus aggregating at least $25,000,000, (v) repurchase agreements or other contracts for the purchase and sale of and secured by obligations of the type specified in (i) through (iii) above, (vi) commercial paper of any Person other than the Company or any Affiliate of the Company which has been classified for rating purposes by Moody’s as Prime-1 or by S&P’s as A-1, (vii) money market mutual funds investing in the obligations described in (i), (ii), (iii) or (v) described above, including, without limitation, the JPMorgan Money Market Mutual Funds or any other fund for which the Trustee or an affiliate of the Trustee serves as investment manager, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee or an affiliate of the Trustee receives fees from such funds for services rendered, (y) the Trustee charges and collects fees for services rendered pursuant to this Indenture, which fees are separate from the fees received from such funds, and (z) services performed for such funds and pursuant to the Indenture may at times duplicate those provided to such funds by the Trustee or its affiliates, or (viii) investment agreements or repurchase agreements with any bank, trust company, national banking association (which may include the Trustee or any of its affiliates) or any other financial institution or insurance company or guaranteed thereby, provided that the institution providing such investment agreements or repurchase agreements shall be rated “A” (or its equivalent) or better by a Rating Agency, or the principal amount of such investment agreements or repurchase agreements then outstanding shall be fully secured and collateralized by the pledge and deposit of securities (including wireable securities) described in (i) above or obligations of the Federal National Mortgage Association with a market value equal to one hundred two and one-half percent (102 1/2%) of such principal amount, that the Trustee has a perfected first security interest in the collateral, that the Trustee or any agent has possession of the collateral, and that such obligations are free and clear of claims by third parties.  The investment agreements or repurchase agreements described in (viii) above shall be only of institutions whose capital surplus (or in the case of financial institutions other than banks, net worth) is in excess of $50,000,000.

Rating Agency shall mean any of S&P, Moody’s or Fitch and such other nationally recognized securities rating agency as shall have awarded a rating to the Initial Bonds.

Rating Category shall mean one of the generic rating categories of a Rating Agency without regard to any refinement or gradation of such rating by a numerical modifier or otherwise.

Rebate Fund shall mean the special trust fund so designated, established pursuant to Section 5.01 of the Indenture.

Redemption Account shall mean the special trust account of the Bond Fund so designated, established pursuant to Section 5.01 of the Indenture.

Redemption Date shall mean the date fixed for redemption of Bonds subject to redemption in any notice of redemption given in accordance with the terms of the Indenture.

Redemption Price shall mean, with respect to any Bond or a portion thereof, the principal amount thereof to be redeemed in whole or in part, plus the applicable premium, if any, payable upon redemption thereof pursuant to such Bond or the Indenture.

Remarketing Account shall mean the special trust account of the Purchase Fund so designated, established pursuant to Section 5.01 of the Indenture.

Remarketing Agent shall mean (a) initially, Roosevelt & Cross, Incorporated, New York, New York, and (b) thereafter, any Person meeting the qualifications of and designated from time to time to act as Remarketing Agent for the Initial Bonds under Section 8.9(a) of the Indenture.

Remarketing Agreement shall mean, as of any date, the Remarketing Agreement between the Company and the then Remarketing Agent.

Renewal Fund shall mean the special trust fund so designated, established pursuant to Section 5.01 of the Indenture.

Requested Document Deliverables shall have the meaning set forth in Section 8.9(a).

Required Disclosure Statement shall mean that certain Required Disclosure Statement in the form of Exhibit E — “Form of Required Disclosure Statement”.

S&P shall mean Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., a corporation organized and existing under the laws of the State, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, by notice to the other Notice Parties.

Securities Depository shall mean any securities depository that is a clearing Issuer under federal law operating and maintaining, with its participants or otherwise, a book-entry system to record ownership of book-entry interests in the Bonds, and to effect transfers of book-entry interests in the Bonds in book-entry form, and includes and means initially DTC.

Security Documents shall mean, collectively, this Agreement, the Promissory Note, the Pledge and Security Agreement, the Indenture, the Bond Guaranty Agreement, the Project Completion Guaranty Agreement, the Tax Regulatory Agreement, the Building Loan Agreement and the Mortgage.

Series shall mean all of the Bonds designated as being of the same series authenticated and delivered on original issuance in a simultaneous transaction, and any Bonds thereafter authenticated and delivered in lieu thereof or in substitution therefor pursuant to the Indenture.

Sinking Fund Installment shall mean an amount so designated and which is established for mandatory redemption on a date certain of the Bonds of any Series of Bonds pursuant to the Indenture.  The portion of any such Sinking Fund Installment of a Series of Bonds remaining after the deduction of any amounts credited pursuant to the Indenture toward the same (or the original amount of any such Sinking Fund Installment if no such amounts shall have been credited toward the same) shall constitute the unsatisfied balance of such Sinking Fund Installment for the purpose of calculation of Sinking Fund Installments of such Series of Bonds due on a future date.

Sinking Fund Installment Account shall mean the special trust account of the Bond Fund so designated, which is established pursuant to Section 5.01 of the Indenture.

Sign shall have the meaning specified in Section 7.4.

State shall mean the State of New York.

Successor Company shall have the meaning specified in Section 7.19(b)(ii).

Supplemental Indenture shall mean any indenture supplemental to or amendatory of the Indenture, executed and delivered by the Issuer and the Trustee in accordance with Article XI of the Indenture.

Tax Prohibited Uses shall mean rental of residential property for family units, any private or commercial golf course, any airplane, skybox or other private luxury box, health club facility, country club, massage parlor, hot tub facility, suntan facility, racetrack or other facility used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises, or any other use as shall not constitute a permitted use for recovery zone facility bonds under the Code.

Tax Regulatory Agreement shall mean the Tax Regulatory Agreement, dated the Closing Date, from the Issuer and the Company to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Tender Agent shall mean initially, The Bank of New York Mellon, New York, New York, and any successor tender agent appointed pursuant to Section 9.11 of the Indenture.

Termination Date shall mean such date on which this Agreement may terminate pursuant to its terms and conditions prior to the Expiration Date.

Transfer shall have the meaning specified in Section 7.19(a)(iv).

Trust Estate shall mean all property, interest, revenues, funds, contracts, rights and other security granted to the Trustee under the Security Documents.

Trustee shall mean The Bank of New York Mellon, New York, New York in its capacity as trustee under the Indenture, and its successors in such capacity and their assigns hereafter appointed in the manner provided in the Indenture.

VENDEX shall mean such background information as the Company is required to provide the City and as is required to establish that the relevant party is not a “Prohibited Person”, as such term is generally defined by the City.

Section 1.2.      Construction.  In this Agreement, unless the context otherwise requires:

(a)           The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms, as used in this Agreement, refer to this Agreement, and the term “hereafter” shall mean after, and the term “heretofore” shall mean before, the Commencement Date.

(b)           Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

(c)           Words importing persons shall include firms, associations, partnerships (including limited partnerships and limited liability partnerships), trusts, corporations, limited liability companies and other legal entities, including public bodies, as well as natural persons.

(d)           Any headings preceding the texts of the several Articles and Sections of this Agreement, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

(e)           Unless the content indicates otherwise, references to designated “Exhibits”, “Articles”, “Sections”, “Subsections”, “clauses” and other subdivisions are to the designated Exhibits, Articles, Sections, Subsections, clauses and other subdivisions of or to this Agreement.

(f)           The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(g)           The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(h)           Any definition of or reference to any agreement, instrument or other document herein shall be construed to refer to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein).

(i)           Any reference to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s successors and assigns or such Person’s successors in such capacity, as the case may be.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1.           Representations and Warranties by Issuer.  The Issuer  makes the following representations and warranties:

(i)           The Issuer is a local development corporation created pursuant to the Not-for-Profit Corporation Law of the State at the direction of the Mayor of the City, and is duly organized and validly existing under the laws of the State.

(ii)           Assuming the accuracy of representations made by the Company and by the Parent, the Issuer is authorized and empowered to enter into the transactions contemplated by this Agreement and any other Project Documents to which the Issuer is a party, to carry out its obligations hereunder and thereunder, and to issue and sell the Initial Bonds.

(iii)           By proper action of its board of directors, the Issuer has duly authorized the execution and delivery of this Agreement and each of the other Project Documents to which the Issuer is a party.

(iv)           In order to finance a portion of the cost of the Project, the Issuer proposes to issue the Initial Bonds in the Authorized Principal Amount.  The Initial Bonds will mature, bear interest, be redeemable and have the other terms and provisions set forth in the Indenture.

(v)           The Facility is located in a recovery zone designated by the Issuer and ratified by the Mayor of the City.

(vi)           The Mayor of the City has confirmed the findings of the Issuer as required under the Issuer’s Organizational Documents.

(vii)           The Issuer has all requisite power, authority and legal right to execute and deliver the Project Documents to which it is a party and all other instruments and documents to be executed and delivered by the Issuer pursuant hereto and thereto and to perform its obligations under the Project Documents and all such other instruments and documents to which it is a party.  All corporate action on the part of the Issuer which is required for the execution, delivery, performance and observance by the Issuer of the Project Documents and all such other instruments and documents to which it is a party has been duly authorized and effectively taken, and such execution, delivery, performance and observance by the Issuer do not contravene the Issuer’s Organizational Documents or any applicable Legal Requirements or any contractual restriction binding on or affecting the Issuer.

(viii)           There is no action or proceeding before any court, governmental agency or arbitrator pending or, to the knowledge of the Issuer, threatened against the Issuer which seeks (i) to restrain or enjoin the issuance or delivery of the Initial Bonds, the pledge and grant of the Trust Estate or the collection of any revenues pledged under the Indenture, (ii) to contest or affect in any way the authority for the issuance of the Initial Bonds or the validity of any of the Project Documents, or (iii) to contest in any way the existence or powers of the Issuer.

Section 2.2.           Representations and Warranties by the Company.  The Company makes the following representations and warranties:

(a)           The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and in good standing under the laws of the State, is not in violation of any provision of any of the Company’s Organizational Documents, has the requisite power and authority to own its property and assets, to carry on its business as now being conducted by it and to execute, deliver and perform this Agreement and each other Project Document to which it is or shall be a party.

(b)           This Agreement and the other Project Documents to which the Company is a party (x) have been duly authorized by all necessary action on the part of the Company, (y) have been duly executed and delivered by the Company, and (z) constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

(c)           The execution, delivery and performance of this Agreement and each other Project Document to which the Company is or shall be a party and the consummation of the transactions herein and therein contemplated will not (x) violate any provision of law, any order of any court or agency of government, or any of the Company’s Organizational Documents, or any indenture, agreement or other instrument to which the Company is a party or by which it or any of its property is bound or to which it or any of its property is subject, (y) be in conflict with or result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument or (z) result in the imposition of any lien, charge or encumbrance of any nature whatsoever other than Permitted Encumbrances.

(d)           There is no action or proceeding pending or, to the best of the Company’s knowledge, after diligent inquiry, threatened, by or against the Company by or before any court or administrative agency that would adversely affect the ability of the Company to perform its obligations under this Agreement or any other Project Document to which it is or shall be a party.

(e)           The financial assistance provided by the Issuer to the Company as contemplated by this Agreement is necessary to induce the Company to proceed with the Project.

(f)           The transactions contemplated by this Agreement shall not result in the removal of any facility or plant of the Company or any other occupant or user of the Facility from one area of the State outside of the City to within the City or in the abandonment of one or more facilities or plants of the Company or any other occupant or user of the Facility located within the State, but outside of the City; provided, however, that neither restriction shall apply if the Issuer shall determine on the basis of the application before it that the Project is reasonably necessary to discourage the Facility occupant or user from removing such other plant or facility to a location outside the State or is reasonably necessary to preserve the competitive position of the Facility occupant or user in its respective industry.

(g)           Undertaking the Project is anticipated to serve the corporate purposes of the Issuer by increasing the overall number of permanent, private sector jobs in the State.

(h)           No funds of the Issuer shall be used by the Company in connection with the transactions contemplated by this Agreement for the purpose of preventing the establishment of an industrial or manufacturing plant or for the purpose of advertising or promoting materials which depict elected or appointed government officials in either print or electronic media, nor shall any funds of the Issuer be given hereunder to any group or organization which is attempting to prevent the establishment of an industrial or manufacturing plant within the State.

(i)           No Person other than the Company and Facility Tenants (and their respective invitees) is or will be in use, occupancy or possession of any portion of the Facility.

(j)           The Company has obtained all authorizations, consents and approvals of governmental bodies or agencies required to be obtained by it as of the Commencement Date in connection with the execution and delivery of this Agreement and each other Project Document to which it shall be a party or in connection with the performance of its obligations hereunder and under each of the Project Documents.

(k)           The Project will be designed, and the operation of the Facility will be, in compliance with all applicable Legal Requirements.

(l)           The Company is in compliance, and will continue to comply, with all applicable Legal Requirements relating to the Project, the Project Work and the operation of the Facility.

(m)           The Company has delivered to the Issuer a true, correct and complete copy of the Environmental Audit.

(n)           The Company has not used Hazardous Materials on, from, or affecting the Facility in any manner that violates any applicable Legal Requirements governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and except as set forth in the Environmental Audit, to the best of the Company’s knowledge, no prior owner or occupant of the Facility has used Hazardous Materials on, from, or affecting the Facility in any manner that violates any applicable Legal Requirements.

(o)           The estimated cost of the Project is $24,220,000.  Expenses for supervision by the officers or employees of the Company or its Affiliates and expenses for work done by such officers or employees in connection with the Project will be included as a Project Cost only to the extent that such Persons dedicated their time exclusively for such particular purpose, the expenses do not exceed the actual cost thereof and are to be treated on the books of the Company as a capital expenditure in conformity with GAAP.  Any costs incurred with respect to that part of the Project paid from the proceeds of the sale of the Initial Bonds shall be treated on the books of the Company as capital expenditures in conformity with GAAP.

(p)           The total cost of the Project Work being funded with the Initial Bonds is not less than the Authorized Principal Amount.  That portion of the cost of the Project as shall not derive from the proceeds of the Initial Bonds shall be provided from equity on the part of the Company and/or the Parent.  The amounts provided to the Company from the proceeds of the Initial Bonds, together with other moneys available to the Company and/or the Parent, are sufficient to pay all costs in connection with the completion of the Project.

(q)           All of the Land comprises one complete tax lot and no portion of any other tax lot that is not part of the Land.

(r)           Subject to Section 3.5 and Article V, no property constituting part of the Facility shall be located at any site other than at the Facility.

(s)           The Completed Improvements Rentable Square Footage and the Land Square Footage (as each are set forth in Section 1.1) are true and correct.

(t)           The Fiscal Year (as set forth in Section 1.1) is true and correct.

(u)           None of the Company, the Principals of the Company, or any Person that directly or indirectly Controls, is Controlled by, or is under common Control with the Company:

(i)           is in default or in breach, beyond any applicable grace period, of its obligations under any written agreement with the Issuer, the NYCIDA, the NYCEDC or the City, unless such default or breach has been waived in writing by the Issuer, the NYCIDA, the NYCEDC or the City, as the case may be;

(ii)           has been convicted of a felony and/or any crime involving moral turpitude in the ten (10) preceding years;

(iii)           has received written notice of default in the payment to the City of any taxes, sewer rents or water charges in excess of $5,000 that has not been cured or satisfied, unless such default is then being contested with due diligence in proceedings in a court or other appropriate forum; or

(iv)           has, at any time in the three (3) preceding years, owned any property which, while in the ownership of such Person, was acquired by the City by in rem tax foreclosure, other than a property in which the City has released or is in the process of releasing its interest to such Person pursuant to the Administrative Code of the City.

(v)           The Project Application Information was true, correct and complete as of the date submitted to the Issuer, and no event has occurred or failed to occur since such date of submission which would cause any of the Project Application Information to include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make such statements not misleading.

(w)           The Principals of the Company and of the Parent, and their respective ownership interests in and titles to the Company and the Parent, as set forth in Exhibit C — “Principals of Company and Parent”, are true, correct and complete.

(x)           The representations, warranties, covenants and statements of expectation of the Company set forth in the Tax Regulatory Agreement are by this reference incorporated in this Agreement as though fully set forth herein.

(y)           The property included in the Project is either property of the character subject to the allowance for depreciation under Section 167 of the Code, or land.

(z)           Except as may be expressly permitted under the Tax Regulatory Agreement, no part of the proceeds of the Initial Bonds will be used to finance inventory or will be used for operational or non-capital costs or for working capital, or will be used for any other property not constituting part of the Facility.

(aa)           No Project Cost to be reimbursed from the proceeds of the Initial Bonds relates to property constructed, reconstructed, renovated or acquired by purchase by the Company (or any of its Affiliates) prior to July 17, 2009.

(bb)           The original use of any of the property to comprise part of the Facility commenced with the Company.

(cc)           Substantially all of the use of the property comprising the Facility is within a “Recovery Zone” designated by the Issuer (and ratified by the Mayor of the City), and the Facility will be used by the Company in such “Recovery Zone” in the active conduct of a “qualified business” (as defined in Section 1400U-3(c) of the Code) by the Company.

(dd)           No portion of the proceeds of the Initial Bonds is intended to be used to provide any “profit” to an Entity affiliated with, or related to, the Company.

(ee)           No portion of the Facility is intended to be used or otherwise made available for a Tax Prohibited Use or for use by a not-for-profit corporation.

(ff)           The Ground Lease continues in full force and effect as the legal, valid and binding obligation of the Company without default by the Company or, to the knowledge of the Company, by the City thereunder.  The Company has neither received nor delivered any notice of default or termination thereunder, and the initial term of the Ground Lease expires on August 26, 2078.  Pursuant to the Ground Lease, the Company has a valid leasehold estate in the Facility.

(gg)           No Facility Leases exist as of the Closing Date.

(hh)           The Company does not intend to engage in any business or enterprise other than (x) the design, acquisition, construction, renovation, equipping, furnishing, leasing, operation, maintenance and management of the Facility, (y) the performance of its obligations under the Ground Lease and all other Project Documents to which it is a party, and all other agreements relating to the Facility and its financing, construction, equipping, leasing, management, maintenance, repair, restoration, improvement and operation, and (z) activities in furtherance thereof or ancillary or reasonably related thereto.

(ii)           The Company has obtained all consents, approvals, authorizations, permits, licenses, certificates and orders of any governmental or regulatory authority that are required for the construction, leasing, operation and maintenance of the Facility, including, without limitation, any and all required building permits, except for any other thereof that cannot be (or, in accordance with prevailing industry practices, are not customarily) obtained until a later stage of construction of the Facility or completion of the Facility, none of which the Company has any reason to believe will not be granted or will be unduly delayed.

(jj)           The Company has no present intention to sell, directly or indirectly, in whole or in part, its interest in the Facility.

ARTICLE III

THE PROJECT; MAINTENANCE; REMOVAL OF PROPERTY
AND TITLE INSURANCE

Section 3.1.           Agreement to Undertake Project.

The Company covenants and agrees to undertake and complete the Project Work in accordance with the Ground Lease and this Agreement, including, without limitation:

(i)           effecting the Project Work,

(ii)           making, executing, acknowledging and delivering any contracts, orders, receipts, writings and instructions with any other Persons, and in general doing all things which may be requisite or proper, all for the purposes of undertaking the Project Work,

(iii)           paying all fees, costs and expenses incurred in the Project Work from funds made available therefor in accordance with or as contemplated by this Agreement and the Indenture, and

(iv)           asking, demanding, suing for, levying, recovering and receiving all such sums of money, debts due and other demands whatsoever that may be due, owing and payable to the Company under the terms of any contract, order, receipt or writing in connection with the Project Work and to enforce the provisions of any contract, agreement, obligation, bond or other performance security entered into or obtained in connection with the Project Work.

Section 3.2.           Manner of Project Completion.

(a)           The Company will substantially complete the Project Work, or cause the Project Work to be substantially completed, and effect “Complete Construction of the Building” (as defined in the Ground Lease) by the Completion Date, in accordance with this Agreement, the Plans and Specifications and the Ground Lease, in a first class workmanlike manner, substantially free of defects in materials and workmanship (including latent defects); provided, however, that subject to the Ground Lease, the Company may revise the scope of the Project Work, subject to the prior written consents of the Issuer and the Trustee (which consents shall not be unreasonably withheld, delayed or conditioned).

(b)           In undertaking the Project Work, the Company shall take such action and institute such proceedings as shall be necessary to cause and require all contractors, manufacturers and suppliers to complete their agreements relating to the Project Work in accordance with the terms of the contracts therefor including the correction of any defective work.  Upon request, the Company will extend to the Issuer and the Trustee all vendors’ warranties received by the Company in connection with the Project, including any warranties given by contractors, manufacturers or service organizations who perform Project Work.

(c)           Project Costs shall be paid from the Project Fund or other funds provided by the Company or the Parent.  In the event that moneys in the Project Fund are not sufficient to pay the costs necessary to complete the Project in full, the Company shall pay that portion of such costs of the Project as may be in excess of the moneys therefor in the Project Fund and shall not be entitled to any reimbursement therefor from the Issuer, the Trustee or the Holders of any of the Bonds (except from the proceeds of Additional Bonds which may be issued for that purpose), nor shall the Company be entitled to any diminution of the loan payments payable or other payments to be made under this Agreement, under the Promissory Note, under the Bond Guaranty Agreement or under any other Project Document.  All expenses incurred by the Company or the Issuer in connection with the performance of its obligations under this Section to be considered a Project Cost.  Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing, after deduction of expenses incurred in such recovery, if recovered prior to the date of completion of the Project, shall be deposited into the Construction Account of the Project Fund and made available for payment of Project Costs, or if recovered after such date of completion, be deposited in the Redemption Account of the Bond Fund.

(d)           The Company shall pay all taxes and charges payable in connection with the Project Work, including all shipping and delivery charges and other expenses or claims incurred in connection with the Project Work.

(e)           The Company will perform or cause to be performed the Project Work in accordance with the Plans and Specifications, the Ground Lease and all applicable Legal Requirements and with the conditions and requirements of all policies of insurance with respect to the Facility and the Project Work.  Promptly upon finishing of the Project Work and the completion of the Improvements, the Company will obtain or cause to be obtained all required permits, authorizations and licenses from appropriate authorities, if any be required, authorizing the occupancy, operation and use of the Facility as an Approved Facility and shall furnish copies of same to the Trustee immediately after the receipt thereof upon demand by the Trustee and to the Issuer immediately upon demand therefor.

(f)           Upon completion of the Project Work, the Company shall evidence completion of the Project by delivering to the Issuer and the Trustee a certificate of an Authorized Representative of the Company in substantially the form set forth in Exhibit F – “Form of Project Completion Certificate”, together with all attachments required thereunder.

(g)           Upon request by the Issuer or the Trustee, the Company shall make available to the Issuer and the Trustee copies of any bills, invoices or other evidences of costs as shall have been incurred in the effectuation of the Project Work.

Section 3.3.           Maintenance.  a) During the term of this Agreement, the Company will:

(i)           keep the Facility in good and safe operating order and condition, ordinary wear and tear excepted,

(ii)           cause the Facility to be occupied, used and operated, as the Approved Facility, and

(iii)           make or cause to be made all replacements, renewals and repairs thereto (whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen) necessary to ensure that (x) the interest on the Bonds shall not cease to be excludable from gross income for federal income tax purposes, (y) the operations of the Company at the Facility shall not be materially impaired or diminished, and (z) the security for the Bonds shall not be materially impaired.

(b)           All replacements, renewals and repairs shall be similar in utility to the original work and be made and installed in compliance with all applicable Legal Requirements.

(c)           The Issuer shall be under no obligation to replace, service, test, adjust, erect, maintain or effect replacements, renewals or repairs of the Facility, to effect the replacement of any inadequate, obsolete, worn out or unsuitable parts of the Facility, or to furnish any utilities or services for the Facility, and the Company hereby agrees to assume full responsibility therefor.

Section 3.4.           Alterations and Improvements.

(a)           The Company shall have the privilege of making such alterations of or additions to the Facility (“Additional Improvements”) or any part thereof from time to time as it in its discretion may determine to be desirable for its uses and purposes, provided that:

(i)           as a result of the Additional Improvements, the fair market value of the Facility is not reduced below its value before the Additional Improvements are made and the usefulness, structural integrity or operating efficiency of the Facility is not materially impaired,

(ii)           the Additional Improvements are effected with due diligence, in a good and workmanlike manner and in compliance with all applicable Legal Requirements,

(iii)           the Additional Improvements are promptly and fully paid for by the Company (or on its behalf) in accordance with the terms of the applicable contract(s) therefor,

(iv)           the Additional Improvements do not change the nature of the Facility so that it would not constitute the Approved Facility, and

(v)           the Additional Improvements are effected in accordance with the Ground Lease.

(b)           All Additional Improvements shall constitute a part of the Facility, subject to the Ground Lease, this Agreement and the Mortgage.

(c)           The Company shall have the right to install or permit to be installed at the Facility, machinery, equipment and other personal property at the Company’s own cost and expense (the “Company’s Property”).  Once so installed, the Company’s Property shall not constitute part of the Facility or of the Pledged Collateral and shall not be subject to this Agreement, nor constitute part of the Facility, or subject to the lien and security interest of the Mortgage or of the Pledge and Security Agreement, provided that the same is not made fixtures appurtenant to the Facility.  The Company shall have the right to create or permit to be created any mortgage, encumbrance, lien or charge on, or conditional sale or other title retention agreement with respect to, the Company’s Property, without the consent of or notice to the Issuer or the Trustee.

Section 3.5.           Removal of Property of the Facility.

(a)           Subject to the Ground Lease, the Company shall have the right from time to time to remove from the Facility any fixture constituting part of the Facility (in any such case, the “Existing Facility Property”) and thereby removing such Existing Facility Property from this Agreement, and the lien and security interest of the Mortgage, provided, however:

(i)           such Existing Facility Property is substituted or replaced by property (y) having equal or greater fair market value, operating efficiency and utility and (z) free of all mortgages, liens, charges, encumbrances, claims and security interests other than Permitted Encumbrances, or

(ii)           if such Existing Facility Property is not to be substituted or replaced by other property but is instead to be sold, scrapped, traded-in or otherwise disposed of in an arms’-length bona fide transaction for consideration, the Company shall pay to the Trustee for deposit in the Redemption Account of the Bond Fund and thereby cause a redemption of Bonds to be effected in an amount (to the nearest integral multiple of Authorized Denomination) equal to the amounts derived from such sale or scrapping, the trade-in value credit received or the proceeds received from such other disposition; provided that no such redemption shall be required when such amount received in connection with any removal or series of removals does not exceed, in the aggregate, $25,000.

No such removal set forth in paragraph (i) or (ii) above shall be effected if (v) such removal would cause the interest on the Bonds to cease to be excludable from gross income for federal income tax purposes, (w) such removal would change the nature of the Facility as the Approved Facility, (x) such removal would materially impair the usefulness, structural integrity or operating efficiency of the Facility, (y) such removal would materially reduce the fair market value of the Facility below its value immediately before such removal (except by the amount by which the Bonds are to be redeemed as provided in paragraph (ii) above), or (z) there shall exist and be continuing an Event of Default hereunder.  Any amounts received pursuant to paragraph (ii) above in connection with any removal or series of removals, which are not in excess of $25,000, shall be retained by the Company.

(b)           The removal from the Facility of any Existing Facility Property pursuant to the provisions of Section 3.5(a) shall not entitle the Company to any abatement or reduction in the loan payments and other amounts payable by the Company under this Agreement, under the Promissory Note or under any other Project Document.

Section 3.6.           Implementation of Additional Improvements and Removals.

(a)           The Company agrees to pay all costs and expenses (including reasonable counsel fees) in subjecting to, or releasing from, this Agreement and the lien and security interest of the Mortgage, any property installed or placed on, or removed from, the Facility as part of the Facility pursuant to Section 3.4 or 3.5.

(b)           Reference is made to Section 7.14(d) and (e) pursuant to which the Company has agreed to furnish a report or certificate to the Issuer of any action taken by the Company pursuant to the provisions of Section 3.4 or 3.5.

Section 3.7.           Title Insurance.  On or prior to the Closing Date, the Company will obtain and deliver (y) to the Trustee a mortgagee title insurance policy in an amount not less than the Authorized Principal Amount insuring the Trustee’s interest under the Mortgage as holder of mortgage liens on the Facility, subject only to Permitted Encumbrances, and (z) a current or updated survey of each of the Land and the Improvements certified to the Issuer and the Trustee and to the title company issuing such title insurance policies.  The title insurance policy shall be subject only to Permitted Encumbrances and shall provide for, among other things, the following:  (1) full coverage against mechanics’ liens; (2) no exceptions other than those approved by the Issuer and the Trustee; (3) an undertaking by the title insurer to provide the notice of title continuation or endorsement; and (4) such other matters as the Issuer and/or the Trustee shall request.  Any proceeds of such mortgagee title insurance (subject to the provisions of the Ground Lease) shall be paid to the Trustee for deposit in the Renewal Fund and applied to remedy the applicable defect in title in respect of which such proceeds shall be derived (including the reimbursement to the Company for any costs incurred by the Company in remedying such defect in title).  If not so capable of being applied or if a balance remains after such application, the amounts in the Renewal Fund shall be transferred by the Trustee to the Redemption Account of the Bond Fund and used to redeem an equivalent principal amount of the Initial Bonds to the nearest integral multiple of Authorized Denominations.

ARTICLE IV

LOAN; PAYMENT PROVISIONS

Section 4.1.           Loan of Proceeds.  The Issuer agrees, upon the terms and conditions contained in this Agreement and the Indenture, to make the Loan and lend to the Company an amount equal to the principal amount of the Initial Bonds.  The loan shall be made by depositing on the Closing Date the proceeds from the sale of the Initial Bonds into the Project Fund in accordance with Section 4.01 of the Indenture.  Such proceeds shall be disbursed to or on behalf of the Company as provided in Section 3.2(c) and Section 5.02 of the Indenture.  The Company’s obligation to repay the Loan shall be evidenced by this Agreement and the Promissory Note.

Section 4.2.          Duration of Term.  The term of this Agreement shall commence on the Commencement Date and shall expire at 11:58 p.m. (New York City time) on the earlier of the Expiration Date or the Termination Date, if any; provided, however, that neither the occurrence of the Expiration Date or the Termination Date shall by itself release the Company from its obligations under the Promissory Note or this Agreement.

Section 4.3.           Loan Payments; Pledge of this Agreement and of the Promissory Note.

(a)           The Company covenants to pay the Promissory Note and repay the Loan made pursuant to this Agreement by making loan payments which the Issuer agrees shall be paid in immediately available funds by the Company directly to the Trustee for deposit in the Bond Fund (except to the extent that amounts are on deposit in the applicable Account of the Bond Fund and available therefor) in an amount equal to the sum of:

(i)           with respect to interest due and payable on the Initial Bonds, on each Loan Payment Date, an amount equal to the interest next becoming due on the Initial Bonds on the immediately succeeding Interest Payment Date;

(ii)           with respect to principal due on the Initial Bonds (other than such principal amount as shall become due as a mandatory Sinking Fund Installment payment), on that Loan Payment Date as shall immediately precede the final maturity date of the Initial Bonds, an amount sufficient to pay the principal of the Initial Bonds Outstanding becoming due on such final maturity date of the Initial Bonds; provided, however, that in the event of the acceleration of the principal of the Initial Bonds, a loan payment in the amount of the principal amount of the Bonds Outstanding (together with all interest accrued thereon to the date of payment), shall be due and payable on such date of acceleration;

(iii)           with respect to Sinking Fund Installment payments due on the Initial Bonds, on each Loan Payment Date an amount equal to the Sinking Fund Installment of the Initial Bonds Outstanding next becoming due on the immediately succeeding Sinking Fund Installment payment date;

(iv)           on each Redemption Date, with respect to the Redemption Price (other than by Sinking Fund Installments) due and payable on the Initial Bonds, whether as an optional or mandatory redemption, an amount equal to the Redemption Price together with accrued interest on the Initial Bonds being redeemed on such redemption date; and

(v)           with respect to interest due and payable on the Initial Bonds, the Company shall further pay such additional amounts as set forth in the Indenture in the event of the occurrence of a Determination of Taxability with respect to the Initial Bonds or an Event of Default under the Indenture.

(b)           In the event the Company should fail to make or cause to be made any of the payments required under the foregoing provisions of this Section, the item or installment not so paid shall continue as an obligation of the Company until the amount not so paid shall have been fully paid.

(c)           The Company has the option to make advance loan payments for deposit in the Bond Fund to effect the retirement, defeasance or redemption of the Bonds in whole or in part, all in accordance with the terms of the Indenture; provided, however, that unless the Holders of one hundred percent (100%) of the Bonds Outstanding shall have consented thereto, no partial redemption of the Bonds may be effected through advance loan payments hereunder if there shall exist and be continuing an Event of Default.  In making any such advance loan payments, the Company shall have the right to direct the Trustee in crediting Sinking Fund Installments, all in accordance with the Indenture.  The Company shall exercise its option to make such advance loan payments by delivering a written notice of an Authorized Representative of the Company to the Trustee in accordance with the Indenture, with a copy to the Issuer, setting forth (i) the amount of the advance loan payment, (ii) the principal amount of Bonds Outstanding requested to be redeemed with such advance loan payment (which principal amount shall be in such minimum amount or integral Authorized Denomination as shall be permitted in the Indenture), and (iii) the date on which such principal amount of Bonds are to be redeemed (which date shall be not earlier than forty-five (45) days after the date of such notice).  In the event the Company shall exercise its option to make advance loan payments to effect the redemption in whole of the Bonds, and such redemption is expressly permitted under the Indenture as a result of the damage, destruction or condemnation of the Facility, or changes in law, or executive or judicial action, the Company shall further deliver to the Issuer and the Trustee a certificate of an Authorized Representative of the Company stating that, as a result of the occurrence of the event giving rise to such redemption, the Company has discontinued, or at the earliest practicable date will discontinue, its operation of the Facility for its intended purposes.  Such advance loan payment shall be paid to the Trustee in legal tender, for deposit in the Redemption Account of the Bond Fund on or before the Redemption Date and shall be an amount which, when added to the amounts on deposit in the Bond Fund and available therefor, will be sufficient to pay the Redemption Price of the Bonds to be redeemed, together with interest to accrue to the date of redemption and all expenses of the Issuer, the Trustee, the Bond Registrar, the Tender Agent, the Paying Agents and the Remarketing Agent in connection with such redemption.  In the event the Bonds are to be redeemed in whole or otherwise retired, the Company shall further pay on or before such Redemption Date, in legal tender, to the Issuer, the Trustee, the Bond Registrar, the Tender Agent, the Paying Agents and the Remarketing Agent, all fees and expenses owed such party or any other party entitled thereto under this Agreement or the Indenture together with (i) all other amounts due and payable under this Agreement and the other Security Documents, and (ii) any amounts required to be rebated to the Federal government pursuant to the Indenture or the Tax Regulatory Agreement.

(d)           At its option, to be exercised on or before the forty-fifth (45th) day next preceding the date any Bonds of a Series are to be redeemed from mandatory Sinking Fund Installments, the Company may deliver to the Trustee Bonds of such Series which are subject to mandatory Sinking Fund Installment redemption in an aggregate principal amount not in excess of the principal amount of Bonds of such Series to be so redeemed on such date.  Each such Bond so delivered shall be credited by the Trustee at one hundred percent (100%) of the principal amount thereof against the obligation of the Issuer on such Sinking Fund Installment payment date and any excess over such Sinking Fund Installment shall be credited on future Sinking Fund Installments in direct chronological order, and the principal amount of Bonds to be redeemed by operation of the mandatory Sinking Fund Installments shall be accordingly reduced.

(e)           In the event Defaulted Interest (as defined in Section 2.02(f) of the Indenture) shall become due on any Initial Bond, the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Initial Bond and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with Section 2.02(e) of the Indenture), and shall deposit with the Trustee at the time of such notice an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment.

(f)           No further loan payments need be made to the Issuer on account of the Bonds during the term of this Agreement when and so long as the amount of cash and/or Defeasance Obligations on deposit in the Bond Fund is sufficient to satisfy and discharge the obligations of the Issuer under the Indenture and pay the Bonds as provided in Article X of the Indenture.

(g)           Any amounts remaining in the Earnings Fund, the Rebate Fund, the Bond Fund, the Advance Interest Deposit Fund, the Project Fund or the Renewal Fund upon the expiration or sooner termination of the term of this Agreement as provided in this Agreement, after payment in full of (i) the Bonds (in accordance with Article X of the Indenture), (ii) the fees, charges and expenses of the Issuer, the Trustee, the Bond Registrar, the Tender Agent, the Paying Agents and the Remarketing Agent in accordance with the Indenture, (iii) all loan payments and all other amounts payable hereunder and under the Promissory Note, and after all amounts required to be rebated to the Federal government pursuant to the Tax Regulatory Agreement or the Indenture, and (iv) all amounts required to be paid under any Project Document (other than the Ground Lease), shall have been so paid, shall belong to and be paid to the Company by the Trustee as overpayment of the Loan.

(h)           In the event that the Company fails to make any loan payment required in this Section 4.3, the installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid.

(i)           Notwithstanding anything in the foregoing to the contrary, if the amount on deposit and available in the Bond Fund is not sufficient to pay the principal of, Sinking Fund Installments for, redemption premium, if any, and interest on the Bonds when due (whether at maturity or by redemption or acceleration or otherwise as provided in the Indenture), the Company shall forthwith pay the amount of such deficiency in immediately available funds to the Trustee for deposit in the Bond Fund.

Section 4.4.           Payment of Purchase Price.  b) The Company agrees, as provided in Section 2.03 of the Indenture, to pay loan payments to the Tender Agent, for the account of the Issuer, equal to all amounts necessary for the purchase of Initial Bonds pursuant to such Section but not deposited with the Tender Agent by the Remarketing Agent from the proceeds of the remarketing of the Initial Bonds under Section 2.03 of the Indenture.  Each such payment by the Company to the Tender Agent in accordance with this Section shall be in immediately available funds and paid to the Tender Agent at its principal office by 2:30 p.m., New York City time, on each Purchase Date.  The Company further agrees to pay such immediately available funds to the Tender Agent at the times and in the manner specified in the Indenture.

(b)           The Company acknowledges that it and its Affiliates shall have no title to or interest in, beneficial or otherwise, and no right to control, any proceeds of the remarketing of Initial Bonds, all of which shall be held in trust by the Trustee or the Tender Agent for the sole benefit of the Holders of the Initial Bonds.

(c)           The Company hereby approves and agrees to be bound by the provisions of the Indenture regarding the purchase, offer, sale and delivery of Initial Bonds tendered for purchase thereunder, including particularly those set forth in Articles II, V and IX of the Indenture.  The Company shall have all of the rights and obligations provided in the Indenture with respect to the Company in connection with such transactions and the appointment of the Tender Agent and the Remarketing Agent thereunder.  The Issuer shall have no obligation or responsibility with respect to the purchase of Initial Bonds or any related arrangements, except that the Issuer at the expense of the Company shall cooperate in the making of any such arrangements.

(d)           Upon the occurrence of an Interest Rate Change pursuant to Section 2.03 of the Indenture, the Company shall deliver or cause to be delivered the notice, the Favorable Opinion of Bond Counsel (if so required under the Indenture) and such other documents required under the Indenture in connection with such re-set, all as provided in Section 2.03 of the Indenture

Section 4.5.           Loan Payments and Other Payments Payable Absolutely Net.  The obligation of the Company to pay the loan payments and other payments under this Agreement and the Promissory Note shall be absolutely net to the Issuer and to the Trustee without any abatement, recoupment, diminution, reduction, deduction, counterclaim, set-off or offset whatsoever, so that this Agreement and the Promissory Note shall yield, net, to the Issuer and to the Trustee, the loan payments and other payments provided for herein, and all costs, expenses and charges of any kind and nature relating to the Facility, arising or becoming due and payable during or after the term of this Agreement, shall be paid by the Company and the Indemnified Parties shall be indemnified by the Company for, and the Company shall hold the Indemnified Parties harmless from, any such costs, expenses and charges.

Section 4.6.           Nature of Company’s Obligation Unconditional.  The Company’s obligation under this Agreement and the Promissory Note to pay the loan payments and all other payments provided for in this Agreement and in the Promissory Note shall be absolute, unconditional and a general obligation of the Company, irrespective of any defense or any rights of set-off, recoupment or counterclaim or deduction and without any rights of suspension, deferment, diminution or reduction it might otherwise have against the Issuer, the Trustee or the Holder of any Bond and the obligation of the Company shall arise whether or not (y) the Project has been completed as provided in this Agreement, or (z) any provider of a credit facility or liquidity facility with respect to the Bonds shall be honoring its obligations thereunder.  The Company will not suspend or discontinue any such payment or terminate this Agreement (other than such termination as is provided for hereunder), or suspend the performance or observance of any covenant or agreement required on the part of the Company hereunder, for any cause whatsoever, and the Company waives all rights now or hereafter conferred by statute or otherwise to quit, terminate, cancel or surrender this Agreement or any obligation of the Company under this Agreement except as provided in this Agreement or to any abatement, suspension, deferment, diminution or reduction in the loan payments or other payments hereunder or under the Promissory Note.

Section 4.7.           Advances by the Trustee.  In the event the Company fails to make any payment or to perform or to observe any obligation required of it under this Agreement, under the Promissory Note or under any other Security Document, the failure of which payment, or performance or observance of which obligation, would materially adversely affect the security for the Bonds, the Trustee, after first notifying the Company in writing of any such failure on its part (except that no prior notification of the Company shall be required in the event of an emergency condition that, in the reasonable judgment of the Trustee, necessitates immediate action), may (but shall not be obligated to), and without waiver of any of the rights of the Trustee under this Agreement or any other Security Document to which the Trustee is a party, make such payment or otherwise cure any failure by the Company to perform and to observe its other obligations hereunder or thereunder.  All amounts so advanced therefor by the Trustee shall become an additional obligation of the Company to the Trustee, which amounts, together with interest thereon at the rate of twelve percent (12%) per annum, compounded daily, from the date advanced, the Company will pay upon demand therefor by the Trustee.  Any remedy vested in the Trustee herein or in any other Security Document for the collection of the loan payments or other payments or amounts due hereunder, under the Promissory Note or under any other Security Document shall also be available to the Trustee for the collection of all such amounts so advanced.  No advance shall be made by the Trustee except upon the written direction of the Majority Holders.

Section 4.8.           No Warranty of Condition or Suitability.  THE ISSUER HAS MADE AND MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, CONDITION, FITNESS, DESIGN, OPERATION OR WORKMANSHIP OF ANY PART OF THE FACILITY, ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OR CAPACITY OF THE MATERIALS IN THE FACILITY, OR THE SUITABILITY OF THE FACILITY FOR THE PURPOSES OR NEEDS OF THE COMPANY OR THE FACILITY TENANTS OR THE EXTENT TO WHICH PROCEEDS DERIVED FROM THE SALE OF THE INITIAL BONDS WILL BE SUFFICIENT TO PAY THE COST OF COMPLETION OF THE PROJECT.  THE COMPANY IS SATISFIED THAT THE FACILITY IS SUITABLE AND FIT FOR PURPOSES OF THE COMPANY AND THE FACILITY TENANTS.  THE ISSUER SHALL NOT BE LIABLE IN ANY MANNER WHATSOEVER TO THE COMPANY OR ANY OTHER PERSON FOR ANY LOSS, DAMAGE OR EXPENSE OF ANY KIND OR NATURE CAUSED, DIRECTLY OR INDIRECTLY, BY THE PROPERTY OF THE FACILITY OR THE USE OR MAINTENANCE THEREOF OR THE FAILURE OF OPERATION THEREOF, OR THE REPAIR, SERVICE OR ADJUSTMENT THEREOF, OR BY ANY DELAY OR FAILURE TO PROVIDE ANY SUCH MAINTENANCE, REPAIRS, SERVICE OR ADJUSTMENT, OR BY ANY INTERRUPTION OF SERVICE OR LOSS OF USE THEREOF OR FOR ANY LOSS OF BUSINESS HOWSOEVER CAUSED.

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ARTICLE V

DAMAGE, DESTRUCTION AND CONDEMNATION

Section 5.1.           Damage, Destruction and Condemnation.  In the event that at any time during the term of this Agreement the whole or part of the Facility shall be damaged or destroyed, or taken or condemned by a competent authority for any public use or purpose, or by agreement to which the Company and those authorized to exercise such right are parties, or if the temporary use of the Facility shall be so taken by condemnation or agreement (a “Loss Event”):

(i)           the Issuer shall have no obligation to rebuild, replace, repair or restore the Facility or to advance funds therefor,

(ii)           there shall be no abatement, postponement or reduction in the loan payments or other amounts payable by the Company under this Agreement or the Promissory Note or any other Security Document to which it is a party, and the Company hereby waives, to the extent permitted by law, any provisions of law which would permit the Company to terminate this Agreement or eliminate or reduce its payments hereunder, and

(iii)           the Company will promptly give written notice of such Loss Event to the Issuer and the Trustee, generally describing the nature and extent thereof.

Section 5.2.           Loss Proceeds.

(a)           The Issuer, the Trustee and the Company shall cooperate and consult with each other in all matters pertaining to the settlement, compromise, arbitration or adjustment of any claim or demand on account of any Loss Event, and the settlement, compromise, arbitration or adjustment of any such claim or demand shall, as between the Issuer and the Company, be subject to the written approval of the Company and the Trustee (such approvals not to be unreasonably withheld).

(b)           Subject to the terms and provisions of the Ground Lease, the Net Proceeds with respect to the Facility shall be paid to the Trustee (who shall constitute the “Depositary” under the Ground Lease) and deposited in the Renewal Fund (except as provided in Section 3.12 of the Bond Guaranty Agreement).  Pending the disbursement or transfer thereof, the Net Proceeds in the Renewal Fund shall be applied, and may be invested, as provided in the Indenture.  The Company shall be entitled to the Net Proceeds of any insurance proceeds or condemnation award, compensation or damages attributable to the Company’s Property.

Section 5.3.           Election to Rebuild or Terminate.

(a)           In the event a Loss Event shall occur, the Company shall either:

(i)           at its own cost and expense (except to the extent paid from the Net Proceeds), within one (1) year of the Loss Event, promptly and diligently rebuild, replace, repair or restore the Facility to substantially its condition immediately prior to the Loss Event, or to a condition of at least equivalent value, operating efficiency and function, regardless of whether or not the Net Proceeds derived from the Loss Event shall be sufficient to pay the cost thereof, and the Company shall not by reason of payment of any such excess costs be entitled to any reimbursement from the Issuer, the Trustee or any Bondholder, nor shall the loan payments or other amounts payable by the Company under this Agreement or the Promissory Note or any other Security Document be abated, postponed or reduced, or

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(ii)           to the extent and upon the conditions permitted to do so under Sections 9.1 and 9.2 and under the Indenture, exercise its option to terminate this Agreement and cause the Bonds to be redeemed in whole;

provided that if all or substantially all of the Facility shall be taken or condemned, or if the taking or condemnation renders the Facility unsuitable for use by the Company and the Facility Tenants as contemplated hereby, the Company shall exercise its option to terminate this Agreement pursuant to Sections 9.1 and 9.2.

Not later than ninety (90) days after the occurrence of a Loss Event, the Company shall advise the Issuer and the Trustee in writing of the action to be taken by the Company under this Section 5.3(i), a failure to so timely notify being deemed an election in favor of Section 5.3(a)(i) to be exercised in accordance with the provisions of Section 5.3(b).

(b)           If the Company shall elect to or shall otherwise be required to rebuild, replace, repair or restore the Facility as set forth in Section 5.3(a)(i), the Trustee shall disburse the Net Proceeds from the Renewal Fund in the manner set forth in Section 5.04 of the Indenture to pay or reimburse the Company, at the election of the Company, either as such work progresses or upon the completion thereof, provided, however, the amounts so disbursed by the Trustee to the Company shall not exceed the actual cost of such work.  If the Company shall exercise its option in Section 5.3(a)(ii), the amount of the Net Proceeds so recovered shall be transferred from the Renewal Fund and deposited in the Redemption Account of the Bond Fund, and the Company shall thereupon pay to the Trustee for deposit in the Redemption Account of the Bond Fund an amount which, when added to any amounts then in the Bond Fund and available for that purpose, shall be sufficient to retire and redeem the Bonds in whole at the earliest possible date (including, without limitation, principal and interest to the maturity or Redemption Date and redemption premium, if any), and shall pay the expenses of redemption, the fees and expenses of the Issuer, the Trustee, the Bond Registrar, the Tender Agent, the Paying Agents and the Remarketing Agent, together with all other amounts due under the Indenture, under this Agreement and under each other Security Document, as well as any amounts required to be rebated to the Federal government pursuant to the Indenture or the Tax Regulatory Agreement, and such amount so deposited shall be applied, together with such other available amounts in the Bond Fund, if applicable, to such redemption or retirement of the Bonds on said redemption or maturity date.

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Section 5.4.           Effect of Election to Build.

(a)           All rebuilding, replacements, repairs or restorations of the Facility in respect of or occasioned by a Loss Event shall:

(i)           automatically be deemed a part of the Facility and be subject to the Ground Lease and the terms of this Agreement, and be subject to the lien and security interest of the Mortgage,

(ii)           be effected only if the Company shall deliver to the Issuer and the Trustee a certificate of an Authorized Company Representative acceptable to the Issuer and the Trustee to the effect that such rebuilding, replacement, repair or restoration shall not change the nature of the Facility as the Approved Facility,

(iii)           be effected with due diligence in a good and workmanlike manner, in compliance with the Ground Lease and all applicable Legal Requirements and be promptly and fully paid for by the Company in accordance with the terms of the applicable contract(s) therefor,

(iv)           restore the Facility to substantially its condition immediately prior to the Loss Event, or to a condition of at least equivalent value, operating efficiency and function, and to a state and condition that will permit the Company and the Facility Tenants to use and operate the Facility as the Approved Facility,

(v)           be effected only if the Company shall have complied with Section 7.1(c), and

(vi)           unless such rebuilding is done by the original contractor (or an Affiliate thereof) who performed the Project Work, be preceded by the furnishing by the Company to the Trustee of a labor and materials payment bond, or other security, satisfactory to the Trustee.

(b)           The date of completion of the rebuilding, replacement, repair or restoration of the Facility shall be evidenced to the Issuer and the Trustee by a certificate of an Authorized Representative of the Company stating (i) the date of such completion, (ii) that all labor, services, machinery, equipment, materials and supplies used therefor and all costs and expenses in connection therewith have been paid for or arrangement for payment, reasonably satisfactory to the Trustee, has been made, (iii) that the Facility has been rebuilt, replaced, repaired or restored to substantially its condition immediately prior to the Loss Event, or to a condition of at least equivalent value, operating efficiency and function, (iv) that all property constituting part of the Facility is subject to the Ground Lease and this Agreement, and the mortgage liens and security interests of the Mortgage, subject to Permitted Encumbrances, (v) the Rebate Amount (as defined in the Indenture) applicable with respect to the Net Proceeds and the earnings thereon (with a statement as to the determination of the Rebate Amount and a direction to the Trustee of any required transfer to the Rebate Fund), and (vi) that the restored Facility is ready for occupancy, use and operation for its intended purposes.  Notwithstanding the foregoing, such certificate shall state (x) that it is given without prejudice to any rights of the Company against third parties which exist at the date of such certificate or which may subsequently come into being, (y) that it is given only for the purposes of this Section and Section 5.04 of the Indenture and (z) that no Person other than the Issuer or the Trustee may benefit therefrom.

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(c)           The certificate delivered pursuant to Section 5.4(b) shall be accompanied by (i) a certificate of occupancy (either temporary or permanent, provided that if it is a temporary certificate of occupancy, the Company will proceed with due diligence to obtain a permanent certificate of occupancy), if required, and any and all permissions, licenses or consents required of governmental authorities for the occupancy, operation and use of the Facility for the purposes contemplated by the Ground Lease and this Agreement; and (ii) a certificate of an Authorized Representative of the Company that all contracts relating to the rebuilding, repair, restoration and reconstruction of the Facility have been paid (or will promptly be paid) in full, together with releases of mechanics’ liens by all contractors and materialmen who supplied work, labor, services, materials or supplies in connection with the rebuilding, repair, restoration and reconstruction of the Facility (or, to the extent that any such costs shall be the subject of a bona fide dispute, evidence to the Trustee that such costs have been appropriately bonded or that the Company shall have posted a surety or security at least equal to the amount of such costs).

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ARTICLE VI

COVENANTS OF THE ISSUER

Section 6.1.           Issuance of Initial Bonds.  On the Closing Date, subject to the satisfaction of the conditions to the issuance of the Initial Bonds, the Issuer will sell and deliver the Initial Bonds in the principal amount of $20,000,000 under and pursuant to the Bond Resolution and under and pursuant to the Indenture.  The proceeds of sale of the Initial Bonds shall be deposited and applied in accordance with the provisions of the Indenture.

Section 6.2.           Issuance of Additional Bonds.  The Issuer and the Company recognize that under the provisions of and subject to the conditions set forth in the Indenture, the Issuer is authorized to enter into a Supplemental Indenture and issue one or more series of Additional Bonds on a parity with the Initial Bonds for the purpose of (w) completing the Project, (x) providing funds in excess of the Net Proceeds of insurance or eminent domain to repair, relocate, replace, rebuild or restore the Facility in the event of damage, destruction or taking by eminent domain, (y) providing extensions, additions or improvements to the Facility, or (z) refunding Outstanding Bonds.  If the Company is not in default hereunder, the Issuer will consider the issuance of a Series of Additional Bonds in a principal amount as is specified in a written request in accordance with the applicable provisions set forth in the Indenture.

Section 6.3.           Pledge and Assignment to Trustee.  As security for the payment of the Bonds and the obligations of the Company under the Security Documents, the Issuer shall pledge and assign to the Trustee pursuant to the Indenture all of the Issuer’s right, title and interest in the Promissory Note and all (except for the Issuer’s Reserved Rights) of the Issuer’s right, title and interest in this Agreement, including all loan payments hereunder and under the Promissory Note, and in furtherance of said pledge the Issuer will unconditionally assign such loan payments to the Trustee for deposit in the Bond Fund in accordance with the Indenture.  The Company consents to the pledge and assignment of this Agreement and the Promissory Note described in this Section 6.3.

Section 6.4.           Issuer to Make Bond Registration Books Available.  The Issuer shall at all times make available or cause to be made available to the Company its registration books (maintained at the designated corporate trust office of the Trustee) containing the names and addresses of the Bondholders if known.

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ARTICLE VII

COVENANTS OF THE COMPANY

Section 7.1.           Insurance.

(a)           Definitions.  For purposes of this Section 7.1, the following terms shall have the meanings specified below:

Certificate means an ACORD certificate evidencing insurance.

CGL means commercial general liability insurance.

Contractor(s) means, individually or collectively, a contractor or subcontractor providing materials and/or labor and/or other services in connection with any Construction, but not including a GC, CM or any architect or engineer providing professional services.

CM means a construction manager providing construction management services in connection with any Construction.

Construction means any construction, reconstruction, restoration, renovation, alteration and/or repair on, in, at or about the Facility, including the Project Work or any other construction, reconstruction, restoration, alteration and/or repair required under this Agreement or the Ground Lease in connection with the Facility, provided, that, one or both of the following conditions applies to the foregoing:  (i) the cost thereof, labor and materials combined, is $500,000 or greater, or (ii) the work being performed, whether in whole or in part, is roof work or work that is performed at a height of more than eight (8) feet above the ground.

GC means any general contractor providing general contracting services in connection with any Construction.

Insured means the Company.

Insurer means any entity writing issuing a Policy.

ISO means the Insurance Services Office or its successor.

ISO Form CG-0001 means the CGL form published by ISO at the Commencement Date.

Policy(ies) means, collectively or individually, the policies required to be obtained and maintained pursuant to Section 7.1(b) and (c).

SIR means self-insured retention.

U/E means Umbrella or Excess Liability insurance.

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Workers’ Compensation means Workers’ Compensation, disability and employer liability insurance.

(b)           Required Insurance.  Throughout the term of this Agreement, except during periods of Construction, the Insured shall obtain and maintain for itself as a primary insured the following insurance:

(i)           CGL with $1,000,000 minimum per occurrence; $2,000,000 minimum in the aggregate; and per-location aggregate.  This Policy shall contain coverage for contractual liability, premises operations, and products and completed operations.

(ii)           U/E with $4,000,000 minimum per occurrence on terms consistent with CGL.  The excess coverage provided under U/E shall be incremental to the CGL to achieve minimum required coverage of $5,000,000 per occurrence; such incremental coverage must also apply to auto liability (see Section 7.1(b)(iii)), whether auto liability coverage is provided by endorsement to the Insured’s CGL or by a stand-alone policy.

(iii)           Auto liability insurance with $1,000,0000 combined single limit and $1,000,000 for uninsured or under-insured vehicles.  If the Insured does not own any vehicles, the Insured shall obtain auto liability insurance in the foregoing amounts for hired and non-owned vehicles.  Coverage should be at least as broad as ISO Form CA0001, ed. 10/01.

(iv)           Workers Compensation satisfying State statutory limits.  Coverage for employer liability shall be in respect of any work or operations in, on or about the Facility.

(c)           Required Insurance During Periods of Construction.  In connection with any Construction and throughout any period of such Construction, the Company shall cause the following insurance requirements to be satisfied:

(i)           The Insured shall obtain and maintain for itself Policies in accordance with all requirements set forth in Section 8.1(b), except that CGL and U/E shall be in an aggregate minimum amount of $10,000,000 per project aggregate.

(ii)           Any GC or CM shall obtain and maintain for itself as a primary insured the following Policies:

(A)           CGL and U/E in accordance with the requirements in Section 7.1(b), subject to the following modifications: (x) coverage shall be in an aggregate minimum amount of $10,000,000 per project aggregate, and (y) completed operations coverage shall extend (or be extended) for an additional five (5) years after completion of the Construction;

(B)           Auto liability insurance in accordance with the requirements in Section 7.1(b); and

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(C)           Workers’ Compensation in accordance with the requirements in Section 7.1(b).

(iii)           Each Contractor shall obtain and maintain for itself as a primary insured the following insurance:

(A)           CGL and U/E in accordance with the requirements in Section 7.1(b) except that, in addition, completed operations coverage shall extend (or be extended) for an additional five (5) years after completion of the Construction;

(B)           Auto Liability insurance in accordance with the requirements in Section 7.1(b); and

(C)           Workers’ Compensation in accordance with the requirements in Section 7.1(b).

(d)           Required Policy Attributes.  Except as the Issuer and the Trustee shall expressly otherwise agree in writing in their sole and absolute discretion:

(i)           The Company shall cause each Policy (other than Worker’s Compensation insurance) to name the Issuer and the Trustee as additional insureds on a primary and non-contributory basis as more particularly required in Section 7.1(f)(i).

(ii)           No Policy shall have a deductible in excess of $25,000.

(iii)           CGL shall not be subject to SIR in excess of $10,000.

(iv)           CGL shall be written on either ISO Form CG-0001 or on such other form that the Company may request provided that any requested substitute shall provide an additional insured with substantially equivalent coverage to that enjoyed by an additional insured in a policy written on ISO Form CG-0001 and provided further that the substitute is reasonably approved by the Issuer.  If the Insured intends to renew its CGL on a form that is not ISO Form CG-0001, the Insured shall provide the Issuer and the Trustee with a copy of the substitute form at least sixty (60) days prior to the intended date on which the renewal Policy is to be effective.

(v)           The Company acknowledges that the Issuer and the Trustee are materially relying upon the content of ISO Form CG-0001 to implement the Issuer’s insurance requirements under this Section 7.1; accordingly, the Company agrees that non-standard exclusions and other modifications to ISO Form CG-0001 are prohibited under the terms and conditions of this Section 7.1.  In the event that ISO either ceases to exist or discontinues ISO Form CG-0001, the Issuer or the Trustee shall have the right to require, for all purposes hereunder, a different CGL form, provided that the replacement is substantially similar to ISO Form CG-0001.

(vi)           Without limiting Section 7.1(d)(v) or the application of any other requirement under this Section 7.1, no Policy delivered hereunder shall limit (whether by exception, exclusion, endorsement, script or other modification) any of the following coverage attributes:

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(A)           contractual liability coverage insuring the contractual obligations of the Insured;

(B)           the right of the Insured to name additional insureds including the Issuer and the Trustee;

(C)           the applicability of CGL coverage to the Issuer and the Trustee as additional insureds in respect of liability arising out of any of the following claims: (x) claims against the Issuer and/or the Trustee by employees of the Insured, or (y) claims against the Issuer and/or the Trustee by any GC, CM, Contractor, architect or engineer or by the employees of any of the foregoing, or (z) claims against the Issuer and/or the Trustee arising out of any work performed by a GC, CM, Contractor, architect or engineer.

(vii)           U/E shall follow the form of CGL except that U/E may be broader.

(viii)           Each Policy shall provide primary insurance and the issuing Insurer shall not have a right of contribution from any other insurance policy insuring the Issuer and/or the Trustee.

(ix)           In each Policy, the Insurer shall waive, as against any Person insured under such Policy including any additional insured, the following: (x) any right of subrogation, (y) any right to set-off or counterclaim against liability incurred by a primary insured or any additional insured, and (z) any other deduction, whether by attachment or otherwise, in respect of any liability incurred by any primary insured or additional insured.

(x)           Policies shall not be cancellable without at least thirty (30) days’ prior written notice to the Issuer and the Trustee as additional insureds.

(xi)           Each Policy under which the Issuer and the Trustee is an additional insured shall provide that the Issuer and the Trustee will not be liable for any insurance premium, commission or assessment under or in connection with any Policy.

(e)           Required Insurer Attributes.  All Policies must be issued by Insurers satisfying the following requirements:

(i)           Insurers shall have a minimum AM Best rating of A minus.

(ii)           Each Insurer must be an authorized insurer in accordance with Section 107(a) of the New York State Insurance Law.

(iii)           Insurers must be admitted in the State; provided, however, that if the Insured requests the Issuer to accept a non-admitted Insurer, and if the Issuer reasonably determines that for the kind of operations performed by the Insured an admitted Insurer is commercially unavailable to issue a Policy or is non-existent, then the Issuer shall provide its written consent to a non-admitted Insurer.  For purposes of this paragraph, an “admitted” Insurer means that the Insurer’s rates and forms have been approved by the State Insurance Department and that the Insurer’s obligations are entitled to be insured by the State’s insurance guaranty fund.

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(f)           Required Evidence of Compliance.  The Company shall deliver or cause to be delivered, throughout the term of this Agreement, evidence of all Policies required hereunder as set forth in this Section 7.1(f):

(i)           All Policies.  With respect to all Policies on which the Insured is to be a primary insured, the Insured shall deliver to the Issuer and the Trustee a Certificate or Certificates evidencing all Policies required by this Section 7.1, (x) at the Commencement Date, (y) prior to the expiration or sooner termination of Policies, and (z) prior to the commencement of any Construction.  If the Certificate in question evidences CGL, such Certificate shall name the Issuer and the Trustee as additional insureds in the following manner:

New York City Capital Resource Corporation and The Bank of New York Mellon, as Trustee, are additional insureds on a primary and non-contributory basis.  The referenced CGL is written on ISO Form CG-0001 without modification to the contractual liability provisions thereof, covering the following premises:  1 DeKalb Avenue, Brooklyn, New York;

For purposes of the foregoing, the phrase “at appropriate times” shall mean: (i) at the Commencement Date; and (ii) prior to the expiration or sooner termination of Policies; and (iii) prior to the commencement of any Construction.

(ii)           CGL.  With respect to CGL on which the Insured is to be a primary insured, the Insured shall additionally deliver to the Issuer and the Trustee the following:

(A)           Prior to the Commencement Date the Insured shall deliver to the Issuer and the Trustee the declarations page and the schedule of forms and endorsements pertinent thereto.

(B)           Upon the expiration or sooner termination of any CGL, the Insured shall deliver to the Issuer and the Trustee a declarations page and schedule of forms and endorsements pertinent to the new or replacement CGL.

(C)           Prior to the commencement of any Construction, the Insured shall deliver to the Issuer and the Trustee a declarations page and a schedule of forms and endorsements pertinent to the CGL under which the Insured is to be the primary insured during the period of such Construction.

(iii)           Insurance to be obtained by GCs and CMs.  Prior to the commencement of any Construction that entails the services of a GC or CM, the Company shall provide to the Issuer and the Trustee, in a form satisfactory to the Issuer and the Trustee, evidence that the GC or CM (as the case may be) has obtained the Policies that it is required to obtain and maintain in accordance with Section 7.1(c).

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(iv)           Insurance to be obtained by Contractors.  In connection with any Construction, the Company shall, upon the written request of the Issuer or the Trustee, cause any or all Contractors to provide evidence satisfactory to the Issuer and the Trustee, that such Contractors have obtained and maintain the Policies that they are required to obtain and maintain in accordance with the requirements of Section 7.1(c).

(g)           Notice.  The Company shall immediately give the Issuer and the Trustee notice of each occurrence that is reasonably probable to give rise to a claim under the insurance required to be maintained by this Section 7.1.

(h)           Miscellaneous.

(i)           If, in accordance with the terms and conditions of this Section 7.1, an Insured is required to obtain the consent of the Issuer and/or the Trustee, the Company shall request such consent in a writing provided to the Issuer and/or the Trustee at least thirty (30) days in advance of the commencement of the effective period (or other event) to which the consent pertains.

(ii)           Throughout the term of this Agreement, the delivery by the Insured of a Certificate evidencing auto liability insurance for hired and non-owned vehicles shall, unless otherwise stated by the Company to the contrary, constitute a representation and warranty from the Insured to the Issuer and the Trustee that the Insured does not own vehicles.

(iii)           The Insured shall neither do nor omit to do any act, nor shall it suffer any act to be done, whereby any Policy would or might be terminated, suspended or impaired.

(iv)           If, throughout the term of this Agreement, insurance industry standards applicable to properties similar to the Facility and/or operations similar to the operations of the Company and/or any of the Facility Tenants, materially change; and if, as a consequence of such change, the requirements set forth in this Section 7.1 become inadequate in the reasonable judgment of the Issuer or the Trustee for the purpose of protecting the Issuer and the Trustee against third-party claims, then the Issuer or the Trustee shall have the right to supplement and/or otherwise modify such requirements, provided, however, that such supplements or modifications shall be commercially reasonable.

(v)           THE ISSUER AND THE TRUSTEE DO NOT REPRESENT THAT THE INSURANCE REQUIRED IN THIS SECTION 7.1, WHETHER AS TO SCOPE OR COVERAGE OR LIMIT, IS ADEQUATE OR SUFFICIENT TO PROTECT THE INSURED AND ITS OPERATIONS AGAINST CLAIMS AND LIABILITY.

(vi)           The Issuer, in its sole discretion and without obtaining the consent of the Trustee or any Guarantor or any other party to the transactions contemplated by this Agreement, may make exceptions to the requirements under this Section 7.1 by a written instrument executed by the Issuer.  In the event the Company shall request the Issuer to make any exception to the requirements under this Section 7.1, the Issuer shall not unreasonably withhold its consent.  The Company acknowledges that the Issuer’s decision in this respect will be deemed reasonable if made in furtherance of protecting the Issuer from liability.

Section 7.2.           Indemnity.

(a)           The Company shall at all times indemnify, defend, protect and hold the Issuer, the Trustee, the Tender Agent, the Bond Registrar, the Paying Agents and the Remarketing Agent, and any director, member, officer, employee, servant, agent (excluding for this purpose the Company, which is not obligated hereby to indemnify its own employees, Affiliates or affiliated individuals) thereof and persons under the Issuer’s control or supervision (collectively, the “Indemnified Parties” and each an “Indemnified Party”) harmless of, from and against any and all claims (whether in tort, contract or otherwise), taxes (of any kind and by whomsoever imposed), demands, penalties, fines, liabilities, lawsuits, actions, proceedings, settlements, costs and expenses, including attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses (collectively, “Claims”) of any kind for losses, damage, injury and liability (collectively, “Liability”) of every kind and nature and however caused (except, with respect to any Indemnified Party, Liability arising from the gross negligence or willful misconduct of such Indemnified Party), arising during the period commencing on the Indemnification Commencement Date, and continuing throughout the term of this Agreement, arising upon, about, or in any way connected with the Facility, the Project, or any of the transactions with respect thereto, including:

(i)           the financing of the costs of the Facility or the Project and the marketing, offering, issuance, sale and remarketing of the Bonds for such purpose,

(ii)           the planning, design, acquisition, site preparation, Project Work, construction, renovation, equipping, installation or completion of the Project or any part thereof or the effecting of any work done in or about the Facility, or any defects (whether latent or patent) in the Facility,

(iii)           the maintenance, repair, replacement, restoration, rebuilding, construction, renovation, upkeep, use, occupancy, ownership, leasing, subletting or operation of the Facility or any portion thereof,

(iv)           the execution and delivery by an Indemnified Party, the Company, the Parent or any other Person of, or performance by an Indemnified Party, the Company or any other Person, as the case may be, of, any of their respective obligations under, this Agreement or any other Project Document, or other document or instrument delivered in connection herewith or therewith or the enforcement of any of the terms or provisions hereof or thereof or the transactions contemplated hereby or thereby,

(v)           any damage or injury to the person or property of any Person in or on the premises of the Facility,

(vi)           any imposition arising from, burden imposed by, violation of, or failure to comply with any Legal Requirement, including failure to comply with the requirements of the City’s zoning resolution and related regulations, or

(vii)           the presence, disposal, release, or threatened release of any Hazardous Materials that are on, from, or affecting the Facility; any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or any violation of Legal Requirements, including demands of government authorities, or any policies or requirements of the Issuer, which are based upon or in any way related to such Hazardous Materials.

(b)           The Company releases each Indemnified Party from, and agrees that no Indemnified Party shall be liable to the Company or its Affiliates for, any Claim or Liability arising from or incurred as a result of action taken or not taken by such Indemnified Party with respect to any of the matters set forth in Section 7.2(a) including any Claim or Liability arising from or incurred as a result of the gross negligence or willful misconduct of such Indemnified Party, or at the direction of the Company, the Parent or any Facility Tenant with respect to any of such matters above referred to.

(c)           An Indemnified Party shall promptly notify the Company in writing of any claim or action brought against such Indemnified Party in which indemnity may be sought against the Company pursuant to this Section 7.2; such notice shall be given in sufficient time to allow the Company to defend or participate in such claim or action, but the failure to give such notice in sufficient time shall not constitute a defense hereunder nor in any way impair the obligations of the Company under this Section 7.2.

(d)           Anything to the contrary in this Agreement notwithstanding, the covenants of the Company contained in this Section 7.2 shall be in addition to any and all other obligations and liabilities that the Company may have to any Indemnified Party in any other agreement or at common law, and shall remain in full force and effect after the termination of this Agreement until the later of (i) the expiration of the period stated in the applicable statute of limitations during which a claim or cause of action may be brought and (ii) payment in full or the satisfaction of such claim or cause of action and of all expenses and charges incurred by the Indemnified Party relating to the enforcement of the provisions herein specified.

Section 7.3.           Compensation and Expenses of the Issuer, the Trustee, the Bond Registrar, the Tender Agent, the Paying Agents and the Remarketing Agent; Administrative and Project Fees.

(a)           The Company shall pay the fees, costs and expenses of the Issuer together with any fees and disbursements incurred by lawyers or other consultants in performing services for the Issuer in connection with this Agreement or any other Project Document, together with all fees and costs incurred in connection with complying with Section 7.11(b) (including fees and disbursements of lawyers and other consultants).

(b)           On the Commencement Date, the Company shall pay to the Issuer the following amounts:  (i) the Initial Annual Administrative Fee, and (ii) the Project Fee.

(c)           The Company further agrees to pay the Annual Administrative Fee to the Issuer on each July 1 following the Commencement Date until the earlier of the Expiration Date or the Termination Date.  In the event the Company shall fail to pay the Annual Administrative Fee on the date due, the Issuer shall have no obligation to deliver notice of such failure to the Company.

(d)           The Company shall, to the extent not paid out of the proceeds of the Bonds as financing expenses, pay the following fees, charges and expenses and other amounts: (i) the initial and annual fees of the Trustee for the ordinary services of the Trustee rendered and its ordinary expenses incurred under the Indenture, including fees and expenses as Bond Registrar and in connection with preparation of new Bonds upon exchanges or transfers or making any investments in accordance with the Indenture, (ii) the reasonable fees and charges of the Trustee and any Paying Agents on the Bonds for acting as paying agents as provided in the Indenture, including the reasonable fees of its counsel, (iii) the reasonable fees, charges, and expenses of the Trustee for extraordinary services rendered by it under the Indenture, including reasonable counsel fees, and (iv) the reasonable fees, costs and expenses of the Bond Registrar, the Tender Agent and the Remarketing Agent.

Section 7.4.           Signage at Facility Site.  Upon commencement of the Project renovations and/or construction of the Improvements at the Facility (including the commencement of any demolition and/or excavation), the Company shall erect on the Facility site, at its own cost and expense, within easy view of passing pedestrians and motorists, a large and readable sign with the following information upon it (hereinafter, the “Sign”):

FINANCIAL ASSISTANCE PROVIDED
THROUGH THE
NEW YORK CITY CAPITAL RESOURCE CORPORATION
Mayor Michael Bloomberg

In addition, the Sign shall satisfy the following requirements:  (x) format and appearance generally shall be stipulated by the Issuer in writing or electronically; (y) the minimum size of the Sign shall be four (4) feet by eight (8) feet; and (z) the Sign shall have no other imprint upon it other than that of the Issuer.  The Sign shall remain in place at the Facility until completion of the renovations and/or construction.  The Company may erect other signs in addition to the Sign.

Section 7.5.            Environmental Matters.

(a)           The Company has provided, and the Issuer acknowledges receipt of, a letter from the Environmental Auditor addressed to the Issuer, stating that the Issuer may rely upon the Environmental Audit as if it was prepared for the Issuer in the first instance.

(b)           The Company shall not cause or permit the Facility or any part thereof to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable Legal Requirements, nor shall the Company cause or permit, as a result of any intentional or unintentional act or omission on the part of the Company or any occupant or user of the Facility, a release of Hazardous Materials onto the Facility or onto any other property.

(c)           The Company shall comply with, and require and enforce compliance by, all occupants and users of the Facility (including, without limitation, all Facility Tenants) with all applicable Legal Requirements pertaining to Hazardous Materials, whenever and by whomever triggered, and shall obtain and comply with, and ensure that all occupants and users of the Facility (including, without limitation, all Facility Tenants) obtain and comply with, any and all approvals, registrations or permits required thereunder.

(d)           The Company shall conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials, on, from, or affecting the Facility in accordance with all applicable Legal Requirements.

(e)           In the event the Mortgage is foreclosed, or a deed in lieu of foreclosure is tendered, or this Agreement is terminated as provided in Article VIII, the Company shall deliver the Facility so that the conditions of the Facility with respect to any and all Hazardous Materials shall conform with all applicable Legal Requirements affecting the Facility.

(f)           The parties hereto agree that the reference in Section 2.2(n) to the Environmental Audit is not intended, and should not be deemed to intend, to modify, qualify, reduce or diminish the Company’s obligations to carry out and perform all of the covenants stated throughout this Section 7.5 and in Section 7.2.

Section 7.6.           Employment Matters.

(a)           Except as is otherwise provided by collective bargaining contracts or agreements, new employment opportunities created by the Company as a result of the Project shall be listed with the New York State Department of Labor Community Services Division, and with the administrative entity of the service delivery area created by the Workforce Investment Act of 1998 (29 U.S.C. §2801) in which the Facility is located.  Except as is otherwise provided by collective bargaining contracts or agreements, the Company agrees, where practicable, to consider first, and cause each of its Affiliates at the Facility, to consider first, persons eligible to participate in the Workforce Investment Act of 1998 (29 U.S.C. §2801) programs who shall be referred by administrative entities of service delivery areas created pursuant to such Act or by the Community Services Division of the New York State Department of Labor for such new employment opportunities.

(b)           Upon the Issuer’s written request, the Company shall provide to the Issuer any employment information in the possession of the Company which is pertinent to the Company and the Facility Tenants and the employees of the Company and of the Facility Tenants to enable the Issuer and/or NYCEDC to comply with its reporting requirements required by City Charter §1301 and any other applicable laws, rules or regulations.

(c)           The Company hereby authorizes any private or governmental entity, including The New York State Department of Labor (“DOL”), to release to the Issuer and/or NYCEDC, and/or to the successors and assigns of either (collectively, the “Information Recipients”), any and all employment information under its control and pertinent to the Company or the Facility Tenants and the employees of the Company or of the Facility Tenants to enable the Issuer and/or NYCEDC to comply with its reporting requirements required by City Charter §1301 and any other applicable laws, rules or regulations.  Information released or provided to Information Recipients by DOL, or by any other governmental entity, or by any private entity, or by the Company or by the Facility Tenants, or any information previously released as provided by all or any of the foregoing parties (collectively, “Employment Information”) may be disclosed by the Information Recipients in connection with the administration of the programs of the Issuer, and/or NYCEDC, and/or the successors and assigns of either, and/or the City, and/or as may be necessary to comply with law; and, without limiting the foregoing, the Employment Information may be included in (x) reports prepared by the Information Recipients pursuant to City Charter §1301, (y) other reports required of the Issuer, and (z) any other reports required by law.  This authorization shall remain in effect throughout the term of this Agreement.

(d)           Upon the request of the Issuer, the Company shall cooperate with the Issuer in the development of programs for the employment and/or training of members of minority groups in connection with performing work at the Facility.

(e)           Nothing in this Section shall be construed to required the Company to violate any existing collective bargaining agreement with respect to hiring new employees.

Section 7.7.           Non-Discrimination.

(a)           At all times during the maintenance and operation of the Facility, the Company shall not discriminate nor permit any of its Affiliates to discriminate against any employee or applicant for employment because of race, color, creed, age, sex or national origin.  The Company shall use its best efforts to ensure that employees and applicants for employment with any Facility Tenant are treated without regard to their race, color, creed, age, sex or national origin.  As used herein, the term “treated” shall mean and include the following:  recruited, whether by advertising or other means; compensated, whether in the form of rates of pay or other forms of compensation; selected for training, including apprenticeship; promoted; upgraded; downgraded; demoted; transferred; laid off; and terminated.

(b)           The Company shall, in all solicitations or advertisements for employees placed by or on behalf of the Company, state that all qualified applicants will be considered for employment without regard to race, color, creed or national origin, age or sex.

(c)           The Company shall furnish to the Issuer all information required by the Issuer pursuant to this Section and will cooperate with the Issuer for the purposes of investigation to ascertain compliance with this Section.

Section 7.8.           Assignment or Sublease.

(a)           The Company shall not at any time (y) except as permitted by Section 7.19, assign or transfer this Agreement, or (z) sublet all or substantially all of the Facility (a “Transfer Equivalent Sublease”), without the prior written consents of the Issuer and the Trustee (which consents may be withheld by the Issuer or the Trustee in their absolute discretion); provided further, that, the Company shall deliver to the Issuer and the Trustee a letter of an Authorized Representative of the Company requesting such consent at least thirty (30) days prior to the execution of the proposed assignment, transfer or Transfer Equivalent Sublease, which letter (the “Request Letter”) shall be accompanied by the following documentation:

(i)           the name, phone number and address of, and the name of a contact person for, the proposed assignee, transferee or sublessee under the Transfer Equivalent Sublease (the “Transfer Equivalent Sublessee”);

(ii)           a description of the business activities and operations to be conducted at the Facility by the proposed assignee, transferee or Transfer Equivalent Sublessee, if any such business activities and operations are to be different from the Approved Project Operations;

(iii)           a copy of the Organizational Documents for the proposed assignee, transferee or Transfer Equivalent Sublessee, certified by an authorized officer of such Entity, together with a certificate of good standing with respect to such Entity from the Secretary of State of the State of New York dated not earlier than sixty (60) days prior to the date of the Request Letter;

(iv)           a certificate of an authorized officer of such assignee, transferee or Transfer Equivalent Sublessee to the effect that such assignment or transfer of this Agreement, or Transfer Equivalent Sublease, as the case may be, and any resultant effects, will not result in the removal of a plant or facility of such Entity or of any other occupant or user of the Facility located outside of the City (but within the State) to the Facility or in the abandonment of one or more of such plants or facilities of such Entity or of any other occupant or user of the Facility located outside of the City (but within the State); provided however, that if such Entity shall be unable as a factually correct basis to make such certification, (y) such Entity shall instead certify that such Entity’s location at the Facility is reasonably necessary to discourage such Entity from removing its business to a location outside of the State or is reasonably necessary to preserve the competitive position of such Entity in its industry, and (z) an Authorized Representative of the Company shall request the Issuer to make a determination in writing as to whether the Issuer concurs in such latter certification (any failure of the Issuer to so determine being deemed a failure of the Issuer to consent to the proposed assignment, transfer or Transfer Equivalent Sublease);

(v)           evidence reasonably satisfactory to the Issuer and the Trustee that the proposed assignee, transferee or Transfer Equivalent Sublessee is subject to service of process in the State;

(vi)           the same documentation required of the Company under the Ground Lease with respect to the proposed assignee, transferee or Transfer Equivalent Sublessee with results satisfactory to the Issuer;

(vii)           to the extent required under the Ground Lease, evidence of approval of the landlord under the Ground Lease;

(viii)           a certificate of an Authorized Representative of the Company  acceptable to the Issuer and the Trustee to the effect that the assignment, transfer or Transfer Equivalent Sublease shall not cause the Facility to cease being the Approved Facility;

(ix)           written evidence satisfactory to the Issuer and the Trustee (which may be a letter to such effect from the Company’s insurance brokers) that the insurance coverage provided by the Company and the Parent under this Agreement, the Bond Guaranty Agreement and the Ground Sublease shall in no manner be diminished or impaired by reason of such assignment, transfer or Transfer Equivalent Sublease;

(x)           a Required Disclosure Statement of the assignee, transferee or Transfer Equivalent Sublessee in form and substance reasonably satisfactory to the Issuer acting in its sole discretion, in the form annexed hereto as Exhibit E-1;

(xi)           a certificate of an authorized officer of the  assignee, transferee or Transfer Equivalent Sublessee to the effect that such Entity does not intend to use the Facility or any portion thereof, or allow the Facility or any portion thereof to be used, for a Tax Prohibited Use or by a not-for-profit corporation; and

(xii)           a certificate of an Authorized Representative of the Company to the effect that all consents and approvals required under the Ground Lease, if any, in connection with such assignment, transfer or Transfer Equivalent Sublease have been obtained, copies of which shall accompany such certificate, together with any other documentation provided to the landlord under the Ground Lease.

If the Issuer and the Trustee shall consent to such assignment, transfer or Transfer Equivalent Sublease, such consent shall be conditioned upon:

(A)           the Company and the Parent remaining primarily liable to the Issuer for the payment of all loan and other payments and for the full performance of all of the terms, covenants and conditions of this Agreement and of any other Project Document to which the Company or the Parent shall be a party, provided, however, that if, in connection with the assignment or transfer of this Agreement, the Company shall have requested the release of the Company and of the Parent under the Security Documents and the Issuer Indemnification Agreement, and the Issuer and the Trustee shall have consented to such release, the Company and the Parent shall not be required to remain so liable; provided, however, that unless the transferee or assignee of this Agreement (or any guarantor thereof) shall have assumed, subject to the approval of the Issuer and the Trustee, any accrued or unpaid payment or performance obligations of the Company, together with any indemnifications with respect to events occurring prior to any such transfer or assumption, and the Company shall have paid over to the transferee or assignee any insurance or other moneys held by the Company under this Agreement or any other Project Document, the Company and the Parent shall be required to remain liable to the extent of any accrued or unpaid payment or performance obligations, the application of such insurance or other moneys, and for any indemnified liabilities with respect to events occurring prior to any such release;

(B)           the execution and delivery by the assignee, transferee or Transfer Equivalent Sublessee of a written assumption (the “Assumption”), in form and substance acceptable to the Issuer and the Trustee, pursuant to which such Entity shall assume in writing and agree to keep and perform all of the terms of this Agreement and each other Project Document on the part of the Company to be kept and performed, and shall be jointly and severally liable with the Company for the performance thereof;

(C)           any assignee, transferee or Transfer Equivalent Sublessee shall agree within the Assumption to utilize the Facility as the Approved Facility;

(D)           such assignment, transfer or Transfer Equivalent Sublease not violating any provision of this Agreement or of any other Project Document;

(E)           the delivery to the Issuer and the Trustee of an Opinion of Counsel addressed to the Issuer and the Trustee to the effect that (x) the Assumption shall constitute the legally valid, binding and enforceable obligation of the assignee, transferee or Transfer Equivalent Sublessee, and, unless a release of the Company and of the Parent shall have been effected as provided in Section 7.8(a)(A) above, shall not legally impair in any respect the obligations of the Company or of the Parent for the making of all payments nor for the full performance of all of the terms, covenants and conditions of this Agreement or of any other Project Document to which the Company or the Parent shall be a party, and (y), unless a release of the Company and of the Parent shall have been effected as provided in Section 7.8(a)(A) above, this Agreement and each of the other Project Documents to which the Company or the Parent is a party continue to constitute the legally valid, binding and enforceable obligation of the Company and of the Parent, as applicable;

(F)           such assignment, transfer or Transfer Equivalent Sublease in no way diminishing or impairing the insurance coverage provided under Section 3.12 of the Bond Guaranty Agreement or under Section 7.1;

(G)           the delivery to the Issuer and the Trustee of an opinion of Nationally Recognized Bond Counsel addressed to the Issuer and the Trustee, to the effect that such assignment, transfer or Transfer Equivalent Sublease shall not affect the exclusion of the interest on any Bonds then Outstanding from gross income for federal income tax purposes; and

(H)           such assignment, transfer or Transfer Equivalent Sublease containing such other provisions as the Issuer or the Trustee may reasonably require.

(b)           Subject to Section 7.8(a), the Company shall not at any time enter into a Facility Lease without the prior written consent of the Issuer (which consent shall not be reasonably withheld, such consent to be requested by the Company of the Issuer in the form prescribed by the Issuer); provided, further, that, the Company shall deliver to the Issuer (with a copy to the Trustee) a letter of an Authorized Representative of the Company requesting such consent of the Issuer at least ten (10) Business Days prior to the execution of the proposed Facility Lease, which letter (the “Request Letter”) shall be accompanied by the following documentation (a copy of which shall be delivered to the Trustee):

(i)           the name, phone number and address of, and the name of a contact person for, the proposed Facility Tenant;

(ii)           a description of the business activities and operations to be conducted at the Facility by the proposed Facility Tenant together with a statement of the aggregate rentable square footage to be the subject of the Facility Lease as both a fixed number and as a percentage of total rentable square footage at the Facility, and the balance, if any, of rentable square footage at the Facility which shall not be the subject of any Facility Lease;

(iii)           a certificate of an Authorized Representative of the Company to the effect that the use or occupancy by such Facility Tenant of the Facility will not result in the removal of a plant or facility of such Entity or of any other occupant or user of the Facility located outside of the City (but within the State) to the Facility or in the abandonment of one or more of such plants or facilities of such Entity or of any other occupant or user of the Facility located outside of the City (but within the State); provided however, that if the Company shall be unable as a factually correct basis to make such certification, (y) an authorized officer of such Entity shall instead certify that such Entity’s location at the Facility is reasonably necessary to discourage such Entity from removing its business to a location outside of the State or is reasonably necessary to preserve the competitive position of such Entity in its industry, and (z) an Authorized Representative of the Company shall request the Issuer to make a determination in writing as to whether the Issuer concurs in such latter certification (any failure of the Issuer to so determine being deemed a failure of the Issuer to consent to the proposed Facility Lease);

(iv)           a certificate of an Authorized Representative of the Company  acceptable to the Issuer and the Trustee to the effect that the Facility Tenant shall use or occupy the Facility only for the Approved Project Operations;

(v)           written evidence satisfactory to the Issuer and the Trustee (which may be a letter to such effect from the Company’s insurance brokers) that the insurance coverage provided by the Company and the Parent under this Agreement, the Bond Guaranty Agreement and the Ground Sublease shall in no manner be diminished or impaired by reason of such Facility Lease;

(vi)           a Required Disclosure Statement of the Facility Tenant in form and substance satisfactory to the Issuer acting in its sole discretion in the form annexed hereto as Exhibit E-2;

(vii)           a certificate of an Authorized Representative of the Company to the effect that all consents and approvals required under the Ground Lease, if any, in connection with such Facility Lease have been obtained, copies of which shall accompany such certificate; and

(viii)           a certificate of an Authorized Representative of the Company to the effect that the Facility Lease will obligate the Facility Tenant (x) to provide to the Company the applicable information that the Company needs in order to satisfy the reporting requirements of Sections 7.6, 7.7, 7.13, 7.14 and 7.15; (y) to acknowledge and agree that the Facility Lease, together with all rentals, charges and amounts payable thereunder, have been pledged and assigned to the Trustee pursuant to the Mortgage as security for the Bonds; and (z) to agree to use that portion of the Facility subject to the Facility Lease for Approved Project Operations.

If, within ten (10) Business Days following the receipt by the Issuer of the Request Letter accompanied by the documentation required in paragraphs (i) through (viii), inclusive, above, the Issuer shall fail to request any clarification or completion of any of such documentation or to state that upon the basis of such documentation that no consent of the Issuer will be forthcoming to the entering into by the Company of such Facility Lease, then, the Issuer shall, subject to the next sentence, be deemed to have consented to the Company’s entering into of such Facility Lease.  If the Issuer shall consent (or be deemed to have consented) to such Facility Lease, such consent (or deemed consent) shall be conditioned upon:

(A)           the Company and the Parent remaining liable for the making of all loan and other payments and for the full performance of all of the terms, covenants and conditions of this Agreement and of any other Project Document to which the Company or the Parent shall be a party;

(B)           such Facility Lease not violating any provision of this Agreement or any other Project Document;

(C)           such Facility Lease in no way diminishing or impairing the obligation of the Company or the Parent to carry the insurance required under Section 3.12 of the Bond Guaranty Agreement or under Section 7.1; and

(D)           the delivery to the Issuer and the Trustee within thirty (30) days of the delivery by the Issuer of its consent (or deemed consent) to the Facility Lease of an executed copy of the Facility Lease.

(c)           Any consent by the Issuer or the Trustee to any assignment, transfer, Transfer Equivalent Sublease or Facility Lease shall be held to apply only to the specific transaction thereby authorized.  Such consent shall not be construed as a waiver of the duty of the Company, or the successors or assigns of the Company, to obtain from the Issuer and the Trustee consent to any other or subsequent assignment, transfer, Transfer Equivalent Sublease or Facility Lease, or as modifying or limiting the rights of the Issuer or the Trustee under the foregoing covenant by the Company.

(d)           If the Facility or any part thereof is sublet or occupied by any Facility Tenant or any other Person not constituting the Company or the Trustee, in the event of the Company’s default in the payment of loan payments or other payments hereunder may, and is hereby empowered to, collect rentals from any such Facility Tenant or other occupant or tenant during the continuance of any such default.  In case of such events, the Issuer or the Trustee may apply the net amount received by it to the loan or other payments herein provided, and no such collection shall be deemed a waiver of the covenant herein against assignments, transfers, Transfer Equivalent Subleases or Facility Leases or constitute the acceptance of the undertenant or occupant as Facility Tenant, or a release of the Company from the further performance of the covenants herein contained on the part of the Company.

(e)           For purposes of this Section 7.8, any license or other right of possession or occupancy granted by the Company with respect to the Facility shall be deemed subject to the provisions of this Section 7.8.

(f)           Upon request of the Company to the Trustee, prior to the execution of any Facility Lease, the Trustee, the Company and the Facility Tenant shall execute a subordination and non-disturbance agreement in substantially the form set forth in Exhibit H attached hereto.

Section 7.9.           Retention of Interest in Facility; Grant of Easements; Release of Portions of Facility.

(a)           The Company shall not sell, assign, encumber (other than Permitted Encumbrances), convey or otherwise dispose of its leasehold estate in the Facility under the Ground Lease, including the Improvements, or any part of the Facility or interest therein during the term of this Agreement, except as set forth in Section 3.5, Article V, Section 7.8, Section 7.31 or Section 8.2 or in this Section, without the prior written consents of the Issuer and of the Trustee, and any purported disposition without such consents shall be void.

(b)           The Company may, so long as there exists no Event of Default hereunder, grant such rights of way or easements over, across, or under, its leasehold interest in the Facility, or grant such permits or licenses in respect to the use thereof, free from this Agreement and the lien and security interest of the Mortgage, as shall be necessary or convenient in the opinion of the Company for the operation or use of the Facility, or required by any utility company for its utility business, provided that, in each case, such rights of way, easements, permits or licenses shall not adversely affect the use or operation of the Facility as the Approved Facility, and provided, further, that any consideration received by the Company from the granting of said rights-of-way, easements, permits or licenses shall be paid to the Trustee and deposited in the Redemption Account of the Bond Fund.

(c)           So long as there exists no Event of Default hereunder, and the Company delivers to the Trustee and the Issuer an opinion of Nationally Recognized Bond Counsel to the effect that the following action will not affect the exclusion of the interest on any Bonds then Outstanding from gross income for federal income tax purposes, the Company may from time to time request in writing to the Issuer and the Trustee the release of and removal from this Agreement and from the lien and security interest of the Mortgage, of any unimproved part of the Land (on which none of the Improvements, including the buildings, structures, major appurtenances, fixtures or other property comprising the Facility, is situated) provided that such release and removal will not adversely affect the use or operation of the Facility as the Approved Facility and such release is effected simultaneously with the release of such unimproved Land under the Ground Lease.  Upon any such request by the Company, the Issuer shall, at the sole cost and expense of the Company, direct the Trustee to execute and deliver any and all instruments necessary or appropriate to so release and remove such unimproved Land from this Agreement and from the lien and security interest of the Mortgage, subject to the following: (i) any liens, easements, encumbrances and reservations to which title to said property was subject on the Commencement Date; (ii) any liens, easements and encumbrances created at the request of the Company or the City or to the creation or suffering of which the Company or the City consented; (iii) any liens and encumbrances or reservations resulting from the failure of the Company or the City to perform or observe any of the agreements on its respective part contained in this Agreement or any other Project Document; (iv) Permitted Encumbrances (other than the liens of the Mortgage); and (v) any liens for taxes or assessments not then delinquent; provided, that, no such release shall be effected unless there shall be deposited with the Trustee the following:

(1)           a certificate of an Independent Engineer, dated not more than sixty (60) days prior to the date of the release, stating that, in the opinion of the person signing such certificate, the unimproved Land and the release thereof so proposed to be made is not needed for the operation of the Facility, will not adversely affect the use or operation of the Facility as the Approved Facility and will not destroy the means of ingress thereto and egress therefrom; and

(2)           an amount of cash for deposit in the Redemption Account of the Bond Fund equal to greater of (A) the fair market value of such unimproved Land, such value to be determined by the appraisal of an independent real estate brokerage firm of recognized standing within the City, and (B) if such unimproved Land is released in connection with its sale, the amount received by the Company upon such sale.

(d)           No conveyance or release effected under the provisions of this Section 7.9 shall entitle the Company to any abatement or diminution of the loan payments or other amounts payable under Section 4.3 or any other payments required to be made by the Company under this Agreement, the Promissory Note or any other Security Document to which it shall be a party.

Section 7.10.         Discharge of Liens and Claims.

(a)           If any lien, encumbrance or charge is filed or asserted (including any lien for the performance of any labor or services or the furnishing of materials), or any judgment, decree, order, levy or process of any court or governmental body is entered, made or issued (such liens, encumbrances, charges, judgments, decrees, orders, levies and processes being herein collectively called “Liens”), whether or not valid, is made against the Trust Estate, the Facility or any part thereof or the interest of the Company in the Facility, in the Ground Lease or in a Facility Lease, or against any of the loan payments or other amounts payable under this Agreement, the Promissory Note or any of the other Project Documents, or the interest of the Company in any Project Document, other than Liens for Impositions not yet payable, Permitted Encumbrances, or Liens being contested as permitted by Section 7.10(b), the Company forthwith upon receipt of notice of the filing, assertion, entry or issuance of such Lien (regardless of the source of such notice) shall give written notice thereof to the Issuer and the Trustee and take all action (including the payment of money and/or, to the extent applicable, the securing of a bond, with respect to any such Lien) at its own cost and expense as may be necessary or appropriate to obtain the discharge in full of such Lien and to remove or nullify the basis therefor.  Nothing contained in this Agreement shall be construed as constituting the express or implied consent to or permission of the Issuer for the performance of any labor or services or the furnishing of any materials that would give rise to any Lien not permitted under this Section 7.10(a).

(b)           The Company may at its sole cost and expense contest (after prior written notice to the Issuer and the Trustee), by appropriate action conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Lien, if (i) such proceeding shall suspend the execution or enforcement of such Lien against the Trust Estate, the Facility or any part thereof or the interest of the Company in the Facility, in the Ground Lease or in a Facility Lease, or against any of the loan payments or other amounts payable under this Agreement, the Promissory Note or any of the other Project Documents, or the interest of the Company in any Project Document, (ii) neither the Facility nor any part thereof or interest therein, nor the Trust Estate or any portion thereof would be in any danger of being sold, forfeited or lost, (iii) neither the Company, the Parent, the Issuer nor the Trustee would be in any danger of any criminal liability or any material civil liability, other than normal accrual of interest, for failure to comply therewith, and (iv) the Company or the Parent shall have furnished such security, if any, as may be required in such proceedings or as may be reasonably requested by the Issuer or the Trustee to protect the security intended to be offered by the Security Documents.

Section 7.11.         Filing.

(a)           The security interest granted by the Issuer to the Trustee pursuant to the Indenture in the rights and other intangible interests described therein, shall be perfected by the filing of financing statements at the direction of the Issuer (at the sole cost and expense of the Company) in the office of the Secretary of State of the State in the City of Albany, New York, and in the appropriate office of the Register of the City, which financing statements shall be in accordance with the New York State Uniform Commercial Code-Secured Transactions.

(b)           The Issuer and the Company acknowledge that, as of the Closing Date,

(i)           Section 9-515 of the New York State Uniform Commercial Code-Secured Transactions provides that an initial financing statement filed in connection with a “public-financed transaction” is effective for a period of thirty (30) years after the date of filing if such initial financing statement indicates that it is filed in connection with a public financed transaction,

(ii)           Section 9-102(67) of the New York State Uniform Commercial Code-Secured Transactions defines a public-finance transaction as a secured transaction in connection with which, in substance, (x) bonds are issued, (y) all or a portion of the bonds have an initial stated maturity of at least twenty (20) years, and (z) the debtor, obligor, secured party or assignee with respect to the collateral or secured obligation is a governmental unit of a state, and

(iii)           subject to any future change in law, the initial financing statement as shall be filed with respect to the security interest described above shall therefore have an effective period of thirty (30) years after the date of filing, for the purpose of determining the date by which continuation statements shall be filed.

(c)           The parties hereto acknowledge and agree that, because the foregoing financing statements evidence collateral for the Initial Bonds, and because the Initial Bonds are municipal securities with a term that is at least twenty (20) years in duration, there is no need under the Uniform Commercial Code of the State of New York to re-file such financing statements in order to preserve the liens and security interests that they create for the period commencing with the Closing Date and terminating on the thirtieth anniversary of the Closing Date.

Subsequent to the foregoing recordation and filings, if in the Opinion of Counsel to the Company (described hereinbelow), to preserve (after the thirtieth (30th) anniversary of the Closing Date) the lien and security interest of the Indenture, it is necessary to re-record and/or reindex documents, re-file financing statements and/or file continuation statements and/or take any other actions (individually or collectively, the “Continuation Action(s)”), then, the Company in a timely manner shall: (A) as applicable, (i) prepare and deliver to the Trustee all necessary instruments and filing papers, together with remittances equal to the cost of required filing fees and other charges, so that the Trustee may perform the Continuation Actions, or (ii) electronically perform the Continuation Actions and deliver to the Trustee written certification (upon which the Trustee may conclusively rely) that such performance has occurred, specifying the Continuation Actions performed, or (iii) perform some of the Continuation Actions in the manner described in clause “(i)” and the others in the manner described in clause “(ii)”; and (B) deliver or cause to be delivered to the Issuer and the Trustee the Opinion of Counsel to the Company as described below. The Trustee may conclusively rely upon (y) when applicable, the certification referred to in clause “(A)(ii),” and (z) in all instances, the Opinion of Counsel to the Company.  In the event the Company chooses to have the Trustee perform all or some of the Continuation Actions, as provided in clause “(A)(i)” hereinabove, the Trustee shall reasonably promptly perform such Continuation Actions at the Company’s sole expense.  The Company shall perform the obligations described hereinabove in clauses “(A)” and “(B)” no later than ten (10) days prior to (i)(y) the thirtieth (30th) anniversary of the Closing Date, and (z) each fifth (5th) anniversary thereafter, and/or (ii) the date (not covered by clause “(i)”) on which a Continuation Action is to be taken to preserve the lien and security interest of the Indenture.

The Opinion of Counsel to the Company shall be addressed to the Company, the Issuer and the Trustee.  Counsel shall deliver successive Opinions of Counsel in respect of (i)(y) the thirtieth (30th) anniversary of the Closing Date, and (z) every five-year period thereafter through the term of the Initial Bonds, and/or (ii) the date of any required Continuation Action not covered by clause “(i),” in each case not later than fifteen (15) days prior to the date on which a Continuation Action is required to be taken.  In the Opinion of Counsel to the Company, counsel shall opine as to: (i) what Continuation Actions are necessary; and (ii) the deadline dates for the required Continuation Actions; and (iii) the jurisdictions in which the Continuation Actions must be effected.  Counsel in such opinion shall additionally opine that, upon performance of the Continuation Actions by, as the case may be, (i) the Trustee with instruments and papers prepared by the Company, or (ii) the Company through electronic filing, or (iii) the Trustee as to some Continuation Actions, and the Company as to the others through electronic filings, all appropriate steps shall have been taken on the part of the Company, the Issuer and the Trustee then requisite to the maintenance of the perfection of the security interest of the Trustee in and to all property and interests which by the terms of the Indenture are to be subjected to the lien and security interest of the Indenture.

(d)           Any filings with respect to the Uniform Commercial Code financing statements may be made electronically, and the Issuer shall have the right to designate a company (which shall be reasonably acceptable to the Trustee) to facilitate the filing of the Uniform Commercial Code financing statements.

(e)           The Company acknowledges and agrees that neither the Issuer nor the Trustee, nor any of their respective directors, members, officers, employees, servants, agents, persons under its control or supervision, or attorneys (including Bond Counsel to the Issuer), shall have any responsibility or liability whatsoever related in any way to the filing or re-filing of any Uniform Commercial Code financing statements or continuation statements, or the perfection or continuation of perfection of any security interests, or the recording or rerecording of any document, or the failure to effect any act referred to in this Section, or the failure to effect any such act in all appropriate filing or recording offices, or the failure of sufficiency of any such act so effected.

(f)           The Company agrees to perform all other acts (including the payment of all fees and expenses) necessary in order to enable the Issuer and the Trustee to comply with this Section and with Section 7.07 of the Indenture, including but not limited to, providing prompt notice to the Trustee of any change in either of the name or address of the Company.  The Company agrees that the Issuer and the Trustee, if permitted by applicable law, may provide for the re-recording of the Indenture or any other Security Document or the filing or re-filing of continuation statements without the cooperation of the Company as necessary at the sole cost and expense of the Company.

Section 7.12.         No Further Encumbrances Permitted.  The Company shall not create, permit or suffer to exist any mortgage, encumbrance, lien, security interest, claim or charge against the Trust Estate, the Facility or any part thereof, or the interest of the Company in the Facility, in the Ground Lease or in a Facility Lease, or the interest of the Company in any Project Document, except for Permitted Encumbrances.  The Company covenants that it shall take or cause to be taken all action, including all filing and recording, as may be necessary to ensure that there are no mortgage liens on, or security interests in, the Mortgaged Property (as defined in the Mortgage) prior to the mortgage liens thereon, and security interests therein, granted by the Mortgage.

Section 7.13.         Documents Automatically Deliverable to the Issuer.

(a)           The Company shall immediately notify the Issuer of the occurrence of any Event of Default, or any event that with notice and/or lapse of time would constitute an Event of Default under any Project Document.  Any notice required to be given pursuant to this subsection shall be signed by an Authorized Representative of the Company and set forth a description of the default and the steps, if any, being taken to cure said default.  If no steps have been taken, the Company shall state this fact on the notice.

(b)           The Company shall promptly provide written notice to the Issuer if any representation or warranty made by the Company pursuant to Section 2.2(u) would, if made on any date during the term of the Agreement and deemed made as of such date, be false, misleading or incorrect in any material respect.

(c)           Within ten (10) Business Days after receipt from the Issuer of any subtenant survey and questionnaire pertaining to the Facility, the Company shall complete and execute such survey and questionnaire and return the same to the Issuer.

(d)           The Company shall deliver all insurance-related documents required by Sections 7.1(f) and 7.1(g).

(e)           Within 120 days after the close of each Fiscal Year during which action was taken by the Company pursuant to Section 3.4, the Company shall deliver written notice of the Additional Improvement(s) to the Issuer.

(f)           If a removal involving property having a value in the aggregate exceeding $25,000 was taken by the Company pursuant to Section 3.5(a), the Company shall deliver written notice of such removal to the Issuer within five (5) Business Days following such removal.

(g)           Promptly following completion of the Project, but no later than thirty (30) days following the receipt of a temporary or permanent certificate of occupancy with respect to the Facility, the Company shall deliver to the Issuer the certificate as to Project completion in substantially the form set forth in Exhibit F – “Form of Project Completion Certificate”, together with all attachments required thereunder.

(h)           If the Company shall request the consent of the Issuer under Section 7.8 to any assignment, transfer, Transfer Equivalent Sublease or Facility Lease, the Company shall submit such request to the Issuer in the form prescribed by the Issuer.

Section 7.14.         Requested Documents.  Upon request of the Issuer, the Company shall deliver or cause to be delivered to the Issuer within five (5) Business Days of the date so requested:

(a)           a copy of the most recent compiled financial statements of the Company and of the most recent annual audited consolidated combined and combining financial statements reflecting the financial condition of the Parent (including balance sheets as of the end of the Fiscal Year and the related statement of revenues, expenses and changes in fund balances and, if applicable, income, earnings, and changes in financial position) for such Fiscal Year, prepared in accordance with GAAP and certified by an Independent Accountant;

(b)           a certificate of an Authorized Representative of the Company that the insurance the Company maintains complies with the provisions of Section 7.1, that such insurance has been in full force and effect at all times during the preceding Fiscal Year, and that duplicate copies of all policies or certificates thereof have been filed with the Issuer and are in full force and effect and the evidence required by Section 7.1(f);

(c)           copies of any (x) bills, invoices or other evidences of cost as shall have been incurred in connection with the Project Work, and (y) permits, authorizations and licenses from appropriate authorities relative to the occupancy, operation and use of the Facility;

(d)           if no action was taken by the Company pursuant to Section 3.4 or no action involving the removal of property having a value in the aggregate exceeding $25,000 was taken by the Company pursuant to Section 3.5(a), a certificate of an Authorized Representative of the Company certifying to the fact that no such action was taken by the Company pursuant to such Section 3.4 or 3.5(a) during such preceding Fiscal Year;

(e)           if action was taken by the Company pursuant to Section 3.4 or involving the removal of property having a value in the aggregate exceeding $25,000 pursuant to Section 3.5(a), a written report of an Authorized Representative of the Company summarizing the action taken by the Company and stating that, in his/her opinion, such action complied with the provisions of Section 3.4 or 3.5(a), as applicable;

(f)           a certificate of an Authorized Representative of the Company as to whether or not, as of the close of the immediately preceding Fiscal Year, and at all times during such Fiscal Year, the Company was in compliance with all the provisions that relate to the Company in this Agreement and in any other Project Document to which it shall be a party, and if such Authorized Representative shall have obtained knowledge of any default in such compliance or notice of such default, he shall disclose in such certificate such default or defaults or notice thereof and the nature thereof, whether or not the same shall constitute an Event of Default hereunder, and any action proposed to be taken by the Company with respect thereto;

(g)           upon twenty (20) days prior request by the Issuer, a certificate of an Authorized Representative of the Company either stating that to the knowledge of such Authorized Representative after due inquiry there is no default under or breach of any of the terms hereof that, with the passage of time or the giving of notice or both, would constitute an Event of Default hereunder, exists or specifying each such default or breach of which such Authorized Representative has knowledge;

(h)           employment information requested by the Issuer pursuant to Section 7.6(b); and

(i)           information regarding non-discrimination requested by the Issuer pursuant to Section 7.7.

Section 7.15.         Periodic Reporting Information for the Issuer.

(a)           The Company shall not assert as a defense to any failure of the Company to deliver to the Issuer any reports specified in this Section 7.15 that the Company shall not have timely received any of the forms from or on behalf of the Issuer unless, (i) the Company shall have requested in writing such form from the Issuer not more than thirty (30) days nor less than fifteen (15) days prior to the date due, and (ii) the Company shall not have received such form from the Issuer at least one (1) Business Day prior to the due date.  For purposes of this Section 7.15, the Company shall be deemed to have “received” any such form if it shall have been directed by the Issuer to a website at which such form shall be available.  In the event the Issuer, in its sole discretion, elects to replace one or more of the reports required by this Agreement with an electronic or digital reporting system, the Company shall make its reports pursuant to such system.

(b)           Annually, by August 1 of each year, commencing on the August 1 immediately following the Commencement Date, until the termination of this Agreement, the Company shall submit to the Issuer the Annual Employment and Benefits Report (as such report is so characterized, in substance, by the Issuer) with respect to the Company and all Facility Tenants relating to the period commencing July 1 of the previous year and ending June 30 of the year of the obligation of the filing of such report, in the form prescribed by the Issuer, certified as to accuracy by an officer of the Company.  Upon termination of this Agreement, the Company shall submit to the Issuer the Annual Employment and Benefits Report with respect to the Company and all Facility Tenants relating to the period commencing the date of the last such Report submitted to the Issuer and ending on the last payroll date of the preceding month in the form prescribed by the Issuer, certified as to accuracy by the Company.  Nothing herein shall be construed as requiring the Company or any Facility Tenant to maintain a minimum number of employees on its respective payroll.

(c)           If there shall have been a Facility Tenant at any time during the immediately preceding calendar year, the Company shall file with the Issuer by the next following February 1, a certificate of an Authorized Representative of the Company with respect to all Facility Leases in effect at the Facility, in the form prescribed by the Issuer.

(d)           If there shall have been a Facility Tenant at any time during the twelve-month period terminating on the immediately preceding June 30, the Company shall deliver to the Issuer by the next following August 1, a completed Subtenant’s Employment and Benefits Report with respect to such twelve-month period, in the form prescribed by the Issuer.

(e)           If the Company shall have had the benefit of a Business Incentive Rate (i.e., discounted energy) at any time during the twelve-month period terminating on the immediately preceding June 30, the Company shall deliver to the Issuer by the next following August 1, a completed Business Incentive Rate Report (as such report is so characterized, in substance, by the Issuer) with respect to such twelve-month period, in the form prescribed by the Issuer.

(f)           The Company shall deliver to the Issuer on August 1 of each year, commencing on the August 1 immediately following the Commencement Date, a completed location and contact information report in the form prescribed by the Issuer.

Section 7.16.         Taxes, Assessments and Charges.

(a)           The Company shall pay when the same shall become due all taxes and assessments, general and specific, if any, levied and assessed upon or against the Trust Estate, the Facility or any part thereof or interest of the Company in the Facility, in the Ground Lease or in a Facility Lease, or against any of the loan payments or other amounts payable under this Agreement, the Promissory Note or any of the other Project Documents, or the interest of the Company in any Project Document, during the term of this Agreement, and all water and sewer charges, special district charges, assessments and other governmental charges and impositions whatsoever, foreseen or unforeseen, ordinary or extraordinary, under any present or future law, and charges for public or private utilities or other charges incurred in the occupancy, use, operation, maintenance or upkeep of the Facility, all of which are herein called “Impositions”.  The Company may pay any Imposition in installments if so payable by law, whether or not interest accrues on the unpaid balance.  The Issuer shall forward, as soon as practicable, to the Company any notice, bill or other statement received by the Issuer concerning any Imposition.

(b)           The Company may at its sole cost and expense contest (after prior written notice to the Issuer and the Trustee), by appropriate action conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition, if (i) such proceeding shall suspend the execution or enforcement of such Imposition against the Trust Estate, the Facility or any part thereof or interest of the Company in the Facility, in the Ground Lease or in a Facility Lease, or against any of the loan payments or other amounts payable under this Agreement, the Promissory Note or any of the other Project Documents, or the interest of the Company in any Project Document, (ii) none of the Trust Estate, the Facility or any part thereof or interest of the Company in the Facility, in the Ground Lease or in a Facility Lease, or any of the loan payments or other amounts payable under this Agreement, the Promissory Note or any of the other Project Documents, or the interest of the Company in any Project Document, would be in any danger of being sold, forfeited or lost, (iii) neither the Company, the Parent, the Issuer nor the Trustee would be in any danger of any civil or any criminal liability, other than normal accrual of interest, for failure to comply therewith, and (iv) the Company or the Parent shall have furnished such security, if any, as may be required in such proceedings or as may be reasonably requested by the Issuer or the Trustee to protect the security intended to be offered by the Security Documents.

Section 7.17.         Compliance with Legal Requirements.

(a)           The Company shall not occupy, use or operate the Facility, or allow the Facility or any part thereof to be occupied, used or operated, for any unlawful purpose or in violation of any certificate of occupancy affecting the Facility or for any use which may constitute a nuisance, public or private, or make void or voidable any insurance then in force with respect thereto.

(b)           Throughout the term of this Agreement and at its sole cost and expense, the Company shall promptly observe and comply with all applicable Legal Requirements, whether foreseen or unforeseen, ordinary or extraordinary, that shall now or at any time hereafter be binding upon or applicable to the Company, the Facility, any occupant, user or operator of the Facility or any portion thereof, and will observe and comply with all conditions, requirements, and schedules necessary to preserve and extend all rights, licenses, permits (including zoning variances, special exception and non conforming uses), privileges, franchises and concessions.  The Company will not, without the prior written consent of the Issuer and the Trustee (which consents shall not be unreasonably withheld or delayed), initiate, join in or consent to any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the uses that may be made of the Facility or any part thereof.

(c)           The Company may at its sole cost and expense contest in good faith the validity, existence or applicability of any of the matters described in Section 7.17(b) if (i) such contest shall not result in the Trust Estate, the Facility or any part thereof or interest of the Company in the Facility, in the Ground Lease or in a Facility Lease, or any of the loan payments or other amounts payable under this Agreement, the Promissory Note or any of the other Project Documents, or the interest of the Company in any Project Document, being in any danger of being sold, forfeited or lost, (ii) such contest shall not result in the Company, the Parent, the Issuer or the Trustee being in any danger of any civil or any criminal liability for failure to comply therewith, and (iii) the Company or the Parent shall have furnished such security, if any, as may be reasonably requested by the Issuer or the Trustee to protect the security intended to be offered by the Security Documents for failure to comply therewith.

Section 7.18.         Operation as Approved Facility.

(a)           The Company will not take any action, or suffer or permit any action, if such action would cause the Facility not to be the Approved Facility.

(b)           The Company will not fail to take any action, or suffer or permit the failure to take any action, if such failure would cause the Facility not to be the Approved Facility.

(c)           The Company will permit the Trustee and its duly authorized agents, at all reasonable times upon written notice to enter upon the Facility and to examine and inspect the Facility and exercise its rights hereunder, under the Indenture and under the other Security Documents with respect to the Facility.  The Company will further permit the Issuer, or its duly authorized agent, upon reasonable notice, at all reasonable times, to enter the Facility, but solely for the purpose of assuring that the Company is operating the Facility, or is causing the Facility to be operated, as the Approved Facility consistent with the Approved Project Operations and with the corporate purposes of the Issuer.

Section 7.19.         Restrictions on Dissolution and Merger.

(a)           The Company covenants and agrees that at all times during the term of this Agreement, it will

(i)           maintain its existence as a limited liability company,

(ii)           continue to be subject to service of process in the State,

(iii)           continue to be organized under the laws of, or qualified to do business in, the State,

(iv)           not liquidate, wind up or dissolve or otherwise dispose of all or substantially all of its property, business or assets (“Transfer”) remaining after the Commencement Date, except as provided in Section 7.19(b),

(v)           not consolidate with or merge into another Entity or permit one or more Entities to consolidate with or merge into it (“Merge”), except as provided in Section 7.19(b), and

(vi)           not change or permit the change of any Principal of the Company and/or the Parent, or a change in the relative ownership and/or Control of the Company and/or the Parent of any of the existing Principals, except in each case as provided in Section 7.19(c).

(b)           Notwithstanding Section 7.19(a), the Company may Merge or participate in a Transfer if the following conditions are satisfied on or prior to the Merger or Transfer, as applicable:

(i)           when the Company is the surviving, resulting or transferee Entity,

(1)           the Company shall not have a negative net worth (as determined by an Independent Accountant in accordance with GAAP),

(2)           the Company shall deliver to the Issuer and the Trustee an opinion of Nationally Recognized Bond Counsel to the effect that such action will not cause the interest on the Bonds to become includable in gross income for federal income tax purposes, and

(3)           the Company shall deliver to the Issuer a Required Disclosure Statement with respect to itself as surviving Entity in form and substance reasonably satisfactory to the Issuer; or

(ii)           when the Company is not the surviving, resulting or transferee Entity (the “Successor Company”),

(1)           the predecessor Company (the “Predecessor Company”) shall not have been in default under this Agreement or under any other Project Document,

(2)           the Issuer and the Trustee shall have consented in writing to the transaction,

(3)           the Successor Company shall be solvent and subject to service of process in the State and organized under the laws of the State, or under the laws of any other state of the United States and duly qualified to do business in the State,

(4)           the Successor Company shall have assumed in writing (or by operation of law) all of the obligations of the Predecessor Company contained in this Agreement and in all other Project Documents to which the Predecessor Company shall have been a party,

(5)           the Successor Company shall have delivered to the Issuer a Required Disclosure Statement in form and substance acceptable to the Issuer acting in its sole discretion,

(6)           each Principal of the Successor Company shall have delivered to the Issuer a Required Disclosure Statement in form and substance acceptable to the Issuer acting in its sole discretion,

(7)           the Successor Company shall have delivered to the Issuer and the Trustee, in form and substance acceptable to the Issuer and the Trustee, an Opinion of Counsel to the effect that (y) this Agreement and all other Project Documents to which the Predecessor Company shall be a party constitute the legal, valid and binding obligations of the Successor Company and each is enforceable in accordance with their respective terms to the same extent as it was enforceable against the Predecessor Company, and (z) such action does not legally impair the security for the Holders of the Bonds afforded by the Security Documents,

(8)           the Parent shall have delivered to the Issuer and the Trustee, in form and substance acceptable to the Issuer and the Trustee, an opinion of an Independent Accountant to the effect that the Parent has a net worth (as determined in accordance with GAAP) after the Merger or Transfer at least equal to the Parent Closing Date Net Worth, and

(9)           the Successor Company delivers to the Issuer and the Trustee an opinion of Nationally Recognized Bond Counsel to the effect that such action will not cause the interest on the Bonds to become includable in gross income for federal income tax purposes.

(c)           If there is a change in Principals of the Company and/or the Parent, or a change in the relative ownership and/or Control of the Company and/or the Parent or any of the existing Principals, the Company shall deliver to the Issuer prompt written notice thereof (including all details that would result in a change to Exhibit C — “Principals of Company and Parent”) to the Issuer together with a Required Disclosure Statement in form and substance acceptable to the Issuer acting in its sole discretion.

Section 7.20.         Security Interest and Further Assurances.  c) The Issuer shall pledge and assign to the Trustee pursuant to the Indenture all of the Issuer’s right, title and interest in the Promissory Note and all (except for the Issuer’s Reserved Rights) of the Issuer’s right, title and interest in this Agreement, including all loan payments hereunder and under the Promissory Note, and in furtherance of said pledge the Issuer will unconditionally assign such loan payments to the Trustee for deposit in the Bond Fund in accordance with the Indenture.

(b)           The Company will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such further acts, instruments, conveyances, transfers and assurances, including Uniform Commercial Code financing statements, at the sole cost and expense of the Company, as the Issuer or the Trustee deems reasonably necessary or advisable for the implementation, effectuation, correction, confirmation or perfection of the Trust Estate and any rights of the Issuer or the Trustee hereunder, under the Indenture or under any other Security Document.

Section 7.21.         Continuing Disclosure.  The Company shall, if required by the initial purchaser or underwriter of the Bonds in accordance with Securities and Exchange Commission Rule 15c2-12(b)(5), enter into and comply with and carry out all of the provisions of a continuing disclosure agreement.  Notwithstanding any other provision of this Agreement, failure of the Company to comply with such continuing disclosure agreement shall not be considered an Event of Default; however, the Trustee may (and, at the request of any participating underwriter or the Holders of at least twenty-five percent (25%) aggregate principal amount in Outstanding Bonds, shall, upon receipt of reasonable indemnification for its fees and costs acceptable to it), and any Holder or Beneficial Owner may, take such actions as may be necessary and appropriate, including seeking specific performance by court order, to cause the Company to comply with its obligations under this Section 7.21.  The Company agrees that the Issuer shall have no continuing disclosure obligations.

Section 7.22.         Tax Regulatory Agreement.

(a)           The Company shall comply with all of the terms, provisions and conditions set forth in the Tax Regulatory Agreement, including, without limitation, the making of any payments and filings required thereunder.

(b)           Promptly following receipt of notice from the Trustee as provided in Section 5.08 of the Indenture that the amount on deposit in the Rebate Fund is less than the Rebate Amount, the Company shall deliver the amount necessary to make up such deficiency to the Trustee for deposit in the Rebate Fund.

Section 7.23.         Compliance with the Indenture.  The Company will comply with the provisions of the Indenture with respect to the Company.  The Trustee shall have the power, authority, rights and protections provided in the Indenture.  The Company will use its best efforts to cause there to be obtained for the Issuer any documents or opinions of counsel required of the Issuer under the Indenture.

Section 7.24.         Reporting Information for the Trustee.

(a)           The Company shall furnish or cause to be furnished to the Trustee, (i) as soon as available and in any event within one hundred twenty (120) days after the close of each Fiscal Year, a copy of the annual compiled financial statements of the Company and the most recent annual audited consolidated combined and combining financial statements reflecting the financial condition of the Parent, including balance sheets as at the end of each such Fiscal Year, and the related statements of income, balances, earnings, retained earnings and changes in financial position for each such Fiscal Year, as compiled by the Company’s and the Parent’s respective Independent Accountant and prepared in accordance with GAAP, and (ii) as soon as available and in any event within sixty (60) days after the close of each quarter of each Fiscal Year, a copy of the compiled financial statements of the Company, and the unaudited consolidated combined and combining financial statements reflecting the financial condition of the Parent, including balance sheets as at the end of such quarter, and the related statements of income, balances, earnings, retained and changes in financial position for such quarter, prepared in accordance with GAAP, certified by an Authorized Representative of the Company and an Authorized Representative of the Parent, respectively.

(b)           The Company shall deliver to the Trustee with each delivery of annual financial statements required by Section 7.24(a)(i), (i) a certificate of an Authorized Representative of the Company as to whether or not, as of the close of such preceding Fiscal Year, and at all times during such Fiscal Year, the Company was in compliance with all the provisions which relate to the Company in this Agreement and in any other Project Document to which it shall be a party, and as to whether or not a Determination of Taxability has occurred, and if such Authorized Representative shall have obtained knowledge of any default in such compliance or notice of such default or Determination of Taxability, he shall disclose in such certificate such default or defaults or notice thereof and the nature thereof, whether or not the same shall constitute an Event of Default hereunder, and any action proposed to be taken by the Company with respect thereto, and (ii) a certificate of an Authorized Representative of the Company that the insurance it maintains complies with the provisions of Section 7.1 of this Agreement and Section 3.12 of the Bond Guaranty Agreement, that such insurance has been in full force and effect at all times during the preceding Fiscal Year, and that duplicate copies of all policies or certificates thereof have been filed with the Issuer and the Trustee and are in full force and effect.  In addition, upon twenty (20) days prior request by the Trustee, the Company will execute, acknowledge and deliver to the Issuer and the Trustee a certificate of an Authorized Representative of the Company either stating that to the knowledge of such Authorized Representative after due inquiry no default or breach exists hereunder or specifying each such default or breach of which such Authorized Representative has knowledge.

(c)           The Company shall immediately notify the Trustee of the occurrence of any Event of Default or any event which with notice and/or lapse of time would constitute an Event of Default under any Project Document.  Any notice required to be given pursuant to this subsection shall be signed by an Authorized Representative of the Company and set forth a description of the default and the steps, if any, being taken to cure said default.  If no steps have been taken, the Company shall state this fact on the notice.

(d)           The Company shall deliver to the Trustee all insurance-related documents required by Sections 7.1(f)(i), 7.1(f)(ii), 7.1(f)(iii) and 7.1(g).

Section 7.25.         Contracts with Affiliates.  The Company shall not enter into any contract or transaction with any Affiliate of the Company, including, without limitation, any Facility Lease, except upon such terms as are customarily acceptable to a bona fide third party in an arms’-length transaction.

Section 7.26.        Business of Company.  The Company shall engage in no business or enterprise other than (i) the design, acquisition, construction, renovation, equipping, furnishing, leasing, operation, maintenance, repair, restoration, improvement and management of the Facility, (ii) the performance of its obligations under the Ground Lease and all other Project Documents to which it is a party, and all other agreements relating to the Facility and its financing, construction, leasing, maintenance and operation, and (iii) activities in furtherance thereof or ancillary or reasonably related thereto.

Section 7.27.         No Material Impairment of Value.  The Company shall not take any action that would impair, in any material respect, the value or utility of the Facility as intended for the purposes of this Agreement or the Facility Revenues to be derived from the operation of the Facility.

Section 7.28.         Certain Covenants with Respect to the Ground Lease.  i) At least ten (10) days prior to the execution by the Company of any amendment, supplement or modification to the Ground Lease, the Company shall deliver a copy of same in substantially final form to each of the Issuer and the Trustee.  Promptly upon the execution thereof, the Company shall furnish certified copies of such amendment, supplement or modification to the Issuer and the Trustee.  Prior to the completion of the Project in accordance with this Agreement and the Ground Lease, the Company shall not enter into any amendment, supplement or modification to the Ground Lease without the prior written consent of the Parent.

(b)           The Company shall immediately transmit to each of the Issuer and the Trustee (y) notice of any default by the Company under the Ground Lease including a full description of the nature of the default and the amount or act necessary to cure the same, and (z) copies of any termination or default notice it shall receive or deliver under the Ground Lease.

Section 7.29.         Certain Covenants with Respect to the Facility Leases.

ii) Prior to commencing its broadly marketing efforts to seek tenants for the Facility, the Company covenants and agrees to use its best efforts to identify and locate former tenants from the Gallery at Fulton Street in Brooklyn, New York and offer to such tenants suitable retail space within the Facility (taking into account the amount of available retail space within the Facility and the location of such space within the Facility) on a competitive market basis.

(b)           Upon the execution by the Company of any amendment, supplement or modification to any of the Facility Leases, the Company shall promptly deliver a certified copy of same to each of the Issuer and the Trustee.

(c)           The Company shall immediately transmit to each of the Issuer and the Trustee copies of any termination or default notice it shall receive or deliver under any Facility Lease.

Section 7.30.         Waiver of Defenses.  The Company covenants and agrees, for the benefit of the Issuer, the Trustee and the Holders of the Bonds, not to assert that any inconsistency between the terms, covenants, conditions and provisions of the Ground Lease with the Mortgage or any of the other Security Documents shall have the effect of modifying, releasing, impairing or otherwise limiting any of the obligations, covenants and agreements of the Company under the Mortgage or under any of the other Security Documents.

Section 7.31.         Leasehold Condominium.  Pursuant to the General Lease, the Company has reserved for itself the right to subject the Facility to a condominium regime of ownership pursuant to the provisions of Article 9-B of the New York Real Property Law and, in connection therewith, request the landlord under the Ground Lease to enter into a separate lease with the owners of each condominium unit created thereunder.  However, the Company agrees that it shall not effect any sale, transfer or other disposition of any such separate lease or condominium unit so created without the prior written consent of the Trustee, and the delivery to the Issuer and the Trustee of an opinion of Nationally Recognized Bond Counsel to the effect that such action will not affect the exclusion of the interest on any Bonds then Outstanding from gross income for federal income tax purposes.

ARTICLE VIII

REMEDIES AND EVENTS OF DEFAULT

Section 8.1.           Events of Default.  Any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)           Failure of the Company to pay or cause to be paid any loan payment that has become due and payable by the terms of Section 4.3(a) or (e), or to pay any other payment that has become due and payable under Section 4.4, which in any case results in an Event of Default under the Indenture;

(b)           Failure of the Company to pay any amount (except as set forth in Section 8.1(a) hereof) that has become due and payable or to observe and perform any covenant, condition or agreement on its part to be performed under Sections 5.1, 5.2, 5.3, 5.4, 7.1, 7.2, 7.3, 7.4, 7.8, 7.10.  7.11, 7.12, 7.16, 7.17, 7.19, 7.24, 7.25, 7.28, 7.29, 7.31, 8.7, 8.8, 8.9, 10.2, 10.3, 10.5, 11.2 or 11.3 and continuance of such failure for more than thirty (30) days after written notice of such failure has been given to the Company specifying the nature of such failure by the Issuer or the Trustee or the Holders of more than twenty-five per cent (25%) in aggregate principal amount of the Bonds Outstanding;

(c)           Failure of the Company to observe and perform any covenant, condition or agreement hereunder on its part to be performed (except as set forth in Section 8.1(a) or (b)) and (i) continuance of such failure for more than thirty (30) days after written notice of such failure has been given to the Company specifying the nature of same by the Issuer or the Trustee or the Holders of more than twenty-five per cent (25%) in aggregate principal amount of the Bonds Outstanding, or (ii) if by reason of the nature of such failure the same can be remedied, but not within the said thirty (30) days, the Company fails to commence and thereafter proceed with reasonable diligence after receipt of said notice to cure such failure or fails to continue with reasonable diligence its efforts to cure such failure;

(d)           The Company or the Parent shall (i) apply for or consent to the appointment of or the taking of possession by a receiver, liquidator, custodian or trustee of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts generally become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner or acquiesce in writing to, any petition filed against itself in an involuntary case under the Federal Bankruptcy Code, (vii) take any action for the purpose of effecting any of the foregoing, or (viii) be adjudicated a bankrupt or insolvent by any court;

(e)           A proceeding or case shall be commenced, without the application or consent of the Company or the Parent, in any court of competent jurisdiction, seeking, (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts, (ii) the appointment of a trustee, receiver, liquidator, custodian or the like of the Company or the Parent, or of all or any substantial part of its respective assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) days; or any order for relief against the Company or the Parent shall be entered in an involuntary case under such Bankruptcy Code; the terms “dissolution” or “liquidation” of the Company or the Parent as used above shall not be construed to prohibit any action otherwise permitted by Section 7.19, Section 3.6 of the Bond Guaranty Agreement or Section 3.4 of the Issuer Indemnification Agreement;

(f)           Any representation or warranty made by the Company or the Parent (i) in the application and related materials submitted to the Issuer or the initial purchaser(s) of the Bonds for approval of the Project or its financing, or (ii) herein or in any other Project Document, or (iii) in the Letter of Representation and Indemnity Agreement, or (iv) in the Tax Regulatory Agreement, or (v) by or on behalf of the Company or the Parent or any other Person in any Required Disclosure Statement, or (vi) in any report, certificate, financial statement or other instrument furnished pursuant hereto or any of the foregoing, shall in any case prove to be false, misleading or incorrect in any material respect as of the date made;

(g)           The commencement of proceedings to appoint a receiver or to foreclose any mortgage lien on or security interest in the Ground Lease including the Mortgage;

(h)           If any Required Disclosure Statement delivered to the Issuer under any Project Document is not acceptable to the Issuer acting in its sole discretion; or

(i)           An “Event of Default” under the Indenture or under any other Security Document shall occur and be continuing.

Section 8.2.           Remedies on Default.  d) Whenever any Event of Default referred to in Section 8.1 shall have occurred and be continuing, the Issuer, to the extent specifically authorized herein or in the Issuer Indemnification Agreement, or the Trustee where so provided, may, take any one or more of the following remedial steps:

(i)           The Trustee, as and to the extent provided in Article VIII of the Indenture, may cause all principal installments of loan payments payable under Section 4.3(a) for the remainder of the term of this Agreement to be immediately due and payable, whereupon the same, together with the accrued interest thereon, shall become immediately due and payable, without presentment, demand, protest or any other notice whatsoever, all of which are hereby expressly waived by the Company; provided, however, that upon the occurrence of an Event of Default under Section 8.1(d) or (e), all principal installments of loan payments payable under Section 4.3(a) for the remainder of the term of this Agreement, together with the accrued interest thereon, shall immediately become due and payable without any declaration, notice or other action of the Issuer, the Trustee, the Holders of the Bonds or any other Person being a condition to such acceleration;

(ii)           The Issuer or the Trustee may take whatever action at law or in equity as may appear necessary or desirable to collect the loan payments then due and thereafter to become due, or to enforce performance or observance of any obligations, agreements or covenants of the Company under this Agreement; and

(iii)           The Trustee may take any action permitted under the Indenture with respect to an Event of Default thereunder.

(b)           Upon the occurrence of a default with respect to any of the Issuer’s Reserved Rights, the Issuer, without the consent of the Trustee or any other Person, may proceed to enforce the Issuer’s Reserved Rights by

(i)            bringing an action for damages, injunction or specific performance, or

(ii)           taking whatever action at law or in equity as may appear necessary or desirable to collect payment of amounts due by the Company under the Issuer’s Reserved Rights or to enforce the performance or observance of any obligations, covenants or agreements of the Company under the Issuer’s Reserved Rights,

(c)           No action taken pursuant to this Section 8.2 (including termination of this Agreement) or by operation of law or otherwise shall, except as expressly provided herein, relieve the Company from the Company’s obligations hereunder, all of which shall survive any such action.

Section 8.3.           Bankruptcy Proceedings.  In case proceedings shall be pending for the bankruptcy or for the reorganization of the Company or the Parent under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee (other than the Trustee under the Indenture) shall have been appointed for the property of the Company or the Parent or in the case of any other similar judicial proceedings relative to the Company or the Parent or the creditors or property of the Company or the Parent, then the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Agreement and the Promissory Note, irrespective of whether the principal of the Bonds (and the loan payments payable pursuant to the Promissory Note and Section 4.3(a)) shall have been accelerated by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand for payment hereunder or thereunder, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee allowed in such judicial proceedings relative to the Company or the Parent, the creditors or property of the Company or the Parent, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute such amounts as provided in the Indenture after the deduction of its charges and expenses.  Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Trustee, and to pay to the Trustee any amount due it for compensation and expenses, including expenses and fees of counsel incurred by it up to the date of such distribution.

Section 8.4.           Remedies Cumulative.  The rights and remedies of the Issuer or the Trustee under this Agreement shall be cumulative and shall not exclude any other rights and remedies of the Issuer or the Trustee allowed by law with respect to any default under this Agreement.  Failure by the Issuer or the Trustee to insist upon the strict performance of any of the covenants and agreements herein set forth or to exercise any rights or remedies upon default by the Company hereunder shall not be considered or taken as a waiver or relinquishment for the future of the right to insist upon and to enforce by mandatory injunction, specific performance or other appropriate legal remedy the strict compliance by the Company with all of the covenants and conditions hereof, or of the rights to exercise any such rights or remedies, if such default by the Company be continued or repeated.

Section 8.5.           No Additional Waiver Implied by One Waiver.  In the event any covenant or agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.  No waiver shall be binding unless it is in writing and signed by the party making such waiver.  No course of dealing between the Issuer and/or the Trustee and the Company or any delay or omission on the part of the Issuer and/or the Trustee in exercising any rights hereunder or under the Indenture or under any other Security Document shall operate as a waiver.  To the extent permitted by applicable law, the Company hereby waives the benefit and advantage of, and covenants not to assert against the Issuer or the Trustee, any valuation, inquisition, stay, appraisement, extension or redemption laws now existing or which may hereafter exist which, but for this provision, might be applicable to any sale or reletting made under the judgment, order or decree of any court or under the powers of sale and reletting conferred by this Agreement or otherwise.

Section 8.6.           Effect on Discontinuance of Proceedings.  In case any proceeding taken by the Issuer or the Trustee under the Indenture or this Agreement or under any other Security Document on account of any Event of Default hereunder or thereunder shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Issuer or the Trustee, then, and in every such case, the Issuer, the Trustee and the Holders of the Bonds shall be restored, respectively, to their former positions and rights hereunder and thereunder, and all rights, remedies, powers and duties of the Issuer and the Trustee shall continue as in effect prior to the commencement of such proceedings.

Section 8.7.           Agreement to Pay Fees and Expenses of Attorneys and Other Consultants.  In the event the Company should default under any of the provisions of this Agreement, and the Issuer or the Trustee should employ outside attorneys or other consultants or incur other expenses for the collection of loan payments or other amounts payable hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained or contained in any other Security Document, the Company agrees that it will on demand therefor pay to the Issuer or the Trustee, as the case may be, the reasonable fees and disbursements of such attorneys or other consultants and such other expenses so incurred.

Section 8.8.           Certain Continuing Representations. If at any time during the term of this Agreement, any representation or warranty made by the Company pursuant to Section 2.2(u) would, if made on any date during the term of this Agreement and deemed made as of such date, be false, misleading or incorrect in any material respect, then, the Company shall be deemed to be in default under this Agreement unless the Issuer shall, upon written request by the Company, either waive such default in writing or consent in writing to an exception to such representation or warranty so that such representation or warranty shall no longer be false, misleading or incorrect in a material respect.  Upon the occurrence of any such default, the Issuer shall have the right to require the redemption of the Bonds in accordance with Section 10.3(a).

Section 8.9.           Late Delivery Fees.

(a)           In the event the Company shall fail:

(i)           to pay the Annual Administrative Fee on the date required under Section 7.3,

(ii)           to file and/or deliver any of the documents required of the Company under Section 7.13 or Section 7.15 by the date therein stated (collectively, the “Fixed Date Deliverables”), or

(iii)           to deliver to the Issuer any of the documents as shall have been requested by the Issuer of the Company under Section 7.14 within five (5) Business Days of the date so requested (collectively, the “Requested Document Deliverables”), then the Issuer may charge the Company a daily calendar basis commencing with the day immediately following the date on which the payment, filing or delivery was due (the “Due Date”), the Per Diem Late Fee.

(b)           If the Issuer shall deliver written notice (a “Notification of Failure to Deliver”) to the Company of such failure to deliver on the Due Date the Annual Administrative Fee, a Fixed Date Deliverable and/or a Requested Document Deliverable, and such payment or document shall not be delivered to the Issuer within ten (10) Business Days following delivery by the Issuer to the Company of the Notification of Failure to Deliver, then, commencing from and including the eleventh (11th) Business Day following the delivery by the Issuer to the Company of the Notification of Failure to Deliver, the Issuer may charge the Company on a daily calendar basis the Per Diem Supplemental Late Fee in respect of each noticed failure which shall be in addition to, and be imposed concurrently with, the applicable Per Diem Late Fee.

(c)           The Per Diem Late Fee and the Per Diem Supplemental Late Fee shall each, if charged by the Issuer, (i) accrue until the Company delivers to the Issuer the Annual Administrative Fee, the Fixed Date Deliverable(s) and/or the Requested Document Deliverable(s), as the case may be, and (ii) be incurred on a daily basis for each such Annual Administrative Fee, Fixed Date Deliverable and/or Requested Document Deliverable as shall not have been delivered to the Issuer on the Due Date.

(d)           No default on the part of the Company under Section 7.3, 7.13, 7.14, or 7.15 to deliver to the Issuer an Annual Administrative Fee, a Fixed Date Deliverable or a Requested Document Deliverable shall be deemed cured unless the Company shall have delivered same to the Issuer and paid to the Issuer all accrued and unpaid Per Diem Fees in connection with the default.

ARTICLE IX

OPTIONS TO TERMINATE

Section 9.1.            Termination of this Agreement.

(a)           The Company shall have the option to terminate this Agreement by causing the redemption or defeasance in whole of all Outstanding Bonds in accordance with the terms set forth in the Indenture.

(b)           i) After full payment of the Bonds or provision for the payment in full thereof having been made in accordance with Article X of the Indenture, but not later than the receipt by the Company of ten (10) days prior written notice from the Issuer directing termination of this Agreement, the Company shall terminate this Agreement by giving the Issuer notice in writing of such termination and thereupon such termination shall forthwith become effective, subject, however, to (x) the delivery of those documents referred to in Section 9.2 , and (y) the survival of those obligations of the Company set forth in Section 9.3.

(ii)           In the event the Company does not terminate this Agreement (including taking all actions required to be taken by the Company pursuant to Sections 9.1(b)(i) and 9.2 within such ten (10) day period), then, commencing on the eleventh (11th) day after transmittal of the notice directing termination as provided in Section 9.1(b)(i), the Company shall, in addition to all other payment obligations due to the Issuer hereunder, make additional loan payments to the Issuer in the amount of the Per Diem Holdover Amount until the Company shall have terminated this Agreement in accordance with the provisions thereof and hereof.

(c)           The Company shall not, at any time, assign or transfer its option to terminate this Agreement as contained in this Section 9.1 separate and apart from a permitted assignment of this Agreement pursuant to Section 7.8, without the prior written consents of the Issuer and the Trustee.

Section 9.2.            Actions on Termination.  e) As a condition precedent to the termination of this Agreement, the Company shall

(i)           pay to the Trustee

(A)           the expenses of redemption, the fees and expenses of the Trustee, the Bond Registrar and the Paying Agents and all other amounts due and payable under this Agreement and the other Security Documents;

(B)           any amounts required to be rebated to the Federal government pursuant to the Indenture or the Tax Regulatory Agreement; and

(ii)           pay to the Issuer

(A)           the fees and expenses of the Issuer, and

(B)           all other amounts due and payable under this Agreement and the other Security Documents, and

(iii)           perform all accrued obligations hereunder or under any other Project Document,

(b)           Upon the termination of this Agreement in accordance with Section 9.1, the Issuer will deliver or cause to be delivered, at the sole cost and expense of the Company, to the Company (i) a termination of this Agreement, and (ii) all necessary documents releasing all of the Issuer’s rights and interests in and to any rights of action under this Agreement (other than as against the Company or the Parent or any insurer of the insurance policies under Section 7.1), or any insurance proceeds (other than liability insurance proceeds for the benefit of the Issuer) or condemnation awards, with respect to the Facility or any portion thereof.  Concurrently with the delivery of such instruments, there shall be delivered by the Issuer (at the sole cost and expense of the Company), to the Trustee any instructions or other instruments required by Article X of the Indenture to defease and pay the Outstanding Bonds, together with a direction to the Trustee that the Trustee deliver to the Company a release, satisfaction or termination of the Indenture and, except as provided in Section 8.19 of the Mortgage, of the mortgage lien and security interest of the Mortgage.

Section 9.3.           Survival of Company Obligations.  Upon compliance with Section 9.2, this Agreement and all obligations of the Company hereunder shall be terminated except the obligations of the Company under Sections 7.2, 7.22, 8.2, 8.7, 8.9, 10.2, 11.4, 11.5, 11.6, 11.11, 11.13 and 11.14 shall survive such termination.

ARTICLE X

CERTAIN PROVISIONS RELATING TO THE BONDS

Section 10.1.         Issuance of Additional Bonds.  If a Series of Additional Bonds are to be issued pursuant to the Indenture, the Issuer and the Company shall enter into an amendment to the Promissory Note and this Agreement, providing, among other things, for the payment by the Company of such additional loan payments as are necessary in order to amortize in full the principal of and interest on such Series of Additional Bonds and any other costs in connection therewith.

Any such completion, repair, relocation, replacement, rebuilding, restoration, additions, extensions or improvements shall become a part of the Facility and shall be included under this Agreement to the same extent as if originally included hereunder.

Section 10.2.         Determination of Taxability.  f) If any Holder of Bonds receives from the Internal Revenue Service a notice of assessment and demand for payment with respect to interest on any Bond (except a notice and demand based upon the assertion that the Bondholder is a “substantial user”, as defined in Section 147 of the Code, or a “related person”, as defined in the Tax Regulatory Agreement), an appeal may be taken by such Holder at the option of either such Holder or the Company.  If such appeal is taken at the option of the Company (exercised in accordance with the procedures set forth in the definition of “Determination of Taxability”), all expenses of the appeal including reasonable counsel fees shall be paid by the Company, and the Company shall control the procedures and terms relating to such appeal, and such Holder and the Company shall cooperate and consult with each other in all matters pertaining to any such appeal which the Company has elected to take, except that no Holder of Bonds shall be required to disclose or furnish any non-publicly disclosed information, including without limitation, financial information and tax returns.  Before the taking of any appeal which the Company has elected to take, however, the Bondholder shall have the right to require the Company to pay the tax assessed and conduct the appeal as a contest for reimbursement.

(b)           Not later than one hundred twenty (120) days following a Determination of Taxability, the Company shall pay to the Trustee an amount sufficient, when added to the amounts then in the Bond Fund and available for such purpose, to retire and redeem all Bonds then Outstanding, in accordance with the Indenture.  The Bonds shall be redeemed in whole unless redemption of a portion of the Bonds Outstanding would have the result that interest payable on the Bonds remaining Outstanding after such redemption would not be includable in the gross income of any Holder of a Bond (other than a Holder who is a “substantial user” of the Facility or a “related person”, within the meaning of the Code).  In such event, the Bonds shall be redeemed in such amount as is deemed necessary in the opinion of Nationally Recognized Bond Counsel to accomplish that result.

(c)           The obligation of the Company to make the payments provided for in this Section shall be absolute and unconditional, and the failure of the Issuer, the Trustee or any other Person to execute or deliver or cause to be delivered any documents or to take any action required under this Agreement or otherwise shall not relieve the Company of its obligation under this Section.

Section 10.3.         Mandatory Redemption of Bonds as Directed by the Issuer.

g) Upon the determination by the Issuer that (w) the Company is operating the Facility or any portion thereof, or is allowing the Facility or any portion thereof to be operated, not as a qualified “project” in accordance with the Act and the failure of the Company within thirty (30) days of the receipt by the Company of written notice of such noncompliance from the Issuer to cure such noncompliance together with a copy of such resolution (a copy of which notice shall be sent to the Trustee), (x) the Company, any Principal of the Company or any Person that directly or indirectly Controls, is Controlled by or is under common Control with the Company has committed a material violation of a material Legal Requirement and the failure of the Company within thirty (30) days of the receipt by the Company of written notice of such determination from the Issuer to cure such material violation (which cure, in the case of a Principal who shall have committed the material violation of a material Legal Requirement, may be effected by the removal of such Principal), (y) as set forth in Section 8.8, any Conduct Representation is false, misleading or incorrect in any material respect at any date, as if made on such date, or (z) a Required Disclosure Statement delivered to the Issuer under any Project Document is not acceptable to the Issuer acting in its sole discretion, the Company covenants and agrees that it shall, no later than ten (10) days following the termination of such thirty (30) day period, pay to the Trustee advance loan payments in immediately available funds in an amount sufficient to redeem the Bonds Outstanding in whole at the Redemption Price of 100% of the aggregate principal amount of the Outstanding Bonds together with interest accrued thereon to the redemption date.  The Issuer shall give prior written notice of the meeting at which the Board of Directors of the Issuer are to consider such resolution to the Company and the Trustee, which notice shall be no less than fifteen (15) days prior to such meeting.

(b)           In the event the Company fails to obtain or maintain the public liability insurance with respect to the Facility required under Section 7.1, and the Company shall fail to cure such circumstance within ten (10) days of the receipt by the Company of written notice of such noncompliance from the Issuer and a demand by the Issuer on the Company to cure such noncompliance, upon notice or waiver of notice as provided in the Indenture, the Company shall pay to the Trustee advance loan payments in immediately available funds in an amount sufficient to redeem the Bonds Outstanding in whole at the Redemption Price of one hundred percent (100%) of the unpaid principal amount of the Bonds, together with interest accrued thereon to the date of redemption.

Section 10.4.         Right to Cure Issuer Defaults.  The Issuer hereby grants the Company full authority for account of the Issuer to perform any covenant or obligation the non-performance of which is alleged to constitute a default in any notice received by the Company, in the name and stead of the Issuer, with full power of substitution.

Section 10.5.         Option to Purchase or Invite Tenders of Bonds.  The Company shall have the option, at any time during the term of this Agreement, to purchase Bonds for its own account, whether by direct negotiation, through a broker or dealer, or by making a tender offer to the Holders thereof.  The Bonds so purchased  by the Company or by any Affiliate of the Company (including the Parent) shall be delivered to the Trustee for cancellation within ninety (90) days of the date of purchase unless the Company shall deliver to the Trustee and the Issuer an opinion of Nationally Recognized Bond Counsel to the effect that the failure to surrender such Bonds by such date will not affect the exclusion of the interest on any Bonds then Outstanding from gross income for federal income tax purposes.

Section 10.6.         Investment of Funds.  Any moneys held as part of the Rebate Fund, the Earnings Fund, the Project Fund, the Bond Fund, the Additional Interest Deposit Fund or the Renewal Fund or in any special fund provided for in this Agreement or in the Indenture to be invested in the same manner as in any said Fund shall, at the written request of an Authorized Representative of the Company, be invested and reinvested by the Trustee as provided in the Indenture (but subject to the provisions of the Tax Regulatory Agreement).  Neither the Issuer nor the Trustee nor any of their members, directors, officers, agents, servants or employees shall be liable for any depreciation in the value of any such investments or for any loss arising therefrom.

Interest and profit derived from such investments shall be credited and applied as provided in the Indenture, and any loss resulting from such investments shall be similarly charged.

Section 10.7.         Deposit to Additional Interest Deposit Fund.  On or prior to the Commencement Date, the Company shall pay or cause to be paid to the Trustee the amount of $4,000,000 for deposit in the Advance Interest Deposit Fund.

ARTICLE XI

MISCELLANEOUS

Section 11.1.         Force Majeure.  In case by reason of force majeure either party hereto shall be rendered unable wholly or in part to carry out its obligations under this Agreement, then except as otherwise expressly provided in this Agreement, if such party shall give notice and full particulars of such force majeure in writing to the other party within a reasonable time after occurrence of the event or cause relied on, the obligations of the party giving such notice (other than (i) the obligations of the Company to make (or cause to be made) the loan payments or other payments required under the terms hereof and under the Promissory Note, or (ii) the obligations of the Company to comply with Sections 7.1 or 7.2), so far as they are affected by such force majeure, shall be suspended during the continuance of the inability then claimed, which shall include a reasonable time for the removal of the effect thereof, but for no longer period, and such party shall endeavor to remove or overcome such inability with all reasonable dispatch.  The term “force majeure” shall mean acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, orders of any kind of the Government of the United States or of the State or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, droughts, arrest, restraining of government and people, war, terrorism, civil disturbances, explosions, partial or entire failure of utilities, shortages of labor, material, supplies or transportation, or any other similar or different cause not reasonably within the control of the party claiming such inability.  Notwithstanding anything to the contrary herein, in no event shall the Company’s financial condition or inability to obtain financing constitute a force majeure.  It is understood and agreed that the requirements that any force majeure shall be reasonably beyond the control of the party and shall be remedied with all reasonable dispatch shall be deemed to be satisfied in the event of a strike or other industrial disturbance even though existing or impending strikes or other industrial disturbances could have been settled by the party claiming a force majeure hereunder by acceding to the demands of the opposing person or persons.

The Company shall promptly notify the Issuer and the Trustee upon the occurrence of each force majeure, describing such force majeure and its effects in reasonable detail.  The Company shall also promptly notify the Issuer and the Trustee upon the termination of each such force majeure.  The information set forth in any such notice shall not be binding upon the Issuer or the Trustee, and the Issuer or the Trustee shall be entitled to dispute the existence of any force majeure and any of the contentions contained in any such notice received from the Company.

Section 11.2.         Pledge under Indenture and Mortgage.  Pursuant to the Mortgage, the Company will mortgage its interest in the Facility under the Ground Lease to the Trustee as security for the Bonds and the obligations of the Company and of the Parent under the Security Documents.  Pursuant to the Indenture, the Issuer will pledge and assign the Promissory Note and the loan payments and certain other moneys receivable under this Agreement to the Trustee as security for the payment of the principal or Redemption Price, if applicable, of, Sinking Fund Installments for, Purchase Price and interest on the Bonds.

Section 11.3.         Amendments.  This Agreement may be amended only with the concurring written consent of the Trustee given in accordance with the provisions of the Indenture and only by a written instrument executed by the parties hereto.

Section 11.4.         Service of Process.  The Company represents that it is subject to service of process in the State and covenants that it will remain so subject until all obligations, covenants and agreements of the Company under this Agreement shall be satisfied and met.  If for any reason the Company should cease to be so subject to service of process in the State, the Company hereby irrevocably consents to the service of all process, pleadings, notices or other papers in any judicial proceeding or action by designating and appointing General Counsel, at Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, as its agent upon whom may be served all process, pleadings, notices or other papers which may be served upon the Company as a result of any of its obligations under this Agreement.  If such appointed agent shall cease to act or otherwise cease to be subject to service of process in the State, the Company hereby irrevocably designates and appoints the Secretary of State of the State of New York as its agent upon whom may be served all process, pleadings, notices or other papers which may be served upon the Company as a result of any of its obligations under this Agreement; provided, however, that the service of such process, pleadings, notices or other papers shall not constitute a condition to the Company’s obligations hereunder.

For such time as any of the obligations, covenants and agreements of the Company under this Agreement remain unsatisfied, the Company’s agent(s) designated in this Section 11.4 shall accept and acknowledge on the Company’s behalf each service of process in any such suit, action or proceeding brought in any such court.  The Company agrees and consents that each such service of process upon such agents and written notice of such service to the Company in the manner set forth in Section 11.5 shall be taken and held to be valid personal service upon the Company whether or not the Company shall then be doing, or at any time shall have done, business within the State and that each such service of process shall be of the same force and validity as if service were made upon the Company according to the laws governing the validity and requirements of such service in the State, and waives all claim of error by reason of any such service.

Such agents shall not have any power or authority to enter into any appearance or to file any pleadings in connection with any suit, action or other legal proceedings against the Company or to conduct the defense of any such suit, action or any other legal proceeding except as expressly authorized by the Company.

Section 11.5.         Notices.  All notices, certificates or other communications hereunder shall be sufficient if sent (i) by registered or certified United States mail, return receipt requested and postage prepaid, (ii) by a nationally recognized overnight delivery service for overnight delivery, charges prepaid or (iii) by hand delivery, addressed, as follows:

(1)           if to the Issuer, to

New York City Capital Resource Corporation
110 William Street
New York, New York  10038
Attention:  General Counsel (with a copy to the
Executive Director of the Issuer at the
same address)

(2)           if to the Company, to

Albee Retail Development LLC
c/o Acadia Realty Trust
1311 Mamaroneck Avenue
Suite 260
White Plains, New York  10605
Attention:  General Counsel

with a copy to

Washington Square Partners
675 Third Avenue, 25th Floor
New York, New York 10017
Attention: Paul Travis

and

Akerman Senterfitt LLP
335 Madison Avenue, 26th Floor
New York, New York  10017
Attention: Steven Polivy, Esq., and

(3)           if to the Trustee, to

The Bank of New York Mellon
101 Barclay Street, Floor 7W
New York, New York  10286
Attention: Corporate Trust Administration

The Issuer, the Company and the Trustee may, by like notice, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.  Any notice, certificate or other communication hereunder shall, except as may expressly be provided herein, be deemed to have been delivered or given (i) three (3) Business Days following posting if transmitted by mail, (ii) one (1) Business Day following sending if transmitted for overnight delivery by a nationally recognized overnight delivery service, or (iii) upon delivery if given by hand delivery, with refusal by an Authorized Representative of the intended recipient party to accept delivery of a notice given as prescribed above to constitute delivery hereunder.

xc

Section 11.6.        Consent to Jurisdiction.  The Company irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement or any other Project Document, the Facility, the Project, the relationship between the Issuer and the Company, the Company’s leasehold, use or occupancy of the Facility and/or any claim for injury or damages may be brought in the courts of record of the State in New York County or the United States District Court for the Southern District of New York; (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; (iii) waives any objection which it may have to the venue of any such suit, action or proceeding in such courts; and (iv) waives and relinquishes any rights it might otherwise have (w) to move to dismiss on grounds of forum non conveniens, (x) to remove to any federal court other than the United States District Court for the Southern District of New York, and (y) to move for a change of venue to a New York State Court outside New York County.

If the Company commences any action against the Issuer or the Trustee in a court located other than the courts of record of the State in New York County or the United States District Court for the Southern District of New York, the Company shall, upon request of the Issuer or the Trustee, either consent to a transfer of the action or proceeding to a court of record of the State in New York County or the United States District Court for the Southern District of New York, or, if the court where the action or proceeding is initially brought will not or cannot transfer the action, the Company shall consent to dismiss such action without prejudice and may thereafter reinstitute the action in a court of record of the State in New York County or the United States District Court for the Southern District of New York.

Section 11.7.        Prior Agreements Superseded.  This Agreement shall completely and fully supersede all other prior understandings or agreements, both written and oral, between the Issuer and the Company relating to the Facility, other than any other Project Document.

Section 11.8.         Severability.  If any one or more of the provisions of this Agreement shall be ruled illegal or invalid by any court of competent jurisdiction, the illegality or invalidity of such provision(s) shall not affect any of the remaining provisions hereof, but this Agreement shall be construed and enforced as of such illegal or invalid provision had not been contained herein.

Section 11.9.         Effective Date; Counterparts.  The date of this Agreement shall be for reference purposes only and shall not be construed to imply that this Agreement was executed on the date first above written.  This Agreement was delivered on the Commencement Date.  This Agreement shall become effective upon its delivery on the Commencement Date.  It may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 11.10.      Binding Effect.  This Agreement shall inure to the benefit of the Issuer, the Trustee, the Bond Registrar, the Tender Agent, the Paying Agents, the Remarketing Agent, the Indemnified Parties and the Holders of the Bonds, and shall be binding upon the Issuer and the Company and their respective successors and assigns.

Section 11.11.      Third Party Beneficiaries.  h) The Issuer and the Company agree that this Agreement is executed in part to induce the purchase by others of the Bonds and for the further securing of the Bonds, and accordingly all covenants and agreements on the part of the Issuer and the Company as set forth in this Agreement are hereby declared to be for the benefit of the Holders from time to time of the Bonds and may be enforced as provided in Article VIII of the Indenture on behalf of the Bondholders by the Trustee.

xci

(b)           Nothing in this Agreement expressed or implied is intended or shall be construed to confer upon, or to give to, any Person, other than the Issuer, the Trustee, the Bond Registrar, the Tender Agent, the Company, the Paying Agents, the Remarketing Agent and the Holders of the Bonds any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation thereof.  All the covenants, stipulations, promises and agreements herein contained by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Issuer, the Trustee, the Bond Registrar, the Tender Agent, the Company, the Paying Agents, the Remarketing Agent and the Holders of the Bonds.

Section 11.12.      Law Governing.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard or giving effect to the principles of conflicts of laws thereof.

Section 11.13.      Waiver of Trial by Jury.  The Company does hereby expressly waive all rights to a trial by jury on any cause of action directly or indirectly involving the terms, covenants or conditions of this Agreement or any matters whatsoever arising out of or in any way connected with this Agreement, the Company’s obligations hereunder, the Facility, the Project, the relationship between the Issuer and the Company, the Company’s leasehold, use or occupancy of the Facility and/or any claim for injury or damages.

The provision of this Agreement relating to waiver of a jury trial shall survive the termination or expiration of this Agreement.

Section 11.14.      Recourse Under This Agreement.  All covenants, stipulations, promises, agreements and obligations of the Issuer or the Company contained in this Agreement shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Issuer or the Company, as the case may be, and not of any member (other than the Parent), director, officer, employee or agent of the Issuer or the Company, respectively, or any natural person executing this Agreement on behalf of either of them in such person’s individual capacity, and no recourse shall be had for any reason whatsoever hereunder against any member (other than the Parent), director, officer, employee or agent of the Issuer or the Company, respectively, or any natural person executing this Agreement on behalf of the Issuer or the Company.  No recourse shall be had for the payment of the principal of, redemption premium, if any, Sinking Fund Installments for, Purchase Price or interest on the Bonds or for any claim based thereon or hereunder against any member (other than the Parent), director, officer, employee or agent of the Issuer or the Company, respectively, or any natural person executing the Bonds.  In addition, in the performance of the agreements of the Issuer herein contained, any obligation the Issuer may incur for the payment of money shall not subject the Issuer to any pecuniary or other liability or create a debt of the State or the City, and neither the State nor the City shall be liable on any obligation so incurred and any such obligation shall be payable solely out of amounts payable to the Issuer by the Company hereunder and under the Promissory Note.

xcii

IN WITNESS WHEREOF, the Issuer has caused its corporate name to be subscribed unto this Loan Agreement by its duly authorized Chairman, Vice Chairman, Executive Director, Deputy Executive Director, General Counsel or Vice President for Legal Affairs and the Company has caused its name to be hereunto subscribed by its duly Authorized Representative, all being done as of the year and day first above written.

NEW YORK CITY CAPITAL RESOURCE CORPORATION

By:	/s/ Kyle Kimball
Kyle Kimball
Executive Director

ALBEE RETAIL DEVELOPMENT LLC

By:	/s/ Robert Masters
Robert Masters
Senior Vice President

xciii

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On the 29th day of June, in the year two thousand two, before me, the undersigned, personally appeared Kyle Kimball, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Carol M. Hyde
Notary Public/Commissioner of Deeds

Carol M. Hyde
Notary Public, State of New York
No. 4977270
Qualified in Queens County
Commission Expires Jan. 20, 2011

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On the 30th day of June, in the year two thousand ten, before me, the undersigned, personally appeared Robert Masters, personally known to me or proved to me on the basis of satisfactory evidence to me the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Kara A. Lobdell
Notary Public

Kara A. Lobdell
Notary Public, State of New York
No. 02LO6031220
Qualified in New York County
Commission Expires Sept. 27, 2013

APPENDICES

EXHIBIT A

DESCRIPTION OF THE LAND

(Block 149, Lot 103)
ALL that certain plot piece or parcel of land situate, lying and being in the Borough of Brooklyn,
County of Kings, City and State of New York, bounded and described as follows:
BEGINNING at the corner formed by the intersection of the northerly side of Dekalb Avenue with the easterly side of Gold Street;
RUNNING THENCE easterly, along the easterly side of Gold Street, 114 feet to a point;
RUNNING THENCE easterly, at right angles to the easterly side of Gold Street, 129.12 feet to the northwesterly side of Fleet Street
RUNNING THENCE southwesterly, along the northwesterly side of Fleet Street, 132.02 feet to the corner formed by the intersection of the northwesterly side of Fleet Street, with the northerly side of Dekalb Avenue;

RUNNING THENCE westerly, along the northerly side of Dekalb Avenue, 63.76 feet to the point or place of BEGINNING.

END OF SCHEDULE A

EXHIBIT B

AUTHORIZED REPRESENTATIVE

(i)           of the Company:

Name	Title
Kenneth F. Bernstein	President and CEO
Michael L. Nelsen	Senior Vice President and Treasurer
Robert Masters	Senior Vice President and Secretary

(ii)           of the Parent:

Name	Title
Kenneth F. Bernstein	President and CEO
Michael L. Nelsen	Senior Vice President and Treasurer
Robert Masters	Senior Vice President and Secretary

EXHIBIT C

SEE ATTACHED ORGANIZATIONAL CHART

Pre Closing of Bond Financing

Albee Development LLC
(Holds Ground Lease For Phases 1B, 2A and 2B)
Manager
Acadia-P/A/T Albee LLC
City of New York
Phase 1A Severance Lease
Albee Retail Development LLC
Assignment of Membership Interest
Albee Retail LLC (Retail Member)
Albee Office Development LLC (Office Member)
Acadia-P/A/T Albee Residential LLC
100%
Acadia-P/A/T Albee LLC
95%
5%
Acadia-P/A Albee LLC
Paul Travis LLC
100%
Acadia-P/A Holding Company, LLC

EXHIBIT D

[Reserved]

EXHIBIT E-1

[FORM OF REQUIRED DISCLOSURE STATEMENT

FOR OTHER THAN FACILITY TENANTS]

The undersigned, an authorized representative of ___________________________, a _________________________ organized and existing under the laws of the State of _________, DOES HEREBY CERTIFY, REPRESENT AND WARRANT to the New York City Capital Resource Corporation (the “Issuer”) pursuant to [Section 7.19] [Section 7.8] of that certain Loan Agreement, dated as of July 1, 2010, between the Issuer and Albee Retail Development LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Loan Agreement”) THAT:

[if being delivered pursuant to 7.19 of the Loan Agreement]  None of the surviving, resulting or transferee Entity, any of the Principals of such Entity, or any Person that directly or indirectly Controls, is Controlled by, or is under common Control with such Entity:

[if being delivered pursuant to 7.8 of the Loan Agreement]  None of the assignee, transferee, Transfer Equivalent Sublessee or Facility Tenant, any of the Principals of such Entity, or any Person that directly or indirectly Controls, is Controlled by, or is under common Control with such Entity:

(1)           is in default or in breach, beyond any applicable grace period, of its obligations under any written agreement with the Issuer, the NYCIDA, the NYCEDC or the City, unless such default or breach has been waived in writing by the Issuer, the NYCIDA, the NYCEDC or the City, as the case may be;

(2)           has been convicted of a felony and/or any crime involving moral turpitude in the preceding ten (10) years;

(3)           has received written notice of default in the payment to the City of any taxes, sewer rents or water charges in excess of $5,000 that has not been cured or satisfied, unless such default is then being contested with due diligence in proceedings in a court or other appropriate forum; or

(4)           has, at any time in the three (3) preceding years, owned any property which, while in the ownership of such Person, was acquired by the City by in rem tax foreclosure, other than a property in which the City has released or is in the process of releasing its interest to such Person pursuant to the Administrative Code of the City.

As used herein, the following capitalized terms shall have the respective meanings set forth below:

“City” shall mean The City of New York.

“Control” or “Controls” shall mean the power to direct the management and policies of a Person (x) through the ownership, directly or indirectly, of not less than a majority of its voting securities, (y) through the right to designate or elect not less than a majority of the members of its board of directors or trustees or other Governing Body, or (z) by contract or otherwise.

“Entity” shall mean any of a corporation, general partnership, limited liability company, limited liability partnership, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm, joint venture, governmental authority or governmental instrumentality, but shall not include an individual.

“Governing Body” shall mean, when used with respect to any Person, its board of directors, board of trustees or individual or group of individuals by, or under the authority of which, the powers of such Person are exercised.

“Person” shall mean an individual or any Entity.

“Principal(s)” shall mean, with respect to any Entity, the most senior three officers of such Entity, any Person with a ten percent (10%) or greater ownership interest in such Entity, and any Person as shall have the power to Control such Entity, and “principal” shall mean any of such Persons.

IN WITNESS WHEREOF, the undersigned has hereunto set its hand this ____ day of _____________, 201_.

[NAME OF CERTIFYING ENTITY]

By:
Name: Title:

EXHIBIT E-2

[FORM OF REQUIRED DISCLOSURE STATEMENT
FOR FACILITY TENANTS]

The undersigned, an authorized representative of ___________________________, a _________________________ organized and existing under the laws of the State of _________, DOES HEREBY CERTIFY, REPRESENT AND WARRANT to the New York City Capital Resource Corporation (the “Issuer”) pursuant to Section 7.8(b) of that certain Loan Agreement, dated as of July 1, 2010, between the Issuer and Albee Retail Development LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Loan Agreement”) THAT:

Neither the undersigned as Facility Tenant, nor any of the Principals of the undersigned:

(1)           is in default or in breach, beyond any applicable grace period, of its obligations under any written agreement with the Issuer, the NYCIDA, the NYCEDC or the City, unless such default or breach has been waived in writing by the Issuer, the NYCIDA, the NYCEDC or the City, as the case may be;

(2)           has been convicted of a felony and/or any crime involving moral turpitude in the preceding ten (10) years;

(3)           has received written notice of default in the payment to the City of any taxes, sewer rents or water charges in excess of $5,000 that has not been cured or satisfied, unless such default is then being contested with due diligence in proceedings in a court or other appropriate forum; or

(4)           has, at any time in the three (3) preceding years, owned any property which, while in the ownership of such Person, was acquired by the City by in rem tax foreclosure, other than a property in which the City has released or is in the process of releasing its interest to such Person pursuant to the Administrative Code of the City.

As used herein, the following capitalized terms shall have the respective meanings set forth below:

“City” shall mean The City of New York.

“Control” or “Controls” shall mean, with respect to a company that is not subject to the public reporting requirements of the Securities Act of 1933, as amended, the power to direct the management and policies of a Person through the direct ownership of not less than a majority of its voting securities.

“Entity” shall mean any of a corporation, general partnership, limited liability company, limited liability partnership, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm, joint venture, governmental authority or governmental instrumentality, but shall not include an individual.

“Governing Body” shall mean, when used with respect to any Person, its board of directors, board of trustees or individual or group of individuals by, or under the authority of which, the powers of such Person are exercised.

“Person” shall mean an individual or any Entity.

“Principal(s)” shall mean, with respect to any Entity, the most senior three officers of such Entity or  any Person as shall have the power to Control such Entity.

IN WITNESS WHEREOF, the undersigned has hereunto set its hand this ____ day of _____________, 201_.

[NAME OF CERTIFYING ENTITY]

By:
Name: Title:

EXHIBIT F

PROJECT COMPLETION CERTIFICATE OF COMPANY AS
REQUIRED BY SECTIONS 3.2(f) AND 7.13(g) OF THE LOAN AGREEMENT

The undersigned, an Authorized Representative (as defined in the Loan Agreement referred to below) of Albee Retail Development LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Company”), HEREBY CERTIFIES that this Certificate is being delivered in accordance with the provisions of Section 3.2(f) and 7.13(g) of that certain Loan Agreement, dated as of July 1, 2010 (the “Loan Agreement”), between the New York City Capital Resource Corporation (the “Issuer”) and the Company, and FURTHER CERTIFIES THAT (capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Loan Agreement):

(i)           the Project Work has been completed substantially in accordance with the plans and specifications therefor, “Complete Construction of the Building” (as defined in the Ground Lease) has occurred under the Ground Lease and the date of completion of the Project was ____________________;

(ii)           except for any Project costs not currently due and payable or the liability for payment of which is being contested or disputed by the Company in good faith, all labor, service, machinery, equipment, materials and supplies used therefor have been paid for;

(iii)           all other facilities necessary in connection with the Project have been completed and all costs and expenses incurred in connection therewith have been paid;

(iv)           all property constituting the Facility is subject to the Ground Lease and the Mortgage, subject only to Permitted Encumbrances;

(v)           in accordance with all applicable laws, regulations, ordinances and guidelines, the Facility is ready for occupancy, use and operation for its intended purposes;

(vi)           this Certificate is given without prejudice to any rights of the Company against third parties existing on the date hereof or which may subsequently come into being and no Person other than the Issuer may benefit from this Certificate; and

(vii)           attached hereto are (a) releases of mechanics’ liens by the general contractor and by all contractors and materialmen who supplied work, labor, services, machinery, equipment, materials or supplies in connection with the Project Work, (b) a temporary or permanent certificate of occupancy and, (c) any and all permissions, approvals, licenses or consents required of governmental authorities for the occupancy, operation and use of the Facility for the purposes contemplated by the Ground Lease and the Loan Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto set its hand this _____ day of _______________, ____.

ALBEE RETAIL DEVELOPMENT LLC

By:
Name:
Title:

EXHIBIT G

AFTER THE ENDORSEMENT AS HEREON PROVIDED AND PLEDGE OF THIS NOTE, THIS NOTE MAY NOT BE ASSIGNED, PLEDGED, ENDORSED OR OTHERWISE TRANSFERRED EXCEPT TO AN ASSIGNEE OR SUCCESSOR OF THE TRUSTEE IN ACCORDANCE WITH THE INDENTURE, BOTH OF WHICH ARE REFERRED TO HEREIN.

$20,000,000	July 1, 2010

PROMISSORY NOTE

FOR VALUE RECEIVED, ALBEE RETAIL DEVELOPMENT LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Borrower”), by this promissory note hereby promises to pay to the order of NEW YORK CITY CAPITAL RESOURCE CORPORATION (the “Issuer”) and THE BANK OF NEW YORK MELLON, as Trustee (the “Trustee”) the principal sum of Twenty Million Dollars ($20,000,000), together with interest on the unpaid principal amount hereof, from the date of the issuance and delivery of the Initial Bonds (as such term is hereinafter defined) until paid in full, at a rate per annum equal to the respective rates of interest borne from time to time by the Initial Bonds, together with all Sinking Fund Installments, Redemption Price and Purchase Price payments as and when due.  All capitalized terms used but not defined in this Promissory Note shall have the respective meanings assigned such terms by the Indenture (as hereinafter defined) or by the Loan Agreement (as hereinafter defined).  All such payments shall be made in funds which shall be immediately available on the due date of such payments and in lawful money of the United States of America and shall be paid at the designated corporate trust office of the Trustee or its successor under the Indenture.

The principal amount, interest, Sinking Fund Installments, Redemption Price, and Purchase Price shall be payable on the dates and in the amounts that principal of, interest, Sinking Fund Installments, Redemption Price and Purchase Price on the Initial Bonds are payable under the Loan Agreement (as defined below), subject to prepayments and credits to the extent provided in the Indenture and the Loan Agreement.

This promissory note is the “Promissory Note” referred to in the Loan Agreement, dated as of July 1, 2010 (the “Loan Agreement”), between the Borrower and the Issuer, the terms, conditions and provisions of which are hereby incorporated by reference.

This Promissory Note and the payments required to be made hereunder are irrevocably assigned, without recourse, representation or warranty, and pledged to the Trustee under the Indenture of Trust, dated as of July 1, 2010 (the “Indenture”), by and between the Issuer and the Trustee, and such payments will be made directly to the Trustee for the account of the Issuer pursuant to such assignment.  Such assignment is made as security for the payment of the Issuer’s $20,000,000 in aggregate principal amount of Recovery Zone Facility Revenue Bonds (Albee Retail Development LLC Project), Series 2010 (the “Initial Bonds”) issued by the Issuer pursuant to the Indenture.  All the terms, conditions and provisions of the Indenture, the Loan Agreement and the Initial Bonds are hereby incorporated as a part of this Promissory Note.

The Borrower may at its option, and may under certain circumstances be required to, prepay together with accrued interest, all or any part of the amounts due under this Promissory  Note, as provided in the Loan Agreement and the Indenture.

Presentation, demand, protest and notice of dishonor are hereby expressly waived by the Borrower.

The Borrower hereby promises to pay costs of collection and attorneys’ fees in case of default on this Promissory Note.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles thereof.

ALBEE RETAIL DEVELOPMENT LLC

By:
Robert Masters
Senior Vice President

ENDORSEMENT

Pay to the order of The Bank of New York Mellon, without recourse, as Trustee under the Indenture referred to in the within mentioned Loan Agreement, as security for the Initial Bonds issued under such Indenture.  This endorsement is given without any warranty as to the authority or genuineness of the signature of the maker of the Promissory Note.

NEW YORK CITY CAPITAL RESOURCE CORPORATION

By:
Kyle Kimball
Executive Director

Dated:  July 1, 2010

EXHIBIT H

[Form of Subordination and Non-Disturbance Agreement]

THE BANK OF NEW YORK-MELLON, AS TRUSTEE

and

.
(Tenant)

SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT

Dated:  _______________________, 20__

Location:  City Point,  Site 1A
1 DeKalb Avenue,
Brooklyn, New York  11201

UPON RECORDATION
RETURN TO:
Robert Masters, Esq.
Albee Retail Development LLC
1311 Mamaroneck Avenue, Suite 260
White Plains, NY 10605

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made as of the _________ day of ____________________, 2010 by and between THE BANK OF NEW YORK-MELLON, AS TRUSTEE, having an address 101 Barclay Street, 7W, New York, New York 10286 ("Trustee") and________., having an address at ____________________________ ("Tenant").

RECITALS:

A.           Tenant is the holder of a leasehold estate in a portion of the property known as City Point, Site 1A, located at 1 DeKalb Avenue, Brooklyn, New York, as more particularly described on Exhibit A (the "Property") under and pursuant to the provisions of a certain lease dated _________ between Albee Retail Development LLC, as landlord ("Landlord") and Tenant, as tenant (as amended through the date hereof, the "Lease");

B.           The Property is or is to be encumbered by one or more mortgages, deeds of trust, deeds to secure debt or similar security agreements (collectively, the "Security Instrument") from Landlord, or its successor in interest, in favor of Trustee; and

C.           Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Trustee has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

NOW, THEREFORE, the parties hereto mutually agree as follows:

1.           Subordination.  The Lease shall be subject and subordinate in all respects to the lien and terms of the Security Instrument, to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements and extensions thereof.

2.           Nondisturbance.  So long as Tenant pays all rents and other charges as specified in the Lease and is not otherwise in default (beyond the expiration of applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Trustee agrees for itself and its successors in interest and for any other person acquiring title to the Property through a foreclosure (an "Acquiring Party"), that Tenant's possession of the premises as described in the Lease will not be disturbed during the term of the Lease, as said term may be extended pursuant to the terms of the Lease or as said premises may be expanded as specified in the Lease, by reason of a foreclosure.  For purposes of this agreement, a "foreclosure" shall include (but not be limited to) a sheriff's or trustee's sale under the power of sale contained in the Security Instrument, the termination of any superior lease of the Property and any other transfer of the Landlord's interest in the Property under peril of foreclosure, including, without limitation, to the generality of the foregoing, an assignment or sale in lieu of foreclosure.

3.           Attornment.  Tenant agrees to attorn to, accept and recognize any Acquiring Party as the landlord under the Lease pursuant to the provisions expressly set forth therein for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease.  The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness.  Tenant agrees, however, to execute and deliver, at any time and from time to time, upon the request of the Trustee or any Acquiring Party any reasonable instrument which may be necessary or appropriate to evidence such attornment.

4.           No Liability.  Notwithstanding anything to the contrary contained herein or in the Lease, it is specifically understood and agreed that neither the Trustee, any receiver nor any Acquiring Party shall be:

(a)           liable for any act, omission, negligence or default of any prior landlord (other than to cure defaults of a continuing nature with respect to the maintenance or repair of the demised premises or the Property); provided, however, that any Acquiring Party shall be liable and responsible for the performance of all covenants and obligations of landlord under the Lease accruing from and after the date that it takes title to the Property; or

(b)           except as set forth in (a) above, liable for any failure of any prior landlord to construct any improvements;

(c)           subject to any offsets, credits, claims or defenses which Tenant might have against any prior landlord; or

(d)           bound by any rent or additional rent which is payable on a monthly basis and which Tenant might have paid for more than one (1) month in advance to any prior landlord; or

(e)           be liable to Tenant hereunder or under the terms of the Lease beyond its interest in the Property.

(f)           liable or responsible for or with respect to the retention, application and or/return to the Tenant of any security deposit paid to Borrower or any prior Landlord, unless and until Trustee or such Acquiring Party has actually received for its own account as landlord the full amount of such security deposit.

Notwithstanding the foregoing, Tenant reserves its rights to any and all claims or causes of action against such prior landlord for prior losses or damages and against the successor landlord for all losses or damages arising from and after the date that such successor landlord takes title to the Property.

5.           Rent.  Tenant has notice that the Lease and the rents and all other sums due thereunder have been assigned to Trustee as security for the loan secured by the Security Instrument.  In the event Trustee furnishes written notice to Tenant of the occurrence of a default under the Security Instrument and demands that Tenant pay its rents and all other sums due or to become due under the Lease directly to Trustee, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Trustee or as otherwise authorized in writing by Trustee.  Landlord hereby irrevocably authorizes Tenant to make the foregoing payments to Trustee upon such notice and demand.

6.           Trustee to Receive Notices.  Tenant shall notify Trustee of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof shall be effective unless Trustee shall have received notice of default giving rise to such cancellation and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

7.           NOTICES.  All notices hereunder shall be in writing and shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the receiving party at its address set forth above, and:

if to Tenant, to
the attention of:

with duplicate copy to:

if to Trustee:
to the attention of:
The Bank of New York-Mellon, As Trustee
101 Barclay Street, 7W
New York, New York 10286
Fax: (212) 815-5595
Attention: Corporate Trust Group-(NYCCRC-Albee Retail Development LLC Project), Series 2010

or addressed as such party may from time to time designate by written notice to the other parties in accordance with this Paragraph 7.  For purposes of this Paragraph 7, the term "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

Either party by notice to the other in accordance with this Paragraph 7 may designate additional or different addresses for subsequent notices or communications.

8.           Successors.  The obligations and rights of the parties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties.  In addition, Tenant acknowledges that all references herein to Landlord shall mean the owner of the landlord's interest in the Lease, even if said owner shall be different than the Landlord named in the Recitals.

9.           Duplicate Originals; Counterparts.  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.

IN WITNESS WHEREOF, Trustee and Tenant have duly executed this Agreement as of the date first above written.

TRUSTEE:

THE BANK OF NEW YORK-MELLON, AS TRUSTEE

By:
Name:
Authorized Signatory

TENANT:

By:
Name:
Title:

The undersigned as the Landlord named in the Recitals or as successor thereto hereby accepts and agrees to be bound by the provisions of Paragraph 5 hereof.

ALBEE RETAIL DEVELOPMENT LLC

By:
Name:
Title:

STATE OF	)
: ss.:
COUNTY OF	)

On the __________ day of ________________________ in the year 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared _________________ _______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF	)
: ss.:
COUNTY OF	)

On the __________ day of ________________________ in the year 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared _________________ _______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
: ss.:
COUNTY OF WESTCHESTER	)

On the __________ day of ________________________ in the year 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared ______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

EXHIBIT A
The Property

AFTER THE ENDORSEMENT AS HEREON PROVIDED AND PLEDGE OF THIS NOTE, THIS NOTE MAY NOT BE ASSIGNED, PLEDGED, ENDORSED OR OTHERWISE TRANSFERRED EXCEPT TO AN ASSIGNEE OR SUCCESSOR OF THE TRUSTEE IN ACCORDANCE WITH THE INDENTURE, BOTH OF WHICH ARE REFERRED TO HEREIN.

$20,000,000	July 1, 2010

PROMISSORY NOTE

FOR VALUE RECEIVED, ALBEE RETAIL DEVELOPMENT LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Borrower”), by this promissory note hereby promises to pay to the order of NEW YORK CITY CAPITAL RESOURCE CORPORATION (the “Issuer”) and THE BANK OF NEW YORK MELLON, as Trustee (the “Trustee”) the principal sum of Twenty Million Dollars ($20,000,000), together with interest on the unpaid principal amount hereof, from the date of the issuance and delivery of the Initial Bonds (as such term is hereinafter defined) until paid in full, at a rate per annum equal to the respective rates of interest borne from time to time by the Initial Bonds, together with all Sinking Fund Installments, Redemption Price and Purchase Price payments as and when due.  All capitalized terms used but not defined in this Promissory Note shall have the respective meanings assigned such terms by the Indenture (as hereinafter defined) or by the Loan Agreement (as hereinafter defined).  All such payments shall be made in funds which shall be immediately available on the due date of such payments and in lawful money of the United States of America and shall be paid at the designated corporate trust office of the Trustee or its successor under the Indenture.

The principal amount, interest, Sinking Fund Installments, Redemption Price, and Purchase Price shall be payable on the dates and in the amounts that principal of, interest, Sinking Fund Installments, Redemption Price and Purchase Price on the Initial Bonds are payable under the Loan Agreement (as defined below), subject to prepayments and credits to the extent provided in the Indenture and the Loan Agreement.

This promissory note is the “Promissory Note” referred to in the Loan Agreement, dated as of July 1, 2010 (the “Loan Agreement”), between the Borrower and the Issuer, the terms, conditions and provisions of which are hereby incorporated by reference.

This Promissory Note and the payments required to be made hereunder are irrevocably assigned, without recourse, representation or warranty, and pledged to the Trustee under the Indenture of Trust, dated as of July 1, 2010 (the “Indenture”), by and between the Issuer and the Trustee, and such payments will be made directly to the Trustee for the account of the Issuer pursuant to such assignment.  Such assignment is made as security for the payment of the Issuer’s $20,000,000 in aggregate principal amount of Recovery Zone Facility Revenue Bonds (Albee Retail Development LLC Project), Series 2010 (the “Initial Bonds”) issued by the Issuer pursuant to the Indenture.  All the terms, conditions and provisions of the Indenture, the Loan Agreement and the Initial Bonds are hereby incorporated as a part of this Promissory Note.

The Borrower may at its option, and may under certain circumstances be required to, prepay together with accrued interest, all or any part of the amounts due under this Promissory  Note, as provided in the Loan Agreement and the Indenture.

Presentation, demand, protest and notice of dishonor are hereby expressly waived by the Borrower.

The Borrower hereby promises to pay costs of collection and attorneys’ fees in case of default on this Promissory Note.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles thereof.

ALBEE RETAIL DEVELOPMENT LLC

By:	/s/ Robert Masters
Robert Masters
Senior Vice President

ENDORSEMENT

Pay to the order of The Bank of New York Mellon, without recourse, as Trustee under the Indenture referred to in the within mentioned Loan Agreement, as security for the Initial Bonds issued under such Indenture.  This endorsement is given without any warranty as to the authority or genuineness of the signature of the maker of the Promissory Note.

NEW YORK CITY CAPITAL RESOURCE CORPORATION

By:	/s/ Kyle Kimball
Kyle Kimball
Executive Director

Dated:  July 1, 2010

NEW YORK CITY CAPITAL RESOURCE CORPORATION,
a local development corporation created pursuant to the Not-for-Profit
Corporation Law of the State of New York at the direction of the Mayor of
The City of New York, having its principal office at 110 William Street,
New York, New York  10038,
as “Issuer”

TO

THE BANK OF NEW YORK MELLON,
a banking corporation organized and existing under the laws of the State of
New York, having a corporate trust office at 101 Barclay Street, Floor 7W,
New York, New York 10286, together with any successor trustee at the time serving as such under this Indenture of Trust,
as “Trustee”

INDENTURE OF TRUST

Dated as of July 1, 2010

$20,000,000
New York City Capital Resource Corporation
Recovery Zone Facility Revenue Bonds
(Albee Retail Development LLC Project), Series 2010

INDENTURE OF TRUST

THIS INDENTURE OF TRUST dated as of July 1, 2010, by and between the NEW YORK CITY CAPITAL RESOURCE CORPORATION, a local development corporation created pursuant to the Not-for-Profit Corporation Law of the State of New York at the direction of the Mayor of The City of New York, having its principal office at 110 William Street, New York, New York  10038, party of the first part, to THE BANK OF NEW YORK MELLON, a New York banking corporation together with any successor trustee at the time serving as such under this Indenture of Trust, having a corporate trust office at 101 Barclay Street, Floor 7W, New York, New York 10286, party of the second part (capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in Section 1.01),

WITNESSETH:

WHEREAS, the Issuer is authorized pursuant to Section 1411(a) of the Not-for-Profit Corporation Law of the State of New York, as amended, and its Certificate of Incorporation, to promote community and economic development and the creation of jobs for the citizens of the City by developing and providing programs for manufacturing and industrial businesses and other entities to access low interest cost tax-exempt and non-tax-exempt financing for their eligible projects, and to issue and sell one or more series or classes of bonds, notes and other obligations through public letting, private placement, or negotiated underwriting to finance such activities above, on a secured or unsecured basis; and

WHEREAS, the Company entered into negotiations with officials of the Issuer for the construction, renovation, equipping and furnishing of the Improvements as part of the Facility; and

WHEREAS, pursuant to the American Recovery and Reinvestment Act of 2009, as amended, on June 9, 2009, as amended on February 9, 2010, the Board of Directors of the Issuer established a program for the issuance of recovery zone facility bonds including program requirements (“Program Requirements”), threshold requirements (“Threshold Requirements”) and selection criteria (“Selection Criteria”), and designated certain areas within the City as “Recovery Zones”; and

WHEREAS, on July 17, 2009, the Mayor of the City ratified the designations made by the Issuer of the “Recovery Zones”; and

WHEREAS, on September 15, 2009, the Issuer adopted a resolution approving the eligibility of the Project to receive a $20,000,000 allocation for the issuance of recovery zone facility bonds and determined, among other things, that the Project is located in a designated “Recovery Zone”, and that, in applying the Threshold Requirements and the Selection Criteria, the Project qualifies for the issuance of recovery zone facility bonds; and

WHEREAS, the Issuer has determined that the providing of financial assistance to the Company for the Project will promote and is authorized by and will be in furtherance of the Program Requirements and the corporate purposes of the Issuer; and

WHEREAS, the site for the Facility, including the improvements to be constructed thereon, will be subject to the Ground Lease; and

WHEREAS, to facilitate the Project and the issuance by the Issuer of its recovery zone facility revenue bonds to finance a portion of the costs of the Project, the Issuer and the Company have entered into negotiations pursuant to which (i) the Issuer will make the Loan of the proceeds of the Initial Bonds, in the original principal amount of the Initial Bonds, to the Company pursuant to the Loan Agreement, and (ii) the Company will execute the Promissory Note in favor of the Issuer and the Trustee to evidence the Company’s obligation under the Loan Agreement to repay the Loan; and

WHEREAS, to provide funds for a portion of the costs of the Project and for incidental and related costs and to provide funds to pay the costs and expenses of the issuance of the Initial Bonds, the Issuer has authorized the issuance of the Initial Bonds in the Authorized Principal Amount pursuant to the Bond Resolution and this Indenture; and

WHEREAS, concurrently with the execution hereof, in order to further secure the Initial Bonds, (i) the payment of the principal of, Sinking Fund Installments for, Purchase Price, redemption premium, if any, and interest on the Initial Bonds, and the payments, obligations, covenants and agreements of the Company under the Loan Agreement and under the Promissory Note, will be guaranteed by the Guarantors pursuant to the Bond Guaranty Agreement in favor of the Trustee; (ii) the completion of the Project will be guaranteed by the Guarantors pursuant to the Project Completion Guaranty Agreement in favor of the Trustee; (iii) the Company will grant a lien in Facility Revenues and the remainder of the Pledged Collateral pursuant to the Pledge and Security Agreement in favor of the Trustee, subject only to the lien of the Mortgage; and (iv) the Company will grant mortgage liens on and security interests in its leasehold interest in the Facility under the Ground Lease, and an assignment of leases and rents, to the Trustee pursuant to the Mortgage; and

WHEREAS, additional moneys may be necessary to finance the cost of completing the Project, providing funds in excess of Net Proceeds to repair, relocate, replace, rebuild or restore the Facility in the event of damage, destruction or taking by eminent domain, or providing extensions, additions or improvements to the Facility or refunding outstanding Bonds and provision should therefore be made for the issuance from time to time of additional bonds; and

WHEREAS, the Initial Bonds and the Trustee’s Certificate to be endorsed thereon are all to be in substantially the form set forth in Exhibit C, with necessary and appropriate variations, omissions and insertions as permitted or required by this Indenture; and

WHEREAS, all things necessary to make the Bonds when authenticated by the Trustee and issued as in this Indenture provided, the valid, binding and legal special limited revenue obligations of the Issuer according to the import thereof, and to constitute this Indenture a valid pledge and assignment of the loan payments, revenues and receipts herein made to the payment of the principal of, Sinking Fund Installments for, Purchase Price, redemption premium, if any, and interest on the Bonds, have been done and performed, and the creation, execution and delivery of this Indenture, and the creation, execution and issuance of the Bonds, subject to the terms hereof, have in all respects been duly authorized;

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, THIS INDENTURE WITNESSETH:

That the Issuer in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Bonds by the Holders and owners thereof, and of the sum of One Dollar, lawful money of the United States of America, to it duly paid by the Trustee at or before the execution and delivery of these presents, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to secure the payment of the principal of, Purchase Price, and Sinking Fund Installments for, the Bonds and the indebtedness represented thereby and the redemption premium, if any, and interest on the Bonds according to their tenor and effect and the performance and observance by the Issuer of all the covenants expressed or implied herein and in the Bonds, does hereby grant, bargain, convey, transfer, grant a security interest in, pledge and assign unto the Trustee, and unto its respective successors in trust, and to their respective assigns, forever for the securing of the performance of the obligations of the Issuer hereinafter set forth, the following:

GRANTING CLAUSES

I

All right, title and interest of the Issuer in and to the Loan Agreement, including all loan payments, revenues and receipts payable or receivable thereunder, excluding, however, the Issuer’s Reserved Rights, which Issuer’s Reserved Rights may be enforced by the Issuer and the Trustee, jointly or severally.

II

All right, title and interest of the Issuer in and to the Promissory Note.

III

All moneys and securities from time to time held by the Trustee under the terms of this Indenture including amounts set apart and transferred to the Earnings Fund, the Project Fund, the Purchase Fund, the Renewal Fund, the Bond Fund, the Advance Interest Deposit Fund or any special fund, and all investment earnings of any of the foregoing, subject to disbursements from the Earnings Fund, the Project Fund, the Renewal Fund, the Advance Interest Deposit Fund or any such special fund in accordance with the provisions of the Loan Agreement and this Indenture; provided, however, (i) there is hereby expressly excluded from any assignment, pledge, lien or security interest any amounts set apart and transferred to the Rebate Fund, and (ii) amounts held in the Purchase Fund shall be held in trust in favor of only those Persons entitled to amounts therein as provided in this Indenture.

IV

Any and all other property of every kind and nature from time to time which was heretofore or hereafter is by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred, as and for additional security hereunder, by the Issuer or by any other Person with or without the consent of the Issuer, to the Trustee which is hereby authorized to receive any and all such property at any time and at all times to hold and apply the same subject to the terms hereof.

TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby conveyed and assigned, or agreed or intended so to be, to the Trustee and its successors in said Trust and to them and their assigns forever;

IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all Holders and owners of the Bonds issued under and secured by this Indenture, without privilege, priority or distinction as to lien or otherwise of any of the Bonds over any of the others of the Bonds, except as otherwise expressly provided in this Indenture, provided, however, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal and any applicable redemption premium, of the Bonds and the interest due or to become due thereon, at the times and in the manner provided in the Bonds according to the true intent and meaning thereof and shall make the payments into the Bond Fund as required under this Indenture or shall provide, as permitted hereby, for the payment thereof by depositing or causing to be deposited with the Trustee sufficient amounts, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay to the Trustee all sums of money due or to become due to it in accordance with the terms and provisions hereof, then upon such final payments this Indenture and the rights hereby granted shall cease, determine and be void; otherwise, this Indenture to be and remain in full force and effect.

THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared that, all the Bonds issued and secured hereunder are to be issued, authenticated and delivered and all said loan payments, revenues and receipts hereby pledged are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes as hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant with the Trustee and with the respective Holders and owners, from time to time of the Bonds or any part thereof, as follows, that is to say:

ARTICLE I

DEFINITIONS

Section 1.01.        Definitions.  The following terms shall have the respective meanings in this Indenture, except as the context otherwise requires:

Additional Bonds shall mean one or more Series of additional bonds issued, executed, authenticated and delivered under the Indenture.

Adjustable Fixed Interest Rate shall mean the interest rate on the Initial Bonds as determined in accordance with Section 2.02, from and including the Closing Date through the Final Maturity Date of the Initial Bonds.

Adjustable Fixed Interest Rate Commencement Date shall mean the original date of issuance of the Initial Bonds.

Adjustable Fixed Interest Rate Term shall mean (i) the Initial Adjustable Fixed Interest Rate Term, and (ii) each period of years thereafter commencing on an Adjustment Date and continuing to but excluding the next succeeding Adjustment Date, with the final Adjustable Fixed Interest Rate Term to continue through but not including the Final Maturity Date.

Adjustment Date shall mean (i) the Initial Adjustment Date, (ii) the first day of each Adjustable Fixed Interest Rate Term (other than the Initial Adjustable Fixed Interest Rate Term) as shall constitute a November 1, provided that if any such date shall not be a Business Day, the Adjustment Date shall be the next succeeding Business Day.

Advance Interest Deposit Fund shall mean the special trust fund so designated, established pursuant to Section 5.01.

An Affiliate of a Person shall mean a Person that directly or indirectly through one or more intermediaries Controls, or is under common Control with, or is Controlled by, such Person.

Approved Facility shall mean the Facility as occupied, used and operated by the Company and all Facility Tenants substantially for the Approved Project Operations, including such other activities as may be substantially related to or substantially in support of such operations, all to be effected in accordance with the Loan Agreement and the Ground Lease.

Approved Project Operations shall mean, subject to the Loan Agreement, those uses and operations permitted under the Ground Lease, excluding, however, any Tax Prohibited Use or any use by a not-for-profit corporation.

Authorized Denomination shall mean, in the case of the Initial Bonds, $100,000 or any integral multiple of $5,000 in excess thereof.

Authorized Principal Amount shall mean, in the case of the Initial Bonds, $20,000,000.

Authorized Representative shall mean:

(i)           in the case of the Issuer, the Chairperson, Vice Chairperson, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, Executive Director, Deputy Executive Director, General Counsel or Vice President for Legal Affairs, or any other officer or employee of the Issuer who is authorized to perform specific acts or to discharge specific duties;

(ii)           in the case of the Company, a person named in Exhibit B — “Authorized Representative” to the Loan Agreement, or any other officer or employee of the Company who is authorized to perform specific duties hereunder or under any other Project Document and of whom another Authorized Representative of the Company has given written notice from time to time to the Issuer and the Trustee; and

(iii)           in the case of the Parent, a person named in Exhibit B — “Authorized Representative” to the Loan Agreement, or any other officer or employee of the Parent who is authorized to perform specific duties hereunder or under any other Project Document and of whom another Authorized Representative of the Parent has given written notice from time to time to the Issuer and the Trustee;

provided, however, that in each case for which a certification or other statement of fact or condition is required to be submitted by an Authorized Representative to any Person pursuant to the terms of this Indenture or any other Project Document, such certificate or statement shall be executed only by an Authorized Representative in a position to know or to obtain knowledge of the facts or conditions that are the subject of such certificate or statement.

Beneficial Owner shall mean, whenever used with respect to an Initial Bond, the Person in whose name such Initial Bond is recorded as the Beneficial Owner of such Initial Bond by the respective systems of DTC and each of the Participants of DTC.  If at any time the Initial Bonds are not held in the Book-Entry System, Beneficial Owner shall mean “Holder” for purposes of the Security Documents.

Bond Fund shall mean the special trust fund so designated, established pursuant to Section 5.01.

Bond Guaranty Agreement shall mean the Bond Guaranty Agreement, dated as of even date herewith, from the Guarantors to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and herewith.

Bondholder, Holder of Bonds, Holder or holder shall mean any Person who shall be the registered owner of any Bond or Bonds.

Bond Payment Date shall mean, with respect to a Series of Bonds, each date upon which interest, principal and/or Sinking Fund Installments shall be scheduled to be paid under such Series of Bonds.

Bond Placement Agreement shall mean the Bond Placement Agreement, dated July 1, 2010, with respect to the placement of the Initial Bonds, among the Issuer, the Company and the Placement Agent.

Bond Registrar shall mean the Trustee acting as registrar as provided in Section 3.10.

Bond Resolution shall mean the resolution of the Issuer adopted on February 9, 2010, as amended on April 13, 2010, authorizing the issuance of the Initial Bonds.

Bonds shall mean the Initial Bonds and any Additional Bonds.

Building Loan Agreement shall mean the Building Loan Agreement, dated as of even date herewith, among the Issuer, the Company and the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and herewith.

Business Day shall mean any day other than:

(i)           a Saturday or Sunday or a legal holiday;

(ii)           a day on which the Trustee, the Tender Agent, the Paying Agent or the Remarketing Agent is required or authorized by law or executive order to be closed;

(iii)           a day on which banking institutions in the City are authorized by law or executive order to remain closed; or

(iv)           a day on which The New York Stock Exchange or DTC is closed.

Capitalized Interest Account shall mean the special trust account of the Project Fund so designated, established pursuant to Section 5.01.

Capitalized Interest Period shall have the meaning assigned to such term in Section 5.02(b).

City shall mean The City of New York, New York.

Closing Date shall mean July 1, 2010, the date of the initial issuance and delivery of the Initial Bonds.

Code shall mean the Internal Revenue Code of 1986, as amended, including the regulations thereunder.  All references to Sections of the Code or regulations thereunder shall be deemed to include any such Sections or regulations as they may hereafter be renumbered in any subsequent amendments to the Code or such regulations.

Commencement Date shall mean July 1, 2010, on which date the Loan Agreement was executed and delivered.

Company shall mean Albee Retail Development LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns; provided, however, that nothing contained in this definition shall be deemed to limit or modify the obligations of the Company under Section 7.8 or 7.19 of the Loan Agreement.

Company’s Property shall have the meaning specified in Section 3.4(c) of the Loan Agreement.

Company Purchase Account shall mean the special trust account of the Purchase Fund so designated, established pursuant to Section 5.01.

Computation Date shall have the meaning assigned to that term in the Tax Regulatory Agreement.

Computation Period shall have the meaning assigned to that term in the Tax Regulatory Agreement.

Conduct Representation shall mean any representation by the Company under Section 2.2(u) of the Loan Agreement, by the Parent under Section 2.1(h) of the Issuer Indemnification Agreement, or by any other Person in any Required Disclosure Statement delivered to the Issuer.

Construction Account shall mean the special trust account of the Project Fund so designated, established pursuant to Section 5.01.

Control or Controls, including the related terms “controlled by” and “under common control with”, shall mean the power to direct the management and policies of a Person (x) through the ownership, directly or indirectly, of not less than a majority of its voting securities, (y) through the right to designate or elect not less than a majority of the members of its board of directors or trustees or other Governing Body, or (z) by contract or otherwise.

Costs of Issuance shall mean issuance costs with respect to the Initial Bonds described in Section 147(g) of the Code and any regulations thereunder, including but not limited to the following:  fees of the Placement Agent; counsel fees (including bond counsel to the Issuer, counsel to the Placement Agent, Trustee’s counsel, Issuer’s counsel, Company’s counsel, as well as any other specialized counsel fees incurred in connection with the borrowing); financial advisor fees of any financial advisor to the Issuer or the Company incurred in connection with the issuance of the Initial Bonds; engineering and feasibility study costs; guarantee fees (other than Qualified Guarantee Fees, as defined in the Tax Regulatory Agreement); Rating Agency fees; Trustee, Paying Agent and Tender Agent fees; accountant fees and other expenses related to issuance of the Initial Bonds; printing costs (for the Initial Bonds and of the preliminary and final Private Placement Memorandum relating to the Initial Bonds); printing costs for the Initial Bonds and offering documents; public approval and process costs; fees and expenses of the Issuer incurred in connection with the issuance of the Initial Bonds; and Blue Sky fees and expenses; and similar costs.

Default Rate shall mean fifteen percent (15%) per annum.

Defaulted Interest shall have the meaning specified in Section 2.02(f).

Defeasance Obligations shall mean Government Obligations that are not subject to redemption prior to maturity.

Determination Date shall mean, for any Adjustable Fixed Interest Rate Term other than the Initial Adjustable Fixed Interest Rate Term, the seventh (7th) Business Day immediately preceding the Adjustment Date for such Adjustable Fixed Interest Rate Term.

Determination of Taxability shall mean;

(i)           the adoption, promulgation or enactment of any federal statute or regulation, or any determination, decision, decree or ruling made by the Commissioner or any District Director of the Internal Revenue Service;

(ii)           the issuance of a public or private ruling or a technical advice memorandum by the Internal Revenue Service in which the Company has participated or has been given the opportunity to participate, and which ruling or memorandum the Company, in its discretion, does not contest or from which no further right of judicial review or appeal exists; or

(iii)           a determination from which no further right of appeal exists of any court of competent jurisdiction in the United States in a proceeding in which the Company has participated or has been a party, or has been given the opportunity to participate or be a party;

in any case, to the effect that the interest payable on the Bonds of a Holder or a former Holder thereof (other than a Holder of any Bond who is a “substantial user” of the Facility or a “related person”, within the meaning and for the purpose of Section 147(a) of the Code and the applicable regulations thereunder) is includable in gross income for federal income tax purposes; provided, however, that no such Determination of Taxability described in clauses (ii) or (iii) hereof shall be considered to exist unless (1) the Holder or former Holder of the Bond involved in such proceeding (A) gives the Company and the Trustee prompt notice of the commencement thereof and (B) (if the Company agrees to pay all expenses in connection therewith) offers the Company the opportunity to control the defense thereof and (2) either (A) the Company does not agree within thirty (30) days of receipt of such offer to pay such expenses and to control such defense or (B) the Company shall exhaust or choose not to exhaust all available proceedings for the contest, review, appeal or rehearing of such decree, judgment or action which the Company determines to be appropriate.  No Determination of Taxability described above will result from the inclusion of interest on any Bond in the computation of minimum or indirect taxes.

DTC shall mean The Depository Trust Company, a limited purpose trust company organized under the laws of the State, and its successors and assigns.

Earnings Fund shall mean the special trust fund so designated, established pursuant to Section 5.01.

Electronic Means shall mean telecopy, facsimile transmission, e-mail transmission or other similar electronic means of communication providing evidence of transmission, including a telephonic communication confirmed by any other method set forth in this definition.

Entity shall mean any of a corporation, general partnership, limited liability company, limited liability partnership, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm, joint venture, governmental authority or governmental instrumentality, but shall not include an individual.

Event of Default shall have the meaning specified in Section 8.01(a).

Event of Taxability shall mean the date specified in a Determination of Taxability as the date interest paid or payable on any Bond becomes includable for federal income tax purposes in the gross income of any Holder thereof (other than a Holder of any Bond who is a “substantial user” of the Facility or a “related person”, within the meaning and for the purpose of Section 147(a) of the Code and the applicable regulations thereunder) as a consequence of any act, omission or event whatsoever, including any change of law, and regardless of whether the same was within or beyond the control of the Company.

Facility shall mean, collectively, the Land and the Improvements.

Facility Lease Payments shall have the meaning specified in Section 4.1 of the Mortgage.

Facility Leases shall mean, collectively, all leases or other occupancy or use agreements, other than the Ground Lease, entered into with any Person for the use, possession or occupancy of the Facility or any portion thereof.

Facility Revenues shall mean all revenues, income, fees, receipts, charges, income and other money received in any period by or on behalf of the Company, derived from the leasing or operation of the Facility, including proceeds derived from insurance (including environmental insurance) and/or condemnation proceeds with respect to the Facility and business interruption insurance and extra expense insurance, in each case whether existing as of the Closing Date or hereafter coming into existence.

Facility Tenants shall mean all Persons as shall use, possess or occupy all or any portion of the Facility pursuant to a Facility Lease.

Favorable Opinion of Bond Counsel shall mean, with respect to any action the occurrence of which requires such an opinion, an unqualified Opinion of Counsel, which shall be a Nationally Recognized Bond Counsel, to the effect that such action is permitted under the Indenture and will not adversely affect the exclusion of interest on a Series of Bonds from gross income for purposes of Federal income taxation (subject to the inclusion of any exceptions contained in the opinion delivered upon original issuance of such Series of Bonds).

Final Maturity Date shall mean, in the case of the Initial Bonds, November 1, 2042.

First Optional Redemption Date shall have the meaning assigned to that term by Section 2.04(a)(ii).

Fitch shall mean Fitch, Inc., a Delaware corporation, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Fitch” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, by notice to the other Notice Parties.

GAAP shall mean those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the Commencement Date, so as to properly reflect the financial position of the Company, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the said Board) in order to continue as a generally accepted accounting principle or practice may be so changed.

Governing Body shall mean, when used with respect to any Person, its board of directors, board of trustees or individual or group of individuals by, or under the authority of which, the powers of such Person are exercised.

Government Obligations shall mean the following:

(i)           direct and general obligations of, or obligations unconditionally guaranteed by, the United States of America;

(ii)           obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America for the timely payment thereof; or

(iii)           securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in clauses (i) or (ii) above.

Ground Lease shall mean that certain Severance Lease (Site 1A), dated June 30, 2010, between the City, as landlord, and Albee Development, LLC, a Delaware limited liability company (“Albee Development”), as assigned on July 1, 2010 by Albee Development to, and assumed by, the Company, as tenant, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Loan Agreement and the Mortgage.

Guarantors shall mean, collectively, the Company and the Parent, and their respective successors and assigns.

Improvements shall mean:

(i)           all buildings, structures, foundations, related facilities, fixtures and other improvements existing on the Commencement Date and erected or situated on the Land;

(ii)           any other buildings, structures, foundations, related facilities, fixtures and other improvements constructed or erected on the Land throughout the term of the Loan Agreement (including any improvements or demolitions made as part of the Project Work pursuant to Section 3.2 of the Loan Agreement); and

(iii)           all replacements, improvements, additions, extensions, substitutions, restorations and repairs to any of the foregoing.

Indenture shall mean this Indenture of Trust, dated as of April 1, 2010, between the Issuer and the Trustee, as from time to time amended or supplemented by Supplemental Indentures in accordance with Article XI.

Independent Engineer shall mean a Person (not an employee of any of the Issuer, the Company, the Parent or any Affiliate of any thereof) registered and qualified to practice engineering or architecture under the laws of the State, selected by the Company, and approved in writing by the Trustee (which approval shall not be unreasonably withheld and shall be at the written direction of the Majority Holders).

Initial Adjustable Fixed Interest Rate Term shall mean the period commencing on the original date of issuance of the Initial Bonds and continuing to but excluding the Initial Adjustment Date (or, if such day is not a Business Day, the next succeeding Business Day).

Initial Adjustment Date shall mean November 1, 2014 (or, if such day shall not be a Business Day, the next succeeding Business Day).

Initial Bonds shall mean the Issuer’s $20,000,000 Recovery Zone Facility Revenue Bonds (Albee Retail Development LLC Project), Series 2010 authorized, issued, executed, authenticated and delivered on the Closing Date under the Indenture.

Initial Purchase Date shall mean November 1, 2014 (or, if such day shall not be a Business Day, the next succeeding Business Day).

Interest Account shall mean the special trust account of the Bond Fund so designated, established pursuant to Section 5.01.

Interest Payment Date shall mean, with respect to the Initial Bonds, February 1, May 1, August 1 and November 1 of each year, commencing August 1, 2010, and with respect to any Series of Additional Bonds, the dates set forth therefor in the Supplemental Indenture pursuant to which such Series of Additional Bonds are issued.

Interest Rate Change shall mean the establishment of an Adjustable Fixed Interest Rate for an Adjustable Fixed Interest Rate Term (other than the Initial Adjustable Fixed Interest Rate Term).

Issuer shall mean New York City Capital Resource Corporation, a local development corporation created pursuant to the Not-for-Profit Corporation Law of the State at the direction of the Mayor of the City, and its successors and assigns.

Issuer Indemnification Agreement shall mean the Issuer Indemnification Agreement, dated as of even date herewith, from the Parent to the Issuer, and shall include any and all amendments thereof and supplements thereto hereafter made.

Issuer’s Reserved Rights shall mean, collectively,

(i)           the right of the Issuer in its own behalf to receive all Opinions of Counsel, reports, financial statements, certificates, insurance policies, binders or certificates, or other notices or communications required to be delivered to the Issuer under the Loan Agreement;

(ii)           the right of the Issuer to grant or withhold any consents or approvals required of the Issuer under the Loan Agreement;

(iii)           the right of the Issuer to enforce in its own behalf the obligation of the Company under the Loan Agreement to complete the Project;

(iv)           the right of the Issuer in its own behalf (or on behalf of the appropriate taxing authorities) to enforce, receive amounts payable under or otherwise exercise its rights under Sections 2.2, 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 4.4, 4.5, 4.6, 4.7, 4.8, 5.1, 5.2, 5.3, 5.4, 6.1, 6.3, 6.4, 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15, 7.16, 7.17, 7.18, 7.19, 7.21, 7.22, 7.23, 7.26, 7.28, 7.29, 7.30, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 9.1, 9.2, 9.3, 10.1, 10.3, 10.6, 11.1, 11.3, 11.4, 11.5, 11.6, 11.11, 11.13, 11.14 and 11.15 of the Loan Agreement; and

(v)           the right of the Issuer in its own behalf to declare a default with respect to any of the Issuer’s Reserved Rights and exercise the remedies set forth in Section 8.2(b) of the Loan Agreement.

Land shall mean that certain lot, piece or parcel of land in the Borough of Brooklyn (County of Kings), Block 149 and Lot 103, generally known by the street address 1 DeKalb Avenue, Brooklyn, New York, all as more particularly described in Exhibit A - “Description of the Land”, together with all easements, rights and interests now or hereafter appurtenant or beneficial thereto; but excluding, however, any real property or interest therein released pursuant to Section 7.9(c) of the Loan Agreement.

Liens shall have the meaning specified in Section 7.10(a) of the Loan Agreement.

Loan shall mean the loan made by the Issuer to the Company pursuant to the Loan Agreement as described in Section 4.1 of the Loan Agreement.

Loan Agreement shall mean the Loan Agreement, dated as of even date herewith, between the Issuer and the Company, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Loan Payment Date shall mean the fifth (5th) Business Day immediately preceding each Bond Payment Date.

Loss Event shall have the meaning specified in Section 5.1 of the Loan Agreement.

Majority Holders shall mean the Beneficial Owners of at least a majority in aggregate principal amount of the Bonds Outstanding, or, if the Bonds shall cease to be in book-entry form, the Holders of at least a majority in aggregate principal amount of the Bonds Outstanding.

Maximum Interest Rate shall mean, with respect to the Initial Bonds, a rate of interest equal to the lesser of (i) twelve percent (12%) per annum, or (ii) the maximum rate permitted by, or enforceable under, applicable law.

Moody’s shall mean Moody’s Investors Service Inc., a Delaware corporation, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, by notice to the other Notice Parties.

Mortgage shall mean, collectively, the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan), the Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan) and the Mortgage and Security Agreement and Assignment of Leases and Rents (Indirect Loan) relating to the Facility, each dated as of even date herewith, and each from the Company to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and herewith.

Nationally Recognized Bond Counsel shall mean counsel acceptable to the Issuer and the Trustee and experienced in matters relating to tax exemption of interest on bonds issued by states and their political subdivisions.

Net Proceeds shall mean, when used with respect to any insurance proceeds or condemnation award, compensation or damages, the gross amount of any such proceeds, award, compensation or damages less all expenses (including reasonable attorneys’ fees and any extraordinary expenses of the Issuer or the Trustee) incurred in the collection thereof.

Notice Parties shall mean the Issuer, the Company, the Parent, the Bond Registrar, the Paying Agents, the Trustee, the Tender Agent and the Remarketing Agent.

Opinion of Counsel shall mean a written opinion of counsel for the Company, the Parent or any other Person (which counsel shall be reasonably acceptable to the Issuer and the Trustee) with respect to such matters as required under any Project Document or as the Issuer or the Trustee may otherwise reasonably require, and which shall be in form and substance reasonably acceptable to the Issuer and the Trustee.

Organizational Documents shall mean, (i) in the case of an Entity constituting a limited liability company, the articles of organization or certificate of formation, and the operating agreement of such Entity, (ii) in the case of an Entity constituting a corporation, the articles of incorporation or certificate of incorporation, and the by-laws of such Entity, and (iii) in the case of an Entity constituting a general or limited partnership, the partnership agreement of such Entity.

Outstanding, when used with reference to a Bond or Bonds, as of any particular date, shall mean all Bonds which have been issued, executed, authenticated and delivered under the Indenture, except:

(i)           Bonds cancelled by the Trustee because of payment or redemption prior to maturity or surrendered to the Trustee under the Indenture for cancellation;

(ii)           any Bond (or portion of a Bond) for the payment or redemption of which, in accordance with Article X, there has been separately set aside and held in the Redemption Account of the Bond Fund either:

(A)           moneys, and/or

(B)           Defeasance Obligations in such principal amounts, of such maturities, bearing such interest and otherwise having such terms and qualifications as shall be necessary to provide moneys,

in an amount sufficient to effect payment of the principal or applicable Redemption Price of such Bond, together with accrued interest on such Bond to the payment or redemption date, which payment or redemption date shall be specified in irrevocable instructions given to the Trustee to apply such moneys and/or Defeasance Obligations to such payment on the date so specified, provided, that, if such Bond or portion thereof is to be redeemed, notice of such redemption shall have been given as provided in the Indenture or provision satisfactory to the Trustee shall have been made for the giving of such notice; and

(iii)           Bonds in exchange for or in lieu of which other Bonds shall have been authenticated and delivered under Article III,

provided, however, that in determining whether the Holders of the requisite principal amount of Bonds Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Security Document, Bonds owned by the Company, the Parent or any Affiliate of the Company or of the Parent shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be so disregarded.  Bonds which have been pledged in good faith may be regarded as Outstanding for such purposes if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Bonds and that the pledgee is not the Company, the Parent or any Affiliate of the Company or of the Parent.

Parent shall mean Acadia Strategic Opportunity Fund II LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns; provided, however, that nothing contained in this definition shall be deemed to limit or modify the obligations of the Parent under Section 3.6 of the Bond Guaranty Agreement or Section 3.4 of the Issuer Indemnification Agreement.

Participants shall mean those financial institutions for whom the Securities Depository effects book entry transfers and pledges of securities deposited with the Securities Depository, as such listing of Participants exists at the time of such reference.

Paying Agent shall mean any paying agent for the Bonds appointed pursuant to the Indenture (and may include the Trustee) and its successor or successors and any other corporation which may at any time be substituted in its place pursuant to the Indenture.

Permitted Encumbrances shall mean:

(i)           the Ground Lease, the Mortgage, the Pledge and Security Agreement, the Building Loan Agreement, all Facility Leases and any other Project Document;

(ii)           liens for real estate taxes, if any, payments in lieu of real estate taxes, assessments, levies and other governmental charges, the payment of which is not yet due and payable;

(iii)           any mechanic’s, workmen’s, repairmen’s, materialmen’s, contractors’, warehousemen’s, carriers’, suppliers’ or vendors’ lien, security interest, encumbrance or charge or right in respect thereof, placed on or with respect to the Facility or any part thereof, if payment is not yet due and payable, or if such payment is being disputed pursuant to Section 7.10(b) of the Loan Agreement;

(iv)           utility, access and other easements and rights of way, restrictions and exceptions that an Authorized Representative of the Company certifies to the Issuer and the Trustee will not materially interfere with or impair the use and enjoyment of the Facility by the Company and the Facility Tenants as provided in the Loan Agreement;

(v)           such minor defects, irregularities, encumbrances, easements, rights of way and clouds on title as normally exist with respect to property similar in character to the Facility as do not, as set forth in a certificate of an Authorized Representative of the Company delivered to the Issuer and the Trustee, either singly or in the aggregate, render title to the Facility unmarketable or materially impair the property affected thereby for the purpose for which it was acquired or purport to impose liabilities or obligations on the Issuer;

(vi)           those exceptions to title to the Facility enumerated in the title insurance policy delivered pursuant to Section 3.7 of the Loan Agreement insuring the Trustee’s mortgagee interest under the Mortgage in the Facility, a copy of which is on file at the offices of the Issuer and at the designated corporate trust office of the Trustee;

(vii)           liens arising by reason of good faith deposits with the Company in connection with the tenders, leases of real estate, bids or contracts (other than contracts for the payment of money), deposits by the Company to secure public or statutory obligations, or to secure, or in lieu of, surety, stay or appeal bonds, and deposits as security for the payment of taxes or assessments or other similar charges;

(viii)           any lien arising by reason of deposits with, or the giving of any form of security to, any governmental entity or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance risks or in connection with workmen’s compensation, unemployment insurance, old age pensions or other social security, or to share in the privileges or benefits required for companies participating in such arrangements;

(ix)           any judgment lien against the Company, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;

(x)           any purchase money security interest in movable personal property, including equipment leases and financing;

(xi)           liens on property due to rights of governmental entities or third party payors for recoupment of excess reimbursement paid;

(xii)           a lien, restrictive declaration or performance mortgage with respect to the operation of the Facility arising by reason of a grant or other funding received by the Company from the City, the State or any governmental entity;

(xiii)           a subordinate mortgage granted by the Company to the Parent, as subordinate mortgagee, in an amount not to exceed $5.3 million, together with an intercreditor agreement among the Trustee, the Company and the subordinate mortgagee in form and substance acceptable to the Trustee; and

(xiv)           any lien, security interest, encumbrances or charge which exists in favor of the Trustee or to which the Trustee shall consent in writing.

Person shall mean an individual or any Entity.

Placement Agent shall mean, in the case of the Initial Bonds, Roosevelt & Cross, Incorporated, New York, New York.

Plans and Specifications shall mean the plans and specifications prepared for the Project by or on behalf of the Company, as amended from time to time by or on behalf of the Company to reflect any remodeling or relocating of the Project or substitutions, additions, modifications and improvements to the Project made by the Company in compliance with the Loan Agreement, said plans and specifications being duly certified by an Authorized Representative of the Company and filed in the designated corporate trust office of the Trustee and available to the Issuer.

Pledge and Security Agreement shall mean the Pledge and Security Agreement, dated as of even date herewith, from the Company to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and herewith.

Pledged Collateral shall have the meaning specified in Section 3.1 of  the Pledge and Security Agreement.

Preliminary Resolution shall mean the resolution of the Issuer adopted on September 15, 2009 approving the eligibility of the Project to receive an allocation for the issuance of up to $20,000,000 of recovery zone facility bonds to finance the Project.

Principal Account shall mean the special trust account of the Bond Fund so designated, established pursuant to Section 5.01.

Principal Office of the Remarketing Agent shall mean the office designated by the Remarketing Agent in a written notice delivered to the other Notice Parties.

Principal Office of the Tender Agent shall mean The Bank of New York Mellon, 101 Barclay Street, Floor 7W, New York, New York 10286, Attention:  Corporate Trust Administration, or such other office to which the Tender Agent shall have delivered written notice to the other Notice Parties.

Private Placement Memorandum shall mean, in the case of the Initial Bonds, the Private Placement Memorandum, dated July 1, 2010, distributed by the Placement Agent and the Company in connection with the private placement of the Initial Bonds.

Project shall mean the construction, renovation, equipping and furnishing of an approximately 50,000 square foot facility to be leased to retail commercial tenants.

Project Completion Guaranty Agreement shall mean the Project Completion Guaranty Agreement, dated as of even date herewith, from the Guarantors to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and herewith.

Project Costs shall mean:

(i)           all costs of engineering and architectural services with respect to the Project, including the cost of test borings, surveys, estimates, permits, Plans and Specifications and for supervising demolition, construction and renovation, as well as for the performance of all other duties required by or consequent upon the proper construction of, and the making of alterations, renovations, additions and improvements in connection with, the completion of the Project;

(ii)           all costs paid or incurred for labor, materials, services, supplies, machinery, equipment and other expenses and to contractors, suppliers, builders and materialmen in connection with the completion of the Project;

(iii)           the interest on the Bonds during the construction and renovation of the Project until the completion of the Project;

(iv)           payments pursuant to the Ground Lease during the construction and renovation of the Project until the completion of the Project;

(v)           all costs of contract bonds and of insurance that may be required or necessary during the period of Project construction and renovation;

(vi)           all costs of title insurance as provided in Section 3.7 of the Loan Agreement;

(vii)           that portion of the mortgage recording tax payable upon the recording of the Mortgage as specified in the Tax Regulatory Agreement as eligible to be financed from the proceeds of the Bonds;

(viii)           the payment of the Costs of Issuance with respect to the Initial Bonds;

(ix)           the payment of the fees and expenses of the Trustee during the period of construction and renovation of the Project;

(x)           all costs which the Company shall be required to pay, under the terms of any contract or contracts, for the completion of the Project, including any amounts required to reimburse the Company for advances made for any item otherwise constituting a Project Cost or for any other costs incurred and for work done which are properly chargeable to the Project; and

(xi)           all other costs and expenses relating to the completion of the Project or the issuance of a Series of Additional Bonds.

“Project Costs” shall not include (i) fees or commissions of real estate brokers; (ii) moving expenses; (iii) amounts payable as rent under the Ground Lease; or (iv) operational costs.

Project Documents shall mean, collectively, the Ground Lease, the Issuer Indemnification Agreement, the Remarketing Agreement, the Bond Placement Agreement, the Facility Leases and the Security Documents.

Project Fund shall mean the special trust fund so designated, established pursuant to Section 5.01.

Project Work shall mean the design and construction of the Improvements in accordance with the Plans and Specifications.

Promissory Note shall mean, with respect to the Initial Bonds, that certain Promissory Note in substantially the form of Exhibit G to the Loan Agreement, and, with respect to any Series of Additional Bonds, that certain Promissory Note in substantially the form of any related Exhibit to an amendment to the Loan Agreement, and shall include in each case any and all amendments thereof and supplements thereto made in conformity with the Loan Agreement and herewith.

Purchase Date shall mean each Adjustment Date, commencing on the Initial Purchase Date, on which the Initial Bonds are required to be mandatorily tendered for purchase at the Purchase Price pursuant to this Indenture.

Purchase Fund shall mean the special trust fund so designated, established pursuant to Section 5.01.

Purchase Price shall mean an amount equal to the principal amount of any Initial Bond purchased on any Purchase Date, plus accrued interest to the Purchase Date (unless the Purchase Date is an Interest Payment Date, in which case the Purchase Price shall not include accrued interest, which shall be paid in the normal course).

Qualified Investments shall mean, to the extent permitted by applicable law, the following:  (i) obligations of the State or the United States of America, (ii) obligations, the principal and interest of which are guaranteed by the State or the United States of America, (iii) obligations of any agency of the United States of America which may from time to time be legally purchased by savings banks within the State as an investment of funds belonging to them or under their control, (iv) bankers’ acceptances of, or certificates of deposit issued by, or demand, trust or time deposits with, any bank, trust company or national banking association (including the Trustee and any of its affiliates) having undivided capital and surplus aggregating at least $25,000,000, (v) repurchase agreements or other contracts for the purchase and sale of and secured by obligations of the type specified in (i) through (iii) above, (vi) commercial paper of any Person other than the Company or any Affiliate of the Company which has been classified for rating purposes by Moody’s as Prime-1 or by S&P’s as A-1, (vii) money market mutual funds investing in the obligations described in (i), (ii), (iii) or (v) described above, including, without limitation, the JPMorgan Money Market Mutual Funds or any other fund for which the Trustee or an affiliate of the Trustee serves as investment manager, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee or an affiliate of the Trustee receives fees from such funds for services rendered, (y) the Trustee charges and collects fees for services rendered pursuant to this Indenture, which fees are separate from the fees received from such funds, and (z) services performed for such funds and pursuant to the Indenture may at times duplicate those provided to such funds by the Trustee or its affiliates, or (viii) investment agreements or repurchase agreements with any bank, trust company, national banking association (which may include the Trustee or any of its affiliates) or any other financial institution or insurance company or guaranteed thereby, provided that the institution providing such investment agreements or repurchase agreements shall be rated “A” (or its equivalent) or better by a Rating Agency, or the principal amount of such investment agreements or repurchase agreements then outstanding shall be fully secured and collateralized by the pledge and deposit of securities (including wireable securities) described in (i) above or obligations of the Federal National Mortgage Association with a market value equal to one hundred two and one-half percent (102 1/2%) of such principal amount, that the Trustee has a perfected first security interest in the collateral, that the Trustee or any agent has possession of the collateral, and that such obligations are free and clear of claims by third parties.  The investment agreements or repurchase agreements described in (viii) above shall be only of institutions whose capital surplus (or in the case of financial institutions other than banks, net worth) is in excess of $50,000,000.

Rating Agency shall mean any of S&P, Moody’s or Fitch and such other nationally recognized securities rating agency as shall have awarded a rating to the Initial Bonds.

Rating Category shall mean one of the generic rating categories of a Rating Agency without regard to any refinement or gradation of such rating by a numerical modifier or otherwise.

Rebate Amount shall have the meaning assigned to that term in the Tax Regulatory Agreement.

Rebate Fund shall mean the special trust fund so designated, established pursuant to Section 5.01.

Record Date shall mean, with respect to any Interest Payment Date for the Initial Bonds, the close of business on the fifteenth (15th) day of the month next preceding such Interest Payment Date, or, if such day is not a Business Day, the next preceding Business Day.

Redemption Account shall mean the special trust account of the Bond Fund so designated, established pursuant to Section 5.01.

Redemption Date shall mean the date fixed for redemption of Bonds subject to redemption in any notice of redemption given in accordance with the terms of the Indenture.

Redemption Price shall mean, with respect to any Bond or a portion thereof, the principal amount thereof to be redeemed in whole or in part, plus the applicable premium, if any, payable upon redemption thereof pursuant to such Bond or the Indenture.

Refunding Bonds shall have the meaning assigned to that term in Section 2.08(c).

Related Security Documents shall mean all Security Documents other than the Indenture.

Remarketing Account shall mean the special trust account of the Purchase Fund so designated, established pursuant to Section 5.01.

Remarketing Agent shall mean (a) initially, Roosevelt & Cross, Incorporated, New York, New York, and (b) thereafter, any Person meeting the qualifications of and designated from time to time to act as Remarketing Agent for the Initial Bonds under Section 9.13(a).

Remarketing Agreement shall mean, as of any date, the Remarketing Agreement between the Company and the then Remarketing Agent.

Renewal Fund shall mean the special trust fund so designated, established pursuant to Section 5.01.

Representations Letter shall mean the Blanket Agency Letter of Representations from the Issuer and the Trustee to DTC with respect to the Initial Bonds.

Responsible Officer shall mean, with respect to the Trustee, any officer within the corporate trust office of the Trustee, including any vice-president, any assistant vice-president, any secretary, any assistant secretary, the treasurer, any assistant treasurer or other officer of the corporate trust office of the Trustee customarily performing functions similar to those performed by any of the above designated officers, who has direct responsibility for the administration of the trust granted in the Indenture, and shall also mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.

S&P shall mean Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., a corporation organized and existing under the laws of the State, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, by notice to the other Notice Parties.

Securities Depository shall mean any securities depository that is a clearing agency under federal law operating and maintaining, with its participants or otherwise, a book-entry system to record ownership of book-entry interests in the Bonds, and to effect transfers of book-entry interests in the Bonds in book-entry form, and includes and means initially DTC.

Security Documents shall mean, collectively, the Loan Agreement, the Promissory Note, the Pledge and Security Agreement, this Indenture, the Bond Guaranty Agreement, the Project Completion Guaranty Agreement, the Tax Regulatory Agreement, the Building Loan Agreement and the Mortgage.

Series shall mean all of the Bonds designated as being of the same series authenticated and delivered on original issuance in a simultaneous transaction, and any Bonds thereafter authenticated and delivered in lieu thereof or in substitution therefor pursuant to the Indenture.

Sinking Fund Installment shall mean an amount so designated and which is established for mandatory redemption on a date certain of the Bonds of any Series of Bonds pursuant to the Indenture. The portion of any such Sinking Fund Installment of a Series of Bonds remaining after the deduction of any amounts credited pursuant to the Indenture toward the same (or the original amount of any such Sinking Fund Installment if no such amounts shall have been credited toward the same) shall constitute the unsatisfied balance of such Sinking Fund Installment for the purpose of calculation of Sinking Fund Installments of such Series of Bonds due on a future date.

Sinking Fund Installment Account shall mean the special trust account of the Bond Fund so designated, which is established pursuant to Section 5.01.

Special Record Date shall have the meaning specified in Section 2.02(f).

State shall mean the State of New York.

Supplemental Indenture shall mean any indenture supplemental to or amendatory of the Indenture, executed and delivered by the Issuer and the Trustee in accordance with Article XI.

Taxable Rate shall mean thirteen percent (13%) per annum.

Tax Prohibited Uses shall mean rental of residential property for family units, any private or commercial golf course, any airplane, skybox or other private luxury box, health club facility, country club, massage parlor, hot tub facility, suntan facility, racetrack or other facility used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises, or any other use as shall not constitute a permitted use for recovery zone facility bonds under the Code.

Tax Regulatory Agreement shall mean the Tax Regulatory Agreement, dated the Closing Date, from the Issuer and the Company to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Tender Agent shall mean initially, The Bank of New York Mellon, New York, New York, and any successor tender agent appointed pursuant to Section 9.11.

Trustee shall mean The Bank of New York Mellon, New York, New York, in its capacity as trustee under this Indenture, and its successors in such capacity and their assigns hereafter appointed in the manner provided in the Indenture.

Trust Estate shall mean all property, interests, revenues, funds, contracts, rights and other security granted to the Trustee under the Security Documents.

Yield shall have the meaning assigned to such term in the Tax Regulatory Agreement.

Section 1.02.      Construction.

(a)           The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms, as used in this Indenture, refer to this Indenture, and the term “hereafter” shall mean after, and the term “heretofore” shall mean before, the Closing Date.

(b)           Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

(c)           Words importing persons shall include firms, associations, partnerships (including limited partnerships and limited liability partnerships), trusts, corporations, limited liability companies and other legal entities, including public bodies, as well as natural persons.

(d)           Any headings preceding the texts of the several Articles and Sections of this Indenture, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Indenture, nor shall they affect its meaning, construction or effect.

(e)           Unless the content indicates otherwise, references to designated “Exhibits”, “Articles”, “Sections”, “Subsections”, “clauses” and other subdivisions are to the designated Exhibits, Articles, Sections, Subsections, clauses and other subdivisions of or to this Indenture.

(f)           The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(g)           The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(h)           Any definition of or reference to any agreement, instrument or other document herein shall be construed to refer to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein).

(i)           Any reference to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s successors and assigns or such Person’s successors in such capacity, as the case may be.

ARTICLE II

AUTHORIZATION AND ISSUANCE OF BONDS

Section 2.01.      Authorized Amount of Bonds; Pledge Effected by this Indenture.  i)  No Bond may be authenticated and delivered under the provisions of this Indenture except in accordance with this Article.  Except as provided in Sections 2.08 and 3.07, the total aggregate principal amount of Bonds that may be authenticated and delivered hereunder is limited to the Authorized Principal Amount.

(b)           The proceeds of the Bonds deposited in the Project Fund and certain of the loan payments, receipts and revenues derived from or in connection with the Facility, including moneys which are required to be set apart, transferred and pledged to the Earnings Fund, to the Bond Fund, to the Purchase Fund, to the Advance Interest Deposit Fund, to the Renewal Fund or to certain special funds, including the investments, if any, thereof (subject to disbursements from such Funds in accordance with the provisions of this Indenture) are pledged by this Indenture for the payment of the principal or Redemption Price, if any, of, Sinking Installments for, Purchase Price, and interest on, the Bonds.  All such Funds shall be held by the Trustee in trust for the benefit of the Bondholders, and while held by the Trustee constitute part of the Trust Estate and be subject to the lien hereof.  The Rebate Fund (including amounts on deposit therein) shall not be subject to any assignment, pledge, lien or security interest in favor of the Trustee or any Bondholder or any other Person.  The Purchase Fund shall be held in trust only in favor of those Persons entitled thereto as provided in this Indenture.  The Bonds shall be the special limited revenue obligations of the Issuer and shall be payable by the Issuer as to the principal or Redemption Price, if any, of the Bonds, Sinking Fund Installments for the Bonds, Purchase Price, and interest on the Bonds only from the Funds, special funds and loan payments, revenues and receipts pledged therefor.  The Bonds are additionally secured by a pledge and assignment of (y) the Promissory Note, and (z) substantially all of the Issuer’s right, title and interest in and to the Loan Agreement.  The payment of the principal of, Sinking Fund Installments for, redemption premium, if any, and interest on the Initial Bonds, and the payments, obligations, covenants and agreements of the Company under the Loan Agreement, have been guaranteed by the Guarantors pursuant to the Bond Guaranty Agreement.  The completion of the Project, in accordance with the Ground Lease and the Loan Agreement, has been guaranteed by the Guarantors pursuant to the Project Completion Guaranty Agreement.  Further, the Company has granted a first lien in Facility Revenues and the remainder of the Pledged Collateral to the Trustee pursuant to the Pledge and Security Agreement.  In addition, the Company has granted mortgage liens on and security interests in its leasehold interest in the Facility under the Ground Lease, and an assignment of leases and rents, to the Trustee pursuant to the Mortgage.

In no event shall any obligations of the Issuer under this Indenture or the Bonds or under the Loan Agreement or under any other Security Document or related document for the payment of money create a debt of the State or the City and neither the State nor the City shall be liable on any obligation so incurred, but any such obligation shall be a special limited revenue obligation of the Issuer secured and payable solely as provided in this Indenture.

Section 2.02.       Issuance and Terms of the Initial Bonds.  ii) The Initial Bonds in the Authorized Principal Amount shall be issued under and secured by this Indenture.  The Initial Bonds shall be issuable in fully registered form without coupons substantially in the form set forth in Exhibit C and shall be dated as provided in Section 3.01.

(b)           The Initial Bonds shall mature on the Final Maturity Date, and shall bear interest at the Adjustable Fixed Interest Rate, all as provided in this Article II.  Interest shall be payable on each Interest Payment Date and shall be computed on the basis of a 360-day year of twelve 30-day months.  Notwithstanding anything herein to the contrary, the interest rate borne by the Initial Bonds shall not exceed the Maximum Interest Rate.

(c)           If there shall occur an Event of Default (other than by reason of a failure to redeem the Initial Bonds in whole if there shall occur a Determination of Taxability), the rate of interest on the Initial Bonds shall be the Default Rate commencing with the date of the occurrence of the Event of Default and any additional interest thereby due with respect to a period of time for which interest has already been paid shall be payable on the Interest Payment Date next following the Event of Default.  Any former Bondholder who was a Bondholder commencing on or after the date of the occurrence of the Event of Default, but who subsequent to such date sold or otherwise disposed of its Initial Bonds or whose Initial Bonds were redeemed or matured, shall be entitled to receive from the Company under the Loan Agreement the following, in an amount allocable to such period during which it held the Initial Bonds subsequent to the Event of Default and the date upon the Initial Bonds were sold, or otherwise disposed of, or redeemed or matured: the difference between the rate of interest borne by the Initial Bonds prior to the Event of Default and the rate borne by the Initial Bonds on and subsequent to such date.

(d)           If there shall occur a Determination of Taxability, the rate of interest on the Initial Bonds shall be the Taxable Rate commencing with the date of the Event of Taxability and any additional interest thereby due with respect to a period of time for which interest has already been paid shall be payable on the Interest Payment Date next following the Determination of Taxability.  Any former Bondholder who was a Bondholder commencing on or after the date of the occurrence of an Event of Taxability, but who subsequent to such date sold or otherwise disposed of its Initial Bonds or whose Initial Bonds were redeemed or matured, shall be entitled to receive from the Company under the Loan Agreement the following, in an amount allocable to such period during which it held the Initial Bonds subsequent to the Event of Taxability and the date upon which the Initial Bonds were sold, or otherwise disposed of, or redeemed or matured: the difference between the rate of interest borne by the Initial Bonds prior to the Event of Taxability and the rate borne by the Initial Bonds on and subsequent to such date.

(e)           The Initial Bonds shall be numbered from R-1 upward in consecutive numerical order.  Initial Bonds issued upon any exchange or transfer hereunder shall be numbered in such manner as the Trustee in its discretion shall determine.

(f)           The principal of, Sinking Fund Installments for, and the Redemption Price, if applicable, on all Initial Bonds shall be payable by check or draft at maturity or upon earlier redemption to the Persons in whose names such Initial Bonds are registered on the bond registration books maintained by the Trustee as Bond Registrar at the maturity or redemption date thereof, upon presentation and surrender of such Initial Bonds, at the designated corporate trust office of the Trustee or of any Paying Agent.

The interest payable on each Initial Bond on any Interest Payment Date shall be paid by the Trustee to the registered owner of such Initial Bond as shown on the bond registration books of the Trustee as Bond Registrar at the close of business on the Regular Record Date for such interest, (1) by check or draft mailed to such registered owner at his address as it appears on the bond registration books or at such other address as is furnished to the Trustee in writing by such owner, or (2) if such Initial Bonds are held by a Securities Depository or, at the written request addressed to the Trustee by any registered owner of Initial Bonds in the aggregate principal amount of at least $1,000,000 that all such payments be made by wire transfer, by electronic transfer in immediately available funds to the bank for credit to the ABA routing number and account number filed with the Trustee no later than five (5) Business Days before an Interest Payment Date, but no later than a Regular Record Date for any interest payment.

Interest on any Initial Bond that is due and payable but not paid on the date due (“Defaulted Interest”) shall cease to be payable to the owner of such Initial Bond on the relevant Regular Record Date and shall be payable to the owner in whose name such Initial Bond is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest, which Special Record Date shall be fixed in the following manner.  It is provided in the Loan Agreement that the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Initial Bond and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and shall deposit with the Trustee at the time of such notice an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment.  Money deposited with the Trustee on account of Defaulted Interest shall be held in trust for the benefit of the owners of the Initial Bonds entitled to such Defaulted Interest as provided in this Section.  Following receipt of such funds the Trustee shall fix the Special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen (15) nor less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt of such funds by the Trustee.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each owner of an Initial Bond entitled to such notice at the address of such owner as it appears on the bond registration books not less than ten (10) days prior to such Special Record Date.

Subject to the foregoing provisions of this Section, each Initial Bond delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Initial Bond shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Initial Bond and each such Initial Bond shall bear interest from such date, so that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

(g)           The Initial Bonds are issuable in the form of fully registered bonds in the Authorized Denominations.

(h)           Anything in the Initial Bonds or in this Indenture to the contrary notwithstanding, the obligations of the Issuer hereunder and under the Initial Bonds shall be subject to the limitation that payments of interest or other amounts on the Initial Bonds shall not be required to the extent that receipt of any such payment by a Holder of an Initial Bond would be contrary to the provisions of law applicable to such Holder which would limit the maximum rate of interest which may be charged or collected by such Holder of an Initial Bond.

Section 2.03.      Determination of Adjustable Fixed Interest Rate.  iii) For the Initial Adjustable Fixed Interest Rate Term, the Initial Bonds shall bear interest at seven and one-quarter percent (7¼%) per annum.  The interest rate payable on the Initial Bonds shall be adjusted on each Adjustment Date in accordance with the provisions of this Indenture and the Initial Bonds.

(b)           Each Adjustable Fixed Interest Rate Term (other than the Initial Adjustable Fixed Interest Rate Term which shall commence on the Closing Date) shall commence on the Adjustment Date immediately following the end of the preceding Adjustable Fixed Interest Rate Term and will continue to but excluding the next succeeding Adjustment Date.  For each Adjustable Fixed Interest Rate Term after the Initial Adjustable Fixed Interest Rate Term, the Adjustable Fixed Interest Rate Term shall be a period determined at the direction of the Company which is equal to one (1) whole year or any integral multiple of whole years, but in no event shall any such Adjustable Fixed Interest Rate Term extend beyond the Final Maturity Date of the Initial Bonds.  The Business Day immediately following the last day of each Adjustable Fixed Interest Rate Term as determined pursuant to this Section 2.03(b) shall be the Adjustment Date.  The Initial Bonds are subject to mandatory purchase on each Adjustment Date pursuant to Section 2.03(h).

(c)           Subject to subsection (e) below, the interest rate applicable to the Initial Bonds on and after each Adjustment Date shall be the interest rate determined by the Remarketing Agent on the Determination Date immediately preceding such Adjustment Date.  The Adjustable Fixed Interest Rate applicable to the Initial Bonds shall be the lower of (i) the lowest rate which, in the best professional judgment of the Remarketing Agent (having due regard to the prevailing market conditions), would be necessary to enable the Initial Bonds to be sold at par on the Adjustment Date, provided that the Adjustable Fixed Interest Rate shall not exceed the Maximum Rate, or (ii) The Bond Buyer Revenue Bond Index (as published in The Bond Buyer or any successor publication thereto) for the most recent period for which such information is available as of the date the Adjustable Fixed Interest Rate is established, plus two hundred fifty (250) basis points.  Upon such determination of the Adjustable Fixed Interest Rate, the Remarketing Agent shall promptly notify the Trustee and the Company of the Adjustable Fixed Interest Rate.  Not less than the fifth (5th) Business Day prior to the Adjustment Date, the Trustee shall promptly notify each Holder of the Initial Bonds of the Adjustable Fixed Interest Rate which will be applicable to the Initial Bonds during the next succeeding Adjustable Fixed Interest Rate Term.

(d)           The interest rate on the Initial Bonds (other than for the Initial Adjustable Fixed Interest Rate Term) will not be reset on any Adjustment Date unless (i) at least thirty (30) days prior to such Adjustment Date and (ii) again on such Adjustment Date, the Company shall cause to be delivered at its expense to the Issuer, the Trustee and the Remarketing Agent, a Favorable Opinion of Bond Counsel.  The Company shall use its best efforts to cause such Favorable Opinion of Bond Counsel to be delivered to the Issuer, the Trustee and the Remarketing Agent by such date.  In the event that any such Favorable Opinion of Bond Counsel is not delivered when required, the interest rate on the Initial Bonds then in effect shall remain in effect as the Adjustable Fixed Interest Rate for the next succeeding Adjustable Fixed Interest Rate Term, and the term of the next Adjustable Fixed Interest Rate Term shall be the shorter of (i) the same period as the immediately preceding Adjustable Fixed Interest Rate Term, or (ii) the period until the Final Maturity Date of the Initial Bonds.

(e)           If the Remarketing Agent is unable to remarket all of the Initial Bonds at the Adjustable Fixed Interest Rate determined by the Remarketing Agent pursuant to subsection (c) above, the Remarketing Agent may at any time prior to the Adjustment Date increase the Adjustable Fixed Interest Rate to that rate of interest which, as of the date of determination, is the lowest rate which, in the best professional judgment of the Remarketing Agent (having due regard to the prevailing market conditions), would be necessary to enable the Initial Bonds to be sold at par on the Adjustment Date; provided, however, that such re-determined Adjustable Fixed Interest Rate shall not exceed the Maximum Interest Rate.  No more than five (5) days prior to the Adjustment Date, the Trustee shall notify by mail the Company and the Holders of the Initial Bonds of any such revision in the Adjustable Fixed Interest Rate.  The Remarketing Agent shall not increase the Adjustable Fixed Interest Rate later than five (5) days prior to the Adjustment Date (except with the consent of the Company) and notice of the increased Adjustable Fixed Interest Rate shall in that event be given by the Remarketing Agent concurrently to the Trustee and the Company.

(f)           If, for any reason, the Adjustable Fixed Interest Rate for the Initial Bonds is not or cannot be determined by the Remarketing Agent in the manner specified above, the Adjustable Fixed Interest Rate will be equal to the closing yield, plus two hundred fifty (250) basis points, for Treasury Bills, Notes or Bonds, as applicable, of the maturity closest to, without exceeding, the term of the Adjustable Fixed Interest Rate Term determined in accordance with Section 2.03(b), as such yield is published in the table captioned “U.S. Securities Prices” in the edition of The Bond Buyer (or if The Bond Buyer or such table is no longer published, any other published similar rate as is determined by the Trustee in its sole discretion to be appropriate) published on the day on which such Adjustable Fixed Interest Rate is determined, or if such yield or other similar rate is not published on that day, the day of the most recent publication of such yield or other similar rate.

(g)           The determination in accordance with the Indenture of the Adjustable Fixed Interest Rate to be borne by the Initial Bonds shall, in the absence of manifest error, be conclusive and binding on the Holders of the Initial Bonds and the Notice Parties.  Failure by the Trustee to give any notice required hereunder, or any defect therein, shall not affect the interest rate borne by the Initial Bonds.

(h)           On each Purchase Date, the Initial Bonds shall be subject to mandatory tender for purchase by the Tender Agent at the Purchase Price.

IN THE EVENT OF A FAILURE BY HOLDERS OF INITIAL BONDS TO TENDER INITIAL BONDS FOR PURCHASE ON A PURCHASE DATE AS PROVIDED ABOVE, SAID HOLDERS OF INITIAL BONDS SHALL NOT BE ENTITLED TO ANY PAYMENT (INCLUDING ANY INTEREST TO ACCRUE SUBSEQUENT TO THE PURCHASE DATE) OTHER THAN THE PURCHASE PRICE FOR SUCH UNTENDERED INITIAL BONDS, AND THE HOLDERS OF ANY UNTENDERED INITIAL BONDS SHALL NO LONGER BE ENTITLED TO THE BENEFITS OF THIS INDENTURE, EXCEPT FOR THE PURPOSE OF PAYMENT OF THE PURCHASE PRICE THEREOF, AND SHALL BE DEEMED PURCHASED, CANCELLED AND NO LONGER OUTSTANDING UNDER THIS INDENTURE.

(i)           The Trustee shall give notice to the Notice Parties and the registered Holders of the Initial Bonds, not later than ten (10) Business Days prior to each Purchase Date, which notice shall state:

(A)           the Purchase Date;

(B)           that an Interest Rate Change on the Initial Bonds will occur on the Adjustment Date;

(C)           the Determination Date for the next Adjustable Fixed Interest Rate;

(D)           the commencement and termination dates of the next Adjustable Fixed Interest Rate Term; and

(E)           that all Initial Bonds will be deemed sold to the Tender Agent on the Purchase Date at the Purchase Price, that such Initial Bonds should be delivered to the Principal Office of the Tender Agent by no later than 11:30 a.m., New York City time, on the Purchase Date, and that said Holders of Initial Bonds deemed sold shall not be entitled to any payment (including any interest to accrue subsequent to the Purchase Date) other than the Purchase Price for such untendered Initial Bonds.

(j)           Funds for the payment of the Purchase Price of Initial Bonds shall be derived solely from the following sources in the order of priority indicated and none of the Issuer, the Tender Agent, the Trustee nor the Remarketing Agent shall be obligated to provide funds from any other source:

(A)           immediately available funds on deposit in the Remarketing Account of the Purchase Fund; and

(B)           moneys of the Company on deposit in the Company Purchase Account.

Section 2.04.      Redemption of Initial Bonds.  iv) General Optional Redemption.  (1) During the Initial Adjustable Fixed Interest Rate Term, the Initial Bonds shall be subject to redemption, on or after May 1, 2012, in whole at any time or in part on any Interest Payment Date (but if in part in integral multiples of $5,000 and in the minimum principal amount of $100,000) at the option of the Issuer (which option shall be exercised only upon the giving of notice by the Company of its intention to prepay loan payments due under the Loan Agreement pursuant to Section 4.3(c) thereof), at the Redemption Price of one hundred percent (100%) of the unpaid principal amount of the Initial Bonds to be redeemed, plus accrued interest to the date of redemption.

(ii)           During any Adjustable Fixed Interest Rate Term (other than the Initial Adjustable Fixed Interest Rate Term), the Initial Bonds shall be subject to redemption, in whole at any time or in part on any Interest Payment Date (but if in part in integral multiples of $5,000 and in the minimum principal amount of $100,000) at the option of the Issuer (which option shall be exercised only upon the giving of notice by the Company of its intention to prepay loan payments due under the Loan Agreement pursuant to Section 4.3(c) thereof), at the Redemption Price of one hundred percent (100%) of the unpaid principal amount of the Initial Bonds to be redeemed, plus accrued interest to the date of redemption, commencing on or after that date (the “First Optional Redemption Date”) as determined below:

(A)           if there shall be ten (10) or less years in such Adjustable Fixed Interest Rate Term, the First Optional Redemption Date shall be the second (2nd) anniversary of the date of commencement of such Adjustable Fixed Interest Rate Term, and

(B)           if there shall be more than ten (10) years in such Adjustable Fixed Interest Rate Term, the First Optional Redemption Date shall be the fifth (5th) anniversary of the date of commencement of such Adjustable Fixed Interest Rate Term.

(b)           Extraordinary Redemption.  The Initial Bonds are also subject to redemption prior to maturity, at the option of the Issuer exercised at the direction of the Company (which option shall be exercised only upon the giving of notice by the Company of its intention to prepay loan payments due under the Loan Agreement pursuant to Section 4.3(c) thereof), as a whole on any date, upon notice or waiver of notice as provided in this Indenture, at a Redemption Price of one hundred percent (100%) of the unpaid principal amount thereof plus accrued interest to the date of redemption if one or more of the following events shall have occurred:

(i)           The Facility shall have been damaged or destroyed to such extent that, as evidenced by a certificate of an Independent Engineer filed with the Issuer and the Trustee, (A) the Facility cannot be reasonably restored within a period of one year from the date of such damage or destruction to the condition thereof immediately preceding such damage or destruction, (B) the Company is thereby prevented or likely to be prevented from carrying on its normal operation at the Facility for a period of one year from the date of such damage or destruction, or (C) the restoration cost of the Facility would exceed the total amount of all insurance proceeds, including any deductible amount, in respect of such damage or destruction; or

(ii)           Title to, or the temporary use of, all or substantially all of the Facility shall have been taken or condemned by a competent authority which taking or condemnation results, or is likely to result, in the Company being thereby prevented or likely to be prevented from carrying on its normal operation at the Facility for a period of one year from the date of such taking or condemnation, as evidenced by a certificate of an Independent Engineer filed with the Issuer and the Trustee; or

(iii)           As a result of changes in the Constitution of the United States of America or of the State or of legislative or executive action of the State or any political subdivision thereof or of the United States of America or by final decree or judgment of any court after the contest thereof by the Company, the Loan Agreement becomes void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed therein or unreasonable burdens or excessive liabilities are imposed upon the Company by reason of the operation of the Facility.

If the Initial Bonds are to be redeemed in whole as a result of the occurrence of any of the events described above, the Company shall deliver to the Issuer and the Trustee a certificate of an Authorized Representative of the Company stating that, as a result of the occurrence of the event giving rise to such redemption, the Company has discontinued, or at the earliest practicable date will discontinue, its operation of the Facility for its intended purposes.

(c)           Mandatory Sinking Fund Installment Redemption.  The Initial Bonds shall be subject to mandatory redemption by the Issuer prior to maturity, in part by lot, at a Redemption Price equal to one hundred percent (100%) of  the principal amount thereof, together with accrued interest to the date of redemption, from mandatory Sinking Fund Installments on the dates and in the principal amounts set forth below, provided that the amounts of such Sinking Fund Installments shall be reduced by the credits provided for in Sections 5.06(d) and (f):

Sinking Fund Installment Payment Date	Sinking Fund Installment

May 1, 2015	$115,000
November 1, 2015	120,000
May 1, 2016	125,000
November 1, 2016	125,000
May 1, 2017	130,000
November 1, 2017	135,000
May 1, 2018	140,000
November 1, 2018	145,000
May 1, 2019	150,000
November 1, 2019	155,000
May 1, 2020	165,000
November 1, 2020	170,000
May 1, 2021	175,000
November 1, 2021	180,000
May 1, 2022	190,000
November 1, 2022	195,000
May 1, 2023	200,000
November 1, 2023	210,000
May 1, 2024	215,000
November 1, 2024	225,000
May 1, 2025	235,000
November 1, 2025	240,000

Sinking Fund Installment Payment Date	Sinking Fund Installment
May 1, 2026	$250,000
November 1, 2026	260,000
May 1, 2027	270,000
November 1, 2027	280,000
May 1, 2028	290,000
November 1, 2028	300,000
May 1, 2029	310,000
November 1, 2029	320,000
May 1, 2030	335,000
November 1, 2030	345,000
May 1, 2031	355,000
November 1, 2031	370,000
May 1, 2032	385,000
November 1, 2032	400,000
May 1, 2033	410,000
November 1, 2033	425,000
May 1, 2034	440,000
November 1, 2034	460,000
May 1, 2035	475,000
November 1, 2035	490,000
May 1, 2036	510,000
November 1, 2036	530,000
May 1, 2037	545,000
November 1, 2037	565,000
May 1, 2038	590,000
November 1, 2038	610,000
May 1, 2039	630,000
November 1, 2039	655,000
May 1, 2040	680,000
November 1, 2040	700,000
May 1, 2041	730,000
November 1, 2041	755,000
May 1, 2042	780,000
November 1, 2042 (final maturity)	810,000

(d)           Mandatory Redemption from Excess Proceeds and Certain Other Amounts.  The Initial Bonds shall be redeemed at any time in whole or in part by lot prior to maturity in the event and to the extent

(i)           excess Bond proceeds shall remain after the completion of the Project,

(ii)           excess title insurance or property insurance proceeds or condemnation awards shall remain after the application thereof pursuant to the Loan Agreement and this Indenture, or

(iii)          excess proceeds shall remain after the release or substitution of fixtures or other portions of the Facility,

in each case at a Redemption Price equal to one hundred percent (100%) of the principal amount of the Initial Bonds to be redeemed, together with interest accrued thereon to the date of redemption.

(e)           Mandatory Redemption Upon Failure to Operate the Facility for Approved Project Operations, Material Violation of Material Legal Requirements, False Representation or Failure to Maintain Liability Insurance.  The Initial Bonds are also subject to mandatory redemption prior to maturity, at the option of the Issuer, as a whole only, in the event (i) the Issuer shall determine that (w) the Company is operating the Facility or any portion thereof, or is allowing the Facility or any portion thereof to be operated, not for the Approved Project Operations, (x) the Company, any Principal of the Company or any Person that directly or indirectly Controls, is Controlled by or is under common Control with the Company has committed a material violation of a material Legal Requirement, (y) any Conduct Representation is false, misleading or incorrect in any material respect at any date, as if made on such date, or (z) a Required Disclosure Statement delivered to the Issuer under any Project Document is not acceptable to the Issuer acting in its sole discretion, or (ii) the Company shall fail to obtain or maintain the public liability insurance with respect to the Facility required under the Loan Agreement, and, in the case of clause (i) or (ii) above, the Company shall fail to cure any such default or failure within the applicable time periods set forth in the Loan Agreement following the receipt by the Company of written notice of such default or failure from the Issuer and a demand by the Issuer on the Company to cure the same.  Any such redemption shall be made upon notice or waiver of notice to the Bondholders as provided in this Indenture, at the Redemption Price of one hundred percent (100%) of the unpaid principal amount of the Initial Bonds, together with interest accrued thereon to the date of redemption.

(f)           Mandatory Taxability Redemption.  Upon the occurrence of a Determination of Taxability, the Initial Bonds shall be redeemed prior to maturity on any date within one hundred twenty (120) days following such Determination of Taxability, at a Redemption Price equal to one hundred percent (100%) of the principal amount thereof, together with accrued interest at the Taxable Rate from the occurrence of the Event of Taxability to the date of redemption.  The Initial Bonds shall be redeemed in whole unless redemption of a portion of the Initial Bonds Outstanding would have the result that interest payable on the Initial Bonds remaining Outstanding after such redemption would not be includable in the gross income of any Holder of an Initial Bond (other than a Holder who is a “substantial user” of the Facility or a “related person”, within the meaning of the Code).  In such event, the Initial Bonds shall be redeemed in such amount as is deemed necessary in the opinion of Nationally Recognized Bond Counsel to accomplish that result.

(g)           Purchase in Lieu of Optional Redemption.  In lieu of calling Initial Bonds for optional redemption, Initial Bonds shall be subject to mandatory tender for purchase at the direction of the Issuer, upon the direction of the Company, in whole or in part (and, if in part, in such manner as determined by the Company) on any date, at a Purchase Price equal to the applicable Redemption Price for any optional redemption of such Initial Bonds as provided in Section 2.04(a), plus accrued interest to the purchase date.  Purchases of tendered Initial Bonds may be made without regard to any provision of the Indenture relating to the selection of Initial Bonds in a partial optional redemption.  Initial Bonds purchased pursuant to any mandatory tender(s) are not required to be cancelled (subject to Section 10.5 of the Loan Agreement), and if not so cancelled, shall, prior to any resale by or on behalf of the Company, not be deemed Outstanding in connection with any subsequent partial optional redemption solely for purposes of those provisions of the Indenture relating to the selection of Initial Bonds in a partial redemption.

Purchases in lieu of an optional redemption shall be permitted, with the consent of the Issuer, upon the delivery to the Issuer and the Trustee of (i) an opinion of Nationally Recognized Bond Counsel addressed to the Issuer and the Trustee substantially to the effect that (A) such purchases in lieu of optional redemption comply with the provisions of the Indenture and (B) neither such purchases in lieu of an optional redemption nor any transaction directly related thereto will adversely affect the exclusion from gross income of interest on the Initial Bonds for purposes of federal income taxation, and (ii) such other opinions, certificates or documentation as the Issuer may require.

(h)           Redemption of Initial Bonds permitted or required by this Article II shall be made as follows, and the Trustee shall give the notice of redemption required by Section 6.03 in respect of each such redemption:

(1)           Redemption shall be made pursuant to the general optional redemption provisions of Section 2.04(a) or (b) at such times as are permitted under such Section and, in the case of Section 2.04(a), in such principal amounts, as the Company shall request in a written notice to the Trustee in accordance with Section 4.3(c) of the Loan Agreement.

(2)           Redemption shall be made pursuant to the mandatory Sinking Fund Installment redemption provisions of Section 2.04(c) as and when required by this Section without the necessity of any request by, or notification from the Issuer or from the Company, but subject to the provisions of Section 5.06(d) and (f).

(3)           Redemption shall be made pursuant to the mandatory redemption provisions of Section 2.04(d) at the earliest possible date following the deposit of the excess proceeds or other amounts in the Redemption Account of the Bond Fund, without the necessity of any instructions or further act of the Issuer or the Company.

(4)           Redemption shall be made pursuant to the mandatory redemption provisions of Section 2.04(e) on the date specified therein in the event redemption is required under such circumstances, without the necessity of any instructions or further act of the Company.

(5)           Redemption shall be made pursuant to the mandatory taxability redemption provisions of Section 2.04(f) at the earliest possible date, but no later than one hundred twenty (120) days following the Determination of Taxability, without the necessity of any instructions or further act of the Issuer or the Company.

Section 2.05.      Delivery of Initial Bonds.  The Initial Bonds shall be executed in the form and manner set forth in this Indenture and shall be deposited with the Trustee and thereupon shall be authenticated by the Trustee.  Upon payment to the Trustee of the proceeds of sale of the Initial Bonds including the interest, if any, accrued on the Initial Bonds to the Closing Date, the Initial Bonds shall be delivered by the Trustee on behalf of the Issuer to or upon the order of the purchaser(s) thereof, but only upon receipt by the Trustee of:

(a)           a copy, duly certified by the Secretary, Assistant Secretary, Executive Director, Deputy Executive Director, General Counsel or Vice President for Legal Affairs of the Issuer, of the Bond Resolution;

(b)           an original executed counterpart of all Security Documents;

(c)           a written opinion by Nationally Recognized Bond Counsel to the effect that the issuance of the Initial Bonds and the execution thereof have been duly authorized and that all conditions precedent to the delivery thereof have been fulfilled; and

(d)           the written order to the Trustee executed by an Authorized Representative of the Issuer to authenticate and deliver the Initial Bonds to the purchaser(s) therein identified upon payment to the Trustee for the account of the Issuer of the purchase price therein specified, plus accrued interest, if any.

Section 2.06.      Execution of Bonds.  The Bonds shall be executed on behalf of the Issuer by the manual or facsimile signature of the Chairman, Vice Chairman, Executive Director, Deputy Executive Director, General Counsel or Vice President for Legal Affairs of the Issuer, and the seal of the Issuer shall be affixed thereto or imprinted thereon and attested by the manual or facsimile signature of the Secretary, Assistant Secretary, Executive Director, Deputy Executive Director, General Counsel or Vice President for Legal Affairs of the Issuer.  Any facsimile signatures shall have the same force and effect as if the appropriate officers had personally signed each of said Bonds.  In case one or any of the officers who shall have signed or attested the Bonds or whose reproduced facsimile signature appears thereon shall cease to be such officer or officers before the Bonds so signed and attested shall have been actually issued and delivered, the Bonds may be issued and delivered as though the person who signed or attested or whose reproduced facsimile signature appears on the Bonds had not ceased to be such officer.  Neither the members, directors, officers or agents of the Issuer nor any person executing the Bonds shall be liable personally or be subject to any personal liability or accountability by reason of the issuance thereof.

Section 2.07.      Authentication.  Only such Bonds as shall have endorsed thereon a certificate of authentication, in substantially the form set forth in the Form of Initial Bond in Exhibit C, duly executed by the Trustee, shall be entitled to any right or benefit under this Indenture.  No Bond shall be valid or obligatory for any purpose or be entitled to any security or benefit under this Indenture unless and until such certificate of authentication on such Bond shall have been duly executed by the Trustee, and such certificate of the Trustee upon any such Bond shall be conclusive evidence that such Bond has been duly authenticated and delivered under this Indenture.  The Trustee shall note, with respect to each Bond to be authenticated under this Indenture in the space provided in the certificate of authentication for such Bond, the date of the authentication and delivery of such Bond.  The Trustee’s certificate of authentication on any Bond shall be deemed to have been duly executed if signed by an authorized officer or signatory of the Trustee, but it shall not be necessary that the same officer or signatory sign the certificate of authentication on all of the Bonds.

Section 2.08.                      Additional Bonds.  v) So long as the Ground Lease, the Mortgage, the Loan Agreement, the Pledge and Security Agreement, the Promissory Note and the Bond Guaranty Agreement are each in effect, and the prior written consent of the Holders of at least sixty-six and two-thirds percent (66-2/3%) in aggregate principal amount of the Bonds shall have been obtained, one or more Series of Additional Bonds may be issued, authenticated and delivered upon original issuance for the purpose of (i) completing the Project, (ii) providing funds in excess of Net Proceeds to repair, relocate, replace, rebuild or restore the Facility in the event of damage, destruction or taking by eminent domain, (iii) providing extensions, additions or improvements to the Facility, the purpose of which shall be for the Approved Project Operations, or (iv) refunding Outstanding Bonds.  Such Additional Bonds shall be payable from the loan payments, receipts and revenues of the Facility including such extensions, additions and improvements thereto.  Prior to the issuance of a Series of Additional Bonds and the execution of a Supplemental Indenture in connection therewith, the Issuer and the Company shall enter into an amendment to the Loan Agreement, and the Company shall execute a new Promissory Note, which shall provide, among other things, that the loan payments payable under the Loan Agreement and the aggregate amount to be paid under all Promissory Notes, shall be increased and computed so as to amortize in full the principal of and interest on such Additional Bonds and any other costs in connection therewith.  In addition, each of the Guarantors and the Issuer shall enter into an amendment to each Security Document with the Trustee which shall provide that the amounts guaranteed or otherwise secured thereunder be increased accordingly.

(b)           Each such Series of Additional Bonds shall be deposited with the Trustee and thereupon shall be authenticated by the Trustee.  Upon payment to the Trustee of the proceeds of sale of such Series of Additional Bonds, they shall be made available by the Trustee for pick-up by the order of the purchaser or purchasers thereof, but only upon receipt by the Trustee of:

(1)           a copy of the resolution, duly certified by the Secretary, Assistant Secretary, Executive Director, Deputy Executive Director, General Counsel or Vice President for Legal Affairs of the Issuer, authorizing, issuing and awarding the Series of Additional Bonds to the purchaser or purchasers thereof and providing the terms thereof and authorizing the execution of any Supplemental Indenture and any amendments of or supplements to the Loan Agreement and any other Security Document to which the Issuer shall be a party;

(2)           original executed counterparts of the Supplemental Indenture and an amendment of or supplement to the Loan Agreement expressly providing that, to the extent applicable, for all purposes of the Supplemental Indenture, the Loan Agreement and the Mortgage, the Facility referred to therein and the premises subject thereto shall include the buildings, structures, improvements, machinery, equipment or other facilities being financed, and the Bonds referred to therein shall mean and include the Series of Additional Bonds being issued as well as the Initial Bonds and any Series of Additional Bonds theretofore issued;

(3)           a written opinion by Nationally Recognized Bond Counsel, to the effect that the issuance of the Series of Additional Bonds and the execution thereof have been duly authorized and that all conditions precedent to the delivery thereof have been fulfilled and that the issuance of the Series of Additional Bonds will not cause the interest on any Series of Bonds Outstanding to become includable in gross income for Federal income tax purposes;

(4)           except in the case of a Series of Refunding Bonds (defined below) refunding all Outstanding Bonds, a certificate of an Authorized Representative of each Guarantor to the effect that each Security Document to which it is a party continues in full force and effect and that there is no Event of Default nor any event which upon notice or lapse of time or both would become an Event of Default;

(5)           written evidence from each Rating Agency by which any Series of Outstanding Bonds are then rated, if any, to the effect that it has reviewed the documentation pertaining to the issuance of the Series of Additional Bonds, and that the issuance of such Series of Additional Bonds will not result in a withdrawal, a suspension or a reduction of the long and short-term ratings, if applicable, then assigned to any Series of Outstanding Bonds by such Rating Agency;

(6)           an original, executed counterpart of the amendment to each Security Document; and

(7)           a written order to the Trustee executed by an Authorized Representative of the Issuer to authenticate and make available for pick-up the Series of Additional Bonds to the purchaser or purchasers therein identified upon payment to the Trustee of the purchase price therein specified, plus accrued interest, if any.

(c)           (a) Upon the request of the Company, one or more Series of Additional Bonds may be authenticated and made available for pick-up upon original issuance to refund (“Refunding Bonds”) all Outstanding Bonds or any Series of Outstanding Bonds or any part of one or more Series of Outstanding Bonds.  Bonds of a Series of Refunding Bonds shall be issued in a principal amount sufficient, together with other moneys available therefor, to accomplish such refunding and to make such deposits required by the provisions of this Indenture and of the resolution authorizing said Series of Refunding Bonds.  In the case of the refunding under this Section 2.08 of less than all Bonds Outstanding of any Series or of any maturity within such Series, the Trustee shall proceed to select such Bonds in accordance with Section 6.02.

(2)           A Series of Refunding Bonds may be authenticated and made available for pick-up only upon receipt by the Trustee (in addition to the receipt by it of the documents required by Section 2.08(b), as may be applicable) of:

(A)           Irrevocable instructions from the Issuer to the Trustee, satisfactory to it, to give due notice of redemption pursuant to Section 6.03 to the Holders of all the Outstanding Bonds to be refunded prior to maturity on the redemption date specified in such instructions; and

(B)           Either:

(i)           moneys in an amount sufficient to effect payment at maturity or upon redemption at the applicable Redemption Price of the Bonds to be refunded, together with accrued interest on such Bonds to the maturity or redemption date, which moneys shall be held by the Trustee or any Paying Agent in a separate account irrevocably in trust for and assigned to the respective Holders of the Outstanding Bonds being refunded, or

(ii)           Defeasance Obligations in such principal amounts, having such maturities, bearing such interest, and otherwise having such terms and qualifications, as shall be necessary to comply with the provisions of Article X, and any moneys required pursuant to said Section (with respect to all Outstanding Bonds or any part of one or more Series of Outstanding Bonds being refunded), which Defeasance Obligations and moneys shall be held in trust and used only as provided in Article X.

(3)           The Company shall furnish to the Trustee and the Issuer at the time of delivery of the Series of Refunding Bonds a certificate of an independent certified public accountant stating that the Trustee and/or the Paying Agent (and/or any escrow agent as shall be appointed in connection therewith) hold in trust the moneys or such Defeasance Obligations and moneys required to effect such payment at maturity or earlier redemption.

(d)           Each Series of Additional Bonds issued pursuant to this Section shall be equally and ratably secured under this Indenture with the Initial Bonds and all other Series of Additional Bonds, if any, issued pursuant to this Section, without preference, priority or distinction of any Bond over any other Bonds except as expressly provided in or permitted by this Indenture.

(e)           No Series of Additional Bonds shall be issued unless the Ground Lease, the Loan Agreement, the Promissory Note, the Mortgage, the Pledge and Security Agreement and the Bond Guaranty Agreement are in effect and at the time of issuance there is no Event of Default nor any event which upon notice or lapse of time or both would become an Event of Default.

Section 2.09.      CUSIP Numbers.  The Issuer in issuing the Bonds may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use such CUSIP numbers in notices of redemption as a convenience to registered owners; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Trustee of any change in the CUSIP numbers of which it has actual knowledge.

Section 2.10.      Book Entry Bonds.  vi) Except as provided in Section 2.10(c), the Initial Bonds shall be registered in the name of Cede & Co., as nominee for DTC.  Payment of interest for any Initial Bond registered in the name of Cede & Co. shall be made by wire transfer of New York Clearing House or equivalent same day funds to the account of Cede & Co. on the Interest Payment Date for the Initial Bonds at the address indicated for Cede & Co. in the registration books of the Issuer kept by the Trustee.  It is anticipated that during the term of the Initial Bonds, the Securities Depository will make book entry transfers among its Participants and receive and transmit payment of principal of, Sinking Fund Installments for, Purchase Price, redemption premium, if any, and interest on, the Initial Bonds to the Participants until and unless the Trustee authenticates and delivers replacement bonds to the Beneficial Owners as described in Section 2.10(c).

(b)           The Initial Bonds shall be initially issued in the form of a separate single authenticated fully registered certificate for the single maturity thereof.  Upon initial issuance, the ownership of such Initial Bonds shall be registered in the registration books of the Issuer kept by the Trustee in the name of Cede & Co., as nominee of DTC.  The Trustee, the Tender Agent, the Bond Registrar, the Remarketing Agent, the Paying Agent and the Issuer shall treat DTC (or its nominee) as the sole and exclusive Holder of the Initial Bonds registered in its name for the purposes of payment of the principal, Sinking Fund Installments, Purchase Price, Redemption Price of or interest on the Initial Bonds, selecting the Initial Bonds or portions thereof to be redeemed, giving any notice permitted or required to be given to Bondholders under this Indenture, registering the transfer of Initial Bonds, obtaining any consent or other action to be taken by Holders of the Initial Bonds and for all other purposes whatsoever; and neither the Trustee, the Tender Agent, the Bond Registrar, the Remarketing Agent, the Paying Agent, the Company, nor the Issuer shall be affected by any notice to the contrary.  All notices with respect to the Initial Bonds shall be made and given to DTC as provided in the Representations Letter.  Neither the Trustee, the Tender Agent, the Bond Registrar, the Remarketing Agent, the Paying Agent nor the Issuer shall have any responsibility or obligation to any Participant, any Person claiming a beneficial ownership interest in the Initial Bonds under or through DTC or any Participant, or any other Person that is not shown on the registration books of the Trustee as being a Holder, with respect to the accuracy of any records maintained by DTC or any Participant; the payment of DTC or any Participant of any amount in respect of the principal, Sinking Fund Installments, Purchase Price, Redemption Price of or interest on the Initial Bonds; any notice that is permitted or required to be given to Bondholders under this Indenture or any other Security Documents; the selection by DTC or any Participant of any Person to receive payment in the event of a partial redemption of the Initial Bonds; or any consent given or other action taken by DTC as Bondholder.  The Trustee shall pay all principal of, Sinking Fund Installments, Purchase Price, redemption premium, if any, and interest on the Initial Bonds only to or “upon the order of” (as that term is used in the Uniform Commercial Code as adopted in the State) DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to the principal of, Sinking Fund Installments, Purchase Price, redemption premium, if any, and interest on the Initial Bonds to the extent of the sum or sums so paid.  Except as otherwise provided in Section 2.10(c), no Person other than DTC shall receive an authenticated Initial Bond certificate evidencing the obligation of the Issuer to make payments of principal of, Sinking Fund Installments, Purchase Price, redemption premium, if any, and interest pursuant to this Indenture.  Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions of this Indenture with respect to transfers of Bonds, the word “Cede & Co.” in this Indenture shall refer to such new nominee of DTC.

(c)           In the event the Issuer determines that it is in the best interest of the Beneficial Owners that they be able to obtain Initial Bond certificates, the Issuer may notify DTC and the Trustee, whereupon DTC will notify the Participants, of the availability through DTC of Initial Bond certificates.  In such event, the Trustee shall issue, transfer and exchange Initial Bond certificates as requested by DTC in appropriate amounts within the guidelines set forth in this Indenture.  DTC may determine to discontinue providing its services with respect to the Initial Bonds at any time by giving written notice to the Issuer and the Trustee and discharging its responsibilities with respect thereto under applicable law.  Under such circumstances (if there is no successor securities depository), the Issuer and the Trustee shall be obligated to deliver Initial Bond certificates as described in this Indenture.  In the event Initial Bond certificates are issued, the provisions of this Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment of principal of, Sinking Fund Installments, Purchase Price, redemption premium, if any, and interest on such certificates.  Whenever DTC requests the Issuer and the Trustee to do so, the Issuer will direct the Trustee (at the sole cost and expense of the Company) to cooperate with DTC in taking appropriate action after reasonable notice (i) to make available one or more separate certificates evidencing the Initial Bonds to any DTC Participant having Initial Bonds credited to its DTC account or (ii) to arrange for another securities depository to maintain custody of certificates evidencing the Initial Bonds.

(d)           In connection with any notice or other communication to be provided to Bondholders pursuant to this Indenture or any other Security Document by the Issuer or the Trustee with respect to any consent or other action to be taken by Bondholders, the Issuer or the Trustee, as the case may be, shall establish a record date for such consent or other action and give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date to the extent possible.  Such notice to DTC shall be given only when DTC is the sole Bondholder.

(e)           NEITHER THE ISSUER, THE COMPANY NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATIONS TO THE PARTICIPANTS OR THE BENEFICIAL OWNERS WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY PARTICIPANT; (2) THE PAYMENT BY DTC OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT, SINKING FUND INSTALLMENTS, PURCHASE PRICE, REDEMPTION PRICE OF OR INTEREST ON THE INITIAL BONDS; (3) THE DELIVERY BY DTC OR ANY PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER THAT IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO BONDHOLDERS; OR (4) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE INITIAL BONDS.

(f)           SO LONG AS CEDE & CO. IS THE REGISTERED OWNER OF THE INITIAL BONDS, AS NOMINEE OF DTC, REFERENCES HEREIN TO THE INITIAL BONDHOLDERS OR REGISTERED HOLDERS OF THE INITIAL BONDS SHALL MEAN CEDE & CO. AND SHALL NOT MEAN THE BENEFICIAL OWNERS OF THE INITIAL BONDS.

(g)           For so long as the Holder of all of the Initial Bonds shall be DTC, and all Initial Bonds shall be registered in the name of Cede & Co. as nominee for DTC, (i) only DTC may tender Initial Bonds for purchase or upon redemption or retirement in whole and (ii) unless all Initial Bonds are being redeemed or retired in whole, Initial Bonds shall not be required to be presented to the Trustee for payment of principal, Sinking Fund Installments, Purchase Price or Redemption Price except upon final maturity or redemption in whole.

(h)           In the event the Securities Depository resigns, is unable to properly discharge its responsibilities, or is no longer qualified to act as a securities depository and registered clearing agency under the Securities and Exchange Act of 1934, as amended, the Issuer may appoint a successor Securities Depository provided the Trustee receives written evidence satisfactory to the Trustee with respect to the ability of the successor Securities Depository to discharge its responsibilities.  Any such successor Securities Depository shall be a securities depository that is a registered clearing agency under the Securities and Exchange Act of 1934, as amended, or other applicable statute or regulation that operates a securities depository upon reasonable and customary terms.  The Trustee upon its receipt of an Initial Bond or Bonds for cancellation shall cause the delivery of an Initial Bond or Bonds to the successor Securities Depository in appropriate Authorized Denominations and form as provided herein.

ARTICLE III

GENERAL TERMS AND PROVISIONS OF BONDS

Section 3.01.      Date of Bonds.  The Initial Bonds shall be dated their date of original issuance (subject to the provisions set forth below with respect to transfers and exchanges) and will bear interest from their date at the applicable rate or rates until the entire principal amount of the Initial Bonds has been paid.  Bonds authenticated prior to the first Interest Payment Date shall bear interest from their date of original issuance.  Bonds issued in exchange for or upon the registration of transfer of Bonds on or after the first Interest Payment Date thereon shall bear interest from and including the Interest Payment Date next preceding the date of the authentication thereof, unless the date of such authentication shall be an Interest Payment Date to which interest on the Bonds has been paid in full or duly provided for, in which case they shall bear interest from and including such Interest Payment Date; provided that if, as shown by the records of the Trustee, interest on the Bonds shall be in default, Bonds issued in exchange for or upon the registration of transfer of Bonds shall bear interest from the date to which interest has been paid in full on the Bonds, or if no interest has been paid on the Bonds, the date of the first delivery of fully executed and authenticated Bonds hereunder.

Section 3.02.      Form and Denominations.  Bonds shall be issued in fully registered form, without coupons, in any authorized denomination not exceeding the aggregate principal amount of Bonds of the same series, maturity and interest rate as the Bond for which the denomination is to be specified.  Subject to the provisions of Section 3.03, the Initial Bonds shall be in substantially the form set forth in Exhibit C, with such variations, omissions and insertions as are permitted or required by this Indenture.

Section 3.03.      Legends.  Each Bond shall contain on the face thereof a statement to the effect that “THIS BOND SHALL NEVER CONSTITUTE A DEBT OR INDEBTEDNESS OF THE STATE OF NEW YORK OR OF THE CITY OF NEW YORK, AND NEITHER THE STATE OF NEW YORK NOR THE CITY OF NEW YORK SHALL BE LIABLE HEREON, NOR SHALL THIS BOND BE PAYABLE OUT OF ANY FUNDS OF THE NEW YORK CITY CAPITAL RESOURCE CORPORATION OTHER THAN THOSE PLEDGED THEREFOR.” The Bonds may in addition contain or have endorsed thereon such provisions, specifications and descriptive words not inconsistent with the provisions of this Indenture as may be necessary or desirable to comply with custom or otherwise as may be determined by the Issuer prior to the delivery thereof.

Section 3.04.      Medium of Payment.  The principal or Redemption Price, if any, of, Sinking Fund Installments for, Purchase Price, and interest on the Bonds shall be payable in any coin or currency of the United States of America which, on the respective dates of payment thereof, is legal tender for the payment of public and private debts.  Such payment may be made as provided in Section 2.02.

Section 3.05.      Bond Details.  Subject to the provisions hereof, the Bonds shall be dated, shall mature in such years and such amounts, shall bear interest at such rate or rates per annum, shall be subject to redemption on such terms and conditions and shall be payable as to principal or Redemption Price, if any, Sinking Fund Installments, Purchase Price, and interest at such place or places as shall be specified in this Indenture.

Section 3.06.      Interchangeability, Transfer and Registry.  vii) Each Bond shall be transferable only upon compliance with the restrictions on transfer set forth on such Bond and only upon the books of the Issuer, which shall be kept for the purpose at the designated corporate trust office of the Trustee, by the registered owner thereof in person or by his duly authorized attorney-in-fact, upon surrender of such Bond together with a written instrument of transfer in the form appearing on such Bond duly executed by the registered owner or his duly authorized attorney-in-fact with a guaranty of the signature thereon by a member of the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program in accordance with Securities and Exchange Commission Rule 17Ad-15.  Upon the transfer of any Bond the Trustee shall prepare and issue in the name of the transferee one or more new Bonds of the same aggregate principal amount, related Series, maturity and interest rate as the surrendered Bond.

(b)           Any Bond, upon surrender thereof at the designated corporate trust office of the Trustee in the City with a written instrument of transfer in the form appearing on such Bond, duly executed by the registered owner or his duly authorized attorney-in-fact, with a guaranty of the signature thereon by a member of the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program in accordance with Securities and Exchange Commission Rule 17Ad-15, may, at the option of the owner thereof, be exchanged for an equal aggregate principal amount of Bonds of the same Series, maturity and interest rate of any other Authorized Denominations.  However, the Trustee will not be required to (i) transfer or exchange any Bonds during the period between a Record Date and the following Interest Payment Date or during the period of fifteen (15) days next preceding any day for the selection of Bonds to be redeemed, (ii) transfer or exchange any Bonds selected, called or being called for redemption in whole or in part, or (iii) register any transfer of or exchange any Bond which is subject to mandatory purchase.

(c)           The Issuer, the Bond Registrar, the Trustee, the Tender Agent, the Remarketing Agent and any Paying Agent may deem and treat the Person in whose name any Bond shall be registered as the absolute owner of such Bond, whether such Bond shall be overdue or not, for the purpose of receiving payment of, or on account of, the principal and Redemption Price, if any, of, Sinking Fund Installments for, Purchase Price, and interest on such Bond and for all other purposes, and all payments made to any such registered owner or upon his order shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid, and neither the Issuer, the Company, the Bond Registrar, the Trustee, the Tender Agent, the Remarketing Agent nor any Paying Agent shall be affected by any notice to the contrary.

(d)           In all cases in which the privilege of transferring or exchanging Bonds is exercised, the Issuer or the Trustee may make a charge sufficient to reimburse it for any expenses and any tax, fee or other governmental charge required to be paid in connection therewith; any such expenses shall be paid by the Company but any such tax, fee or other governmental charge shall be paid by the Holder requesting such transfer or exchange.

Section 3.07.      Bonds Mutilated, Destroyed, Stolen or Lost.  In case any Bond shall become mutilated or be destroyed, stolen or lost, the Issuer shall execute, and thereupon the Trustee shall authenticate and deliver, a new Bond of like Series, maturity, unpaid principal amount and interest rate as the Bond so mutilated, destroyed, stolen or lost, in exchange and substitution for such mutilated Bond, upon surrender and cancellation of such mutilated Bond, or in lieu of and in substitution for the Bond destroyed, stolen or lost, upon filing with the Trustee evidence reasonably satisfactory to it that such Bond has been destroyed, stolen or lost, and upon furnishing the Issuer and the Trustee with indemnity (an undertaking from an insurance company acceptable to the Trustee and the Issuer) satisfactory to the Trustee and to the Issuer and complying with such other reasonable regulations as the Trustee may prescribe and paying such expenses as the Issuer and the Trustee may incur.  All Bonds so surrendered to the Trustee shall be cancelled by it.  Every new Bond issued pursuant to the provisions of this Section by virtue of the fact that any Bond is destroyed, lost or stolen, shall, with respect to such Bond, constitute an additional contractual obligation of the Issuer whether or not the destroyed, lost or stolen Bond shall be found and shall be enforceable at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.  In the event any such destroyed, stolen or lost Bond shall have matured, or be about to mature, the Issuer may, instead of issuing a new Bond, cause the Trustee to pay the same without surrender thereof upon compliance with the condition in the first sentence of this Section out of moneys held by the Trustee and available for such purpose.  All Bonds shall be held and owned upon the express condition (to the extent lawful) that the foregoing provisions are exclusive with respect to the replacement or payment of any mutilated, destroyed or lost or stolen Bond and shall preclude any and all other rights and remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 3.08.      Cancellation and Destruction of Bonds.  All Bonds paid or redeemed, either at or before maturity, shall be delivered to the Trustee when such payment or redemption is made, and such Bonds together with all Bonds purchased by the Trustee, shall thereupon be promptly cancelled.  Bonds so cancelled shall be destroyed by the Trustee.

Section 3.09.      Requirements With Respect to Transfers.  In all cases in which the privilege of transferring Bonds is exercised, the Issuer shall execute and the Trustee shall authenticate and deliver Bonds in accordance with the provisions of this Indenture.  All Bonds surrendered in any such transfer shall forthwith be cancelled by the Trustee.  For every such transfer of Bonds, the Issuer or the Trustee may, as a condition precedent to the privilege of making such transfer, make a charge sufficient to reimburse it for any tax, fee or other governmental charge required to be paid with respect to such transfer and may charge a sum sufficient to pay the cost of preparing each new Bond issued upon such transfer, which sum or sums shall be paid by the Person requesting such transfer.

Section 3.10.      Bond Registrar.  The Trustee shall also be Bond Registrar for the Bonds, and shall maintain a register showing the names of all registered Holders of Bonds, Bond numbers and amounts, and other information appropriate to the discharge of its duties hereunder.  The Trustee shall make available to the Company for its inspection during normal business hours the registration books for the Bonds, as may be requested by the Company in connection with any purchase or tender offer by it with respect to the Bonds.

Section 3.11.      Payments Due on Saturdays, Sundays and Holidays.  In any case where any payment date of principal, Purchase Price, Sinking Fund Installment and/or interest on the Bonds, or the date fixed for redemption of any Bonds, shall be a day other than a Business Day, then payment of such principal, Purchase Price, Sinking Fund Installment and/or interest or the Redemption Price, if applicable, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the principal, Purchase Date, Sinking Fund Installment and/or Interest Payment Date or the date fixed for redemption, as the case may be, except that interest shall continue to accrue on any unpaid principal.

ARTICLE IV

APPLICATION OF BOND PROCEEDS AND OTHER AMOUNTS

Section 4.01.      Application of Proceeds of Initial Bonds.  Upon the receipt by the Trustee of the original proceeds of the sale and delivery of the Initial Bonds, including the amount received as accrued interest, if any, thereon, the Trustee shall apply such proceeds as follows:

(i)           $0, being the amount received as accrued interest on the Initial Bonds, if any, shall be deposited in the Interest Account of the Bond Fund;

(ii)          $2,456,944, being an amount equal to capitalized interest on the Initial Bonds from the Closing Date through March 1, 2012, shall be deposited in the Capitalized Interest Account of the Project Fund; and

(iii)         $17,543,056, being the balance of the proceeds of the Initial Bonds, shall be deposited in the Construction Account of the Project Fund.

Section 4.02.      Deposit in the Advance Interest Deposit Fund.  Upon the Closing Date, and the receipt by the Trustee of $4,000,000 from the Company as provided in Section 10.7 of the Loan Agreement, the Trustee shall deposit such amount within the Advance Interest Deposit Fund.

ARTICLE V

CUSTODY AND INVESTMENT OF FUNDS

Section 5.01.       Creation of Funds and Accounts.  viii) The Issuer hereby establishes and creates the following special trust Funds and Accounts comprising such Funds:

(1)           Project Fund

(a)           Capitalized Interest Account

(b)           Construction Account

(2)           Bond Fund

(a)           Principal Account

(b)           Interest Account

(c)           Redemption Account

(d)           Sinking Fund Installment Account

(3)           Advance Interest Deposit Fund

(4)           Purchase Fund

(a)           Remarketing Account

(b)           Company Purchase Account

(5)           Renewal Fund

(6)           Earnings Fund

(7)           Rebate Fund

(b)           All of the Funds and Accounts created hereunder shall be held by the Trustee, except that the Purchase Fund shall be held by the Tender Agent.  All moneys required to be deposited with or paid to the Trustee for the credit of any Fund or Account under any provision of this Indenture and all investments made therewith shall be held by the Trustee in trust and applied only in accordance with the provisions of this Indenture, and while held by the Trustee shall constitute part of the Trust Estate (subject to the granting clauses of this Indenture), other than the Rebate Fund, and, to the extent provided herein, the Purchase Fund, and be subject to the lien hereof.

Section 5.02.      Project Fund.  ix) There shall be deposited in the Project Fund any and all amounts required to be deposited therein pursuant to Sections 4.01, 5.07 and 5.08 or otherwise required to be deposited therein pursuant to the Loan Agreement or this Indenture.

The Trustee shall apply the amounts on deposit in the Project Fund to the payment, or reimbursement to the extent the same have been paid by or on behalf of the Company or the Issuer, of Project Costs (including interest on the Bonds during the period of Project construction and renovation) to the extent requisitioned under subsection (c) hereto.

(b)           The Trustee shall apply the amounts in the Capitalized Interest Account of the Project Fund for the payment of interest on the Bonds as the same shall become due until the earlier of the Completion Date (as evidenced in accordance with the provisions of Section 3.2(f) of the Loan Agreement) or the exhaustion of amounts in such Account (the “Capitalized Interest Period”).  On the seventh (7th) Business Day immediately preceding each Interest Payment Date during the Capitalized Interest Period, the Trustee shall transfer from the Capitalized Interest Account of the Project Fund to the Interest Account of the Bond Fund an amount which, together with any amounts on deposit in such Interest Account and available therefor, shall be sufficient to pay the interest on the Bonds becoming due on such Interest Payment Date.  Upon the Completion Date, the Trustee shall transfer any balance remaining in the Capitalized Interest Account of the Project Fund, first, to the extent of the amount of interest accrued on the Bonds from the Interest Payment Date immediately preceding the Completion Date through but not including the Completion Date, to the Interest Account of the Bond Fund, and second, the balance to the Construction Account of the Project Fund to pay any remaining Project Costs.

(c)           The Trustee is hereby authorized to disburse from the Construction Account of the Project Fund amounts required to pay (in whole or in part) the Project Costs and is directed to issue its checks (or, at the direction of the Company, make wire transfers) for each disbursement from the Construction Account of the Project Fund for the Project Costs, upon a requisition submitted to the Trustee, signed by an Authorized Representative of the Company; provided, however, that the Trustee shall retain in the Construction Account of the Project Fund an amount equal to $100,000, until an Authorized Representative of the Company shall have delivered the completion certificate and other documents required by Section 3.2(f) of the Loan Agreement.

The requisition from the Construction Account of the Project Fund shall be accompanied by bills or invoices (stamped “paid” by the Person to whom payment was due or with other evidence of payment if reimbursement is to be made to the Company), including evidence that the bill, invoice or other evidence was not incurred on a date prior to sixty (60) days prior to the date of adoption by the Issuer of its Preliminary Resolution for the Project.  Such requisition shall be as set forth in Exhibit D — “Form of Requisition from the Construction Account of the Project Fund” and shall be submitted to the Trustee.  The Trustee shall disburse amounts from the Construction Account of the Project Fund not later than five (5) Business Days following the receipt of the executed requisition and accompanying bills or invoices, except that any such requisition and accompanying bills or invoices submitted on the Closing Date shall have disbursements made by the Trustee on such Closing Date.  The Trustee shall be entitled to conclusively rely on the correctness and accuracy of such requisition as well as the propriety of the signature thereon.

(d)           The Trustee shall keep and maintain adequate records pertaining to each Account of the Project Fund and all disbursements therefrom and shall furnish copies of same to the Issuer or the Company upon reasonable written request.

(e)           The Trustee shall on written request furnish to the Issuer and the Company within a reasonable time period a written statement of disbursements from each Account of the Project Fund, enumerating, among other things, item, cost, amount disbursed, date of disbursement and the person to whom payment was made, together with copies of all bills, invoices or other evidences submitted to the Trustee for such disbursement.

(f)           The completion of the Project shall be evidenced as set forth in Section 3.2(f) of the Loan Agreement including the filing of the certificate of an Authorized Representative of the Company referred to therein.  Upon the filing of such certificate, the balance in the Project Fund in excess of the amount, if any, stated in such certificate for the payment of any remaining part of the costs of the Project, shall, after making any transfer to the Rebate Fund as directed pursuant to Section 7.5 of the Tax Regulatory Agreement and Section 5.08, be deposited by the Trustee in the Redemption Account of the Bond Fund.  Upon payment of all the costs and expenses incident to the completion of the Project, any balance of such remaining amount in the Project Fund, together with any amount on deposit in the Earnings Fund derived from transfers made thereto from the Project Fund, shall, after making any such transfer to the Rebate Fund, be deposited in the Redemption Account of the Bond Fund to be applied to the redemption of Bonds at the earliest practicable date.  The Trustee shall promptly notify the Company of any amounts so deposited in the Redemption Account of the Bond Fund pursuant to this Section 5.02(f).

(g)           In the event the Company shall be required to or shall elect to cause the Bonds to be redeemed in whole pursuant to the Loan Agreement, the balance in the Project Fund, in the Earnings Fund (in excess of any amount the Trustee is directed to transfer to the Rebate Fund pursuant to Section 7.5 of the Tax Regulatory Agreement and Section 5.08) shall be deposited in the Redemption Account of the Bond Fund.  In the event the unpaid principal amount of the Bonds shall be accelerated upon the occurrence of an Event of Default hereunder, the balance in the Project Fund, in the Earnings Fund (in excess of any amount the Trustee is directed to transfer to the Rebate Fund pursuant to Section 7.5 of the Tax Regulatory Agreement and Section 5.08) shall be deposited in the Bond Fund as provided in Section 8.03.

(h)           Except as provided in Section 5.07, all earnings on amounts held in the Project Fund shall be transferred by the Trustee and deposited in the Earnings Fund.  Any transfers by the Trustee of amounts to the Rebate Fund shall first be drawn by the Trustee from the Earnings Fund prior to drawing any amounts from the Project Fund.

Section 5.03.      Application of Advance Interest Deposit Fund.  Commencing with that Interest Payment Date with respect to which insufficient amounts are on deposit in the Capitalized Interest Account of the Project Fund to pay into the Interest Account of the Bond Fund that amount required to pay the interest on the Bonds next coming due on such Interest Payment Date, the Trustee shall apply the amounts on deposit in the Advance Interest Deposit Fund to the payment of interest on the Bonds by transferring such amount as is so required for such purpose to the Interest Account of the Bond Fund on the seventh (7th) Business Day immediately preceding such Interest Payment Date.

Section 5.04.       Payments into Renewal Fund; Application of Renewal Fund.

x) The Net Proceeds resulting from any Loss Event with respect to the Facility, together with any other amounts so required to be deposited therein under the Loan Agreement, the Bond Guaranty Agreement or the Mortgage, shall be deposited in the Renewal Fund (except as otherwise provided in Section 3.12 of the Bond Guaranty Agreement).

(b)           In the event the Bonds shall be subject to redemption in whole (either by reason of such Loss Event or otherwise) pursuant to the terms thereof or this Indenture, and the Company shall have so directed the Trustee in writing within ninety (90) days of the occurrence of such Loss Event, the Trustee shall, after making any transfer to the Rebate Fund as directed pursuant to Section 7.5 of the Tax Regulatory Agreement and Section 5.08, transfer the amounts deposited in the Renewal Fund to the Redemption Account of the Bond Fund.

If, on the other hand,

(1)           the Bonds shall not be subject to optional redemption in whole (whether by reason of such Loss Event or otherwise), or

(2)           the Bonds shall be subject to optional redemption in whole (whether by reason of such Loss Event or otherwise) and the Company shall have failed to take action to effect such redemption, or

(3)           the Company shall have notified the Trustee of its intent to rebuild, replace, repair and restore the Facility,

the Trustee shall apply the amounts on deposit in the Renewal Fund, after making any transfer to the Rebate Fund as directed pursuant to Section 7.5 of the Tax Regulatory Agreement and Section 5.08, to such rebuilding, replacement, repair and restoration.

(c)           If an Event of Default shall exist at the time of the receipt by the Trustee of the Net Proceeds in the Renewal Fund, the Trustee shall promptly request the written direction of the Majority Holders and shall thereupon apply such Net Proceeds, after making any transfer to the Rebate Fund as directed pursuant to the Tax Regulatory Agreement and Section 5.08, to the rebuilding, replacement, repair and restoration of the Facility, or for deposit in the Redemption Account of the Bond Fund, as directed by the Majority Holders (or if no such direction shall be received within ninety (90) days after request therefor by the Trustee shall have been made, for deposit in the Redemption Account of the Bond Fund).

(d)           The Trustee is hereby authorized to apply the amounts in the Renewal Fund to the payment (or reimbursement to the extent the same have been paid by or on behalf of the Company or the Issuer) of the costs required for the rebuilding, replacement, repair and restoration of the Facility upon written instructions from the Company.  The Trustee is further authorized and directed to issue its checks for each disbursement from the Renewal Fund upon a requisition submitted to the Trustee and signed by an Authorized Representative of the Company.  Each such requisition shall be accompanied by bills, invoices or other evidences or documentation (including, without limitation, a title continuation or other evidence that no mechanics or other liens have been filed) satisfactory to the Trustee.  The Trustee shall be entitled to rely on such requisition.  The Trustee shall keep and maintain adequate records pertaining to the Renewal Fund and all disbursements therefrom and shall furnish copies of same to the Issuer and the Company upon reasonable written request therefor.

(e)           The date of completion of the restoration of the Facility shall be evidenced to the Issuer and the Trustee by a certificate of an Authorized Representative of the Company stating (i) the date of such completion, (ii) that all labor, services, machinery, equipment, materials and supplies used therefor and all costs and expenses in connection therewith have been paid for or arrangement for payment, reasonably satisfactory to the Trustee, has been made, (iii) that the Facility has been rebuilt, replaced, repaired or restored to substantially its condition immediately prior to the Loss Event, or to a condition of at least equivalent value, operating efficiency and function, (iv) that the Company has a good and valid leasehold interest in all property constituting part of the Facility, and all property constituting part of the Facility is subject to the Ground Lease and the Loan Agreement, and the mortgage liens and security interests of the Mortgage, subject to Permitted Encumbrances, (v) the Rebate Amount applicable with respect to the Net Proceeds and the earnings thereon (with a statement as to the determination of the Rebate Amount and a direction to the Trustee of any required transfer to the Rebate Fund), and (vi) that the restored Facility is ready for occupancy, use and operation for its intended purposes.  Notwithstanding the foregoing, such certificate shall state (x) that it is given without prejudice to any rights of the Company against third parties which exist at the date of such certificate or which may subsequently come into being, (y) that it is given only for the purposes of this Section and Section 5.4 of the Loan Agreement, and (z) that no Person other than the Issuer or the Trustee may benefit therefrom.  Such certificate shall be accompanied by (i) a certificate of occupancy (either temporary or permanent, provided that if is a temporary certificate of occupancy, the Company will proceed with due diligence to obtain a permanent certificate of occupancy), if required, and any and all permissions, licenses or consents required of governmental authorities for the occupancy, operation and use of the Facility for the purposes contemplated by the Loan Agreement and the Ground Lease; (ii) a certificate of an Authorized Representative of the Company that all costs of rebuilding, repair, restoration and reconstruction of the Facility have been paid in full, together with releases of mechanics’ liens by all contractors and materialmen who supplied work, labor, services, materials or supplies in connection with the rebuilding, repair, restoration and reconstruction of the Facility (or, to the extent that any such costs shall be the subject of a bona fide dispute, evidence to the Trustee that such costs have been appropriately bonded or that the Company shall have posted a surety or security at least equal to the amount of such costs); and (iii) a search prepared by a title company, or other evidence satisfactory to the Trustee, indicating that there has not been filed with respect to the Facility any mechanic’s, materialmen’s or any other lien in connection with the rebuilding, replacement, repair and restoration of the Facility and that there exist no encumbrances other than those encumbrances consented to by the Issuer and the Trustee.

(f)           All earnings on amounts on deposit in the Renewal Fund shall be transferred by the Trustee and deposited in the Earnings Fund.  Any transfers by the Trustee of amounts to the Rebate Fund shall first be drawn by the Trustee from the Earnings Fund prior to drawing any amounts from the Renewal Fund.

(g)           Any surplus remaining in the Renewal Fund after the completion of the rebuilding, replacement, repair and restoration of the Facility shall, after making any transfer to the Rebate Fund as directed pursuant to the Tax Regulatory Agreement and Section 5.08, be transferred by the Trustee to the Redemption Account of the Bond Fund.

Section 5.05.       Payments into Bond Fund.  The Trustee shall promptly deposit the following receipts into the Bond Fund:

(a)           The interest accruing on any Series of Bonds from the date of original issuance thereof to the date of delivery, which shall be credited to the Interest Account of the Bond Fund and applied to the payment of interest on such Series of Bonds.

(b)           Amounts disbursed from the Capitalized Interest Account of the Project Fund for the payment of interest on the Bonds during the Capitalized Interest Period, which shall be credited to the Interest Account of the Bond Fund and applied to the payment of interest on the Bonds;

(c)           Amounts transferred from the Advance Interest Deposit Fund as provided in Section 5.03, which shall be credited to the Interest Account of the Bond Fund and applied to the payment of interest on the Bonds.

(d)           Excess or remaining amounts in the Project Fund required to be deposited (subject to any transfer required to be made to the Rebate Fund in accordance with directions received pursuant to the Tax Regulatory Agreement and Section 5.08) (i) in the Redemption Account of the Bond Fund pursuant to Section 5.02(f) or the first sentence of Section 5.02(g), which shall be kept segregated from any other moneys within such Account, or (ii) in the Bond Fund pursuant to the second sentence of Section 5.02(g).

(e)           Loan payments received by the Trustee pursuant to Section 4.3(a)(i), (ii), (iii), (iv) or (v) of the Loan Agreement, which shall be deposited in and credited, to the extent necessary, first to the Interest Account, second to the Principal Account, and third to the Sinking Fund Installment Account of the Bond Fund.

(f)           Advance loan payments received by the Trustee pursuant to Section 4.3(c) of the Loan Agreement, which shall be deposited in and credited to the Redemption Account of the Bond Fund.

(g)           Any amounts transferred from the Earnings Fund pursuant to Section 5.07, which shall be deposited in and credited to the Interest Account of the Bond Fund.

(h)           The excess amounts referred to in Section 5.06(d), which shall be deposited in and credited to the Interest Account of the Bond Fund.

(i)           Any amounts transferred from the Redemption Account pursuant to Section 5.06(h), which shall be deposited to the Interest Account, the Principal Account and the Sinking Fund Installment Account of the Bond Fund, as the case may be and in such order of priority, and applied solely to such purposes.

(j)           Amounts in the Renewal Fund required by Section 5.04 or by the Mortgage to be deposited (subject to any transfer required to be made to the Rebate Fund in accordance with directions received pursuant to the Tax Regulatory Agreement and Section 5.08) to the Redemption Account of the Bond Fund pursuant to Section 5.04(g).

(k)           All other receipts when and if required by the Loan Agreement or by this Indenture or by any other Security Document to be paid into the Bond Fund, which shall be credited (except as provided in Section 8.03) to the Redemption Account of the Bond Fund.

Section 5.06.      Application of Bond Fund Moneys.  xi) The Trustee shall (i) on each Interest Payment Date pay or cause to be paid out of the Interest Account in the Bond Fund the interest due on the Bonds, and (ii) further pay out of the Interest Account of the Bond Fund any amounts required for the payment of accrued interest upon any purchase or redemption (including any mandatory Sinking Fund Installment redemption) of Bonds.

(b)           The Trustee shall on each principal payment date on the Bonds pay or cause to be paid to the respective Paying Agents therefor out of the Principal Account of the Bond Fund, the principal amount, if any, due on the Bonds (other than such as shall be due by mandatory Sinking Fund Installment redemption), upon the presentation and surrender of the requisite Bonds.

(c)           There shall be paid from the Sinking Fund Installment Account of the Bond Fund to the Paying Agents on each Sinking Fund Installment payment date in immediately available funds the amounts required for the Sinking Fund Installment due and payable with respect to Bonds which are to be redeemed from Sinking Fund Installments on such date (accrued interest on such Bonds being payable from the Interest Account of the Bond Fund).  Such amounts shall be applied by the Paying Agents to the payment of such Sinking Fund Installment when due.  The Trustee shall call for redemption, in the manner provided in Article VI, Bonds for which Sinking Fund Installments are applicable in a principal amount equal to the Sinking Fund Installment then due with respect to such Bonds.  Such call for redemption shall be made even though at the time of mailing of the notice of such redemption sufficient moneys therefor shall not have been deposited in the Bond Fund.

(d)           Amounts in the Redemption Account of the Bond Fund shall be applied, at the written direction of the Company, as promptly as practicable, to the purchase of Bonds at prices not exceeding the Redemption Price thereof applicable on the earliest date upon which the Bonds are next subject to optional redemption, plus accrued interest to the date of redemption.  Any amount in the Redemption Account not so applied to the purchase of Bonds by forty-five (45) days prior to the next date on which the Bonds are so redeemable shall be applied to the redemption of Bonds on such redemption date.  Any amounts deposited in the Redemption Account and not applied within twelve (12) months of their date of deposit to the purchase or redemption of Bonds (except if held in accordance with Article X) shall be transferred to the Interest Account.  Upon the purchase of any Bonds out of advance loan payments as provided in this subsection, or upon the redemption of any Bonds, an amount equal to the principal of such Bonds so purchased or redeemed shall be credited against the next ensuing and future Sinking Fund Installments for such Bonds in chronological order of the due dates of such Sinking Fund Installments until the full principal amount of such Bonds so purchased or redeemed shall have been so credited.  The portion of any such Sinking Fund Installment remaining after the deduction of such amounts so credited shall constitute and be deemed to be the amount of such Sinking Fund Installment for the purposes of any calculation thereof under this Indenture.  The Bonds to be purchased or redeemed shall be selected by the Trustee in the manner provided in Section 6.02.  Amounts in the Redemption Account to be applied to the redemption of Bonds shall be paid to the respective Paying Agents on or before the redemption date and applied by them on such redemption date to the payment of the Redemption Price of the Bonds being redeemed plus interest on such Bonds accrued to the redemption date.

(e)           In connection with purchases of Bonds out of the Bond Fund as provided in this Section, the Company shall arrange and the Trustee shall execute such purchases (through brokers or otherwise, and with or without receiving tenders) at the written direction of the Company.  The payment of the purchase price shall be made out of the moneys deposited in the Redemption Account of the Bond Fund and the payment of accrued interest shall be made out of moneys deposited in the Interest Account of the Bond Fund.

(f)           The Issuer shall receive a credit in respect of Sinking Fund Installments for any Bonds which are subject to mandatory Sinking Fund Installment redemption and which are delivered by the Issuer or the Company to the Trustee on or before the forty-fifth (45th) day next preceding any Sinking Fund Installment payment date and for any Bonds which prior to said date have been purchased or redeemed (otherwise than through the operation of the Sinking Fund Installment Account) and cancelled by the Trustee and not theretofore applied as a credit against any Sinking Fund Installment (whether pursuant to Section 5.06(d) or otherwise).  Each Bond so delivered, cancelled or previously purchased or redeemed shall be credited by the Trustee at one hundred per cent (100%) of the principal amount thereof against the obligation of the Issuer on such Sinking Fund Installment payment date with respect to Bonds of such Series and maturity and the principal amount of such Bonds to be redeemed by operation of the Sinking Fund Installment Account on the due date of such Sinking Fund Installment shall be reduced accordingly, and any excess over such principal amount shall be credited on future Sinking Fund Installments in direct chronological order, and the principal amount of Bonds to be redeemed by application of Sinking Fund Installment payments shall be accordingly reduced.

(g)           The Company shall on or before the forty-fifth (45th) day next preceding each Sinking Fund Installment payment date furnish the Trustee with the certificate of an Authorized Representative of the Company indicating whether or not and to what extent the provisions of this Section are to be availed of with respect to such Sinking Fund Installment payment, stating, in the case of the credit provided for, that such credit has not theretofore been applied against any Sinking Fund Installment and confirming that immediately available cash funds for the balance of the next succeeding prescribed Sinking Fund Installment payment will be paid on or prior to the next succeeding Sinking Fund Installment payment date.

(h)           Moneys in the Redemption Account of the Bond Fund which are not set aside or deposited for the redemption or purchase of Bonds shall be transferred by the Trustee to the Interest Account, to the Principal Account or to the Sinking Fund Installment Account of the Bond Fund.

Section 5.07.      Payments into Earnings Fund; Application of Earnings Fund.

xii) All investment income or earnings on amounts held in the Project Fund, the Renewal Fund, the Advance Interest Deposit Fund or any other special fund (other than the Rebate Fund or the Bond Fund) shall be deposited upon receipt by the Trustee into the Earnings Fund.  The Trustee shall keep separate accounts of all amounts deposited in the Earnings Fund and by journal entry indicate the Fund source of the income or earnings.

(b)           On the first Business Day following each Computation Period, the Trustee shall withdraw from the Earnings Fund and deposit to the Rebate Fund an amount such that the amount held in the Rebate Fund after such deposit is equal to the Rebate Amount calculated as of the last day of the Computation Period. In the event of any deficiency, the balance required shall be provided by the Company pursuant to the Tax Regulatory Agreement.  Computations of the amounts on deposit in each Fund and of the Rebate Amount shall be furnished to the Trustee by the Company in accordance with the Tax Regulatory Agreement.

The foregoing notwithstanding, the Trustee shall not be required to transfer amounts from the Earnings Fund to the Rebate Fund (and shall instead apply such amounts in the Earnings Fund as provided in the immediately following sentence), if the Company shall deliver to the Trustee a certificate of an Authorized Representative of the Company to the effect that (x) the applicable requirements of a spending exception to rebate has been satisfied as of the relevant semiannual period as set forth in the Tax Regulatory Agreement, (y) the proceeds of the Bonds have been invested in obligations the interest on which is not included in gross income for Federal income tax purposes under Section 103 of the Code or (z) the proceeds of the Bonds have been invested in obligations the Yield on which (calculated as set forth in the Tax Regulatory Agreement) does not exceed the Yield on such Bonds (calculated as set forth in the Tax Regulatory Agreement).  Any amounts on deposit in the Earnings Fund following the transfers to the Rebate Fund required by this Section shall be deposited in the Project Fund until the completion of the Project as provided in Section 3.2(f) of the Loan Agreement, and thereafter in the Interest Account of the Bond Fund.

Section 5.08.      Payments into Rebate Fund; Application of Rebate Fund.

b)  The Rebate Fund and the amounts deposited therein shall not be subject to a security interest, pledge, assignment, lien or charge in favor of the Trustee, any Bondholder or any other Person.

(b)           The Trustee, upon the receipt of a certification of the Rebate Amount from an Authorized Representative of the Company, shall deposit in the Rebate Fund within sixty (60) days following each Computation Date, an amount such that the amount held in the Rebate Fund after such deposit is equal to the Rebate Amount calculated as of such Computation Date.  If there has been delivered to the Trustee a certification of the Rebate Amount in conjunction with the completion of the Project pursuant to Section 3.2(f) of the Loan Agreement or the restoration of the Facility pursuant to Section 5.04, at any time during a Bond Year, the Trustee shall deposit in the Rebate Fund at that time an amount such that the amount held in the Rebate Fund after such deposit is equal to the Rebate Amount calculated at the completion of the Project or the restoration of the Facility as aforesaid.  The amount deposited in the Rebate Fund pursuant to the previous sentences shall be withdrawn from the Earnings Fund.  If the amount on deposit in the Rebate Fund following such deposit is less than the Rebate Amount, the Trustee shall promptly deliver a notice stating the amount of such deficiency to the Company.  It is provided in the Loan Agreement that promptly upon receipt of such notice, the Company shall deliver the amount necessary to make up such deficiency to the Trustee for deposit in the Rebate Fund.

(c)           If within sixty (60) days following any Computation Date, the amount on deposit in the Rebate Fund exceeds the Rebate Amount, the Trustee, upon the receipt of written instructions from an Authorized Representative of the Company, shall withdraw such excess amount and deposit it in the Construction Account of the Project Fund until the completion of the Project as provided in Section 3.2(f) of the Loan Agreement, or, after the completion of the Project, deposit it in the Interest Account of the Bond Fund.

(d)           The Trustee, upon the receipt of written instructions from an Authorized Representative of the Company, shall pay to the United States, out of amounts in the Rebate Fund, (i) not less frequently than once each five (5) years after the Closing Date, an amount such that, together with prior amounts paid to the United States, the total paid to the United States is equal to 90% of the Rebate Amount with respect to the Initial Bonds as of the date of such payment and (ii) notwithstanding the provisions of Article X, not later than thirty (30) days after the date on which all Initial Bonds have been paid in full, 100% of the Rebate Amount as of the date of payment.

Section 5.09.      Purchase Fund.  c) The Purchase Fund shall consist of Accounts for the Initial Bonds to be designated respectively the “Remarketing Account” and the “Company Purchase Account”.

(b)           The Tender Agent shall promptly deposit the following receipts into the respective Account of the Purchase Fund:

(i)           Upon receipt of the proceeds of a remarketing of the Initial Bonds on the date the Initial Bonds are to be purchased, the Tender Agent shall deposit such proceeds in the Remarketing Account for application to the Purchase Price of the Initial Bonds.

(ii)           Upon receipt of funds from the Company pursuant to Section 2.03(j)(B), the Tender Agent shall deposit such funds in the Company Purchase Account for application to the Purchase Price of the Initial Bonds.  Any amounts deposited in the Company Purchase Account and not needed with respect to the Purchase Price for any Initial Bonds shall be immediately refunded to the Company.

(c)           On each Purchase Date, the Tender Agent shall pay to the Holder of each Initial Bond tendered or deemed tendered for purchase pursuant to Section 2.03 on such Purchase Date the Purchase Price of such Initial Bond.

(d)           No amounts held in the Purchase Fund shall be invested.

(e)           The Tender Agent shall disburse moneys from the Remarketing Account or the Company Purchase Account, as applicable, to pay the Purchase Price of Initial Bonds tendered or deemed tendered for purchase upon surrender of such Initial Bonds.

(f)           The funds held by the Tender Agent in the Purchase Fund shall not be subject to the lien of this Indenture.  The moneys in the Purchase Fund shall be used solely to pay the Purchase Price of Initial Bonds as aforesaid and may not be used for any other purposes.  It shall be the duty of the Tender Agent to hold the moneys in the Purchase Fund, without liability for interest thereon, for the benefit of the Holders of Initial Bonds that have been tendered or deemed tendered for purchase on the Purchase Date, and if sufficient funds to pay the Purchase Price for the Initial Bonds shall be held by the Tender Agent in the Purchase Fund for the benefit of the Holders thereof, each such Holder shall thereafter be restricted exclusively to the Purchase Fund for any claim of whatever nature on such Holder’s part under this Indenture or on, or with respect to, such Initial Bonds.  Moneys in the Purchase Fund that remain unclaimed two years after the applicable Purchase Date shall, at the request of the Company, and if the Company is not, at the time, to the knowledge of the Tender Agent, in default with respect to any covenant in the Loan Agreement or any other Security Document, be paid to the Company, and the Holders of the Initial Bonds for which the deposit was made shall thereafter be limited to a claim against the Company.

Section 5.10.      Transfer to Rebate Fund.  The Trustee shall have no obligation under this Indenture to transfer any amounts to the Rebate Fund unless the Trustee shall have received specific written instructions from an Authorized Representative of the Company to make such transfer.

Section 5.11.      Investment of Funds and Accounts.  i) Amounts in any Fund or Account established under this Indenture may, if and to the extent then permitted by law, be invested only in Qualified Investments provided that any Qualified Investment shall not have a maturity date greater than five (5) years from the date of the making of such investment unless such Qualified Investment may be put at par at any time at the option of the owner thereof.  Any investment herein authorized is subject to the condition that no portion of the proceeds derived from the sale of the Bonds shall be used, directly or indirectly, in such manner as to cause any Bond to be an “arbitrage bond” within the meaning of Section 148 of the Code.  In particular, unexpended Bond proceeds transferred from the Project Fund (or from the Earnings Fund with respect to amounts deposited therein from the Project Fund) to the Redemption Account of the Bond Fund pursuant to Section 5.02(f) may not be invested at a Yield which is greater than the Yield on the applicable Series of Bonds.  Such investments shall be made by the Trustee only at the written request of an Authorized Representative of the Company; and if such investment is to be in one or more certificates of deposit, investment agreements or guaranteed investment contracts, then such written request shall include written assurance to the effect that such investment complies with the Tax Regulatory Agreement.  Any investment hereunder shall be made in accordance with the Tax Regulatory Agreement, and the Company shall so certify to the Trustee with each such investment direction as referred to below.  Such investments shall mature in such amounts and at such times as may be necessary to provide funds when needed to make payments from the applicable Fund.  Net income or gain received and collected from such investments shall be credited and losses charged to (i) the Rebate Fund with respect to the investment of amounts held in the Rebate Fund, (ii) the Bond Fund with respect to the investment of amounts held in the Bond Fund, and (iii) the Earnings Fund with respect to the investment of amounts held in any other Fund.

(b)           At the written request of an Authorized Representative of the Company no sooner than ten (10) days prior to each Loan Payment Date under the Loan Agreement, the Trustee shall notify the Company of the amount of such net investment income or gain received and collected subsequent to the last such loan payment and the amount then available in the various Accounts of the Bond Fund.

(c)           Upon the written direction of an Authorized Representative of the Company, the Trustee shall sell at the best price reasonably obtainable, or present for redemption or exchange, any obligations in which moneys shall have been invested to the extent necessary to provide cash in the respective Funds or Accounts, to make any payments required to be made therefrom, or to facilitate the transfers of moneys or securities between various Funds and Accounts as may be required from time to time pursuant to the provisions of this Article.  The Trustee shall not be liable for losses incurred as a result of actions taken in good faith in accordance with this Section 5.11(c).  As soon as practicable after any such sale, redemption or exchange, the Trustee shall give notice thereof to the Issuer and the Company.

(d)           Neither the Trustee nor the Issuer shall be liable for any loss arising from, or any depreciation in the value of any obligations in which moneys of the Funds and Accounts shall be invested in accordance with this Indenture.  The investments authorized by this Section 5.09 shall at all times be subject to the provisions of applicable law, as amended from time to time.

(e)           In computing the amount in any Fund or Account, obligations purchased as an investment of moneys therein shall be valued at fair market value as determined by the Trustee one month prior to each Interest Payment Date.

The fair market value of Qualified Investments shall be determined as follows:

(i)           as to investments the bid and asked prices of which are published on a regular basis in The Wall Street Journal (or, if not there, then in The New York Times), the average bid and asked prices for such investments so published on or most recently prior to such time of determination;

(ii)           as to investments the bid and asked prices of which are not published on a regular basis in The Wall Street Journal or The New York Times, the average bid price at such nationally recognized government securities dealers (selected by the Trustee in its absolute discretion) at the time making a market in such investments or as quoted in the Interactive Data Service; and

(iii)           as to certificates of deposit and bankers acceptances and other investments, the face amount thereof, plus accrued interest.

If more than one provision of this definition of “fair market value” shall apply at any time to any particular investment, the fair market value thereof at such time shall be determined in accordance with the provision establishing the lowest value for such investment.

Section 5.12.      Application of Moneys in Certain Funds for Retirement of Bonds.  Notwithstanding any other provisions of this Indenture, if on any Interest Payment Date or redemption date the amounts held in the Funds established under this Indenture (other than the Purchase Fund, the Earnings Fund and the Rebate Fund) are sufficient to pay one hundred percent (100%) of the principal or Redemption Price, as the case may be, of all Outstanding Bonds and the interest accruing on such Bonds to the next date on which such Bonds are redeemable or payable, as the case may be, whichever is earlier, the Trustee shall so notify the Issuer and the Company.  Upon receipt of written instructions from an Authorized Representative of the Company directing such redemption, the Trustee shall proceed to redeem all such Outstanding Bonds in the manner provided for redemption of such Bonds by this Indenture.

Section 5.13.      Repayment to the Company from the Funds.  After payment in full of the Bonds (in accordance with Article X) and the payment of all fees, charges and expenses of the Issuer, the Trustee, the Tender Agent, the Remarketing Agent, the Bond Registrar and the Paying Agents and all other amounts required to be paid hereunder and under each of the Security Documents, and the payment of any amounts which the Trustee is directed to rebate to the Federal government pursuant to this Indenture and the Tax Regulatory Agreement, all amounts remaining in any Fund shall be paid to the Company upon the expiration or sooner termination of the term of the Loan Agreement as provided in Section 4.3(g) of the Loan Agreement.

Section 5.14.      Non-presentment of Bonds.  In the event any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity, or at the date fixed for redemption thereof, or otherwise, and funds sufficient to pay any such Bond shall have been made available to the Trustee for the benefit of the Holder or Holders thereof, together with interest to the date on which principal is due, all liability of the Issuer to the Holder thereof for the payment of such Bond shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to pay such funds to the Person entitled thereto or if the Person is not known to the Trustee, to hold such funds, without liability for interest thereon, for the benefit of the Holder of such Bond, who shall thereafter be restricted exclusively to such funds, for any claim of whatever nature on his part under this Indenture or on, or with respect to, such Bond.  Such amounts so held shall, pending payment to the Holder of such Bond, (y) be subject to any rebate requirement as set forth in the Tax Regulatory Agreement or this Indenture, and (z) shall be uninvested, or, if invested, invested or re-invested only in Government Obligations maturing within thirty (30) days.  Funds remaining with the Trustee as above and unclaimed for the earlier of two (2) years or one month less than the applicable statutory escheat period shall be paid to the Company.  After the payment of such unclaimed moneys to the Company, the Holder of such Bond shall thereafter look only to the Company for the payment thereof, and all obligations of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease.

ARTICLE VI

REDEMPTION OF BONDS

Section 6.01.      Privilege of Redemption and Redemption Price.  Bonds or portions thereof subject to redemption prior to maturity shall be redeemable, upon mailed notice as provided in this Article, at the times, at the Redemption Prices and upon such terms in addition to and consistent with the terms contained in this Article as shall be specified in this Indenture and in said Bonds.

Section 6.02.      Selection of Bonds to be Redeemed.  In the event of redemption of less than all the Outstanding Bonds of the same Series and maturity, the particular Bonds or portions thereof to be redeemed shall be selected by the Trustee in such manner as the Trustee in its discretion may deem fair, except that (i) Bonds of a Series to be redeemed from Sinking Fund Installments shall be redeemed by lot, and (ii) to the extent practicable, the Trustee shall select Bonds of a Series for redemption such that no Bond of such Series shall be of a denomination of less than the Authorized Denomination for such Series of Bonds.  In the event of redemption of less than all the Outstanding Bonds of the same Series stated to mature on different dates, the principal amount of such Series of Bonds to be redeemed shall be applied in inverse order of maturity of the Outstanding Series of Bonds to be redeemed and by lot within a maturity.  The portion of Bonds of any Series to be redeemed in part shall be in the principal amount of the minimum Authorized Denomination thereof or some integral multiple thereof and, in selecting Bonds of a particular Series for redemption, the Trustee shall treat each such Bond as representing that number of Bonds of such Series which is obtained by dividing the principal amount of such registered Bond by the minimum Authorized Denomination thereof (referred to below as a “unit”) then issuable rounded down to the integral multiple of such minimum Authorized Denomination.  If it is determined that one or more, but not all, of the units of principal amount represented by any such Bond is to be called for redemption, then, upon notice of intention to redeem such unit or units, the Holder of such Bond shall forthwith surrender such Bond to the Trustee for (a) payment to such Holder of the Redemption Price of the unit or units of principal amount called for redemption and (b) delivery to such Holder of a new Bond or Bonds of such Series in the aggregate unpaid principal amount of the unredeemed balance of the principal amount of such Bond.  New Bonds of the same Series and maturity representing the unredeemed balance of the principal amount of such Bond shall be issued to the registered Holder thereof, without charge therefor.  If the Holder of any such Bond of a denomination greater than a unit shall fail to present such Bond to the Trustee for payment and exchange as aforesaid, such Bond shall, nevertheless, become due and payable on the date fixed for redemption to the extent of the unit or units of principal amount called for redemption (and to that extent only).

Section 6.03.      Notice of Redemption.  When redemption of any Bonds is requested or required pursuant to this Indenture, the Trustee shall give notice of such redemption in the name of the Issuer, specifying the name of the Series, CUSIP number, Bond numbers, the date of original issue of such Series, the date of mailing of the notice of redemption, maturities, interest rates and principal amounts of the Bonds or portions thereof to be redeemed, the redemption date, the Redemption Price, and the place or places where amounts due upon such redemption will be payable (including the name, address and telephone number of a contact person at the Trustee) and specifying the principal amounts of the Bonds or portions thereof to be payable and, if less than all of the Bonds of any maturity are to be redeemed, the numbers of such Bonds or portions thereof to be so redeemed.  Such notice shall further state that on such date there shall become due and payable upon each Bond or portion thereof to be redeemed the Redemption Price thereof together with interest accrued to the redemption date, and that from and after such date interest thereon shall cease to accrue and be payable.  Such notice may set forth any additional information relating to such redemption.  The Trustee, in the name and on behalf of the Issuer, (i) shall mail a copy of such notice by first class mail, postage prepaid, not more than sixty (60) nor less than thirty (30) days prior to the date fixed for redemption, to the registered owners of any Bonds which are to be redeemed, at their last addresses, if any, appearing upon the registration books, but any defect in such notice shall not affect the validity of the proceedings for the redemption of such Series of Bonds with respect to which proper mailing was effected; and (ii) cause notice of such redemption to be sent to at least two (2) of the national information services that disseminate redemption notices.  Any notice mailed as provided in this Section shall be conclusively presumed to have been duly given, whether or not the registered owner receives the notice.  In the event of a postal strike, the Trustee shall give notice by other appropriate means selected by the Trustee in its discretion.  If any Bond shall not be presented for payment of the Redemption Price within sixty (60) days of the redemption date, the Trustee shall mail a second notice of redemption to such Holder by first class mail, postage prepaid.  Any amounts held by the Trustee due to non-presentment of Bonds for payments on or after any redemption date shall be retained by the Trustee for a period of at least one year after the final maturity date of such Bonds.  Further, if any Holders of Bonds shall constitute registered depositories, the notice of redemption described in the first sentence of this Section 6.03 shall be mailed to such Holders at least two (2) days prior to the mailing of such notice to all Holders.

If notice of redemption shall have been given as aforesaid, the Bonds of such Series called for redemption shall become due and payable on the redemption date, provided, however, that with respect to any optional redemption of the Bonds of a Series, such notice shall state that such redemption shall be conditional upon the receipt by the Trustee on or prior to the date fixed for such redemption of moneys sufficient to pay the principal of, redemption premium, if any, and interest on the Bonds of such Series to be redeemed, and that if such moneys shall not have been so received said notice shall be of no force and effect and the Issuer shall not be required to redeem the Bonds of such Series.  In the event that such notice of optional redemption contains such a condition and such moneys are not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice, in the manner in which the notice of redemption was given, that such moneys were not so received.  If a notice of optional redemption shall be unconditional, or if the conditions of a conditional notice of optional redemption shall have been satisfied, then upon presentation and surrender of the Bonds of such Series so called for redemption at the place or places of payment, such Series of Bonds shall be redeemed.

Under no circumstances shall the Trustee be required to expend any of its own funds for any purpose for which funds are to be disbursed under this Indenture.

So long as the Securities Depository is effecting book entry transfers of the Bonds, the Trustee shall provide the notices specified above only to the Securities Depository.  It is expected that the Securities Depository shall, in turn, notify its Participants and that the Participants, in turn, will notify or cause to be notified the Beneficial Owners.  Any failure on the part of the Securities Depository or a Participant, or failure on the part of a nominee of a Beneficial Owner of a Bond (having been mailed notice from the Trustee, the Securities Depository, a Participant or otherwise) to notify the Beneficial Owner of the Bond so affected, shall not affect the validity of the redemption of such Bond.

Section 6.04.      Payment of Redeemed Bonds.  ii) Notice having been given in the manner provided in Section 6.03, the Bonds or portions thereof so called for redemption shall become due and payable on the redemption dates so designated at the Redemption Price, plus interest accrued and unpaid to the redemption date.  If, on the redemption date, moneys for the redemption of all the Bonds or portions thereof to be redeemed, together with interest to the redemption date, shall be held by the Paying Agents so as to be available therefor on said date and if notice of redemption shall have been given as aforesaid, then, from and after the redemption date, (i) interest on the Bonds or portions thereof so called for redemption shall cease to accrue and become payable, (ii) the Bonds or portions thereof so called for redemption shall cease to be entitled to any lien, benefit or security under this Indenture, and (iii) the Holders of the Bonds or portions thereof so called for redemption shall have no rights in respect thereof, except to receive payment of the Redemption Price together with interest accrued to the redemption date.  If said moneys shall not be so available on the redemption date, such Bonds or portions thereof shall continue to bear interest until paid at the same rate as they would have borne had they not been called for redemption.

(b)           Payment of the Redemption Price plus interest accrued to the redemption date shall be made to or upon the order of the registered owner only upon presentation of such Bonds for cancellation and exchange as provided in Section 6.05; provided, however, that any Holder of at least $1,000,000 in original aggregate principal amount of the Initial Bonds may, by written request to the Trustee no later than five (5) days prior to the date of redemption, direct that payments of Redemption Price and accrued interest to the date of redemption be made by wire transfer as soon as practicable after tender of the Bonds in Federal funds at such wire transfer address as the owner shall specify to the Trustee in such written request.

Section 6.05.      Cancellation of Redeemed Bonds.  iii) All Bonds redeemed in full under the provisions of this Article, shall forthwith be cancelled and returned to the Issuer and no Bonds shall be executed, authenticated or issued hereunder in exchange or substitution therefor, or for or in respect of any paid portion of a Bond.

(b)           If there shall be drawn for redemption less than all of a Bond, as described in Section 6.02, the Issuer shall execute and the Trustee shall authenticate and deliver, upon the surrender of such Bond, without charge to the owner thereof, for the unredeemed balance of the principal amount of the Bond so surrendered, a Bond or Bonds of like Series and maturity in any of the authorized denominations.

Section 6.06.      No Partial Redemption After Default.  Anything in this Indenture to the contrary notwithstanding, if there shall have occurred and be continuing an Event of Default hereunder, there shall be no redemption of less than all of the Bonds Outstanding.

ARTICLE VII

PARTICULAR COVENANTS

Section 7.01.      Payment of Principal and Interest.  The Issuer covenants that it will from the sources herein contemplated promptly pay or cause to be paid the principal of, Sinking Fund Installments for, Purchase Price, and interest on the Bonds, and the Redemption Price, if any, together with interest accrued thereon to the date of redemption, at the place, on the dates and in the manner provided in this Indenture and in the Bonds according to the true intent and meaning thereof.

Section 7.02.      Performance of Covenants; Authority.  The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all proceedings pertaining thereto.  The Issuer covenants that it is duly authorized under the Constitution and laws of the State, including particularly its Organizational Documents, to issue the Bonds authorized hereby and to execute this Indenture, to make the Loan to the Company pursuant to the Loan Agreement and the Promissory Note, to assign the Loan Agreement and the Promissory Note, and to pledge the loan payments, revenues and receipts hereby pledged in the manner and to the extent herein set forth; that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken; and that the Bonds in the hands of the Holders thereof are and will be the valid and enforceable special limited revenue obligations of the Issuer according to the import thereof.

Section 7.03.      Books and Records; Certificate as to Defaults.  The Issuer and the Trustee each covenant and agree that, so long as any of the Bonds shall remain Outstanding, proper books of record and account will be kept showing complete and correct entries of all transactions relating to the Project and the Facility, and that the Holders of any of the Bonds shall have the right at all reasonable times to inspect all records, accounts and data relating thereto.  In this regard, so long as the Loan Agreement is in full force and effect, records furnished by the Issuer and the Company to, or kept by, the Trustee in connection with its duties as such shall be deemed to be in compliance with the Issuer’s obligations under this Section 7.03.  Within thirty (30) days after receiving the certificate from the Company as provided in Section 7.24(b) of the Loan Agreement, the Trustee shall render to the Issuer a statement that moneys received by the Trustee pursuant to the Loan Agreement were applied by it to the payment of the principal or Redemption Price, if any, of, Purchase Price, Sinking Fund Installments for, and interest on the Bonds, at the place, on the dates and in the manner provided in this Indenture and that the Trustee has no knowledge of any defaults under this Indenture or the Loan Agreement or any other Security Document or specifying the particulars of such defaults which may exist.

Upon reasonable written request, the Trustee shall make available to the Company for its inspection during normal business hours, its records with respect to the Project and the Facility.

The Trustee agrees that, upon the written request of the Issuer or the Company, it will, not more than twice in each calendar year, provide a statement to the requesting party setting forth the principal amount of Bonds Outstanding as of the date of such statement.

Section 7.04.      Loan Agreement.  Reference is hereby made to the Loan Agreement for a detailed statement of the terms and conditions thereof and for a statement of the rights and obligations of the parties thereunder.  All covenants and obligations of the Company under the Loan Agreement shall be enforceable either by the Issuer or by the Trustee, to whom, in its own name or in the name of the Issuer, is hereby granted the right, to the extent provided therefor in this Section 7.04 and subject to the provisions of Section 9.02, to enforce all rights of the Issuer and all obligations of the Company under the Loan Agreement, whether or not the Issuer is enforcing such rights and obligations.  The Trustee shall take such action in respect of any matter as is provided to be taken by it in the Loan Agreement (including, without limitation, Sections 3.5, 5.3 and 7.9 thereof) upon compliance or noncompliance by the Company and the Issuer with the provisions of the Loan Agreement relating to the same.

Section 7.05.      Creation of Liens; Indebtedness.  It is the intention of the Issuer and the Trustee that the Mortgage is and will continue to be a mortgage lien upon the Company’s leasehold interest under the Ground Lease in the Facility (subject only to Permitted Encumbrances).  The Issuer shall not create or suffer to be created, or incur or issue any evidences of indebtedness secured by, any lien or charge upon or pledge of the Trust Estate, except the lien, charge and pledge created by this Indenture and the other Security Documents.

Section 7.06.      Ownership; Instruments of Further Assurance.  The Trustee on behalf of the Company, subject to Section 7.04 and upon the written direction of any Bondholder, shall defend the interest of the Company in the Facility and every part thereof for the benefit of the Holders of the Bonds, to the extent permitted by law, against the claims and demands of all Persons whomsoever.  The Issuer covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such Supplemental Indentures and such further acts, instruments and transfers as the Trustee may reasonably require for the better assuring, transferring, conveying, pledging, assigning and confirming unto the Trustee all and singular the property described herein and in the remainder of the Trust Estate, subject to the liens, pledge and security interests of this Indenture and of the other Security Documents, and the loan payments, revenues and receipts pledged hereby to the payment of the principal or Redemption Price, if any, of, Sinking Fund Installments for, Purchase Price, and interest on the Bonds.  Any and all property hereafter acquired which is of the kind or nature herein provided to be and become subject to the lien, pledge and security interest hereof (other than the Company’s Property) and of the other Security Documents shall ipso facto, and without any further conveyance, assignment or act on the part of the Issuer or the Trustee, become and be subject to the lien, pledge and security interest of this Indenture and of the other Security Documents as fully and completely as though specifically described herein and therein, but nothing in this sentence contained shall be deemed to modify or change the obligations of the Issuer heretofore made by this Section 7.06.

Section 7.07.     Security Agreement; Recording and Filing.  d) This Indenture constitutes a “security agreement” within the meaning of the New York State Uniform Commercial Code-Secured Transactions.  The Issuer shall cause this Indenture and all Supplemental Indentures to be recorded (at the sole cost and expense of the Company) as a lien encumbering an interest in real property through delivery hereof and thereof to a title insurance company engaged by the Company for due recordation, in the appropriate offices of the Register of The City of New York, or in such other offices as may be at the time provided by law as the proper place for the recordation thereof.  In addition, the security interest of the Trustee, as created by this Indenture, in the rights and other intangible interests described herein, shall be perfected by the filing of a financing statement at the direction of the Issuer in the office of the Secretary of State of the State in the City of Albany, New York, which financing statement shall be in accordance with the New York State Uniform Commercial Code-Secured Transactions. Subsequent to the foregoing recordation and filings, this Indenture shall be re-recorded and re-indexed, and financing and continuation statements shall be filed and re-filed, by the Trustee whenever in the Opinion of Counsel to the Company (which opinion shall be reasonably acceptable to and addressed to the Trustee) such action is necessary to preserve the lien and security interest hereof.  Any such re-recordings, re-indexings, filings or re-filings shall be prepared by the Company and delivered to the Trustee (if electronic filing is not elected by the Issuer) on a timely basis accompanied by any fees or requisite charges and the Opinion of Counsel referred to above.  The Trustee will thereupon effect any such filings and re-filings of financing and continuation statements in said office of the Secretary of State, and promptly notify the Company of any such filings.

(b)           The Issuer and the Trustee acknowledge that, as of the Closing Date,

(i)           Section 9-515 of the New York State Uniform Commercial Code-Secured Transactions provides that an initial financing statement filed in connection with a “public-financed transaction” is effective for a period of thirty (30) years after the date of filing if such initial financing statement indicates that it is filed in connection with a public financed transaction,

(ii)           Section 9-102(67) of the New York State Uniform Commercial Code-Secured Transactions defines a public-finance transaction as a secured transaction in connection with which, in substance, (x) bonds are issued, (y) all or a portion of the bonds have an initial stated maturity of at least twenty (20) years, and (z) the debtor, obligor, secured party or assignee with respect to the collateral or secured obligation is a governmental unit of a state, and

(iii)           subject to any future change in law, the initial financing statement as shall be filed with respect to the security interest described above shall therefore have an effective period of thirty (30) years after the date of filing, for the purpose of determining the date by which continuation statements shall be filed.

(c)           The parties hereto acknowledge and agree that, because the foregoing financing statements evidence collateral for the Initial Bonds, and because the Initial Bonds are municipal securities with a term that is at least twenty (20) years in duration, there is no need under the Uniform Commercial Code of the State of New York to re-file such financing statements in order to preserve the liens and security interests that they create for the period commencing with the Closing Date and terminating on the thirtieth anniversary of the Closing Date.

Subsequent to the foregoing recordation and filings, if in the Opinion of Counsel to the Company (described hereinbelow), to preserve (after the thirtieth (30th) anniversary of the Closing Date) the lien and security interest of this Indenture, it is necessary to re-record and/or re-index documents, re-file financing statements and/or file continuation statements and/or take any other actions (individually or collectively, the “Continuation Action(s)”), then, the Company in a timely manner shall: (A) as applicable, (i) prepare and deliver to the Trustee all necessary instruments and filing papers, together with remittances equal to the cost of required filing fees and other charges, so that the Trustee may perform the Continuation Actions, or (ii) electronically perform the Continuation Actions and deliver to the Trustee written certification (upon which the Trustee may conclusively rely) that such performance has occurred, specifying the Continuation Actions performed, or (iii) perform some of the Continuation Actions in the manner described in clause “(i)” and the others in the manner described in clause “(ii)”; and (B) deliver or cause to be delivered to the Issuer and the Trustee the Opinion of Counsel to the Company as described below.  The Trustee may conclusively rely upon (y) when applicable, the certification referred to in clause “(A)(ii),” and (z) in all instances, the Opinion of Counsel to the Company.  In the event the Company chooses to have the Trustee perform all or some of the Continuation Actions, as provided in clause “(A)(i)” hereinabove, the Trustee shall reasonably promptly perform such Continuation Actions at the Company’s sole expense.  The Company shall perform the obligations described hereinabove in clauses “(A)” and “(B)” no later than ten (10) days prior to (i)(y) the thirtieth (30th) anniversary of the Closing Date, and (z) each fifth (5th) anniversary thereafter, and/or (ii) the date (not covered by clause “(i)”) on which a Continuation Action is to be taken to preserve the lien and security interest of this Indenture.

The Opinion of Counsel to the Company shall be addressed to the Company, the Issuer and the Trustee.  Counsel shall deliver successive Opinions of Counsel in respect of (i)(y) the thirtieth (30th) anniversary of the Closing Date, and (z) every five-year period thereafter through the term of the Initial Bonds, and/or (ii) the date of any required Continuation Action not covered by clause “(i),” in each case not later than fifteen (15) days prior to the date on which a Continuation Action is required to be taken.  In the Opinion of Counsel to the Company, counsel shall opine as to: (i) what Continuation Actions are necessary; and (ii) the deadline dates for the required Continuation Actions; and (iii) the jurisdictions in which the Continuation Actions must be effected.  Counsel in such opinion shall additionally opine that, upon performance of the Continuation Actions by, as the case may be, (i) the Trustee with instruments and papers prepared by the Company, or (ii) the Company through electronic filing, or (iii) the Trustee as to some Continuation Actions, and the Company as to the others through electronic filings, all appropriate steps shall have been taken on the part of the Company, the SubCompany, the Issuer and the Trustee then requisite to the maintenance of the perfection of the security interest of the Trustee in and to all property and interests which by the terms of this Indenture are to be subjected to the lien and security interest of this Indenture.

(d)           Any filings with respect to Uniform Commercial Code financing statements may be made electronically, and the Issuer shall have the right to designate a company (which shall be reasonably acceptable to the Trustee) to facilitate the filing of Uniform Commercial Code financing statements.

(e)           The Trustee acknowledges and agrees (on behalf of itself and the Bondholders) that neither the Issuer, nor any of its directors, members, officers, employees, servants, agents, persons under its control or supervision, or attorneys (including Nationally Recognized Bond Counsel to the Issuer), shall have any responsibility or liability whatsoever related in any way to the filing or re-filing of any Uniform Commercial Code financing statements or continuation statements, or the perfection or continuation of perfection of any security interests, or the recording or rerecording of any document, or the failure to effect any act referred to in this Section, or the failure to effect any such act in all appropriate filing or recording offices, or the failure of sufficiency of any such act so effected.

(f)           All costs (including reasonable attorneys’ fees and expenses) incurred in connection with the effecting of the requirements specified in this Section shall be paid by the Company.

Section 7.08.                      Issuer Tax Covenant.  The Issuer covenants that it shall not take any action within its control, nor refrain from taking any action reasonably requested by the Company or the Trustee, that would cause the interest on the Bonds to become includable in gross income for Federal income tax purposes; provided, however, the breach of this covenant shall not result in any pecuniary liability of the Issuer and the only remedy to which the Issuer shall be subject shall be specific performance.

ARTICLE VIII

EVENTS OF DEFAULT; REMEDIES OF BONDHOLDERS

Section 8.01.        Events of Default; Acceleration of Due Date.  i) Each of the following events is hereby defined as and shall constitute an “Event of Default”:

(1)           Failure in the payment of the interest on any Bond when the same shall become due and payable;

(2)           Failure in the payment of the principal or redemption premium, if any, of, or Sinking Fund Installment for, any Bonds, when the same shall become due and payable, whether at the stated maturity thereof or upon proceedings for redemption thereof or otherwise, or interest accrued thereon to the date of redemption after notice of redemption therefor or otherwise;

(3)           Failure to duly and punctually pay the Purchase Price of any Initial Bond tendered or deemed tendered for purchase pursuant to Section 2.03;

(4)           Failure of the Issuer to observe or perform any covenant, condition or agreement in the Bonds or hereunder on its part to be performed (except as set forth in Section 8.01(a)(1), (2) or (3) and (A) continuance of such failure for more than thirty (30) days after written notice of such failure has been given to the Issuer and the Company specifying the nature of same from the Trustee or the Holders of more than twenty-five percent (25%) in aggregate principal amount of the Bonds Outstanding, or (B) if by reason of the nature of such failure the same can be remedied, but not within the said thirty (30) days, the Issuer or the Company fails to commence and thereafter proceed with reasonable diligence after receipt of said notice to cure such failure or fails to continue with reasonable diligence its efforts to cure such failure or fails to cure such failure within sixty (60) days of delivery of said notice; or

(5)           The occurrence of an “Event of Default” under the Loan Agreement or any other Security Document.

(b)           Upon the happening and continuance of any Event of Default, unless the principal of all the Bonds shall have already become due and payable, either the Trustee (by notice in writing to the Issuer and the Company) or the Holders of over twenty-five percent (25%) in aggregate principal amount of the Bonds Outstanding (by notice in writing to the Issuer, the Company and the Trustee) may declare the principal or Redemption Price, if any, of all the Bonds then Outstanding, and the interest accrued thereon, to be due and payable immediately, and upon such declaration the same shall become and be immediately due and payable, anything in this Indenture or in any of the Bonds contained to the contrary notwithstanding.

(c)           If there shall occur an Event of Default under Section 8.1(d) or (e) of the Loan Agreement, the unpaid principal of all the Bonds (and all principal installments of loan payments under the Loan Agreement) and the interest accrued thereon shall be due and payable immediately without the necessity of any declaration or other action by the Trustee or any other Person.

(d)           The right of the Trustee or of the Holders of over twenty-five percent (25%) in aggregate principal amount of the Bonds Outstanding to make any such declaration as aforesaid, however, is subject to the condition that if, at any time before such declaration, all overdue installments of principal of and interest on all of the Bonds which shall have matured by their terms and the unpaid Redemption Price of the Bonds or principal portions thereof to be redeemed has been paid by or for the account of the Issuer, and all other Events of Default have been otherwise remedied, and the reasonable and proper charges, expenses and liabilities of the Trustee, shall either be paid by or for the account of the Issuer or provision satisfactory to the Trustee shall be made for such payment and the Company’s interest in the Facility shall not have been sold or relet or otherwise encumbered, and all defaults have been otherwise remedied as provided in this Article VIII, then and in every such case any such default and its consequences shall ipso facto be deemed to be annulled, but no such annulment shall extend to or affect any subsequent default or impair or exhaust any right or power consequent thereon.

(e)           Pursuant to the Loan Agreement, the Issuer has granted to the Company full authority for the account of the Issuer to perform any covenant or obligation the non-performance of which is alleged in any notice received by the Company to constitute a default hereunder, in the name and stead of the Issuer with full power to do any and all things and acts to the same extent that the Issuer could do and perform any such things and acts with power of substitution.  The Trustee agrees to accept such performance by the Company as performance by the Issuer.

Section 8.02.       Enforcement of Remedies.  ii) Upon the occurrence and continuance of any Event of Default, then and in every case the Trustee may proceed, and upon the written request of the Holders of over twenty-five percent (25%) in aggregate principal amount of the Bonds Outstanding shall proceed, to protect and enforce its rights and the rights of the Bondholders under the Act, the Bonds, the Loan Agreement, this Indenture and under any other Security Document forthwith by such suits, actions or special proceedings in equity or at law, or by proceedings in the office of any board or officer having jurisdiction, whether for the specific performance of any covenant or agreement contained in this Indenture or in any other Security Document or in aid of the execution of any power granted in this Indenture or in any other Security Document or in the Act or for the enforcement of any legal or equitable rights or remedies as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce such rights or to perform any of its duties under this Indenture or under any other Security Document.  In addition to any rights or remedies available to the Trustee hereunder or elsewhere, upon the occurrence and continuance of an Event of Default the Trustee may take such action, without notice or demand, as it deems advisable.

(b)           In the enforcement of any right or remedy under this Indenture, under any other Security Document or under the Act, the Trustee shall be entitled to sue for, enforce payment on and receive any or all amounts then or during any default becoming, and any time remaining, due from the Issuer, for principal, interest, Sinking Fund Installments, Purchase Price, Redemption Price, or otherwise, under any of the provisions of this Indenture, of any other Security Document or of the Bonds, and unpaid, with interest on overdue payments at the rate or rates of interest specified in the Bonds, together with any and all costs and expenses of collection and of all proceedings under this Indenture, under any such other Security Document and under the Bonds, without prejudice to any other right or remedy of the Trustee or of the Bondholders, and to recover and enforce judgment or decree against the Issuer, but solely as provided in this Indenture and in the Bonds, for any portion of such amounts remaining unpaid, with interest, costs and expenses, and to collect (but solely from the moneys in the Bond Fund and other moneys available therefor to the extent provided in this Indenture) in any manner provided by law, the moneys adjudged or decreed to be payable.  The Trustee shall file proof of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Bondholders allowed in any judicial proceedings relative to the Company, the Parent or the Issuer or their creditors or property.

(c)           Regardless of the occurrence of an Event of Default, the Trustee, if requested in writing by the Holders of over twenty-five percent (25%) in aggregate principal amount of the Bonds then Outstanding, and furnished with reasonable security and indemnity, shall institute and maintain such suits and proceedings as it may be advised shall be necessary or expedient to prevent any impairment of the security under this Indenture or under any other Security Document by any acts which may be unlawful or in violation of this Indenture or of such other Security Document or of any resolution authorizing any Bonds, and such suits and proceedings as the Trustee may be advised shall be necessary or expedient to preserve or protect its interests and the interests of the Bondholders; provided, that such request shall not be otherwise than in accordance with the provisions of law and of this Indenture and shall not be unduly prejudicial to the interests of the Holders of the Bonds not making such request.

Section 8.03.        Application of Revenues and Other Moneys After Default.

iii) All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article or under any other Security Document shall, after payment of the cost and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee, be deposited in the Bond Fund and all moneys so deposited and available for payment of the Bonds shall be applied, subject to Section 9.04, as follows:

(A)           Unless the principal of all of the Bonds shall have become or have been declared due and payable,

First -
To the payment to the Persons entitled thereto of all installments of interest then due on the Bonds, in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the Persons entitled thereto, without any discrimination or privilege; and

Second -
To the payment to the Persons entitled thereto of the unpaid principal or Redemption Price, if any, of any of the Bonds or principal installments which shall have become due (other than Bonds or principal installments called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on such Bonds, at the rate or rates expressed thereon, from the respective dates upon which they become due and, if the amount available shall not be sufficient to pay in full Bonds or principal installments due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal due on such date, to the Persons entitled thereto without any discrimination or privilege.

(B)           If the principal of all the Bonds shall have become or have been declared due and payable, to the payment to the Bondholders of the principal and interest (at the rate or rates expressed in the Bonds) then due and unpaid upon the Bonds and if applicable to the Redemption Price of the Bonds without preference or priority of principal over interest or of interest over principal, Sinking Fund Installments, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the Persons entitled thereto without any discrimination or preference.

(C)           If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article VIII, then, subject to the provisions of Section 8.03(a)(B)   which shall be applicable in the event that the principal of all the Bonds shall later become due and payable, the moneys shall be applied in accordance with the provisions of Section 8.03(a)(A).

(b)           Whenever moneys are to be applied pursuant to the provisions of this Section, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future.  Whenever the Trustee shall apply such funds, it shall fix the date (which shall be an Interest Payment Date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue; provided, however, that if the principal or Redemption Price of the Bonds Outstanding, together with accrued interest thereon, shall have been declared to be due and payable pursuant to Section 8.01, such date of declaration shall be the date from which interest shall cease to accrue.  The Trustee shall give such written notice to all Bondholders as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the Holder of any Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

Section 8.04.       Actions by Trustee.  All rights of actions under this Indenture, under any other Security Document or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceedings relating thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any Holders of the Bonds, and any recovery of judgment shall, subject to the provisions of Section 8.03, be for the equal benefit of the Holders of the Outstanding Bonds.

Section 8.05.       Majority Holders Control Proceedings.  Anything in this Indenture to the contrary notwithstanding, the Majority Holders shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceedings hereunder; provided, that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture.

Section 8.06.       Individual Bondholder Action Restricted.  iv) No Holder of any Bond shall have any right to institute any suit, action or proceeding at law or in equity for the enforcement of any provisions of this Indenture or of any other Security Document or the execution of any trust under this Indenture or for any remedy under this Indenture or under any other Security Document, unless such Holder shall have previously given to the Trustee written notice of the occurrence of an Event of Default as provided in this Article, and the Holders of over twenty-five percent (25%) in aggregate principal amount of the Bonds then Outstanding shall have filed a written request with the Trustee, and shall have offered it reasonable opportunity either to exercise the powers granted in this Indenture or in such other Security Document or by the Act or by the laws of the State or to institute such action, suit or proceeding in its own name, and unless such Holders shall have offered to the Trustee adequate security and indemnity against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee shall have refused to comply with such request for a period of sixty (60) days after receipt by it of such notice, request and offer of indemnity, it being understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by his, its or their action to affect, disturb or prejudice the pledge created by this Indenture, or to enforce any right under this Indenture except in the manner herein provided; and that all proceedings at law or in equity to enforce any provision of this Indenture shall be instituted, had and maintained in the manner provided in this Indenture and, subject to the provisions of Section 8.03, be for the equal benefit of all Holders of the Outstanding Bonds.

(b)           Nothing in this Indenture, in any other Security Document or in the Bonds contained shall affect or impair the right of any Bondholder to payment of the principal or Redemption Price, if applicable, of, Sinking Fund Installments for, and interest on any Bond at and after the maturity thereof, or the obligation of the Issuer to pay the principal or Redemption Price, if applicable, of, Sinking Fund Installments for, and interest on each of the Bonds to the respective Holders thereof at the time, place, from the source and in the manner herein and in said Bonds expressed.

Section 8.07.       Effect of Discontinuance of Proceedings.  In case any proceedings taken by the Trustee on account of any Event of Default shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case, the Company, the Issuer, the Trustee and the Bondholders shall be restored, respectively, to their former positions and rights hereunder, and all rights, remedies, powers and duties of the Trustee shall continue as in effect prior to the commencement of such proceedings.

Section 8.08.       Remedies Not Exclusive.  No remedy by the terms of this Indenture conferred upon or reserved to the Trustee or to the Holders of the Bonds is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Indenture or now or hereafter existing at law or in equity or by statute.

Section 8.09.       Delay or Omission.  No delay or omission of the Trustee or of any Holder of the Bonds to exercise any right or power arising upon any default shall impair any right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given by this Article to the Trustee and the Holders of the Bonds, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Bondholders.

Section 8.10.       Notice of Default.  The Trustee shall promptly mail to the Issuer, to registered Holders of Bonds and to the Company by first class mail, postage prepaid, written notice of the occurrence of any Event of Default.  The Trustee shall not, however, be subject to any liability to any Bondholder by reason of its failure to mail any notice required by this Section.

Section 8.11.       Waivers of Default.  The Trustee shall waive any default hereunder and its consequences and rescind any declaration of acceleration only upon the written request of the Majority Holders; provided, however, that there shall not be waived without the consent of the Holders of all the Bonds Outstanding (a) any default in the payment of the principal of any Outstanding Bonds at the date specified therein or (b) any default in the payment when due of the interest on any such Bonds, unless, prior to such waiver, all arrears of interest, with interest (to the extent permitted by law) at the rate borne by the Bonds on overdue installments of interest in respect of which such default shall have occurred, and all arrears of payment of principal when due, as the case may be, and all expenses of the Trustee in connection with such default shall have been paid or provided for, or in case any proceeding taken by the Trustee on account of any such default shall have been discontinued or abandoned or determined adversely to the Trustee, then and in every such case the Company, the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder, respectively, but no such waiver or rescission shall extend to any subsequent or other default, or impair any right consequent thereon.

ARTICLE IX

TRUSTEE, BOND REGISTRAR, PAYING AGENTS, TENDER AGENT
AND REMARKETING AGENT

Section 9.01.       Appointment and Acceptance of Duties of Trustee.  The entity identified as the Trustee on the cover page hereof is hereby appointed as Trustee.  The Trustee shall signify its acceptance of the duties and obligations of the Trustee hereunder and under each Security Document by executing this Indenture and agrees to perform said trusts as a corporate trustee ordinarily would under a corporate mortgage subject to the express terms and conditions herein.  All provisions of this Article IX shall be construed as extending to and including all the rights, duties and obligations imposed upon the Trustee under the Loan Agreement and under any other Security Document to which it shall be a party as fully for all intents and purposes as if this Article IX were contained in the Loan Agreement and each such other Security Document.

Section 9.02.       Indemnity of Trustee.  The Trustee shall be under no obligation to institute any suit, or to take any remedial or legal action under this Indenture or under or pursuant to any other Security Document or to enter any appearance or in any way defend in any suit in which it may be made defendant, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers or fulfillment of any extraordinary duties under this Indenture, or under any other Security Document, until it shall be indemnified to its satisfaction against any and all reasonable compensation for services, costs and expenses, outlays, and counsel fees and other disbursements, and against all liability not due to its willful misconduct or gross negligence.

Section 9.03.       Responsibilities of Trustee.  v) The Trustee shall have no responsibility in respect of the validity or sufficiency of this Indenture or of any other Security Document or the security provided hereunder or thereunder or the due execution of this Indenture by the Issuer, or the due execution of any other Security Document by any party (other than the Trustee) thereto, or in respect of the title or the value of the Facility, or in respect of the validity of the Bonds authenticated and delivered by the Trustee in accordance with this Indenture or to see to the recording or filing of this Indenture or any other document or instrument whatsoever except as otherwise provided in Section 7.07.  The recitals, statements and representations contained in this Indenture and in the Bonds shall be taken and be construed as made by and on the part of the Issuer and not by the Trustee, and the Trustee does not assume any responsibility for the correctness of the same; provided, however, that the Trustee shall be responsible for its representation contained in its certificate on the Bonds and for its responsibility as to filing, refiling, recording and re-recording as contained in Section 7.07.

(b)           The Trustee shall not be liable or responsible because of the failure of the Issuer to perform any act required of it by this Indenture or by any other Security Document or because of the loss of any moneys arising through the insolvency or the act or default or omission of any depositary other than itself in which such moneys shall have been deposited under this Indenture or the Tax Regulatory Agreement.  The Trustee shall not be responsible for the application of any of the proceeds of the Bonds or any other moneys deposited with it and paid out, invested, withdrawn or transferred in accordance with this Indenture or the Tax Regulatory Agreement or for any loss resulting from any such investment.  The Trustee shall not be liable in connection with the performance of its duties under the Loan Agreement, under this Indenture or under any other Security Document except for its own willful misconduct or gross negligence.  The immunities and exemptions from liability of the Trustee shall extend to its directors, officers, employees, agents and servants and persons under the Trustee’s control or supervision.

(c)           The Trustee, prior to the occurrence of an Event of Default and after curing of all Events of Default which may have occurred, if any, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In case an Event of Default has occurred (which has not been cured) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent man would exercise under the circumstances in the conduct of his own affairs.  The Trustee shall not be charged with knowledge of the occurrence of an Event of Default unless, (i) the Trustee has not received any certificate, financial statement, insurance notice or other document regularly required to be delivered to the Trustee under the Loan Agreement or any other Security Document, (ii) the Trustee has not received payment of any amount required to be remitted to the Trustee under the Loan Agreement or any other Security Document, (iii) a Responsible Officer of the Trustee has actual knowledge thereof, or (iv) the Trustee has received written notice thereof from the Company, the Issuer or any Bondholder.  The Trustee shall not be charged with the knowledge of a Determination of Taxability unless the Trustee has received written notice thereof from the Internal Revenue Service, the Company, the Issuer or any Bondholder or former Bondholder.

(d)           The Trustee shall not be liable or responsible for the failure of the Company to effect or maintain insurance on the Facility as provided in the Ground Lease, the Mortgage, the Loan Agreement or the Bond Guaranty Agreement nor shall it be responsible for any loss by reason of want or insufficiency in insurance or by reason of the failure of any insurer in which the insurance is carried to pay the full amount of any loss against which it may have insured the Issuer, the Company, the Trustee or any other Person.

(e)           The Trustee shall execute and cause to be filed those continuation statements, any additional financing statements and all other instruments required by it by Section 7.07 at the expense of the Company.

(f)           The Trustee shall on the same date as it shall render the statement required of it by Section 7.03, make annual reports to the Issuer and the Company of all moneys received and expended during the preceding year by it under this Indenture and of any Event of Default known to it under the Loan Agreement or this Indenture or under any other Security Document.

(g)           With respect to the Tax Regulatory Agreement, the Trustee shall not be required to make any payment of a Rebate Amount or any transfer of funds or take any other action required to be taken thereunder except upon the receipt of a written certificate of direction of an Authorized Representative of the Company delivered to the Trustee in accordance with the terms of the Tax Regulatory Agreement.  Notwithstanding any provision of the Tax Regulatory Agreement or any other Security Document, nothing in the Tax Regulatory Agreement, either expressed or implied, shall be deemed to impose upon the Trustee any responsibility for the legal sufficiency of the Tax Regulatory Agreement to effect compliance with the Code nor any duty to independently review or verify any information or calculation furnished to the Trustee by the Company.

Section 9.04.       Compensation of Trustee, Bond Registrar, Paying Agents, Tender Agent and Remarketing Agent.  The Trustee, the Bond Registrar, the Paying Agents, the Tender Agent and the Remarketing Agent shall be entitled to receive and collect from the Company as provided in the Loan Agreement payment or reimbursement for reasonable fees for services rendered hereunder and under each other Security Document and all advances, counsel fees and other expenses reasonably and necessarily made or incurred by the Trustee, the Bond Registrar, the Paying Agents, the Tender Agent or the Remarketing Agent in connection therewith.  Upon an Event of Default, but only upon an Event of Default, the Trustee shall have a first right of payment prior to payment on account of the principal of or interest on any Bonds, upon the revenues (but not including any amounts held by the Trustee under Section 5.12, 6.04 or Article X) for the foregoing advances, fees, costs and expenses incurred.

Section 9.05.       Evidence on Which Trustee May Act.  vi) In case at any time it shall be necessary or desirable for the Trustee to make any investigation respecting any fact preparatory to taking or not taking any action, or doing or not doing anything, as such Trustee, and in any case in which this Indenture provides for permitting or taking any action, it may rely upon any certificate required or permitted to be filed with it under the provisions of this Indenture, and any such certificate shall be evidence of such fact to protect it in any action that it may or may not take, or in respect of anything it may or may not do, in good faith, by reason of the supposed existence of such fact.

(b)           The Trustee may conclusively rely and shall be fully protected and shall incur no liability in acting or proceeding, or in not acting or not proceeding, in good faith, reasonably and in accordance with the terms of this Indenture, upon any resolution, order, notice, request, consent, waiver, certificate, statement, affidavit, requisition, bond or other paper or document which it shall in good faith reasonably believe to be genuine and to have been adopted or signed by the proper board or person, or to have been prepared and furnished pursuant to any of the provisions of this Indenture, or, at the sole cost and expense of the Company, and when determined necessary in the reasonable discretion of the Trustee, upon the written opinion of any attorney (who may be an attorney for the Issuer or an employee of the Company or the Parent), engineer, appraiser, architect or accountant believed by the Trustee to be qualified in relation to the subject matter.

Section 9.06.       Trustee, Paying Agents, Tender Agent and Remarketing Agent May Deal in Bonds.  Any national banking association, bank or trust company acting as a Trustee, Paying Agent, Tender Agent or Remarketing Agent, and its respective directors, officers, employees or agents, may in good faith buy, sell, own, hold and deal in any of the Bonds, and may join in any action which any Bondholder may be entitled to take with like effect as if such association, bank or trust company were not such Trustee, Paying Agent, Tender Agent or Remarketing Agent.

Section 9.07.       Resignation or Removal of Trustee.  The Trustee may resign and thereby become discharged from the trusts created under this Indenture for any reason by giving written notice by first class mail, postage prepaid, to the Issuer, to the Company and to the Holders of all Bonds not less than sixty (60) days before such resignation is to take effect, but such resignation shall not take effect until the appointment and acceptance thereof of a successor Trustee pursuant to Section 9.08.

The Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the Trustee and signed by the Issuer or the Majority Holders or their attorneys-in-fact duly authorized.  Such removal shall become effective either upon the appointment and acceptance of such appointment by a successor Trustee or at the date specified in the instrument of removal.  The Trustee shall promptly give notice of such filing to the Issuer and the Company.  No removal shall take effect until the appointment and acceptance thereof of a successor Trustee pursuant to Section 9.08.

If the Trustee shall resign or shall be removed, such Trustee must transfer and assign to the successor Trustee, not later than the date of this acceptance by the successor Trustee of its appointment as such, or thirty (30) days from the date specified in the instrument of removal or resignation, if any, whichever shall last occur, (i) all amounts (including all investments thereof) held in any Fund or Account under this Indenture, together with a full accounting thereof, (ii) all records, files, correspondence, registration books, Bond inventory, all information relating to this Indenture and to Bond payment status (i.e., outstanding principal balances, principal payment and interest payment schedules, Sinking Fund Installment schedules, pending notices of redemption, payments made and to whom, delinquent payments, default or delinquency notices, deficiencies in any Fund or Account balance, etc.) and all such other information (in whatever form) relating to all Funds and Accounts in the possession of the Trustee being removed or resigning, and (iii) all Security Documents and other documents or agreements, including, without limitation, all Uniform Commercial Code Financing Statements, all insurance policies or certificates, letters of credit or other instruments provided to the Trustee being removed or resigning (clauses (i), (ii) and (iii), together with the Trust Estate, being collectively referred to as the “Trust Corpus”).

Section 9.08.       Successor Trustee.  vii) If at any time the Trustee shall be dissolved or otherwise become incapable of acting or shall be adjudged a bankrupt or insolvent, or if a receiver, liquidator or conservator thereof, or of its property, shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs, the position of Trustee shall thereupon become vacant.  If the position of Trustee shall become vacant for any of the foregoing reasons or for any other reason or if the Trustee shall resign, the Company shall cooperate with the Issuer and the Issuer shall appoint a successor Trustee and shall use its best efforts to obtain acceptance of such trust by the successor Trustee within sixty (60) days from such vacancy or notice of resignation.  Within twenty (20) days after such appointment and acceptance, the Issuer shall notify in writing the Company and the Holders of all Bonds.

(b)           In the event of any such vacancy or resignation and if a successor Trustee shall not have been appointed within sixty (60) days of such vacancy or notice of resignation, the Majority Holders, by an instrument or concurrent instruments in writing, signed by such Bondholders or their attorneys-in-fact thereunto duly authorized and filed with the Issuer, may appoint a successor Trustee which shall, immediately upon its acceptance of such trusts, and without further act, supersede the predecessor Trustee.  If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section 9.08, within ninety (90) days of such vacancy or notice of resignation, the Holder of any Bond then Outstanding, the Issuer or any retiring Trustee or the Company may apply to any court of competent jurisdiction to appoint a successor Trustee.  Such court may thereupon, after such notice, if any, as such court may deem proper, appoint a successor Trustee.

(c)           Any Trustee appointed under this Section shall be a national banking association or a bank or trust company duly organized under the laws of any state of the United States authorized to exercise corporate trust powers under the laws of the State and authorized by law and its charter to perform all the duties imposed upon it by this Indenture and each other Security Document.  At the time of its appointment, any successor Trustee shall (x) have a capital stock and surplus aggregating not less than $100,000,000 and (y) have an investment grade rating of at least “Baa3” or “P-3”.

(d)           Any predecessor Trustee shall transfer to any successor Trustee appointed under this Section as a result of a vacancy in the position the Trust Corpus by a date not later than thirty (30) days from the date of the acceptance by the successor Trustee of its appointment as such.  Where no vacancy in the position of the Trustee has occurred, the transfer of the Trust Corpus shall take effect in accordance with the provisions of Section 9.07.

(e)           Every successor Trustee shall execute, acknowledge and deliver to its predecessor, and also to the Issuer, an instrument in writing accepting such appointment, and thereupon such successor Trustee, without any further act, deed, or conveyance, shall become fully vested with all moneys, estates, properties, rights, immunities, powers and trusts, and subject to all the duties and obligations, of its predecessor, with like effect as if originally named as such Trustee; but such predecessor shall, nevertheless, on the written request of its successor or of the Issuer, and upon payment of the compensation, expenses, charges and other disbursements of such predecessor which are due and payable pursuant to Section 9.04, execute and deliver an instrument transferring to such successor Trustee all the estate, properties, rights, immunities, powers and trusts of such predecessor and the Trust Corpus; and every predecessor Trustee shall deliver all property and moneys, together with a full accounting thereof, held by it under this Indenture to its successor.  Should any instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such Trustee the estate, properties, rights, immunities, powers and trusts vested or intended to be vested in the predecessor Trustee, any such instrument in writing shall, on request, be executed, acknowledged and delivered by the Issuer.  Any successor Trustee shall promptly notify the Issuer and the Paying Agent of its appointment as Trustee.

(f)           Any company into which the Trustee may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Trustee may sell or transfer all or substantially all of its corporate trust business, provided such company shall be a national banking association or a bank or trust company duly organized under the laws of any state of the United States and shall be authorized by law and its charter to perform all the duties imposed upon it by this Indenture and each other Security Document shall be the successor to such Trustee without the execution or filing of any paper or the performance of any further act.

Section 9.09.       Paying Agents.  e) The Trustee is hereby appointed as Paying Agent for the Bonds.  The Issuer may also from time to time appoint one or more other Paying Agents in the manner and subject to the conditions set forth in Section 9.09(b) for the appointment of a successor Paying Agent.  Each Paying Agent shall signify its acceptance of the duties and obligations imposed upon it by this Indenture by executing and delivering to the Issuer, and in the case of all Paying Agents other than the Trustee, to the Trustee a written acceptance thereof.  The principal offices of the Paying Agents are designated as the respective offices or agencies of the Issuer for the payment of the principal or Redemption Price, if any, of, Sinking Fund Installments for, and interest on the Bonds.  Each Paying Agent shall not be liable in connection with the performance of its duties hereunder except for its own willful misconduct or gross negligence.

(b)           Any Paying Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least sixty (60) days prior written notice to the Issuer and the Trustee.  Any Paying Agent may be removed at any time by an instrument filed with such Paying Agent and the Trustee and signed by the Issuer.  Any successor Paying Agent shall be appointed by the Issuer, with the approval of the Trustee, and shall be a commercial bank or trust company duly organized under the laws of any state of the United States or a national banking association, having a capital stock and surplus aggregating at least $40,000,000, having an investment grade rating of at least “Baa3” or “P-3”, and willing and able to accept the office on reasonable and customary terms and authorized by law and its charter to perform all the duties imposed upon it by this Indenture.

(c)           In the event of the resignation or removal of any Paying Agent, such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee.  In the event that for any reason there shall be a vacancy in the office of any Paying Agent, the Trustee shall act as such Paying Agent.

Section 9.10.       Appointment of Co-Trustee.  i) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction.  It is recognized that in case of litigation under this Indenture or under any other Security Document, and in particular in case of the enforcement of any on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional institution as a separate trustee or co-trustee.  The following provisions of this Section are adapted to these ends.

(b)           In the event that the Trustee appoints an additional institution as a separate trustee or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate trustee or co-trustee but only to the extent necessary to enable such separate trustee or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate trustee or co-trustee shall run to and be enforceable by either of them.  Such co-trustee may be removed by the Trustee at any time, with or without cause.

(c)           Should any instrument in writing from the Issuer be required by the separate trustee or co-trustee so appointed or removed by the Trustee for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer.  In case any separate trustee or co-trustee, or a successor to either, shall become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

(d)           No trustee shall be liable for the acts or omissions of any other trustee hereunder.

Section 9.11.       Tender Agent - Appointment, Acceptance and Successors.

(a)           The Issuer hereby appoints The Bank of New York Mellon, New York, New York, as Tender Agent.  The Tender Agent shall designate to the Trustee, if the Tender Agent is not also the Trustee, its principal office, and signify its acceptance of the duties and obligations imposed on it hereunder by a written instrument of acceptance delivered to the other Notice Parties.  One or more additional Tender Agents may be appointed by the Issuer to the extent necessary to effectuate the rights of the Bondholders to tender Initial Bonds for purchase pursuant to Section 2.03.

(b)           The Tender Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least sixty (60) days written notice to the other Notice Parties, except that such resignation shall not take effect until the appointment of a successor Tender Agent hereunder, and the acceptance of such appointment by the successor Tender Agent.  The Tender Agent may be removed at any time by the Issuer by a written instrument filed with the other Notice Parties, but such removal shall not take effect until the appointment and acceptance of such appointment by the successor Tender Agent.  Upon the resignation or removal of the Tender Agent, the Tender Agent shall pay over, deliver and assign any moneys and Bonds held by it in such capacity to its successor.

(c)           If the position of Tender Agent shall become vacant for any reason, or if any bankruptcy, insolvency or similar proceeding shall be commenced by or against the Tender Agent, the Issuer shall appoint a successor Tender Agent to fill the vacancy.  A written acceptance of office shall be filed by the successor Tender Agent in the manner set forth in Section 9.11(a).  Any successor Tender Agent shall be a national banking association, bank or trust Institution, in each case duly organized under the laws of the United States of America or any state or territory thereof, having a combined capital stock, surplus and undivided profits of at least $100,000,000, having an investment grade rating of at least “Baa3” or “P-3”, and authorized by law to perform all of the duties imposed on it by this Indenture.  If the position of Tender Agent shall become vacant, the Company shall cooperate with the Issuer, and the Issuer shall appoint a successor Tender Agent and shall use its best efforts to obtain acceptance of such office by the successor Tender Agent within sixty (60) days from such vacancy.  Within twenty (20) days after such appointment and acceptance, the Issuer shall notify in writing the Holders of all Bonds then Outstanding and the other Notice Parties.

(d)           In the event of any such vacancy and if a successor Tender Agent shall not have been appointed within sixty (60) days of such vacancy, the Majority Holders, by an instrument or concurrent instruments in writing, signed by such Bondholders or their attorneys-in-fact thereunto duly authorized and filed with the Issuer, may appoint a successor Tender Agent that shall, immediately upon its acceptance of such office, and without further act, supersede the predecessor Tender Agent.  If no appointment of a successor Tender Agent shall have been made pursuant to the foregoing provisions of this Section 9.11, within 120 days of such vacancy, the Holder of any Bond then Outstanding, the Issuer, the Trustee or the Company may apply to any court of competent jurisdiction to appoint a successor Tender Agent.  Such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Tender Agent.

(e)           Every successor Tender Agent shall execute, acknowledge and deliver to its predecessor, and also to the Issuer, an instrument in writing accepting such appointment, and thereupon such successor Tender Agent, without any further act, deed, or conveyance, shall become fully vested with all moneys, estates, properties, rights, immunities, powers and trusts, and subject to all the duties and obligations, of its predecessor, with like effect as if originally named as such Tender Agent; but such predecessor shall, nevertheless, on the written request of its successor or of the Issuer, execute and deliver an instrument transferring to such successor Tender Agent all the estate, properties, rights, immunities, powers and trusts of such predecessor; and every predecessor Tender Agent shall deliver all property and moneys held by it under this Indenture, together with a full accounting thereof, to its successor.  Should any instrument in writing from the Issuer be required by any successor Tender Agent for more fully and certainly vesting in such Tender Agent the estate, properties, rights, immunities, powers and trusts vested or intended to be vested in the predecessor Tender Agent, any such instrument in writing shall, on request, be executed, acknowledged and delivered by the Issuer.  Any successor Tender Agent shall promptly notify the other Notice Parties of its appointment as Tender Agent.

(f)           Any Entity into which the Tender Agent may be merged or converted or with which it may be consolidated or any Entity resulting from any merger, conversion or consolidation to which it shall be a party or any Entity to which the Tender Agent may sell or transfer all or substantially all of its business, provided such Entity shall be a national banking association, a bank or trust company duly organized under the laws of the United States of America or any state or territory of the United States and shall be authorized by law and its charter to perform all the duties imposed upon it by this Indenture and each other Security Document shall be the successor to such Tender Agent without the execution or filing of any paper or the performance of any further act.

Section 9.12.                      Tender Agent - General Responsibilities.  f) The Tender Agent shall perform the duties and obligations set forth in this Indenture, and in particular shall:

(1)           hold all Initial Bonds delivered to it for purchase hereunder as agent and bailee of, and in escrow for the benefit of, the respective Bondholders that have so delivered such Initial Bonds, until moneys representing the Purchase Price of such Initial Bonds shall have been delivered to or for the account of or to the order of such Bondholders, provided the Tender Agent may deliver any of such Initial Bonds to the Remarketing Agent to be held as provided in Section 9.15;

(2)           hold all moneys (other than moneys delivered to it by the Company for the purchase of Initial Bonds) delivered to it hereunder (without investment thereof) for the purchase of Initial Bonds as agent and bailee of, and in escrow for the benefit of, the Person that shall have so delivered such moneys, until the Initial Bonds purchased with such moneys shall have been delivered to or for the account of such Person;

(3)           hold all moneys delivered to it hereunder by or on behalf of the Company for the purchase of Initial Bonds as agent and bailee of, and in escrow for the benefit of, Bondholders that shall deliver Initial Bonds to it for purchase (without investment thereof), until the Initial Bonds purchased with such moneys shall have been delivered to or for the account of the Company; except that if the Initial Bonds shall at any time become due and payable, the Tender Agent shall cause such moneys to be deposited with the Trustee for deposit in the Bond Fund on the date upon which the Initial Bonds become due and payable;

(4)           keep such books and records as shall be consistent with prudent industry practice, and make such books and records available for inspection by the other Notice Parties;

(5)           deliver any notices required by this Indenture to be delivered by the Tender Agent; and

(6)           perform all other duties of the Tender Agent under this Indenture.

(b)           In performing its duties and obligations hereunder, the Tender Agent shall use the same degree of care and skill as a prudent person would exercise under the same circumstances in the conduct of his own affairs.  The Tender Agent, its officers, directors, employees and agents shall not be liable in connection with the performance of its duties hereunder except for its own willful misconduct, gross negligence or unlawful conduct.

(c)           The Tender Agent may deal in Initial Bonds and with the Company to the same extent and with the same effect as provided in Section 9.06.

(d)           The Tender Agent hereby waives any rights to, or Liens on, any funds or obligations held by or owing to it pursuant to this Indenture.  The Tender Agent shall be reimbursed and compensated for its fees and expenses for acting under and pursuant to this Indenture only from payments to be made by the Company pursuant to Section 7.3 of the Loan Agreement.

Section 9.13.      Remarketing Agent - Appointment, Acceptance and Successors.  g) The Issuer hereby appoints Roosevelt & Cross Incorporated, New York, New York, as Remarketing Agent.  The Remarketing Agent shall designate to the Trustee its principal office, and signify its acceptance of the duties and obligations imposed on it hereunder by a written instrument of acceptance delivered to the Notice Parties.

(b)           Except as otherwise provided in the Remarketing Agreement (in which case the provisions of the Remarketing Agreement shall govern and shall supersede the provisions of this paragraph), the Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least sixty (60) days written notice to the other Notice Parties, except that such resignation shall not take effect until the appointment and acceptance of a successor Remarketing Agent hereunder; and (ii) the Remarketing Agent may be removed at any time by the Company by a written notice filed with the other Notice Parties, except that no such removal shall be effective until the appointment of a successor Remarketing Agent hereunder and the acceptance of such appointment by the successor Remarketing Agent.  Upon the resignation or removal of the Remarketing Agent, the Remarketing Agent shall pay over, deliver and assign any moneys and Initial Bonds held by it in such capacity to its successor.

(c)           If the position of Remarketing Agent shall become vacant for any reason, or if any bankruptcy, insolvency or similar proceeding shall be commenced by or against the Remarketing Agent, the Issuer shall appoint a successor Remarketing Agent to fill the vacancy.  A written acceptance of office shall be filed by the successor Remarketing Agent in the manner set forth in Section 9.13(a).  Any successor Remarketing Agent shall be a corporation or other legal entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to perform all duties imposed upon the Remarketing Agent by this Indenture, and having a principal office or agency located in the City, shall have a capitalization of at least $25,000,000, shall be acceptable to the Company, and shall be either (x) a member of the Financial Industry Regulatory Authority and registered as a Municipal Securities Dealer under the Securities Exchange Act of 1934, as amended, or (y) a national banking association, commercial bank or trust company.  So long as the Initial Bonds are held in the book entry system, the Remarketing Agent must be a Participant in the book entry system with respect to the Initial Bonds.

(d)           In the event of any such vacancy and if a successor Remarketing Agent shall not have been appointed by the Issuer within sixty (60) days of such vacancy, the Company may appoint a successor Remarketing Agent, which shall, immediately upon its acceptance of such office, and without further act, supersede the predecessor Remarketing Agent.  If no appointment of a successor Remarketing Agent shall have been made pursuant to the foregoing provisions of this Section 9.13, within 120 days of such vacancy, the Issuer, the Holder of any Initial Bond then Outstanding or the Trustee may apply to any court of competent jurisdiction to appoint a successor Remarketing Agent.  Such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Remarketing Agent.

(e)           If the Remarketing Agent shall resign, be removed, or be dissolved, or if the property or affairs of the Remarketing Agent shall be taken under control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Company shall not have appointed a successor as Remarketing Agent, the Tender Agent shall ipso facto be deemed to be such Remarketing Agent for all purposes of this Indenture until the appointment by the Issuer of a successor Remarketing Agent; provided, however, that the Tender Agent, in its capacity as Remarketing Agent, shall not be required to sell Initial Bonds or determine the interest rate on the Initial Bonds hereunder if the Tender Agent should be prohibited by law from conducting such activities.  The Company will notify each Rating Agency then rating the Initial Bonds, if any, of any successor Remarketing Agent or co-Remarketing Agent.

(f)           Every successor Remarketing Agent shall execute, acknowledge and deliver to its predecessor, and also to the Issuer, the Trustee and the Company, an instrument in writing accepting such appointment, and thereupon such successor Remarketing Agent, without any further act, deed, or conveyance, shall become fully vested with all moneys, estates, properties, rights, immunities and powers, and subject to all the duties and obligations, of its predecessor, with like effect as if originally named as such Remarketing Agent; but such predecessor shall, nevertheless, on the written request of its successor or of the Issuer, the Trustee or the Company, execute and deliver an instrument transferring to such successor Remarketing Agent all the estate, properties, rights, immunities and powers of such predecessor; and every predecessor Remarketing Agent shall deliver all property, Initial Bonds, notices and moneys held by it under this Indenture, together with a full accounting thereof, to its successor.  Should any instrument in writing from the Issuer or the Trustee be required by any successor Remarketing Agent for more fully and certainly vesting in such Remarketing Agent the estate, properties, rights, immunities and powers vested or intended to be vested in the predecessor Remarketing Agent, any such instrument in writing shall, on request, be executed, acknowledged and delivered by the Issuer or the Trustee.  Any successor Remarketing Agent shall promptly notify the other Notice Parties of its appointment as Remarketing Agent.

(g)           Any Entity into which the Remarketing Agent may be merged or converted or with which it may be consolidated or any Entity resulting from any merger, conversion or consolidation to which it shall be a party or any Entity to which the Remarketing Agent may sell or transfer all or substantially all of its securities business, provided such Entity shall otherwise qualify under Section 9.13(c), shall be the successor to such Remarketing Agent without the execution or filing of any paper or the performance of any further act.

Section 9.14.       Remarketing Agent - General Responsibilities.  h) The Remarketing Agent shall perform the duties and obligations set forth in this Indenture, subject to the provisions of the Remarketing Agreement, and in particular shall:

(1)           hold any Initial Bonds delivered to it hereunder by the Tender Agent in trust for the benefit of the respective Holders of the Initial Bonds that shall have delivered or shall be deemed to have delivered such Initial Bonds to the Tender Agent, as the case may be, until moneys representing the Purchase Price of such Initial Bonds shall have been delivered to or for the account of or to the order of such Holders of the Initial Bonds or deposited with the Trustee, as the case may be, and to redeliver such Initial Bonds to the Tender Agent upon its request;

(2)           solicit purchases of Initial Bonds from investors able to purchase municipal bonds, effectuate and process such purchases, bill and receive payment for Initial Bonds purchased, and perform related functions in connection with the remarketing of Initial Bonds hereunder;

(3)           on each Purchase Date promptly transfer all moneys delivered to it hereunder for the purchase of Initial Bonds as agent and bailee of, and in escrow for the benefit of, the Person that shall have so delivered such moneys until the Initial Bonds purchased with such moneys shall have been delivered to or for the account of such Person, provided that such moneys shall be delivered to the Tender Agent for deposit in the Remarketing Account of the Purchase Fund;

(4)           keep such books and records as shall be consistent with prudent industry practice and will document its action taken hereunder, and make such books and records available for inspection by the Notice Parties;

(5)           comply at all times in all material respects with all applicable state and federal securities laws and other statutes, rules and regulations applicable to the offering and sale of the Initial Bonds;

(6)           promptly determine the Adjustable Fixed Interest Rate on the Initial Bonds, and remarket the Initial Bonds, as provided in Section 2.03;

(7)           use its best efforts to find purchasers for the Initial Bonds tendered or deemed tendered for purchase, any such sale to be made at the Purchase Price in accordance with the terms of this Indenture;

(8)           deliver to the Tender Agent all Initial Bonds held by it in accordance with the terms of this Indenture and the Remarketing Agreement;

(9)           deliver any notices by this Indenture to be delivered by the Remarketing Agent; and

(10)           perform all other duties of the Remarketing Agent under this Indenture and the Remarketing Agreement.

(b)           In performing its duties and obligations hereunder, the Remarketing Agent shall act in a manner consistent with prudent industry practice.  The Remarketing Agent shall not be liable in connection with the performance of its duties hereunder except for its own willful misconduct, gross negligence or unlawful conduct.

(c)           The Remarketing Agent may deal in Initial Bonds and with the Company to the same extent and with the same effect as provided in Section 9.06.

(d)           The Remarketing Agent hereby waives any right to, or Lien on, any funds or obligations held by or owing to it pursuant to this Indenture.  The Remarketing Agent shall be reimbursed and compensated for its fees and expenses for acting under and pursuant to this Indenture only from payments to be made by the Company pursuant to Section 7.3 of the Loan Agreement and the Remarketing Agreement.

Section 9.15.       Cooperation Among Certain of the Notice Parties.

(a)           The Trustee, the Remarketing Agent, the Bond Registrar and the Tender Agent shall each cooperate to cause the necessary arrangements to be made and to be thereafter continued whereby funds from the sources specified herein and in the Loan Agreement will be made available for the purchase of Initial Bonds presented at the designated corporate trust office of the Tender Agent, and to otherwise enable the Tender Agent to carry out its duties hereunder.

(b)           The Tender Agent, the Trustee, the Remarketing Agent and the Bond Registrar shall cooperate to the extent necessary to permit the timely receipt by the Bond Registrar of tendered Initial Bonds and preparation, execution, issuance, authentication and delivery by the Bond Registrar of replacement Initial Bonds in connection with the tender and remarketing of Initial Bonds hereunder.

(c)           The Tender Agent, the Remarketing Agent and the Bond Registrar shall each cooperate to cause the necessary arrangements to be made and thereafter continued whereby Initial Bonds prepared, executed, authenticated and issued hereunder shall be made available to the Remarketing Agent to the extent necessary for delivery pursuant to Section 9.14, and to otherwise enable the Remarketing Agent to carry out its duties hereunder.

ARTICLE X

DISCHARGE OF INDENTURE; DEFEASANCE

Section 10.01.    Defeasance.  i) If the Issuer shall pay or cause to be paid, or there shall otherwise be paid, to the Holders of all Bonds the principal or Redemption Price, if applicable, of, Sinking Fund Installments for, interest and all other amounts due or to become due thereon or in respect thereof, at the times and in the manner stipulated therein and in this Indenture, and all fees and expenses and other amounts due and payable under this Indenture and the Loan Agreement, and any other amounts required to be rebated to the Federal government pursuant to the Tax Regulatory Agreement or this Indenture, shall be paid in full, then the pledge of any loan payments, revenues or receipts from or in connection with the Security Documents or the Facility under this Indenture and the estate and rights hereby granted, and all covenants, agreements and other obligations of the Issuer to the Bondholders hereunder shall thereupon cease, terminate and become void and be discharged and satisfied and the Bonds shall thereupon cease to be entitled to any lien, benefit or security hereunder, except as to moneys or securities held by the Trustee or the Paying Agents as provided below in this subsection.  At the time of such cessation, termination, discharge and satisfaction, (1) the Trustee shall cancel and discharge the lien of this Indenture and of the Mortgage and execute and deliver to the Company all such instruments as may be appropriate to satisfy such liens and to evidence such discharge and satisfaction, and (2) the Trustee and the Paying Agents shall pay over or deliver to the Company or on its order all moneys or securities held by them pursuant to this Indenture which are not required (i) for the payment of the principal or Redemption Price, if applicable, Sinking Fund Installments for, or interest on Bonds not theretofore surrendered for such payment or redemption, (ii) for the payment of all such other amounts due or to become due under the Security Documents, or (iii) for the payment of any amounts the Trustee has been directed to pay to the Federal government under the Tax Regulatory Agreement or this Indenture.

(b)           Bonds or interest installments for the payment or redemption of which moneys (or Defeasance Obligations which shall not be subject to call or redemption or prepayment prior to maturity and the full and timely payment of the principal of and interest on which when due, together with the moneys, if any, set aside at the same time, will provide funds sufficient for such payment or redemption) shall then be set aside and held in trust by the Trustee or Paying Agents, whether at or prior to the maturity or the redemption date of such Bonds, shall be deemed to have been paid within the meaning and with the effect expressed in subsection (a) of this Section, if (i) in case any such Bonds are to be redeemed prior to the maturity thereof, all action necessary to redeem such Bonds shall have been taken and notice of such redemption shall have been duly given or provision satisfactory under the requirements of this Indenture to the Trustee shall have been made for the giving of such notice, and (ii) if the maturity or redemption date of any such Bond shall not then have arrived, (y) provision shall have been made by deposit with the Trustee or other methods satisfactory to the Trustee for the payment to the Holders of any such Bonds of the full amount to which they would be entitled by way of principal or Redemption Price, Sinking Fund Installments, and interest and all other amounts then due under the Security Documents to the date of such maturity or redemption, and (z) provision satisfactory to the Trustee shall have been made for the mailing of a notice to the Holders of such Bonds that such moneys are so available for such payment on such maturity or redemption date.

Section 10.02.     Defeasance Opinion and Verification.  Prior to any defeasance becoming effective as provided in Section 10.01(b), there shall have been delivered to the Issuer and to the Trustee (A) an opinion of Nationally Recognized Bond Counsel to the effect that interest on any Bonds being discharged by such defeasance will not become subject to federal income taxation by reason of such defeasance, and (B) a verification from an independent certified public accountant or firm of independent certified public accountants (in each case reasonably satisfactory to the Issuer and the Trustee) to the effect that the moneys and/or Defeasance Obligations are sufficient, without reinvestment, to pay the principal of, Sinking Fund Installments for, interest on, and redemption premium, if any, of the Bonds to be defeased.

Section 10.03.     No Limitation of Rights of Holders.  No provision of this Article X, including any defeasance of Bonds, shall limit the rights of the Holder of any Bonds under Section 3.06, 3.07 or 3.09 until such Bonds shall have been paid in full.

ARTICLE XI

AMENDMENTS OF INDENTURE

Section 11.01.     Limitation on Modifications.  This Indenture shall not be modified or amended in any respect except as provided in and in accordance with and subject to the provisions of this Article.

Section 11.02.     Supplemental Indentures Without Bondholders’ Consent.

ii) The Issuer and the Trustee may, from time to time and at any time, enter into Supplemental Indentures without the consent of the Bondholders for any of the following purposes:

(1)           To cure any formal defect, omission or ambiguity in this Indenture or in any description of property subject to the lien hereof, if such action is not materially adverse to the interests of the Bondholders.

(2)           To grant to or confer upon the Trustee for the benefit of the Bondholders any additional rights, remedies, powers, authority or security which may lawfully be granted or conferred and which are not contrary to or inconsistent with this Indenture as theretofore in effect.

(3)           To add to the covenants and agreements of the Issuer in this Indenture other covenants and agreements to be observed by the Issuer which are not contrary to or inconsistent with this Indenture as theretofore in effect.

(4)           To add to the limitations and restrictions in this Indenture other limitations and restrictions to be observed by the Issuer which are not contrary to or inconsistent with this Indenture as theretofore in effect.

(5)           To confirm, as further assurance, any pledge under, and the subjection to any lien or pledge created or to be created by, this Indenture, of the properties of the Facility, or revenues or other income from or in connection with the Facility or of any other moneys, securities or funds, or to subject to the lien or pledge of this Indenture additional revenues, properties or collateral.

(6)           To modify or amend such provisions of this Indenture as shall, in the opinion of Nationally Recognized Bond Counsel, be necessary to assure that the interest on the Bonds not be includable in gross income for Federal income tax purposes.

(7)           To effect any other change herein which, in the judgment of the Trustee, is not to the material prejudice of the Trustee or the Bondholders.

(8)           To modify, amend or supplement this Indenture or any Supplemental Indenture in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or to permit the qualification of the Bonds for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to this Indenture or any Supplemental Indenture such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute.

(9)           To modify, amend or supplement any of the times, dates or other mechanical procedures for the setting of the Adjustable Fixed Interest Rate or the tender and remarketing of the Initial Bonds as set forth in Section 2.03, provided that such change is not to the material prejudice of the Bondholders.

(10)         To evidence the appointment of a new Remarketing Agent or Tender Agent, and in connection therewith to change any times of day specified herein by which any action must be taken.

(11)         To alter the manner in which the Remarketing Agent may, in the reasonable exercise of its judgment, act pursuant to Section 2.03 to increase the likelihood of achieving the lowest net interest cost during the term of the Initial Bonds, but only if the Institution provides to the Trustee and the Issuer a Favorable Opinion of Bond Counsel.

(12)         To effect any modification, amendment or supplement to this Indenture to be made effective on a date after an Adjustment Date.

(b)           Before the Issuer and the Trustee shall enter into any Supplemental Indenture pursuant to this Section, there shall have been filed with the Trustee an opinion of Nationally Recognized Bond Counsel stating that such Supplemental Indenture is authorized or permitted by this Indenture and complies with its terms, and that upon execution it will be valid and binding upon the Issuer in accordance with its terms.

Section 11.03.     Supplemental Indentures With Bondholders’ Consent.  iii) Subject to the terms and provisions contained in this Article, the Majority Holders shall have the right from time to time, to consent to and approve the entering into by the Issuer and the Trustee of any Supplemental Indenture as shall be deemed necessary or desirable by the Issuer for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained herein.  Nothing herein contained shall permit, or be construed as permitting, (i) a change in the times, amounts or currency of payment of the principal of, Sinking Fund Installments for, Purchase Price, redemption premium, if any, or interest (except upon an Interest Rate Change) on any Outstanding Bonds, a change in the terms of redemption (except as provided in Section 2.04(a)) or maturity of the principal of or the interest on any Outstanding Bonds, or a reduction in the principal amount of or the Redemption Price of any Outstanding Bond or the rate of interest thereon, or any extension of the time of payment thereof, a change in the method of determining the rate of interest on any Bond (except as provided in Section 2.03), or a change in the terms of the purchase thereof by the Tender Agent, without the consent of the Holder of such Bond, (ii) the creation of a lien upon or pledge of the Trust Estate other than the liens or pledge created by this Indenture and the other Security Documents, except as provided in this Indenture with respect to Additional Bonds, (iii) a preference or priority of any Bond or Bonds over any other Bond or Bonds, (iv) a reduction in the aggregate principal amount of Bonds required for consent to such Supplemental Indenture, or (v) a modification, amendment or deletion with respect to any of the terms set forth in this Section 11.03(a), without, in the case of items (ii) through and including (v) of this Section 11.03(a), the written consent of one hundred percent (100%) of the Holders of the Outstanding Bonds.

(b)           If at any time the Issuer shall determine to enter into any Supplemental Indenture for any of the purposes of this Section, it shall cause notice of the proposed Supplemental Indenture to be mailed, postage prepaid, to all Bondholders.  Such notice shall briefly set forth the nature of the proposed Supplemental Indenture, and shall state that a copy thereof is on file at the offices of the Trustee for inspection by all Bondholders.

(c)           Within one year after the date of such notice, the Issuer and the Trustee may enter into such Supplemental Indenture in substantially the form described in such notice only if there shall have first been filed with the Trustee (i) the written consents of the Majority Holders or the Holders of not less than 100%, as the case may be, in aggregate principal amount of the Bonds then Outstanding and (ii) an opinion of Nationally Recognized Bond Counsel stating that such Supplemental Indenture is authorized or permitted by this Indenture and complies with its terms, and that upon execution it will be valid and binding upon the Issuer in accordance with its terms.  Each valid consent shall be effective only if accompanied by proof of the holding, at the date of such consent, of the Bonds with respect to which such consent is given.  A certificate or certificates by the Trustee that it has examined such proof and that such proof is sufficient in accordance with this Indenture shall be conclusive that the consents have been given by the Holders of the Bonds described in such certificate or certificates.  Any such consent shall be binding upon the Holder of the Bonds giving such consent and upon any subsequent Holder of such Bonds and of any Bonds issued in exchange therefor (whether or not such subsequent Holder thereof has notice thereof), unless such consent is revoked in writing by the Holder of such Bonds giving such consent or a subsequent Holder thereof by filing such revocation with the Trustee prior to the execution of such Supplemental Indenture.

(d)           If the Holders of not less than the percentage of Bonds required by this Section shall have consented to and approved the execution thereof as herein provided, no Holder of any Bond shall have any right to object to the execution of such Supplemental Indenture, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Issuer from executing the same or from taking any action pursuant to the provisions thereof.

(e)           Upon the execution of any Supplemental Indenture pursuant to the provisions of this Section, this Indenture shall be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Issuer, the Trustee and all Holders of Bonds then Outstanding shall thereafter be determined, exercised and enforced under this Indenture, subject in all respects to such modifications and amendments.

Section 11.04.                                Supplemental Indenture Part of this Indenture.  Any Supplemental Indenture executed in accordance with the provisions of this Article shall thereafter form a part of this Indenture and all the terms and conditions contained in any such Supplemental Indenture as to any provisions authorized to be contained therein shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.  The Trustee shall execute any Supplemental Indenture entered into in accordance with the provisions of Section 11.02 or 11.03.

ARTICLE XII

AMENDMENTS OF RELATED SECURITY DOCUMENTS

Section 12.01.     Rights of Company.  Anything herein to the contrary notwithstanding, any Supplemental Indenture entered into pursuant to Article XI which affects any obligations, rights, powers and authority of the Company under the Loan Agreement or requires a revision of the Loan Agreement shall not become effective unless and until the Company shall have given its written consent to such Supplemental Indenture signed by an Authorized Representative of the Company.

Section 12.02.     Amendments of Related Security Documents Not Requiring Consent of Bondholders.  The Issuer and the Trustee may, without the consent of or notice to the Bondholders, consent (if required) to any amendment, change or modification of any of the Related Security Documents for any of the following purposes:  (i) to cure any ambiguity, inconsistency, formal defect or omission therein; (ii) to grant to or confer upon the Trustee for the benefit of the Bondholders any additional rights, remedies, powers, authority or security which may be lawfully granted or conferred; (iii) to subject thereto additional revenues, properties or collateral; (iv)  to evidence the succession of a successor Trustee or to evidence the appointment of a separate or co-Trustee or the succession of a successor separate or co-Trustee; (v) to make any change required in connection with a permitted amendment to a Related Security Document or a permitted Supplemental Indenture; and (vi) to make any other change that, in the judgment of the Trustee (which, in exercising such judgment, may conclusively rely, and shall be protected in relying, in good faith, upon an Opinion of Counsel or an opinion or report of engineers, accountants or other experts) does not materially adversely affect the Bondholders.  The Trustee shall have no liability to any Bondholder or any other Person for any action taken by it in good faith pursuant to this Section.  Before the Issuer or the Trustee shall enter into or consent to any amendment, change or modification to any of the Related Security Documents, there shall be filed with the Trustee an opinion of Nationally Recognized Bond Counsel to the effect that such amendment, change or modification will not cause the interest on any of the Bonds to cease to be excluded from gross income for federal income tax purposes under the Code.

Section 12.03.     Amendments of Related Security Documents Requiring Consent of Bondholders.  Except as provided in Section 12.02, the Issuer and the Trustee shall not consent to any amendment, change or modification of any of the Related Security Documents, without mailing of notice and the written approval or consent of the Majority Holders given and procured as in Section 11.03 set forth; provided, however, there shall be no amendment, change or modification to (i) the obligation of the Company to make loan payments with respect to the Bonds under the Loan Agreement or the Promissory Note, (ii) the obligation of the Guarantors to guarantee payment of the Bonds pursuant to the Bond Guaranty Agreement, or (iii) the Tax Regulatory Agreement without the delivery of an opinion of Nationally Recognized Bond Counsel to the effect that such amendment, change, modification, reduction or postponement will not cause the interest on any Series of Bonds to become includable in gross income for Federal income tax purposes.  If at any time the Company shall request the consent of the Trustee to any such proposed amendment, change or modification, the Trustee shall cause notice of such proposed amendment, change or modification to be mailed in the same manner as is provided in Article XI with respect to Supplemental Indentures.  Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file at the principal office of the Trustee for inspection by all Bondholders.  The Trustee may, but shall not be obligated to, enter into any such amendment, change or modification to a Related Security Document which affects the Trustee’s own rights, duties or immunities under such Related Security Document or otherwise.  Before the Trustee shall enter into or consent to any amendment, change or modification to any of the Related Security Documents, there shall be filed with the Trustee an opinion of Nationally Recognized Bond Counsel to the effect that such amendment, change or modification will not cause the interest on any of the Bonds to cease to be excluded from gross income for federal income tax purposes under the Code.

ARTICLE XIII

MISCELLANEOUS

Section 13.01.     Evidence of Signature of Bondholders and Ownership of Bonds.  iv) Any request, consent, revocation of consent, approval, objection or other instrument which this Indenture may require or permit to be signed and executed by the Bondholders may be in one or more instruments of similar tenor, and shall be signed or executed by any Bondholder in person or by his duly authorized attorney appointed in writing.  Proof of the execution of any such instrument, or of an instrument appointing any such attorney, shall be sufficient for any purpose of this Indenture (except as otherwise therein expressly provided) if made in the following manner, or in any other manner satisfactory to the Trustee, which may nevertheless in its discretion require further or other proof in cases where it deems the same desirable:  the fact and date of the execution by any Bondholder or his attorney of such instruments may be proved by a guarantee of the signature thereon by a member of the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program in accordance with Securities and Exchange Commission Rule 17Ad-15, or by the certificate of any notary public or other officer authorized to take acknowledgments of deeds that the person signing such request or other instrument acknowledged to him the execution thereof, or by an affidavit of a witness of such execution, duly sworn to before such notary public or other officer.  For the purposes of the transfer or exchange of any Bond, the fact and date of the execution of the Bondholder or his attorney of the instrument of transfer shall be proved by a guarantee of the signature thereon by a member of the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program in accordance with Securities and Exchange Commission Rule 17Ad-15.  Where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such signature guarantee, certificate or affidavit shall also constitute sufficient proof of his authority.

(b)           The ownership of Bonds and the amount, numbers and other identification shall be proved by the registry books.

(c)           Except as otherwise provided in Section 11.03 with respect to revocation of a consent, any request or consent by the owner of any Bond shall bind all future owners of such Bond in respect of anything done or suffered to be done by the Issuer or the Trustee or any Paying Agent in accordance therewith.

Section 13.02.     Notices.  Any notice, demand, direction, certificate, Opinion of Counsel, request, instrument or other communication authorized or required by this Indenture to be given to or filed with the Issuer, the Company or the Trustee shall be sufficient if sent (i) by return receipt requested or registered or certified United States mail, postage prepaid, (ii) by a nationally recognized overnight delivery service for overnight delivery, charges prepaid or (iii) by hand delivery, addressed, as follows:

(1)           if to the Issuer, to

New York City Capital Resource Corporation
110 William Street
New York, New York 10038
Attention:  General Counsel (with a copy to the

Executive Director of the Issuer at the
same address)

(2)           if to the Company, to

Albee Retail Development LLC
c/o Acadia Realty Trust
1311 Mamaroneck Avenue, Suite 260
White Plains, New York 10605
Attention:  General Counsel

with a copy to

Washington Square Partners
675 Third Avenue, 25th Floor
New York, New York 10017
Attention: Paul Travis

and

Akerman Senterfitt LLP
335 Madison Avenue, 26th Floor
New York, New York 10017
Attention: Steven Polivy, Esq., and

(3)           if to the Trustee, to

The Bank of New York Mellon
101 Barclay Street, Floor 7W
New York, New York 10286
Attention: Corporate Trust Administration

The Issuer, the Company and the Trustee may, by like notice, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.  Any notice, certificate or other communication hereunder shall, except as may expressly be provided herein, be deemed to have been delivered or given (i) three (3) Business Days following posting if transmitted by mail, (ii) one (1) Business Day following sending if transmitted for overnight delivery by a nationally recognized overnight delivery service, or (iii) upon delivery if given by hand delivery, with refusal by an Authorized Representative of the intended recipient party to accept delivery of a notice given as prescribed above to constitute delivery hereunder.

Section 13.03.     Parties Interested Herein.  Nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any Person, other than the Issuer, the Company, the Trustee, the Tender Agent, the Remarketing Agent, the Bond Registrar, the Paying Agents and the Holders of the Bonds, any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation thereof.  All covenants, stipulations, promises and agreements in this Indenture contained by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Issuer, the Company, the Trustee, the Tender Agent, the Remarketing Agent, the Bond Registrar, the Paying Agents and the Holders of the Bonds.

Section 13.04.     Partial Invalidity.  If any one or more of the provisions of this Indenture or of the Bonds shall be ruled illegal or invalid by any court of competent jurisdiction, the illegality or invalidity of such provision(s) shall not affect any of the remaining provisions hereof or of the Bonds, but this Indenture and the Bonds shall be construed and enforced as of such illegal or invalid provision had not been contained herein.

Section 13.05.    Effective Date; Counterparts.  The date of this Indenture shall be for reference purposes only and shall not be construed to imply that this Indenture was executed on the date first above written.  This Indenture was delivered on the Closing Date.  This Indenture shall become effective upon its delivery on the Closing Date.  It may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 13.06.     Laws Governing Indenture.  This Indenture shall be governed by, and construed and enforced in accordance with, the laws of the State, without regard or giving effect to the principles of conflicts of laws thereof.

Section 13.07.     No Pecuniary Liability of Agency or Members; No Debt of the State or the City.  Every agreement, covenant and obligation of the Issuer under this Indenture is predicated upon the condition that any obligation for the payment of money incurred by the Issuer shall not create a debt of the State or the City and neither the State nor the City shall be liable on any obligation so incurred, and the Bonds shall not be payable out of any funds of the Issuer other than those pledged therefor but shall be payable by the Issuer solely from the loan payments, revenues and receipts derived from or in connection with the Facility pledged to the payment thereof in the manner and to the extent in this Indenture specified and nothing in the Bonds, in the Loan Agreement, in the Mortgage, in this Indenture or in any other Security Document shall be considered as pledging any other funds or assets of the Issuer.  The Issuer shall not be required under this Indenture or the Loan Agreement or any other Security Document to expend any of its funds other than (i) the proceeds of the Bonds, (ii) the loan payments, revenues and receipts, rental income and other moneys held or derived from or in connection with the Facility and pledged to the payment of the Bonds, (iii) any income or gains therefrom, and (iv) the Net Proceeds with respect to the Facility.  No provision, covenant or agreement contained in this Indenture or in the Bonds or any obligations herein or therein imposed upon the Issuer or the breach thereof, shall constitute or give rise to or impose upon the Issuer a pecuniary liability or a charge upon its general credit.

All covenants, stipulations, promises, agreements and obligations of the Issuer contained herein shall be deemed to be covenants, stipulations, promises, agreements and obligations of the Issuer and not of any member, director, officer, employee or agent of the Issuer in his individual capacity, and no recourse shall be had for the payment of the principal or Redemption Price, if any, of, Purchase Price, Sinking Fund Installments for, or interest on the Bonds or for any claim based thereon or hereunder against any member, director, officer, employee or agent of the Issuer or any natural person executing the Bonds.  Neither the Bonds, the interest thereon, the Sinking Fund Installments therefor, nor the Redemption Price thereof shall ever constitute a debt of the State or of the City and neither the State nor the City shall be liable on any obligation so incurred, and the Bonds shall not be payable out of any funds of the Issuer other than those pledged therefor.

Section 13.08.     Priority of Indenture Over Liens.  This Indenture and the Mortgage are given in order to secure funds to pay for the Project and by reason thereof, it is intended that this Indenture and the Mortgage shall be superior to any laborers’, mechanics’ or materialmen’s liens which may be placed upon the Facility subsequent to the recordation thereof.  In compliance with Section 13 of the Lien Law, the Issuer will receive the advances secured by this Indenture and the Mortgage and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of improvements and that the Issuer will apply the same first to the payment of the costs of improvements before using any part of the total of the same for any other purpose.

IN WITNESS WHEREOF, the New York City Capital Resource Corporation, New York, New York, has caused these presents to be executed in its name and behalf by its Chairman, Vice Chairman, Executive Director, Deputy Executive Director, General Counsel or Vice President for Legal Affairs and, to evidence its acceptance of the trust hereby created, the Trustee has caused these presents to be signed in its name and behalf by an authorized representative and its corporate seal to be hereunto affixed, all as of the day and year first above written.

NEW YORK CITY CAPITAL RESOURCE CORPORATION

By:	/s/ Kyle Kimball
Kyle Kimball
Executive Director

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Gaspare Mulé
Gaspare Mulé
Vice President

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the 29th day of June, of the year two thousand and ten, before me, the undersigned, personally appeared Kyle Kimball, known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon the behalf of whom the individual acted, executed the instrument.

/s/ Carol M. Hyde
Notary Public

Carol M. Hyde
Notary Public, State of New York
No. 4977270
Qualified in Queens County
Commission Expires Jan. 20, 2011

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the 30 day of June, in the year two thousand and ten, before me, the undersigned, personally appeared Gaspare Mulé, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon the behalf of whom the individual acted, executed the instrument.

/s/ Kara A. Lobdell
Notary Public

Kara A. Lobdell
Notary Public, State of New York
No. 02LO6031220
Qualified in New York County
Commission Expires Sept. 27, 2013

APPENDICES

EXHIBIT A

DESCRIPTION OF THE LAND

(Block 149, Lot 103)
ALL that certain plot piece or parcel of land situate, lying and being in the Borough of Brooklyn,
County of Kings, City and State of New York, bounded and described as follows:
BEGINNING at the corner formed by the intersection of the northerly side of Dekalb Avenue with the easterly side of Gold Street;
RUNNING THENCE easterly, along the easterly side of Gold Street, 114 feet to a point;
RUNNING THENCE easterly, at right angles to the easterly side of Gold Street, 129.12 feet to the northwesterly side of Fleet Street
RUNNING THENCE southwesterly, along the northwesterly side of Fleet Street, 132.02 feet to the corner formed by the intersection of the northwesterly side of Fleet Street, with the northerly side of Dekalb Avenue;

RUNNING THENCE westerly, along the northerly side of Dekalb Avenue, 63.76 feet to the point or place of BEGINNING.

END OF SCHEDULE A

EXHIBIT B

FACILITY PERSONALTY

NONE

EXHIBIT C

FORM OF FULLY REGISTERED INITIAL BOND

THIS BOND SHALL NEVER CONSTITUTE A DEBT OR INDEBTEDNESS OF THE STATE OF NEW YORK OR OF THE CITY OF NEW YORK, AND NEITHER THE STATE OF NEW YORK NOR THE CITY OF NEW YORK SHALL BE LIABLE HEREON, NOR SHALL THIS BOND BE PAYABLE OUT OF ANY FUNDS OF THE NEW YORK CITY CAPITAL RESOURCE CORPORATION OTHER THAN THOSE PLEDGED THEREFOR

NEW YORK CITY CAPITAL RESOURCE CORPORATION
RECOVERY ZONE FACILITY REVENUE BONDS
(ALBEE RETAIL DEVELOPMENT LLC PROJECT), SERIES 2010

Bond Date:

Final Maturity Date:

Registered Owner:	Cede & Co.

Principal Amount:	$___________

Initial Adjustable Fixed Interest Rate: 7.25%

Bond Number: R-

CUSIP:	649437AH3

Promise to Pay.  New York City Capital Resource Corporation, a local development corporation created pursuant to the Not-for-Profit Corporation Law of the State of New York at the direction of the Mayor of The City of New York (herein called the “Issuer”), for value received, hereby promises to pay as hereinafter provided, solely from the loan payments, revenues and receipts derived from or in connection with the Facility hereinafter referred to as provided in the Indenture of Trust hereinafter referred to, to the Registered Holder identified above or registered assigns, upon presentation and surrender hereof, on the Final Maturity Date set forth above, the Principal Amount set forth above, and in like manner to pay interest at the applicable Adjustable Fixed Interest Rate on the unpaid principal balance hereof from the Bond Date hereof until the Issuer’s obligation with respect to the payment of such Principal Amount shall be discharged.  Interest shall be payable at the Adjustable Fixed Interest Rate on the first day of February, May, August and November (or if such day is not a Business Day, the immediately succeeding Business Day) commencing on August 1, 2010 and terminating on the Final Maturity Date, unless this bond is sooner redeemed or paid or otherwise discharged.  Such interest shall be computed on the basis of a 360-day year of twelve 30-day months.  In no event shall the interest rate payable hereon exceed (the “Maximum Interest Rate”) the lesser of (i) twelve percent (12%) per annum or (ii) the maximum permitted by, or enforceable under, applicable law.

This bond shall bear interest from the Bond Date indicated above, if authenticated prior to the first Interest Payment Date.  If authenticated on or after the first Interest Payment Date, in exchange for or upon the registration of transfer of Bonds (as defined below), this bond shall bear interest from and including the Interest Payment Date next preceding the date of the authentication hereof, unless the date of such authentication shall be an Interest Payment Date to which interest hereon has been paid in full or duly provided for, in which case, this bond shall bear interest from and including such Interest Payment Date.

If there shall occur an Event of Default (other than by reason of a failure to redeem the Bonds in whole if there shall have occurred a Determination of Taxability), the rate of interest on the Bonds shall be fifteen percent (15%) per annum commencing with the date of the occurrence of the Event of Default and any additional interest thereby due with respect to a period of time for which interest has already been paid shall be payable on the Interest Payment Date next following the Event of Default.  Any former Bondholder who was a Bondholder commencing on or after the date of the occurrence of the Event of Default, but who subsequent to such date sold or otherwise disposed of its Bonds or whose Bonds were redeemed or matured, shall be entitled to receive from the Company under the Loan Agreement (as such terms are hereinafter defined) the following, in an amount allocable to such period during which it held the Bonds subsequent to the Event of Default and the date upon which the Bonds were sold, or otherwise disposed of, or redeemed or matured: the difference between the rate of interest borne by the Bonds prior to the Event of Default and the rate borne by the Bonds on and subsequent to such date.

If there shall occur a Determination of Taxability, the rate of interest on the Bonds shall be thirteen per centum (13%) per annum commencing with the date of the Event of Taxability and any additional interest thereby due with respect to a period of time for which interest has already been paid shall be payable on the Interest Payment Date next following the Determination of Taxability.  Any former Bondholder who was a Bondholder commencing on or after the date of the occurrence of an Event of Taxability, but who subsequent to such date sold or otherwise disposed of its Bonds or whose Bonds were redeemed or matured, shall be entitled to receive from the Company under the Loan Agreement the following, in an amount allocable to such period during which it held the Bonds subsequent to the Event of Taxability and the date upon which the Bonds were sold, or otherwise disposed of, or redeemed or matured: the difference between the rate of interest borne by the Bonds prior to the Event of Taxability and the rate borne by the Bonds on and subsequent to such date.

Method of Currency.  The principal of, Sinking Fund Installments for, Redemption Price, if applicable, Purchase Price and interest on the Bonds shall be payable in any coin or currency of the United States of America that on the respective dates of payment thereof is legal tender for the payment of public and private debts.

Payments.  The principal of, Sinking Fund Installments for, and the Redemption Price, if applicable, on all Bonds shall be payable by check or draft at maturity or upon earlier redemption to the Persons in whose names such Bonds are registered on the bond registration books maintained by the Trustee as Bond Registrar at the maturity or redemption date thereof, upon the presentation and surrender of such Bonds at the designated corporate trust office of The Bank of New York Mellon in New York, New York, as trustee and paying agent (the “Paying Agent”), or at the corporate trust office of any successor Paying Agent.

The interest payable on each Bond on any Interest Payment Date shall be paid by the Trustee to the registered owner of such Bond as shown on the bond registration books of the Trustee as Bond Registrar at the close of business on the Regular Record Date for such interest, (1) by check or draft mailed to such registered owner at his address as it appears on the bond registration books or at such other address as is furnished to the Trustee in writing by such owner, or (2) if such Bonds are held by a Securities Depository or, at the written request addressed to the Trustee by any registered owner of Bonds in the aggregate principal amount of at least $1,000,000 that all such payments be made by wire transfer, by electronic transfer in immediately available funds to the bank for credit to the ABA routing number and account number filed with the Trustee no later than five (5) Business Days before an Interest Payment Date, but no later than a Regular Record Date for any interest payment.

Interest on any Bond that is due and payable but not paid on the date due (“Defaulted Interest”) shall cease to be payable to the owner of such Bond on the relevant Regular Record Date and shall be payable to the owner in whose name such Bond is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest, which Special Record Date shall be fixed as provided in the Indenture.

Authorization and Purpose.  This bond is one of an authorized issue of bonds designated as “New York City Capital Resource Corporation Recovery Zone Facility Revenue Bonds (Albee Retail Development LLC Project), Series 2010 (hereinafter called the “Bonds”) issued in the aggregate principal amount of $20,000,000.  The Bonds are being issued under and pursuant to and in full compliance with the Constitution and laws of the State of New York, particularly the Not-for-Profit Corporation Law of the State of New York, and a resolution adopted by the members of the Issuer on February 9, 2010, as amended on April 13, 2010, authorizing the issuance of the Bonds and under and pursuant to an Indenture of Trust, dated as of July 1, 2010 (as the same may be amended or supplemented, the “Indenture”), made and entered into by and between the Issuer and The Bank of New York Mellon, as trustee (said bank and any successor thereto under the Indenture being referred to herein as the “Trustee”), for the purpose of financing a portion of the cost of the construction, renovation, equipping and furnishing of an approximately 50,000 square foot facility (the “Facility”) to be leased to retail tenants (the “Project”).  The site for the Facility, including the improvements to be constructed thereon, is subject to a certain Severance Lease (Site 1A), dated June 30, 2010 (as the same may be amended or supplemented, the “Ground Lease”), between The City of New York, as landlord, and Albee Development, LLC, a Delaware limited liability company (“Albee Development”), as assigned by Albee Development to, and assumed by, Albee Retail Development LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Company”), as tenant.  In order to finance a portion of the costs of the Project, the Issuer has made a loan to the Company of the proceeds of the Bonds in the original amount pursuant to a certain Loan Agreement, dated as of July 1, 2010, between the Issuer and the Company (as the same may be amended or supplemented, the “Loan Agreement”), and the Company has executed a certain Promissory Note dated the date of original issuance of the Bonds in favor of the Issuer and the Trustee (as the same may be amended or supplemented, the “Promissory Note”) to evidence the Company’s obligation under the Loan Agreement to repay such loan.  Each of the Loan Agreement and the Promissory Note requires the payment by the Company of loan payments sufficient to provide for the payment of the principal or Redemption Price, if any, of, Sinking Fund Installments for, Purchase Price, and interest on the Bonds as the same become due.  Copies of the Indenture, the Loan Agreement, the Promissory Note, the Pledge and Security Agreement hereinafter referred to, the Mortgage hereinafter referred to, the Project Completion Guaranty Agreement hereinafter referred to and the Bond Guaranty Agreement hereinafter referred to are on file at the designated corporate trust office of the Trustee in New York, New York, and reference is made to such documents for the provisions relating, among other things, to the terms and security of the Bonds, the charging and collection of loan payments, the custody and application of the proceeds of the Bonds, the rights and remedies of the holders of the Bonds, and the rights, duties and obligations of the Issuer, the Company, the Parent as hereinafter referred to and the Trustee.

Pledge and Security.  Pursuant to the Indenture, the Issuer has assigned to the Trustee all of its right, title and interest in and to the Promissory Note and substantially all of its right, title and interest in and to the Loan Agreement, including all rights to receive loan payments sufficient to pay the principal or Redemption Price, if any, of, Sinking Fund Installments for, Purchase Price, and interest and all other amounts due on the Bonds as the same become due, to be made by the Company pursuant to the Loan Agreement and the Promissory Note.  The Bonds are further secured by a first lien in Facility Revenues and the remainder of the Pledged Collateral pursuant to a certain Pledge and Security Agreement, dated as of July 1, 2010, from the Company to the Trustee (as the same may be amended or supplemented, the “Pledge and Security Agreement”).  Further, the completion of the Project has been guaranteed by the Company and by Acadia Strategic Opportunity Fund II LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Parent”, and, together with the Company, being collectively, the “Guarantors”), pursuant to a Project Completion Guaranty Agreement, dated as of July 1, 2010, from the Guarantors to the Trustee (as the same may be amended or supplemented, the “Project Completion Guaranty Agreement”).  The Bonds are also secured by mortgage liens on and security interests in the Company’s leasehold interest under the Ground Lease in the Facility, and an assignment of  Facility leases and rents, pursuant to a Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan), a Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan) and a Mortgage and Security Agreement and Assignment of Leases and Rents (Indirect Loan), each dated as of July 1, 2010, and each from the Company to the Trustee (as each of the same may hereafter be amended or supplemented, collectively the “Mortgage”).  The payment of the principal of, redemption premium, if any, Sinking Fund Installments for, Purchase Price, and the interest on the Bonds, and the payments, obligations, covenants and agreements of the Company under the Loan Agreement and under the Promissory Note, have been guaranteed by the Guarantors pursuant to a Bond Guaranty Agreement, dated as of July 1, 2010, from the Guarantors to the Trustee (as the same may hereafter be amended or supplemented, the “Bond Guaranty Agreement”).

The Bonds are special limited revenue obligations of the Issuer and shall never constitute a debt of the State of New York or of The City of New York, and neither the State of New York nor The City of New York shall be liable thereon, nor shall the Bonds be payable out of any funds of the Issuer other than those pledged therefor.

Reference is hereby made to the Indenture for the definition of any capitalized word or term used but not defined herein and for a description of the property pledged, assigned and otherwise available for the payment of the Bonds, the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Issuer, the Trustee and the holders of the Bonds, and the terms upon which the Bonds are issued and secured.

Additional Bonds.  As provided in the Indenture, upon satisfying certain conditions including obtaining certain prescribed Bondholder consents, a Series of Additional Bonds may be issued from time to time in one or more series for the purpose of financing the cost of completing the Project, providing funds in excess of Net Proceeds to repair, relocate, replace, rebuild or restore the Facility in the event of damage, destruction or taking by eminent domain, providing extensions, additions or improvements to the Facility, or refunding outstanding Bonds (to the extent that such Bonds shall be subject to earlier redemption).  All bonds issued and to be issued under the Indenture are and will be equally secured by the pledge and covenants made therein, except as may otherwise be expressly provided in the Indenture.

Initial Adjustable Fixed Interest Rate.  For the Initial Adjustable Fixed Interest Rate Term, the Bonds shall bear interest at seven and one-quarter percent (7¼%) per annum.  The interest rate payable on the Bonds shall be adjusted on each Adjustment Date in accordance with the provisions of the Indenture and the Bonds.

Subsequent Adjustable Fixed Interest Rate Terms.  Each Adjustable Fixed Interest Rate Term (other than the Initial Adjustable Fixed Interest Rate Term) shall commence on the Adjustment Date immediately following the end of the preceding Adjustable Fixed Interest Rate Term and will continue to but excluding the next succeeding Adjustment Date.  For each Adjustable Fixed Interest Rate Term after the Initial Adjustable Fixed Interest Rate Term, the Adjustable Fixed Interest Rate Term shall be a period determined at the direction of the Company which is equal to one (1) whole year or any integral multiple of whole years, but in no event shall any such Adjustable Fixed Interest Rate Term extend beyond the Final Maturity Date of the Initial Bonds.  The Business Day immediately following the last day of each Adjustable Fixed Interest Rate Term as determined pursuant to the Indenture shall be the Adjustment Date.  The Bonds are subject to mandatory purchase on each Adjustment Date.

Except as provided in the paragraph below, the interest rate applicable to the Bonds on and after each Adjustment Date shall be the interest rate determined by the Remarketing Agent on the Determination Date immediately preceding such Adjustment Date.  The Adjustable Fixed Interest Rate applicable to the Bonds shall be the lower of (i) the lowest rate which, in the best professional judgment of the Remarketing Agent (having due regard to the prevailing market conditions), would be necessary to enable the Bonds to be sold at par on the Adjustment Date, provided that the Adjustable Fixed Interest Rate shall not exceed the Maximum Rate, or (ii) The Bond Buyer Revenue Bond Index (as published in The Bond Buyer or any successor publication thereto) for the most recent period for which such information is available as of the date the Adjustable Fixed Interest Rate is established, plus two hundred fifty (250) basis points.  In the event that certain conditions to an Interest Rate Change required under the Indenture shall not be met, the interest rate on the Bonds then in effect shall remain in effect as the Adjustable Fixed Interest Rate for the next succeeding Adjustable Fixed Interest Rate Term, and the term of the next Adjustable Fixed Interest Rate Term shall be the shorter of (i) the same period as the immediately preceding Adjustable Fixed Interest Rate Term, or (ii) the period until the Final Maturity Date of the Bonds.

If the Remarketing Agent is unable to remarket all of the Bonds at the Adjustable Fixed Interest Rate determined by the Remarketing Agent as provided in the Indenture, the Remarketing Agent may at any time prior to the Adjustment Date increase the Adjustable Fixed Interest Rate to that rate of interest which, as of the date of determination, is the lowest rate which, in the best professional judgment of the Remarketing Agent (having due regard to the prevailing market conditions), would be necessary to enable the Bonds to be sold at par on the Adjustment Date; provided, however, that such re-determined Adjustable Fixed Interest Rate shall not exceed the Maximum Interest Rate.

Inability to Determine Adjustable Fixed Interest Rate.  If, for any reason, the Adjustable Fixed Interest Rate for the Bonds is not or cannot be determined by the Remarketing Agent in the manner specified in the Indenture, the Adjustable Fixed Interest Rate will be equal to the closing yield, plus two hundred fifty (250) basis points, for Treasury Bills, Notes or Bonds, as applicable, of the maturity closest to, without exceeding, the term of the Adjustable Fixed Interest Rate Term determined in accordance with the Indenture, as such yield is published in the table captioned “U.S. Securities Prices” in the edition of The Bond Buyer (or if The Bond Buyer or such table is no longer published, any other published similar rate as is determined by the Trustee in its sole discretion to be appropriate) published on the day on which such Adjustable Fixed Interest Rate is determined, or if such yield or other similar rate is not published on that day, the day of the most recent publication of such yield or other similar rate.

Conclusiveness of Adjustable Fixed Interest Rate Determination.  The determination in accordance with the Indenture of the Adjustable Fixed Interest Rate to be borne by the Bonds shall, in the absence of manifest error, be conclusive and binding on the holders of the Bonds.

Mandatory Tender of Bonds on each Purchase Date.  On each Purchase Date, the Bonds shall be subject to mandatory tender for purchase by the Tender Agent at the Purchase Price.

IN THE EVENT OF A FAILURE BY HOLDERS OF BONDS TO TENDER BONDS FOR PURCHASE ON A PURCHASE DATE AS PROVIDED ABOVE, SAID HOLDERS OF BONDS SHALL NOT BE ENTITLED TO ANY PAYMENT (INCLUDING ANY INTEREST TO ACCRUE SUBSEQUENT TO THE PURCHASE DATE) OTHER THAN THE PURCHASE PRICE FOR SUCH UNTENDERED BONDS, AND THE HOLDERS OF ANY UNTENDERED BONDS SHALL NO LONGER BE ENTITLED TO THE BENEFITS OF THE INDENTURE, EXCEPT FOR THE PURPOSE OF PAYMENT OF THE PURCHASE PRICE THEREOF, AND SHALL BE DEEMED PURCHASED, CANCELLED AND NO LONGER OUTSTANDING UNDER THE INDENTURE.

Maximum Rate.  In no event shall the Adjustable Fixed Interest Rate (notwithstanding any other provision of this bond) exceed the Maximum Interest Rate.

General Interest Rate Limitation.  Anything herein or in the Indenture to the contrary notwithstanding, the obligations of the Issuer hereunder and under the Indenture shall be subject to the limitation that payments of interest or other amounts hereon shall not be required to the extent that receipt of any such payment by a holder of this bond would be contrary to the provisions of law applicable to such holder of this bond which would limit the maximum rate of interest which may be charged or collected by such holder of this bond.

Redemption of Bonds.  (A)  General Optional Redemption.  (1) During the Initial Adjustable Fixed Interest Rate Term, the Bonds shall be subject to redemption, on or after May 1, 2012, in whole at any time or in part on any Interest Payment Date (but if in part in integral multiples of $5,000 and in the minimum principal amount of $100,000) at the option of the Issuer (which option shall be exercised only upon the giving of notice by the Company of its intention to prepay loan payments due under the Loan Agreement), at the Redemption Price of one hundred percent (100%) of the unpaid principal amount of the Bonds to be redeemed, plus accrued interest to the date of redemption.

(ii)           During any Adjustable Fixed Interest Rate Term (other than the Initial Adjustable Fixed Interest Rate Term), the Bonds shall be subject to redemption, in whole at any time or in part on any Interest Payment Date (but if in part in integral multiples of $5,000 and in the minimum principal amount of $100,000) at the option of the Issuer (which option shall be exercised only upon the giving of notice by the Company of its intention to prepay loan payments due under the Loan Agreement), at the Redemption Price of one hundred percent (100%) of the unpaid principal amount of the Initial Bonds to be redeemed, plus accrued interest to the date of redemption, commencing on or after that date (the “First Optional Redemption Date”) as determined below:

(A)           if there shall be ten (10) or less years in such Adjustable Fixed Interest Rate Term, the First Optional Redemption Date shall be the second (2nd) anniversary of the date of commencement of such Adjustable Fixed Interest Rate Term, and

(B)           if there shall be more than ten (10) years in such Adjustable Fixed Interest Rate Term, the First Optional Redemption Date shall be the fifth (5th) anniversary of the date of commencement of such Adjustable Fixed Interest Rate Term.

(b)           Extraordinary Redemption.  The Bonds are also subject to redemption prior to maturity, at the option of the Issuer exercised at the direction of the Company (which option shall be exercised only upon the giving of notice by the Company of its intention to prepay loan payments due under the Loan Agreement), as a whole on any date, upon notice or waiver of notice as provided in the Indenture, at a Redemption Price of one hundred percent (100%) of the unpaid principal amount thereof plus accrued interest to the date of redemption, if one or more of the following events shall have occurred:

(i)           The Facility shall have been damaged or destroyed to such extent that, as evidenced by a certificate of an Independent Engineer filed with the Issuer and the Trustee, (A) the Facility cannot be reasonably restored within a period of one year from the date of such damage or destruction to the condition thereof immediately preceding such damage or destruction, (B) the Company is thereby prevented or likely to be prevented from carrying on its normal operation at the Facility for a period of one year from the date of such damage or destruction, or (C) the restoration cost of the Facility would exceed the total amount of all insurance proceeds, including any deductible amount, in respect of such damage or destruction; or

(ii)           Title to, or the temporary use of, all or substantially all of the Facility shall have been taken or condemned by a competent authority which taking or condemnation results, or is likely to result, in the Company being thereby prevented or likely to be prevented from carrying on its normal operation at the Facility for a period of one year from the date of such taking or condemnation, as evidenced by a certificate of an Independent Engineer filed with the Issuer and the Trustee; or

(iii)           As a result of changes in the Constitution of the United States of America or of the State or of legislative or executive action of the State or any political subdivision thereof or of the United States of America or by final decree or judgment of any court after the contest thereof by the Company, the Loan Agreement becomes void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed therein or unreasonable burdens or excessive liabilities are imposed upon the Company by reason of the operation of the Facility.

If the Bonds are to be redeemed in whole as a result of the occurrence of any of the events described above, the Company shall deliver to the Issuer and the Trustee a certificate of an Authorized Representative of the Company stating that, as a result of the occurrence of the event giving rise to such redemption, the Company has discontinued, or at the earliest practicable date will discontinue, its operation of the Facility for its intended purposes.

(c)           Mandatory Sinking Fund Installment Redemption.  The Bonds shall be subject to mandatory redemption by the Issuer prior to maturity, in part by lot, at a Redemption Price equal to one hundred percent (100%) of  the principal amount thereof, together with accrued interest to the date of redemption, from mandatory Sinking Fund Installments on the dates and in the principal amounts set forth below, provided that the amounts of such Sinking Fund Installments shall be reduced by the credits provided for in the Indenture:

Sinking Fund Installment Payment Date	Sinking Fund Installment

May 1, 2015	$115,000
November 1, 2015	120,000
May 1, 2016	125,000
November 1, 2016	125,000
May 1, 2017	130,000
November 1, 2017	135,000
May 1, 2018	140,000
November 1, 2018	145,000
May 1, 2019	150,000

Sinking Fund Installment Payment Date	Sinking Fund Installment
November 1, 2019	155,000
May 1, 2020	165,000
November 1, 2020	$170,000
May 1, 2021	175,000
November 1, 2021	180,000
May 1, 2022	190,000
November 1, 2022	195,000
May 1, 2023	200,000
November 1, 2023	210,000
May 1, 2024	215,000
November 1, 2024	225,000
May 1, 2025	235,000
November 1, 2025	240,000
May 1, 2026	250,000
November 1, 2026	260,000
May 1, 2027	270,000
November 1, 2027	280,000
May 1, 2028	290,000
November 1, 2028	300,000
May 1, 2029	310,000
November 1, 2029	320,000
May 1, 2030	335,000
November 1, 2030	345,000
May 1, 2031	355,000
November 1, 2031	370,000
May 1, 2032	385,000
November 1, 2032	400,000
May 1, 2033	410,000
November 1, 2033	425,000
May 1, 2034	440,000
November 1, 2034	460,000
May 1, 2035	475,000
November 1, 2035	490,000
May 1, 2036	510,000
November 1, 2036	530,000
May 1, 2037	545,000
November 1, 2037	565,000
May 1, 2038	590,000
November 1, 2038	610,000
May 1, 2039	630,000
November 1, 2039	655,000
May 1, 2040	680,000
November 1, 2040	700,000
May 1, 2041	730,000
November 1, 2041	755,000
May 1, 2042	780,000
November 1, 2042 (final maturity)	810,000

(d)           Mandatory Redemption from Excess Proceeds and Certain Other Amounts.  The Bonds shall be redeemed at any time in whole or in part by lot prior to maturity in the event and to the extent

(i)           excess Bond proceeds shall remain after the completion of the Project,

(ii)          excess title insurance or property insurance proceeds or condemnation awards shall remain after the application thereof pursuant to the Loan Agreement and this Indenture, or

(iii)         excess proceeds shall remain after the release or substitution of fixtures or other portions of the Facility,

in each case at a Redemption Price equal to one hundred percent (100%) of the principal amount of the Bonds to be redeemed, together with interest accrued thereon to the date of redemption.

(e)           Mandatory Redemption Upon Failure to Operate the Facility for Approved Project Operations, Material Violation of Material Legal Requirements, False Representation or Failure to Maintain Liability Insurance.  The Bonds are also subject to mandatory redemption prior to maturity, at the option of the Issuer, as a whole only, in the event (i) the Issuer shall determine that (w) the Company is operating the Facility or any portion thereof, or is allowing the Facility or any portion thereof to be operated, not for the Approved Project Operations, (x) the Company, any Principal of the Company or any Person that directly or indirectly Controls, is Controlled by or is under common Control with the Company has committed a material violation of a material Legal Requirement, (y) any Conduct Representation is false, misleading or incorrect in any material respect at any date, as if made on such date, or (z) a Required Disclosure Statement delivered to the Issuer under any Project Document is not acceptable to the Issuer acting in its sole discretion, or (ii) the Company shall fail to obtain or maintain the public liability insurance with respect to the Facility required under the Loan Agreement, and, in the case of clause (i) or (ii) above, the Company shall fail to cure any such default or failure within the applicable time periods set forth in the Loan Agreement following the receipt by the Company of written notice of such default or failure from the Issuer and a demand by the Issuer on the Company to cure the same.  Any such redemption shall be made upon notice or waiver of notice to the Bondholders as provided in this Indenture, at the Redemption Price of one hundred percent (100%) of the unpaid principal amount of the Bonds, together with interest accrued thereon to the date of redemption.

(f)           Mandatory Taxability Redemption.  Upon the occurrence of a Determination of Taxability, the Bonds shall be redeemed prior to maturity on any date within one hundred twenty (120) days following such Determination of Taxability, at a Redemption Price equal to one hundred percent (100%) of the principal amount thereof, together with accrued interest at the annual rate of thirteen percent (13%) from the occurrence of the Event of Taxability to the date of redemption.  The Bonds shall be redeemed in whole unless redemption of a portion of the Bonds Outstanding would have the result that interest payable on the Bonds remaining Outstanding after such redemption would not be includable in the gross income of any Holder of a Bond (other than a Holder who is a “substantial user” of the Facility or a “related person”, within the meaning of the Code).  In such event, the Bonds shall be redeemed in such amount as is deemed necessary in the opinion of Nationally Recognized Bond Counsel to accomplish that result.

(g)           Purchase in Lieu of Optional Redemption.  In lieu of calling Bonds for optional redemption, Bonds shall be subject to mandatory tender for purchase at the direction of the Issuer, upon the direction of the Company, in whole or in part (and, if in part, in such manner as determined by the Company) on any date, at a Purchase Price equal to the applicable Redemption Price for any optional redemption of such Bonds as provided above, plus accrued interest to the purchase date.  Purchases in lieu of an optional redemption shall be permitted, with the consent of the Issuer, upon the delivery to the Issuer and the Trustee of (i) an opinion of Nationally Recognized Bond Counsel addressed to the Issuer and the Trustee substantially to the effect that (A) such purchases in lieu of optional redemption comply with the provisions of the Indenture and (B) neither such purchases in lieu of an optional redemption nor any transaction directly related thereto will adversely affect the exclusion from gross income of interest on the Bonds for purposes of federal income taxation, and (ii) such other opinions, certificates or documentation as the Issuer may require.

Redemption Procedures.  If any of the Bonds are to be called for redemption, the Indenture requires a copy of the redemption notice to be mailed at least thirty (30) days prior to such redemption date to the registered owner of each Bond to be redeemed at the address shown on the registration books.  All Bonds so called for redemption will cease to bear interest after the date fixed for redemption if funds for their redemption are on deposit at the place of payment at that time.  If notice of redemption shall have been given as aforesaid, the Bonds called for redemption shall become due and payable on the redemption date, provided, however, that with respect to any optional redemption of the Bonds as provided in this bond, such notice shall state that such redemption shall be conditional upon the receipt by the Trustee on or prior to the date fixed for such redemption of moneys sufficient to pay the principal of, redemption premium, if any, and interest on such Bonds to be redeemed, and that if such moneys shall not have been so received said notice shall be of no force and effect and the Issuer shall not be required to redeem such Bonds.  In the event that such notice of optional redemption contains such a condition and such moneys are not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice, in the manner in which the notice of redemption was given, that such moneys were not so received.  If a notice of optional redemption shall be unconditional, or if the conditions of a conditional notice of optional redemption shall have been satisfied, then upon presentation and surrender of Bonds so called for redemption at the place or places of payment, such Bonds shall be redeemed.

Remarketing Agent; Tender Agent.  The initial Remarketing Agent under the Indenture is Roosevelt & Cross Incorporated, New York, New York.  The initial Tender Agent under the Indenture is The Bank of New York Mellon, New York, New York.  The Remarketing Agent and the Tender Agent may be changed at any time in accordance with the Indenture.

Amendment of Indenture.  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holders of the Bonds at any time by the Issuer with the consent of the holders of not less than a majority in aggregate principal amount of the Bonds at the time Outstanding thereunder.  Any such consent shall be conclusive and binding upon each such holder and upon all future holders of each Bond and of any such Bond issued upon the transfer thereof, whether or not notation of such consent is made thereon.

Denominations.  The Bonds are issuable in the form of fully registered bonds in the denomination of $100,000 or any integral multiple of $5,000 in excess thereof.

Exchange of Bonds.  The holder of this bond may surrender the same, at the designated corporate trust office of the Trustee, in exchange for an equal aggregate principal amount of Bonds of any of the Authorized Denominations of the same maturity and maturities and interest rate as this bond or the Bonds so surrendered, subject to the conditions and upon payment of the charges provided in the Indenture.  However, the Trustee will not be required to (i) transfer or exchange any Bonds during the period between a Record Date and the following Interest Payment Date or during the period of fifteen (15) days next preceding any day for the selection of Bonds to be redeemed, (ii) transfer or exchange any Bonds selected, called or being called for redemption in whole or in part, or (iii) register any transfer of or exchange any Bond which is subject to mandatory purchase.

Transfer of Bonds.  This bond is transferable, as provided in the Indenture, only upon the books of the Issuer kept for that purpose at the designated corporate trust office of the Trustee by the registered owner hereof in person, or by his duly authorized attorney-in-fact, upon surrender of this bond (together with a written instrument of transfer in the form appearing on this bond duly executed by the registered owner or his duly authorized attorney-in-fact with a guaranty of the signature thereon by a member of the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program in accordance with Securities and Exchange Commission Rule 17Ad-15, and thereupon a new fully registered Bond in the same aggregate principal amount and maturity and interest rate shall be issued to the transferee in exchange therefor as provided in the Indenture and upon payment of the charges therein prescribed.  The Issuer, the Bond Registrar, the Trustee and any Paying Agent may deem and treat the Person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of, or on account of, the principal or Redemption Price hereof, the Sinking Fund Installments therefor, and interest due hereon and for all other purposes whatsoever, and all payments made to any such registered owner or upon his order shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid, and neither the Issuer, the Company, the Bond Registrar, the Trustee, the Tender Agent, the Remarketing Agent nor any Paying Agent shall be affected by any notice to the contrary.

In all cases in which the privilege of transferring or exchanging Bonds is exercised, the Issuer or the Trustee may make a charge sufficient to reimburse it for any expenses and any tax, fee or other governmental charge required to be paid in connection therewith; any such expenses shall be paid by the Company but any such tax, fee or other governmental charge shall be paid by the Holder requesting such transfer or exchange.

Book Entry System.  The Bonds are being issued by means of a book entry system with no physical distribution of bond certificates to be made except as provided in the Indenture.  One Bond certificate with respect to each date on which the Bonds are stated to mature, registered in the nominee name of the Securities Depository, is being issued and required to be deposited with the Securities Depository and immobilized in its custody or in the custody of its agent.  The book entry system will evidence positions held in the Bonds by the Securities Depository’s Participants, beneficial ownership of the Bonds in Authorized Denominations being evidenced in the records of such Participants.  Transfers of ownership shall be effected on the records of the Securities Depository and its Participants pursuant to rules and procedures established by the Securities Depository and its Participants.  The Issuer and the Trustee will recognize the Securities Depository nominee, while the registered owner of this bond, as the owner of this bond for all purposes, including (i) payments of principal of, Sinking Fund Installments for, if any, Purchase Price, redemption premium, if any, and interest on, this bond, (ii) notices, and (iii) voting.  Transfer of principal, Sinking Fund Installments, Purchase Price, interest and any redemption premium payments to Participants of the Securities Depository, and transfer of principal, Sinking Fund Installments, Purchase Price, interest and any redemption premium payments to Beneficial Owners of the Bonds by Participants of the Securities Depository will be the responsibility of such Participants and other nominees of such Beneficial Owners.  The Issuer and the Trustee will not be responsible or liable for such transfers of payments or for maintaining, supervising or reviewing the records maintained by the Securities Depository, the Securities Depository nominee, its Participants or persons acting through such Participants.  While the Securities Depository nominee is the owner of this bond, notwithstanding the provision hereinabove contained, payments of principal of, Sinking Fund Installments, if any, Purchase Price, redemption premium, if any, and interest on this bond shall be made in accordance with existing arrangements among the Issuer, the Trustee and the Securities Depository.

Acceleration of Bonds.  In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Bonds and Additional Bonds issued under the Indenture and then Outstanding may be declared and may become due and payable before the stated maturities thereof, together with accrued interest thereon.

Limitation on Bondholder Enforcement Rights.  The holder of this bond shall have no right to enforce the provisions of the Indenture, to institute action to enforce the provisions and covenants thereof or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture.

Special Obligation of the Issuer.  This bond and the issue of which it forms a part are special limited revenue obligations of the Issuer, payable by the Issuer solely out of the loan payments, revenues or other receipts, funds or moneys of the Issuer pledged under the Indenture and from any amounts otherwise available under the Indenture for the payment of the Bonds.

Estoppel Clause.  It is hereby certified, recited and declared that all conditions, acts and things required by law and the Indenture to exist, to have happened and to have been performed precedent to and in the issuance of this bond, exist, have happened and have been performed, and that the issuance of this bond and the issue of which it forms a part are within every debt and other limit prescribed by the laws of the State of New York.

No Personal Liability.  Neither the members, directors, officers or agents of the Issuer nor any person executing this bond shall be liable personally or be subject to any personal liability or accountability by reason of the issuance hereof.

Authentication by Trustee.  This bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, the New York City Capital Resource Corporation has caused this bond to be executed in its name by the manual or facsimile signature of its Chairman, Vice Chairman, Executive Director, Deputy Executive Director, General Counsel or Vice President for Legal Affairs and its official seal or a facsimile thereof to be hereunto impressed or imprinted hereon and attested by the manual or facsimile signature of its Secretary, Assistant Secretary, Executive Director, Deputy Executive Director, General Counsel or Vice President for Legal Affairs, all as of the Bond Date indicated above.

NEW YORK CITY CAPITAL RESOURCE CORPORATION

By:
Executive Director

(SEAL)

ATTEST:

______________________
Assistant Secretary

(FORM OF CERTIFICATE OF AUTHENTICATION)

CERTIFICATE OF AUTHENTICATION

This bond is one of the Bonds of the issue described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

Date of Authentication:  _______________________

(FORM OF ASSIGNMENT)

ASSIGNMENT

FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto

(Please print or typewrite name, address and taxpayer identification number of transferee)

the within bond and does hereby irrevocably constitute and appoint _____________________ Attorney to transfer such bond on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:  _____________________

____________________________________
NOTICE:  The signature to this assignment must correspond with the name as it appears on the face of the within bond in every particular, without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED
MEDALLION GUARANTEED

__________________________________
Authorized Signature

(Signature Guarantee Program Name)

[Signature Guarantee by (must be by a member of the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Signature Program in accordance with Securities and Exchange Commission Rule 17Ad-15)]

[END OF FORM OF INITIAL BOND]

EXHIBIT D

Form of Requisition from the Construction Account of the Project Fund

REQUISITION NO.

TO:	The Bank of New York Mellon,
as Trustee

FROM:	Albee Retail Development LLC

Ladies and Gentlemen:

You are requested to draw from the Construction Account of the Project Fund, established by Section 5.01 of the Indenture of Trust, dated as of July 1, 2010 (the “Indenture”), between the New York City Capital Resource Corporation (the “Issuer”) and yourself, a check or checks in the amounts, payable to the order of those persons and for the purpose of paying those costs set forth on Schedule A attached hereto.  All capitalized terms used in this Requisition not otherwise defined herein shall have the meanings given such terms by the Indenture or by the Loan Agreement referred to in the Indenture.

I hereby certify that

(i)           I am an Authorized Representative of Albee Retail Development LLC (the “Company”);

(ii)          the number of this Requisition is ____;

(iii)         the items of cost set forth on Schedule A attached hereto are correct and proper under Section 5.02 of the Indenture and under Section 3.2 of the Loan Agreement and each such item has been properly paid or incurred as an item of Project Cost;

(iv)         none of the items for which this Requisition is made has formed the basis for any disbursement heretofore made from the Project Fund;

(v)          the payees and amounts stated in Schedule A attached hereto are true and correct and each item of cost so stated is due and owing;

(vi)         each such item stated in Schedule A attached hereto is a proper charge against the Project Fund;

(vii)        each such item in Schedule A attached hereto represents the value of  work actually furnished, or labor or services actually rendered and no item relates to materials, that are not incorporated into the improvement or deposits toward same;

(viii)       each item of cost set forth in Schedule A attached hereto is consistent in all material respects with the Tax Regulatory Agreement;

(ix)          if the payment herein requested is a reimbursement to the Company for costs or expenses of the Company incurred by reason of work performed or supervised by officers or employees of the Company or any Affiliate, such officers or employees were specifically employed for such purpose and the amount to be paid does not exceed the actual cost thereof to the Company and such costs or expenses will be treated by the Company on its books as a capital expenditure in conformity with generally accepted accounting principles applied on a consistent basis;

(x)           no portion of the proceeds of the Bonds will be applied to reimburse the Company for Project Costs paid more than sixty (60) days prior to February 9, 2010, the date the Issuer adopted its authorizing resolution for the Project, except for amounts which do not exceed twenty percent (20%) of the Project Costs financed with the proceeds of the Bonds which were applied to finance certain preliminary expenses with respect to the Project.  Preliminary expenses, for purposes of this exception, include architectural, engineering, surveying, soil testing and similar costs incurred prior to the commencement of construction or rehabilitation of the Project, but do not include land acquisition, site preparation and similar costs incident to the commencement of construction or rehabilitation of the Project.  No portion of the proceeds of the Bonds will be applied to reimburse the Company for a cost (other than preliminary expenditures) paid more than eighteen (18) months prior to the date of this requisition or the date the Facility to which the cost relates was placed in service, whichever is later.  In no event shall the proceeds of the Bonds be applied to reimburse the Company for a Project Cost paid more than three (3) years prior to the date of issuance of the Bonds, unless such cost is attributable to a preliminary expenditure, as described above;

(xi)           no Determination of Taxability has occurred, and no Event of Default exists and is continuing under the Indenture or the Loan Agreement or any other Security Document nor any condition, event or act which, with notice or lapse of time or both, would constitute such an Event of Default;

(xii)           I have no knowledge of any vendor’s lien, mechanic’s lien or security interest which should be satisfied or discharged before the payment herein requested is made or which will not be discharged by such payment or, to the extent that any such costs shall be the subject of a bona fide dispute, for which such costs have not been appropriately bonded or for which a surety or security has not been posted which is at least equal to the amount of such costs;

(xiii)           each item which payment under this requisition is to be made when added to all other payments previously made from the Project Fund, will not result in less than 95% of the proceeds of the Bonds (exclusive of costs of issuance of the Bonds or any reasonably required reserve) (including any earnings thereon) being used for the acquisition, construction, reconstruction or improvement of land or property that is subject to the allowance for depreciation provided in section 167 of the Code;

(xiv)           such item of cost for which payment is herein requested is chargeable to the capital account of the Facility for Federal income tax purposes, or would be so chargeable either with an election by the Company or but for the election of the Company to deduct the amount of such item;

(xv)           none of the items being requisitioned constitute “profit” to any Entity affiliated with, or related to, the Company; and

(xvi)           the representations and warranties made by the Company in the Security Documents are correct on and as of the date of such disbursement as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

Attached to this Requisition is a schedule of or a copy of bills, invoices or other documents evidencing and supporting this Requisition.

Dated:  _________________

ALBEE RETAIL DEVELOPMENT LLC

By:
Authorized Representative

SCHEDULE A TO REQUISITION NO.  ___

Amount	Payee (with address)	Purpose

Receipt is hereby acknowledged of a payment in the amount of $___________ in connection with the submission of the attached Requisition.

ALBEE RETAIL DEVELOPMENT LLC

By:

Date:  _______________

i

(continued)
Page

ii

(continued)

iii

(continued)
Page

ARTICLE X

DISCHARGE OF INDENTURE; DEFEASANCE

Section 10.01.	Defeasance	88
Section 10.02.	Defeasance Opinion and Verification	89
Section 10.03.	No Limitation of Rights of Holders	89

ARTICLE XI

AMENDMENTS OF INDENTURE

Section 11.01.	Limitation on Modifications	90
Section 11.02.	Supplemental Indentures Without Bondholders’ Consent	90
Section 11.03.	Supplemental Indentures With Bondholders’ Consent	91
Section 11.04.	Supplemental Indenture Part of this Indenture	92

ARTICLE XII

AMENDMENTS OF RELATED SECURITY DOCUMENTS

Section 12.01.	Rights of Company	94
Section 12.02.	Amendments of Related Security Documents Not Requiring Consent of Bondholders	94
Section 12.03.	Amendments of Related Security Documents Requiring Consent of Bondholders	94

ARTICLE XIII

MISCELLANEOUS

Section 13.01.	Evidence of Signature of Bondholders and Ownership of Bonds	96
Section 13.02.	Notices	96
Section 13.03.	Parties Interested Herein	98
Section 13.04.	Partial Invalidity	98
Section 13.05.	Effective Date; Counterparts	98
Section 13.06.	Laws Governing Indenture	98
Section 13.07.	No Pecuniary Liability of Agency or Members; No Debt of the State or the City	98
Section 13.08.	Priority of Indenture Over Liens	99

iv

(continued)
Page

EXHIBITS

Exhibit A — Description of Land
Exhibit B — Description of Facility Personalty
Exhibit C — Form of Initial Bond
Exhibit D — Form of Requisition from the Project Fund

v

MORTGAGE AND SECURITY AGREEMENT AND
ASSIGNMENT OF LEASES AND RENTS
(ACQUISITION LOAN)

From

ALBEE RETAIL DEVELOPMENT LLC,
a Delaware limited liability company having its principal office at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605,

To

THE BANK OF NEW YORK MELLON,
a New York banking corporation having a corporate trust office at 101 Barclay Street, Floor 7W, New York, New York 10286,
as Trustee and Mortgagee,
Dated as of July 1, 2010

$20,000,000
New York City Capital Resource Corporation
Recovery Zone Facility Revenue Bonds
(Albee Retail Development LLC Project), Series 2010

Affecting that property described in the appendices to this
Mortgage and Security Agreement and Assignment of Leases and
Rents (Acquisition Loan), in the County of Kings, City of New
York, State of New York

____________________________________________________________________

Record and Return to:
Hawkins Delafield & Wood LLP
1 Chase Manhattan Plaza
New York, New York  10005
Attention:  Arthur M. Cohen, Esq.

i

ii

Section 8.9.	Authorization	45
Section 8.10.	Amendments and Modifications	45
Section 8.11.	Applicable Law	45
Section 8.12.	Date of Mortgage for Reference Purposes Only	45
Section 8.13.	Incorporation of Certain Indenture Provisions	45
Section 8.14.	Entire Agreement; Counterparts	45
Section 8.15.	Severability	45
Section 8.16.	Waiver of Jury Trial	46
Section 8.17.	Property Not Covered	46
Section 8.18.	Assignment of Mortgage Upon Refinancing of the Bonds	46

EXHIBITS

EXHIBIT A — Description of Land

iii

MORTGAGE AND SECURITY AGREEMENT AND
ASSIGNMENT OF LEASES AND RENTS (ACQUISITION LOAN)

This MORTGAGE AND SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS (ACQUISITION LOAN) made and entered into as of the date set forth on the cover page hereof (this “Mortgage”) from ALBEE RETAIL DEVELOPMENT LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Debtor”), as mortgagor, having its principal office at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, to THE BANK OF NEW YORK MELLON, a New York banking corporation together with any successor trustee (the “Trustee” or the “Mortgagee”) at the time serving as such under the Indenture referred to below, as mortgagee, having a corporate trust office at 101 Barclay Street, Floor 7W, New York, New York 10286 (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture, in the Loan Agreement or in the Pledge and Security Agreement, each as referred to below):

W I T N E S S E T H :

WHEREAS, the Debtor has entered into negotiations with the New York City Capital Resource Corporation, a local development corporation created pursuant to Section 1411(a) of the Not-for-Profit Corporation Law of the State of New York, as amended (the “Issuer”), for the construction, renovation, equipping and furnishing of an approximately 50,000 square foot facility (the “Facility”) to be leased to retail commercial tenants, generally known by the street address of 1 DeKalb Avenue, Brooklyn, New York, and as further described in Exhibit A attached hereto — “DESCRIPTION OF THE LAND”; and

WHEREAS, the site of the Facility, including the improvements to be constructed thereon, will be subject to the Ground Lease; and

WHEREAS, pursuant to the Loan Agreement, the Issuer has made a Loan of the proceeds of the Bonds, in the original principal amount of the Bonds, to the Debtor, and the Debtor has executed the Promissory Note in favor of the Issuer and the Mortgagee to evidence the Debtor’s obligation under the Loan Agreement to repay the Loan; and

WHEREAS, the Debtor intends to enter into various Facility Leases with Facility Tenants at the Facility; and

WHEREAS, pursuant to the Bond Resolution and the Indenture, the Issuer has authorized the issuance of its Bonds to provide funds for a portion of the costs of the Project, and to provide funds to pay a portion of the costs and expenses of the issuance of the Bonds; and

WHEREAS, concurrently with the execution hereof, (i) in order to further secure the Bonds, the Debtor and Acadia Strategic Opportunity Fund II LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Parent”, and, together with the Debtor, the “Guarantors”) will guarantee the payment of the principal of, Purchase Price, Sinking Fund Installments for, redemption premium, if any, and interest on the Bonds, and the payments, obligations, covenants and agreements of the Debtor under the Loan Agreement and under the Promissory Note, pursuant to the Bond Guaranty Agreement, (ii) the completion of the Project will be guaranteed by the Guarantors pursuant to the Project Completion Guaranty Agreement in favor of the Trustee, and (iii) the Debtor will grant a first lien in Facility Revenues and the remainder of the Pledged Collateral pursuant to the Pledge and Security Agreement in favor of the Trustee; and

WHEREAS, in order to induce the Issuer to issue the Bonds, and the initial owners to purchase the Bonds, the Debtor is entering into this Mortgage, the Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan) and the Mortgage and Security Agreement and Assignment of Leases and Rents (Indirect Loan);

NOW, THEREFORE, in consideration of the premises and of the purchase and acceptance of the Bonds by the initial owners thereof, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to secure

(i)           the payment of the Secured Principal Amount of the Bonds and the indebtedness represented thereby, the Purchase Price, if applicable, and the redemption premium, if any, and interest on the Bonds according to their tenor and effect and the performance and observance by the Issuer of all the covenants expressed or implied in the Bonds, and

(ii)           the payment, performance and observance of all obligations of the Debtor and the Parent under the Security Documents including this Mortgage, and whether now arising or hereafter arising, direct or indirect, absolute or contingent, joint or several, due or to become due, liquidated or unliquidated, secured or unsecured, original, renewed or extended, whether arising directly or acquired from others (all such indebtedness and obligations described in clauses (i) and (ii) above being collectively referred to herein as the “Obligations”), provided, however, that the maximum principal amount secured hereby shall not exceed the Secured Principal Amount, the Debtor does hereby grant, bargain, sell, convey, transfer, mortgage, grant a security interest in, pledge and assign to the Trustee, as Mortgagee, and its assigns forever, the following (the “Mortgaged Property”):

GRANTING CLAUSES

I

The Ground Lease, including all rights, guarantees, amendments, supplements, modifications, renewals, substitutions and extensions relating to the Ground Lease and any right of continued possession of the Facility as might result by reason of a rejection of the Ground Lease thereunder, and all other right, title and interest of the Debtor in and the Facility together with the tenements, hereditaments, servitudes, appurtenances, estate, rights, privileges, liberties, appurtenances, licenses, royalties, mineral, oil and gas rights, water, water rights, reversions, remainders and immunities thereunto  in which the Debtor shall have an interest, including all the right, title and interest of the Debtor in and to all streets, ways, alleys, roads, waters, water courses, water rights, waterways, passages, sewer rights and public places adjoining the Facility and all easements and rights-of-way, public or private, and gores of land, now or hereafter used in connection therewith, together with all land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining the Facility to the center line thereof, now or hereafter used in connection with the Facility.

2

II

Any right of continued possession and occupancy, by agreement or otherwise, in and to the Facility, including all right, title and interest in any such agreement.

III

Any and all rights under Section 365(h) of the Federal Bankruptcy Code, or any similar rights under any other law, including but not limited to any right to use or possession of the Facility.

IV

All trade fixtures, equipment, machinery, apparatus, appliances, fittings, chattels and articles of personal property of every kind and nature, and all building equipment, materials and supplies of any nature whatsoever, now or hereafter attached to, or used or usable in connection with any present or future operation or occupancy of the Facility and in which the Debtor has or shall have an interest and all renewals and replacements thereof and additions and accessions thereto, including without limitation all partitions, elevators, lifts, steam and hot water boilers, heating and air conditioning equipment, lighting and power plants, engines, motors, compressors, ducts, coal, oil and gas burning apparatus, pipes, pumps, plumbing, radiators, sinks, bath tubs, water closets, refrigerators, gas and electrical fixtures, communications apparatus, stoves, ranges, shades, screens, awnings, vacuum cleaning system, and sprinkler system or other fire prevention or extinguishing apparatus and materials, all of which shall be deemed to be, remain and form a part of the Mortgaged Property and are covered by the Lien of this Mortgage; excluding, however, from the Lien of this Mortgage, the Company’s Property (as defined in Section 3.4(c) of the Loan Agreement), any property released from the Facility pursuant to Section 3.5 of the Loan Agreement, and any personal property owned by any Facility Tenant.

V

All right, title and interest of the Debtor in all Construction Contracts, payment bonds, performance bonds, surety bonds, Warranties, guarantees, maintenance, repair or replacement agreements and other contractual obligations of any contractor, subcontractor, surety, guarantor, manufacturer, dealer, laborer, supplier or materialman made with respect to the Facility or any part thereof.

VI

All the right, in the name and on behalf of the Debtor, to appear in and defend any action or proceeding brought with respect to the Facility and to commence any action or proceeding to protect the interest of the Mortgagee in the Facility.

3

VII

Any and all air rights, development rights, zoning rights or other similar rights or interests which benefit or are appurtenant to the Facility and any proceeds arising therefrom.

VIII

All agreements (other than any Security Document) and/or contracts now or hereafter entered into by the Debtor for the Project Work or any part thereof, and all permits, licenses, bonds, plans and specifications relative to the Project.

IX

All insurance proceeds, awards, payments and other compensation payments, including interest thereon, and the right to receive the same, which are heretofore or hereafter made with respect to the Facility as a result of or in lieu of any taking by eminent domain (including any transfer made in lieu of the exercise of said right), the alteration of the grade of any street, or any other damage or injury to or decrease in the value of the Facility or the occurrence of any Loss Event (as defined in, and subject to, Section 5.1 of the Loan Agreement), to the extent of all amounts which may be secured by this Mortgage at the date of receipt of any such award or payment by the Mortgagee, and of the reasonable attorneys’ fees, costs and disbursements incurred by the Mortgagee in connection with the collection of such award or payment, subject to the terms of the Indenture, the Loan Agreement and the Ground Lease, as to the application of all such amounts so received.

X

All right, title and interest of the Debtor in and to (a) any and all present and future leases of space in any Improvements; (b) the Facility Leases; (c) any and all present and future subleases of space in any Improvements; (d) all rents, issues and profits payable under any such leases and subleases including all Facility Revenues; and (e) any contracts for the sale of all or any portion of the Facility or any Improvements or portions thereof, on or to be erected upon the Facility (“sale contracts”).  Nothing in this paragraph is intended to constitute the consent of the Mortgagee to any such leases, subleases or sale contracts, other than as expressly provided herein or in the Loan Agreement.

XI

All right, title and interest of the Debtor in all proceeds of any unearned premiums on any property insurance policies concerning the Facility, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof, for damages to any portion of the Facility, subject, however, to the terms of the Indenture, the Loan Agreement and the Ground Lease.

XII

All right, title and interest of the Debtor in all Funds, Accounts and Subaccounts established under the Indenture.

XIII

All the right, in the name and on behalf of the Debtor, to appear in and defend any action or proceeding brought with respect to any of the Mortgaged Property and to commence any action or proceeding to protect the interest of the Mortgagee in the Mortgaged Property.

4

XIV

Any and all further estate, right, title, interest, property, claim and demand whatsoever of the Debtor in and to any of the above.

XV

All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims.

XVI

Any and all other property of every kind and nature from time to time which was heretofore or hereafter is by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred, as and for additional security hereunder, by the Debtor or by any other Person with or without the consent of the Debtor, to the Mortgagee which is hereby authorized to receive any and all such property at any time and at all times to hold and apply the same subject to the terms hereof.

TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby conveyed and assigned or agreed or intended so to be, to the Mortgagee and its successors and to them and their assigns forever;

THIS MORTGAGE secures the payment, performance and observance of the Obligations and shall continue in full force and effect until the Obligations shall be paid and satisfied in full or otherwise provided for in accordance with their respective terms.

Notwithstanding anything contained herein to the contrary, the maximum amount of Obligations secured by this Mortgage at execution or which under any contingency may become secured hereby at any time hereafter is the Secured Principal Amount plus interest thereon, plus all amounts expended by the Mortgagee after default by the Debtor which constitute payment of (i) taxes, charges or assessments which may be imposed by law upon the Mortgaged Property; (ii) premiums on insurance policies covering the Mortgaged Property; (iii) expenses incurred in protecting or upholding the lien of this Mortgage, including, but not limited to the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage; (iv) expenses incurred in protecting the collateral encumbered by this Mortgage; or (v) any amount, cost or charge to which the Mortgagee becomes subrogated upon payment, whether under recognized principles of law or equity, or under express statutory authority.

DEBTOR represents, warrants, covenants and agrees with the Mortgagee as set forth below:

5

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1.         Certain Definitions.  The following terms shall have the respective meanings in this Mortgage, except as the context otherwise requires:

An Affiliate of a Person shall mean a Person that directly or indirectly through one or more intermediaries Controls, or is under common Control with, or is Controlled by, such Person.

Authorized Representative shall mean:

(i)           in the case of the Issuer, the Chairperson, Vice Chairperson, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, Executive Director, Deputy Executive Director, General Counsel or Vice President for Legal Affairs, or any other officer or employee of the Issuer who is authorized to perform specific acts or to discharge specific duties; and

(ii)           in the case of the Debtor, a person named in Exhibit B — “Authorized Representative”, to the Loan Agreement, or any other officer or employee of the Debtor who is authorized to perform specific duties under the Loan Agreement or under any other Project Document and of whom another Authorized Representative of the Debtor has given written notice to the Issuer and the Mortgagee;

provided, however, that in each case for which a certification or other statement of fact or condition is required to be submitted by an Authorized Representative to any Person pursuant to the terms of the Loan Agreement or any other Project Document, such certificate or statement shall be executed only by an Authorized Representative in a position to know or to obtain knowledge of the facts or conditions that are the subject of such certificate or statement.

Bond Guaranty Agreement shall mean the Bond Guaranty Agreement, dated as of even date herewith, from the Guarantors to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Bond Resolution shall mean the resolution of the Issuer adopted on February 9, 2010, as amended on April 13, 2010, authorizing the Project and the issuance of the Bonds.

Bonds shall mean the Issuer’s $20,000,000 Recovery Zone Facility Revenue Bonds (Albee Retail Development LLC Project), Series 2010, authorized, issued, executed, authenticated and delivered under the Indenture.

Building Loan Agreement shall mean the Building Loan Agreement, dated as of even date herewith, among the Issuer, the Debtor and the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

6

Business Day shall have the meaning assigned to that term in the Indenture.

City shall mean The City of New York, New York.

Closing Date shall mean July 1, 2010, the date of the initial issuance and delivery of the Bonds.

Commencement Date shall have the meaning assigned to that term in the Loan Agreement.

Company’s Property shall have the meaning specified in Section 3.4(c) of the Loan Agreement.

Debtor shall mean Albee Retail Development LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns; provided, however, that nothing contained in this definition shall be deemed to limit or modify the obligations of the Debtor under Section 7.8 or 7.9 of the Loan Agreement.

Entity shall mean any of a corporation, general partnership, limited liability company, limited liability partnership, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm, joint venture, governmental authority or governmental instrumentality, but shall not include an individual.

Facility shall mean, collectively, the Land and the Improvements.

Facility Address shall mean 1 DeKalb Avenue, Brooklyn, New York.

Facility Leases shall mean, collectively, all leases or other occupancy or use agreements, other than the Ground Lease, entered into with any Person for the use, possession or occupancy of the Facility or any portion thereof.

Facility Revenues shall mean all revenues, income, fees, receipts, charges, income and other money received in any period by or on behalf of the Debtor, derived from the leasing or operation of the Facility, including proceeds derived from insurance (including environmental insurance) and/or condemnation proceeds with respect to the Facility and Business Interruption Insurance and Extra Expense Insurance, in each case whether existing as of the Closing Date or hereafter coming into existence.

Facility Tenants shall mean all Persons as shall use, possess or occupy all or any portion of the Facility pursuant to a Facility Lease.

GAAP shall mean those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the Commencement Date, so as to properly reflect the financial position of the Company, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the said Board) in order to continue as a generally accepted accounting principle or practice may be so changed.

7

Governing Body shall mean, when used with respect to any Person, its board of directors, board of trustees or individual or group of individuals by, or under the authority of which, the powers of such Person are exercised.

Ground Lease shall mean that certain Severance Lease (Site 1A), dated June 30, 2010, between the City, as landlord, and Albee Development, LLC, a Delaware limited liability company (“Albee Development”), as assigned on July 1, 2010 by Albee Development to, and assumed by, the Debtor, as tenant, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and herewith.

Guarantors shall mean, collectively, the Debtor and the Parent, and their respective successors and assigns.

Holders shall have the meaning assigned to that term in the Indenture.

Improvements shall mean:

(i)           all buildings, structures, foundations, related facilities, fixtures and other improvements existing on the Commencement Date and erected or situated on the Land;

(ii)         any other buildings, structures, foundations, related facilities, fixtures and other improvements constructed or erected on the Land throughout the term of the Loan Agreement (including any improvements or demolitions made as part of the Project Work pursuant to Section 3.2 of the Loan Agreement); and

(iii)        all replacements, improvements, additions, extensions, substitutions, restorations and repairs to any of the foregoing.

Indenture shall mean the Indenture of Trust, dated as of even date herewith, between the Issuer and the Trustee, as from time to time amended or supplemented by Supplemental Indentures in accordance with Article XI of the Indenture.

Independent Engineer shall mean a Person (not an employee of any of the Issuer, the Debtor, the Parent or any Affiliate of any thereof) registered and qualified to practice engineering or architecture under the laws of the State, selected by the Debtor, and approved in writing by the Trustee (which approval shall not be unreasonably withheld and shall be at the written direction of the Majority Holders).

Issuer shall mean New York City Capital Resource Corporation, a local development corporation created pursuant to the Not-for-Profit Corporation Law of the State at the direction of the Mayor of the City, and its successors and assigns.

Land shall mean that certain lot, piece or parcel of land in the Borough of Brooklyn (County of Kings), Block 149 and Lot 103, generally known by the street address 1 DeKalb Avenue, Brooklyn, New York, all as more particularly described in Exhibit A - “Description of the Land”, together with all easements, rights and interests now or hereafter appurtenant or beneficial thereto; but excluding, however, any real property or interest therein released pursuant to Section 7.9(c) of the Loan Agreement.

8

Legal Requirements shall mean the Constitutions of the United States and the State of New York and all laws, statutes, codes, acts, ordinances, resolutions, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, certificates of occupancy, directions and requirements (including zoning, land use, planning, environmental protection, air, water and land pollution, toxic wastes, hazardous wastes, solid wastes, wetlands, health, safety, equal opportunity, minimum wages, and employment practices) of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, including those of the City, foreseen or unforeseen, ordinary or extraordinary, that are applicable now or may be applicable at any time hereafter to (i) the Debtor or any Facility Tenant, (ii) the Facility or any part thereof, or (iii) any use or condition of the Facility or any part thereof.

Loan Agreement shall mean the Loan Agreement, dated as of even date herewith, between the Issuer and the Debtor, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Majority Holders shall have the meaning assigned to that term in the Indenture.

Mortgage shall mean this Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan) from the Debtor to the Mortgagee, and includes any and all amendments hereof and supplements hereto made in accordance herewith and with the Indenture.

Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan) shall mean the Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan), dated as of even date herewith, from the Debtor to the Mortgagee, and includes any and all amendments thereof and supplements thereto hereafter made in accordance therewith and with the Indenture.

Mortgage and Security Agreement and Assignment of Leases and Rents (Indirect Loan) shall mean the Mortgage and Security Agreement and Assignment of Leases and Rents (Indirect Loan), dated as of even date herewith, from the Debtor to the Mortgagee, and includes any and all amendments thereof and supplements thereto hereafter made in accordance therewith and with the Indenture.

Net Proceeds shall mean, when used with respect to any insurance proceeds or condemnation award, compensation or damages, the gross amount of any such proceeds, award, compensation or damages less all expenses (including reasonable attorneys’ fees and any extraordinary expenses of the Issuer or the Trustee) incurred in the collection thereof.

Opinion of Counsel shall mean a written opinion of counsel for the Debtor, the Parent or any other Person (which counsel shall be reasonably acceptable to the Issuer and the Trustee) with respect to such matters as required under any Project Document or as the Issuer or the Trustee may otherwise reasonably require, and which shall be in form and substance reasonably acceptable to the Issuer and the Trustee.

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Organizational Documents shall mean, (i) in the case of an Entity constituting a limited liability company, the articles of organization or certificate of formation, and the operating agreement of such Entity, (ii) in the case of an Entity constituting a corporation, the articles of incorporation or certificate of incorporation, and the by-laws of such Entity, and (iii) in the case of an Entity constituting a general or limited partnership, the partnership agreement of such Entity.

Outstanding shall have the meaning assigned to that term in the Indenture.

Parent shall mean Acadia Strategic Opportunity Fund II LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns; provided, however, that nothing contained in this definition shall be deemed to limit or modify the obligations of the Parent under Section 3.6 of the Bond Guaranty Agreement or Section 3.4 of the Issuer Indemnification Agreement.

Permitted Encumbrances shall have the meaning assigned to that term in the Indenture.

Person shall mean an individual or any Entity.

Pledge and Security Agreement shall mean the Pledge and Security Agreement, dated as of even date herewith, from the Debtor to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Project shall mean the construction, renovation, equipping and furnishing of an approximately 50,000 square foot facility to be leased to retail commercial tenants.

Project Completion Guaranty Agreement shall mean the Project Completion Guaranty Agreement, dated as of even date herewith, from the Guarantors to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Project Documents shall mean, collectively, the Ground Lease, the Issuer Indemnification Agreement, the Remarketing Agreement, the Bond Placement Agreement, the Facility Leases and the Security Documents.

Promissory Note shall mean, with respect to the Bonds, that certain Promissory Note in substantially the form of Exhibit G to the Loan Agreement, and, with respect to any Series of Additional Bonds, that certain Promissory Note in substantially the form of any related Exhibit to an amendment to the Loan Agreement, and shall include in each case any and all amendments thereof and supplements thereto made in conformity with the Loan Agreement and the Indenture.

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Purchase Price shall mean an amount equal to the principal amount of any Bond purchased on any Purchase Date, plus accrued interest to the Purchase Date (unless the Purchase Date is an Interest Payment Date, in which case the Purchase Price shall not include accrued interest, which shall be paid in the normal course).

Secured Principal Amount shall mean $1,685,597.43.

Security Documents shall mean, collectively, the Loan Agreement, the Promissory Note, the Pledge and Security Agreement, the Indenture, the Bond Guaranty Agreement, the Project Completion Guaranty Agreement, the Tax Regulatory Agreement, the Building Loan Agreement, this Mortgage, the Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan) and the Mortgage and Security Agreement and Assignment of Leases and Rents (Indirect Loan).

State shall mean the State of New York.

Supplemental Indenture shall mean any indenture supplemental to or amendatory of the Indenture, executed and delivered by the Issuer and the Trustee in accordance with Article XI of the Indenture.

Tax Regulatory Agreement shall mean the Tax Regulatory Agreement, dated the Closing Date, from the Issuer and the Debtor to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Trustee shall mean The Bank of New York Mellon, New York, New York in its capacity as trustee under the Indenture, and its successors in such capacity and their assigns hereafter appointed in the manner provided in the Indenture.

Trust Estate shall mean all property, interest, revenues, funds, contracts, rights and other security granted to the Trustee under the Security Documents.

Section 1.2.         Construction.  In this Mortgage, unless the context otherwise requires:

(a)           The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms, as used in this Mortgage, refer to this Mortgage, and the term “hereafter” shall mean after, and the term “heretofore” shall mean before, the Closing Date.

(b)           Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

(c)           Words importing persons shall include firms, associations, partnerships (including limited partnerships and limited liability partnerships), trusts, corporations, limited liability companies and other legal entities, including public bodies, as well as natural persons.

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(d)           Any headings preceding the texts of the several Articles and Sections of this Mortgage, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Mortgage, nor shall they affect its meaning, construction or effect.

(e)           Unless the content indicates otherwise, references to designated “Exhibits,” “Articles,” “Sections,” “Subsections,” “clauses” and other subdivisions are to the designated Exhibits, Articles, Sections, Subsections, clauses and other subdivisions of or to this Mortgage.

(f)           The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(g)           The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(h)           Any definition of or reference to any agreement, instrument or other document herein shall be construed to refer to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein).

(i)           Any reference to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s successors and assigns or such Person’s successors in such capacity, as the case may be.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1.         Representations and Warranties of Debtor.  The Debtor hereby represents and warrants that:

(a)           The Debtor is a limited liability company duly organized under the laws of the State of Delaware, is validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and in good standing under the laws of the State, is not in violation of any provision of its Organizational Documents, has the requisite power and authority to own its property and assets, to carry on its business as now being conducted by it and to execute, deliver and perform this Mortgage and each other Project Document to which it is or shall be a party.

(b)           The execution, delivery and performance of this Mortgage and each other Project Document to which the Debtor is or shall be a party and the consummation of the transactions herein and therein contemplated will not (x) violate any provision of law, any order of any court or agency of government, or any of the Organizational Documents of the Debtor, or any indenture, agreement or other instrument to which the Debtor is a party or by which it or any of its property is bound or to which it or any of its property is subject, (y) be in conflict with or result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or (z) result in the imposition of any lien, charge or encumbrance of any nature whatsoever other than Permitted Encumbrances.

(c)           There is no action or proceeding pending or, to the best of the Debtor’s knowledge, after diligent inquiry, threatened by or against the Debtor by or before any court or administrative agency that would adversely affect the ability of the Debtor to perform its obligations under this Mortgage or any other Project Document to which it is or shall be a party.  Such knowledge is based upon the knowledge of Robert Masters, a Senior Vice President of the Parent, and a person employed by the Parent with actual knowledge of the Project and of the matters set forth in this paragraph.

(d)           The Debtor has obtained all authorizations, consents and approvals of governmental bodies or agencies required to be obtained by the Debtor as of the Closing Date in connection with the execution and delivery of this Mortgage and each other Project Document to which the Debtor is a party or in connection with the performance of the obligations of the Debtor hereunder and under each of the Project Documents.

(e)           This Mortgage and the other Project Documents to which the Debtor is a party (x) have been duly authorized by all necessary action on the part of the Debtor, (y) have been duly executed and delivered by the Debtor, and (z) constitute the legal, valid and binding obligations of the Debtor, enforceable against the Debtor in accordance with their respective terms, subject to limitations on enforceability resulting from bankruptcy, insolvency and principles of equity.

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(f)           The assumption by the Debtor of its obligations hereunder will result in a direct financial benefit to the Debtor.

(g)           The Debtor has power to enter into and perform this Mortgage, to create, pledge and grant the mortgage, pledge, assignment and security interest in the Mortgaged Property as provided in this Mortgage, and to own its property and assets.

(h)           The Debtor is vested with a good and marketable leasehold interest in the Facility pursuant to the Ground Lease, subject to no mortgage, lien, charge, pledge, assignment, security interest, conditional sale agreement or encumbrance of any kind whatsoever, other than Permitted Encumbrances.

(i)           The Debtor is, as of the Closing Date, and after giving effect to all instruments evidencing or securing the Obligations will be, in a solvent condition.

(j)           The execution and delivery of this Mortgage does not constitute a “fraudulent conveyance” within the meaning of Title 11 of the United States Code as so constituted or under any other applicable law.

(k)           No bankruptcy or insolvency proceedings are pending or contemplated by or, to the best knowledge of the Debtor, against, the Debtor.

(l)           The Debtor is duly authorized to mortgage and grant a security interest in the Mortgaged Property, and this Mortgage is a first lien upon the Mortgaged Property, subject only to Permitted Encumbrances.

(m)           The Ground Lease is a valid and subsisting lease of the property therein described and purported to be demised and is in full force and effect in accordance with its terms, and has not been amended or modified in any respect.

(n)           No default has occurred and is continuing under the Ground Lease and no event has occurred or is occurring which, with the passage of time or the giving of notice or both, would constitute an event of default under the Ground Lease.

(o)           Neither the Ground Lease nor the Debtor’s interest in any of the Facility Leases or Facility Revenues is subject to any Liens or encumbrances other than in favor of the Mortgagee or as set forth in the mortgagee title insurance policy insuring the Lien of this Mortgage, a copy of which has been furnished to the Mortgagee.

(p)           The Debtor is the owner of the leasehold estate created by the Ground Lease and has the right and authority under the Ground Lease to execute this Mortgage as provided herein.

(q)           No Facility Leases are in effect as of the Closing Date.

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ARTICLE III

GENERAL AGREEMENTS OF DEBTOR

Section 3.1.        Payment, Performance, Observance and Compliance.  The Debtor agrees to pay, perform, observe and comply with such of the Obligations to which it shall be subject (including this Mortgage) upon the terms and provisions required of the Debtor therein.

Section 3.2.        Acknowledgment of Amount Due.  The Debtor shall, upon request, furnish to the Mortgagee, in person within five (5) days, or, by mail within ten (10) days, a written statement duly acknowledged of the amount due under this Mortgage and whether any offsets or defenses exist against the Obligations.

Section 3.3.        Security Agreement. This Mortgage is and shall be deemed to be a security agreement under the New York State Uniform Commercial Code with respect to the Mortgaged Property, and the Mortgagee shall have all the rights of a secured party thereunder with respect to that part of the Mortgaged Property that constitutes personal property subject thereto (sometimes referred to herein as the “Secured Property”).  Upon request by the Mortgagee, the Debtor shall execute and deliver to the Mortgagee any security agreement, financing or continuation statement or other document the Mortgagee reasonably deems necessary to protect or perfect its lien on the Mortgaged Property.  If the Debtor shall default under this Mortgage, the Mortgagee, in addition to any other rights and remedies that it may have, shall have and may exercise immediately and without demand any and all rights and remedies granted to a secured party upon default under the New York State Uniform Commercial Code, including the right to take possession of the Secured Property or any part thereof or indicia thereof, and to take such other measures as the Mortgagee may deem necessary for the care, protection and preservation of the Secured Property.  Upon request or demand of the Mortgagee, the Debtor shall assemble the Secured Property and make it available to the Mortgagee at a convenient place acceptable to the Mortgagee.  The Debtor shall pay to the Mortgagee on demand all expenses, including reasonable legal expenses and attorneys’ fees and expenses, incurred or paid by the Mortgagee in protecting its interest in the Secured Property and in enforcing its rights hereunder with respect to the Secured Property.  Any notice of sale, other disposition, or other intended action by the Mortgagee with respect to the Secured Property sent to the Debtor in accordance with the provisions of this Mortgage at least seven (7) days prior to the date of any such sale, other disposition, or other intended action set forth or specified in the notice shall conclusively be deemed to be commercially reasonable within the meaning of the New York State Uniform Commercial Code unless objected to in writing by the Debtor within five (5) days after receipt by the Debtor of the notice.  The proceeds of any sale or other disposition of the Secured Property, or any part thereof, shall be applied to the payment of the Obligations as provided in Section 6.17.

Section 3.4.         Ownership; Instruments of Further Assurance.  The Mortgagee on behalf of the Debtor shall defend the interest of the Debtor to the Mortgaged Property and every part thereof and the Debtor agrees to warrant and defend such interest against the claims and demands of all Persons whomsoever.  The Debtor covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such supplements hereto and such further acts, instruments and transfers as the Mortgagee may reasonably require for the better assuring, transferring, conveying, pledging, assigning and confirming unto the Mortgagee all and singular the property herein described and subject to the lien and security interest of this Mortgage and those revenues pledged hereby and by the Indenture to the payment of the Obligations.  Any and all property hereafter acquired (other than the Company’s Property) which is of the kind or nature herein provided to be and become subject to the lien and security interest hereof shall ipso facto, and without any further conveyance, assignment or act on the part of the Debtor or the Mortgagee, become and be subject to the lien and security interest of this Mortgage as fully and completely as though specifically described herein, but nothing in this sentence contained shall be deemed to modify or change the obligations of the Debtor heretofore made by this Section 3.4.

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Section 3.5.        Creation of Liens; Indebtedness; Sale of Facility.  The Debtor represents and covenants that this Mortgage is and will be a first mortgage Lien upon the Mortgaged Property.  The Lien of the Mortgage and Security Agreement and Assignment of Leases and Rents (Indirect Loan) is subject and subordinate to the Ground Lease and the Liens of this Mortgage and of the Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan).  The Debtor shall not (x) create or suffer to be created any Lien upon or pledge of the Mortgaged Property or any part thereof except the Lien created by this Mortgage and Permitted Encumbrances, and except as expressly permitted under the Indenture, (y) incur any Indebtedness or issue any evidences of Indebtedness, other than the Obligations, and except as expressly permitted under the Indenture, secured by a Lien on the Mortgaged Property, or (z) sell, convey, transfer, lease, mortgage or encumber the Mortgaged Property or any part thereof except as specifically permitted under the Loan Agreement, the Indenture, this Mortgage and Permitted Encumbrances, so long as any of the Obligations are Outstanding.

Section 3.6.        Release of Property.  Reference is made to the provisions of the Loan Agreement, including, without limitation, Sections 3.5 and 7.9 thereof, whereby the Debtor may withdraw from the Facility any fixtures or any right-of-way, easement, permit or license or unimproved portion thereof, all upon compliance with the terms and conditions of the Loan Agreement and the Ground Lease.  At the request of the Debtor, the Mortgagee shall release from the lien and security interest of this Mortgage, the Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan) and the Mortgage and Security Agreement and Assignment of Leases and Rents (Indirect Loan), and from under the Loan Agreement such portion of the property of the Facility so withdrawn upon compliance with the applicable provisions of the Loan Agreement and shall confirm any such release.

Section 3.7.        Recording and Filing.  a) The Debtor shall cause this Mortgage and all supplements hereto to be recorded (at the sole cost and expense of the Debtor) as a mortgage of an interest in real property in the appropriate offices of the Register of The City of New York or in such other offices as may be at the time provided by law as the proper place for the recordation thereof.  In addition, the security interest of the Mortgagee, as created by this Mortgage, in the personal property and fixtures and the rights and other intangible interests herein described, shall be perfected by the filing of financing statements at the direction of the Debtor in the offices of the Secretary of State of the State in the City of Albany, New York, and in the offices of such Register of The City of New York, which financing statements shall be in accordance with the New York State Uniform Commercial Code - Secured Transactions.  All mortgage recording taxes, if any, and filing and recording charges and fees shall be payable by the Debtor.

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(b)           The Debtor and the Mortgagee acknowledge that, as of the Closing Date,

(i)           Section 9-515 of the New York State Uniform Commercial Code-Secured Transactions provides that an initial financing statement filed in connection with a “public-financed transaction” is effective for a period of thirty (30) years after the date of filing if such initial financing statement indicates that it is filed in connection with a public financed transaction,

(ii)          Section 9-102(67) of the New York State Uniform Commercial Code-Secured Transactions defines a public-finance transaction as a secured transaction in connection with which, in substance, (x) bonds are issued, (y) all or a portion of the bonds have an initial stated maturity of at least twenty (20) years, and (z) the debtor, obligor, secured party or assignee with respect to the collateral or secured obligation is a governmental unit of a state, and

(iii)         subject to any future change in law, the initial financing statement as shall be filed with respect to the security interest described above shall therefore have an effective period of thirty (30) years after the date of filing, for the purpose of determining the date by which continuation statements shall be filed.

(c)           The parties hereto acknowledge and agree that, because the foregoing financing statements evidence collateral for the Bonds, and because the Bonds are municipal securities with a term that is at least twenty (20) years in duration, there is no need under the Uniform Commercial Code of the State of New York to re-file such financing statements in order to preserve the liens and security interests that they create for the period commencing with the Closing Date and terminating on the thirtieth anniversary of the Closing Date.

Subsequent to the foregoing recordation and filings, if in the Opinion of Counsel to the Debtor (described hereinbelow), to preserve (after the thirtieth (30th) anniversary of the Closing Date) the lien and security interest of this Mortgage, it is necessary to re-record and/or re-index documents, re-file financing statements and/or file continuation statements and/or take any other actions (individually or collectively, the “Continuation Action(s)”), then, the Debtor in a timely manner shall: (A) as applicable, (i) prepare and deliver to the Mortgagee all necessary instruments and filing papers, together with remittances equal to the cost of required filing fees and other charges, so that the Mortgagee may perform the Continuation Actions, or (ii) electronically perform the Continuation Actions and deliver to the Mortgagee written certification (upon which the Mortgagee may conclusively rely) that such performance has occurred, specifying the Continuation Actions performed, or (iii) perform some of the Continuation Actions in the manner described in clause “(i)” and the others in the manner  described in clause “(ii)”; and (B) deliver or cause to be delivered to the Mortgagee the Opinion of Counsel to the Debtor as described below.  The Mortgagee may conclusively rely upon (y) when applicable, the certification referred to in clause “(A)(ii),” and (z) in all instances, the Opinion of Counsel to the Debtor.  In the event the Debtor chooses to have the Mortgagee perform all or some of the Continuation Actions, as provided in clause “(A)(i)” hereinabove, the Mortgagee shall reasonably promptly perform such Continuation Actions at the Debtor’s sole expense.  The Debtor shall perform the obligations described hereinabove in clauses “(A)” and “(B)” no later than ten (10) days prior to (i)(y) the thirtieth (30th) anniversary of the Closing Date, and (z) each fifth (5th) anniversary thereafter, and/or (ii) the date (not covered by clause “(i)”) on which a Continuation Action is to be taken to preserve the lien and security interest of this Mortgage.

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The Opinion of Counsel to the Debtor shall be addressed to the Debtor and the Mortgagee.  Counsel shall deliver successive Opinions of Counsel in respect of (i)(y) the thirtieth (30th) anniversary of the Closing Date, and (z) every five-year period thereafter through the term of the Bonds, and/or (ii) the date of any required Continuation Action not covered by clause “(i),” in each case not later than fifteen (15) days prior to the date on which a Continuation Action is required to be taken.  In the Opinion of Counsel to the Debtor, counsel shall opine as to: (i) what Continuation Actions are necessary; and (ii) the deadline dates for the required Continuation Actions; and (iii) the jurisdictions in which the Continuation Actions must be effected.  Counsel in such opinion shall additionally opine that, upon performance of the Continuation Actions by, as the case may be, (i) the Mortgagee with instruments and papers prepared by the Debtor, or (ii) the Debtor through electronic filing, or (iii) the Mortgagee as to some Continuation Actions, and the Debtor as to the others through electronic filings, all appropriate steps shall have been taken on the part of the Debtor and the Mortgagee then requisite to the maintenance of the perfection of the security interest of the Mortgagee in and to all property and interests which by the terms of this Mortgage are to be subjected to the lien and security interest of this Mortgage.

(d)           Any filings with respect to the Uniform Commercial Code financing statements may be made electronically, and the Debtor (which shall be reasonably acceptable to the Mortgagee) shall have the right to designate a company to facilitate the filing of the Uniform Commercial Code financing statements.

(e)           All costs (including reasonable attorneys’ fees and expenses) incurred in connection with the effecting of the requirements specified in this Section shall be paid by the Debtor.

(f)           The Debtor agrees to perform all other acts (including the payment of all fees and expenses) necessary in order to enable the Mortgagee to comply with this Section, and with Section 7.07 of the Indenture, including but not limited to, providing prompt notice to the Mortgagee of any change in either of the name or address of the Debtor.  The Debtor agrees that the Mortgagee, if permitted by applicable law, may provide for the re-recording of the Indenture or any other Security Document or the filing or re-filing of continuation statements without the cooperation of the Debtor as necessary at the Debtor’s sole cost and expense.

Section 3.8.        After-Acquired Property.  Except as provided in Section 3.4(c) of the Loan Agreement, all right, title and interest of the Debtor in and to all improvements, betterments, renewals, substitutes and replacements of, and all additions, accessions and appurtenances to, the Mortgaged Property (other than trade fixtures), or any part thereof, hereafter acquired, constructed, assembled or placed by or at the direction of the Debtor on or in the Facility (other than trade fixtures), and all conversions and proceeds of the security constituted thereby, immediately upon such acquisition, construction, assembly, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance or assignment or other act of the Debtor, shall become subject to the security and lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Debtor and specifically described in the Granting Clauses hereof; but at any and all times the Debtor, on demand, will execute, acknowledge, deliver to the Mortgagee and the Debtor will cause to be recorded or filed as provided in Section 3.8, any and all such further assurances and mortgages, conveyances or assignments thereof as the Mortgagee may reasonably require for the purposes of expressly and specifically subjecting the same to the security and lien of this Mortgage.

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Section 3.9.        The Ground Lease.  i) The Debtor will promptly pay or cause to be paid all rents, additional rents and other charges as and when the same become due, and diligently perform and observe all terms, covenants and conditions required to be paid, performed and observed by the Debtor as lessee under the Ground Lease, within the period provided in the Ground Lease (provided, however, that the aforesaid covenant of the Debtor shall be deemed to require that all such rents, additional rents and other charges be paid, and all such terms, covenants and conditions be performed and observed, no later than five (5) Business Days in the case of a performance covenant (and no later than three (3) Business Days in the case of a payment obligation) prior to the date that the failure to make such payment or perform and observe such terms, covenants and conditions, would constitute a default under the Ground Lease), and will do all things necessary to preserve and keep unimpaired its rights under the Ground Lease.  The Debtor will furnish the Mortgagee, upon demand, proof of payment of all items which are required to be paid by the Debtor pursuant to the Ground Lease and proof of payment of which is required to be given to the lessor under the Ground Lease.  To the extent that the Ground Lease shall grant to the Debtor, as lessee thereunder, the privilege to postpone or defer the payment of any sum required to be paid thereunder, the failure of the Debtor to pay the same shall not constitute a default hereunder if and so long as the Debtor shall faithfully comply with all of the conditions and other requirements of the Ground Lease with respect to the exercise of such privilege.  The Debtor shall not waive any of its rights under the Ground Lease, or refrain from exercising any right or remedy accorded to it under the Ground Lease on account of any default by the lessor thereunder, or release the lessor from any liability or condone or excuse any improper actions of the lessor thereunder without first obtaining the written consent of the Mortgagee.

(b)           No release or forbearance of any of the Debtor’s obligations under the Ground Lease, pursuant to the Ground Lease or otherwise, shall release the Debtor from any of its obligations under this Mortgage, including its obligation with respect to the payment of rent as provided for in the Ground Lease and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Ground Lease to be kept, performed and complied with by the tenant therein.

(c)           The Debtor shall not make any election or give any consent or approval (other than the exercise of a renewal right or extension right or other right conferring a benefit on the Debtor, provided that any such action has no adverse effect or consequence to the Issuer, the Mortgagee or the Bondholders or the security for the Bonds) for which a right to do so is conferred upon the Debtor as tenant under the Ground Lease without the prior written consent of the Mortgagee if such election, consent or approval would impair the rights of the Mortgagee or the security for the Obligations.  In case of any Event of Default under this Mortgage, all such rights, together with the right of termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease, all of which have been assigned for collateral purposes to the Mortgagee, shall vest in and be exercisable solely by the Mortgagee.

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(d)           Not more than three hundred sixty (360) and less than two hundred seventy (270) days before the right of the Debtor to exercise any option or right to renew or extend the term of the Ground Lease shall expire, the Debtor shall give the Mortgagee written notice specifying the date, term and manner for which such option or renewal is to be exercised.  Within ten (10) days of written demand by the Mortgagee, the Debtor shall exercise any such option or renewal which is necessary to extend the term of the Ground Lease beyond the term of this Mortgage or to comply with any Legal Requirement affecting the Debtor, the Issuer or the Mortgagee, or which is necessary, in the reasonable judgment of the Mortgagee, to preserve the value of the Mortgaged Property intended to be afforded by this Mortgage.  The Debtor shall promptly provide evidence of such exercise of such option or right to the reasonable satisfaction of the Mortgagee.  In the event that the Debtor fails to so exercise any such option or right or upon the occurrence of an Event of Default, the Debtor hereby agrees and grants to the Mortgagee all right and authority to exercise such option in the name of the Debtor or in its own name.  Nothing contained herein shall affect or limit any rights of the Mortgagee under the Ground Lease.

(e)           In the event the Debtor shall violate any of the covenants specified in Section 3.9(a) above, then the Mortgagee shall have the right (but shall not be obligated) to take any action as the Mortgagee may deem reasonably necessary or desirable to prevent or cure any default of the Debtor under the Ground Lease or any default of the lessor thereunder, it being agreed that upon receipt by the Mortgagee from the lessor under the Ground Lease of any notice of default, the Mortgagee shall be entitled to rely thereon and take any of the aforesaid action even though the Debtor denies or questions the existence of any such default, and shall have the immediate right to enter all or any portion of the Facility at such times and in such manner as the Mortgagee deems reasonably appropriate in order to prevent or to cure any such default, or any condition which with notice and/or lapse of time would constitute an Event of Default under the Ground Lease.

(f)           In the event the Debtor shall violate any of the covenants specified in Section 3.9(a) hereof, then, for the purpose of preventing or curing any default by the Debtor under the Ground Lease, the Mortgagee may (but shall be under no obligation to) do any act or execute any document in the name of the Debtor or as its attorney-in-fact, as well as in the name of the Mortgagee, without waiving or releasing the Debtor from any of its obligations hereunder.  The Debtor hereby irrevocably appoints the Mortgagee its true and lawful attorney-in-fact in its name or otherwise to do any and all acts and to execute any and all documents which in the opinion of the Mortgagee may be reasonably necessary or desirable to prevent or cure any default under the Ground Lease or to preserve any rights of the Debtor in, to or under the Ground Lease, or any Facility Lease, or to preserve any rights of the Debtor whatsoever in respect of any part of the Facility, subject, however, to the provisions of the Ground Lease and Section 5.1.

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(g)           The Debtor shall, from time to time, use commercially reasonable good faith efforts to obtain from the landlord under the Ground Lease such certificates of estoppel with respect to compliance by the Debtor with the terms of the Ground Lease as may be reasonably requested from time to time by the Mortgagee (but not more often than once in any calendar year except upon reasonable cause).  The curing by the Mortgagee of any default by the Debtor under the Ground Lease shall not remove or waive, as between the Debtor and the Mortgagee, any default which may have occurred hereunder by virtue of the default by the Debtor under the Ground Lease, and all sums expended by the Mortgagee (upon ten (10) days prior written notice by the Mortgagee to the Debtor of its intention to expend such sums, except if in the reasonable judgment of the Mortgagee an emergency condition exists) in order to cure any such default and costs and expenses incurred by the Mortgagee in connection with the curing of such default shall be paid by the Debtor to the Mortgagee upon demand with interest therein at the annual rate of eighteen percent (18%) per annum from the date of advancement until paid, and any such indebtedness shall be deemed to be secured by this Mortgage.

(h)           The Debtor shall not, without the prior consent of the Mortgagee, surrender the leasehold estate created by the Ground Lease or terminate or cancel the Ground Lease, and the Debtor hereby assigns to the Mortgagee, as further security for the payment of the Obligations and for the performance and observance of the terms, covenants and conditions of this Mortgage, all of the rights, privileges and prerogatives of the Debtor, as tenant under the Ground Lease, to surrender the leasehold estate created by the Ground Lease or to terminate or cancel the Ground Lease, and any such surrender of the leasehold estate created by the Ground Lease or termination or cancellation of the Ground Lease without the prior consent of the Mortgagee shall be void and of no force and effect.

(i)           The Debtor shall notify the Mortgagee promptly of (i) the occurrence of any default by the lessor under the Ground Lease or the occurrence of any event which, with the passage of time or giving of notice, or both, would constitute a default by the lessor under the Ground Lease, (ii) the receipt by the Debtor of any notice (written or oral) from the lessor under the Ground Lease noting or claiming the occurrence of any default by the Debtor under the Ground Lease or the occurrence of any event which, with the passage of time or giving of notice, or both, would constitute a default by the Debtor under the Ground Lease, and deliver to the Mortgagee a true copy of such notice, or (iii) any request made by either party to the Ground Lease for arbitration proceedings pursuant to the Ground Lease and of the institution or commencement of arbitration proceedings thereunder.  The Debtor shall permit the Mortgagee to participate in any arbitration proceedings in association with the Debtor, and if at the time any such arbitration proceedings shall be initiated, an Event of Default shall exist and be continuing, the Mortgagee is hereby granted the right to designate and appoint any arbitrators to be appointed by the Debtor under the Ground Lease.  If any action or proceeding shall be instituted to evict the Debtor or to recover possession of the Facility or any portion thereof or for any other purpose affecting the Ground Lease or this Mortgage, the Debtor shall, immediately upon service thereof on or to the Debtor, deliver to the Mortgagee a true and complete copy of each petition, summons, complaint, notice of motion, order to show cause and of all other provisions, pleadings, and papers, however designated, served in any such action or proceeding.

(j)           The Debtor shall not unreasonably withhold its consent to any proposed modifications of the Ground Lease which the lessor thereunder agrees to make at the request of the Mortgagee necessary for the improving, maintaining or preserving the Mortgagee’s security in the Ground Lease.

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(k)           The Debtor shall not sell or assign the Ground Lease or any of its rights thereunder or the leasehold estate created thereby or sublease all or any portion of the Facility except in accordance with the Loan Agreement.

(l)           The Debtor will promptly perform and observe all the terms, covenants and conditions required to be performed and observed by the Debtor as sublessor under the Facility Leases, within the periods provided in the Facility Leases prior to the date that the failure to make such payment or perform and observe such terms, covenants and conditions, would constitute a default under the respective Facility Leases), and will do all things necessary to preserve and keep unimpaired its rights under the Facility Leases.  The Debtor shall not waive any of its rights under the Facility Leases, or refrain from exercising any right or remedy accorded to it as sublessor thereunder on account of an event of default under any Facility Lease, or release any Facility Tenant from liability or condone or excuse any improper act of any Facility Tenant under any Facility Lease, in any case if such action or failure to take action were not effected (in the Debtor’s reasonable judgment) in good faith in a commercially reasonable manner.  The Debtor shall not voluntarily terminate a Facility Lease or accept a surrender of any Facility Lease or suffer or permit any termination or surrender of any Facility Lease, in each case prior to the scheduled expiration thereof, except (x) with the prior written consent of the Mortgagee which consent must be given if the Mortgagee is so directed by the Majority Holders (if not so directed, such consent not to be unreasonably withheld or delayed), (y) if the termination or surrender of such Facility Lease will not have a material adverse effect upon Facility Revenues, or (z) if the Debtor’s actions with respect to such Facility Tenant and Facility Lease are taken (in the Debtor’s reasonable judgment) in a good faith commercially reasonable manner.

(m)           The Debtor will not (i) modify, amend or supplement any Facility Lease if such modification, amendment or supplement would have a material adverse effect on Facility Revenues (except if such material adverse effect on Facility Revenues is only of a short-term consequence and is not reasonably likely to have a long-term material adverse effect on Facility Revenues), or (ii) require any Facility Tenant to subordinate any Facility Lease to the Lien of any mortgage on the Facility other than Permitted Encumbrances.  The Debtor shall deliver to the Mortgagee, promptly following the execution thereof, a copy of each executed amendment, modification or supplement to a Facility Lease, accompanied by a certificate of an Authorized Representative of the Debtor to the effect that such amendment, modification or supplement was entered into in good faith by the Debtor and was commercially reasonable.

(n)           Each Facility Lease entered into by the Debtor must provide that the Facility Lease is subordinate to the Lien of this Mortgage and any extensions, replacements or modifications hereof.

(o)           The Mortgagee is hereby granted the right to participate in any dispute with the lessor under the Ground Lease, and the Debtor shall not settle with the lessor under the Ground Lease any insurance or condemnation claim or adjustment in an amount in excess of $500,000 without the consent of the Mortgagee.

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(p)           If there shall be filed by or against the Debtor a petition under the United States Bankruptcy Code, Title 11 of the United States Code (the “Bankruptcy Code”), then the Lien of this Mortgage shall attach to all of the Debtor’s rights and remedies at any time arising under or pursuant to the Bankruptcy Code, including, but not limited to, §365 thereof.  Upon the filing of any petition by or against the Debtor under the Bankruptcy Code, the Debtor shall immediately provide copies of all pleadings and notices related thereto to the Mortgagee.  The Debtor unconditionally assigns to the Mortgagee all of the Debtor’s rights to remain in possession of the Mortgaged Property following the filing of any bankruptcy petition by or against the Debtor, and acknowledges that the Mortgagee may file any pleading in furtherance thereof.  This assignment constitutes a present, irrevocable, and unconditional assignment of the foregoing claims, rights, and remedies of the Debtor, and shall continue in effect until all of the Obligations shall have been satisfied and discharged in full.  Furthermore, the Debtor hereby irrevocably constitutes and appoints the Mortgagee as the Debtor’s attorney in fact for the purpose of filing any pleading in the court in which the initial petition was filed or any court to which the action thereon may be removed, transferred, or assigned (the “Bankruptcy Court”) that the Mortgagee determines in its sole discretion to protect the Mortgagee’s interests in and to the Mortgaged Property, including but not limited to a motion to extend any applicable time period for the filing of any motion related to the assumption of the Ground Lease.

(q)           The Debtor shall not, without the prior written consent of the Mortgagee, file any motion or other pleading to reject or otherwise elect to treat the Ground Lease as terminated under §365 of the Bankruptcy Code.  Any such motion, pleading, or election made without such prior written consent shall be void ab initio, and this Mortgage may be pled in bar thereof.  If the Debtor does file such a motion to reject the Ground Lease under §365 of the Bankruptcy Code, the Debtor hereby acknowledges and agrees that, unless the Mortgagee consents in writing to such rejection, the Debtor may not reject the Ground Lease unless the Debtor proves, by a preponderance of the evidence, that the Debtor was “insolvent,” within the meaning of §101 of the Bankruptcy Code, on the petition filing date.  If the Debtor, as tenant under the Ground Lease and as debtor under the Bankruptcy Code, shall desire to reject the Ground Lease pursuant to §365 of the Bankruptcy Code, the Debtor shall give the Mortgagee not less than thirty (30) days’ prior written notice of the date on which the Debtor intends to file a motion in or otherwise apply to the Bankruptcy Court for authority to reject the Ground Lease.  In such event, the Mortgagee shall have the right, but not the obligation, to serve upon the Debtor within such thirty (30) day period a notice stating that the Mortgagee demands that the Debtor assume the Ground Lease and assign the Ground Lease to the Mortgagee or the Mortgagee’s designee pursuant to §365 of the Bankruptcy Code.  If the Mortgagee shall serve upon the Debtor the notice described in the preceding sentence, the Debtor shall not seek to reject the Ground Lease and shall comply with the demand provided for in the preceding sentence.

(r)           If the Debtor shall desire to assume the Ground Lease, then the Debtor shall give the Mortgagee not less than ten (10) days’ prior written notice of the date on which the Debtor intends to file a motion in, or otherwise apply to, the Bankruptcy Court for authority to assume the Ground Lease.  The Debtor shall inform the Mortgagee as a part of such notice whether or not the Debtor intends to assign the Ground Lease following assumption thereof.  The Mortgagee shall have the right, but not the obligation, to serve upon the Debtor within such ten (10) day period a notice stating that the Mortgagee demands that the Debtor assume the Ground Lease and assign the Ground Lease to the Mortgagee or the Mortgagee’s designee pursuant to §365 of the Bankruptcy Code, and such election by the Mortgagee shall be binding upon the Debtor.  Should the Debtor file a motion to assume the Ground Lease, the Mortgagee shall have the sole right to determine what terms and conditions will provide the Mortgagee with “adequate assurance of future performance,” within the meaning of §365 of the Bankruptcy Code.

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(s)           If there shall be filed by or against the landlord or any fee owner of the Mortgaged Property a petition under the Bankruptcy Code, the Debtor shall, after obtaining knowledge thereof, promptly notify the Mortgagee thereof in writing.  The Debtor shall promptly deliver to the Mortgagee, following receipt, complete and correct copies of any and all notices, motions, summonses, pleadings, claim forms, applications, and other documents received by the Debtor in connection with any such petition and any proceedings relating thereto.  In the event of such a bankruptcy filing, the Mortgagee shall have the option, exercisable upon notice from the Mortgagee to the Debtor, to conduct and control any such litigation with counsel chosen by the Mortgagee.  If an Event of Default shall exist and be continuing, or if the Mortgagee shall reasonably determine that such actions are necessary to preserve the security of this Mortgage, the Mortgagee may proceed in its own name or in the name of the Debtor in connection with any such litigation, and the Debtor agrees to execute any and all powers, authorizations, consents, or other documents required by the Mortgagee in connection therewith.  The Debtor shall not commence any action, suit, proceeding, or case, or file any application or make any motion, seeking to terminate the Ground Lease in any such case under the Bankruptcy Code without the prior written consent of the Mortgagee.  The Debtor hereby unconditionally assigns, transfers, and sets over to the Mortgagee all of the Debtor’s claims and rights to the payment of damages or any claim arising from any rejection of the Ground Lease by the landlord or any other fee owner of the Mortgaged Property, or the payment of any amount or claim associated with the Ground Lease in any proceeding under the Bankruptcy Code.  If an Event of Default shall exist and be continuing, or if the Mortgagee shall reasonably determine that such actions are necessary to preserve the security of this Mortgage, the Mortgagee shall have the right to proceed in its own name and/or in the name of the Debtor in respect of any claim, suit, action, or proceeding relating to the assumption or rejection of the Ground Lease by the landlord, including, without limitation, the right to file and prosecute, to the exclusion and in the name of the Debtor, any proofs of claim, complaints, motions, applications, notices, and other documents, or to defend against any objection thereto, in any case in respect to the landlord or any fee owner of the Mortgaged Property.  This assignment constitutes a present, irrevocable, and unconditional assignment of the foregoing claims, rights, and remedies, and shall continue in effect until all of the Obligations shall have been satisfied and discharged in full.  Any amounts received by the Mortgagee as damages arising out of the rejection of the Ground Lease as aforesaid shall be applied first to all costs and expenses of the Mortgagee (including, without limitation, attorneys’ and paralegals’ fees and expenses) incurred in connection with the exercise of any of its rights or remedies under this Section.  The Debtor shall promptly make, execute, acknowledge, and deliver, in form and substance satisfactory to the Mortgagee, a UCC Financing Statement (Form UCC 1), and all such additional instruments, agreements and other documents, as may at any time hereafter be required by the Mortgagee to effectuate and carry out the assignment made pursuant to this Section.

(t)           If the Debtor shall seek to offset against the rent reserved in the Ground Lease the amount of any damages caused by the nonperformance by the landlord or any fee owner of the Mortgaged Property of any of its obligations under the Ground Lease after the rejection by the landlord or any fee owner of the Mortgaged Property under the Bankruptcy Code, the Debtor shall, prior to effecting such offset, notify the Mortgagee of its intent to do so, setting forth the amounts proposed to be so offset and the basis therefor.  The Mortgagee shall have the right to object to all or any part of such offset that, in the reasonable judgment of the Mortgagee, would constitute a breach of the Ground Lease, and in the event of such objection, the Debtor shall not effect any offset of the amounts so objected to by the Mortgagee.  Neither the failure of the Mortgagee to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by the Mortgagee.  The Debtor shall pay and protect the Mortgagee, and indemnify and save the Mortgagee harmless from and against, any and all claims, demands, actions, suits, proceedings, damages, losses, costs, and expenses of every nature whatsoever (including without limitation, attorneys’ and paralegals’ fees and expenses) arising from or relating to any off set by the Debtor against the rent reserved in the Ground Lease.

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(u)           This Mortgage and the rights of the Mortgagee hereunder shall in all respects be subject and subordinate to the terms, covenants, conditions and provisions set forth in the Ground Lease.

Section 3.10.      No Merger of Estates.  So long as any portion of the Obligations shall remain unpaid, unless the Mortgagee shall otherwise consent, the interest of the lessor under the Ground Lease in the Facility and the leasehold estate of the Debtor created in the Facility pursuant to the provisions of the Ground Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in the Debtor, or in any other Person by purchase, operation of law or otherwise.  If the Mortgagee shall acquire the interest of the lessor under the Ground Lease in the Facility and the leasehold estate created in the Facility pursuant to the provisions of the Ground Lease, by foreclosure of this Mortgage or otherwise, such estates shall not merge as a result of such acquisition and shall remain separate and distinct for all purposes after such acquisition unless and until the Mortgagee shall elect to merge such estates.  Nothing herein contained shall be construed as authorizing the sale by the Debtor of its leasehold estates under the Ground Lease without the prior written consent of the Mortgagee.

Section 3.11.      Additional Taxes or Charges.  If any law or ordinance is enacted or adopted which imposes a tax, either directly or indirectly, on this Mortgage, the Debtor will pay such tax, with interest and penalties thereon, if any.  If at any time the United States of America, any state thereof or any governmental subdivision of any such state, shall require revenue or other stamps to be affixed to this Mortgage or any of the other Security Documents, the Debtor agrees to pay for the same, with interest and penalties thereon, if any.  Nothing contained in this Section 3.11 shall obligate the Debtor to indemnify for any income tax liability arising by reason of this Mortgage.

Section 3.12.      Notice of Event of Default.  The Debtor shall immediately notify the Mortgagee in writing of any Event of Default or any event which with notice and/or lapse of time would constitute an Event of Default under any Security Document.  Any notice required to be given pursuant to this Section shall be signed by the Debtor and set forth a description of the default and the steps, if any, being taken to cure said default.  If no steps have been taken to cure a default, the notice should plainly state this fact.

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Section 3.13.      Debtor’s Acquisition of Fee Estate.  Subject to the provisions of Section 3.10, in the event that the Debtor, so long as any portion of the Obligations remains unpaid, shall be the owner and holder of the fee title to any leasehold portion of the Mortgaged Property, the lien of this Mortgage shall be spread to cover the Debtor’s fee title to such Mortgaged Property and said fee title shall be deemed to be included in the Mortgaged Property without any further action.  The Debtor agrees, at its sole cost and expense, including without limitation reasonable attorneys’ fees of the Mortgagee, to (i) execute any and all documents or instruments necessary to subject its fee title to the Mortgaged Property to the lien of this Mortgage; and (ii) provide a title insurance endorsement which shall insure that the lien of this Mortgage is a first lien on the Debtor’s fee title to the Mortgaged Property.

Section 3.14.      Leasehold Condominium.  In the event the Debtor shall subject the premises leased under the Ground Lease to a condominium regime of ownership pursuant to the provisions of Article 9-B of the New York Real Property Law, the Ground Lease and the Loan Agreement, the lien of this Mortgage shall automatically extend to the condominium declaration and by-laws effecting such condominium regime, and to each condominium unit created thereunder.

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ARTICLE IV

ASSIGNMENT OF LEASES AND RENTS

Section 4.1.        Assignment of Leases and Rents.  ii) The Debtor hereby assigns to the Mortgagee all of the right, title and interest of Debtor in any and all Facility Leases (including all related rights, guarantees, amendments, supplements, modifications, renewals and extensions relating thereto) together with (i) all Facility Revenues, including all rents, income, profits, issues, avail, insurance proceeds, condemnation awards, funds deposited by any Facility Tenant to pay costs of construction, restoration or repair, and any other awards and settlements arising from such Facility Leases, and all other payments by the Facility Tenants to or owing to Debtor under any such Facility Leases (all such amounts payable by a Facility Tenant under a Facility Lease, being, collectively, the “Facility Lease Payments”), (ii) the rights to sue for, collect and receive such Facility Lease Payments, (iii) all amendments, supplements, modifications, renewals and extensions thereof now existing or hereafter made, (iv) the right to amend, supplement, modify, waive, extend, renew or cancel such Facility Leases, (v) any and all guarantees of any Facility Tenant’s obligations under any such Facility Lease, (vi) the rights of the Debtor to collect, receive, hold and apply all bonds and security in all of said such Facility Leases provided to be furnished to the Debtor thereunder, (vii) the rights of the Debtor to enforce any and all of the agreements, terms, covenants and conditions in all of such Facility Leases and to give notices, consents, releases and waivers thereunder, (viii) the right to make all waivers and agreements, (ix) the right to give all notices, consents, releases and other instruments, (x) the right to give all notices of default and to take all action upon the happening of a default under any Facility Lease, including the commencement, conduct and consummation of proceedings as shall be permitted under any provision of any Facility Lease, or by law or in equity, (xi) the right to receive all notices sent to the Debtor, as lessor under any Facility Lease, and (xii) the right to do any and all other things whatsoever which the Debtor or any lessor is or may be entitled to do under any Facility Lease, and to apply the rents, issues and profits, after payment of all necessary charges and expenses, on account of the Obligations.

(b)           This assignment and grant shall continue in effect until the Obligations are paid.  The Mortgagee hereby waives the right to enter upon and to take possession of the Facility for the purpose of collecting said rents, issues and profits, and the Debtor shall be entitled to collect and receive said rents, issues and profits and to apply same in payment of the amounts becoming due on the Obligations, operating expenses related to the Facility and other expenses (capital or otherwise) consistent with the purposes of the Debtor until the occurrence of an Event of Default hereunder.  Upon the occurrence of an Event of Default hereunder, the Debtor will pay monthly in advance to the Mortgagee, or to any receiver appointed to collect said rents, issues and profits, the fair and reasonable rental value for the use and occupation of the Facility or of such part thereof as may be in the possession of the Debtor, and upon default in any such payment will vacate and surrender the possession of the Facility to the Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings.

(c)           As long as no default or Event of Default shall exist under the Indenture or under any other Security Document including this assignment, Mortgagee shall permit Debtor

(i)           to sue for Facility Lease Payments, and

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(ii)           to take any action stated in clauses (iii) through (xii) of the paragraph above,

provided, however, that Debtor shall only act in good faith and in a commercially reasonable manner.

(d)           The Debtor will not, without the written consent of the Mortgagee, receive or collect rent from any tenant of the Facility or any part thereof for a period of more than one month in advance.

(e)           Upon the occurrence and during the continuance of an Event of Default, if the Debtor shall not have commenced to cure any default of the Debtor under any of the Facility Leases, nor shall have continued its efforts to effect such cure with good faith and due diligence, the Mortgagee shall have the right, but shall not have the obligation, at the Debtor’s expense, to cure any default by the Debtor under any of the Facility Leases upon at least ten (10) days’ prior written notice to the Debtor, provided, however, that lesser notice shall be required in the event of any emergency situation which, in the Mortgagee’s judgment, may have a material adverse effect on the receipt of the Facility Lease Payments.

(f)           The Mortgagee shall not in any way be responsible for any failure to do any or all of the things for which the rights, interests, power and/or authority are herein granted; and the Mortgagee shall not be responsible for or liable under any of the agreements undertaken or obligations imposed upon the lessor under any Facility Lease or other agreements with respect to the Facility, except for its gross negligence or willful misconduct.

(g)           The Mortgagee’s failure to do any of the things or exercise any of the rights, interests, powers and/or authorities granted hereunder shall not be construed as a waiver of any of the rights, interests, powers or authorities assigned and granted to the Mortgagee under this Mortgage.

(h)           The parties agree that this Mortgage is an actual assignment effective immediately, and that without demand each Facility Tenant or other person liable under or in respect of any Facility Lease shall, and is hereby authorized and directed to, pay to or upon the Mortgagee’s order, and without any inquiry of any nature, and upon the declaration by the Mortgagee of an Event of Default hereunder, all Facility Lease Payments then or thereafter accruing under said Facility Leases or any other instrument or agreement, oral or written, granting rights to, and creating an obligation to pay, Facility Lease Payments in connection with the Facility.

(i)           All Facility Tenants or occupants of any part of the Facility are hereby authorized to recognize the claims and demands of the Mortgagee upon assertion of an Event of Default, without investigation as to the reason for any action taken by the Mortgagee or the validity or the amount or Obligations owing to the Mortgagee or the application to be made by the Mortgagee, of any amounts to be paid to the Mortgagee.  The Mortgagee’s sole signature shall be sufficient for the exercise of any right under this Mortgage, and the Mortgagee’s sole receipt given for any sums received shall be a full discharge and release therefor to any such Facility Tenant or occupant of the Facility.  Checks for all or any part of the rental collected under this Mortgage shall be made to the exclusive order of the Mortgagee, and, upon written request by the Debtor, the Mortgagee shall fully account to the Debtor as to all such payments received hereunder.

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(j)           To the extent that the Mortgagee shall exercise the judgment of a reasonable man under like circumstances, the Mortgagee shall not be obligated to perform or discharge any obligation, duty or liability under any Facility Lease, nor shall this Mortgage operate to place upon the Mortgagee any responsibility for the control, operation, management, or repair of the Facility or the carrying out of any of the terms and conditions of any Facility Lease, nor shall this Mortgage operate to make the Mortgagee liable for any waste committed on the Facility by a Facility Tenant under any Facility Lease or any other Person, or for any dangerous or defective condition of the Facility, or for any negligence in the management, upkeep, repair or control of the Facility, resulting in loss, injury or death to any tenant, licensee, employee, invitee or stranger or any property thereof.

(k)           The Debtor shall, and does hereby agree to, indemnify and hold the Mortgagee harmless of and from any and all liability, loss or damage which it may or might incur under any of the Facility Leases or under or by reason of this Mortgage and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Facility Leases, except to the extent of the gross negligence or willful misconduct of the Mortgagee.  Should the Mortgagee incur any such liability, loss or damage under any of the Facility Leases or under or by reason of this Mortgage, or in the defense of any such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys’ fees and expenses, shall be secured hereby, and the Debtor shall reimburse the Mortgagee therefor immediately upon demand.

(l)           The Mortgagee shall not be liable (except to the extent of its gross negligence or willful misconduct) for any loss sustained by the Debtor resulting from the Mortgagee’s failure to let the Facility or any portion thereof after the occurrence of an Event of Default or from any other act or omission of the Mortgagee either in collecting the Facility Lease Payments or, if the Mortgagee shall have taken possession of all or any portion of the Facility, in managing all or any portion of the Facility after any such Event of Default (except that the Mortgagee must exercise the judgment of a reasonable man under like circumstances).  The Mortgagee shall not be obligated to perform or discharge, nor does the Mortgagee hereby undertake to perform or discharge, any obligation, duty or liability of the Debtor under any Facility Lease or under or by reason of this Mortgage, and the Debtor shall, and does hereby agree to, indemnify the Mortgagee for, and to hold the Mortgagee harmless from, any and all liability, loss or damage which may or might be incurred under any Facility Lease or under or by reason of this Mortgage and from any and all claims and demands whatsoever which may be asserted against the Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any Facility Lease (collectively, the “Claims”), except to the extent such Claims are a direct result of the Mortgagee’s gross negligence or willful misconduct.  Should the Mortgagee incur any such liability under any Facility Lease or under or by reason of this Mortgage or in defense of any such claims or demands, the Debtor shall reimburse the Mortgagee therefor, including, without limitation, its costs, expenses and reasonable attorneys’ fees and expenses, within five (5) Business Days after demand, and upon the failure of the Debtor to do so, the Mortgagee may, at its option, exercise its remedies under the Indenture or under any other Security Document.  It is further understood that this Mortgage shall not operate to place responsibility for the control, care, management or repair of all or any portion of the Facility upon the Mortgagee, nor for the carrying out of any of the terms and conditions of any Facility Lease, nor shall it operate to make the Mortgagee responsible or liable for any waste committed on the Facility by any Facility Tenant or any other Person, or for any dangerous or defective condition affecting any portion of the Facility, or for any negligence in the management, upkeep, repair or control of the Facility resulting in loss or injury or death to any tenant, licensee, invitee, employee, stranger or any other Person.

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(m)           The Debtor agrees that it will, at the written request therefor by the Mortgagee, deliver to the Mortgagee an executed counterpart of each (or a certified photocopy thereof) and every Facility Lease then affecting all or any part of the Facility.

(n)           Upon the occurrence of an Event of Default hereunder, upon or at any time after default in the payment of any of the Obligations, and after the delivery of any notice and/or the expiration of any period of grace, if any, with respect to any such default provided for in the Security Documents, the Mortgagee may, at the Mortgagee’s option, without notice, either in the Mortgagee’s person or by agent and with or without bringing any action or proceeding, or by any receiver to be appointed by a court, enter upon, take possession of, and manage and operate the Facility and each and every part thereof, and in connection therewith, the Mortgagee may make, cancel, enforce and modify Facility Leases; fix or modify rents; repair, maintain and improve the Facility; employ contractors, subcontractors and workmen in and about the Facility; obtain and evict tenants; in its own name, sue for or otherwise collect or reserve any and all Facility Lease Payments, including those past due and unpaid; employ leasing agents, managing agents, attorneys and accountants in connection with the enforcement of the Mortgagee’s rights hereunder and pay the reasonable fees and expenses thereof; and otherwise do and perform any and all acts which the Mortgagee may deem necessary and appropriate in and about the Facility for the protection thereof and of the Mortgagee’s rights hereunder or under the other Security Documents, and any and all amounts reasonably expended by the Mortgagee in connection with the foregoing shall constitute so much additional indebtedness secured hereby.  The Mortgagee shall apply any moneys collected by the Mortgagee, as aforesaid, less costs and expenses incurred, as aforesaid, upon any Obligations secured hereby in accordance with the provisions of Section 8.03 of the Indenture.  The entering upon and taking possession of the Facility, the collection of Facility Lease Payments, the exercise of any rights hereinabove specified, and the application of collections, as aforesaid, shall not cure, waiver, modify or otherwise affect any default hereunder or under the other Security Documents.

Section 4.2.         No Cancellation or Modification of Facility Leases.  Except as expressly permitted in the Loan Agreement, the Debtor shall not, without the prior written consent of the Mortgagee, make, or suffer to be made, any leases, or cancel or modify any leases or accept prepayments of installments of rent for a period of more than one month in advance or further assign the whole or any part of the rents without the prior written consent of the Mortgagee.  No lease or contract covering all or any part of the Mortgaged Property shall be valid or effective without the prior written approval of the Mortgagee.  The Mortgagee shall have all of the rights against lessees of the Mortgaged Property as set forth in Section 291-f of the Real Property Law of New York.  In respect of any lease, the Debtor will (i) fulfill or perform each and every provision thereof on its part to be fulfilled or performed; (ii) promptly send copies of all notices of default which either shall send or receive thereunder to the Mortgagee; and (iii) enforce, short of termination thereof, the performance or observance of the provisions thereof.  Nothing contained in this Mortgage shall be deemed to impose on the Mortgagee any of the obligations of the lessor under the leases.

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Section 4.3.        Required Facility Lease Provisions.  All Facility Leases must provide that (i) the Facility Tenant shall pay to the Mortgagee upon an Event of Default hereunder all sums due under the Facility Lease upon notice to the Facility Tenant from the Mortgagee, (ii) any Facility Tenant shall, at the Mortgagee’s option, furnish the Mortgagee with an estoppel and attornment letter as to its Facility Lease in form and substance reasonably acceptable to the Mortgagee, and (iii) the Facility Lease is expressly subordinated to the Ground Lease, this Mortgage (including any extensions, replacements or modifications hereof) and the other Security Documents.

Section 4.4.        Debtor Not to Waive Rents.  The Debtor will not waive, release, reduce, discount or otherwise discharge or assign to any Person other than the Mortgagee the Facility Lease Payments, rents, issues and profits of the Facility.  In addition, the Debtor will observe and comply with all of its respective obligations as lessor under each Facility Lease, will promptly notify the Mortgagee if it receives any default notice thereunder and forward a copy of the default notice to the Mortgagee, and enforce any default thereunder by the Facility Tenant.

Section 4.5.        Debtor to Furnish Rent Rolls.  The Debtor will furnish to the Mortgagee, within fifteen (15) Business Days after mailing to the Debtor of a written request therefor, a detailed statement in writing, duly sworn, and covering the period of time specified in such request, showing all income derived from the operation of the Facility and all disbursements made in connection therewith, and containing a list of the names of all tenants of the Facility specified in such request, showing all income derived from the operation of the Facility and occupants other than those claiming possession through such tenants, the portion or portions of the Facility occupied by such tenant and occupant, the rents and other charges payable under the terms of their leases or other agreements, and the periods covered by such leases or other agreements.

Section 4.6.        Mortgagee Right to Cure Default.  If Debtor shall not have commenced to cure any default of the Debtor under any of the Facility Leases, nor shall have continued its efforts to effect such cure with good faith and due diligence, the Mortgagee shall have the right, but shall not have the obligation, at the Debtor’s expense, to cure any default by the Debtor under any of the Facility Leases upon at least ten (10) days prior written notice to the Debtor, provided, however, that lesser notice shall be required in the event of any emergency situation which in the Mortgagee’s judgment may have any adverse effect on the receipt of the Facility Lease Payments.

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ARTICLE V

PROVISIONS REQUIRED UNDER GROUND LEASE

Section 5.1.        Article 9 of the Ground Lease.  In accordance with Article 9 of the Ground Lease, iii) this Mortgage is executed upon the condition that no purchaser at any foreclosure sale shall acquire any right, title or interest in or to the Ground Lease, unless the said purchaser, or the person, firm or corporation to whom or to which such purchaser’s right has been assigned, shall, in the instrument transferring to such purchaser or to such assignee the interest of Tenant (as defined in the Ground Lease) under the Ground Lease, assumes and agrees to perform all of the terms, covenants and conditions of the Ground Lease thereafter to be observed or performed on the part of Tenant, and moreover, that no further or additional mortgage or assignment of the Ground Lease shall be made except in accordance with the provisions contained in Article 9 of the Ground Lease, and that a duplicate original of said instrument containing such assumption agreement, duly executed and acknowledged by such purchaser or such assignee and in recordable form, is delivered to Landlord (as defined in the Ground Lease) under the Ground Lease immediately after the consummation of such sale, or, in any event, prior to taking possession of the premises demised thereby; and (b) the Mortgagee waives all right and option to retain and apply the proceeds of any insurance payable by reason of any special endorsement covering the cost of Demolition (as defined in the Ground Lease) toward payment of the sum secured by this Mortgage to the extent such proceeds are required for the demolition of the mortgaged premises in accordance with the provisions of the Ground Lease.

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ARTICLE VI

REMEDIES; EVENTS OF DEFAULT

Section 6.1.        Protective Action.  The Mortgagee (at the direction of the Majority Holders) may take such action as the Mortgagee deems reasonably appropriate upon ten (10) days prior written notice to the Debtor (except that no such prior notice shall be required if in the reasonable judgment of the Mortgagee an emergency condition shall exist that threatens to do severe damage to or destruction of the Facility) to protect the Mortgaged Property or the status or priority of the lien of this Mortgage thereon including, but not limited to, entry upon the Facility to protect it from deterioration or damage, or to cause the Mortgaged Property to be put in compliance with any governmental, insurance rating or contract requirements; dispossession of the Debtor if necessary to remedy an emergency condition; payments of amounts due on liens having priority over this Mortgage if such lien constitutes a default pursuant to this Mortgage; curing any default by the Debtor under any of the Security Documents including this Mortgage; payment of any tax or charge for purposes of assuring the priority or enforceability of this Mortgage if failure to pay such tax by the Debtor is a default pursuant to this Mortgage; obtaining insurance on the Mortgaged Property; or commencement or defense of any legal action or proceeding to assert or protect the validity or priority of the lien of this Mortgage.  The Debtor agrees to reimburse the Mortgagee for all expenses in taking any such action, on demand, with interest at a rate being the lesser of (i) eighteen percent (18%) per annum or (ii) the highest rate permitted under the applicable usury law, and the amount thereof shall be secured by this Mortgage and shall, to the extent permitted by law, be in addition to the maximum amount of the Obligations heretofore stated.

Section 6.2.         Benefit of Section 254 of the Real Property Law.  Nothing herein contained shall be construed as depriving the Mortgagee of any right or advantage available under Section 254 of the Real Property Law of the State of New York, but all covenants herein differing therefrom shall be construed as conferring additional and not substitute rights and advantages.

Section 6.3.         Sole Discretion of the Mortgagee. Wherever pursuant to this Mortgage, the Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Mortgagee, the decision of the Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of the Mortgagee and shall be final and conclusive.  Notwithstanding the foregoing, if, pursuant to the terms of the Indenture or this Mortgage, a stated percentage of Holders of the Outstanding Bonds has the right to direct the Mortgagee in the exercise of any such right, such direction shall be final and conclusive, provided that such direction shall not be arbitrary or capricious.

Section 6.4.         Recovery of Sums Required To Be Paid.  The Mortgagee shall have the right (at the written direction of the Majority Holders) from time to time to take action to recover any sum or sums which constitutes a part of the Obligations as the same becomes due, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of the Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by the Debtor existing at the time such earlier action was commenced.

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Section 6.5.         Events of Default.  Any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)           Failure of the Debtor to pay any amount that has become due and payable hereunder, and continuance of such failure for a period of two (2) Business Days after written notice has been given to the Debtor specifying the nature of such default by the Mortgagee;

(b)           Failure of the Debtor to observe and perform any covenant, condition or agreement hereunder on its part to be performed (except as set forth in Section 5.6(a) above) and (1) continuance of such failure for more than thirty (30) days after written notice of such failure has been given to the Debtor specifying the nature of such failure by the Mortgagee, or (2) if by reason of the nature of such failure the same can be remedied, but not within the said thirty (30) days, the Debtor fails to commence and thereafter proceed with reasonable diligence after receipt of said notice to cure such failure or fails to continue with reasonable diligence its efforts to cure such failure;

(c)           The Debtor or the Parent shall (i) apply for or consent to the appointment of or the taking of possession by a receiver, liquidator, custodian or trustee of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts generally become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against itself in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (vii) take any action for the purpose of effecting any of the foregoing, or (viii) be adjudicated a bankrupt or insolvent by any court;

(d)           A proceeding or case shall be commenced, without the application or consent of the Debtor or the Parent in any court of competent jurisdiction, seeking (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts, (ii) the appointment of a trustee, receiver, liquidator, custodian or the like of the Debtor or the Parent or of all or any substantial part of their respective assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) days; or any order for relief against the Debtor or the Parent shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect); the terms “dissolution” or “liquidation” of the Debtor or the Parent as used above shall not be construed to prohibit any action otherwise permitted under the Security Documents;

(e)           Any representation or warranty made by the Debtor (i) in the application and related materials submitted to the Issuer for approval of the Project or the transactions contemplated by this Mortgage, (ii) herein, (iii) in any other Project Document, or (iv) in any report, certificate, financial statement or other instrument furnished pursuant hereto or any of the foregoing, shall, in any case, prove to be false, misleading or incorrect in any material respect as of the date made;

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(f)           The Debtor shall be in default under any other mortgage covering any part of the Mortgaged Property and proceedings shall have been commenced to foreclose such mortgage, whether it be superior or inferior to the lien of this Mortgage; or

(g)           An “Event of Default” under any Security Document shall occur and be continuing.

Section 6.6.        Remedies Following an Event of Default.  Upon the occurrence of an Event of Default hereunder, the Mortgagee may, in addition to any other rights or remedies available to it hereunder or elsewhere, take such action, without notice or demand, as it deems advisable, as directed by the Majority Holders, to protect and enforce its rights against the Debtor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as the Mortgagee, as directed by the Majority Holders, may determine, in its sole discretion, subject, however, to the Ground Lease, without impairing or otherwise affecting the other rights and remedies of the Mortgagee:

(a)           enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys, and dispossess the Debtor and its agents and servants therefrom, and thereupon the Mortgagee, as directed by the Majority Holders, may:

(1)	use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct business thereat and therewith;

(2)	complete any construction, renovation, rebuilding or repairing of the Mortgaged Property in such manner and form as the Mortgagee deems advisable;

(3)	make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property;

(4)
exercise all rights and powers of the Debtor with respect to the Mortgaged Property, in the name of the Debtor, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property and every part thereof; and

(5)	apply the receipts from the Mortgaged Property to the payment of the Obligations in accordance with Section 8.03 of the Indenture;

(b)           with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Obligations then due and payable, subject to the continuing security and lien of this Mortgage for the balance of the Obligations not then due;

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(c)           institute proceedings to foreclose the lien of this Mortgage against all or, from time to time, against any part of the Mortgaged Property and to have the same sold under the judgment or decree of a court of competent jurisdiction to the highest bidder, at public or private sale, subject to statutory and other legal requirements, if any, including all right, title and interest, claim and demand therein and thereto and all right of redemption thereof;

(d)           sell, assign or transfer the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of the Debtor therein and right of redemption thereof, pursuant to power of sale or otherwise, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law (provided that ten (10) days notice of sale of the Mortgaged Property shall be deemed reasonable notice) for such price and form of consideration as the Mortgagee may determine or as may be required by law;

(e)           institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein;

(f)           apply for the appointment of or appoint a trustee, receiver, liquidator or conservator of the Mortgaged Property, without regard for the adequacy of the security for the Obligations and without regard for the solvency of any Person liable for the payment of the Obligations whether or not in connection with an action to foreclose this Mortgage;

(g)           take possession of the Mortgaged Property (which shall, to the extent practicable, be assembled and made available to the Mortgagee by the Debtor at such place in New York City or elsewhere as may be required by the Mortgagee) and otherwise exercise any and all of the rights of secured parties under the New York State Uniform Commercial Code-Secured Transactions;

(h)           without prejudice to its right to bring an action for foreclosure of this Mortgage, sell the Mortgaged Property, or any part thereof, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, to the extent permitted and pursuant to the procedures provided by applicable law, including, without limitation, Article 14 of the Real Property Actions and Proceedings Law of the State of New York and any amendments or substitute statutes in regard thereto, at one or more sales as a single parcel or in parcels, and at such time and place and upon such terms and after such notice thereof as may be required or permitted by law; or

(i)           pursue such other remedies as the Mortgagee may have under applicable law.

Further, the Debtor, if there shall occur an Event of Default, shall pay monthly in advance to the Mortgagee, or to any receiver appointed at the request of the Mortgagee to collect the rents, revenues, issues, income and profits of the Mortgaged Property, the fair and reasonable rental value for the use and occupancy of the Mortgaged Property or of such part thereof as may be in the possession of the Debtor.  Upon default in the payment thereof, the Debtor shall vacate and surrender possession of the Mortgaged Property to the Mortgagee or such receiver, and upon a failure so to do may be evicted by summary proceedings.

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If an Event of Default shall happen and be subsisting, in case there shall be pending proceedings for the bankruptcy or for the reorganization of the Debtor under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Debtor or in the case of any other similar judicial proceedings relative to the Debtor, or to the credits or property of the Debtor, the Mortgagee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Mortgage, irrespective of whether the principal of the Obligations or any amount hereunder shall then be due and payable as therein or herein expressed or by declaration or otherwise, and irrespective of whether the Mortgagee shall have made any demand pursuant to the provisions of this Section 6.6 or of Section 8.01 of the Indenture, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Mortgagee allowed in such judicial proceedings relative to the Debtor, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of their charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Mortgagee, and to pay to the Mortgagee any amount due it for compensation and expenses, including reasonable counsel fees and expenses incurred by it up to the date of such distribution.

Section 6.7.        Appointment of a Receiver. Upon the occurrence of an Event of Default, the Mortgagee shall be entitled to the appointment of a receiver.  The right to have a receiver appointed shall be a matter of strict right and without regard to the value or adequacy of the security and such receiver may enter upon and take possession of the Mortgaged Property, collect the rents, issues and profits therefrom and apply the same as the court may direct, such receiver to have all of the rights and powers as a receiver may have under the laws of the State of New York.  The expenses, including, without limitation, receiver’s fees, counsel fees and expenses, costs and agent’s commissions and compensation incurred pursuant to the powers herein granted shall be added to the principal portion of the Obligations and secured hereby.

Section 6.8.        Foreclosure.  In a case of a foreclosure sale or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety in one parcel (or as one integrated unit) or separate parcels (or one or more of the interests comprising the Mortgaged Property separately from the others) in such manner or order as the Mortgagee in its sole and absolute discretion may elect.  If the Mortgagee so elects it may sell the remainder of the property except for the land, buildings and improvements, at one or more separate sales in the manner provided by the Uniform Commercial Code of the State of New York.  One or more exercises of the powers herein granted shall neither extinguish nor exhaust such powers, until the entire property is sold or the Obligations secured hereby are paid in full or otherwise provided for in accordance with their terms.

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Section 6.9.        Non-Impairment.  No provision of this Mortgage: (a) is or shall be deemed to be a release or impairment of any of the Obligations including this Mortgage, (b) shall preclude the Mortgagee, upon the occurrence of an Event of Default hereunder, from foreclosing this Mortgage or from enforcing its rights hereunder or under any other instrument governing or securing the Obligations, (c) shall preclude or bar the Mortgagee upon foreclosure from obtaining a deficiency judgment against the Debtor, against any subsequent owner of the Mortgaged Property who assumes the Obligations on a non-recourse basis, or against any other Person liable for the payment and performance of the Obligations, (d) shall require the Mortgagee to accept a part of the Mortgaged Property (as distinguished from its entirety) as payment of the debt secured hereby, or (e) shall compel the Mortgagee to accept or allow any apportionment of the debt secured hereby to or among any separate parts of the Mortgaged Property.

Section 6.10.      No Remedy Exclusive. No remedy conferred upon or reserved to the Mortgagee hereunder is or shall be deemed to be exclusive of any other available remedy or remedies.  Each such remedy shall be distinct, separate and cumulative, shall not be deemed to be inconsistent with or in exclusion of any other available remedy, may be exercised in the discretion of the Mortgagee at any time, in any manner, and in any order, and shall be in addition to and separate and distinct from every other remedy given the Mortgagee under this Mortgage or any other Security Document or now or hereafter existing in favor of the Mortgagee at law or in equity or by statute.  Without limiting the generality of the foregoing, the Mortgagee shall have the right to exercise any available remedy to recover any amount due and payable hereunder without regard to whether any other amount is due and payable, and without prejudice to the Mortgagee to exercise any available remedy for other Events of Default existing at the time the earlier action was commenced.

Section 6.11.      Delay To Not Constitute Waiver.  Any delay, omission or failure by the Mortgagee to insist upon the strict performance by the Debtor of any of the covenants, conditions and agreements herein set forth to be exercised by it or to exercise any right or remedy available to it upon the occurrence of an Event of Default hereunder shall not impair any such right or remedy or be considered or taken as a waiver or relinquishment for the future of the right to insist upon and to enforce, by injunction or other appropriate legal or equitable remedy, strict compliance by the Debtor with all of the covenants, conditions and agreements herein to be exercised by it, or of the right to exercise any such rights or remedies if such default by the Debtor be continued or repeated.  Any failure of the Mortgagee to exercise the option to accelerate the maturity of Obligations secured hereby, or any forbearance by the Mortgagee before or after any exercise of any such option, or any forbearance to exercise any other remedy of the Mortgagee, or any withdrawal or abandonment of the Mortgagee of any of its rights in any one circumstance shall not be construed as a waiver of any option, power, remedy or right of the Mortgagee hereunder.  The rights and remedies of the Mortgagee expressed and contained in this Mortgage are cumulative and none of them shall be deemed to be exclusive of any other or of any right or remedy the Mortgagee may now or hereafter have in law or in equity.  The election of any one or more remedies shall not be deemed to be an election of remedies under any statute, rule, regulation or case law.  The covenants of this Mortgage shall run with the Mortgaged Property and other properties and the estates hereby mortgaged and bind the Debtor and its assigns, legal representatives and successors and shall inure to the benefit of the Mortgagee, its successors and assigns.

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Section 6.12.      Effect of Discontinuance of Proceedings. In case any proceedings taken by the Mortgagee on account of any Event of Default hereunder shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Mortgagee, then and in every such case, the Debtor, the Mortgagee and the Holders of the Bonds shall be restored, respectively, to their former positions and rights hereunder, and all rights, remedies, powers and duties of the Mortgagee shall continue as in effect prior to the commencement of such proceedings.

Section 6.13.       Marshalling. The Debtor waives and releases any right to have the Mortgaged Property marshalled.

Section 6.14.      Actions and Proceedings.  The Mortgagee shall have the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding which the Mortgagee, in its discretion, determines to be brought to protect its interest in the Mortgaged Property.  The Mortgagee shall further have the right, from time to time, to sue for any sums required to be paid under the terms of this Mortgage or any other mortgage to which this Mortgage is expressly subordinate, as the same become due, without regard to whether or not the principal sums secured or any other sums secured by this Mortgage shall be due and without prejudice to the right of the Mortgagee thereafter to bring an action of foreclosure or any other action for a default or defaults by the Debtor existing at the time such earlier action was commenced.

Section 6.15.      Attorneys’ Fees and Other Costs.  The Debtor agrees to bear all costs, fees and expenses including court costs and reasonable expenses (including reasonable attorneys’ fees and disbursements) for legal services of or incidental to the enforcement of any provisions hereof (whether incurred during the continuance of an Event of Default or by the Mortgagee or any Holders of the Bonds), or enforcement, compromise or settlement of any of the collateral pledged hereunder, and for the curing thereof, or defending or asserting the rights and claims of the Mortgagee in respect thereof, by litigation or otherwise, and will pay to the Mortgagee any such expenses incurred, and such expenses shall be deemed part of the Obligations secured by this Mortgage and shall be collectible in like manner as the Obligations secured by this Mortgage, and until so paid shall bear interest at a rate being the lesser of (i) eighteen percent (18%) per annum or (ii) the highest rate permitted under the applicable usury law.  All rights and remedies of the Mortgagee shall be cumulative and may be exercised singly or concurrently.

Section 6.16.      No Additional Waiver Implied by One Waiver.  In the event any covenant or agreement contained in this Mortgage should be breached by the Debtor and thereafter waived by the Mortgagee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.  No waiver shall be binding unless it is in writing and signed by the Mortgagee.  No course of dealing between the Debtor and/or any other Person or any delay or omission on the part of the Mortgagee in exercising any rights hereunder shall operate as a waiver.

Section 6.17.      Application of Proceeds. All proceeds derived through the exercise of any remedies or the commencement of any proceedings under this Mortgage shall be applied in accordance with Section 8.03 of the Indenture.

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Section 6.18.      Waiver of Moratorium. The Debtor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, or the exemption from execution from sale of any or all of the property, now or any time hereafter enacted or enforced, nor claim, take or insist upon the benefit of any law now or hereafter enacted or enforced providing for the valuation or appraisal of the Mortgaged Property or any part thereof prior to any sale or sales thereof which may be made pursuant to any provisions herein or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted or enforced to redeem the property so sold or any part thereof.  The Debtor, to the extent permitted by law, hereby expressly waives the benefit or advantage of any such law or laws and covenants not to delay or impede the execution of any power herein granted or delegated to the Mortgagee.

Section 6.19.      Waiver of Notice.  The Debtor shall not be entitled to any notices of any nature whatsoever from the Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by the Mortgagee to the Debtor, and the Debtor hereby expressly waives the right to receive any notice from the Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of such notice.

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ARTICLE VII

LIMITATIONS ON LIABILITY

Section 7.1.        No Liability of Debtor’s Members, Managers, Officers, Directors, Employees and Agents.  It is agreed that, other than the Parent, the members, managers, directors, officers, employees and agents of the Debtor shall have no personal liability hereunder.  All covenants, stipulations, promises, agreements and obligations of the Debtor contained herein shall be deemed to be covenants, stipulations, promises, agreements and obligations of the Debtor and, other than the Parent, not of any member, manager, director, officer, employee or agent of the Debtor in his individual capacity, and no recourse shall be had hereunder for the payment of the principal of any debt or interest thereon or any of the Obligations or for any claim based thereon or hereunder against any member, manager, director, officer, employee or agent of the Debtor, other than the Parent, or any natural person executing this Mortgage.

Section 7.2.        Usury Laws.  This Mortgage and all other Security Documents are subject to the express condition that at no time shall the Debtor be obligated or required to pay interest on the principal balance due under the Obligations at a rate which could subject the holder of the Obligations to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Debtor, is permitted by law to contract or agree to pay.  If by the terms of this Mortgage or any of the other Security Documents, the Debtor is at any time required or obligated to pay interest on the principal balance due under the Obligations at a rate in excess of such maximum rate, the rate of interest under the Obligations shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate.

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ARTICLE VIII

MISCELLANEOUS

Section 8.1.         Applicability of Section 13 of the Lien Law.  This Mortgage is given in order to secure funds to pay for the Project and by reason thereof, it is intended that this Mortgage shall be superior to any laborers’, mechanics’ or materialmen’s liens which may be placed upon the Mortgaged Property subsequent to the recordation hereof.  The Debtor shall, therefore, in compliance with Section 13 of the New York Lien Law, receive the advances secured hereby and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of the Improvements and shall apply the same first to the payment of the cost of the Improvements before using any part of the total of the same for any other purpose.

Section 8.2.         No Merger.  It is the intention of this Mortgage that if the Mortgagee shall at any time hereafter acquire title to all or any portion of the Mortgaged Property, or any interest therein or lien thereon under any other mortgage or instrument, then, and until the Obligations have been paid in full or otherwise discharged or satisfied in accordance with their terms, the interest of the Mortgagee hereunder and the security interest created by this Mortgage shall not merge or become merged in or with the estate and interest of the Mortgagee as the holder and owner of title to all or any portion of the Mortgaged Property, or in or with the interest of the Mortgagee under or the lien of such other mortgage or instrument, and that, until such payment, discharge or satisfaction, the estate of the Mortgagee in the Mortgaged Property and the security interest created by this Mortgage and the interest of the Mortgagee hereunder shall continue in full force and effect to the same extent as if the Mortgagee had not acquired title to all or any portion of the Mortgaged Property or any other interest therein or lien thereon.  If, however, the Mortgagee shall consent to such merger or if such merger shall nevertheless occur without its consent, then this Mortgage shall attach to, and cover and be a conveyance of the fee title or any other estate, title or interest in the Mortgaged Property acquired by the Debtor, and the same shall be considered as granted, released, assigned, transferred, pledged, conveyed and set over to the Mortgagee and this Mortgage spread to cover such estate with the same force and effect as though specifically herein granted, released, assigned, transferred, pledged, conveyed, set over and spread, provided, however, the Debtor shall pay any and all transfer, recording or other taxes in connection therewith.

Section 8.3.        This Mortgage Constitutes A Commercial Transaction.  THE DEBTOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS MORTGAGE IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ITS RIGHTS TO NOTICE AND HEARING AS ALLOWED UNDER ANY STATE OR FEDERAL LAW OR OTHER RIGHT WITH RESPECT TO ANY PREJUDGMENT REMEDY OR OTHER RIGHT WHICH THE MORTGAGEE MAY DESIRE TO USE.  FURTHER, THE DEBTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL PRESENT AND FUTURE VALUATION, APPRAISEMENT, HOMESTEAD, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS.

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Section 8.4.         Consents. Wherever in this Mortgage the prior consent of the Mortgagee is required, the consent of the Mortgagee given as to one such transaction shall not be deemed to be a waiver of the right to require such consent to future or successive transactions.  Any such consents shall be in writing.

Section 8.5.        Service of Process.  The Debtor represents that it is subject to service of process in the State and covenants that it will remain so subject until all obligations, covenants and agreements of the Debtor under this Mortgage shall be satisfied and met.  If for any reason the Debtor should cease to be so subject to service of process in the State, the Debtor hereby irrevocably consents to the service of all process, pleadings, notices or other papers in any judicial proceeding or action by designating and appointing General Counsel, at Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, as its agent upon whom may be served all process, pleadings, notices or other papers which may be served upon the Debtor as a result of any of its obligations under this Mortgage.  If such appointed agent shall cease to act or otherwise cease to be subject to service of process in the State, the Debtor hereby irrevocably designates and appoints the Secretary of State of the State of New York as its agent upon whom may be served all process, pleadings, notices or other papers which may be served upon the Debtor as a result of any of its obligations under this Mortgage; provided, however, that the service of such process, pleadings, notices or other papers shall not constitute a condition to the Debtor’s obligations hereunder.

For such time as any of the obligations, covenants and agreements of the Debtor under this Mortgage remain unsatisfied, the Debtor’s agent(s) designated in this Section 8.5 shall accept and acknowledge on the Debtor’s behalf each service of process in any such suit, action or proceeding brought in any such court.  The Debtor agrees and consents that each such service of process upon such agents and written notice of such service to the Debtor in the manner set forth in Section 8.6 shall be taken and held to be valid personal service upon the Debtor whether or not the Debtor shall then be doing, or at any time shall have done, business within the State and that each such service of process shall be of the same force and validity as if service were made upon the Debtor according to the laws governing the validity and requirements of such service in the State, and waive all claim of error by reason of any such service.

Such agents shall not have any power or authority to enter into any appearance or to file any pleadings in connection with any suit, action or other legal proceedings against the Debtor or to conduct the defense of any such suit, action or any other legal proceeding except as expressly authorized by the Debtor.

Section 8.6.         Notices. All notices, requests, consents, demands and other communications to any party hereunder or any other Person specified herein shall be in writing (including bank wire, telecopy or similar writing) and shall be given to such party or other Person, addressed to it, at its address or telecopy number set forth below or such other address or telecopy number as such party or other Person may hereafter specify for the purpose by notice to the other parties or such other Persons.  Each such notice, request, consent or demand or other communication shall be if sent (i) by registered or certified United States mail, return receipt requested and postage prepaid, (ii) by a nationally recognized overnight delivery service for overnight delivery, charges prepaid or (iii) by hand delivery, addressed, as follows:

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Party	Address
Debtor	Albee Retail Development LLC c/o Acadia Realty Trust 1311 Mamaroneck Avenue, Suite 260 White Plains, New York 10605 Attention: General Counsel

with a copy to:	Washington Square Partners 675 Third Avenue, 25th Floor New York, New York 10017 Attention: Paul Travis and

Akerman Senterfitt LLP 335 Madison Avenue Suite 2600 New York, New York 10017 Attention: Steven P. Polivy, Esq.

Mortgagee	The Bank of New York Mellon 101 Barclay Street, Floor 7W New York, New York 10286 Attn: Corporate Trust Administration

Any party hereunder may, by like notice, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.  Any notice, certificate or other communication hereunder shall, except as may expressly be provided herein, be deemed to have been delivered or given (i) three (3) Business Days following posting if transmitted by mail, (ii) one (1) Business Day following sending if transmitted for overnight delivery by a nationally recognized overnight delivery service, or (iii) upon delivery if given by hand delivery, with refusal by an Authorized Representative of the intended recipient party to accept delivery of a notice given as prescribed above to constitute delivery hereunder.

Section 8.7.        Consent to Jurisdiction.  The Debtor irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Mortgage or any other Security Document, the Facility, the Project, the Debtor’s leasehold, use or occupancy of the Facility and/or any claim for injury or damages may be brought in the courts of record of the State in New York County or the United States District Court for the Southern District of New York; (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; (iii) waives any objection which it may have to the venue of any such suit, action or proceeding in such courts; and (iv) waives and relinquishes any rights it might otherwise have (w) to move to dismiss on grounds of forum non conveniens, (x) to remove to any federal court other than the United States District Court for the Southern District of New York, and (y) to move for a change of venue to a New York State Court outside New York County.

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If the Debtor commences any action against the Mortgagee in a court located other than the courts of record of the State in New York County or the United States District Court for the Southern District of New York, the Debtor shall, upon request from the Mortgagee, either consent to a transfer of the action or proceeding to a court of record of the State in New York County or the United States District Court for the Southern District of New York, or, if the court where the action or proceeding is initially brought will not or cannot transfer the action, the Debtor shall consent to dismiss such action without prejudice and may thereafter reinstitute the action in a court of record of the State in New York County or the United States District Court for the Southern District of New York.

Section 8.8.        Mortgage for Benefit of Debtor and Mortgagee.  The covenants and agreements contained in this Mortgage (including all indemnities set forth herein) shall run with the land and bind the Debtor, and its heirs, executors, administrators, legal representatives, successors and assigns and each Person constituting the Debtor, and all subsequent owners, encumbrances and tenants of the Mortgaged Property, or any part thereof, and shall inure to the benefit of the Mortgagee, its respective successors and assigns, and all subsequent beneficial owners of this Mortgage, and survive the foreclosure of this Mortgage.

Section 8.9.         Authorization. The execution of this Mortgage has been duly authorized by the appropriate Governing Body of the Debtor.

Section 8.10.      Amendments and Modifications. This Mortgage shall be amended, modified or supplemented only by a written agreement executed by the Debtor and the Mortgagee and, in any event, only in accordance with the Indenture.

Section 8.11.      Applicable Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of New York, without regard or giving effect to the principles of conflicts of laws thereof.

Section 8.12.      Date of Mortgage for Reference Purposes Only.  The date of this Mortgage shall be for reference purposes only and shall not be construed to imply that this Mortgage was executed on the date first above written.  This Mortgage was executed and delivered on the Closing Date.

Section 8.13.      Incorporation of Certain Indenture Provisions. All provisions of Article IX of the Indenture shall be construed as extending to and including all of the rights, duties and obligations imposed upon the Trustee under this Mortgage as fully and for all purposes as if said Article IX were contained in this Mortgage.

Section 8.14.      Entire Agreement; Counterparts.  This Mortgage constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (other than any Project Documents) and may be executed simultaneously in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Section 8.15.      Severability.  If any one or more of the provisions of this Mortgage shall be ruled illegal or invalid by any court of competent jurisdiction, the illegality or invalidity of such provision(s) shall not affect any of the remaining provisions of this Mortgage, but this Mortgage shall be construed and enforced as if such illegal or invalid provision had not been contained herein.

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Section 8.16.      Waiver of Jury Trial.  The Debtor hereby expressly waives, to the extent permitted by law, the right to assert a counterclaim in any action or proceeding brought against it by the Mortgagee, and waives, to the extent permitted by law, all rights to a trial by jury on any cause of action or proceeding brought by any party hereto against the other or in any counterclaim asserted by the Mortgagee against the Debtor, or in any matters whatsoever arising out of or in any way connected with this Mortgage or the Obligations, the Debtor’s obligations hereunder, the Facility, the Mortgaged Property, the Project, the Debtor’s leasehold, use or occupancy of the Facility and/or any claim for injury or damages.

Section 8.17.      Property Not Covered.  This Mortgage does not cover property principally improved or to be improved by one or more structures containing in the aggregate not more than six individual residential dwelling units, each having its own separate cooking facilities.

Section 8.18.      Assignment of Mortgage Upon Refinancing of the Bonds.  Upon written request of the Debtor in connection with a refinancing in whole of the Bonds, the Mortgagee shall assign this Mortgage, without recourse, warranty or representation whatsoever, to the refinancing lender upon (i) termination of the Loan Agreement pursuant to Article IX thereof, (ii) discharge of the Indenture, (iii) payment of all costs and expenses (including, without limitation, reasonable in-house and outside attorney's fees) incurred in connection with the assignment of this Mortgage, and (iv) the delivery by the Debtor to the Mortgagee of an affidavit pursuant to Section 275 of the New York Real Property Law and such other documents and instruments as the Mortgagee may reasonably request.

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IN WITNESS WHEREOF, the Debtor has duly executed this Mortgage as of the date first above written.

ALBEE RETAIL DEVELOPMENT LLC

By:	/s/ Robert Masters
Robert Masters
Senior Vice President

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the 30 day of June, in the year two thousand ten, before me, the undersigned, personally appeared Robert Masters, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person or entity upon behalf of which the individual acted, executed the instrument.

/s/ Kara A. Lobdell
Notary Public

Kara A. Lobdell
Notary Public, State of New York
No. 02 LO6031220
Qualified in New York County
Commission Expires Sept. 27, 2013

EXHIBIT A

DESCRIPTION OF THE LAND

(Block 149, Lot 103)

ALL that certain plot piece or parcel of land situate, lying and being in the Borough of Brooklyn, County of Kings, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of Dekalb Avenue with the easterly side of Gold Street;

RUNNING THENCE easterly, along the easterly side of Gold Street, 114 feet to a point;

RUNNING THENCE easterly, at right angles to the easterly side of Gold Street, 129.12 feet to the northwesterly side of Fleet Street;

RUNNING THENCE southwesterly, along the northwesterly side of Fleet Street, 132.02 feet to the corner formed by the intersection of the northwesterly side of Fleet Street, with the northerly side of Dekalb Avenue;

RUNNING THENCE westerly, along the northerly side of Dekalb Avenue, 63.76 feet to the point or place of BEGINNING.

MORTGAGE AND SECURITY AGREEMENT AND
ASSIGNMENT OF LEASES AND RENTS
(BUILDING LOAN)

From

ALBEE RETAIL DEVELOPMENT LLC,
a Delaware limited liability company having its principal office at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605,

To

THE BANK OF NEW YORK MELLON,
a New York banking corporation having a corporate trust office at 101 Barclay Street, Floor 7W, New York, New York 10286,
as Trustee and Mortgagee,

Dated as of July 1, 2010

$20,000,000
New York City Capital Resource Corporation
Recovery Zone Facility Revenue Bonds
(Albee Retail Development LLC Project), Series 2010

Affecting that property described in the appendices to this
Mortgage and Security Agreement and Assignment of Leases and
Rents (Building Loan), in the County of Kings, City of New York,
State of New York

____________________________________________________________________

Record and Return to:
Hawkins Delafield & Wood LLP
1 Chase Manhattan Plaza
New York, New York  10005
Attention:  Arthur M. Cohen, Esq.

MORTGAGE AND SECURITY AGREEMENT AND
ASSIGNMENT OF LEASES AND RENTS (BUILDING LOAN)

This MORTGAGE AND SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS (BUILDING LOAN) made and entered into as of the date set forth on the cover page hereof (this “Mortgage”) from ALBEE RETAIL DEVELOPMENT LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Debtor”), as mortgagor, having its principal office at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, to THE BANK OF NEW YORK MELLON, a New York banking corporation together with any successor trustee (the “Trustee” or the “Mortgagee”) at the time serving as such under the Indenture referred to below, as mortgagee, having a corporate trust office at 101 Barclay Street, Floor 7W, New York, New York 10286 (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture, in the Loan Agreement or in the Pledge and Security Agreement, each as referred to below):

W I T N E S S E T H :

WHEREAS, the Debtor has entered into negotiations with the New York City Capital Resource Corporation, a local development corporation created pursuant to Section 1411(a) of the Not-for-Profit Corporation Law of the State of New York, as amended (the “Issuer”), for the construction, renovation, equipping and furnishing of an approximately 50,000 square foot facility (the “Facility”) to be leased to retail commercial tenants, generally known by the street address of 1 DeKalb Avenue, Brooklyn, New York, and as further described in Exhibit A attached hereto — “DESCRIPTION OF THE LAND”; and

WHEREAS, the site of the Facility, including the improvements to be constructed thereon, will be subject to the Ground Lease; and

WHEREAS, pursuant to the Loan Agreement, the Issuer has made a Loan of the proceeds of the Bonds, in the original principal amount of the Bonds, to the Debtor, and the Debtor has executed the Promissory Note in favor of the Issuer and the Mortgagee to evidence the Debtor’s obligation under the Loan Agreement to repay the Loan; and

WHEREAS, the Debtor intends to enter into various Facility Leases with Facility Tenants at the Facility; and

WHEREAS, pursuant to the Bond Resolution and the Indenture, the Issuer has authorized the issuance of its Bonds to provide funds for a portion of the costs of the Project, and to provide funds to pay a portion of the costs and expenses of the issuance of the Bonds; and

WHEREAS, concurrently with the execution hereof, (i) in order to further secure the Bonds, the Debtor and Acadia Strategic Opportunity Fund II LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Parent”, and, together with the Debtor, the “Guarantors”) will guarantee the payment of the principal of, Purchase Price, Sinking Fund Installments for, redemption premium, if any, and interest on the Bonds, and the payments, obligations, covenants and agreements of the Debtor under the Loan Agreement and under the Promissory Note, pursuant to the Bond Guaranty Agreement, (ii) the completion of the Project will be guaranteed by the Guarantors pursuant to the Project Completion Guaranty Agreement in favor of the Trustee, and (iii) the Debtor will grant a first lien in Facility Revenues and the remainder of the Pledged Collateral pursuant to the Pledge and Security Agreement in favor of the Trustee; and

WHEREAS, in order to induce the Issuer to issue the Bonds, and the initial owners to purchase the Bonds, the Debtor is entering into this Mortgage, the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan) and the Mortgage and Security Agreement and Assignment of Leases and Rents (Indirect Loan);

NOW, THEREFORE, in consideration of the premises and of the purchase and acceptance of the Bonds by the initial owners thereof, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to secure

(i)           the payment of the Secured Principal Amount of the Bonds and the indebtedness represented thereby, the Purchase Price, if applicable, and the redemption premium, if any, and interest on the Bonds according to their tenor and effect and the performance and observance by the Issuer of all the covenants expressed or implied in the Bonds, and

(ii)           the payment, performance and observance of all obligations of the Debtor and the Parent under the Security Documents including this Mortgage, and whether now arising or hereafter arising, direct or indirect, absolute or contingent, joint or several, due or to become due, liquidated or unliquidated, secured or unsecured, original, renewed or extended, whether arising directly or acquired from others (all such indebtedness and obligations described in clauses (i) and (ii) above being collectively referred to herein as the “Obligations”), provided, however, that the maximum principal amount secured hereby shall not exceed the Secured Principal Amount, the Debtor does hereby grant, bargain, sell, convey, transfer, mortgage, grant a security interest in, pledge and assign to the Trustee, as Mortgagee, and its assigns forever, the following (the “Mortgaged Property”), subject to the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan), dated as of the date hereof, from the Debtor to the Mortgagee:

GRANTING CLAUSES

I

The Ground Lease, including all rights, guarantees, amendments, supplements, modifications, renewals, substitutions and extensions relating to the Ground Lease and any right of continued possession of the Facility as might result by reason of a rejection of the Ground Lease thereunder, and all other right, title and interest of the Debtor in and the Facility together with the tenements, hereditaments, servitudes, appurtenances, estate, rights, privileges, liberties, appurtenances, licenses, royalties, mineral, oil and gas rights, water, water rights, reversions, remainders and immunities thereunto  in which the Debtor shall have an interest, including all the right, title and interest of the Debtor in and to all streets, ways, alleys, roads, waters, water courses, water rights, waterways, passages, sewer rights and public places adjoining the Facility and all easements and rights-of-way, public or private, and gores of land, now or hereafter used in connection therewith, together with all land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining the Facility to the center line thereof, now or hereafter used in connection with the Facility.

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II

Any right of continued possession and occupancy, by agreement or otherwise, in and to the Facility, including all right, title and interest in any such agreement.

III

Any and all rights under Section 365(h) of the Federal Bankruptcy Code, or any similar rights under any other law, including but not limited to any right to use or possession of the Facility.

IV

All trade fixtures, equipment, machinery, apparatus, appliances, fittings, chattels and articles of personal property of every kind and nature, and all building equipment, materials and supplies of any nature whatsoever, now or hereafter attached to, or used or usable in connection with any present or future operation or occupancy of the Facility and in which the Debtor has or shall have an interest and all renewals and replacements thereof and additions and accessions thereto, including without limitation all partitions, elevators, lifts, steam and hot water boilers, heating and air conditioning equipment, lighting and power plants, engines, motors, compressors, ducts, coal, oil and gas burning apparatus, pipes, pumps, plumbing, radiators, sinks, bath tubs, water closets, refrigerators, gas and electrical fixtures, communications apparatus, stoves, ranges, shades, screens, awnings, vacuum cleaning system, and sprinkler system or other fire prevention or extinguishing apparatus and materials, all of which shall be deemed to be, remain and form a part of the Mortgaged Property and are covered by the Lien of this Mortgage; excluding, however, from the Lien of this Mortgage, the Company’s Property (as defined in Section 3.4(c) of the Loan Agreement), any property released from the Facility pursuant to Section 3.5 of the Loan Agreement, and any personal property owned by any Facility Tenant.

V

All right, title and interest of the Debtor in all Construction Contracts, payment bonds, performance bonds, surety bonds, Warranties, guarantees, maintenance, repair or replacement agreements and other contractual obligations of any contractor, subcontractor, surety, guarantor, manufacturer, dealer, laborer, supplier or materialman made with respect to the Facility or any part thereof.

VI

All the right, in the name and on behalf of the Debtor, to appear in and defend any action or proceeding brought with respect to the Facility and to commence any action or proceeding to protect the interest of the Mortgagee in the Facility.

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VII

Any and all air rights, development rights, zoning rights or other similar rights or interests which benefit or are appurtenant to the Facility and any proceeds arising therefrom.

VIII

All agreements (other than any Security Document) and/or contracts now or hereafter entered into by the Debtor for the Project Work or any part thereof, and all permits, licenses, bonds, plans and specifications relative to the Project.

IX

All insurance proceeds, awards, payments and other compensation payments, including interest thereon, and the right to receive the same, which are heretofore or hereafter made with respect to the Facility as a result of or in lieu of any taking by eminent domain (including any transfer made in lieu of the exercise of said right), the alteration of the grade of any street, or any other damage or injury to or decrease in the value of the Facility or the occurrence of any Loss Event (as defined in, and subject to, Section 5.1 of the Loan Agreement), to the extent of all amounts which may be secured by this Mortgage at the date of receipt of any such award or payment by the Mortgagee, and of the reasonable attorneys’ fees, costs and disbursements incurred by the Mortgagee in connection with the collection of such award or payment, subject to the terms of the Indenture, the Loan Agreement and the Ground Lease, as to the application of all such amounts so received.

X

All right, title and interest of the Debtor in and to (a) any and all present and future leases of space in any Improvements; (b) the Facility Leases; (c) any and all present and future subleases of space in any Improvements; (d) all rents, issues and profits payable under any such leases and subleases including all Facility Revenues; and (e) any contracts for the sale of all or any portion of the Facility or any Improvements or portions thereof, on or to be erected upon the Facility (“sale contracts”).  Nothing in this paragraph is intended to constitute the consent of the Mortgagee to any such leases, subleases or sale contracts, other than as expressly provided herein or in the Loan Agreement.

XI

All right, title and interest of the Debtor in all proceeds of any unearned premiums on any property insurance policies concerning the Facility, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof, for damages to any portion of the Facility, subject, however, to the terms of the Indenture, the Loan Agreement and the Ground Lease.

XII

All right, title and interest of the Debtor in all Funds, Accounts and Subaccounts established under the Indenture.

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XIII

All the right, in the name and on behalf of the Debtor, to appear in and defend any action or proceeding brought with respect to any of the Mortgaged Property and to commence any action or proceeding to protect the interest of the Mortgagee in the Mortgaged Property.

XIV

Any and all further estate, right, title, interest, property, claim and demand whatsoever of the Debtor in and to any of the above.

XV

All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims.

XVI

Any and all other property of every kind and nature from time to time which was heretofore or hereafter is by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred, as and for additional security hereunder, by the Debtor or by any other Person with or without the consent of the Debtor, to the Mortgagee which is hereby authorized to receive any and all such property at any time and at all times to hold and apply the same subject to the terms hereof.

TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby conveyed and assigned or agreed or intended so to be, to the Mortgagee and its successors and to them and their assigns forever;

THIS MORTGAGE secures the payment, performance and observance of the Obligations and shall continue in full force and effect until the Obligations shall be paid and satisfied in full or otherwise provided for in accordance with their respective terms.

THIS IS A BUILDING LOAN MORTGAGE, the proceeds of which are advanced and to be advanced pursuant to the terms of a Building Loan Agreement dated as of even date herewith by and among the Debtor, the Issuer and the Mortgagee.

Notwithstanding anything contained herein to the contrary, the maximum amount of Obligations secured by this Mortgage at execution or which under any contingency may become secured hereby at any time hereafter is the Secured Principal Amount plus interest thereon, plus all amounts expended by the Mortgagee after default by the Debtor which constitute payment of (i) taxes, charges or assessments which may be imposed by law upon the Mortgaged Property; (ii) premiums on insurance policies covering the Mortgaged Property; (iii) expenses incurred in protecting or upholding the lien of this Mortgage, including, but not limited to the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage; (iv) expenses incurred in protecting the collateral encumbered by this Mortgage; or (v) any amount, cost or charge to which the Mortgagee becomes subrogated upon payment, whether under recognized principles of law or equity, or under express statutory authority.

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DEBTOR represents, warrants, covenants and agrees with the Mortgagee as set forth below:

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ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1.         Certain Definitions.  The following terms shall have the respective meanings in this Mortgage, except as the context otherwise requires:

An Affiliate of a Person shall mean a Person that directly or indirectly through one or more intermediaries Controls, or is under common Control with, or is Controlled by, such Person.

Authorized Representative shall mean:

(i)           in the case of the Issuer, the Chairperson, Vice Chairperson, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, Executive Director, Deputy Executive Director, General Counsel or Vice President for Legal Affairs, or any other officer or employee of the Issuer who is authorized to perform specific acts or to discharge specific duties; and

(ii)           in the case of the Debtor, a person named in Exhibit B — “Authorized Representative”, to the Loan Agreement, or any other officer or employee of the Debtor who is authorized to perform specific duties under the Loan Agreement or under any other Project Document and of whom another Authorized Representative of the Debtor has given written notice to the Issuer and the Mortgagee;

provided, however, that in each case for which a certification or other statement of fact or condition is required to be submitted by an Authorized Representative to any Person pursuant to the terms of the Loan Agreement or any other Project Document, such certificate or statement shall be executed only by an Authorized Representative in a position to know or to obtain knowledge of the facts or conditions that are the subject of such certificate or statement.

Bond Guaranty Agreement shall mean the Bond Guaranty Agreement, dated as of even date herewith, from the Guarantors to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Bond Resolution shall mean the resolution of the Issuer adopted on February 9, 2010, as amended on April 13, 2010, authorizing the Project and the issuance of the Bonds.

Bonds shall mean the Issuer’s $20,000,000 Recovery Zone Facility Revenue Bonds (Albee Retail Development LLC Project), Series 2010, authorized, issued, executed, authenticated and delivered under the Indenture.

Building Loan Agreement shall mean the Building Loan Agreement, dated as of even date herewith, among the Issuer, the Debtor and the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

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Business Day shall have the meaning assigned to that term in the Indenture.

City shall mean The City of New York, New York.

Closing Date shall mean July 1, 2010, the date of the initial issuance and delivery of the Bonds.

Commencement Date shall have the meaning assigned to that term in the Loan Agreement.

Company’s Property shall have the meaning specified in Section 3.4(c) of the Loan Agreement.

Debtor shall mean Albee Retail Development LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns; provided, however, that nothing contained in this definition shall be deemed to limit or modify the obligations of the Debtor under Section 7.8 or 7.9 of the Loan Agreement.

Entity shall mean any of a corporation, general partnership, limited liability company, limited liability partnership, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm, joint venture, governmental authority or governmental instrumentality, but shall not include an individual.

Facility shall mean, collectively, the Land and the Improvements.

Facility Address shall mean 1 DeKalb Avenue, Brooklyn, New York.

Facility Leases shall mean, collectively, all leases or other occupancy or use agreements, other than the Ground Lease, entered into with any Person for the use, possession or occupancy of the Facility or any portion thereof.

Facility Revenues shall mean all revenues, income, fees, receipts, charges, income and other money received in any period by or on behalf of the Debtor, derived from the leasing or operation of the Facility, including proceeds derived from insurance (including environmental insurance) and/or condemnation proceeds with respect to the Facility and Business Interruption Insurance and Extra Expense Insurance, in each case whether existing as of the Closing Date or hereafter coming into existence.

Facility Tenants shall mean all Persons as shall use, possess or occupy all or any portion of the Facility pursuant to a Facility Lease.

GAAP shall mean those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the Commencement Date, so as to properly reflect the financial position of the Company, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the said Board) in order to continue as a generally accepted accounting principle or practice may be so changed.

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Governing Body shall mean, when used with respect to any Person, its board of directors, board of trustees or individual or group of individuals by, or under the authority of which, the powers of such Person are exercised.

Ground Lease shall mean that certain Severance Lease (Site 1A), dated June 30, 2010, between the City, as landlord, and Albee Development, LLC, a Delaware limited liability company (“Albee Development”), as assigned on July 1, 2010 by Albee Development to, and assumed by, the Debtor, as tenant, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and herewith.

Guarantors shall mean, collectively, the Debtor and the Parent, and their respective successors and assigns.

Holders shall have the meaning assigned to that term in the Indenture.

Improvements shall mean:

(i)           all buildings, structures, foundations, related facilities, fixtures and other improvements existing on the Commencement Date and erected or situated on the Land;

(ii)          any other buildings, structures, foundations, related facilities, fixtures and other improvements constructed or erected on the Land throughout the term of the Loan Agreement (including any improvements or demolitions made as part of the Project Work pursuant to Section 3.2 of the Loan Agreement); and

(iii)         all replacements, improvements, additions, extensions, substitutions, restorations and repairs to any of the foregoing.

Indenture shall mean the Indenture of Trust, dated as of even date herewith, between the Issuer and the Trustee, as from time to time amended or supplemented by Supplemental Indentures in accordance with Article XI of the Indenture.

Independent Engineer shall mean a Person (not an employee of any of the Issuer, the Debtor, the Parent or any Affiliate of any thereof) registered and qualified to practice engineering or architecture under the laws of the State, selected by the Debtor, and approved in writing by the Trustee (which approval shall not be unreasonably withheld and shall be at the written direction of the Majority Holders).

Issuer shall mean New York City Capital Resource Corporation, a local development corporation created pursuant to the Not-for-Profit Corporation Law of the State at the direction of the Mayor of the City, and its successors and assigns.

Land shall mean that certain lot, piece or parcel of land in the Borough of Brooklyn (County of Kings), Block 149 and Lot 103, generally known by the street address 1 DeKalb Avenue, Brooklyn, New York, all as more particularly described in Exhibit A - “Description of the Land”, together with all easements, rights and interests now or hereafter appurtenant or beneficial thereto; but excluding, however, any real property or interest therein released pursuant to Section 7.9(c) of the Loan Agreement.

9

Legal Requirements shall mean the Constitutions of the United States and the State of New York and all laws, statutes, codes, acts, ordinances, resolutions, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, certificates of occupancy, directions and requirements (including zoning, land use, planning, environmental protection, air, water and land pollution, toxic wastes, hazardous wastes, solid wastes, wetlands, health, safety, equal opportunity, minimum wages, and employment practices) of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, including those of the City, foreseen or unforeseen, ordinary or extraordinary, that are applicable now or may be applicable at any time hereafter to (i) the Debtor or any Facility Tenant, (ii) the Facility or any part thereof, or (iii) any use or condition of the Facility or any part thereof.

Loan Agreement shall mean the Loan Agreement, dated as of even date herewith, between the Issuer and the Debtor, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Majority Holders shall have the meaning assigned to that term in the Indenture.

Mortgage shall mean this Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan) from the Debtor to the Mortgagee, and includes any and all amendments hereof and supplements hereto made in accordance herewith and with the Indenture.

Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan) shall mean the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan), dated as of even date herewith, from the Debtor to the Mortgagee, and includes any and all amendments thereof and supplements thereto hereafter made in accordance therewith and with the Indenture.

Mortgage and Security Agreement and Assignment of Leases and Rents (Indirect Loan) shall mean the Mortgage and Security Agreement and Assignment of Leases and Rents (Indirect Loan), dated as of even date herewith, from the Debtor to the Mortgagee, and includes any and all amendments thereof and supplements thereto hereafter made in accordance therewith and with the Indenture.

Net Proceeds shall mean, when used with respect to any insurance proceeds or condemnation award, compensation or damages, the gross amount of any such proceeds, award, compensation or damages less all expenses (including reasonable attorneys’ fees and any extraordinary expenses of the Issuer or the Trustee) incurred in the collection thereof.

Opinion of Counsel shall mean a written opinion of counsel for the Debtor, the Parent or any other Person (which counsel shall be reasonably acceptable to the Issuer and the Trustee) with respect to such matters as required under any Project Document or as the Issuer or the Trustee may otherwise reasonably require, and which shall be in form and substance reasonably acceptable to the Issuer and the Trustee.

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Organizational Documents shall mean, (i) in the case of an Entity constituting a limited liability company, the articles of organization or certificate of formation, and the operating agreement of such Entity, (ii) in the case of an Entity constituting a corporation, the articles of incorporation or certificate of incorporation, and the by-laws of such Entity, and (iii) in the case of an Entity constituting a general or limited partnership, the partnership agreement of such Entity.

Outstanding shall have the meaning assigned to that term in the Indenture.

Parent shall mean Acadia Strategic Opportunity Fund II LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns; provided, however, that nothing contained in this definition shall be deemed to limit or modify the obligations of the Parent under Section 3.6 of the Bond Guaranty Agreement or Section 3.4 of the Issuer Indemnification Agreement.

Permitted Encumbrances shall have the meaning assigned to that term in the Indenture.

Person shall mean an individual or any Entity.

Pledge and Security Agreement shall mean the Pledge and Security Agreement, dated as of even date herewith, from the Debtor to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Project shall mean the construction, renovation, equipping and furnishing of an approximately 50,000 square foot facility to be leased to retail commercial tenants.

Project Completion Guaranty Agreement shall mean the Project Completion Guaranty Agreement, dated as of even date herewith, from the Guarantors to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Project Documents shall mean, collectively, the Ground Lease, the Issuer Indemnification Agreement, the Remarketing Agreement, the Bond Placement Agreement, the Facility Leases and the Security Documents.

Promissory Note shall mean, with respect to the Bonds, that certain Promissory Note in substantially the form of Exhibit G to the Loan Agreement, and, with respect to any Series of Additional Bonds, that certain Promissory Note in substantially the form of any related Exhibit to an amendment to the Loan Agreement, and shall include in each case any and all amendments thereof and supplements thereto made in conformity with the Loan Agreement and the Indenture.

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Purchase Price shall mean an amount equal to the principal amount of any Bond purchased on any Purchase Date, plus accrued interest to the Purchase Date (unless the Purchase Date is an Interest Payment Date, in which case the Purchase Price shall not include accrued interest, which shall be paid in the normal course).

Secured Principal Amount shall mean $15,857,458.57.

Security Documents shall mean, collectively, the Loan Agreement, the Promissory Note, the Pledge and Security Agreement, the Indenture, the Bond Guaranty Agreement, the Project Completion Guaranty Agreement, the Tax Regulatory Agreement, the Building Loan Agreement, this Mortgage, the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan) and the Mortgage and Security Agreement and Assignment of Leases and Rents (Indirect Loan).

State shall mean the State of New York.

Supplemental Indenture shall mean any indenture supplemental to or amendatory of the Indenture, executed and delivered by the Issuer and the Trustee in accordance with Article XI of the Indenture.

Tax Regulatory Agreement shall mean the Tax Regulatory Agreement, dated the Closing Date, from the Issuer and the Debtor to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Trustee shall mean The Bank of New York Mellon, New York, New York in its capacity as trustee under the Indenture, and its successors in such capacity and their assigns hereafter appointed in the manner provided in the Indenture.

Trust Estate shall mean all property, interest, revenues, funds, contracts, rights and other security granted to the Trustee under the Security Documents.

Section 1.2.         Construction.  In this Mortgage, unless the context otherwise requires:

(a)           The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms, as used in this Mortgage, refer to this Mortgage, and the term “hereafter” shall mean after, and the term “heretofore” shall mean before, the Closing Date.

(b)           Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

(c)           Words importing persons shall include firms, associations, partnerships (including limited partnerships and limited liability partnerships), trusts, corporations, limited liability companies and other legal entities, including public bodies, as well as natural persons.

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(d)           Any headings preceding the texts of the several Articles and Sections of this Mortgage, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Mortgage, nor shall they affect its meaning, construction or effect.

(e)           Unless the content indicates otherwise, references to designated “Exhibits,” “Articles,” “Sections,” “Subsections,” “clauses” and other subdivisions are to the designated Exhibits, Articles, Sections, Subsections, clauses and other subdivisions of or to this Mortgage.

(f)           The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(g)           The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(h)           Any definition of or reference to any agreement, instrument or other document herein shall be construed to refer to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein).

(i)           Any reference to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s successors and assigns or such Person’s successors in such capacity, as the case may be.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1.         Representations and Warranties of Debtor.  The Debtor hereby represents and warrants that:

(a)           The Debtor is a limited liability company duly organized under the laws of the State of Delaware, is validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and in good standing under the laws of the State, is not in violation of any provision of its Organizational Documents, has the requisite power and authority to own its property and assets, to carry on its business as now being conducted by it and to execute, deliver and perform this Mortgage and each other Project Document to which it is or shall be a party.

(b)           The execution, delivery and performance of this Mortgage and each other Project Document to which the Debtor is or shall be a party and the consummation of the transactions herein and therein contemplated will not (x) violate any provision of law, any order of any court or agency of government, or any of the Organizational Documents of the Debtor, or any indenture, agreement or other instrument to which the Debtor is a party or by which it or any of its property is bound or to which it or any of its property is subject, (y) be in conflict with or result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or (z) result in the imposition of any lien, charge or encumbrance of any nature whatsoever other than Permitted Encumbrances.

(c)           There is no action or proceeding pending or, to the best of the Debtor’s knowledge, after diligent inquiry, threatened by or against the Debtor by or before any court or administrative agency that would adversely affect the ability of the Debtor to perform its obligations under this Mortgage or any other Project Document to which it is or shall be a party.  Such knowledge is based upon the knowledge of Robert Masters, a Senior Vice President of the Parent, and the person employed by the Parent with actual knowledge of the Project and of the matters set forth in this paragraph.

(d)           The Debtor has obtained all authorizations, consents and approvals of governmental bodies or agencies required to be obtained by the Debtor as of the Closing Date in connection with the execution and delivery of this Mortgage and each other Project Document to which the Debtor is a party or in connection with the performance of the obligations of the Debtor hereunder and under each of the Project Documents.

(e)           This Mortgage and the other Project Documents to which the Debtor is a party (x) have been duly authorized by all necessary action on the part of the Debtor, (y) have been duly executed and delivered by the Debtor, and (z) constitute the legal, valid and binding obligations of the Debtor, enforceable against the Debtor in accordance with their respective terms, subject to limitations on enforceability resulting from bankruptcy, insolvency and principles of equity.

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(f)           The assumption by the Debtor of its obligations hereunder will result in a direct financial benefit to the Debtor.

(g)          The Debtor has power to enter into and perform this Mortgage, to create, pledge and grant the mortgage, pledge, assignment and security interest in the Mortgaged Property as provided in this Mortgage, and to own its property and assets.

(h)          The Debtor is vested with a good and marketable leasehold interest in the Facility pursuant to the Ground Lease, subject to no mortgage, lien, charge, pledge, assignment, security interest, conditional sale agreement or encumbrance of any kind whatsoever, other than Permitted Encumbrances.

(i)           The Debtor is, as of the Closing Date, and after giving effect to all instruments evidencing or securing the Obligations will be, in a solvent condition.

(j)           The execution and delivery of this Mortgage does not constitute a “fraudulent conveyance” within the meaning of Title 11 of the United States Code as so constituted or under any other applicable law.

(k)           No bankruptcy or insolvency proceedings are pending or contemplated by or, to the best knowledge of the Debtor, against, the Debtor.

(l)           The Debtor is duly authorized to mortgage and grant a security interest in the Mortgaged Property, and this Mortgage is a second lien upon the Mortgaged Property, subject only to Permitted Encumbrances.

(m)         The Ground Lease is a valid and subsisting lease of the property therein described and purported to be demised and is in full force and effect in accordance with its terms, and has not been amended or modified in any respect.

(n)          No default has occurred and is continuing under the Ground Lease and no event has occurred or is occurring which, with the passage of time or the giving of notice or both, would constitute an event of default under the Ground Lease.

(o)           Neither the Ground Lease nor the Debtor’s interest in any of the Facility Leases or Facility Revenues is subject to any Liens or encumbrances other than in favor of the Mortgagee or as set forth in the mortgagee title insurance policy insuring the Lien of this Mortgage, a copy of which has been furnished to the Mortgagee.

(p)           The Debtor is the owner of the leasehold estate created by the Ground Lease and has the right and authority under the Ground Lease to execute this Mortgage as provided herein.

(q)           No Facility Leases are in effect as of the Closing Date.

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ARTICLE III

GENERAL AGREEMENTS OF DEBTOR

Section 3.1.        Payment, Performance, Observance and Compliance.  The Debtor agrees to pay, perform, observe and comply with such of the Obligations to which it shall be subject (including this Mortgage) upon the terms and provisions required of the Debtor therein.

Section 3.2.        Acknowledgment of Amount Due.  The Debtor shall, upon request, furnish to the Mortgagee, in person within five (5) days, or, by mail within ten (10) days, a written statement duly acknowledged of the amount due under this Mortgage and whether any offsets or defenses exist against the Obligations.

Section 3.3.        Security Agreement. This Mortgage is and shall be deemed to be a security agreement under the New York State Uniform Commercial Code with respect to the Mortgaged Property, and the Mortgagee shall have all the rights of a secured party thereunder with respect to that part of the Mortgaged Property that constitutes personal property subject thereto (sometimes referred to herein as the “Secured Property”).  Upon request by the Mortgagee, the Debtor shall execute and deliver to the Mortgagee any security agreement, financing or continuation statement or other document the Mortgagee reasonably deems necessary to protect or perfect its lien on the Mortgaged Property.  If the Debtor shall default under this Mortgage, the Mortgagee, in addition to any other rights and remedies that it may have, shall have and may exercise immediately and without demand any and all rights and remedies granted to a secured party upon default under the New York State Uniform Commercial Code, including the right to take possession of the Secured Property or any part thereof or indicia thereof, and to take such other measures as the Mortgagee may deem necessary for the care, protection and preservation of the Secured Property.  Upon request or demand of the Mortgagee, the Debtor shall assemble the Secured Property and make it available to the Mortgagee at a convenient place acceptable to the Mortgagee.  The Debtor shall pay to the Mortgagee on demand all expenses, including reasonable legal expenses and attorneys’ fees and expenses, incurred or paid by the Mortgagee in protecting its interest in the Secured Property and in enforcing its rights hereunder with respect to the Secured Property.  Any notice of sale, other disposition, or other intended action by the Mortgagee with respect to the Secured Property sent to the Debtor in accordance with the provisions of this Mortgage at least seven (7) days prior to the date of any such sale, other disposition, or other intended action set forth or specified in the notice shall conclusively be deemed to be commercially reasonable within the meaning of the New York State Uniform Commercial Code unless objected to in writing by the Debtor within five (5) days after receipt by the Debtor of the notice.  The proceeds of any sale or other disposition of the Secured Property, or any part thereof, shall be applied to the payment of the Obligations as provided in Section 6.17.

Section 3.4.        Ownership; Instruments of Further Assurance.  The Mortgagee on behalf of the Debtor shall defend the interest of the Debtor to the Mortgaged Property and every part thereof and the Debtor agrees to warrant and defend such interest against the claims and demands of all Persons whomsoever.  The Debtor covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such supplements hereto and such further acts, instruments and transfers as the Mortgagee may reasonably require for the better assuring, transferring, conveying, pledging, assigning and confirming unto the Mortgagee all and singular the property herein described and subject to the lien and security interest of this Mortgage and those revenues pledged hereby and by the Indenture to the payment of the Obligations.  Any and all property hereafter acquired (other than the Company’s Property) which is of the kind or nature herein provided to be and become subject to the lien and security interest hereof shall ipso facto, and without any further conveyance, assignment or act on the part of the Debtor or the Mortgagee, become and be subject to the lien and security interest of this Mortgage as fully and completely as though specifically described herein, but nothing in this sentence contained shall be deemed to modify or change the obligations of the Debtor heretofore made by this Section 3.4.

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Section 3.5.        Creation of Liens; Indebtedness; Sale of Facility.  The Debtor represents and covenants that this Mortgage is and will be a second mortgage Lien upon the Mortgaged Property, subordinate only to the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan).  The Lien of the Mortgage and Security Agreement and Assignment of Leases and Rents (Indirect Loan) is subject and subordinate to the Ground Lease and the Liens of this Mortgage and of the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan).  The Debtor shall not (x) create or suffer to be created any Lien upon or pledge of the Mortgaged Property or any part thereof except the Lien created by this Mortgage and Permitted Encumbrances, and except as expressly permitted under the Indenture, (y) incur any Indebtedness or issue any evidences of Indebtedness, other than the Obligations, and except as expressly permitted under the Indenture, secured by a Lien on the Mortgaged Property, or (z) sell, convey, transfer, lease, mortgage or encumber the Mortgaged Property or any part thereof except as specifically permitted under the Loan Agreement, the Indenture, this Mortgage and Permitted Encumbrances, so long as any of the Obligations are Outstanding.

Section 3.6.        Release of Property.  Reference is made to the provisions of the Loan Agreement, including, without limitation, Sections 3.5 and 7.9 thereof, whereby the Debtor may withdraw from the Facility any fixtures or any right-of-way, easement, permit or license or unimproved portion thereof, all upon compliance with the terms and conditions of the Loan Agreement and the Ground Lease.  At the request of the Debtor, the Mortgagee shall release from the lien and security interest of this Mortgage, the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan) and the Mortgage and Security Agreement and Assignment of Leases and Rents (Indirect Loan), and from under the Loan Agreement such portion of the property of the Facility so withdrawn upon compliance with the applicable provisions of the Loan Agreement and shall confirm any such release.

Section 3.7.        Recording and Filing.  a) The Debtor shall cause this Mortgage and all supplements hereto to be recorded (at the sole cost and expense of the Debtor) as a mortgage of an interest in real property in the appropriate offices of the Register of The City of New York or in such other offices as may be at the time provided by law as the proper place for the recordation thereof.  In addition, the security interest of the Mortgagee, as created by this Mortgage, in the personal property and fixtures and the rights and other intangible interests herein described, shall be perfected by the filing of financing statements at the direction of the Debtor in the offices of the Secretary of State of the State in the City of Albany, New York, and in the offices of such Register of The City of New York, which financing statements shall be in accordance with the New York State Uniform Commercial Code - Secured Transactions.  All mortgage recording taxes, if any, and filing and recording charges and fees shall be payable by the Debtor.

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(b)           The Debtor and the Mortgagee acknowledge that, as of the Closing Date,

(i)           Section 9-515 of the New York State Uniform Commercial Code-Secured Transactions provides that an initial financing statement filed in connection with a “public-financed transaction” is effective for a period of thirty (30) years after the date of filing if such initial financing statement indicates that it is filed in connection with a public financed transaction,

(ii)          Section 9-102(67) of the New York State Uniform Commercial Code-Secured Transactions defines a public-finance transaction as a secured transaction in connection with which, in substance, (x) bonds are issued, (y) all or a portion of the bonds have an initial stated maturity of at least twenty (20) years, and (z) the debtor, obligor, secured party or assignee with respect to the collateral or secured obligation is a governmental unit of a state, and

(iii)         subject to any future change in law, the initial financing statement as shall be filed with respect to the security interest described above shall therefore have an effective period of thirty (30) years after the date of filing, for the purpose of determining the date by which continuation statements shall be filed.

(c)           The parties hereto acknowledge and agree that, because the foregoing financing statements evidence collateral for the Bonds, and because the Bonds are municipal securities with a term that is at least twenty (20) years in duration, there is no need under the Uniform Commercial Code of the State of New York to re-file such financing statements in order to preserve the liens and security interests that they create for the period commencing with the Closing Date and terminating on the thirtieth anniversary of the Closing Date.

Subsequent to the foregoing recordation and filings, if in the Opinion of Counsel to the Debtor (described hereinbelow), to preserve (after the thirtieth (30th) anniversary of the Closing Date) the lien and security interest of this Mortgage, it is necessary to re-record and/or re-index documents, re-file financing statements and/or file continuation statements and/or take any other actions (individually or collectively, the “Continuation Action(s)”), then, the Debtor in a timely manner shall: (A) as applicable, (i) prepare and deliver to the Mortgagee all necessary instruments and filing papers, together with remittances equal to the cost of required filing fees and other charges, so that the Mortgagee may perform the Continuation Actions, or (ii) electronically perform the Continuation Actions and deliver to the Mortgagee written certification (upon which the Mortgagee may conclusively rely) that such performance has occurred, specifying the Continuation Actions performed, or (iii) perform some of the Continuation Actions in the manner described in clause “(i)” and the others in the manner  described in clause “(ii)”; and (B) deliver or cause to be delivered to the Mortgagee the Opinion of Counsel to the Debtor as described below.  The Mortgagee may conclusively rely upon (y) when applicable, the certification referred to in clause “(A)(ii),” and (z) in all instances, the Opinion of Counsel to the Debtor.  In the event the Debtor chooses to have the Mortgagee perform all or some of the Continuation Actions, as provided in clause “(A)(i)” hereinabove, the Mortgagee shall reasonably promptly perform such Continuation Actions at the Debtor’s sole expense.  The Debtor shall perform the obligations described hereinabove in clauses “(A)” and “(B)” no later than ten (10) days prior to (i)(y) the thirtieth (30th) anniversary of the Closing Date, and (z) each fifth (5th) anniversary thereafter, and/or (ii) the date (not covered by clause “(i)”) on which a Continuation Action is to be taken to preserve the lien and security interest of this Mortgage.

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The Opinion of Counsel to the Debtor shall be addressed to the Debtor and the Mortgagee.  Counsel shall deliver successive Opinions of Counsel in respect of (i)(y) the thirtieth (30th) anniversary of the Closing Date, and (z) every five-year period thereafter through the term of the Bonds, and/or (ii) the date of any required Continuation Action not covered by clause “(i),” in each case not later than fifteen (15) days prior to the date on which a Continuation Action is required to be taken.  In the Opinion of Counsel to the Debtor, counsel shall opine as to: (i) what Continuation Actions are necessary; and (ii) the deadline dates for the required Continuation Actions; and (iii) the jurisdictions in which the Continuation Actions must be effected.  Counsel in such opinion shall additionally opine that, upon performance of the Continuation Actions by, as the case may be, (i) the Mortgagee with instruments and papers prepared by the Debtor, or (ii) the Debtor through electronic filing, or (iii) the Mortgagee as to some Continuation Actions, and the Debtor as to the others through electronic filings, all appropriate steps shall have been taken on the part of the Debtor and the Mortgagee then requisite to the maintenance of the perfection of the security interest of the Mortgagee in and to all property and interests which by the terms of this Mortgage are to be subjected to the lien and security interest of this Mortgage.

(d)           Any filings with respect to the Uniform Commercial Code financing statements may be made electronically, and the Debtor (which shall be reasonably acceptable to the Mortgagee) shall have the right to designate a company to facilitate the filing of the Uniform Commercial Code financing statements.

(e)           All costs (including reasonable attorneys’ fees and expenses) incurred in connection with the effecting of the requirements specified in this Section shall be paid by the Debtor.

(f)           The Debtor agrees to perform all other acts (including the payment of all fees and expenses) necessary in order to enable the Mortgagee to comply with this Section, and with Section 7.07 of the Indenture, including but not limited to, providing prompt notice to the Mortgagee of any change in either of the name or address of the Debtor.  The Debtor agrees that the Mortgagee, if permitted by applicable law, may provide for the re-recording of the Indenture or any other Security Document or the filing or re-filing of continuation statements without the cooperation of the Debtor as necessary at the Debtor’s sole cost and expense.

Section 3.8.        After-Acquired Property.  Except as provided in Section 3.4(c) of the Loan Agreement, all right, title and interest of the Debtor in and to all improvements, betterments, renewals, substitutes and replacements of, and all additions, accessions and appurtenances to, the Mortgaged Property (other than trade fixtures), or any part thereof, hereafter acquired, constructed, assembled or placed by or at the direction of the Debtor on or in the Facility (other than trade fixtures), and all conversions and proceeds of the security constituted thereby, immediately upon such acquisition, construction, assembly, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance or assignment or other act of the Debtor, shall become subject to the security and lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Debtor and specifically described in the Granting Clauses hereof; but at any and all times the Debtor, on demand, will execute, acknowledge, deliver to the Mortgagee and the Debtor will cause to be recorded or filed as provided in Section 3.8, any and all such further assurances and mortgages, conveyances or assignments thereof as the Mortgagee may reasonably require for the purposes of expressly and specifically subjecting the same to the security and lien of this Mortgage.

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Section 3.9.         The Ground Lease.  i) The Debtor will promptly pay or cause to be paid all rents, additional rents and other charges as and when the same become due, and diligently perform and observe all terms, covenants and conditions required to be paid, performed and observed by the Debtor as lessee under the Ground Lease, within the period provided in the Ground Lease (provided, however, that the aforesaid covenant of the Debtor shall be deemed to require that all such rents, additional rents and other charges be paid, and all such terms, covenants and conditions be performed and observed, no later than five (5) Business Days in the case of a performance covenant (and no later than three (3) Business Days in the case of a payment obligation) prior to the date that the failure to make such payment or perform and observe such terms, covenants and conditions, would constitute a default under the Ground Lease), and will do all things necessary to preserve and keep unimpaired its rights under the Ground Lease.  The Debtor will furnish the Mortgagee, upon demand, proof of payment of all items which are required to be paid by the Debtor pursuant to the Ground Lease and proof of payment of which is required to be given to the lessor under the Ground Lease.  To the extent that the Ground Lease shall grant to the Debtor, as lessee thereunder, the privilege to postpone or defer the payment of any sum required to be paid thereunder, the failure of the Debtor to pay the same shall not constitute a default hereunder if and so long as the Debtor shall faithfully comply with all of the conditions and other requirements of the Ground Lease with respect to the exercise of such privilege.  The Debtor shall not waive any of its rights under the Ground Lease, or refrain from exercising any right or remedy accorded to it under the Ground Lease on account of any default by the lessor thereunder, or release the lessor from any liability or condone or excuse any improper actions of the lessor thereunder without first obtaining the written consent of the Mortgagee.

(b)           No release or forbearance of any of the Debtor’s obligations under the Ground Lease, pursuant to the Ground Lease or otherwise, shall release the Debtor from any of its obligations under this Mortgage, including its obligation with respect to the payment of rent as provided for in the Ground Lease and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Ground Lease to be kept, performed and complied with by the tenant therein.

(c)           The Debtor shall not make any election or give any consent or approval (other than the exercise of a renewal right or extension right or other right conferring a benefit on the Debtor, provided that any such action has no adverse effect or consequence to the Issuer, the Mortgagee or the Bondholders or the security for the Bonds) for which a right to do so is conferred upon the Debtor as tenant under the Ground Lease without the prior written consent of the Mortgagee if such election, consent or approval would impair the rights of the Mortgagee or the security for the Obligations.  In case of any Event of Default under this Mortgage, all such rights, together with the right of termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease, all of which have been assigned for collateral purposes to the Mortgagee, shall vest in and be exercisable solely by the Mortgagee.

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(d)           Not more than three hundred sixty (360) and less than two hundred seventy (270) days before the right of the Debtor to exercise any option or right to renew or extend the term of the Ground Lease shall expire, the Debtor shall give the Mortgagee written notice specifying the date, term and manner for which such option or renewal is to be exercised.  Within ten (10) days of written demand by the Mortgagee, the Debtor shall exercise any such option or renewal which is necessary to extend the term of the Ground Lease beyond the term of this Mortgage or to comply with any Legal Requirement affecting the Debtor, the Issuer or the Mortgagee, or which is necessary, in the reasonable judgment of the Mortgagee, to preserve the value of the Mortgaged Property intended to be afforded by this Mortgage.  The Debtor shall promptly provide evidence of such exercise of such option or right to the reasonable satisfaction of the Mortgagee.  In the event that the Debtor fails to so exercise any such option or right or upon the occurrence of an Event of Default, the Debtor hereby agrees and grants to the Mortgagee all right and authority to exercise such option in the name of the Debtor or in its own name.  Nothing contained herein shall affect or limit any rights of the Mortgagee under the Ground Lease.

(e)           In the event the Debtor shall violate any of the covenants specified in Section 3.9(a) above, then the Mortgagee shall have the right (but shall not be obligated) to take any action as the Mortgagee may deem reasonably necessary or desirable to prevent or cure any default of the Debtor under the Ground Lease or any default of the lessor thereunder, it being agreed that upon receipt by the Mortgagee from the lessor under the Ground Lease of any notice of default, the Mortgagee shall be entitled to rely thereon and take any of the aforesaid action even though the Debtor denies or questions the existence of any such default, and shall have the immediate right to enter all or any portion of the Facility at such times and in such manner as the Mortgagee deems reasonably appropriate in order to prevent or to cure any such default, or any condition which with notice and/or lapse of time would constitute an Event of Default under the Ground Lease.

(f)           In the event the Debtor shall violate any of the covenants specified in Section 3.9(a) hereof, then, for the purpose of preventing or curing any default by the Debtor under the Ground Lease, the Mortgagee may (but shall be under no obligation to) do any act or execute any document in the name of the Debtor or as its attorney-in-fact, as well as in the name of the Mortgagee, without waiving or releasing the Debtor from any of its obligations hereunder.  The Debtor hereby irrevocably appoints the Mortgagee its true and lawful attorney-in-fact in its name or otherwise to do any and all acts and to execute any and all documents which in the opinion of the Mortgagee may be reasonably necessary or desirable to prevent or cure any default under the Ground Lease or to preserve any rights of the Debtor in, to or under the Ground Lease, or any Facility Lease, or to preserve any rights of the Debtor whatsoever in respect of any part of the Facility, subject, however, to the provisions of the Ground Lease and Section 5.1.

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(g)           The Debtor shall, from time to time, use commercially reasonable good faith efforts to obtain from the landlord under the Ground Lease such certificates of estoppel with respect to compliance by the Debtor with the terms of the Ground Lease as may be reasonably requested from time to time by the Mortgagee (but not more often than once in any calendar year except upon reasonable cause).  The curing by the Mortgagee of any default by the Debtor under the Ground Lease shall not remove or waive, as between the Debtor and the Mortgagee, any default which may have occurred hereunder by virtue of the default by the Debtor under the Ground Lease, and all sums expended by the Mortgagee (upon ten (10) days prior written notice by the Mortgagee to the Debtor of its intention to expend such sums, except if in the reasonable judgment of the Mortgagee an emergency condition exists) in order to cure any such default and costs and expenses incurred by the Mortgagee in connection with the curing of such default shall be paid by the Debtor to the Mortgagee upon demand with interest therein at the annual rate of eighteen percent (18%) per annum from the date of advancement until paid, and any such indebtedness shall be deemed to be secured by this Mortgage.

(h)           The Debtor shall not, without the prior consent of the Mortgagee, surrender the leasehold estate created by the Ground Lease or terminate or cancel the Ground Lease, and the Debtor hereby assigns to the Mortgagee, as further security for the payment of the Obligations and for the performance and observance of the terms, covenants and conditions of this Mortgage, all of the rights, privileges and prerogatives of the Debtor, as tenant under the Ground Lease, to surrender the leasehold estate created by the Ground Lease or to terminate or cancel the Ground Lease, and any such surrender of the leasehold estate created by the Ground Lease or termination or cancellation of the Ground Lease without the prior consent of the Mortgagee shall be void and of no force and effect.

(i)           The Debtor shall notify the Mortgagee promptly of (i) the occurrence of any default by the lessor under the Ground Lease or the occurrence of any event which, with the passage of time or giving of notice, or both, would constitute a default by the lessor under the Ground Lease, (ii) the receipt by the Debtor of any notice (written or oral) from the lessor under the Ground Lease noting or claiming the occurrence of any default by the Debtor under the Ground Lease or the occurrence of any event which, with the passage of time or giving of notice, or both, would constitute a default by the Debtor under the Ground Lease, and deliver to the Mortgagee a true copy of such notice, or (iii) any request made by either party to the Ground Lease for arbitration proceedings pursuant to the Ground Lease and of the institution or commencement of arbitration proceedings thereunder.  The Debtor shall permit the Mortgagee to participate in any arbitration proceedings in association with the Debtor, and if at the time any such arbitration proceedings shall be initiated, an Event of Default shall exist and be continuing, the Mortgagee is hereby granted the right to designate and appoint any arbitrators to be appointed by the Debtor under the Ground Lease.  If any action or proceeding shall be instituted to evict the Debtor or to recover possession of the Facility or any portion thereof or for any other purpose affecting the Ground Lease or this Mortgage, the Debtor shall, immediately upon service thereof on or to the Debtor, deliver to the Mortgagee a true and complete copy of each petition, summons, complaint, notice of motion, order to show cause and of all other provisions, pleadings, and papers, however designated, served in any such action or proceeding.

(j)           The Debtor shall not unreasonably withhold its consent to any proposed modifications of the Ground Lease which the lessor thereunder agrees to make at the request of the Mortgagee necessary for the improving, maintaining or preserving the Mortgagee’s security in the Ground Lease.

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(k)           The Debtor shall not sell or assign the Ground Lease or any of its rights thereunder or the leasehold estate created thereby or sublease all or any portion of the Facility except in accordance with the Loan Agreement.

(l)           The Debtor will promptly perform and observe all the terms, covenants and conditions required to be performed and observed by the Debtor as sublessor under the Facility Leases, within the periods provided in the Facility Leases prior to the date that the failure to make such payment or perform and observe such terms, covenants and conditions, would constitute a default under the respective Facility Leases), and will do all things necessary to preserve and keep unimpaired its rights under the Facility Leases.  The Debtor shall not waive any of its rights under the Facility Leases, or refrain from exercising any right or remedy accorded to it as sublessor thereunder on account of an event of default under any Facility Lease, or release any Facility Tenant from liability or condone or excuse any improper act of any Facility Tenant under any Facility Lease, in any case if such action or failure to take action were not effected (in the Debtor’s reasonable judgment) in good faith in a commercially reasonable manner.  The Debtor shall not voluntarily terminate a Facility Lease or accept a surrender of any Facility Lease or suffer or permit any termination or surrender of any Facility Lease, in each case prior to the scheduled expiration thereof, except (x) with the prior written consent of the Mortgagee which consent must be given if the Mortgagee is so directed by the Majority Holders (if not so directed, such consent not to be unreasonably withheld or delayed), (y) if the termination or surrender of such Facility Lease will not have a material adverse effect upon Facility Revenues, or (z) if the Debtor’s actions with respect to such Facility Tenant and Facility Lease are taken (in the Debtor’s reasonable judgment) in a good faith commercially reasonable manner.

(m)           The Debtor will not (i) modify, amend or supplement any Facility Lease if such modification, amendment or supplement would have a material adverse effect on Facility Revenues (except if such material adverse effect on Facility Revenues is only of a short-term consequence and is not reasonably likely to have a long-term material adverse effect on Facility Revenues), or (ii) require any Facility Tenant to subordinate any Facility Lease to the Lien of any mortgage on the Facility other than Permitted Encumbrances.  The Debtor shall deliver to the Mortgagee, promptly following the execution thereof, a copy of each executed amendment, modification or supplement to a Facility Lease, accompanied by a certificate of an Authorized Representative of the Debtor to the effect that such amendment, modification or supplement was entered into in good faith by the Debtor and was commercially reasonable.

(n)           Each Facility Lease entered into by the Debtor must provide that the Facility Lease is subordinate to the Lien of this Mortgage and any extensions, replacements or modifications hereof.

(o)           The Mortgagee is hereby granted the right to participate in any dispute with the lessor under the Ground Lease, and the Debtor shall not settle with the lessor under the Ground Lease any insurance or condemnation claim or adjustment in an amount in excess of $500,000 without the consent of the Mortgagee.

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(p)           If there shall be filed by or against the Debtor a petition under the United States Bankruptcy Code, Title 11 of the United States Code (the “Bankruptcy Code”), then the Lien of this Mortgage shall attach to all of the Debtor’s rights and remedies at any time arising under or pursuant to the Bankruptcy Code, including, but not limited to, §365 thereof.  Upon the filing of any petition by or against the Debtor under the Bankruptcy Code, the Debtor shall immediately provide copies of all pleadings and notices related thereto to the Mortgagee.  The Debtor unconditionally assigns to the Mortgagee all of the Debtor’s rights to remain in possession of the Mortgaged Property following the filing of any bankruptcy petition by or against the Debtor, and acknowledges that the Mortgagee may file any pleading in furtherance thereof.  This assignment constitutes a present, irrevocable, and unconditional assignment of the foregoing claims, rights, and remedies of the Debtor, and shall continue in effect until all of the Obligations shall have been satisfied and discharged in full.  Furthermore, the Debtor hereby irrevocably constitutes and appoints the Mortgagee as the Debtor’s attorney in fact for the purpose of filing any pleading in the court in which the initial petition was filed or any court to which the action thereon may be removed, transferred, or assigned (the “Bankruptcy Court”) that the Mortgagee determines in its sole discretion to protect the Mortgagee’s interests in and to the Mortgaged Property, including but not limited to a motion to extend any applicable time period for the filing of any motion related to the assumption of the Ground Lease.

(q)           The Debtor shall not, without the prior written consent of the Mortgagee, file any motion or other pleading to reject or otherwise elect to treat the Ground Lease as terminated under §365 of the Bankruptcy Code.  Any such motion, pleading, or election made without such prior written consent shall be void ab initio, and this Mortgage may be pled in bar thereof.  If the Debtor does file such a motion to reject the Ground Lease under §365 of the Bankruptcy Code, the Debtor hereby acknowledges and agrees that, unless the Mortgagee consents in writing to such rejection, the Debtor may not reject the Ground Lease unless the Debtor proves, by a preponderance of the evidence, that the Debtor was “insolvent,” within the meaning of §101 of the Bankruptcy Code, on the petition filing date.  If the Debtor, as tenant under the Ground Lease and as debtor under the Bankruptcy Code, shall desire to reject the Ground Lease pursuant to §365 of the Bankruptcy Code, the Debtor shall give the Mortgagee not less than thirty (30) days’ prior written notice of the date on which the Debtor intends to file a motion in or otherwise apply to the Bankruptcy Court for authority to reject the Ground Lease.  In such event, the Mortgagee shall have the right, but not the obligation, to serve upon the Debtor within such thirty (30) day period a notice stating that the Mortgagee demands that the Debtor assume the Ground Lease and assign the Ground Lease to the Mortgagee or the Mortgagee’s designee pursuant to §365 of the Bankruptcy Code.  If the Mortgagee shall serve upon the Debtor the notice described in the preceding sentence, the Debtor shall not seek to reject the Ground Lease and shall comply with the demand provided for in the preceding sentence.

(r)           If the Debtor shall desire to assume the Ground Lease, then the Debtor shall give the Mortgagee not less than ten (10) days’ prior written notice of the date on which the Debtor intends to file a motion in, or otherwise apply to, the Bankruptcy Court for authority to assume the Ground Lease.  The Debtor shall inform the Mortgagee as a part of such notice whether or not the Debtor intends to assign the Ground Lease following assumption thereof.  The Mortgagee shall have the right, but not the obligation, to serve upon the Debtor within such ten (10) day period a notice stating that the Mortgagee demands that the Debtor assume the Ground Lease and assign the Ground Lease to the Mortgagee or the Mortgagee’s designee pursuant to §365 of the Bankruptcy Code, and such election by the Mortgagee shall be binding upon the Debtor.  Should the Debtor file a motion to assume the Ground Lease, the Mortgagee shall have the sole right to determine what terms and conditions will provide the Mortgagee with “adequate assurance of future performance,” within the meaning of §365 of the Bankruptcy Code.

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(s)           If there shall be filed by or against the landlord or any fee owner of the Mortgaged Property a petition under the Bankruptcy Code, the Debtor shall, after obtaining knowledge thereof, promptly notify the Mortgagee thereof in writing.  The Debtor shall promptly deliver to the Mortgagee, following receipt, complete and correct copies of any and all notices, motions, summonses, pleadings, claim forms, applications, and other documents received by the Debtor in connection with any such petition and any proceedings relating thereto.  In the event of such a bankruptcy filing, the Mortgagee shall have the option, exercisable upon notice from the Mortgagee to the Debtor, to conduct and control any such litigation with counsel chosen by the Mortgagee.  If an Event of Default shall exist and be continuing, or if the Mortgagee shall reasonably determine that such actions are necessary to preserve the security of this Mortgage, the Mortgagee may proceed in its own name or in the name of the Debtor in connection with any such litigation, and the Debtor agrees to execute any and all powers, authorizations, consents, or other documents required by the Mortgagee in connection therewith.  The Debtor shall not commence any action, suit, proceeding, or case, or file any application or make any motion, in seeking to terminate the Ground Lease in any such case under the Bankruptcy Code without the prior written consent of the Mortgagee.  The Debtor hereby unconditionally assigns, transfers, and sets over to the Mortgagee all of the Debtor’s claims and rights to the payment of damages or any claim arising from any rejection of the Ground Lease by the landlord or any other fee owner of the Mortgaged Property, or the payment of any amount or claim associated with the Ground Lease in any proceeding under the Bankruptcy Code.  If an Event of Default shall exist and be continuing, or if the Mortgagee shall reasonably determine that such actions are necessary to preserve the security of this Mortgage, the Mortgagee shall have the right to proceed in its own name and/or in the name of the Debtor in respect of any claim, suit, action, or proceeding relating to the assumption or rejection of the Ground Lease by the landlord, including, without limitation, the right to file and prosecute, to the exclusion and in the name of the Debtor, any proofs of claim, complaints, motions, applications, notices, and other documents, or to defend against any objection thereto, in any case in respect to the landlord or any fee owner of the Mortgaged Property.  This assignment constitutes a present, irrevocable, and unconditional assignment of the foregoing claims, rights, and remedies, and shall continue in effect until all of the Obligations shall have been satisfied and discharged in full.  Any amounts received by the Mortgagee as damages arising out of the rejection of the Ground Lease as aforesaid shall be applied first to all costs and expenses of the Mortgagee (including, without limitation, attorneys’ and paralegals’ fees and expenses) incurred in connection with the exercise of any of its rights or remedies under this Section.  The Debtor shall promptly make, execute, acknowledge, and deliver, in form and substance satisfactory to the Mortgagee, a UCC Financing Statement (Form UCC 1), and all such additional instruments, agreements and other documents, as may at any time hereafter be required by the Mortgagee to effectuate and carry out the assignment made pursuant to this Section.

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(t)           If the Debtor shall seek to offset against the rent reserved in the Ground Lease the amount of any damages caused by the nonperformance by the landlord or any fee owner of the Mortgaged Property of any of its obligations under the Ground Lease after the rejection by the landlord or any fee owner of the Mortgaged Property under the Bankruptcy Code, the Debtor shall, prior to effecting such offset, notify the Mortgagee of its intent to do so, setting forth the amounts proposed to be so offset and the basis therefor.  The Mortgagee shall have the right to object to all or any part of such offset that, in the reasonable judgment of the Mortgagee, would constitute a breach of the Ground Lease, and in the event of such objection, the Debtor shall not effect any offset of the amounts so objected to by the Mortgagee.  Neither the failure of the Mortgagee to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by the Mortgagee.  The Debtor shall pay and protect the Mortgagee, and indemnify and save the Mortgagee harmless from and against, any and all claims, demands, actions, suits, proceedings, damages, losses, costs, and expenses of every nature whatsoever (including without limitation, attorneys’ and paralegals’ fees and expenses) arising from or relating to any off set by the Debtor against the rent reserved in the Ground Lease.

(u)           This Mortgage and the rights of the Mortgagee hereunder shall in all respects be subject and subordinate to the terms, covenants, conditions and provisions set forth in the Ground Lease.

Section 3.10.      No Merger of Estates.  So long as any portion of the Obligations shall remain unpaid, unless the Mortgagee shall otherwise consent, the interest of the lessor under the Ground Lease in the Facility and the leasehold estate of the Debtor created in the Facility pursuant to the provisions of the Ground Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in the Debtor, or in any other Person by purchase, operation of law or otherwise.  If the Mortgagee shall acquire the interest of the lessor under the Ground Lease in the Facility and the leasehold estate created in the Facility pursuant to the provisions of the Ground Lease, by foreclosure of this Mortgage or otherwise, such estates shall not merge as a result of such acquisition and shall remain separate and distinct for all purposes after such acquisition unless and until the Mortgagee shall elect to merge such estates.  Nothing herein contained shall be construed as authorizing the sale by the Debtor of its leasehold estates under the Ground Lease without the prior written consent of the Mortgagee.

Section 3.11.      Additional Taxes or Charges.  If any law or ordinance is enacted or adopted which imposes a tax, either directly or indirectly, on this Mortgage, the Debtor will pay such tax, with interest and penalties thereon, if any.  If at any time the United States of America, any state thereof or any governmental subdivision of any such state, shall require revenue or other stamps to be affixed to this Mortgage or any of the other Security Documents, the Debtor agrees to pay for the same, with interest and penalties thereon, if any.  Nothing contained in this Section 3.11 shall obligate the Debtor to indemnify for any income tax liability arising by reason of this Mortgage.

Section 3.12.      Notice of Event of Default.  The Debtor shall immediately notify the Mortgagee in writing of any Event of Default or any event which with notice and/or lapse of time would constitute an Event of Default under any Security Document.  Any notice required to be given pursuant to this Section shall be signed by the Debtor and set forth a description of the default and the steps, if any, being taken to cure said default.  If no steps have been taken to cure a default, the notice should plainly state this fact.

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Section 3.13.      Debtor’s Acquisition of Fee Estate.  Subject to the provisions of Section 3.10, in the event that the Debtor, so long as any portion of the Obligations remains unpaid, shall be the owner and holder of the fee title to any leasehold portion of the Mortgaged Property, the lien of this Mortgage shall be spread to cover the Debtor’s fee title to such Mortgaged Property and said fee title shall be deemed to be included in the Mortgaged Property without any further action.  The Debtor agrees, at its sole cost and expense, including without limitation reasonable attorneys’ fees of the Mortgagee, to (i) execute any and all documents or instruments necessary to subject its fee title to the Mortgaged Property to the lien of this Mortgage; and (ii) provide a title insurance endorsement which shall insure that the lien of this Mortgage is a second lien on the Debtor’s fee title to the Mortgaged Property.

Section 3.14.      Leasehold Condominium.  In the event the Debtor shall subject the premises leased under the Ground Lease to a condominium regime of ownership pursuant to the provisions of Article 9-B of the New York Real Property Law, the Ground Lease and the Loan Agreement, the lien of this Mortgage shall automatically extend to the condominium declaration and by-laws effecting such condominium regime, and to each condominium unit created thereunder.

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ARTICLE IV

ASSIGNMENT OF LEASES AND RENTS

Section 4.1.        Assignment of Leases and Rents.  ii) The Debtor hereby assigns to the Mortgagee all of the right, title and interest of Debtor in any and all Facility Leases (including all related rights, guarantees, amendments, supplements, modifications, renewals and extensions relating thereto) together with (i) all Facility Revenues, including all rents, income, profits, issues, avail, insurance proceeds, condemnation awards, funds deposited by any Facility Tenant to pay costs of construction, restoration or repair, and any other awards and settlements arising from such Facility Leases, and all other payments by the Facility Tenants to or owing to Debtor under any such Facility Leases (all such amounts payable by a Facility Tenant under a Facility Lease, being, collectively, the “Facility Lease Payments”), (ii) the rights to sue for, collect and receive such Facility Lease Payments, (iii) all amendments, supplements, modifications, renewals and extensions thereof now existing or hereafter made, (iv) the right to amend, supplement, modify, waive, extend, renew or cancel such Facility Leases, (v) any and all guarantees of any Facility Tenant’s obligations under any such Facility Lease, (vi) the rights of the Debtor to collect, receive, hold and apply all bonds and security in all of said such Facility Leases provided to be furnished to the Debtor thereunder, (vii) the rights of the Debtor to enforce any and all of the agreements, terms, covenants and conditions in all of such Facility Leases and to give notices, consents, releases and waivers thereunder, (viii) the right to make all waivers and agreements, (ix) the right to give all notices, consents, releases and other instruments, (x) the right to give all notices of default and to take all action upon the happening of a default under any Facility Lease, including the commencement, conduct and consummation of proceedings as shall be permitted under any provision of any Facility Lease, or by law or in equity, (xi) the right to receive all notices sent to the Debtor, as lessor under any Facility Lease, and (xii) the right to do any and all other things whatsoever which the Debtor or any lessor is or may be entitled to do under any Facility Lease, and to apply the rents, issues and profits, after payment of all necessary charges and expenses, on account of the Obligations.

(b)           This assignment and grant shall continue in effect until the Obligations are paid.  The Mortgagee hereby waives the right to enter upon and to take possession of the Facility for the purpose of collecting said rents, issues and profits, and the Debtor shall be entitled to collect and receive said rents, issues and profits and to apply same in payment of the amounts becoming due on the Obligations, operating expenses related to the Facility and other expenses (capital or otherwise) consistent with the purposes of the Debtor until the occurrence of an Event of Default hereunder.  Upon the occurrence of an Event of Default hereunder, the Debtor will pay monthly in advance to the Mortgagee, or to any receiver appointed to collect said rents, issues and profits, the fair and reasonable rental value for the use and occupation of the Facility or of such part thereof as may be in the possession of the Debtor, and upon default in any such payment will vacate and surrender the possession of the Facility to the Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings.

(c)           As long as no default or Event of Default shall exist under the Indenture or under any other Security Document including this assignment, Mortgagee shall permit Debtor

(i)           to sue for Facility Lease Payments, and

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(ii)          to take any action stated in clauses (iii) through (xii) of the paragraph above,

provided, however, that Debtor shall only act in good faith and in a commercially reasonable manner.

(d)           The Debtor will not, without the written consent of the Mortgagee, receive or collect rent from any tenant of the Facility or any part thereof for a period of more than one month in advance.

(e)           Upon the occurrence and during the continuance of an Event of Default, if the Debtor shall not have commenced to cure any default of the Debtor under any of the Facility Leases, nor shall have continued its efforts to effect such cure with good faith and due diligence, the Mortgagee shall have the right, but shall not have the obligation, at the Debtor’s expense, to cure any default by the Debtor under any of the Facility Leases upon at least ten (10) days’ prior written notice to the Debtor, provided, however, that lesser notice shall be required in the event of any emergency situation which, in the Mortgagee’s judgment, may have a material adverse effect on the receipt of the Facility Lease Payments.

(f)           The Mortgagee shall not in any way be responsible for any failure to do any or all of the things for which the rights, interests, power and/or authority are herein granted; and the Mortgagee shall not be responsible for or liable under any of the agreements undertaken or obligations imposed upon the lessor under any Facility Lease or other agreements with respect to the Facility, except for its gross negligence or willful misconduct.

(g)           The Mortgagee’s failure to do any of the things or exercise any of the rights, interests, powers and/or authorities granted hereunder shall not be construed as a waiver of any of the rights, interests, powers or authorities assigned and granted to the Mortgagee under this Mortgage.

(h)           The parties agree that this Mortgage is an actual assignment effective immediately, and that without demand each Facility Tenant or other person liable under or in respect of any Facility Lease shall, and is hereby authorized and directed to, pay to or upon the Mortgagee’s order, and without any inquiry of any nature, and upon the declaration by the Mortgagee of an Event of Default hereunder, all Facility Lease Payments then or thereafter accruing under said Facility Leases or any other instrument or agreement, oral or written, granting rights to, and creating an obligation to pay, Facility Lease Payments in connection with the Facility.

(i)           All Facility Tenants or occupants of any part of the Facility are hereby authorized to recognize the claims and demands of the Mortgagee upon assertion of an Event of Default, without investigation as to the reason for any action taken by the Mortgagee or the validity or the amount or Obligations owing to the Mortgagee or the application to be made by the Mortgagee, of any amounts to be paid to the Mortgagee.  The Mortgagee’s sole signature shall be sufficient for the exercise of any right under this Mortgage, and the Mortgagee’s sole receipt given for any sums received shall be a full discharge and release therefor to any such Facility Tenant or occupant of the Facility.  Checks for all or any part of the rental collected under this Mortgage shall be made to the exclusive order of the Mortgagee, and, upon written request by the Debtor, the Mortgagee shall fully account to the Debtor as to all such payments received hereunder.

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(j)           To the extent that the Mortgagee shall exercise the judgment of a reasonable man under like circumstances, the Mortgagee shall not be obligated to perform or discharge any obligation, duty or liability under any Facility Lease, nor shall this Mortgage operate to place upon the Mortgagee any responsibility for the control, operation, management, or repair of the Facility or the carrying out of any of the terms and conditions of any Facility Lease, nor shall this Mortgage operate to make the Mortgagee liable for any waste committed on the Facility by a Facility Tenant under any Facility Lease or any other Person, or for any dangerous or defective condition of the Facility, or for any negligence in the management, upkeep, repair or control of the Facility, resulting in loss, injury or death to any tenant, licensee, employee, invitee or stranger or any property thereof.

(k)           The Debtor shall, and does hereby agree to, indemnify and hold the Mortgagee harmless of and from any and all liability, loss or damage which it may or might incur under any of the Facility Leases or under or by reason of this Mortgage and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Facility Leases, except to the extent of the gross negligence or willful misconduct of the Mortgagee.  Should the Mortgagee incur any such liability, loss or damage under any of the Facility Leases or under or by reason of this Mortgage, or in the defense of any such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys’ fees and expenses, shall be secured hereby, and the Debtor shall reimburse the Mortgagee therefor immediately upon demand.

(l)           The Mortgagee shall not be liable (except to the extent of its gross negligence or willful misconduct) for any loss sustained by the Debtor resulting from the Mortgagee’s failure to let the Facility or any portion thereof after the occurrence of an Event of Default or from any other act or omission of the Mortgagee either in collecting the Facility Lease Payments or, if the Mortgagee shall have taken possession of all or any portion of the Facility, in managing all or any portion of the Facility after any such Event of Default (except that the Mortgagee must exercise the judgment of a reasonable man under like circumstances).  The Mortgagee shall not be obligated to perform or discharge, nor does the Mortgagee hereby undertake to perform or discharge, any obligation, duty or liability of the Debtor under any Facility Lease or under or by reason of this Mortgage, and the Debtor shall, and does hereby agree to, indemnify the Mortgagee for, and to hold the Mortgagee harmless from, any and all liability, loss or damage which may or might be incurred under any Facility Lease or under or by reason of this Mortgage and from any and all claims and demands whatsoever which may be asserted against the Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any Facility Lease (collectively, the “Claims”), except to the extent such Claims are a direct result of the Mortgagee’s gross negligence or willful misconduct.  Should the Mortgagee incur any such liability under any Facility Lease or under or by reason of this Mortgage or in defense of any such claims or demands, the Debtor shall reimburse the Mortgagee therefor, including, without limitation, its costs, expenses and reasonable attorneys’ fees and expenses, within five (5) Business Days after demand, and upon the failure of the Debtor to do so, the Mortgagee may, at its option, exercise its remedies under the Indenture or under any other Security Document.  It is further understood that this Mortgage shall not operate to place responsibility for the control, care, management or repair of all or any portion of the Facility upon the Mortgagee, nor for the carrying out of any of the terms and conditions of any Facility Lease, nor shall it operate to make the Mortgagee responsible or liable for any waste committed on the Facility by any Facility Tenant or any other Person, or for any dangerous or defective condition affecting any portion of the Facility, or for any negligence in the management, upkeep, repair or control of the Facility resulting in loss or injury or death to any tenant, licensee, invitee, employee, stranger or any other Person.

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(m)           The Debtor agrees that it will, at the written request therefor by the Mortgagee, deliver to the Mortgagee an executed counterpart of each (or a certified photocopy thereof) and every Facility Lease then affecting all or any part of the Facility.

(n)           Upon the occurrence of an Event of Default hereunder, upon or at any time after default in the payment of any of the Obligations, and after the delivery of any notice and/or the expiration of any period of grace, if any, with respect to any such default provided for in the Security Documents, the Mortgagee may, at the Mortgagee’s option, without notice, either in the Mortgagee’s person or by agent and with or without bringing any action or proceeding, or by any receiver to be appointed by a court, enter upon, take possession of, and manage and operate the Facility and each and every part thereof, and in connection therewith, the Mortgagee may make, cancel, enforce and modify Facility Leases; fix or modify rents; repair, maintain and improve the Facility; employ contractors, subcontractors and workmen in and about the Facility; obtain and evict tenants; in its own name, sue for or otherwise collect or reserve any and all Facility Lease Payments, including those past due and unpaid; employ leasing agents, managing agents, attorneys and accountants in connection with the enforcement of the Mortgagee’s rights hereunder and pay the reasonable fees and expenses thereof; and otherwise do and perform any and all acts which the Mortgagee may deem necessary and appropriate in and about the Facility for the protection thereof and of the Mortgagee’s rights hereunder or under the other Security Documents, and any and all amounts reasonably expended by the Mortgagee in connection with the foregoing shall constitute so much additional indebtedness secured hereby.  The Mortgagee shall apply any moneys collected by the Mortgagee, as aforesaid, less costs and expenses incurred, as aforesaid, upon any Obligations secured hereby in accordance with the provisions of Section 8.03 of the Indenture.  The entering upon and taking possession of the Facility, the collection of Facility Lease Payments, the exercise of any rights hereinabove specified, and the application of collections, as aforesaid, shall not cure, waiver, modify or otherwise affect any default hereunder or under the other Security Documents.

Section 4.2.        No Cancellation or Modification of Facility Leases.  Except as expressly permitted in the Loan Agreement, the Debtor shall not, without the prior written consent of the Mortgagee, make, or suffer to be made, any leases, or cancel or modify any leases or accept prepayments of installments of rent for a period of more than one month in advance or further assign the whole or any part of the rents without the prior written consent of the Mortgagee.  No lease or contract covering all or any part of the Mortgaged Property shall be valid or effective without the prior written approval of the Mortgagee.  The Mortgagee shall have all of the rights against lessees of the Mortgaged Property as set forth in Section 291-f of the Real Property Law of New York.  In respect of any lease, the Debtor will (i) fulfill or perform each and every provision thereof on its part to be fulfilled or performed; (ii) promptly send copies of all notices of default which either shall send or receive thereunder to the Mortgagee; and (iii) enforce, short of termination thereof, the performance or observance of the provisions thereof.  Nothing contained in this Mortgage shall be deemed to impose on the Mortgagee any of the obligations of the lessor under the leases.

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Section 4.3.        Required Facility Lease Provisions.  All Facility Leases must provide that (i) the Facility Tenant shall pay to the Mortgagee upon an Event of Default hereunder all sums due under the Facility Lease upon notice to the Facility Tenant from the Mortgagee, (ii) any Facility Tenant shall, at the Mortgagee’s option, furnish the Mortgagee with an estoppel and attornment letter as to its Facility Lease in form and substance reasonably acceptable to the Mortgagee, and (iii) the Facility Lease is expressly subordinated to the Ground Lease, this Mortgage (including any extensions, replacements or modifications hereof) and the other Security Documents.

Section 4.4.        Debtor Not to Waive Rents.  The Debtor will not waive, release, reduce, discount or otherwise discharge or assign to any Person other than the Mortgagee the Facility Lease Payments, rents, issues and profits of the Facility.  In addition, the Debtor will observe and comply with all of its respective obligations as lessor under each Facility Lease, will promptly notify the Mortgagee if it receives any default notice thereunder and forward a copy of the default notice to the Mortgagee, and enforce any default thereunder by the Facility Tenant.

Section 4.5.        Debtor to Furnish Rent Rolls.  The Debtor will furnish to the Mortgagee, within fifteen (15) Business Days after mailing to the Debtor of a written request therefor, a detailed statement in writing, duly sworn, and covering the period of time specified in such request, showing all income derived from the operation of the Facility and all disbursements made in connection therewith, and containing a list of the names of all tenants of the Facility specified in such request, showing all income derived from the operation of the Facility and occupants other than those claiming possession through such tenants, the portion or portions of the Facility occupied by such tenant and occupant, the rents and other charges payable under the terms of their leases or other agreements, and the periods covered by such leases or other agreements.

Section 4.6.        Mortgagee Right to Cure Default.  If Debtor shall not have commenced to cure any default of the Debtor under any of the Facility Leases, nor shall have continued its efforts to effect such cure with good faith and due diligence, the Mortgagee shall have the right, but shall not have the obligation, at the Debtor’s expense, to cure any default by the Debtor under any of the Facility Leases upon at least ten (10) days prior written notice to the Debtor, provided, however, that lesser notice shall be required in the event of any emergency situation which in the Mortgagee’s judgment may have any adverse effect on the receipt of the Facility Lease Payments.

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ARTICLE V

PROVISIONS REQUIRED UNDER GROUND LEASE

Section 5.1.        Article 9 of the Ground Lease.  In accordance with Article 9 of the Ground Lease, iii) this Mortgage is executed upon the condition that no purchaser at any foreclosure sale shall acquire any right, title or interest in or to the Ground Lease, unless the said purchaser, or the person, firm or corporation to whom or to which such purchaser’s right has been assigned, shall, in the instrument transferring to such purchaser or to such assignee the interest of Tenant (as defined in the Ground Lease) under the Ground Lease, assumes and agrees to perform all of the terms, covenants and conditions of the Ground Lease thereafter to be observed or performed on the part of Tenant, and moreover, that no further or additional mortgage or assignment of the Ground Lease shall be made except in accordance with the provisions contained in Article 9 of the Ground Lease, and that a duplicate original of said instrument containing such assumption agreement, duly executed and acknowledged by such purchaser or such assignee and in recordable form, is delivered to Landlord (as defined in the Ground Lease) under the Ground Lease immediately after the consummation of such sale, or, in any event, prior to taking possession of the premises demised thereby; and (b) the Mortgagee waives all right and option to retain and apply the proceeds of any insurance payable by reason of any special endorsement covering the cost of Demolition (as defined in the Ground Lease) toward payment of the sum secured by this Mortgage to the extent such proceeds are required for the demolition of the mortgaged premises in accordance with the provisions of the Ground Lease.

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ARTICLE VI

REMEDIES; EVENTS OF DEFAULT

Section 6.1.        Protective Action.  The Mortgagee (at the direction of the Majority Holders) may take such action as the Mortgagee deems reasonably appropriate upon ten (10) days prior written notice to the Debtor (except that no such prior notice shall be required if in the reasonable judgment of the Mortgagee an emergency condition shall exist that threatens to do severe damage to or destruction of the Facility) to protect the Mortgaged Property or the status or priority of the lien of this Mortgage thereon including, but not limited to, entry upon the Facility to protect it from deterioration or damage, or to cause the Mortgaged Property to be put in compliance with any governmental, insurance rating or contract requirements; dispossession of the Debtor if necessary to remedy an emergency condition; payments of amounts due on liens having priority over this Mortgage if such lien constitutes a default pursuant to this Mortgage; curing any default by the Debtor under any of the Security Documents including this Mortgage; payment of any tax or charge for purposes of assuring the priority or enforceability of this Mortgage if failure to pay such tax by the Debtor is a default pursuant to this Mortgage; obtaining insurance on the Mortgaged Property; or commencement or defense of any legal action or proceeding to assert or protect the validity or priority of the lien of this Mortgage.  The Debtor agrees to reimburse the Mortgagee for all expenses in taking any such action, on demand, with interest at a rate being the lesser of (i) eighteen percent (18%) per annum or (ii) the highest rate permitted under the applicable usury law, and the amount thereof shall be secured by this Mortgage and shall, to the extent permitted by law, be in addition to the maximum amount of the Obligations heretofore stated.

Section 6.2.         Benefit of Section 254 of the Real Property Law.  Nothing herein contained shall be construed as depriving the Mortgagee of any right or advantage available under Section 254 of the Real Property Law of the State of New York, but all covenants herein differing therefrom shall be construed as conferring additional and not substitute rights and advantages.

Section 6.3.        Sole Discretion of the Mortgagee. Wherever pursuant to this Mortgage, the Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Mortgagee, the decision of the Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of the Mortgagee and shall be final and conclusive.  Notwithstanding the foregoing, if, pursuant to the terms of the Indenture or this Mortgage, a stated percentage of Holders of the Outstanding Bonds has the right to direct the Mortgagee in the exercise of any such right, such direction shall be final and conclusive, provided that such direction shall not be arbitrary or capricious.

Section 6.4.        Recovery of Sums Required To Be Paid.  The Mortgagee shall have the right (at the written direction of the Majority Holders) from time to time to take action to recover any sum or sums which constitutes a part of the Obligations as the same becomes due, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of the Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by the Debtor existing at the time such earlier action was commenced.

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Section 6.5.         Events of Default.  Any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)           Failure of the Debtor to pay any amount that has become due and payable hereunder, and continuance of such failure for a period of two (2) Business Days after written notice has been given to the Debtor specifying the nature of such default by the Mortgagee;

(b)           Failure of the Debtor to observe and perform any covenant, condition or agreement hereunder on its part to be performed (except as set forth in Section 5.6(a) above) and (1) continuance of such failure for more than thirty (30) days after written notice of such failure has been given to the Debtor specifying the nature of such failure by the Mortgagee, or (2) if by reason of the nature of such failure the same can be remedied, but not within the said thirty (30) days, the Debtor fails to commence and thereafter proceed with reasonable diligence after receipt of said notice to cure such failure or fails to continue with reasonable diligence its efforts to cure such failure;

(c)           The Debtor or the Parent shall (i) apply for or consent to the appointment of or the taking of possession by a receiver, liquidator, custodian or trustee of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts generally become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against itself in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (vii) take any action for the purpose of effecting any of the foregoing, or (viii) be adjudicated a bankrupt or insolvent by any court;

(d)           A proceeding or case shall be commenced, without the application or consent of the Debtor or the Parent in any court of competent jurisdiction, seeking (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts, (ii) the appointment of a trustee, receiver, liquidator, custodian or the like of the Debtor or the Parent or of all or any substantial part of their respective assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) days; or any order for relief against the Debtor or the Parent shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect); the terms “dissolution” or “liquidation” of the Debtor or the Parent as used above shall not be construed to prohibit any action otherwise permitted under the Security Documents;

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(e)           Any representation or warranty made by the Debtor (i) in the application and related materials submitted to the Issuer for approval of the Project or the transactions contemplated by this Mortgage, (ii) herein, (iii) in any other Project Document, or (iv) in any report, certificate, financial statement or other instrument furnished pursuant hereto or any of the foregoing, shall, in any case, prove to be false, misleading or incorrect in any material respect as of the date made;

(f)           The Debtor shall be in default under any other mortgage covering any part of the Mortgaged Property and proceedings shall have been commenced to foreclose such mortgage, whether it be superior or inferior to the lien of this Mortgage; or

(g)           An “Event of Default” under any Security Document shall occur and be continuing.

Section 6.6.        Remedies Following an Event of Default.  Upon the occurrence of an Event of Default hereunder, the Mortgagee may, in addition to any other rights or remedies available to it hereunder or elsewhere, take such action, without notice or demand, as it deems advisable, as directed by the Majority Holders, to protect and enforce its rights against the Debtor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as the Mortgagee, as directed by the Majority Holders, may determine, in its sole discretion, subject, however, to the Ground Lease, without impairing or otherwise affecting the other rights and remedies of the Mortgagee:

(a)           enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys, and dispossess the Debtor and its agents and servants therefrom, and thereupon the Mortgagee, as directed by the Majority Holders, may:

(1)	use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct business thereat and therewith;

(2)	complete any construction, renovation, rebuilding or repairing of the Mortgaged Property in such manner and form as the Mortgagee deems advisable;

(3)	make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property;

(4)
exercise all rights and powers of the Debtor with respect to the Mortgaged Property, in the name of the Debtor, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property and every part thereof; and

(5)	apply the receipts from the Mortgaged Property to the payment of the Obligations in accordance with Section 8.03 of the Indenture;

(b)           with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Obligations then due and payable, subject to the continuing security and lien of this Mortgage for the balance of the Obligations not then due;

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(c)           institute proceedings to foreclose the lien of this Mortgage against all or, from time to time, against any part of the Mortgaged Property and to have the same sold under the judgment or decree of a court of competent jurisdiction to the highest bidder, at public or private sale, subject to statutory and other legal requirements, if any, including all right, title and interest, claim and demand therein and thereto and all right of redemption thereof;

(d)           sell, assign or transfer the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of the Debtor therein and right of redemption thereof, pursuant to power of sale or otherwise, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law (provided that ten (10) days notice of sale of the Mortgaged Property shall be deemed reasonable notice) for such price and form of consideration as the Mortgagee may determine or as may be required by law;

(e)           institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein;

(f)           apply for the appointment of or appoint a trustee, receiver, liquidator or conservator of the Mortgaged Property, without regard for the adequacy of the security for the Obligations and without regard for the solvency of any Person liable for the payment of the Obligations whether or not in connection with an action to foreclose this Mortgage;

(g)           take possession of the Mortgaged Property (which shall, to the extent practicable, be assembled and made available to the Mortgagee by the Debtor at such place in New York City or elsewhere as may be required by the Mortgagee) and otherwise exercise any and all of the rights of secured parties under the New York State Uniform Commercial Code-Secured Transactions;

(h)           without prejudice to its right to bring an action for foreclosure of this Mortgage, sell the Mortgaged Property, or any part thereof, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, to the extent permitted and pursuant to the procedures provided by applicable law, including, without limitation, Article 14 of the Real Property Actions and Proceedings Law of the State of New York and any amendments or substitute statutes in regard thereto, at one or more sales as a single parcel or in parcels, and at such time and place and upon such terms and after such notice thereof as may be required or permitted by law; or

(i)           pursue such other remedies as the Mortgagee may have under applicable law.

Further, the Debtor, if there shall occur an Event of Default, shall pay monthly in advance to the Mortgagee, or to any receiver appointed at the request of the Mortgagee to collect the rents, revenues, issues, income and profits of the Mortgaged Property, the fair and reasonable rental value for the use and occupancy of the Mortgaged Property or of such part thereof as may be in the possession of the Debtor.  Upon default in the payment thereof, the Debtor shall vacate and surrender possession of the Mortgaged Property to the Mortgagee or such receiver, and upon a failure so to do may be evicted by summary proceedings.

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If an Event of Default shall happen and be subsisting, in case there shall be pending proceedings for the bankruptcy or for the reorganization of the Debtor under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Debtor or in the case of any other similar judicial proceedings relative to the Debtor, or to the credits or property of the Debtor, the Mortgagee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Mortgage, irrespective of whether the principal of the Obligations or any amount hereunder shall then be due and payable as therein or herein expressed or by declaration or otherwise, and irrespective of whether the Mortgagee shall have made any demand pursuant to the provisions of this Section 6.6 or of Section 8.01 of the Indenture, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Mortgagee allowed in such judicial proceedings relative to the Debtor, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of their charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Mortgagee, and to pay to the Mortgagee any amount due it for compensation and expenses, including reasonable counsel fees and expenses incurred by it up to the date of such distribution.

Section 6.7.        Appointment of a Receiver. Upon the occurrence of an Event of Default, the Mortgagee shall be entitled to the appointment of a receiver.  The right to have a receiver appointed shall be a matter of strict right and without regard to the value or adequacy of the security and such receiver may enter upon and take possession of the Mortgaged Property, collect the rents, issues and profits therefrom and apply the same as the court may direct, such receiver to have all of the rights and powers as a receiver may have under the laws of the State of New York.  The expenses, including, without limitation, receiver’s fees, counsel fees and expenses, costs and agent’s commissions and compensation incurred pursuant to the powers herein granted shall be added to the principal portion of the Obligations and secured hereby.

Section 6.8.        Foreclosure.  In a case of a foreclosure sale or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety in one parcel (or as one integrated unit) or separate parcels (or one or more of the interests comprising the Mortgaged Property separately from the others) in such manner or order as the Mortgagee in its sole and absolute discretion may elect.  If the Mortgagee so elects it may sell the remainder of the property except for the land, buildings and improvements, at one or more separate sales in the manner provided by the Uniform Commercial Code of the State of New York.  One or more exercises of the powers herein granted shall neither extinguish nor exhaust such powers, until the entire property is sold or the Obligations secured hereby are paid in full or otherwise provided for in accordance with their terms.

Section 6.9.        Non-Impairment.  No provision of this Mortgage: (a) is or shall be deemed to be a release or impairment of any of the Obligations including this Mortgage, (b) shall preclude the Mortgagee, upon the occurrence of an Event of Default hereunder, from foreclosing this Mortgage or from enforcing its rights hereunder or under any other instrument governing or securing the Obligations, (c) shall preclude or bar the Mortgagee upon foreclosure from obtaining a deficiency judgment against the Debtor, against any subsequent owner of the Mortgaged Property who assumes the Obligations on a non-recourse basis, or against any other Person liable for the payment and performance of the Obligations, (d) shall require the Mortgagee to accept a part of the Mortgaged Property (as distinguished from its entirety) as payment of the debt secured hereby, or (e) shall compel the Mortgagee to accept or allow any apportionment of the debt secured hereby to or among any separate parts of the Mortgaged Property.

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Section 6.10.      No Remedy Exclusive. No remedy conferred upon or reserved to the Mortgagee hereunder is or shall be deemed to be exclusive of any other available remedy or remedies.  Each such remedy shall be distinct, separate and cumulative, shall not be deemed to be inconsistent with or in exclusion of any other available remedy, may be exercised in the discretion of the Mortgagee at any time, in any manner, and in any order, and shall be in addition to and separate and distinct from every other remedy given the Mortgagee under this Mortgage or any other Security Document or now or hereafter existing in favor of the Mortgagee at law or in equity or by statute.  Without limiting the generality of the foregoing, the Mortgagee shall have the right to exercise any available remedy to recover any amount due and payable hereunder without regard to whether any other amount is due and payable, and without prejudice to the Mortgagee to exercise any available remedy for other Events of Default existing at the time the earlier action was commenced.

Section 6.11.      Delay To Not Constitute Waiver.  Any delay, omission or failure by the Mortgagee to insist upon the strict performance by the Debtor of any of the covenants, conditions and agreements herein set forth to be exercised by it or to exercise any right or remedy available to it upon the occurrence of an Event of Default hereunder shall not impair any such right or remedy or be considered or taken as a waiver or relinquishment for the future of the right to insist upon and to enforce, by injunction or other appropriate legal or equitable remedy, strict compliance by the Debtor with all of the covenants, conditions and agreements herein to be exercised by it, or of the right to exercise any such rights or remedies if such default by the Debtor be continued or repeated.  Any failure of the Mortgagee to exercise the option to accelerate the maturity of Obligations secured hereby, or any forbearance by the Mortgagee before or after any exercise of any such option, or any forbearance to exercise any other remedy of the Mortgagee, or any withdrawal or abandonment of the Mortgagee of any of its rights in any one circumstance shall not be construed as a waiver of any option, power, remedy or right of the Mortgagee hereunder.  The rights and remedies of the Mortgagee expressed and contained in this Mortgage are cumulative and none of them shall be deemed to be exclusive of any other or of any right or remedy the Mortgagee may now or hereafter have in law or in equity.  The election of any one or more remedies shall not be deemed to be an election of remedies under any statute, rule, regulation or case law.  The covenants of this Mortgage shall run with the Mortgaged Property and other properties and the estates hereby mortgaged and bind the Debtor and its assigns, legal representatives and successors and shall inure to the benefit of the Mortgagee, its successors and assigns.

Section 6.12.      Effect of Discontinuance of Proceedings. In case any proceedings taken by the Mortgagee on account of any Event of Default hereunder shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Mortgagee, then and in every such case, the Debtor, the Mortgagee and the Holders of the Bonds shall be restored, respectively, to their former positions and rights hereunder, and all rights, remedies, powers and duties of the Mortgagee shall continue as in effect prior to the commencement of such proceedings.

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Section 6.13.       Marshalling. The Debtor waives and releases any right to have the Mortgaged Property marshalled.

Section 6.14.      Actions and Proceedings.  The Mortgagee shall have the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding which the Mortgagee, in its discretion, determines to be brought to protect its interest in the Mortgaged Property.  The Mortgagee shall further have the right, from time to time, to sue for any sums required to be paid under the terms of this Mortgage or any other mortgage to which this Mortgage is expressly subordinate, as the same become due, without regard to whether or not the principal sums secured or any other sums secured by this Mortgage shall be due and without prejudice to the right of the Mortgagee thereafter to bring an action of foreclosure or any other action for a default or defaults by the Debtor existing at the time such earlier action was commenced.

Section 6.15.      Attorneys’ Fees and Other Costs.  The Debtor agrees to bear all costs, fees and expenses including court costs and reasonable expenses (including reasonable attorneys’ fees and disbursements) for legal services of or incidental to the enforcement of any provisions hereof (whether incurred during the continuance of an Event of Default or by the Mortgagee or any Holders of the Bonds), or enforcement, compromise or settlement of any of the collateral pledged hereunder, and for the curing thereof, or defending or asserting the rights and claims of the Mortgagee in respect thereof, by litigation or otherwise, and will pay to the Mortgagee any such expenses incurred, and such expenses shall be deemed part of the Obligations secured by this Mortgage and shall be collectible in like manner as the Obligations secured by this Mortgage, and until so paid shall bear interest at a rate being the lesser of (i) eighteen percent (18%) per annum or (ii) the highest rate permitted under the applicable usury law.  All rights and remedies of the Mortgagee shall be cumulative and may be exercised singly or concurrently.

Section 6.16.      No Additional Waiver Implied by One Waiver.  In the event any covenant or agreement contained in this Mortgage should be breached by the Debtor and thereafter waived by the Mortgagee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.  No waiver shall be binding unless it is in writing and signed by the Mortgagee.  No course of dealing between the Debtor and/or any other Person or any delay or omission on the part of the Mortgagee in exercising any rights hereunder shall operate as a waiver.

Section 6.17.      Application of Proceeds. All proceeds derived through the exercise of any remedies or the commencement of any proceedings under this Mortgage shall be applied in accordance with Section 8.03 of the Indenture.

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Section 6.18.      Waiver of Moratorium. The Debtor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, or the exemption from execution from sale of any or all of the property, now or any time hereafter enacted or enforced, nor claim, take or insist upon the benefit of any law now or hereafter enacted or enforced providing for the valuation or appraisal of the Mortgaged Property or any part thereof prior to any sale or sales thereof which may be made pursuant to any provisions herein or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted or enforced to redeem the property so sold or any part thereof.  The Debtor, to the extent permitted by law, hereby expressly waives the benefit or advantage of any such law or laws and covenants not to delay or impede the execution of any power herein granted or delegated to the Mortgagee.

Section 6.19.      Waiver of Notice.  The Debtor shall not be entitled to any notices of any nature whatsoever from the Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by the Mortgagee to the Debtor, and the Debtor hereby expressly waives the right to receive any notice from the Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of such notice.

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ARTICLE VII

LIMITATIONS ON LIABILITY

Section 7.1.        No Liability of Debtor’s Members, Managers, Officers, Directors, Employees and Agents.  It is agreed that, other than the Parent, the members, managers, directors, officers, employees and agents of the Debtor shall have no personal liability hereunder.  All covenants, stipulations, promises, agreements and obligations of the Debtor contained herein shall be deemed to be covenants, stipulations, promises, agreements and obligations of the Debtor and, other than the Parent, not of any member, manager, director, officer, employee or agent of the Debtor in his individual capacity, and no recourse shall be had hereunder for the payment of the principal of any debt or interest thereon or any of the Obligations or for any claim based thereon or hereunder against any member, manager, director, officer, employee or agent of the Debtor, other than the Parent, or any natural person executing this Mortgage.

Section 7.2.        Usury Laws.  This Mortgage and all other Security Documents are subject to the express condition that at no time shall the Debtor be obligated or required to pay interest on the principal balance due under the Obligations at a rate which could subject the holder of the Obligations to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Debtor, is permitted by law to contract or agree to pay.  If by the terms of this Mortgage or any of the other Security Documents, the Debtor is at any time required or obligated to pay interest on the principal balance due under the Obligations at a rate in excess of such maximum rate, the rate of interest under the Obligations shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate.

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ARTICLE VIII

MISCELLANEOUS

Section 8.1.        Applicability of Section 13 of the Lien Law.  This Mortgage is given in order to secure funds to pay for the Project and by reason thereof, it is intended that this Mortgage shall be superior to any laborers’, mechanics’ or materialmen’s liens which may be placed upon the Mortgaged Property subsequent to the recordation hereof.  The Debtor shall, therefore, in compliance with Section 13 of the New York Lien Law, receive the advances secured hereby and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of the Improvements and shall apply the same first to the payment of the cost of the Improvements before using any part of the total of the same for any other purpose.

Section 8.2.        No Merger.  It is the intention of this Mortgage that if the Mortgagee shall at any time hereafter acquire title to all or any portion of the Mortgaged Property, or any interest therein or lien thereon under any other mortgage or instrument, then, and until the Obligations have been paid in full or otherwise discharged or satisfied in accordance with their terms, the interest of the Mortgagee hereunder and the security interest created by this Mortgage shall not merge or become merged in or with the estate and interest of the Mortgagee as the holder and owner of title to all or any portion of the Mortgaged Property, or in or with the interest of the Mortgagee under or the lien of such other mortgage or instrument, and that, until such payment, discharge or satisfaction, the estate of the Mortgagee in the Mortgaged Property and the security interest created by this Mortgage and the interest of the Mortgagee hereunder shall continue in full force and effect to the same extent as if the Mortgagee had not acquired title to all or any portion of the Mortgaged Property or any other interest therein or lien thereon.  If, however, the Mortgagee shall consent to such merger or if such merger shall nevertheless occur without its consent, then this Mortgage shall attach to, and cover and be a conveyance of the fee title or any other estate, title or interest in the Mortgaged Property acquired by the Debtor, and the same shall be considered as granted, released, assigned, transferred, pledged, conveyed and set over to the Mortgagee and this Mortgage spread to cover such estate with the same force and effect as though specifically herein granted, released, assigned, transferred, pledged, conveyed, set over and spread, provided, however, the Debtor shall pay any and all transfer, recording or other taxes in connection therewith.

Section 8.3.        This Mortgage Constitutes A Commercial Transaction.  THE DEBTOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS MORTGAGE IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ITS RIGHTS TO NOTICE AND HEARING AS ALLOWED UNDER ANY STATE OR FEDERAL LAW OR OTHER RIGHT WITH RESPECT TO ANY PREJUDGMENT REMEDY OR OTHER RIGHT WHICH THE MORTGAGEE MAY DESIRE TO USE.  FURTHER, THE DEBTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL PRESENT AND FUTURE VALUATION, APPRAISEMENT, HOMESTEAD, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS.

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Section 8.4.         Consents. Wherever in this Mortgage the prior consent of the Mortgagee is required, the consent of the Mortgagee given as to one such transaction shall not be deemed to be a waiver of the right to require such consent to future or successive transactions.  Any such consents shall be in writing.

Section 8.5.        Service of Process.  The Debtor represents that it is subject to service of process in the State and covenants that it will remain so subject until all obligations, covenants and agreements of the Debtor under this Mortgage shall be satisfied and met.  If for any reason the Debtor should cease to be so subject to service of process in the State, the Debtor hereby irrevocably consents to the service of all process, pleadings, notices or other papers in any judicial proceeding or action by designating and appointing General Counsel, at Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, as its agent upon whom may be served all process, pleadings, notices or other papers which may be served upon the Debtor as a result of any of its obligations under this Mortgage.  If such appointed agent shall cease to act or otherwise cease to be subject to service of process in the State, the Debtor hereby irrevocably designates and appoints the Secretary of State of the State of New York as its agent upon whom may be served all process, pleadings, notices or other papers which may be served upon the Debtor as a result of any of its obligations under this Mortgage; provided, however, that the service of such process, pleadings, notices or other papers shall not constitute a condition to the Debtor’s obligations hereunder.

For such time as any of the obligations, covenants and agreements of the Debtor under this Mortgage remain unsatisfied, the Debtor’s agent(s) designated in this Section 8.5 shall accept and acknowledge on the Debtor’s behalf each service of process in any such suit, action or proceeding brought in any such court.  The Debtor agrees and consents that each such service of process upon such agents and written notice of such service to the Debtor in the manner set forth in Section 8.6 shall be taken and held to be valid personal service upon the Debtor whether or not the Debtor shall then be doing, or at any time shall have done, business within the State and that each such service of process shall be of the same force and validity as if service were made upon the Debtor according to the laws governing the validity and requirements of such service in the State, and waive all claim of error by reason of any such service.

Such agents shall not have any power or authority to enter into any appearance or to file any pleadings in connection with any suit, action or other legal proceedings against the Debtor or to conduct the defense of any such suit, action or any other legal proceeding except as expressly authorized by the Debtor.

Section 8.6.        Notices. All notices, requests, consents, demands and other communications to any party hereunder or any other Person specified herein shall be in writing (including bank wire, telecopy or similar writing) and shall be given to such party or other Person, addressed to it, at its address or telecopy number set forth below or such other address or telecopy number as such party or other Person may hereafter specify for the purpose by notice to the other parties or such other Persons.  Each such notice, request, consent or demand or other communication shall be if sent (i) by registered or certified United States mail, return receipt requested and postage prepaid, (ii) by a nationally recognized overnight delivery service for overnight delivery, charges prepaid or (iii) by hand delivery, addressed, as follows:

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Party	Address

Debtor	Albee Retail Development LLC c/o Acadia Realty Trust 1311 Mamaroneck Avenue, Suite 260 White Plains, New York 10605 Attention: General Counsel

with a copy to:	Washington Square Partners 675 Third Avenue, 25th Floor New York, New York 10017 Attention: Paul Travis and

Akerman Senterfitt LLP 335 Madison Avenue Suite 2600 New York, New York 10017 Attention: Steven P. Polivy, Esq.

Mortgagee	The Bank of New York Mellon 101 Barclay Street, Floor 7W New York, New York 10286 Attn: Corporate Trust Administration

Any party hereunder may, by like notice, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.  Any notice, certificate or other communication hereunder shall, except as may expressly be provided herein, be deemed to have been delivered or given (i) three (3) Business Days following posting if transmitted by mail, (ii) one (1) Business Day following sending if transmitted for overnight delivery by a nationally recognized overnight delivery service, or (iii) upon delivery if given by hand delivery, with refusal by an Authorized Representative of the intended recipient party to accept delivery of a notice given as prescribed above to constitute delivery hereunder.

Section 8.7.        Consent to Jurisdiction.  The Debtor irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Mortgage or any other Security Document, the Facility, the Project, the Debtor’s leasehold, use or occupancy of the Facility and/or any claim for injury or damages may be brought in the courts of record of the State in New York County or the United States District Court for the Southern District of New York; (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; (iii) waives any objection which it may have to the venue of any such suit, action or proceeding in such courts; and (iv) waives and relinquishes any rights it might otherwise have (w) to move to dismiss on grounds of forum non conveniens, (x) to remove to any federal court other than the United States District Court for the Southern District of New York, and (y) to move for a change of venue to a New York State Court outside New York County.

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If the Debtor commences any action against the Mortgagee in a court located other than the courts of record of the State in New York County or the United States District Court for the Southern District of New York, the Debtor shall, upon request from the Mortgagee, either consent to a transfer of the action or proceeding to a court of record of the State in New York County or the United States District Court for the Southern District of New York, or, if the court where the action or proceeding is initially brought will not or cannot transfer the action, the Debtor shall consent to dismiss such action without prejudice and may thereafter reinstitute the action in a court of record of the State in New York County or the United States District Court for the Southern District of New York.

Section 8.8.         Mortgage for Benefit of Debtor and Mortgagee.  The covenants and agreements contained in this Mortgage (including all indemnities set forth herein) shall run with the land and bind the Debtor, and its heirs, executors, administrators, legal representatives, successors and assigns and each Person constituting the Debtor, and all subsequent owners, encumbrances and tenants of the Mortgaged Property, or any part thereof, and shall inure to the benefit of the Mortgagee, its respective successors and assigns, and all subsequent beneficial owners of this Mortgage, and survive the foreclosure of this Mortgage.

Section 8.9.         Authorization. The execution of this Mortgage has been duly authorized by the appropriate Governing Body of the Debtor.

Section 8.10.      Amendments and Modifications. This Mortgage shall be amended, modified or supplemented only by a written agreement executed by the Debtor and the Mortgagee and, in any event, only in accordance with the Indenture.

Section 8.11.      Applicable Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of New York, without regard or giving effect to the principles of conflicts of laws thereof.

Section 8.12.      Date of Mortgage for Reference Purposes Only.  The date of this Mortgage shall be for reference purposes only and shall not be construed to imply that this Mortgage was executed on the date first above written.  This Mortgage was executed and delivered on the Closing Date.

Section 8.13.      Incorporation of Certain Indenture Provisions. All provisions of Article IX of the Indenture shall be construed as extending to and including all of the rights, duties and obligations imposed upon the Trustee under this Mortgage as fully and for all purposes as if said Article IX were contained in this Mortgage.

Section 8.14.      Entire Agreement; Counterparts.  This Mortgage constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (other than any Project Documents) and may be executed simultaneously in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Section 8.15.      Severability.  If any one or more of the provisions of this Mortgage shall be ruled illegal or invalid by any court of competent jurisdiction, the illegality or invalidity of such provision(s) shall not affect any of the remaining provisions of this Mortgage, but this Mortgage shall be construed and enforced as if such illegal or invalid provision had not been contained herein.

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Section 8.16.      Waiver of Jury Trial.  The Debtor hereby expressly waives, to the extent permitted by law, the right to assert a counterclaim in any action or proceeding brought against it by the Mortgagee, and waives, to the extent permitted by law, all rights to a trial by jury on any cause of action or proceeding brought by any party hereto against the other or in any counterclaim asserted by the Mortgagee against the Debtor, or in any matters whatsoever arising out of or in any way connected with this Mortgage or the Obligations, the Debtor’s obligations hereunder, the Facility, the Mortgaged Property, the Project, the Debtor’s leasehold, use or occupancy of the Facility and/or any claim for injury or damages.

Section 8.17.      Property Not Covered.  This Mortgage does not cover property principally improved or to be improved by one or more structures containing in the aggregate not more than six individual residential dwelling units, each having its own separate cooking facilities.

Section 8.18.      Mortgage Subject to Other Mortgages.  This Mortgage is and shall be subject to the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan).

Section 8.19.      Assignment of Mortgage Upon Refinancing of the Bonds.  Upon written request of the Debtor in connection with a refinancing in whole of the Bonds, the Mortgagee shall assign this Mortgage, without recourse, warranty or representation whatsoever, to the refinancing lender upon (i) termination of the Loan Agreement pursuant to Article IX thereof, (ii) discharge of the Indenture, (iii) payment of all costs and expenses (including, without limitation, reasonable in-house and outside attorney's fees) incurred in connection with the assignment of this Mortgage, and (iv) the delivery by the Debtor to the Mortgagee of an affidavit pursuant to Section 275 of the New York Real Property Law and such other documents and instruments as the Mortgagee may reasonably request.

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IN WITNESS WHEREOF, the Debtor has duly executed this Mortgage as of the date first above written.

ALBEE RETAIL DEVELOPMENT LLC

By:	/s/ Robert Masters
Robert Masters
Senior Vice President

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the 30 day of June, in the year two thousand ten, before me, the undersigned, personally appeared Robert Masters, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person or entity upon behalf of which the individual acted, executed the instrument.

/s/ Kara Lobdell
Notary Public

EXHIBIT A

DESCRIPTION OF LAND

 (Block 149, Lot 103)

ALL that certain plot piece or parcel of land situate, lying and being in the Borough of Brooklyn, County of Kings, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of Dekalb Avenue with the easterly side of Gold Street;

RUNNING THENCE easterly, along the easterly side of Gold Street, 114 feet to a point;

RUNNING THENCE easterly, at right angles to the easterly side of Gold Street, 129.12 feet to the northwesterly side of Fleet Street;

RUNNING THENCE southwesterly, along the northwesterly side of Fleet Street, 132.02 feet to the corner formed by the intersection of the northwesterly side of Fleet Street, with the northerly side of Dekalb Avenue;

RUNNING THENCE westerly, along the northerly side of Dekalb Avenue, 63.76 feet to the point or place of BEGINNING.

Page

i

(continued)

ii

(continued)

Page

EXHIBITS

EXHIBIT A — Description of Land

iii

MORTGAGE AND SECURITY AGREEMENT AND
ASSIGNMENT OF LEASES AND RENTS
 (INDIRECT LOAN)

From

ALBEE RETAIL DEVELOPMENT LLC,
a Delaware limited liability company having its principal office at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605,

To

THE BANK OF NEW YORK MELLON,
a New York banking corporation having a corporate trust office at 101 Barclay Street, Floor 7W, New York, New York 10286,
as Trustee and Mortgagee,

Dated as of July 1, 2010

$20,000,000
New York City Capital Resource Corporation
Recovery Zone Facility Revenue Bonds
(Albee Retail Development LLC Project), Series 2010

Affecting that property described in the appendices to this
Mortgage and Security Agreement and Assignment of Leases and
Rents (Indirect Loan), in the County of Kings, City of New York,
State of New York

____________________________________________________________________

Record and Return to:
Hawkins Delafield & Wood LLP
1 Chase Manhattan Plaza
New York, New York  10005
Attention:  Arthur M. Cohen, Esq.

MORTGAGE AND SECURITY AGREEMENT AND
ASSIGNMENT OF LEASES AND RENTS (INDIRECT LOAN)

This MORTGAGE AND SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS (INDIRECT LOAN) made and entered into as of the date set forth on the cover page hereof (this “Mortgage”) from ALBEE RETAIL DEVELOPMENT LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Debtor”), as mortgagor, having its principal office at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, to THE BANK OF NEW YORK MELLON, a New York banking corporation together with any successor trustee (the “Trustee” or the “Mortgagee”) at the time serving as such under the Indenture referred to below, as mortgagee, having a corporate trust office at 101 Barclay Street, Floor 7W, New York, New York 10286 (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture, in the Loan Agreement or in the Pledge and Security Agreement, each as referred to below):

W I T N E S S E T H :

WHEREAS, the Debtor has entered into negotiations with the New York City Capital Resource Corporation, a local development corporation created pursuant to Section 1411(a) of the Not-for-Profit Corporation Law of the State of New York, as amended (the “Issuer”), for the construction, renovation, equipping and furnishing of an approximately 50,000 square foot facility (the “Facility”) to be leased to retail commercial tenants, generally known by the street address of 1 DeKalb Avenue, Brooklyn, New York, and as further described in Exhibit A attached hereto — “DESCRIPTION OF THE LAND”; and

WHEREAS, the site of the Facility, including the improvements to be constructed thereon, will be subject to the Ground Lease; and

WHEREAS, pursuant to the Loan Agreement, the Issuer has made a Loan of the proceeds of the Bonds, in the original principal amount of the Bonds, to the Debtor, and the Debtor has executed the Promissory Note in favor of the Issuer and the Mortgagee to evidence the Debtor’s obligation under the Loan Agreement to repay the Loan; and

WHEREAS, the Debtor intends to enter into various Facility Leases with Facility Tenants at the Facility; and

WHEREAS, pursuant to the Bond Resolution and the Indenture, the Issuer has authorized the issuance of its Bonds to provide funds for a portion of the costs of the Project, and to provide funds to pay a portion of the costs and expenses of the issuance of the Bonds; and

WHEREAS, concurrently with the execution hereof, (i) in order to further secure the Bonds, the Debtor and Acadia Strategic Opportunity Fund II LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Parent”, and, together with the Debtor, the “Guarantors”) will guarantee the payment of the principal of, Purchase Price, Sinking Fund Installments for, redemption premium, if any, and interest on the Bonds, and the payments, obligations, covenants and agreements of the Debtor under the Loan Agreement and under the Promissory Note, pursuant to the Bond Guaranty Agreement, (ii) the completion of the Project will be guaranteed by the Guarantors pursuant to the Project Completion Guaranty Agreement in favor of the Trustee, and (iii) the Debtor will grant a first lien in Facility Revenues and the remainder of the Pledged Collateral pursuant to the Pledge and Security Agreement in favor of the Trustee; and

WHEREAS, in order to induce the Issuer to issue the Bonds, and the initial owners to purchase the Bonds, the Debtor is entering into this Mortgage, the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan) and the Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan);

NOW, THEREFORE, in consideration of the premises and of the purchase and acceptance of the Bonds by the initial owners thereof, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to secure

(i)           the payment of the Secured Principal Amount of the Bonds and the indebtedness represented thereby, the Purchase Price, if applicable, and the redemption premium, if any, and interest on the Bonds according to their tenor and effect and the performance and observance by the Issuer of all the covenants expressed or implied in the Bonds, and

(ii)           the payment, performance and observance of all obligations of the Debtor and the Parent under the Security Documents including this Mortgage, and whether now arising or hereafter arising, direct or indirect, absolute or contingent, joint or several, due or to become due, liquidated or unliquidated, secured or unsecured, original, renewed or extended, whether arising directly or acquired from others (all such indebtedness and obligations described in clauses (i) and (ii) above being collectively referred to herein as the “Obligations”), provided, however, that the maximum principal amount secured hereby shall not exceed the Secured Principal Amount, the Debtor does hereby grant, bargain, sell, convey, transfer, mortgage, grant a security interest in, pledge and assign to the Trustee, as Mortgagee, and its assigns forever, the following (the “Mortgaged Property”), subject to the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan), dated as of the date hereof, from the Debtor to the Mortgagee, and to the Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan), dated as of the date hereof, from the Debtor to the Mortgagee:

GRANTING CLAUSES

I

The Ground Lease, including all rights, guarantees, amendments, supplements, modifications, renewals, substitutions and extensions relating to the Ground Lease and any right of continued possession of the Facility as might result by reason of a rejection of the Ground Lease thereunder, and all other right, title and interest of the Debtor in and the Facility together with the tenements, hereditaments, servitudes, appurtenances, estate, rights, privileges, liberties, appurtenances, licenses, royalties, mineral, oil and gas rights, water, water rights, reversions, remainders and immunities thereunto  in which the Debtor shall have an interest, including all the right, title and interest of the Debtor in and to all streets, ways, alleys, roads, waters, water courses, water rights, waterways, passages, sewer rights and public places adjoining the Facility and all easements and rights-of-way, public or private, and gores of land, now or hereafter used in connection therewith, together with all land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining the Facility to the center line thereof, now or hereafter used in connection with the Facility.

2

II

Any right of continued possession and occupancy, by agreement or otherwise, in and to the Facility, including all right, title and interest in any such agreement.

III

Any and all rights under Section 365(h) of the Federal Bankruptcy Code, or any similar rights under any other law, including but not limited to any right to use or possession of the Facility.

IV

All trade fixtures, equipment, machinery, apparatus, appliances, fittings, chattels and articles of personal property of every kind and nature, and all building equipment, materials and supplies of any nature whatsoever, now or hereafter attached to, or used or usable in connection with any present or future operation or occupancy of the Facility and in which the Debtor has or shall have an interest and all renewals and replacements thereof and additions and accessions thereto, including without limitation all partitions, elevators, lifts, steam and hot water boilers, heating and air conditioning equipment, lighting and power plants, engines, motors, compressors, ducts, coal, oil and gas burning apparatus, pipes, pumps, plumbing, radiators, sinks, bath tubs, water closets, refrigerators, gas and electrical fixtures, communications apparatus, stoves, ranges, shades, screens, awnings, vacuum cleaning system, and sprinkler system or other fire prevention or extinguishing apparatus and materials, all of which shall be deemed to be, remain and form a part of the Mortgaged Property and are covered by the Lien of this Mortgage; excluding, however, from the Lien of this Mortgage, the Company’s Property (as defined in Section 3.4(c) of the Loan Agreement), any property released from the Facility pursuant to Section 3.5 of the Loan Agreement, and any personal property owned by any Facility Tenant.

V

All right, title and interest of the Debtor in all Construction Contracts, payment bonds, performance bonds, surety bonds, Warranties, guarantees, maintenance, repair or replacement agreements and other contractual obligations of any contractor, subcontractor, surety, guarantor, manufacturer, dealer, laborer, supplier or materialman made with respect to the Facility or any part thereof.

3

VI

All the right, in the name and on behalf of the Debtor, to appear in and defend any action or proceeding brought with respect to the Facility and to commence any action or proceeding to protect the interest of the Mortgagee in the Facility.

VII

Any and all air rights, development rights, zoning rights or other similar rights or interests which benefit or are appurtenant to the Facility and any proceeds arising therefrom.

VIII

All agreements (other than any Security Document) and/or contracts now or hereafter entered into by the Debtor for the Project Work or any part thereof, and all permits, licenses, bonds, plans and specifications relative to the Project.

IX

All insurance proceeds, awards, payments and other compensation payments, including interest thereon, and the right to receive the same, which are heretofore or hereafter made with respect to the Facility as a result of or in lieu of any taking by eminent domain (including any transfer made in lieu of the exercise of said right), the alteration of the grade of any street, or any other damage or injury to or decrease in the value of the Facility or the occurrence of any Loss Event (as defined in, and subject to, Section 5.1 of the Loan Agreement), to the extent of all amounts which may be secured by this Mortgage at the date of receipt of any such award or payment by the Mortgagee, and of the reasonable attorneys’ fees, costs and disbursements incurred by the Mortgagee in connection with the collection of such award or payment, subject to the terms of the Indenture, the Loan Agreement and the Ground Lease, as to the application of all such amounts so received.

X

All right, title and interest of the Debtor in and to (a) any and all present and future leases of space in any Improvements; (b) the Facility Leases; (c) any and all present and future subleases of space in any Improvements; (d) all rents, issues and profits payable under any such leases and subleases including all Facility Revenues; and (e) any contracts for the sale of all or any portion of the Facility or any Improvements or portions thereof, on or to be erected upon the Facility (“sale contracts”).  Nothing in this paragraph is intended to constitute the consent of the Mortgagee to any such leases, subleases or sale contracts, other than as expressly provided herein or in the Loan Agreement.

XI

All right, title and interest of the Debtor in all proceeds of any unearned premiums on any property insurance policies concerning the Facility, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof, for damages to any portion of the Facility, subject, however, to the terms of the Indenture, the Loan Agreement and the Ground Lease.

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XII

All right, title and interest of the Debtor in all Funds, Accounts and Subaccounts established under the Indenture.

XIII

All the right, in the name and on behalf of the Debtor, to appear in and defend any action or proceeding brought with respect to any of the Mortgaged Property and to commence any action or proceeding to protect the interest of the Mortgagee in the Mortgaged Property.

XIV

Any and all further estate, right, title, interest, property, claim and demand whatsoever of the Debtor in and to any of the above.

XV

All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims.

XVI

Any and all other property of every kind and nature from time to time which was heretofore or hereafter is by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred, as and for additional security hereunder, by the Debtor or by any other Person with or without the consent of the Debtor, to the Mortgagee which is hereby authorized to receive any and all such property at any time and at all times to hold and apply the same subject to the terms hereof.

TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby conveyed and assigned or agreed or intended so to be, to the Mortgagee and its successors and to them and their assigns forever;

THIS MORTGAGE secures the payment, performance and observance of the Obligations and shall continue in full force and effect until the Obligations shall be paid and satisfied in full or otherwise provided for in accordance with their respective terms.

5

Notwithstanding anything contained herein to the contrary, the maximum amount of Obligations secured by this Mortgage at execution or which under any contingency may become secured hereby at any time hereafter is the Secured Principal Amount plus interest thereon, plus all amounts expended by the Mortgagee after default by the Debtor which constitute payment of (i) taxes, charges or assessments which may be imposed by law upon the Mortgaged Property; (ii) premiums on insurance policies covering the Mortgaged Property; (iii) expenses incurred in protecting or upholding the lien of this Mortgage, including, but not limited to the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage; (iv) expenses incurred in protecting the collateral encumbered by this Mortgage; or (v) any amount, cost or charge to which the Mortgagee becomes subrogated upon payment, whether under recognized principles of law or equity, or under express statutory authority.

DEBTOR represents, warrants, covenants and agrees with the Mortgagee as set forth below:

6

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1.         Certain Definitions.  The following terms shall have the respective meanings in this Mortgage, except as the context otherwise requires:

An Affiliate of a Person shall mean a Person that directly or indirectly through one or more intermediaries Controls, or is under common Control with, or is Controlled by, such Person.

Authorized Representative shall mean:

(i)           in the case of the Issuer, the Chairperson, Vice Chairperson, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, Executive Director, Deputy Executive Director, General Counsel or Vice President for Legal Affairs, or any other officer or employee of the Issuer who is authorized to perform specific acts or to discharge specific duties; and

(ii)           in the case of the Debtor, a person named in Exhibit B — “Authorized Representative”, to the Loan Agreement, or any other officer or employee of the Debtor who is authorized to perform specific duties under the Loan Agreement or under any other Project Document and of whom another Authorized Representative of the Debtor has given written notice to the Issuer and the Mortgagee;

provided, however, that in each case for which a certification or other statement of fact or condition is required to be submitted by an Authorized Representative to any Person pursuant to the terms of the Loan Agreement or any other Project Document, such certificate or statement shall be executed only by an Authorized Representative in a position to know or to obtain knowledge of the facts or conditions that are the subject of such certificate or statement.

Bond Guaranty Agreement shall mean the Bond Guaranty Agreement, dated as of even date herewith, from the Guarantors to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Bond Resolution shall mean the resolution of the Issuer adopted on February 9, 2010, as amended on April 13, 2010, authorizing the Project and the issuance of the Bonds.

Bonds shall mean the Issuer’s $20,000,000 Recovery Zone Facility Revenue Bonds (Albee Retail Development LLC Project), Series 2010, authorized, issued, executed, authenticated and delivered under the Indenture.

Building Loan Agreement shall mean the Building Loan Agreement, dated as of even date herewith, among the Issuer, the Debtor and the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

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Business Day shall have the meaning assigned to that term in the Indenture.

City shall mean The City of New York, New York.

Closing Date shall mean July 1, 2010, the date of the initial issuance and delivery of the Bonds.

Commencement Date shall have the meaning assigned to that term in the Loan Agreement.

Company’s Property shall have the meaning specified in Section 3.4(c) of the Loan Agreement.

Debtor shall mean Albee Retail Development LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns; provided, however, that nothing contained in this definition shall be deemed to limit or modify the obligations of the Debtor under Section 7.8 or 7.9 of the Loan Agreement.

Entity shall mean any of a corporation, general partnership, limited liability company, limited liability partnership, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm, joint venture, governmental authority or governmental instrumentality, but shall not include an individual.

Facility shall mean, collectively, the Land and the Improvements.

Facility Address shall mean 1 DeKalb Avenue, Brooklyn, New York.

Facility Leases shall mean, collectively, all leases or other occupancy or use agreements, other than the Ground Lease, entered into with any Person for the use, possession or occupancy of the Facility or any portion thereof.

Facility Revenues shall mean all revenues, income, fees, receipts, charges, income and other money received in any period by or on behalf of the Debtor, derived from the leasing or operation of the Facility, including proceeds derived from insurance (including environmental insurance) and/or condemnation proceeds with respect to the Facility and Business Interruption Insurance and Extra Expense Insurance, in each case whether existing as of the Closing Date or hereafter coming into existence.

Facility Tenants shall mean all Persons as shall use, possess or occupy all or any portion of the Facility pursuant to a Facility Lease.

GAAP shall mean those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the Commencement Date, so as to properly reflect the financial position of the Company, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the said Board) in order to continue as a generally accepted accounting principle or practice may be so changed.

8

Governing Body shall mean, when used with respect to any Person, its board of directors, board of trustees or individual or group of individuals by, or under the authority of which, the powers of such Person are exercised.

Ground Lease shall mean that certain Severance Lease (Site 1A), dated June 17, 2010, between the City, as landlord, and Albee Development, LLC, a Delaware limited liability company (“Albee Development”), as assigned on July 1, 2010 by Albee Development to, and assumed by, the Debtor, as tenant, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and herewith.

Guarantors shall mean, collectively, the Debtor and the Parent, and their respective successors and assigns.

Holders shall have the meaning assigned to that term in the Indenture.

Improvements shall mean:

(i)           all buildings, structures, foundations, related facilities, fixtures and other improvements existing on the Commencement Date and erected or situated on the Land;

(ii)           any other buildings, structures, foundations, related facilities, fixtures and other improvements constructed or erected on the Land throughout the term of the Loan Agreement (including any improvements or demolitions made as part of the Project Work pursuant to Section 3.2 of the Loan Agreement); and

(iii)           all replacements, improvements, additions, extensions, substitutions, restorations and repairs to any of the foregoing.

Indenture shall mean the Indenture of Trust, dated as of even date herewith, between the Issuer and the Trustee, as from time to time amended or supplemented by Supplemental Indentures in accordance with Article XI of the Indenture.

Independent Engineer shall mean a Person (not an employee of any of the Issuer, the Debtor, the Parent or any Affiliate of any thereof) registered and qualified to practice engineering or architecture under the laws of the State, selected by the Debtor, and approved in writing by the Trustee (which approval shall not be unreasonably withheld and shall be at the written direction of the Majority Holders).

Issuer shall mean New York City Capital Resource Corporation, a local development corporation created pursuant to the Not-for-Profit Corporation Law of the State at the direction of the Mayor of the City, and its successors and assigns.

Land shall mean that certain lot, piece or parcel of land in the Borough of Brooklyn (County of Kings), Block 149 and Lot 103, generally known by the street address 1 DeKalb Avenue, Brooklyn, New York, all as more particularly described in Exhibit A - “Description of the Land”, together with all easements, rights and interests now or hereafter appurtenant or beneficial thereto; but excluding, however, any real property or interest therein released pursuant to Section 7.9(c) of the Loan Agreement.

9

Legal Requirements shall mean the Constitutions of the United States and the State of New York and all laws, statutes, codes, acts, ordinances, resolutions, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, certificates of occupancy, directions and requirements (including zoning, land use, planning, environmental protection, air, water and land pollution, toxic wastes, hazardous wastes, solid wastes, wetlands, health, safety, equal opportunity, minimum wages, and employment practices) of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, including those of the City, foreseen or unforeseen, ordinary or extraordinary, that are applicable now or may be applicable at any time hereafter to (i) the Debtor or any Facility Tenant, (ii) the Facility or any part thereof, or (iii) any use or condition of the Facility or any part thereof.

Loan Agreement shall mean the Loan Agreement, dated as of even date herewith, between the Issuer and the Debtor, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Majority Holders shall have the meaning assigned to that term in the Indenture.

Mortgage shall mean this Mortgage and Security Agreement and Assignment of Leases and Rents (Indirect Loan) from the Debtor to the Mortgagee, and includes any and all amendments hereof and supplements hereto made in accordance herewith and with the Indenture.

Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan) shall mean the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan), dated as of even date herewith, from the Debtor to the Mortgagee, and includes any and all amendments thereof and supplements thereto hereafter made in accordance therewith and with the Indenture.

Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan) shall mean the Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan), dated as of even date herewith, from the Debtor to the Mortgagee, and includes any and all amendments thereof and supplements thereto hereafter made in accordance therewith and with the Indenture.

Net Proceeds shall mean, when used with respect to any insurance proceeds or condemnation award, compensation or damages, the gross amount of any such proceeds, award, compensation or damages less all expenses (including reasonable attorneys’ fees and any extraordinary expenses of the Issuer or the Trustee) incurred in the collection thereof.

Opinion of Counsel shall mean a written opinion of counsel for the Debtor, the Parent or any other Person (which counsel shall be reasonably acceptable to the Issuer and the Trustee) with respect to such matters as required under any Project Document or as the Issuer or the Trustee may otherwise reasonably require, and which shall be in form and substance reasonably acceptable to the Issuer and the Trustee.

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Organizational Documents shall mean, (i) in the case of an Entity constituting a limited liability company, the articles of organization or certificate of formation, and the operating agreement of such Entity, (ii) in the case of an Entity constituting a corporation, the articles of incorporation or certificate of incorporation, and the by-laws of such Entity, and (iii) in the case of an Entity constituting a general or limited partnership, the partnership agreement of such Entity.

Outstanding shall have the meaning assigned to that term in the Indenture.

Parent shall mean Acadia Strategic Opportunity Fund II LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns; provided, however, that nothing contained in this definition shall be deemed to limit or modify the obligations of the Parent under Section 3.6 of the Bond Guaranty Agreement or Section 3.4 of the Issuer Indemnification Agreement.

Permitted Encumbrances shall have the meaning assigned to that term in the Indenture.

Person shall mean an individual or any Entity.

Pledge and Security Agreement shall mean the Pledge and Security Agreement, dated as of even date herewith, from the Debtor to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Project shall mean the construction, renovation, equipping and furnishing of an approximately 50,000 square foot facility to be leased to retail commercial tenants.

Project Completion Guaranty Agreement shall mean the Project Completion Guaranty Agreement, dated as of even date herewith, from the Guarantors to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Project Documents shall mean, collectively, the Ground Lease, the Issuer Indemnification Agreement, the Remarketing Agreement, the Bond Placement Agreement, the Facility Leases and the Security Documents.

Promissory Note shall mean, with respect to the Bonds, that certain Promissory Note in substantially the form of Exhibit G to the Loan Agreement, and, with respect to any Series of Additional Bonds, that certain Promissory Note in substantially the form of any related Exhibit to an amendment to the Loan Agreement, and shall include in each case any and all amendments thereof and supplements thereto made in conformity with the Loan Agreement and the Indenture.

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Purchase Price shall mean an amount equal to the principal amount of any Bond purchased on any Purchase Date, plus accrued interest to the Purchase Date (unless the Purchase Date is an Interest Payment Date, in which case the Purchase Price shall not include accrued interest, which shall be paid in the normal course).

Secured Principal Amount shall mean $2,456,944.00.

Security Documents shall mean, collectively, the Loan Agreement, the Promissory Note, the Pledge and Security Agreement, the Indenture, the Bond Guaranty Agreement, the Project Completion Guaranty Agreement, the Tax Regulatory Agreement, the Building Loan Agreement, this Mortgage, the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan) and the Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan).

State shall mean the State of New York.

Supplemental Indenture shall mean any indenture supplemental to or amendatory of the Indenture, executed and delivered by the Issuer and the Trustee in accordance with Article XI of the Indenture.

Tax Regulatory Agreement shall mean the Tax Regulatory Agreement, dated the Closing Date, from the Issuer and the Debtor to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Trustee shall mean The Bank of New York Mellon, New York, New York in its capacity as trustee under the Indenture, and its successors in such capacity and their assigns hereafter appointed in the manner provided in the Indenture.

Trust Estate shall mean all property, interest, revenues, funds, contracts, rights and other security granted to the Trustee under the Security Documents.

Section 1.2.         Construction.  In this Mortgage, unless the context otherwise requires:

(a)           The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms, as used in this Mortgage, refer to this Mortgage, and the term “hereafter” shall mean after, and the term “heretofore” shall mean before, the Closing Date.

(b)           Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

(c)           Words importing persons shall include firms, associations, partnerships (including limited partnerships and limited liability partnerships), trusts, corporations, limited liability companies and other legal entities, including public bodies, as well as natural persons.

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(d)           Any headings preceding the texts of the several Articles and Sections of this Mortgage, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Mortgage, nor shall they affect its meaning, construction or effect.

(e)           Unless the content indicates otherwise, references to designated “Exhibits,” “Articles,” “Sections,” “Subsections,” “clauses” and other subdivisions are to the designated Exhibits, Articles, Sections, Subsections, clauses and other subdivisions of or to this Mortgage.

(f)           The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(g)           The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(h)           Any definition of or reference to any agreement, instrument or other document herein shall be construed to refer to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein).

(i)           Any reference to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s successors and assigns or such Person’s successors in such capacity, as the case may be.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1.         Representations and Warranties of Debtor.  The Debtor hereby represents and warrants that:

(a)           The Debtor is a limited liability company duly organized under the laws of the State of Delaware, is validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and in good standing under the laws of the State, is not in violation of any provision of its Organizational Documents, has the requisite power and authority to own its property and assets, to carry on its business as now being conducted by it and to execute, deliver and perform this Mortgage and each other Project Document to which it is or shall be a party.

(b)           The execution, delivery and performance of this Mortgage and each other Project Document to which the Debtor is or shall be a party and the consummation of the transactions herein and therein contemplated will not (x) violate any provision of law, any order of any court or agency of government, or any of the Organizational Documents of the Debtor, or any indenture, agreement or other instrument to which the Debtor is a party or by which it or any of its property is bound or to which it or any of its property is subject, (y) be in conflict with or result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or (z) result in the imposition of any lien, charge or encumbrance of any nature whatsoever other than Permitted Encumbrances.

(c)           There is no action or proceeding pending or, to the best of the Debtor’s knowledge, after diligent inquiry, threatened by or against the Debtor by or before any court or administrative agency that would adversely affect the ability of the Debtor to perform its obligations under this Mortgage or any other Project Document to which it is or shall be a party.  Such knowledge is based upon the knowledge of Robert Masters, a Senior Vice President of the Parent, and a person employed by the Parent with actual knowledge of the Project and of the matters set forth in this paragraph.

(d)           The Debtor has obtained all authorizations, consents and approvals of governmental bodies or agencies required to be obtained by the Debtor as of the Closing Date in connection with the execution and delivery of this Mortgage and each other Project Document to which the Debtor is a party or in connection with the performance of the obligations of the Debtor hereunder and under each of the Project Documents.

(e)           This Mortgage and the other Project Documents to which the Debtor is a party (x) have been duly authorized by all necessary action on the part of the Debtor, (y) have been duly executed and delivered by the Debtor, and (z) constitute the legal, valid and binding obligations of the Debtor, enforceable against the Debtor in accordance with their respective terms, subject to limitations on enforceability resulting from bankruptcy, insolvency and principles of equity.

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(f)           The assumption by the Debtor of its obligations hereunder will result in a direct financial benefit to the Debtor.

(g)           The Debtor has power to enter into and perform this Mortgage, to create, pledge and grant the mortgage, pledge, assignment and security interest in the Mortgaged Property as provided in this Mortgage, and to own its property and assets.

(h)           The Debtor is vested with a good and marketable leasehold interest in the Facility pursuant to the Ground Lease, subject to no mortgage, lien, charge, pledge, assignment, security interest, conditional sale agreement or encumbrance of any kind whatsoever, other than Permitted Encumbrances.

(i)           The Debtor is, as of the Closing Date, and after giving effect to all instruments evidencing or securing the Obligations will be, in a solvent condition.

(j)           The execution and delivery of this Mortgage does not constitute a “fraudulent conveyance” within the meaning of Title 11 of the United States Code as so constituted or under any other applicable law.

(k)           No bankruptcy or insolvency proceedings are pending or contemplated by or, to the best knowledge of the Debtor, against, the Debtor.

(l)           The Debtor is duly authorized to mortgage and grant a security interest in the Mortgaged Property, and this Mortgage is a third lien upon the Mortgaged Property, subject only to Permitted Encumbrances.

(m)           The Ground Lease is a valid and subsisting lease of the property therein described and purported to be demised and is in full force and effect in accordance with its terms, and has not been amended or modified in any respect.

(n)           No default has occurred and is continuing under the Ground Lease and no event has occurred or is occurring which, with the passage of time or the giving of notice or both, would constitute an event of default under the Ground Lease.

(o)           Neither the Ground Lease nor the Debtor’s interest in any of the Facility Leases or Facility Revenues is subject to any Liens or encumbrances other than in favor of the Mortgagee or as set forth in the mortgagee title insurance policy insuring the Lien of this Mortgage, a copy of which has been furnished to the Mortgagee.

(p)           The Debtor is the owner of the leasehold estate created by the Ground Lease and has the right and authority under the Ground Lease to execute this Mortgage as provided herein.

(q)           No Facility Leases are in effect as of the Closing Date.

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ARTICLE III

GENERAL AGREEMENTS OF DEBTOR

Section 3.1.        Payment, Performance, Observance and Compliance.  The Debtor agrees to pay, perform, observe and comply with such of the Obligations to which it shall be subject (including this Mortgage) upon the terms and provisions required of the Debtor therein.

Section 3.2.        Acknowledgment of Amount Due.  The Debtor shall, upon request, furnish to the Mortgagee, in person within five (5) days, or, by mail within ten (10) days, a written statement duly acknowledged of the amount due under this Mortgage and whether any offsets or defenses exist against the Obligations.

Section 3.3.        Security Agreement. This Mortgage is and shall be deemed to be a security agreement under the New York State Uniform Commercial Code with respect to the Mortgaged Property, and the Mortgagee shall have all the rights of a secured party thereunder with respect to that part of the Mortgaged Property that constitutes personal property subject thereto (sometimes referred to herein as the “Secured Property”).  Upon request by the Mortgagee, the Debtor shall execute and deliver to the Mortgagee any security agreement, financing or continuation statement or other document the Mortgagee reasonably deems necessary to protect or perfect its lien on the Mortgaged Property.  If the Debtor shall default under this Mortgage, the Mortgagee, in addition to any other rights and remedies that it may have, shall have and may exercise immediately and without demand any and all rights and remedies granted to a secured party upon default under the New York State Uniform Commercial Code, including the right to take possession of the Secured Property or any part thereof or indicia thereof, and to take such other measures as the Mortgagee may deem necessary for the care, protection and preservation of the Secured Property.  Upon request or demand of the Mortgagee, the Debtor shall assemble the Secured Property and make it available to the Mortgagee at a convenient place acceptable to the Mortgagee.  The Debtor shall pay to the Mortgagee on demand all expenses, including reasonable legal expenses and attorneys’ fees and expenses, incurred or paid by the Mortgagee in protecting its interest in the Secured Property and in enforcing its rights hereunder with respect to the Secured Property.  Any notice of sale, other disposition, or other intended action by the Mortgagee with respect to the Secured Property sent to the Debtor in accordance with the provisions of this Mortgage at least seven (7) days prior to the date of any such sale, other disposition, or other intended action set forth or specified in the notice shall conclusively be deemed to be commercially reasonable within the meaning of the New York State Uniform Commercial Code unless objected to in writing by the Debtor within five (5) days after receipt by the Debtor of the notice.  The proceeds of any sale or other disposition of the Secured Property, or any part thereof, shall be applied to the payment of the Obligations as provided in Section 6.17.

Section 3.4.         Ownership; Instruments of Further Assurance.  The Mortgagee on behalf of the Debtor shall defend the interest of the Debtor to the Mortgaged Property and every part thereof and the Debtor agrees to warrant and defend such interest against the claims and demands of all Persons whomsoever.  The Debtor covenants that it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such supplements hereto and such further acts, instruments and transfers as the Mortgagee may reasonably require for the better assuring, transferring, conveying, pledging, assigning and confirming unto the Mortgagee all and singular the property herein described and subject to the lien and security interest of this Mortgage and those revenues pledged hereby and by the Indenture to the payment of the Obligations.  Any and all property hereafter acquired (other than the Company’s Property) which is of the kind or nature herein provided to be and become subject to the lien and security interest hereof shall ipso facto, and without any further conveyance, assignment or act on the part of the Debtor or the Mortgagee, become and be subject to the lien and security interest of this Mortgage as fully and completely as though specifically described herein, but nothing in this sentence contained shall be deemed to modify or change the obligations of the Debtor heretofore made by this Section 3.4.

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Section 3.5.         Creation of Liens; Indebtedness; Sale of Facility.  The Debtor represents and covenants that this Mortgage is and will be a third mortgage Lien upon the Mortgaged Property, subordinate only to the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan) and the Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan).  The Lien of this Mortgage is subject and subordinate to the Ground Lease and the Liens of the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan) and of the Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan).  The Debtor shall not (x) create or suffer to be created any Lien upon or pledge of the Mortgaged Property or any part thereof except the Lien created by this Mortgage and Permitted Encumbrances, and except as expressly permitted under the Indenture, (y) incur any Indebtedness or issue any evidences of Indebtedness, other than the Obligations, and except as expressly permitted under the Indenture, secured by a Lien on the Mortgaged Property, or (z) sell, convey, transfer, lease, mortgage or encumber the Mortgaged Property or any part thereof except as specifically permitted under the Loan Agreement, the Indenture, this Mortgage and Permitted Encumbrances, so long as any of the Obligations are Outstanding.

Section 3.6.         Release of Property.  Reference is made to the provisions of the Loan Agreement, including, without limitation, Sections 3.5 and 7.9 thereof, whereby the Debtor may withdraw from the Facility any fixtures or any right-of-way, easement, permit or license or unimproved portion thereof, all upon compliance with the terms and conditions of the Loan Agreement and the Ground Lease.  At the request of the Debtor, the Mortgagee shall release from the lien and security interest of this Mortgage, the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan) and the Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan), and from under the Loan Agreement such portion of the property of the Facility so withdrawn upon compliance with the applicable provisions of the Loan Agreement and shall confirm any such release.

Section 3.7.         Recording and Filing.  a) The Debtor shall cause this Mortgage and all supplements hereto to be recorded (at the sole cost and expense of the Debtor) as a mortgage of an interest in real property in the appropriate offices of the Register of The City of New York or in such other offices as may be at the time provided by law as the proper place for the recordation thereof.  In addition, the security interest of the Mortgagee, as created by this Mortgage, in the personal property and fixtures and the rights and other intangible interests herein described, shall be perfected by the filing of financing statements at the direction of the Debtor in the offices of the Secretary of State of the State in the City of Albany, New York, and in the offices of such Register of The City of New York, which financing statements shall be in accordance with the New York State Uniform Commercial Code - Secured Transactions.  All mortgage recording taxes, if any, and filing and recording charges and fees shall be payable by the Debtor.

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(b)           The Debtor and the Mortgagee acknowledge that, as of the Closing Date,

(i)           Section 9-515 of the New York State Uniform Commercial Code-Secured Transactions provides that an initial financing statement filed in connection with a “public-financed transaction” is effective for a period of thirty (30) years after the date of filing if such initial financing statement indicates that it is filed in connection with a public financed transaction,

(ii)           Section 9-102(67) of the New York State Uniform Commercial Code-Secured Transactions defines a public-finance transaction as a secured transaction in connection with which, in substance, (x) bonds are issued, (y) all or a portion of the bonds have an initial stated maturity of at least twenty (20) years, and (z) the debtor, obligor, secured party or assignee with respect to the collateral or secured obligation is a governmental unit of a state, and

(iii)          subject to any future change in law, the initial financing statement as shall be filed with respect to the security interest described above shall therefore have an effective period of thirty (30) years after the date of filing, for the purpose of determining the date by which continuation statements shall be filed.

(c)           The parties hereto acknowledge and agree that, because the foregoing financing statements evidence collateral for the Bonds, and because the Bonds are municipal securities with a term that is at least twenty (20) years in duration, there is no need under the Uniform Commercial Code of the State of New York to re-file such financing statements in order to preserve the liens and security interests that they create for the period commencing with the Closing Date and terminating on the thirtieth anniversary of the Closing Date.

Subsequent to the foregoing recordation and filings, if in the Opinion of Counsel to the Debtor (described hereinbelow), to preserve (after the thirtieth (30th) anniversary of the Closing Date) the lien and security interest of this Mortgage, it is necessary to re-record and/or re-index documents, re-file financing statements and/or file continuation statements and/or take any other actions (individually or collectively, the “Continuation Action(s)”), then, the Debtor in a timely manner shall: (A) as applicable, (i) prepare and deliver to the Mortgagee all necessary instruments and filing papers, together with remittances equal to the cost of required filing fees and other charges, so that the Mortgagee may perform the Continuation Actions, or (ii) electronically perform the Continuation Actions and deliver to the Mortgagee written certification (upon which the Mortgagee may conclusively rely) that such performance has occurred, specifying the Continuation Actions performed, or (iii) perform some of the Continuation Actions in the manner described in clause “(i)” and the others in the manner  described in clause “(ii)”; and (B) deliver or cause to be delivered to the Mortgagee the Opinion of Counsel to the Debtor as described below.  The Mortgagee may conclusively rely upon (y) when applicable, the certification referred to in clause “(A)(ii),” and (z) in all instances, the Opinion of Counsel to the Debtor.  In the event the Debtor chooses to have the Mortgagee perform all or some of the Continuation Actions, as provided in clause “(A)(i)” hereinabove, the Mortgagee shall reasonably promptly perform such Continuation Actions at the Debtor’s sole expense.  The Debtor shall perform the obligations described hereinabove in clauses “(A)” and “(B)” no later than ten (10) days prior to (i)(y) the thirtieth (30th) anniversary of the Closing Date, and (z) each fifth (5th) anniversary thereafter, and/or (ii) the date (not covered by clause “(i)”) on which a Continuation Action is to be taken to preserve the lien and security interest of this Mortgage.

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The Opinion of Counsel to the Debtor shall be addressed to the Debtor and the Mortgagee.  Counsel shall deliver successive Opinions of Counsel in respect of (i)(y) the thirtieth (30th) anniversary of the Closing Date, and (z) every five-year period thereafter through the term of the Bonds, and/or (ii) the date of any required Continuation Action not covered by clause “(i),” in each case not later than fifteen (15) days prior to the date on which a Continuation Action is required to be taken.  In the Opinion of Counsel to the Debtor, counsel shall opine as to: (i) what Continuation Actions are necessary; and (ii) the deadline dates for the required Continuation Actions; and (iii) the jurisdictions in which the Continuation Actions must be effected.  Counsel in such opinion shall additionally opine that, upon performance of the Continuation Actions by, as the case may be, (i) the Mortgagee with instruments and papers prepared by the Debtor, or (ii) the Debtor through electronic filing, or (iii) the Mortgagee as to some Continuation Actions, and the Debtor as to the others through electronic filings, all appropriate steps shall have been taken on the part of the Debtor and the Mortgagee then requisite to the maintenance of the perfection of the security interest of the Mortgagee in and to all property and interests which by the terms of this Mortgage are to be subjected to the lien and security interest of this Mortgage.

(d)           Any filings with respect to the Uniform Commercial Code financing statements may be made electronically, and the Debtor (which shall be reasonably acceptable to the Mortgagee) shall have the right to designate a company to facilitate the filing of the Uniform Commercial Code financing statements.

(e)           All costs (including reasonable attorneys’ fees and expenses) incurred in connection with the effecting of the requirements specified in this Section shall be paid by the Debtor.

(f)           The Debtor agrees to perform all other acts (including the payment of all fees and expenses) necessary in order to enable the Mortgagee to comply with this Section, and with Section 7.07 of the Indenture, including but not limited to, providing prompt notice to the Mortgagee of any change in either of the name or address of the Debtor.  The Debtor agrees that the Mortgagee, if permitted by applicable law, may provide for the re-recording of the Indenture or any other Security Document or the filing or re-filing of continuation statements without the cooperation of the Debtor as necessary at the Debtor’s sole cost and expense.

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Section 3.8.         After-Acquired Property.  Except as provided in Section 3.4(c) of the Loan Agreement, all right, title and interest of the Debtor in and to all improvements, betterments, renewals, substitutes and replacements of, and all additions, accessions and appurtenances to, the Mortgaged Property (other than trade fixtures), or any part thereof, hereafter acquired, constructed, assembled or placed by or at the direction of the Debtor on or in the Facility (other than trade fixtures), and all conversions and proceeds of the security constituted thereby, immediately upon such acquisition, construction, assembly, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance or assignment or other act of the Debtor, shall become subject to the security and lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Debtor and specifically described in the Granting Clauses hereof; but at any and all times the Debtor, on demand, will execute, acknowledge, deliver to the Mortgagee and the Debtor will cause to be recorded or filed as provided in Section 3.8, any and all such further assurances and mortgages, conveyances or assignments thereof as the Mortgagee may reasonably require for the purposes of expressly and specifically subjecting the same to the security and lien of this Mortgage.

Section 3.9.         The Ground Lease.  i) The Debtor will promptly pay or cause to be paid all rents, additional rents and other charges as and when the same become due, and diligently perform and observe all terms, covenants and conditions required to be paid, performed and observed by the Debtor as lessee under the Ground Lease, within the period provided in the Ground Lease (provided, however, that the aforesaid covenant of the Debtor shall be deemed to require that all such rents, additional rents and other charges be paid, and all such terms, covenants and conditions be performed and observed, no later than five (5) Business Days in the case of a performance covenant (and no later than three (3) Business Days in the case of a payment obligation) prior to the date that the failure to make such payment or perform and observe such terms, covenants and conditions, would constitute a default under the Ground Lease), and will do all things necessary to preserve and keep unimpaired its rights under the Ground Lease.  The Debtor will furnish the Mortgagee, upon demand, proof of payment of all items which are required to be paid by the Debtor pursuant to the Ground Lease and proof of payment of which is required to be given to the lessor under the Ground Lease.  To the extent that the Ground Lease shall grant to the Debtor, as lessee thereunder, the privilege to postpone or defer the payment of any sum required to be paid thereunder, the failure of the Debtor to pay the same shall not constitute a default hereunder if and so long as the Debtor shall faithfully comply with all of the conditions and other requirements of the Ground Lease with respect to the exercise of such privilege.  The Debtor shall not waive any of its rights under the Ground Lease, or refrain from exercising any right or remedy accorded to it under the Ground Lease on account of any default by the lessor thereunder, or release the lessor from any liability or condone or excuse any improper actions of the lessor thereunder without first obtaining the written consent of the Mortgagee.

(b)           No release or forbearance of any of the Debtor’s obligations under the Ground Lease, pursuant to the Ground Lease or otherwise, shall release the Debtor from any of its obligations under this Mortgage, including its obligation with respect to the payment of rent as provided for in the Ground Lease and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Ground Lease to be kept, performed and complied with by the tenant therein.

(c)           The Debtor shall not make any election or give any consent or approval (other than the exercise of a renewal right or extension right or other right conferring a benefit on the Debtor, provided that any such action has no adverse effect or consequence to the Issuer, the Mortgagee or the Bondholders or the security for the Bonds) for which a right to do so is conferred upon the Debtor as tenant under the Ground Lease without the prior written consent of the Mortgagee if such election, consent or approval would impair the rights of the Mortgagee or the security for the Obligations.  In case of any Event of Default under this Mortgage, all such rights, together with the right of termination, cancellation, modification, change, supplement, alteration or amendment of the Ground Lease, all of which have been assigned for collateral purposes to the Mortgagee, shall vest in and be exercisable solely by the Mortgagee.

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(d)           Not more than three hundred sixty (360) and less than two hundred seventy (270) days before the right of the Debtor to exercise any option or right to renew or extend the term of the Ground Lease shall expire, the Debtor shall give the Mortgagee written notice specifying the date, term and manner for which such option or renewal is to be exercised.  Within ten (10) days of written demand by the Mortgagee, the Debtor shall exercise any such option or renewal which is necessary to extend the term of the Ground Lease beyond the term of this Mortgage or to comply with any Legal Requirement affecting the Debtor, the Issuer or the Mortgagee, or which is necessary, in the reasonable judgment of the Mortgagee, to preserve the value of the Mortgaged Property intended to be afforded by this Mortgage.  The Debtor shall promptly provide evidence of such exercise of such option or right to the reasonable satisfaction of the Mortgagee.  In the event that the Debtor fails to so exercise any such option or right or upon the occurrence of an Event of Default, the Debtor hereby agrees and grants to the Mortgagee all right and authority to exercise such option in the name of the Debtor or in its own name.  Nothing contained herein shall affect or limit any rights of the Mortgagee under the Ground Lease.

(e)           In the event the Debtor shall violate any of the covenants specified in Section 3.9(a) above, then the Mortgagee shall have the right (but shall not be obligated) to take any action as the Mortgagee may deem reasonably necessary or desirable to prevent or cure any default of the Debtor under the Ground Lease or any default of the lessor thereunder, it being agreed that upon receipt by the Mortgagee from the lessor under the Ground Lease of any notice of default, the Mortgagee shall be entitled to rely thereon and take any of the aforesaid action even though the Debtor denies or questions the existence of any such default, and shall have the immediate right to enter all or any portion of the Facility at such times and in such manner as the Mortgagee deems reasonably appropriate in order to prevent or to cure any such default, or any condition which with notice and/or lapse of time would constitute an Event of Default under the Ground Lease.

(f)           In the event the Debtor shall violate any of the covenants specified in Section 3.9(a) hereof, then, for the purpose of preventing or curing any default by the Debtor under the Ground Lease, the Mortgagee may (but shall be under no obligation to) do any act or execute any document in the name of the Debtor or as its attorney-in-fact, as well as in the name of the Mortgagee, without waiving or releasing the Debtor from any of its obligations hereunder.  The Debtor hereby irrevocably appoints the Mortgagee its true and lawful attorney-in-fact in its name or otherwise to do any and all acts and to execute any and all documents which in the opinion of the Mortgagee may be reasonably necessary or desirable to prevent or cure any default under the Ground Lease or to preserve any rights of the Debtor in, to or under the Ground Lease, or any Facility Lease, or to preserve any rights of the Debtor whatsoever in respect of any part of the Facility, subject, however, to the provisions of the Ground Lease and Section 5.1.

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(g)           The Debtor shall, from time to time, use commercially reasonable good faith efforts to obtain from the landlord under the Ground Lease such certificates of estoppel with respect to compliance by the Debtor with the terms of the Ground Lease as may be reasonably requested from time to time by the Mortgagee (but not more often than once in any calendar year except upon reasonable cause).  The curing by the Mortgagee of any default by the Debtor under the Ground Lease shall not remove or waive, as between the Debtor and the Mortgagee, any default which may have occurred hereunder by virtue of the default by the Debtor under the Ground Lease, and all sums expended by the Mortgagee (upon ten (10) days prior written notice by the Mortgagee to the Debtor of its intention to expend such sums, except if in the reasonable judgment of the Mortgagee an emergency condition exists) in order to cure any such default and costs and expenses incurred by the Mortgagee in connection with the curing of such default shall be paid by the Debtor to the Mortgagee upon demand with interest therein at the annual rate of eighteen percent (18%) per annum from the date of advancement until paid, and any such indebtedness shall be deemed to be secured by this Mortgage.

(h)           The Debtor shall not, without the prior consent of the Mortgagee, surrender the leasehold estate created by the Ground Lease or terminate or cancel the Ground Lease, and the Debtor hereby assigns to the Mortgagee, as further security for the payment of the Obligations and for the performance and observance of the terms, covenants and conditions of this Mortgage, all of the rights, privileges and prerogatives of the Debtor, as tenant under the Ground Lease, to surrender the leasehold estate created by the Ground Lease or to terminate or cancel the Ground Lease, and any such surrender of the leasehold estate created by the Ground Lease or termination or cancellation of the Ground Lease without the prior consent of the Mortgagee shall be void and of no force and effect.

(i)           The Debtor shall notify the Mortgagee promptly of (i) the occurrence of any default by the lessor under the Ground Lease or the occurrence of any event which, with the passage of time or giving of notice, or both, would constitute a default by the lessor under the Ground Lease, (ii) the receipt by the Debtor of any notice (written or oral) from the lessor under the Ground Lease noting or claiming the occurrence of any default by the Debtor under the Ground Lease or the occurrence of any event which, with the passage of time or giving of notice, or both, would constitute a default by the Debtor under the Ground Lease, and deliver to the Mortgagee a true copy of such notice, or (iii) any request made by either party to the Ground Lease for arbitration proceedings pursuant to the Ground Lease and of the institution or commencement of arbitration proceedings thereunder.  The Debtor shall permit the Mortgagee to participate in any arbitration proceedings in association with the Debtor, and if at the time any such arbitration proceedings shall be initiated, an Event of Default shall exist and be continuing, the Mortgagee is hereby granted the right to designate and appoint any arbitrators to be appointed by the Debtor under the Ground Lease.  If any action or proceeding shall be instituted to evict the Debtor or to recover possession of the Facility or any portion thereof or for any other purpose affecting the Ground Lease or this Mortgage, the Debtor shall, immediately upon service thereof on or to the Debtor, deliver to the Mortgagee a true and complete copy of each petition, summons, complaint, notice of motion, order to show cause and of all other provisions, pleadings, and papers, however designated, served in any such action or proceeding.

(j)           The Debtor shall not unreasonably withhold its consent to any proposed modifications of the Ground Lease which the lessor thereunder agrees to make at the request of the Mortgagee necessary for the improving, maintaining or preserving the Mortgagee’s security in the Ground Lease.

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(k)           The Debtor shall not sell or assign the Ground Lease or any of its rights thereunder or the leasehold estate created thereby or sublease all or any portion of the Facility except in accordance with the Loan Agreement.

(l)           The Debtor will promptly perform and observe all the terms, covenants and conditions required to be performed and observed by the Debtor as sublessor under the Facility Leases, within the periods provided in the Facility Leases prior to the date that the failure to make such payment or perform and observe such terms, covenants and conditions, would constitute a default under the respective Facility Leases), and will do all things necessary to preserve and keep unimpaired its rights under the Facility Leases.  The Debtor shall not waive any of its rights under the Facility Leases, or refrain from exercising any right or remedy accorded to it as sublessor thereunder on account of an event of default under any Facility Lease, or release any Facility Tenant from liability or condone or excuse any improper act of any Facility Tenant under any Facility Lease, in any case if such action or failure to take action were not effected (in the Debtor’s reasonable judgment) in good faith in a commercially reasonable manner.  The Debtor shall not voluntarily terminate a Facility Lease or accept a surrender of any Facility Lease or suffer or permit any termination or surrender of any Facility Lease, in each case prior to the scheduled expiration thereof, except (x) with the prior written consent of the Mortgagee which consent must be given if the Mortgagee is so directed by the Majority Holders (if not so directed, such consent not to be unreasonably withheld or delayed), (y) if the termination or surrender of such Facility Lease will not have a material adverse effect upon Facility Revenues, or (z) if the Debtor’s actions with respect to such Facility Tenant and Facility Lease are taken (in the Debtor’s reasonable judgment) in a good faith commercially reasonable manner.

(m)           The Debtor will not (i) modify, amend or supplement any Facility Lease if such modification, amendment or supplement would have a material adverse effect on Facility Revenues (except if such material adverse effect on Facility Revenues is only of a short-term consequence and is not reasonably likely to have a long-term material adverse effect on Facility Revenues), or (ii) require any Facility Tenant to subordinate any Facility Lease to the Lien of any mortgage on the Facility other than Permitted Encumbrances.  The Debtor shall deliver to the Mortgagee, promptly following the execution thereof, a copy of each executed amendment, modification or supplement to a Facility Lease, accompanied by a certificate of an Authorized Representative of the Debtor to the effect that such amendment, modification or supplement was entered into in good faith by the Debtor and was commercially reasonable.

(n)           Each Facility Lease entered into by the Debtor must provide that the Facility Lease is subordinate to the Lien of this Mortgage and any extensions, replacements or modifications hereof.

(o)           The Mortgagee is hereby granted the right to participate in any dispute with the lessor under the Ground Lease, and the Debtor shall not settle with the lessor under the Ground Lease any insurance or condemnation claim or adjustment in an amount in excess of $500,000 without the consent of the Mortgagee.

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(p)           If there shall be filed by or against the Debtor a petition under the United States Bankruptcy Code, Title 11 of the United States Code (the “Bankruptcy Code”), then the Lien of this Mortgage shall attach to all of the Debtor’s rights and remedies at any time arising under or pursuant to the Bankruptcy Code, including, but not limited to, §365 thereof.  Upon the filing of any petition by or against the Debtor under the Bankruptcy Code, the Debtor shall immediately provide copies of all pleadings and notices related thereto to the Mortgagee.  The Debtor unconditionally assigns to the Mortgagee all of the Debtor’s rights to remain in possession of the Mortgaged Property following the filing of any bankruptcy petition by or against the Debtor, and acknowledges that the Mortgagee may file any pleading in furtherance thereof.  This assignment constitutes a present, irrevocable, and unconditional assignment of the foregoing claims, rights, and remedies of the Debtor, and shall continue in effect until all of the Obligations shall have been satisfied and discharged in full.  Furthermore, the Debtor hereby irrevocably constitutes and appoints the Mortgagee as the Debtor’s attorney in fact for the purpose of filing any pleading in the court in which the initial petition was filed or any court to which the action thereon may be removed, transferred, or assigned (the “Bankruptcy Court”) that the Mortgagee determines in its sole discretion to protect the Mortgagee’s interests in and to the Mortgaged Property, including but not limited to a motion to extend any applicable time period for the filing of any motion related to the assumption of the Ground Lease.

(q)           The Debtor shall not, without the prior written consent of the Mortgagee, file any motion or other pleading to reject or otherwise elect to treat the Ground Lease as terminated under §365 of the Bankruptcy Code.  Any such motion, pleading, or election made without such prior written consent shall be void ab initio, and this Mortgage may be pled in bar thereof.  If the Debtor does file such a motion to reject the Ground Lease under §365 of the Bankruptcy Code, the Debtor hereby acknowledges and agrees that, unless the Mortgagee consents in writing to such rejection, the Debtor may not reject the Ground Lease unless the Debtor proves, by a preponderance of the evidence, that the Debtor was “insolvent,” within the meaning of §101 of the Bankruptcy Code, on the petition filing date.  If the Debtor, as tenant under the Ground Lease and as debtor under the Bankruptcy Code, shall desire to reject the Ground Lease pursuant to §365 of the Bankruptcy Code, the Debtor shall give the Mortgagee not less than thirty (30) days’ prior written notice of the date on which the Debtor intends to file a motion in or otherwise apply to the Bankruptcy Court for authority to reject the Ground Lease.  In such event, the Mortgagee shall have the right, but not the obligation, to serve upon the Debtor within such thirty (30) day period a notice stating that the Mortgagee demands that the Debtor assume the Ground Lease and assign the Ground Lease to the Mortgagee or the Mortgagee’s designee pursuant to §365 of the Bankruptcy Code.  If the Mortgagee shall serve upon the Debtor the notice described in the preceding sentence, the Debtor shall not seek to reject the Ground Lease and shall comply with the demand provided for in the preceding sentence.

(r)           If the Debtor shall desire to assume the Ground Lease, then the Debtor shall give the Mortgagee not less than ten (10) days’ prior written notice of the date on which the Debtor intends to file a motion in, or otherwise apply to, the Bankruptcy Court for authority to assume the Ground Lease.  The Debtor shall inform the Mortgagee as a part of such notice whether or not the Debtor intends to assign the Ground Lease following assumption thereof.  The Mortgagee shall have the right, but not the obligation, to serve upon the Debtor within such ten (10) day period a notice stating that the Mortgagee demands that the Debtor assume the Ground Lease and assign the Ground Lease to the Mortgagee or the Mortgagee’s designee pursuant to §365 of the Bankruptcy Code, and such election by the Mortgagee shall be binding upon the Debtor.  Should the Debtor file a motion to assume the Ground Lease, the Mortgagee shall have the sole right to determine what terms and conditions will provide the Mortgagee with “adequate assurance of future performance,” within the meaning of §365 of the Bankruptcy Code.

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(s)           If there shall be filed by or against the landlord or any fee owner of the Mortgaged Property a petition under the Bankruptcy Code, the Debtor shall, after obtaining knowledge thereof, promptly notify the Mortgagee thereof in writing.  The Debtor shall promptly deliver to the Mortgagee, following receipt, complete and correct copies of any and all notices, motions, summonses, pleadings, claim forms, applications, and other documents received by the Debtor in connection with any such petition and any proceedings relating thereto.  In the event of such a bankruptcy filing, the Mortgagee shall have the option, exercisable upon notice from the Mortgagee to the Debtor, to conduct and control any such litigation with counsel chosen by the Mortgagee.  If an Event of Default shall exist and be continuing, or if the Mortgagee shall reasonably determine that such actions are necessary to preserve the security of this Mortgage, the Mortgagee may proceed in its own name or in the name of the Debtor in connection with any such litigation, and the Debtor agrees to execute any and all powers, authorizations, consents, or other documents required by the Mortgagee in connection therewith.  The Debtor shall not commence any action, suit, proceeding, or case, or file any application or make any motion, seeking to terminate the Ground Lease in any such case under the Bankruptcy Code without the prior written consent of the Mortgagee.  The Debtor hereby unconditionally assigns, transfers, and sets over to the Mortgagee all of the Debtor’s claims and rights to the payment of damages or any claim arising from any rejection of the Ground Lease by the landlord or any other fee owner of the Mortgaged Property, or the payment of any amount or claim associated with the Ground Lease in any proceeding under the Bankruptcy Code.  If an Event of Default shall exist and be continuing, or if the Mortgagee shall reasonably determine that such actions are necessary to preserve the security of this Mortgage, the Mortgagee shall have the right to proceed in its own name and/or in the name of the Debtor in respect of any claim, suit, action, or proceeding relating to the assumption or rejection of the Ground Lease by the landlord, including, without limitation, the right to file and prosecute, to the exclusion and in the name of the Debtor, any proofs of claim, complaints, motions, applications, notices, and other documents, or to defend against any objection thereto, in any case in respect to the landlord or any fee owner of the Mortgaged Property.  This assignment constitutes a present, irrevocable, and unconditional assignment of the foregoing claims, rights, and remedies, and shall continue in effect until all of the Obligations shall have been satisfied and discharged in full.  Any amounts received by the Mortgagee as damages arising out of the rejection of the Ground Lease as aforesaid shall be applied first to all costs and expenses of the Mortgagee (including, without limitation, attorneys’ and paralegals’ fees and expenses) incurred in connection with the exercise of any of its rights or remedies under this Section.  The Debtor shall promptly make, execute, acknowledge, and deliver, in form and substance satisfactory to the Mortgagee, a UCC Financing Statement (Form UCC 1), and all such additional instruments, agreements and other documents, as may at any time hereafter be required by the Mortgagee to effectuate and carry out the assignment made pursuant to this Section.

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(t)           If the Debtor shall seek to offset against the rent reserved in the Ground Lease the amount of any damages caused by the nonperformance by the landlord or any fee owner of the Mortgaged Property of any of its obligations under the Ground Lease after the rejection by the landlord or any fee owner of the Mortgaged Property under the Bankruptcy Code, the Debtor shall, prior to effecting such offset, notify the Mortgagee of its intent to do so, setting forth the amounts proposed to be so offset and the basis therefor.  The Mortgagee shall have the right to object to all or any part of such offset that, in the reasonable judgment of the Mortgagee, would constitute a breach of the Ground Lease, and in the event of such objection, the Debtor shall not effect any offset of the amounts so objected to by the Mortgagee.  Neither the failure of the Mortgagee to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by the Mortgagee.  The Debtor shall pay and protect the Mortgagee, and indemnify and save the Mortgagee harmless from and against, any and all claims, demands, actions, suits, proceedings, damages, losses, costs, and expenses of every nature whatsoever (including without limitation, attorneys’ and paralegals’ fees and expenses) arising from or relating to any off set by the Debtor against the rent reserved in the Ground Lease.

(u)           This Mortgage and the rights of the Mortgagee hereunder shall in all respects be subject and subordinate to the terms, covenants, conditions and provisions set forth in the Ground Lease.

Section 3.10.      No Merger of Estates.  So long as any portion of the Obligations shall remain unpaid, unless the Mortgagee shall otherwise consent, the interest of the lessor under the Ground Lease in the Facility and the leasehold estate of the Debtor created in the Facility pursuant to the provisions of the Ground Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in the Debtor, or in any other Person by purchase, operation of law or otherwise.  If the Mortgagee shall acquire the interest of the lessor under the Ground Lease in the Facility and the leasehold estate created in the Facility pursuant to the provisions of the Ground Lease, by foreclosure of this Mortgage or otherwise, such estates shall not merge as a result of such acquisition and shall remain separate and distinct for all purposes after such acquisition unless and until the Mortgagee shall elect to merge such estates.  Nothing herein contained shall be construed as authorizing the sale by the Debtor of its leasehold estates under the Ground Lease without the prior written consent of the Mortgagee.

Section 3.11.      Additional Taxes or Charges.  If any law or ordinance is enacted or adopted which imposes a tax, either directly or indirectly, on this Mortgage, the Debtor will pay such tax, with interest and penalties thereon, if any.  If at any time the United States of America, any state thereof or any governmental subdivision of any such state, shall require revenue or other stamps to be affixed to this Mortgage or any of the other Security Documents, the Debtor agrees to pay for the same, with interest and penalties thereon, if any.  Nothing contained in this Section 3.11 shall obligate the Debtor to indemnify for any income tax liability arising by reason of this Mortgage.

Section 3.12.       Notice of Event of Default.  The Debtor shall immediately notify the Mortgagee in writing of any Event of Default or any event which with notice and/or lapse of time would constitute an Event of Default under any Security Document.  Any notice required to be given pursuant to this Section shall be signed by the Debtor and set forth a description of the default and the steps, if any, being taken to cure said default.  If no steps have been taken to cure a default, the notice should plainly state this fact.

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Section 3.13.      Debtor’s Acquisition of Fee Estate.  Subject to the provisions of Section 3.10, in the event that the Debtor, so long as any portion of the Obligations remains unpaid, shall be the owner and holder of the fee title to any leasehold portion of the Mortgaged Property, the lien of this Mortgage shall be spread to cover the Debtor’s fee title to such Mortgaged Property and said fee title shall be deemed to be included in the Mortgaged Property without any further action.  The Debtor agrees, at its sole cost and expense, including without limitation reasonable attorneys’ fees of the Mortgagee, to (i) execute any and all documents or instruments necessary to subject its fee title to the Mortgaged Property to the lien of this Mortgage; and (ii) provide a title insurance endorsement which shall insure that the lien of this Mortgage is a third lien on the Debtor’s fee title to the Mortgaged Property.

Section 3.14.      Leasehold Condominium.  In the event the Debtor shall subject the premises leased under the Ground Lease to a condominium regime of ownership pursuant to the provisions of Article 9-B of the New York Real Property Law, the Ground Lease and the Loan Agreement, the lien of this Mortgage shall automatically extend to the condominium declaration and by-laws effecting such condominium regime, and to each condominium unit created thereunder.

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ARTICLE IV

ASSIGNMENT OF LEASES AND RENTS

Section 4.1.        Assignment of Leases and Rents.  ii) The Debtor hereby assigns to the Mortgagee all of the right, title and interest of Debtor in any and all Facility Leases (including all related rights, guarantees, amendments, supplements, modifications, renewals and extensions relating thereto) together with (i) all Facility Revenues, including all rents, income, profits, issues, avail, insurance proceeds, condemnation awards, funds deposited by any Facility Tenant to pay costs of construction, restoration or repair, and any other awards and settlements arising from such Facility Leases, and all other payments by the Facility Tenants to or owing to Debtor under any such Facility Leases (all such amounts payable by a Facility Tenant under a Facility Lease, being, collectively, the “Facility Lease Payments”), (ii) the rights to sue for, collect and receive such Facility Lease Payments, (iii) all amendments, supplements, modifications, renewals and extensions thereof now existing or hereafter made, (iv) the right to amend, supplement, modify, waive, extend, renew or cancel such Facility Leases, (v) any and all guarantees of any Facility Tenant’s obligations under any such Facility Lease, (vi) the rights of the Debtor to collect, receive, hold and apply all bonds and security in all of said such Facility Leases provided to be furnished to the Debtor thereunder, (vii) the rights of the Debtor to enforce any and all of the agreements, terms, covenants and conditions in all of such Facility Leases and to give notices, consents, releases and waivers thereunder, (viii) the right to make all waivers and agreements, (ix) the right to give all notices, consents, releases and other instruments, (x) the right to give all notices of default and to take all action upon the happening of a default under any Facility Lease, including the commencement, conduct and consummation of proceedings as shall be permitted under any provision of any Facility Lease, or by law or in equity, (xi) the right to receive all notices sent to the Debtor, as lessor under any Facility Lease, and (xii) the right to do any and all other things whatsoever which the Debtor or any lessor is or may be entitled to do under any Facility Lease, and to apply the rents, issues and profits, after payment of all necessary charges and expenses, on account of the Obligations.

(b)           This assignment and grant shall continue in effect until the Obligations are paid.  The Mortgagee hereby waives the right to enter upon and to take possession of the Facility for the purpose of collecting said rents, issues and profits, and the Debtor shall be entitled to collect and receive said rents, issues and profits and to apply same in payment of the amounts becoming due on the Obligations, operating expenses related to the Facility and other expenses (capital or otherwise) consistent with the purposes of the Debtor until the occurrence of an Event of Default hereunder.  Upon the occurrence of an Event of Default hereunder, the Debtor will pay monthly in advance to the Mortgagee, or to any receiver appointed to collect said rents, issues and profits, the fair and reasonable rental value for the use and occupation of the Facility or of such part thereof as may be in the possession of the Debtor, and upon default in any such payment will vacate and surrender the possession of the Facility to the Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings.

(c)           As long as no default or Event of Default shall exist under the Indenture or under any other Security Document including this assignment, Mortgagee shall permit Debtor

(i)           to sue for Facility Lease Payments, and

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(ii)           to take any action stated in clauses (iii) through (xii) of the paragraph above,

provided, however, that Debtor shall only act in good faith and in a commercially reasonable manner.

(d)           The Debtor will not, without the written consent of the Mortgagee, receive or collect rent from any tenant of the Facility or any part thereof for a period of more than one month in advance.

(e)           Upon the occurrence and during the continuance of an Event of Default, if the Debtor shall not have commenced to cure any default of the Debtor under any of the Facility Leases, nor shall have continued its efforts to effect such cure with good faith and due diligence, the Mortgagee shall have the right, but shall not have the obligation, at the Debtor’s expense, to cure any default by the Debtor under any of the Facility Leases upon at least ten (10) days’ prior written notice to the Debtor, provided, however, that lesser notice shall be required in the event of any emergency situation which, in the Mortgagee’s judgment, may have a material adverse effect on the receipt of the Facility Lease Payments.

(f)           The Mortgagee shall not in any way be responsible for any failure to do any or all of the things for which the rights, interests, power and/or authority are herein granted; and the Mortgagee shall not be responsible for or liable under any of the agreements undertaken or obligations imposed upon the lessor under any Facility Lease or other agreements with respect to the Facility, except for its gross negligence or willful misconduct.

(g)           The Mortgagee’s failure to do any of the things or exercise any of the rights, interests, powers and/or authorities granted hereunder shall not be construed as a waiver of any of the rights, interests, powers or authorities assigned and granted to the Mortgagee under this Mortgage.

(h)           The parties agree that this Mortgage is an actual assignment effective immediately, and that without demand each Facility Tenant or other person liable under or in respect of any Facility Lease shall, and is hereby authorized and directed to, pay to or upon the Mortgagee’s order, and without any inquiry of any nature, and upon the declaration by the Mortgagee of an Event of Default hereunder, all Facility Lease Payments then or thereafter accruing under said Facility Leases or any other instrument or agreement, oral or written, granting rights to, and creating an obligation to pay, Facility Lease Payments in connection with the Facility.

(i)           All Facility Tenants or occupants of any part of the Facility are hereby authorized to recognize the claims and demands of the Mortgagee upon assertion of an Event of Default, without investigation as to the reason for any action taken by the Mortgagee or the validity or the amount or Obligations owing to the Mortgagee or the application to be made by the Mortgagee, of any amounts to be paid to the Mortgagee.  The Mortgagee’s sole signature shall be sufficient for the exercise of any right under this Mortgage, and the Mortgagee’s sole receipt given for any sums received shall be a full discharge and release therefor to any such Facility Tenant or occupant of the Facility.  Checks for all or any part of the rental collected under this Mortgage shall be made to the exclusive order of the Mortgagee, and, upon written request by the Debtor, the Mortgagee shall fully account to the Debtor as to all such payments received hereunder.

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(j)           To the extent that the Mortgagee shall exercise the judgment of a reasonable man under like circumstances, the Mortgagee shall not be obligated to perform or discharge any obligation, duty or liability under any Facility Lease, nor shall this Mortgage operate to place upon the Mortgagee any responsibility for the control, operation, management, or repair of the Facility or the carrying out of any of the terms and conditions of any Facility Lease, nor shall this Mortgage operate to make the Mortgagee liable for any waste committed on the Facility by a Facility Tenant under any Facility Lease or any other Person, or for any dangerous or defective condition of the Facility, or for any negligence in the management, upkeep, repair or control of the Facility, resulting in loss, injury or death to any tenant, licensee, employee, invitee or stranger or any property thereof.

(k)           The Debtor shall, and does hereby agree to, indemnify and hold the Mortgagee harmless of and from any and all liability, loss or damage which it may or might incur under any of the Facility Leases or under or by reason of this Mortgage and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Facility Leases, except to the extent of the gross negligence or willful misconduct of the Mortgagee.  Should the Mortgagee incur any such liability, loss or damage under any of the Facility Leases or under or by reason of this Mortgage, or in the defense of any such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys’ fees and expenses, shall be secured hereby, and the Debtor shall reimburse the Mortgagee therefor immediately upon demand.

(l)           The Mortgagee shall not be liable (except to the extent of its gross negligence or willful misconduct) for any loss sustained by the Debtor resulting from the Mortgagee’s failure to let the Facility or any portion thereof after the occurrence of an Event of Default or from any other act or omission of the Mortgagee either in collecting the Facility Lease Payments or, if the Mortgagee shall have taken possession of all or any portion of the Facility, in managing all or any portion of the Facility after any such Event of Default (except that the Mortgagee must exercise the judgment of a reasonable man under like circumstances).  The Mortgagee shall not be obligated to perform or discharge, nor does the Mortgagee hereby undertake to perform or discharge, any obligation, duty or liability of the Debtor under any Facility Lease or under or by reason of this Mortgage, and the Debtor shall, and does hereby agree to, indemnify the Mortgagee for, and to hold the Mortgagee harmless from, any and all liability, loss or damage which may or might be incurred under any Facility Lease or under or by reason of this Mortgage and from any and all claims and demands whatsoever which may be asserted against the Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any Facility Lease (collectively, the “Claims”), except to the extent such Claims are a direct result of the Mortgagee’s gross negligence or willful misconduct.  Should the Mortgagee incur any such liability under any Facility Lease or under or by reason of this Mortgage or in defense of any such claims or demands, the Debtor shall reimburse the Mortgagee therefor, including, without limitation, its costs, expenses and reasonable attorneys’ fees and expenses, within five (5) Business Days after demand, and upon the failure of the Debtor to do so, the Mortgagee may, at its option, exercise its remedies under the Indenture or under any other Security Document.  It is further understood that this Mortgage shall not operate to place responsibility for the control, care, management or repair of all or any portion of the Facility upon the Mortgagee, nor for the carrying out of any of the terms and conditions of any Facility Lease, nor shall it operate to make the Mortgagee responsible or liable for any waste committed on the Facility by any Facility Tenant or any other Person, or for any dangerous or defective condition affecting any portion of the Facility, or for any negligence in the management, upkeep, repair or control of the Facility resulting in loss or injury or death to any tenant, licensee, invitee, employee, stranger or any other Person.

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(m)           The Debtor agrees that it will, at the written request therefor by the Mortgagee, deliver to the Mortgagee an executed counterpart of each (or a certified photocopy thereof) and every Facility Lease then affecting all or any part of the Facility.

(n)           Upon the occurrence of an Event of Default hereunder, upon or at any time after default in the payment of any of the Obligations, and after the delivery of any notice and/or the expiration of any period of grace, if any, with respect to any such default provided for in the Security Documents, the Mortgagee may, at the Mortgagee’s option, without notice, either in the Mortgagee’s person or by agent and with or without bringing any action or proceeding, or by any receiver to be appointed by a court, enter upon, take possession of, and manage and operate the Facility and each and every part thereof, and in connection therewith, the Mortgagee may make, cancel, enforce and modify Facility Leases; fix or modify rents; repair, maintain and improve the Facility; employ contractors, subcontractors and workmen in and about the Facility; obtain and evict tenants; in its own name, sue for or otherwise collect or reserve any and all Facility Lease Payments, including those past due and unpaid; employ leasing agents, managing agents, attorneys and accountants in connection with the enforcement of the Mortgagee’s rights hereunder and pay the reasonable fees and expenses thereof; and otherwise do and perform any and all acts which the Mortgagee may deem necessary and appropriate in and about the Facility for the protection thereof and of the Mortgagee’s rights hereunder or under the other Security Documents, and any and all amounts reasonably expended by the Mortgagee in connection with the foregoing shall constitute so much additional indebtedness secured hereby.  The Mortgagee shall apply any moneys collected by the Mortgagee, as aforesaid, less costs and expenses incurred, as aforesaid, upon any Obligations secured hereby in accordance with the provisions of Section 8.03 of the Indenture.  The entering upon and taking possession of the Facility, the collection of Facility Lease Payments, the exercise of any rights hereinabove specified, and the application of collections, as aforesaid, shall not cure, waiver, modify or otherwise affect any default hereunder or under the other Security Documents.

Section 4.2.         No Cancellation or Modification of Facility Leases.  Except as expressly permitted in the Loan Agreement, the Debtor shall not, without the prior written consent of the Mortgagee, make, or suffer to be made, any leases, or cancel or modify any leases or accept prepayments of installments of rent for a period of more than one month in advance or further assign the whole or any part of the rents without the prior written consent of the Mortgagee.  No lease or contract covering all or any part of the Mortgaged Property shall be valid or effective without the prior written approval of the Mortgagee.  The Mortgagee shall have all of the rights against lessees of the Mortgaged Property as set forth in Section 291-f of the Real Property Law of New York.  In respect of any lease, the Debtor will (i) fulfill or perform each and every provision thereof on its part to be fulfilled or performed; (ii) promptly send copies of all notices of default which either shall send or receive thereunder to the Mortgagee; and (iii) enforce, short of termination thereof, the performance or observance of the provisions thereof.  Nothing contained in this Mortgage shall be deemed to impose on the Mortgagee any of the obligations of the lessor under the leases.

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Section 4.3.         Required Facility Lease Provisions.  All Facility Leases must provide that (i) the Facility Tenant shall pay to the Mortgagee upon an Event of Default hereunder all sums due under the Facility Lease upon notice to the Facility Tenant from the Mortgagee, (ii) any Facility Tenant shall, at the Mortgagee’s option, furnish the Mortgagee with an estoppel and attornment letter as to its Facility Lease in form and substance reasonably acceptable to the Mortgagee, and (iii) the Facility Lease is expressly subordinated to the Ground Lease, this Mortgage (including any extensions, replacements or modifications hereof) and the other Security Documents.

Section 4.4.         Debtor Not to Waive Rents.  The Debtor will not waive, release, reduce, discount or otherwise discharge or assign to any Person other than the Mortgagee the Facility Lease Payments, rents, issues and profits of the Facility.  In addition, the Debtor will observe and comply with all of its respective obligations as lessor under each Facility Lease, will promptly notify the Mortgagee if it receives any default notice thereunder and forward a copy of the default notice to the Mortgagee, and enforce any default thereunder by the Facility Tenant.

Section 4.5.         Debtor to Furnish Rent Rolls.  The Debtor will furnish to the Mortgagee, within fifteen (15) Business Days after mailing to the Debtor of a written request therefor, a detailed statement in writing, duly sworn, and covering the period of time specified in such request, showing all income derived from the operation of the Facility and all disbursements made in connection therewith, and containing a list of the names of all tenants of the Facility specified in such request, showing all income derived from the operation of the Facility and occupants other than those claiming possession through such tenants, the portion or portions of the Facility occupied by such tenant and occupant, the rents and other charges payable under the terms of their leases or other agreements, and the periods covered by such leases or other agreements.

Section 4.6.         Mortgagee Right to Cure Default.  If Debtor shall not have commenced to cure any default of the Debtor under any of the Facility Leases, nor shall have continued its efforts to effect such cure with good faith and due diligence, the Mortgagee shall have the right, but shall not have the obligation, at the Debtor’s expense, to cure any default by the Debtor under any of the Facility Leases upon at least ten (10) days prior written notice to the Debtor, provided, however, that lesser notice shall be required in the event of any emergency situation which in the Mortgagee’s judgment may have any adverse effect on the receipt of the Facility Lease Payments.

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ARTICLE V

PROVISIONS REQUIRED UNDER GROUND LEASE

Section 5.1.         Article 9 of the Ground Lease.  In accordance with Article 9 of the Ground Lease, iii) this Mortgage is executed upon the condition that no purchaser at any foreclosure sale shall acquire any right, title or interest in or to the Ground Lease, unless the said purchaser, or the person, firm or corporation to whom or to which such purchaser’s right has been assigned, shall, in the instrument transferring to such purchaser or to such assignee the interest of Tenant (as defined in the Ground Lease) under the Ground Lease, assumes and agrees to perform all of the terms, covenants and conditions of the Ground Lease thereafter to be observed or performed on the part of Tenant, and moreover, that no further or additional mortgage or assignment of the Ground Lease shall be made except in accordance with the provisions contained in Article 9 of the Ground Lease, and that a duplicate original of said instrument containing such assumption agreement, duly executed and acknowledged by such purchaser or such assignee and in recordable form, is delivered to Landlord (as defined in the Ground Lease) under the Ground Lease immediately after the consummation of such sale, or, in any event, prior to taking possession of the premises demised thereby; and (b) the Mortgagee waives all right and option to retain and apply the proceeds of any insurance payable by reason of any special endorsement covering the cost of Demolition (as defined in the Ground Lease) toward payment of the sum secured by this Mortgage to the extent such proceeds are required for the demolition of the mortgaged premises in accordance with the provisions of the Ground Lease.

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ARTICLE VI

REMEDIES; EVENTS OF DEFAULT

Section 6.1.         Protective Action.  The Mortgagee (at the direction of the Majority Holders) may take such action as the Mortgagee deems reasonably appropriate upon ten (10) days prior written notice to the Debtor (except that no such prior notice shall be required if in the reasonable judgment of the Mortgagee an emergency condition shall exist that threatens to do severe damage to or destruction of the Facility) to protect the Mortgaged Property or the status or priority of the lien of this Mortgage thereon including, but not limited to, entry upon the Facility to protect it from deterioration or damage, or to cause the Mortgaged Property to be put in compliance with any governmental, insurance rating or contract requirements; dispossession of the Debtor if necessary to remedy an emergency condition; payments of amounts due on liens having priority over this Mortgage if such lien constitutes a default pursuant to this Mortgage; curing any default by the Debtor under any of the Security Documents including this Mortgage; payment of any tax or charge for purposes of assuring the priority or enforceability of this Mortgage if failure to pay such tax by the Debtor is a default pursuant to this Mortgage; obtaining insurance on the Mortgaged Property; or commencement or defense of any legal action or proceeding to assert or protect the validity or priority of the lien of this Mortgage.  The Debtor agrees to reimburse the Mortgagee for all expenses in taking any such action, on demand, with interest at a rate being the lesser of (i) eighteen percent (18%) per annum or (ii) the highest rate permitted under the applicable usury law, and the amount thereof shall be secured by this Mortgage and shall, to the extent permitted by law, be in addition to the maximum amount of the Obligations heretofore stated.

Section 6.2.         Benefit of Section 254 of the Real Property Law.  Nothing herein contained shall be construed as depriving the Mortgagee of any right or advantage available under Section 254 of the Real Property Law of the State of New York, but all covenants herein differing therefrom shall be construed as conferring additional and not substitute rights and advantages.

Section 6.3.         Sole Discretion of the Mortgagee. Wherever pursuant to this Mortgage, the Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Mortgagee, the decision of the Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of the Mortgagee and shall be final and conclusive.  Notwithstanding the foregoing, if, pursuant to the terms of the Indenture or this Mortgage, a stated percentage of Holders of the Outstanding Bonds has the right to direct the Mortgagee in the exercise of any such right, such direction shall be final and conclusive, provided that such direction shall not be arbitrary or capricious.

Section 6.4.         Recovery of Sums Required To Be Paid.  The Mortgagee shall have the right (at the written direction of the Majority Holders) from time to time to take action to recover any sum or sums which constitutes a part of the Obligations as the same becomes due, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of the Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by the Debtor existing at the time such earlier action was commenced.

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Section 6.5.         Events of Default.  Any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)           Failure of the Debtor to pay any amount that has become due and payable hereunder, and continuance of such failure for a period of two (2) Business Days after written notice has been given to the Debtor specifying the nature of such default by the Mortgagee;

(b)           Failure of the Debtor to observe and perform any covenant, condition or agreement hereunder on its part to be performed (except as set forth in Section 5.6(a) above) and (1) continuance of such failure for more than thirty (30) days after written notice of such failure has been given to the Debtor specifying the nature of such failure by the Mortgagee, or (2) if by reason of the nature of such failure the same can be remedied, but not within the said thirty (30) days, the Debtor fails to commence and thereafter proceed with reasonable diligence after receipt of said notice to cure such failure or fails to continue with reasonable diligence its efforts to cure such failure;

(c)           The Debtor or the Parent shall (i) apply for or consent to the appointment of or the taking of possession by a receiver, liquidator, custodian or trustee of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts generally become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against itself in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (vii) take any action for the purpose of effecting any of the foregoing, or (viii) be adjudicated a bankrupt or insolvent by any court;

(d)           A proceeding or case shall be commenced, without the application or consent of the Debtor or the Parent in any court of competent jurisdiction, seeking (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts, (ii) the appointment of a trustee, receiver, liquidator, custodian or the like of the Debtor or the Parent or of all or any substantial part of their respective assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) days; or any order for relief against the Debtor or the Parent shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect); the terms “dissolution” or “liquidation” of the Debtor or the Parent as used above shall not be construed to prohibit any action otherwise permitted under the Security Documents;

(e)           Any representation or warranty made by the Debtor (i) in the application and related materials submitted to the Issuer for approval of the Project or the transactions contemplated by this Mortgage, (ii) herein, (iii) in any other Project Document, or (iv) in any report, certificate, financial statement or other instrument furnished pursuant hereto or any of the foregoing, shall, in any case, prove to be false, misleading or incorrect in any material respect as of the date made;

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(f)           The Debtor shall be in default under any other mortgage covering any part of the Mortgaged Property and proceedings shall have been commenced to foreclose such mortgage, whether it be superior or inferior to the lien of this Mortgage; or

(g)           An “Event of Default” under any Security Document shall occur and be continuing.

Section 6.6.        Remedies Following an Event of Default.  Upon the occurrence of an Event of Default hereunder, the Mortgagee may, in addition to any other rights or remedies available to it hereunder or elsewhere, take such action, without notice or demand, as it deems advisable, as directed by the Majority Holders, to protect and enforce its rights against the Debtor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as the Mortgagee, as directed by the Majority Holders, may determine, in its sole discretion, subject, however, to the Ground Lease, without impairing or otherwise affecting the other rights and remedies of the Mortgagee:

(a)           enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys, and dispossess the Debtor and its agents and servants therefrom, and thereupon the Mortgagee, as directed by the Majority Holders, may:

(1)	use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct business thereat and therewith;

(2)	complete any construction, renovation, rebuilding or repairing of the Mortgaged Property in such manner and form as the Mortgagee deems advisable;

(3)	make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property;

(4)
exercise all rights and powers of the Debtor with respect to the Mortgaged Property, in the name of the Debtor, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property and every part thereof; and

(5)	apply the receipts from the Mortgaged Property to the payment of the Obligations in accordance with Section 8.03 of the Indenture;

(b)           with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Obligations then due and payable, subject to the continuing security and lien of this Mortgage for the balance of the Obligations not then due;

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(c)           institute proceedings to foreclose the lien of this Mortgage against all or, from time to time, against any part of the Mortgaged Property and to have the same sold under the judgment or decree of a court of competent jurisdiction to the highest bidder, at public or private sale, subject to statutory and other legal requirements, if any, including all right, title and interest, claim and demand therein and thereto and all right of redemption thereof;

(d)           sell, assign or transfer the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of the Debtor therein and right of redemption thereof, pursuant to power of sale or otherwise, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law (provided that ten (10) days notice of sale of the Mortgaged Property shall be deemed reasonable notice) for such price and form of consideration as the Mortgagee may determine or as may be required by law;

(e)           institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein;

(f)           apply for the appointment of or appoint a trustee, receiver, liquidator or conservator of the Mortgaged Property, without regard for the adequacy of the security for the Obligations and without regard for the solvency of any Person liable for the payment of the Obligations whether or not in connection with an action to foreclose this Mortgage;

(g)           take possession of the Mortgaged Property (which shall, to the extent practicable, be assembled and made available to the Mortgagee by the Debtor at such place in New York City or elsewhere as may be required by the Mortgagee) and otherwise exercise any and all of the rights of secured parties under the New York State Uniform Commercial Code-Secured Transactions;

(h)           without prejudice to its right to bring an action for foreclosure of this Mortgage, sell the Mortgaged Property, or any part thereof, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, to the extent permitted and pursuant to the procedures provided by applicable law, including, without limitation, Article 14 of the Real Property Actions and Proceedings Law of the State of New York and any amendments or substitute statutes in regard thereto, at one or more sales as a single parcel or in parcels, and at such time and place and upon such terms and after such notice thereof as may be required or permitted by law; or

(i)           pursue such other remedies as the Mortgagee may have under applicable law.

Further, the Debtor, if there shall occur an Event of Default, shall pay monthly in advance to the Mortgagee, or to any receiver appointed at the request of the Mortgagee to collect the rents, revenues, issues, income and profits of the Mortgaged Property, the fair and reasonable rental value for the use and occupancy of the Mortgaged Property or of such part thereof as may be in the possession of the Debtor.  Upon default in the payment thereof, the Debtor shall vacate and surrender possession of the Mortgaged Property to the Mortgagee or such receiver, and upon a failure so to do may be evicted by summary proceedings.

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If an Event of Default shall happen and be subsisting, in case there shall be pending proceedings for the bankruptcy or for the reorganization of the Debtor under the federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Debtor or in the case of any other similar judicial proceedings relative to the Debtor, or to the credits or property of the Debtor, the Mortgagee shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount owing and unpaid pursuant to this Mortgage, irrespective of whether the principal of the Obligations or any amount hereunder shall then be due and payable as therein or herein expressed or by declaration or otherwise, and irrespective of whether the Mortgagee shall have made any demand pursuant to the provisions of this Section 6.6 or of Section 8.01 of the Indenture, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Mortgagee allowed in such judicial proceedings relative to the Debtor, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of their charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized to make such payments to the Mortgagee, and to pay to the Mortgagee any amount due it for compensation and expenses, including reasonable counsel fees and expenses incurred by it up to the date of such distribution.

Section 6.7.        Appointment of a Receiver. Upon the occurrence of an Event of Default, the Mortgagee shall be entitled to the appointment of a receiver.  The right to have a receiver appointed shall be a matter of strict right and without regard to the value or adequacy of the security and such receiver may enter upon and take possession of the Mortgaged Property, collect the rents, issues and profits therefrom and apply the same as the court may direct, such receiver to have all of the rights and powers as a receiver may have under the laws of the State of New York.  The expenses, including, without limitation, receiver’s fees, counsel fees and expenses, costs and agent’s commissions and compensation incurred pursuant to the powers herein granted shall be added to the principal portion of the Obligations and secured hereby.

Section 6.8.        Foreclosure.  In a case of a foreclosure sale or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety in one parcel (or as one integrated unit) or separate parcels (or one or more of the interests comprising the Mortgaged Property separately from the others) in such manner or order as the Mortgagee in its sole and absolute discretion may elect.  If the Mortgagee so elects it may sell the remainder of the property except for the land, buildings and improvements, at one or more separate sales in the manner provided by the Uniform Commercial Code of the State of New York.  One or more exercises of the powers herein granted shall neither extinguish nor exhaust such powers, until the entire property is sold or the Obligations secured hereby are paid in full or otherwise provided for in accordance with their terms.

Section 6.9.        Non-Impairment.  No provision of this Mortgage: (a) is or shall be deemed to be a release or impairment of any of the Obligations including this Mortgage, (b) shall preclude the Mortgagee, upon the occurrence of an Event of Default hereunder, from foreclosing this Mortgage or from enforcing its rights hereunder or under any other instrument governing or securing the Obligations, (c) shall preclude or bar the Mortgagee upon foreclosure from obtaining a deficiency judgment against the Debtor, against any subsequent owner of the Mortgaged Property who assumes the Obligations on a non-recourse basis, or against any other Person liable for the payment and performance of the Obligations, (d) shall require the Mortgagee to accept a part of the Mortgaged Property (as distinguished from its entirety) as payment of the debt secured hereby, or (e) shall compel the Mortgagee to accept or allow any apportionment of the debt secured hereby to or among any separate parts of the Mortgaged Property.

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Section 6.10.      No Remedy Exclusive. No remedy conferred upon or reserved to the Mortgagee hereunder is or shall be deemed to be exclusive of any other available remedy or remedies.  Each such remedy shall be distinct, separate and cumulative, shall not be deemed to be inconsistent with or in exclusion of any other available remedy, may be exercised in the discretion of the Mortgagee at any time, in any manner, and in any order, and shall be in addition to and separate and distinct from every other remedy given the Mortgagee under this Mortgage or any other Security Document or now or hereafter existing in favor of the Mortgagee at law or in equity or by statute.  Without limiting the generality of the foregoing, the Mortgagee shall have the right to exercise any available remedy to recover any amount due and payable hereunder without regard to whether any other amount is due and payable, and without prejudice to the Mortgagee to exercise any available remedy for other Events of Default existing at the time the earlier action was commenced.

Section 6.11.      Delay To Not Constitute Waiver.  Any delay, omission or failure by the Mortgagee to insist upon the strict performance by the Debtor of any of the covenants, conditions and agreements herein set forth to be exercised by it or to exercise any right or remedy available to it upon the occurrence of an Event of Default hereunder shall not impair any such right or remedy or be considered or taken as a waiver or relinquishment for the future of the right to insist upon and to enforce, by injunction or other appropriate legal or equitable remedy, strict compliance by the Debtor with all of the covenants, conditions and agreements herein to be exercised by it, or of the right to exercise any such rights or remedies if such default by the Debtor be continued or repeated.  Any failure of the Mortgagee to exercise the option to accelerate the maturity of Obligations secured hereby, or any forbearance by the Mortgagee before or after any exercise of any such option, or any forbearance to exercise any other remedy of the Mortgagee, or any withdrawal or abandonment of the Mortgagee of any of its rights in any one circumstance shall not be construed as a waiver of any option, power, remedy or right of the Mortgagee hereunder.  The rights and remedies of the Mortgagee expressed and contained in this Mortgage are cumulative and none of them shall be deemed to be exclusive of any other or of any right or remedy the Mortgagee may now or hereafter have in law or in equity.  The election of any one or more remedies shall not be deemed to be an election of remedies under any statute, rule, regulation or case law.  The covenants of this Mortgage shall run with the Mortgaged Property and other properties and the estates hereby mortgaged and bind the Debtor and its assigns, legal representatives and successors and shall inure to the benefit of the Mortgagee, its successors and assigns.

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Section 6.12.      Effect of Discontinuance of Proceedings. In case any proceedings taken by the Mortgagee on account of any Event of Default hereunder shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Mortgagee, then and in every such case, the Debtor, the Mortgagee and the Holders of the Bonds shall be restored, respectively, to their former positions and rights hereunder, and all rights, remedies, powers and duties of the Mortgagee shall continue as in effect prior to the commencement of such proceedings.

Section 6.13.       Marshalling. The Debtor waives and releases any right to have the Mortgaged Property marshalled.

Section 6.14.      Actions and Proceedings.  The Mortgagee shall have the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding which the Mortgagee, in its discretion, determines to be brought to protect its interest in the Mortgaged Property.  The Mortgagee shall further have the right, from time to time, to sue for any sums required to be paid under the terms of this Mortgage or any other mortgage to which this Mortgage is expressly subordinate, as the same become due, without regard to whether or not the principal sums secured or any other sums secured by this Mortgage shall be due and without prejudice to the right of the Mortgagee thereafter to bring an action of foreclosure or any other action for a default or defaults by the Debtor existing at the time such earlier action was commenced.

Section 6.15.      Attorneys’ Fees and Other Costs.  The Debtor agrees to bear all costs, fees and expenses including court costs and reasonable expenses (including reasonable attorneys’ fees and disbursements) for legal services of or incidental to the enforcement of any provisions hereof (whether incurred during the continuance of an Event of Default or by the Mortgagee or any Holders of the Bonds), or enforcement, compromise or settlement of any of the collateral pledged hereunder, and for the curing thereof, or defending or asserting the rights and claims of the Mortgagee in respect thereof, by litigation or otherwise, and will pay to the Mortgagee any such expenses incurred, and such expenses shall be deemed part of the Obligations secured by this Mortgage and shall be collectible in like manner as the Obligations secured by this Mortgage, and until so paid shall bear interest at a rate being the lesser of (i) eighteen percent (18%) per annum or (ii) the highest rate permitted under the applicable usury law.  All rights and remedies of the Mortgagee shall be cumulative and may be exercised singly or concurrently.

Section 6.16.      No Additional Waiver Implied by One Waiver.  In the event any covenant or agreement contained in this Mortgage should be breached by the Debtor and thereafter waived by the Mortgagee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.  No waiver shall be binding unless it is in writing and signed by the Mortgagee.  No course of dealing between the Debtor and/or any other Person or any delay or omission on the part of the Mortgagee in exercising any rights hereunder shall operate as a waiver.

Section 6.17.      Application of Proceeds. All proceeds derived through the exercise of any remedies or the commencement of any proceedings under this Mortgage shall be applied in accordance with Section 8.03 of the Indenture.

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Section 6.18.      Waiver of Moratorium. The Debtor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, or the exemption from execution from sale of any or all of the property, now or any time hereafter enacted or enforced, nor claim, take or insist upon the benefit of any law now or hereafter enacted or enforced providing for the valuation or appraisal of the Mortgaged Property or any part thereof prior to any sale or sales thereof which may be made pursuant to any provisions herein or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted or enforced to redeem the property so sold or any part thereof.  The Debtor, to the extent permitted by law, hereby expressly waives the benefit or advantage of any such law or laws and covenants not to delay or impede the execution of any power herein granted or delegated to the Mortgagee.

Section 6.19.      Waiver of Notice.  The Debtor shall not be entitled to any notices of any nature whatsoever from the Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by the Mortgagee to the Debtor, and the Debtor hereby expressly waives the right to receive any notice from the Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of such notice.

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ARTICLE VII

LIMITATIONS ON LIABILITY

Section 7.1.        No Liability of Debtor’s Members, Managers, Officers, Directors, Employees and Agents.  It is agreed that, other than the Parent, the members, managers, directors, officers, employees and agents of the Debtor shall have no personal liability hereunder.  All covenants, stipulations, promises, agreements and obligations of the Debtor contained herein shall be deemed to be covenants, stipulations, promises, agreements and obligations of the Debtor and, other than the Parent, not of any member, manager, director, officer, employee or agent of the Debtor in his individual capacity, and no recourse shall be had hereunder for the payment of the principal of any debt or interest thereon or any of the Obligations or for any claim based thereon or hereunder against any member, manager, director, officer, employee or agent of the Debtor, other than the Parent, or any natural person executing this Mortgage.

Section 7.2.        Usury Laws.  This Mortgage and all other Security Documents are subject to the express condition that at no time shall the Debtor be obligated or required to pay interest on the principal balance due under the Obligations at a rate which could subject the holder of the Obligations to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Debtor, is permitted by law to contract or agree to pay.  If by the terms of this Mortgage or any of the other Security Documents, the Debtor is at any time required or obligated to pay interest on the principal balance due under the Obligations at a rate in excess of such maximum rate, the rate of interest under the Obligations shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate.

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ARTICLE VIII

MISCELLANEOUS

Section 8.1.         Applicability of Section 13 of the Lien Law.  This Mortgage is given in order to secure funds to pay for the Project and by reason thereof, it is intended that this Mortgage shall be superior to any laborers’, mechanics’ or materialmen’s liens which may be placed upon the Mortgaged Property subsequent to the recordation hereof.  The Debtor shall, therefore, in compliance with Section 13 of the New York Lien Law, receive the advances secured hereby and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of the Improvements and shall apply the same first to the payment of the cost of the Improvements before using any part of the total of the same for any other purpose.

Section 8.2.         No Merger.  It is the intention of this Mortgage that if the Mortgagee shall at any time hereafter acquire title to all or any portion of the Mortgaged Property, or any interest therein or lien thereon under any other mortgage or instrument, then, and until the Obligations have been paid in full or otherwise discharged or satisfied in accordance with their terms, the interest of the Mortgagee hereunder and the security interest created by this Mortgage shall not merge or become merged in or with the estate and interest of the Mortgagee as the holder and owner of title to all or any portion of the Mortgaged Property, or in or with the interest of the Mortgagee under or the lien of such other mortgage or instrument, and that, until such payment, discharge or satisfaction, the estate of the Mortgagee in the Mortgaged Property and the security interest created by this Mortgage and the interest of the Mortgagee hereunder shall continue in full force and effect to the same extent as if the Mortgagee had not acquired title to all or any portion of the Mortgaged Property or any other interest therein or lien thereon.  If, however, the Mortgagee shall consent to such merger or if such merger shall nevertheless occur without its consent, then this Mortgage shall attach to, and cover and be a conveyance of the fee title or any other estate, title or interest in the Mortgaged Property acquired by the Debtor, and the same shall be considered as granted, released, assigned, transferred, pledged, conveyed and set over to the Mortgagee and this Mortgage spread to cover such estate with the same force and effect as though specifically herein granted, released, assigned, transferred, pledged, conveyed, set over and spread, provided, however, the Debtor shall pay any and all transfer, recording or other taxes in connection therewith.

Section 8.3.        This Mortgage Constitutes A Commercial Transaction.  THE DEBTOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS MORTGAGE IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ITS RIGHTS TO NOTICE AND HEARING AS ALLOWED UNDER ANY STATE OR FEDERAL LAW OR OTHER RIGHT WITH RESPECT TO ANY PREJUDGMENT REMEDY OR OTHER RIGHT WHICH THE MORTGAGEE MAY DESIRE TO USE.  FURTHER, THE DEBTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL PRESENT AND FUTURE VALUATION, APPRAISEMENT, HOMESTEAD, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS.

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Section 8.4.         Consents. Wherever in this Mortgage the prior consent of the Mortgagee is required, the consent of the Mortgagee given as to one such transaction shall not be deemed to be a waiver of the right to require such consent to future or successive transactions.  Any such consents shall be in writing.

Section 8.5.        Service of Process.  The Debtor represents that it is subject to service of process in the State and covenants that it will remain so subject until all obligations, covenants and agreements of the Debtor under this Mortgage shall be satisfied and met.  If for any reason the Debtor should cease to be so subject to service of process in the State, the Debtor hereby irrevocably consents to the service of all process, pleadings, notices or other papers in any judicial proceeding or action by designating and appointing General Counsel, at Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, as its agent upon whom may be served all process, pleadings, notices or other papers which may be served upon the Debtor as a result of any of its obligations under this Mortgage.  If such appointed agent shall cease to act or otherwise cease to be subject to service of process in the State, the Debtor hereby irrevocably designates and appoints the Secretary of State of the State of New York as its agent upon whom may be served all process, pleadings, notices or other papers which may be served upon the Debtor as a result of any of its obligations under this Mortgage; provided, however, that the service of such process, pleadings, notices or other papers shall not constitute a condition to the Debtor’s obligations hereunder.

For such time as any of the obligations, covenants and agreements of the Debtor under this Mortgage remain unsatisfied, the Debtor’s agent(s) designated in this Section 8.5 shall accept and acknowledge on the Debtor’s behalf each service of process in any such suit, action or proceeding brought in any such court.  The Debtor agrees and consents that each such service of process upon such agents and written notice of such service to the Debtor in the manner set forth in Section 8.6 shall be taken and held to be valid personal service upon the Debtor whether or not the Debtor shall then be doing, or at any time shall have done, business within the State and that each such service of process shall be of the same force and validity as if service were made upon the Debtor according to the laws governing the validity and requirements of such service in the State, and waive all claim of error by reason of any such service.

Such agents shall not have any power or authority to enter into any appearance or to file any pleadings in connection with any suit, action or other legal proceedings against the Debtor or to conduct the defense of any such suit, action or any other legal proceeding except as expressly authorized by the Debtor.

Section 8.6.         Notices. All notices, requests, consents, demands and other communications to any party hereunder or any other Person specified herein shall be in writing (including bank wire, telecopy or similar writing) and shall be given to such party or other Person, addressed to it, at its address or telecopy number set forth below or such other address or telecopy number as such party or other Person may hereafter specify for the purpose by notice to the other parties or such other Persons.  Each such notice, request, consent or demand or other communication shall be if sent (i) by registered or certified United States mail, return receipt requested and postage prepaid, (ii) by a nationally recognized overnight delivery service for overnight delivery, charges prepaid or (iii) by hand delivery, addressed, as follows:

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Party	Address

Debtor	Albee Retail Development LLC c/o Acadia Realty Trust 1311 Mamaroneck Avenue, Suite 260 White Plains, New York 10605 Attention: General Counsel

with a copy to:	Washington Square Partners 675 Third Avenue, 25th Floor New York, New York 10017 Attention: Paul Travis and

Akerman Senterfitt LLP 335 Madison Avenue Suite 2600 New York, New York 10017 Attention: Steven P. Polivy, Esq.

Mortgagee	The Bank of New York Mellon 101 Barclay Street, Floor 7W New York, New York 10286 Attn: Corporate Trust Administration

Any party hereunder may, by like notice, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.  Any notice, certificate or other communication hereunder shall, except as may expressly be provided herein, be deemed to have been delivered or given (i) three (3) Business Days following posting if transmitted by mail, (ii) one (1) Business Day following sending if transmitted for overnight delivery by a nationally recognized overnight delivery service, or (iii) upon delivery if given by hand delivery, with refusal by an Authorized Representative of the intended recipient party to accept delivery of a notice given as prescribed above to constitute delivery hereunder.

Section 8.7.        Consent to Jurisdiction.  The Debtor irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Mortgage or any other Security Document, the Facility, the Project, the Debtor’s leasehold, use or occupancy of the Facility and/or any claim for injury or damages may be brought in the courts of record of the State in New York County or the United States District Court for the Southern District of New York; (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; (iii) waives any objection which it may have to the venue of any such suit, action or proceeding in such courts; and (iv) waives and relinquishes any rights it might otherwise have (w) to move to dismiss on grounds of forum non conveniens, (x) to remove to any federal court other than the United States District Court for the Southern District of New York, and (y) to move for a change of venue to a New York State Court outside New York County.

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If the Debtor commences any action against the Mortgagee in a court located other than the courts of record of the State in New York County or the United States District Court for the Southern District of New York, the Debtor shall, upon request from the Mortgagee, either consent to a transfer of the action or proceeding to a court of record of the State in New York County or the United States District Court for the Southern District of New York, or, if the court where the action or proceeding is initially brought will not or cannot transfer the action, the Debtor shall consent to dismiss such action without prejudice and may thereafter reinstitute the action in a court of record of the State in New York County or the United States District Court for the Southern District of New York.

Section 8.8.         Mortgage for Benefit of Debtor and Mortgagee.  The covenants and agreements contained in this Mortgage (including all indemnities set forth herein) shall run with the land and bind the Debtor, and its heirs, executors, administrators, legal representatives, successors and assigns and each Person constituting the Debtor, and all subsequent owners, encumbrances and tenants of the Mortgaged Property, or any part thereof, and shall inure to the benefit of the Mortgagee, its respective successors and assigns, and all subsequent beneficial owners of this Mortgage, and survive the foreclosure of this Mortgage.

Section 8.9.         Authorization. The execution of this Mortgage has been duly authorized by the appropriate Governing Body of the Debtor.

Section 8.10.      Amendments and Modifications. This Mortgage shall be amended, modified or supplemented only by a written agreement executed by the Debtor and the Mortgagee and, in any event, only in accordance with the Indenture.

Section 8.11.      Applicable Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of New York, without regard or giving effect to the principles of conflicts of laws thereof.

Section 8.12.      Date of Mortgage for Reference Purposes Only.  The date of this Mortgage shall be for reference purposes only and shall not be construed to imply that this Mortgage was executed on the date first above written.  This Mortgage was executed and delivered on the Closing Date.

Section 8.13.      Incorporation of Certain Indenture Provisions. All provisions of Article IX of the Indenture shall be construed as extending to and including all of the rights, duties and obligations imposed upon the Trustee under this Mortgage as fully and for all purposes as if said Article IX were contained in this Mortgage.

Section 8.14.      Entire Agreement; Counterparts.  This Mortgage constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (other than any Project Documents) and may be executed simultaneously in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Section 8.15.      Severability.  If any one or more of the provisions of this Mortgage shall be ruled illegal or invalid by any court of competent jurisdiction, the illegality or invalidity of such provision(s) shall not affect any of the remaining provisions of this Mortgage, but this Mortgage shall be construed and enforced as if such illegal or invalid provision had not been contained herein.

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Section 8.16.      Waiver of Jury Trial.  The Debtor hereby expressly waives, to the extent permitted by law, the right to assert a counterclaim in any action or proceeding brought against it by the Mortgagee, and waives, to the extent permitted by law, all rights to a trial by jury on any cause of action or proceeding brought by any party hereto against the other or in any counterclaim asserted by the Mortgagee against the Debtor, or in any matters whatsoever arising out of or in any way connected with this Mortgage or the Obligations, the Debtor’s obligations hereunder, the Facility, the Mortgaged Property, the Project, the Debtor’s leasehold, use or occupancy of the Facility and/or any claim for injury or damages.

Section 8.17.      Property Not Covered.  This Mortgage does not cover property principally improved or to be improved by one or more structures containing in the aggregate not more than six individual residential dwelling units, each having its own separate cooking facilities.

Section 8.18.      Mortgage Subject to Other Mortgages.  This Mortgage is and shall be subject to the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan) and to the Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan).

Section 8.19.      Assignment of Mortgage Upon Refinancing of the Bonds.  Upon written request of the Debtor in connection with a refinancing in whole of the Bonds, the Mortgagee shall assign this Mortgage, without recourse, warranty or representation whatsoever, to the refinancing lender upon (i) termination of the Loan Agreement pursuant to Article IX thereof, (ii) discharge of the Indenture, (iii) payment of all costs and expenses (including, without limitation, reasonable in-house and outside attorney's fees) incurred in connection with the assignment of this Mortgage, and (iv) the delivery by the Debtor to the Mortgagee of an affidavit pursuant to Section 275 of the New York Real Property Law and such other documents and instruments as the Mortgagee may reasonably request.

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IN WITNESS WHEREOF, the Debtor has duly executed this Mortgage as of the date first above written.

ALBEE RETAIL DEVELOPMENT LLC

By:	/s/ Robert Masters
Robert Masters
Senior Vice President

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the 30 day of June, in the year two thousand ten, before me, the undersigned, personally appeared Robert Masters, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person or entity upon behalf of which the individual acted, executed the instrument.

/s/ Kara A. Lobdell
Notary Public

Kara A. Lobdell
Notary Public, State of New York
No. 02 LO6031220
Qualified in New York County
Commission Expires Sept. 27, 2013

EXHIBIT A

DESCRIPTION OF LAND

 (Block 149, Lot 103)

ALL that certain plot piece or parcel of land situate, lying and being in the Borough of Brooklyn, County of Kings, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of Dekalb Avenue with the easterly side of Gold Street;

RUNNING THENCE easterly, along the easterly side of Gold Street, 114 feet to a point;

RUNNING THENCE easterly, at right angles to the easterly side of Gold Street, 129.12 feet to the northwesterly side of Fleet Street;

RUNNING THENCE southwesterly, along the northwesterly side of Fleet Street, 132.02 feet to the corner formed by the intersection of the northwesterly side of Fleet Street, with the northerly side of Dekalb Avenue;

RUNNING THENCE westerly, along the northerly side of Dekalb Avenue, 63.76 feet to the point or place of BEGINNING.

i

(continued)

Page

ii

(continued)

Page

EXHIBITS

EXHIBIT A — Description of Land

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BUILDING LOAN AGREEMENT

by and among

NEW YORK CITY CAPITAL RESOURCE CORPORATION,
a local development corporation created pursuant to the Not-for-Profit Corporation Law of the
State of New York at the direction of the Mayor of The City of New York, having its principal office at 110 William Street, New York, New York  10038, as “Issuer”,

THE BANK OF NEW YORK MELLON,
a banking corporation duly organized and existing under the laws of the State of New York, together with any successor Trustee under the Indenture of Trust referred to herein, having a corporate trust office at 101 Barclay Street, Floor 7W, New York, New York 10286,
as “Trustee” and “Mortgagee”, and

ALBEE RETAIL DEVELOPMENT LLC,
a limited liability company organized and existing under the laws  of the State of Delaware, having its principal office at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York
10605, as “Company”

Block:	149 Lot: 103
County:	Kings
City:	New York
State:	New York
Premises:	1 DeKalb Avenue, Brooklyn, New York

Dated as of July 1, 2010

$20,000,000
New York City Capital Resource Corporation
Recovery Zone Facility Revenue Bonds
(Albee Retail Development LLC Project),
Series 2010

BUILDING LOAN AGREEMENT

THIS BUILDING LOAN AGREEMENT, made as of the date set forth on the cover page hereof (this “Building Loan Agreement”), by and among NEW YORK CITY CAPITAL RESOURCE CORPORATION, a local development corporation created pursuant to the Not-for-Profit Corporation Law of the State of New York at the direction of the Mayor of The City of New York (the “Issuer”), having its principal office at 110 William Street, New York, New York 10038, ALBEE RETAIL DEVELOPMENT LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Company”), having its principal office at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, and THE BANK OF NEW YORK MELLON, a New York banking corporation as Trustee (the “Trustee”), under the Indenture and the Building Loan Mortgage, each as hereunder defined, having a corporate trust office at 101 Barclay Street, Floor 7W, New York, New York 10286 (capitalized terms but not otherwise defined herein shall have the meanings ascribed to them in the Indenture of Trust or Loan  Agreement referred to herein):

W I T N E S S E T H :

WHEREAS, the Issuer is authorized pursuant to Section 1411(a) of the Not-for-Profit Corporation Law of the State of New York, as amended, and its Certificate of Incorporation, to promote community and economic development and the creation of jobs for the citizens of the City by developing and providing programs for manufacturing and industrial businesses and other entities to access low interest cost tax-exempt and non-tax-exempt financing for their eligible projects, and to issue and sell one or more series or classes of bonds, notes and other obligations through public letting, private placement, or negotiated underwriting to finance such activities above, on a secured or unsecured basis; and

WHEREAS, the Company entered into negotiations with officials of the Issuer for the construction, renovation, equipping and furnishing of the Facility; and

WHEREAS, pursuant to the American Recovery and Reinvestment Act of 2009, as amended, on June 9, 2009, as amended on February 9, 2010, the Board of Directors of the Issuer established a program for the issuance of recovery zone facility bonds including program requirements (“Program Requirements”), threshold requirements (“Threshold Requirements”) and selection criteria (“Selection Criteria”), and designated certain areas within the City as “Recovery Zones”; and

WHEREAS, on July 17, 2009, the Mayor of the City ratified the designations made by the Issuer of the “Recovery Zones”; and

WHEREAS, on September 15, 2009, the Issuer adopted a resolution approving the eligibility of the Project to receive a $20,000,000 allocation for the issuance of recovery zone facility bonds and determined, among other things, that the Project is located in a designated “Recovery Zone”, and that, in applying the Threshold Requirements and the Selection Criteria, the Project qualifies for the issuance of recovery zone facility bonds; and

WHEREAS, the Issuer has determined that the providing of financial assistance to the Company for the Project will promote and is authorized by and will be in furtherance of the Program Requirements and the corporate purposes of the Issuer; and

WHEREAS, the site for the Facility, including the improvements to be constructed thereon, will be subject to the Ground Lease; and

WHEREAS, to facilitate the Project and the issuance by the Issuer of its recovery zone facility revenue bonds to finance a portion of the costs of the Project, the Issuer and the Company have entered into negotiations pursuant to which (i) the Issuer will make the Loan of the proceeds of the Initial Bonds, in the original principal amount of the Initial Bonds, to the Company pursuant to the Loan Agreement, and (ii) the Company will execute the Promissory Note in favor of the Issuer and the Trustee to evidence the Company’s obligation under the Loan  Agreement to repay the Loan; and

WHEREAS, to provide funds for a portion of the costs of the Project and for incidental and related costs and to provide funds to pay the costs and expenses of the issuance of the Initial Bonds, the Issuer has authorized the issuance of the Initial Bonds in the Authorized Principal Amount pursuant to the Bond Resolution and the Indenture; and

WHEREAS, concurrently with the execution hereof, in order to further secure the Initial Bonds, (i) the payment of the principal of, Sinking Fund Installments for, Purchase Price, redemption premium, if any, and interest on the Initial Bonds, and the payments, obligations, covenants and agreements of the Company under the Loan Agreement and under the Promissory Note, will be guaranteed by the Guarantors pursuant to the Bond Guaranty Agreement in favor of the Trustee; (ii) the completion of the Project will be guaranteed by the Guarantors pursuant to the Project Completion Guaranty Agreement in favor of the Trustee; (iii) the Company will grant a lien on Facility Revenues and the remainder of the Pledged Collateral pursuant to the Pledge and Security Agreement in favor of the Trustee, subject only to the lien of the Mortgage; and (iv) the Company will grant mortgage liens on and security interests in its leasehold interest in the Facility under the Ground Lease, and an assignment of leases and rents, to the Trustee pursuant to the Mortgage; and

WHEREAS, as a result of such negotiations, the Company has requested the Issuer to issue the Initial Bonds to finance a portion of the costs of the Project, of which (i)  the Building Loan Proceeds will be advanced from time to time pursuant to the provisions hereof and of the Indenture to pay for some or all of the direct cost of construction at the Facility (collectively, the “Construction Costs”); provided however, that such Construction Costs do not in the aggregate exceed the amount of the Building Loan Proceeds, and which Building Loan Proceeds shall be secured by, among other things, a second mortgage lien on the Facility under the Building Loan Mortgage (as hereinafter defined), (ii)  the Indirect Costs Loan Proceeds will be advanced from time to time pursuant to the provisions of the Indenture to pay for some or all of the indirect costs or soft costs related to the Project or for some or all of certain costs incurred in connection with the issuance of the Initial Bonds (collectively, the “Indirect Costs”); provided however, that such Indirect Costs do not in the aggregate exceed the amount of the Indirect Costs Loan Proceeds, and which Indirect Costs Loan Proceeds shall be secured by, among other things, a third mortgage lien on the Facility under that certain Mortgage and Security Agreement and Assignment of Leases and Rents (Indirect Loan) dated as of even date herewith from the Company to the Trustee, as Mortgagee, and (iii) the Acquisition Proceeds will be, pursuant to the terms and conditions of the Indenture, advanced simultaneously with the execution and delivery of this Building Loan Agreement for, among other things, the financing of certain costs incurred in connection with the construction of the Facility and the issuance of the Initial Bonds (collectively, the “Acquisition Costs”), and which Acquisition Proceeds shall be secured by, among other things, a first mortgage lien on the Facility under that certain Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan) dated as of even date herewith from the Company to the Trustee, as Mortgagee; and

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WHEREAS, contemporaneously with the execution of this Building Loan Agreement, the Issuer has issued the Initial Bonds pursuant to the Bond Resolution, and the Issuer and the Trustee have contemporaneously with the execution of this Building Loan Agreement entered into the Indenture to provide funds for the Construction Costs, the Indirect Costs and the Acquisition Costs; and

WHEREAS, in order to better secure the Initial Bonds, contemporaneously with the execution of this Building Loan Agreement, the Company has entered into a Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan) dated as of even date herewith (herein referred to as the “Building Loan Mortgage”) in the principal amount of the Building Loan Proceeds in favor of the Trustee, as Mortgagee;

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, THIS BUILDING LOAN AGREEMENT WITNESSETH:

Section 1.            Definitions.  The following terms shall have the respective meanings in this Building Loan Agreement, except as the context otherwise requires:

Acquisition Proceeds shall mean $1,685,597.43.

Bond Guaranty Agreement shall mean the Bond Guaranty Agreement, dated as of even date herewith, from the Guarantors to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Bond Resolution shall mean the resolution of the Issuer adopted on February 9, 2010, as amended on April 13, 2010, authorizing the issuance of the Initial Bonds.

Building Loan Proceeds shall mean $15,857,458.57.

City shall mean The City of New York, New York.

Closing Date shall mean July 1, 2010, the date of the initial issuance and delivery of the Series 2010 Bonds.

Commencement Date shall mean July 1, 2010, on which date this Building Loan Agreement was executed and delivered.

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Company shall mean Albee Retail Development LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns; provided, however, that nothing contained in this definition shall be deemed to limit or modify the obligations of the Company under Section 7.8 or 7.19 of the Loan Agreement.

Facility shall mean, collectively, the Land and the Improvements.

Facility Revenues shall have the meaning assigned to such term in the Loan Agreement.

Ground Lease shall mean that certain Severance Lease (Site 1A), dated June 30, 2010, between the City, as landlord, and Albee Development, LLC, a Delaware limited liability company (“Albee Development”), as assigned on July 1, 2010 by Albee Development to, and assumed by, the Company, as tenant, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Loan Agreement.

Improvements shall mean:

(i) all buildings, structures, foundations, related facilities, fixtures and other improvements existing on the Commencement Date and erected or situated on the Land;

(ii) any other buildings, structures, foundations, related facilities, fixtures and other improvements constructed or erected on the Land throughout the term of the Loan Agreement (including any improvements or demolitions made as part of the Project Work pursuant to Section 3.2 of the Loan Agreement); and

(iii) all replacements, improvements, additions, extensions, substitutions, restorations and repairs to any of the foregoing.

Indenture shall mean the Indenture of Trust, dated as of even date herewith, between the Issuer and the Trustee, as from time to time amended or supplemented by Supplemental Indentures in accordance with Article XI of the Indenture.

Initial Bonds shall mean the Issuer’s $20,000,000 Recovery Zone Facility Revenue Bonds (Albee Retail Development LLC Project), Series 2010 authorized, issued, executed, authenticated and delivered on the Closing Date under the Indenture.

Issuer shall mean New York City Capital Resource Corporation, a local development corporation created pursuant to the Not-for-Profit Corporation Law of the State at the direction of the Mayor of the City, and its successors and assigns.

Indirect Costs Loan Proceeds shall mean $2,456,944.00.

Land shall mean that certain lot, piece or parcel of land in the Borough of Brooklyn (County of Kings), Block 149 and Lot 103, generally known by the street address 1 DeKalb Avenue, Brooklyn, New York, all as more particularly described in Exhibit A - “Description of the Land”, together with all easements, rights and interests now or hereafter appurtenant or beneficial thereto; but excluding, however, any real property or interest therein released pursuant to Section 7.9(c) of the Loan Agreement.

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Loan shall mean the loan made by the Issuer to the Company pursuant to Section 4.1 of the Loan Agreement.

Loan Agreement shall mean the Loan Agreement, dated as of even date herewith, between the Issuer and the Company, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Mortgage shall mean, collectively, the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan), the Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan) and the Mortgage and Security Agreement and Assignment of Leases and Rents (Indirect Loan) relating to the Facility, each dated as of even date herewith, and each from the Company to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Organizational Documents shall mean, (i) in the case of an Entity constituting a limited liability company, the articles of organization or certificate of formation, and the operating agreement of such Entity, (ii) in the case of an Entity constituting a corporation, the articles of incorporation or certificate of incorporation, and the by-laws of such Entity, and (iii) in the case of an Entity constituting a general or limited partnership, the partnership agreement of such Entity.

Parent shall mean Acadia Strategic Opportunity Fund II LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns; provided, however, that nothing contained in this definition shall be deemed to limit or modify the obligations of the Parent under Section 3.6 of the Bond Guaranty Agreement or Section 3.4 of the Issuer Indemnification Agreement.

Pledge and Security Agreement shall mean the Pledge and Security Agreement, dated as of even date herewith, from the Company to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Pledged Collateral shall have the meaning assigned to such term in Section 3.1 of the Pledge and Security Agreement.

Project shall mean the construction, renovation, equipping and furnishing of an approximately 50,000 square foot facility to be leased to retail commercial tenants.

Project Completion Guaranty Agreement shall mean the Project Completion Guaranty Agreement, dated as of even date herewith, from the Company and the Parent to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

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Project Documents shall mean, collectively, the Ground Lease, the Issuer Indemnification Agreement, the Remarketing Agreement, the Bond Placement Agreement, the Facility Leases and the Security Documents.

Promissory Note shall mean, with respect to the Initial Bonds, that certain Promissory Note in substantially the form of Exhibit G to the Loan Agreement, and, with respect to any Series of Additional Bonds, that certain Promissory Note in substantially the form of any related Exhibit to an amendment to the Loan Agreement, and shall include in each case any and all amendments thereof and supplements thereto made in conformity with the Loan Agreement and the Indenture.

Security Documents shall mean, collectively, the Loan Agreement, the Promissory Note, the Pledge and Security Agreement, the Indenture, the Bond Guaranty Agreement, the Project Completion Guaranty Agreement, the Tax Regulatory Agreement, this Building Loan Agreement and the Mortgage.

Tax Regulatory Agreement shall mean the Tax Regulatory Agreement, dated the Closing Date, from the Issuer and the Company to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Trustee shall mean The Bank of New York Mellon, New York, New York in its capacity as trustee under the Indenture, and its successors in such capacity and their assigns hereafter appointed in the manner provided in the Indenture.

Section 2.            Construction.

(a)           The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms, as used in this Building Loan Agreement, refer to this Building Loan Agreement, and the term “hereafter” shall mean after, and the term “heretofore” shall mean before, the Closing Date.

(b)           Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

(c)           Words importing persons shall include firms, associations, partnerships (including limited partnerships and limited liability partnerships), trusts, corporations, limited liability companies and other legal entities, including public bodies, as well as natural persons.

(d)           Any headings preceding the texts of the several Sections of this Building Loan Agreement shall be solely for convenience of reference and shall not constitute a part of this Building Loan Agreement, nor shall they affect its meaning, construction or effect.

(e)           Unless the content indicates otherwise, references to designated “Exhibits”, “Sections”, “clauses” and other subdivisions are to the designated Exhibits, Sections, clauses and other subdivisions of or to this Building Loan Agreement.

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(f)           The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(g)           The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(h)           Any definition of or reference to any agreement, instrument or other document herein shall be construed to refer to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein).

(i)           Any reference to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s successors and assigns or such Person’s successors in such capacity, as the case may be.

Section 3.            Representations.  The Company makes the following representations and warranties:

(a)           The Company is limited liability company duly organized under the laws of the State of Delaware, is validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and in good standing under the laws of the State, is not in violation of any provision of the Company’s Organizational Documents, has the requisite power and authority to own its property and assets, to carry on its business as now being conducted by it and to execute, deliver and perform this Building Loan Agreement and each other Project Document to which it is or shall be a party.

(b)           The execution, delivery and performance of this Building Loan Agreement and each other Project Document to which the Company is or shall be a party and the consummation of the transactions herein and therein contemplated will not (x) violate any provision of law, any order of any court or agency of government, or any of the Company’s Organizational Documents, or any indenture, agreement or other instrument to which the Company is a party or by which it or any of its property is bound or to which it or any of its property is subject, (y) be in conflict with or result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument or (z) result in the imposition of any lien, charge or encumbrance of any nature whatsoever other than Permitted Encumbrances.

(c)           The Company has obtained all authorizations, consents and approvals of governmental bodies or agencies required to be obtained by it as of the Closing Date in connection with the execution and delivery of this Building Loan Agreement and each other Project Document to which it shall be a party or in connection with the performance of its obligations hereunder and under each of the Project Documents.

(d)           This Building Loan Agreement and the other Project Documents to which the Company is a party (x) have been duly authorized by all necessary action on the part of the Company, (y) have been duly executed and delivered by the Company, and (z) constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to limitations on enforceability resulting from bankruptcy, insolvency and principles of equity.

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(e)           There is no action or proceeding pending or, to the best of the Company’s knowledge, after diligent inquiry, threatened by or against the Company by or before any court or administrative agency that would adversely affect the ability of the Company to perform its obligations under this Building Loan Agreement or any other Project Document to which it is or shall be a party.  Such knowledge is based upon the knowledge of Robert Masters, a Senior Vice President of the Parent, and a person employed by the Parent with actual knowledge of the Project and of the matters set forth in this paragraph.

Section 4.            Building Loan Agreement.  This Building Loan Agreement, the Indenture, the Building Loan Mortgage and the Loan Agreement (copies of which are annexed hereto and incorporated herein as Exhibits B, C and D, respectively) shall, taken together, constitute the building loan agreement for the financing of the Construction Costs  of the Project.  The Building Loan Proceeds shall be secured by, among other things, the Building Loan Mortgage and shall be deposited, disbursed, applied and advanced subject to and in accordance with the applicable provisions of the Indenture and the Loan Agreement.  The Company shall on demand by the Trustee do any act or execute any additional documents reasonably required by the Trustee to confirm the lien of the Building Loan Mortgage or to comply with the provisions of the Lien Law of the State of New York.  The Company shall further cause to be filed in the Office of the Register of The City of New York in Kings County, all necessary amendments to this Building Loan Agreement as may be appropriate to reflect any changes in the amount of the Construction Costs.  The Company further agrees to apply the proceeds of each of the Acquisition Loan Proceeds and the Indirect Costs Loan Proceeds (which proceeds shall be advanced separately and independently from the Building Loan Proceeds and which shall not depend upon the progress of the construction of the Project) to pay for costs other than Construction Costs.

Section 5.            Trust Fund.  This Building Loan Agreement, the Indenture, the Building Loan Mortgage and the Loan Agreement are subject to the Trust Fund provisions of Section 13 of the Lien Law of the State of New York.  The Company shall receive all advances of the Building Loan Proceeds and will hold the right to receive the same as a trust fund for the purpose of paying the costs of the improvement and shall apply the same first to such payment before using any part thereof for any other purpose permitted hereunder.  In addition, a true statement under oath, verified by the Company, as required by Section 22 of such Lien Law, is attached hereto as Exhibit E and made a part hereof.

Section 6.            Strict Compliance; No Third Party Beneficiaries.  All conditions of the obligations of the Issuer and/or the Trustee to make any advance of the Building Loan Proceeds or any funds in respect thereof are imposed solely and exclusively for the benefit of the Issuer and the Trustee and their respective successors and assigns and no other party shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Issuer and/or the Trustee will refuse to make any advance in the absence of strict compliance with any or all such conditions, and no other party shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived, in whole or in part, by the Issuer and/or the Trustee at any time if, in their sole discretion, they deem it advisable to do so.

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Section 7.            No Modifications.  Neither this Building Loan Agreement nor any provision hereof may be changed, modified, amended, waived, discharged, abandoned or terminated orally, except by an instrument in writing complying with the Indenture and signed by the party against whom enforcement of the change, modification, amendment, waiver, discharge, abandonment or termination is sought.

Section 8.            Severability; Effective Date; Counterparts.  If any one or more of the provisions of this Building Loan Agreement shall be ruled illegal or invalid by any court of competent jurisdiction, the illegality or invalidity of such provision(s) shall not affect any of the remaining provisions hereof, but this Building Loan Agreement shall be construed and enforced as of such illegal or invalid provision had not been contained herein.  The date of this Building Loan Agreement shall be for reference purposes only and shall not be construed to imply that this Building Loan Agreement was executed on the date first above written.  This Building Loan Agreement was delivered on the Closing Date and shall become effective upon its delivery on the Closing Date.  It may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 9.            Governing Law.  This Building Loan Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard or giving effect to the principles of conflicts of laws thereof.

Section 10.          No Pecuniary Liability of Issuer or Members.  No provision, covenant or agreement contained in this Building Loan Agreement or any obligations herein imposed upon the Issuer or the breach thereof, shall constitute or give rise to or impose upon the Issuer a pecuniary liability or a charge upon its general credit.  The Issuer has not obligated itself in making the agreements, provisions and covenants set forth in this Building Loan Agreement.

All covenants, stipulations, promises, agreements and obligations of the Issuer contained herein shall be deemed to be covenants, stipulations, promises, agreements and obligations of the Issuer and not of any member, director, officer, employee or agent of the Issuer in his individual capacity, and no recourse shall be had for the payment of any amounts or obligations hereunder against any member, director, officer, employee or agent of the Issuer.  In addition, in the performance of the agreements of the Issuer herein contained, any obligation it may incur for the payment of money shall not create a debt of the State of New York or of the City and neither the State of New York nor the City shall be liable on any obligation so incurred, but any such obligation shall be payable solely out of the loan payments, revenues and receipts derived from or in connection with the Facility and payable to the Issuer by the Company under the Loan Agreement.

Section 11.          Successors and Assigns.  The provisions and covenants of this Building Loan Agreement shall be binding upon the Company and shall inure to the benefit of the Company, the Issuer and the Trustee and their respective successors and permitted assigns.

9

Section 12.          Waiver of Jury Trial.  The Company and the Issuer each hereby waive, to the extent permitted by law, the right to assert a counterclaim in any action or proceeding brought against them by the Trustee, and waive, to the extent permitted by law, all rights to a trial by jury on any cause of action or proceeding brought by any party hereto against the other or in any counterclaim asserted by the Trustee against the Company and the Issuer, or in any matters whatsoever arising out of or in any way connected with this Building Loan Agreement, the obligations of the Company hereunder, the Facility, the Project, the relationship between the Issuer and the Company, the Company’s leasehold, use or occupancy of the Facility and/or any claim for injury or damages.

Section 13.          Service of Process.  The Company represents that it is subject to service of process in the State and covenants that it will remain so subject until all obligations, covenants and agreements of the Company under this Building Loan Agreement shall be satisfied and met.  If for any reason the Company should cease to be so subject to service of process in the State, the Company hereby irrevocably consents to the service of all process, pleadings, notices or other papers in any judicial proceeding or action by designating and appointing General Counsel, at Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, as its agent upon whom may be served all process, pleadings, notices or other papers which may be served upon the Company as a result of any of its obligations under this Building Loan Agreement.  If such appointed agent shall cease to act or otherwise cease to be subject to service of process in the State, the Company hereby irrevocably designates and appoints the Secretary of State of the State of New York as its agent upon whom may be served all process, pleadings, notices or other papers which may be served upon the Company as a result of any of its obligations under this Building Loan Agreement; provided, however, that the service of such process, pleadings, notices or other papers shall not constitute a condition to the obligations of the Company hereunder.

For such time as any of the obligations, covenants and agreements of the Company under this Building Loan Agreement remain unsatisfied, the agent(s) of the Company designated in this Section 13 shall accept and acknowledge on the behalf of the Company, service of process in any such suit, action or proceeding brought in any such court.  The Company agrees and consents that each such service of process upon such agents and written notice of each such service to the Company in the manner set forth in Section 14 shall be taken and held to be valid personal service upon the Company whether or not the Company shall then be doing, or at any time shall have done, business within the State and that each such service of process shall be of the same force and validity as if service were made upon the Company according to the laws governing the validity and requirements of such service in the State, and waive all claim of error by reason of any such service.

Such agents shall not have any power or authority to enter into any appearance or to file any pleadings in connection with any suit, action or other legal proceedings against the Company or to conduct the defense of any such suit, action or any other legal proceeding except as expressly authorized by the Company.

Section 14.          Notices. All notices, requests, consents, demands and other communications to any party hereunder or any other Person specified herein shall be in writing (including bank wire, telecopy or similar writing) and shall be given to such party or other Person, addressed to it, at its address or telecopy number set forth below or such other address or telecopy number as such party or other Person may hereafter specify for the purpose by notice to the other parties or such other Persons.  Each such notice, request, consent or demand or other communication shall be if sent (i) by registered or certified United States mail, return receipt requested and postage prepaid, (ii) by a nationally recognized overnight delivery service for overnight delivery, charges prepaid or (iii) by hand delivery, addressed, as follows:

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Party	Address

To the Company
Albee Retail Development LLC
c/o Acadia Realty Trust
1311 Mamaroneck Avenue, Suite 260
White Plains, New York  10605
Attention:     General Counsel

with a copy to

Washington Square Partners
675 Third Avenue, 25th Floor
New York, New York 10017
Attention: Paul Travis

and

Akerman Senterfitt LLP
335 Madison Avenue, 26th Floor
New York, New York 10017
Attention:     Steven P. Polivy, Esq.

To the Issuer	New York City Capital Resource Corporation 110 William Street New York, New York 10038 Attention: General Counsel (with a copy to the Executive Director of the Issuer at the same address)

To the Trustee	The Bank of New York Mellon 101 Barclay Street, Floor 7W New York, New York 10286 Attention: Corporate Trust Administration

Any party hereunder may, by like notice, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.  Any notice, certificate or other communication hereunder shall, except as may expressly be provided herein, be deemed to have been delivered or given (i) three (3) Business Days following posting if transmitted by mail, (ii) one (1) Business Day following sending if transmitted for overnight delivery by a nationally recognized overnight delivery service, or (iii) upon delivery if given by hand delivery, with refusal by an Authorized Representative of the intended recipient party to accept delivery of a notice given as prescribed above to constitute delivery hereunder.

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Section 15.         Consent to Jurisdiction.  The Company irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Building Loan Agreement or any other Project Document, the Facility, the Project, the relationship between the Issuer and the Company, the Company’s leasehold, use or occupancy of the Facility and/or any claim for injury or damages may be brought in the courts of record of the State in New York County or the United States District Court for the Southern District of New York; (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; (iii) waives any objection which it may have to the venue of any such suit, action or proceeding in such courts; and (iv) waives and relinquishes any rights it might otherwise have (w) to move to dismiss on grounds of forum non conveniens, (x) to remove to any federal court other than the United States District Court for the Southern District of New York, and (y) to move for a change of venue to a New York State Court outside New York County.

If the Company commences any action against the Issuer or the Trustee in a court located other than the courts of record of the State in New York County or the United States District Court for the Southern District of New York, the Company shall, upon request from the Issuer or the Trustee, either consent to a transfer of the action or proceeding to a court of record of the State in New York County or the United States District Court for the Southern District of New York, or, if the court where the action or proceeding is initially brought will not or cannot transfer the action, the Company shall consent to dismiss such action without prejudice and may thereafter reinstitute the action in a court of record of the State in New York County or the United States District Court for the Southern District of New York.

[Intentionally Left Blank]

12

IN WITNESS WHEREOF, the Issuer has caused its corporate name to be hereunto subscribed by its duly authorized representative, the Trustee has caused these presents to be signed in its name and behalf by an Assistant Vice President or Vice President, and of the Company has caused its name to be hereunto subscribed by its respective duly authorized representative, all being done as of the year and day first above written.

NEW YORK CITY CAPITAL RESOURCE CORPORATION

By:	/s/ Kyle Kimball
Kyle Kimball
Executive Director

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Gaspare Mulé
Gaspare Mulé
Vice President

ALBEE RETAIL DEVELOPMENT LLC

By:	/s/ Robert Masters
Robert Masters
Senior Vice President

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the 29th day of June, in the year two thousand ten, before me, the undersigned, personally appeared Kyle Kimball, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon the behalf of whom the individual acted, executed the instrument.

/s/ Carol M. Hyde
Notary Public

Carol M. Hyde
Notary Public, State of New York
No. 4977270
Qualified in Queens County
Commission Expires Jan. 20, 2011

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the 30th day of June, in the year two thousand ten, before me, the undersigned, personally appeared Robert Masters, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon the behalf of whom the individual acted, executed the instrument.

/s/ Kara A. Lobdell
Notary Public

Kara A. Lobdell
Notary Public, State of New York
No. 02 LO6031220
Qualified in New York County
Commission Expires Sept. 27, 2013

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the 30th day of June, in the year two thousand ten, before me, the undersigned, personally appeared Gaspare Mulé, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon the behalf of whom the individual acted, executed the instrument.

/s/ Kara A. Lobdell
Notary Public

Kara A. Lobdell
Notary Public, State of New York
No. 02 LO6031220
Qualified in New York County
Commission Expires Sept. 27, 2013

EXHIBIT A

DESCRIPTION OF THE LAND

 (Block 149, Lot 103)

ALL that certain plot piece or parcel of land situate, lying and being in the Borough of Brooklyn, County of Kings, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of Dekalb Avenue with the easterly side of Gold Street;

RUNNING THENCE easterly, along the easterly side of Gold Street, 114 feet to a point;

RUNNING THENCE easterly, at right angles to the easterly side of Gold Street, 129.12 feet to the northwesterly side of Fleet Street;

RUNNING THENCE southwesterly, along the northwesterly side of Fleet Street, 132.02 feet to the corner formed by the intersection of the northwesterly side of Fleet Street, with the northerly side of Dekalb Avenue;

RUNNING THENCE westerly, along the northerly side of Dekalb Avenue, 63.76 feet to the point or place of BEGINNING.

EXHIBIT B

INDENTURE OF TRUST

(See Tab 3)

EXHIBIT C

MORTGAGE AND SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS
(BUILDING LOAN)

(See Tab _)

EXHIBIT D

LOAN AGREEMENT

(See Tab _)

EXHIBIT E

AFFIDAVIT PURSUANT TO SECTION 22
OF THE LIEN LAW OF THE STATE OF NEW YORK

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

Robert Masters, being duly sworn, deposes and says:

I have an office at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York, and am an Authorized Representative of Albee Retail Development LLC, the “Company” mentioned in that certain Building Loan Agreement, that certain Indenture of Trust, and that certain Loan Agreement, each dated as of July 1, 2010 (collectively, the “Loan Agreement”).

There is no consideration paid, or to be paid by the Company for the building loan proceeds (the “Building Loan Proceeds”).  There are no other sums being deducted for “cost of improvement” items as all such costs are being paid from other sources.

The net sum available to the Company for the Improvement is $15,857,458.57, less such amounts as may become due or payable for insurance premiums, interest on the Building Loan Proceeds, ground rent, taxes, assessments, water rents and sewer rents accruing during the making of the Improvement.

This statement is made pursuant to Section 22 of the Lien Law of the State of New York.

The facts herein stated are true to the knowledge of the deponent.

/s/ Robert Masters
Robert Masters
Senior Vice President

Sworn to before me this
30th day of June, 2010

/s/ Kara A. Lobdell
Notary Public

Kara A. Lobdell
Notary Public, State of New York
No. 02LO6031220
Qualified in New York County
Commission Expires Sept. 27, 2013

PLEDGE AND SECURITY AGREEMENT

from

ALBEE RETAIL DEVELOPMENT LLC,
as Obligor,

to

THE BANK OF NEW YORK MELLON,
as Trustee

Dated as of July 1, 2010

$20,000,000
New York City Capital Resource Corporation
Recovery Zone Facility Revenue Bonds
(Albee Retail Development LLC Project),
Series 2010

Page
ARTICLE I

DEFINITIONS

Section 1.1.	Terms Defined in Other Documents	3
Section 1.2.	Definitions	3

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE OBLIGOR

Section 2.1.	Obligor Representations and Warranties	9

ARTICLE III

PLEDGED COLLATERAL

Section 3.1.	Pledge of Pledged Collateral	11

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1.	No Liens	15
Section 4.2.	Other Financing Statements	15
Section 4.3.	Chief Executive Office	15
Section 4.4.	Delivery of Records	15
Section 4.5.	Direction to Account Debtors; Contracting Parties, etc	15
Section 4.6.	Filing of Financing Statements	16
Section 4.7.	General Covenants	18

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

Section 5.1.	Events of Default	20
Section 5.2.	Remedies; Obtaining the Pledged Collateral Upon Default	20
Section 5.3.	Remedies; Disposition of the Pledged Collateral	22
Section 5.4.	Waiver of Claims	22
Section 5.5.	Effect of Realization	23
Section 5.6.	Application of Proceeds	23
Section 5.7.	Remedies Cumulative; No Waiver of Remedies	23
Section 5.8.	Discontinuance of Proceedings	24

(i)

(ii)

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT made and entered into as of  July 1, 2010 (as the same may be amended or supplemented, this “Pledge and Security Agreement”), from ALBEE RETAIL DEVELOPMENT LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Obligor”), having an office at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, party of the first part, to THE BANK OF NEW YORK MELLON, a New York banking corporation together with any successor trustee (the “Trustee”) at the time serving as such under the Indenture referred to below, having a corporate trust office at 101 Barclay Street, Floor 7W, New York, New York 10286, party of the second part (capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Indenture and the Loan Agreement referred to below):

WITNESSETH:

WHEREAS, the Obligor has entered into negotiations with the New York City Capital Resource Corporation, a local development corporation created pursuant to the Not-for-Profit Corporation Law of the State of New York at the direction of the Mayor of The City of New York (the “Issuer”) for the construction, renovation, equipping and furnishing of the Facility generally known by the street address 1 DeKalb Avenue, Brooklyn, New York; and

WHEREAS, pursuant to the American Recovery and Reinvestment Act of 2009, as amended, on June 9, 2009, as amended on February 9, 2010, the Board of Directors of the Issuer established a program for the issuance of recovery zone facility bonds including program requirements (“Program Requirements”), threshold requirements (“Threshold Requirements”) and selection criteria (“Selection Criteria”), and designated certain areas within The City of New York (the “City”) as “Recovery Zones”; and

WHEREAS, on July 17, 2009, the Mayor of the City ratified the designations made by the Issuer of the “Recovery Zones”; and

WHEREAS, on September 15, 2009, the Issuer adopted a resolution approving the eligibility of the Project to receive a $20,000,000 allocation for the issuance of recovery zone facility bonds and determined, among other things, that the Project is located in a designated “Recovery Zone”, and that in applying the Threshold Requirements and the Selection Criteria, the Project qualifies for the issuance of recovery zone facility bonds; and

WHEREAS, the site for the Facility, including the improvements to be constructed thereon, will be subject to the Ground Lease (as defined herein); and

WHEREAS, the Obligor may hereafter enter into various Facility Leases with Facility Tenants at the Facility; and

WHEREAS, to facilitate the Project and the issuance by the Issuer of its recovery zone facility revenue bonds to finance a portion of the costs of the Project, the Issuer and the Obligor have entered into negotiations pursuant to which (i) the Issuer will make the Loan of the proceeds of the Bonds, in the original principal amount of the Bonds, to the Obligor pursuant to the Loan Agreement, and (ii) the Obligor will execute the Promissory Note (as defined herein) in favor of the Issuer and the Trustee to evidence the Obligor’s obligation under the Loan Agreement to repay the Loan; and

WHEREAS, to provide funds for a portion of the costs of the Project and for incidental and related costs and to provide funds to pay the costs and expenses of the issuance of the Bonds, the Issuer has authorized the issuance of the Bonds in the Authorized Principal Amount pursuant to the Bond Resolution and the Indenture; and

WHEREAS, concurrently with the execution hereof, in order to further secure the Bonds, (i) the payment of the principal of, Sinking Fund Installments for, Purchase Price, redemption premium, if any, and interest on the Bonds, and the payments, obligations, covenants and agreements of the Obligor under the Loan Agreement and under the Promissory Note, will be guaranteed by the Guarantors pursuant to the Bond Guaranty Agreement in favor of the Trustee; (ii) the completion of the Project will be guaranteed by the Guarantors pursuant to the Project Completion Guaranty Agreement in favor of the Trustee; and (iii) the Obligor will grant mortgage liens on and security interests in its leasehold interest in the Facility under the Ground Lease, and an assignment of leases and rents, to the Trustee pursuant to the Mortgage; and

WHEREAS, the Obligor is desirous that the Issuer issue, sell and deliver the Bonds and apply the proceeds as aforesaid and enter into the Loan Agreement with the Obligor and is willing to enter into this Pledge and Security Agreement in order to enhance the marketability of the Bonds and thereby achieve interest cost and other savings to the Obligor as an inducement to the purchase of the Bonds by all who shall at any time become the holders of the Bonds;

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration received, the Obligor does hereby represent, warrant, covenant and agree with the Trustee as follows:

2

ARTICLE I

DEFINITIONS

Section 1.1.         Terms Defined in Other Documents.  Except as otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth or referred to in the Indenture or in the Loan Agreement.

Section 1.2.         Definitions.  As used herein, the following terms shall have the following meanings (such definitions to be equally applicable to the singular and plural forms of the terms defined):

Account shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

Account Debtor shall mean any Person who is or may become obligated to the Obligor under, with respect to, or on account of, any Account, Chattel Paper, Receivable, Contract, General Intangible or other Pledged Collateral.

Authorized Principal Amount shall mean, in the case of the Bonds, $20,000,000.

Bond Resolution shall mean the resolution of the Issuer adopted on February 9, 2010, as amended on April 13, 2010, authorizing the issuance of the Bonds.

Bonds shall mean the Issuer’s $20,000,000 Recovery Zone Facility Revenue Bonds (Albee Retail Development LLC Project), Series 2010 authorized, issued, executed, authenticated and delivered on the Closing Date under the Indenture.

Certificated Security shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

Chattel Paper shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

City shall mean The City of New York, New York.

Closing Date shall mean July 1, 2010, the date of the initial issuance and delivery of the Bonds.

Construction Contracts shall mean all contracts relating to the construction, renovation, equipping and furnishing of the Facility.

Contract Rights shall mean all rights of the Obligor (including without limitation all rights to payment) under or in respect of each Contract.

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Contracts shall mean each and every contract to which the Obligor is or becomes a party or in which the Obligor has or acquires an interest (whether by way of assignment or otherwise).

Contracts for Sale shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

Deposit Account shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

Documents shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

Entity shall mean any of a corporation, general partnership, limited liability company, limited liability partnership, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm, joint venture, governmental authority or governmental instrumentality, but shall not include an individual.

Equipment shall mean any “equipment” as such term is defined in the Uniform Commercial Code as in effect from time to time in the State of New York, and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

Event of Default shall have the meaning specified in Section 5.1.

Facility shall mean, collectively, the Land and the Improvements.

Facility Leases shall mean, collectively, all leases or other occupancy or use agreements, other than the Ground Lease, entered into with any Person for the use, possession or occupancy of the Facility or any portion thereof.

Facility Revenues shall mean all revenues, income, fees, receipts, charges, income and other money received in any period by or on behalf of the Obligor, derived from the leasing or operation of the Facility, including proceeds derived from insurance (including environmental insurance) and/or condemnation proceeds with respect to the Facility and Business Interruption Insurance and Extra Expense Insurance, in each case whether existing as of the Closing Date or hereafter coming into existence.

Facility Tenants shall mean all Persons as shall use, possess or occupy all or any portion of the Facility pursuant to a Facility Lease.

General Intangibles shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

Goods shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

4

Governing Body shall mean, when used with respect to any Person, its board of directors, board of trustees or individual or group of individuals by, or under the authority of which, the powers of such Person are exercised.

Ground Lease shall mean that certain Severance Lease (Site 1A), dated June 30, 2010, between the City, as landlord, and Albee Development, LLC, a Delaware limited liability company (“Albee Development”), as assigned on July 1, 2010 by Albee Development to, and assumed by, the Obligor, as tenant, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Loan Agreement.

Guarantors shall mean, collectively, the Obligor and the Parent, and their respective successors and assigns.

Indenture shall mean the Indenture of Trust, dated as of even date herewith, between the Issuer and the Trustee, as from time to time amended or supplemented by Supplemental Indentures in accordance with Article XI of the Indenture.

Instrument shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

Investment Property shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

Issuer shall mean New York City Capital Resource Corporation, a local development corporation created pursuant to the Not-for-Profit Corporation Law of the State at the direction of the Mayor of the City, and its successors and assigns.

Issuer Indemnification Agreement shall mean the Issuer Indemnification Agreement, dated as of even date herewith, from the Parent to the Issuer, and shall include any and all amendments thereof and supplements thereto hereafter made.

Letter of Credit shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

Licenses shall mean all licenses, rights of use, covenants or other similar instruments benefiting or permitting the use and operation of the Facility or any part thereof.

Loan Agreement shall mean the Loan Agreement, dated as of even date herewith, between the Issuer and the Obligor, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Management Contracts shall mean all contracts for the management or operation of the Facility or any part of it.

Mortgage shall mean, collectively, the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan), the Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan) and the Mortgage and Security Agreement and Assignment of Leases and Rents (Indirect Loan) relating to the Facility, each dated as of even date herewith, and each from the Obligor to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

5

Obligations shall mean (a) any and all indebtedness, obligations and liabilities of the Obligor or the Parent under the Security Documents, (b) the payment of the principal or Redemption Price of, Purchase Price, Sinking Fund Installments for, and interest on, the Bonds, and (c) in the event of any proceeding by the Trustee for the collection or enforcement of any indebtedness, obligations or liabilities under the Bonds or any or all of the Security Documents, all reasonable fees and expenses incurred by the Trustee in re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Pledged Collateral, or in exercising its rights hereunder or under the other Security Documents, together with all reasonable attorneys’ fees and expenses and court costs relating thereto.

Obligor shall mean Albee Retail Development LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns; provided, however, that nothing contained in this definition shall be deemed to limit or modify the obligations of the Obligor under Section 7.8 or 7.19 of the Loan Agreement.

Organizational Documents shall mean, (i) in the case of an Entity constituting a limited liability company, the articles of organization or certificate of formation, and the operating agreement of such Entity, (ii) in the case of an Entity constituting a corporation, the articles of incorporation or certificate of incorporation, and the by-laws of such Entity, and (iii) in the case of an Entity constituting a general or limited partnership, the partnership agreement of such Entity.

Parent shall mean Acadia Strategic Opportunity Fund II LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns; provided, however, that nothing contained in this definition shall be deemed to limit or modify the obligations of the Parent under Section 3.6 of the Bond Guaranty Agreement or Section 3.4 of the Issuer Indemnification Agreement.

Permits shall mean all permits, approvals, consents, waivers, exemptions, variances, franchises, orders, authorizations, rights and licenses from any Federal, state or other governmental authority or agency relating to the construction, renovation, equipping or operation of the Facility.

Person shall mean an individual or any Entity.

Plans and Specifications shall mean the plans and specifications prepared for the Project by or on behalf of the Obligor, as amended from time to time by or on behalf of the Obligor to reflect any remodeling or relocating of the Project or substitutions, additions, modifications and improvements to the Project made by the Obligor in compliance with the Loan Agreement, said plans and specifications being duly certified by an Authorized Representative of the Obligor and filed in the designated corporate trust office of the Trustee and available to the Issuer.

6

Pledged Collateral shall have the meaning specified in Section 3.1 of this Pledge and Security Agreement.

Principals shall mean, with respect to any Entity, the most senior three officers of such Entity, any Person with a ten percent (10%) or greater ownership interest in such Entity, and any Person as shall have the power to Control such Entity, and “principal” shall mean any of such Persons.

Proceeds shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York or under other relevant law and, in any event shall include, but not be limited to (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to the Trustee or the Obligor from time to time with respect to any of the Pledged Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Obligor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any governmental authority (or any Person acting under color of governmental authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral and, including, without limitation, any Pledged Collateral acquired with cash proceeds of any Pledged Collateral.

Project shall mean the construction, renovation, equipping and furnishing of an approximately 50,000 square foot facility to be leased to retail commercial tenants.

Project Completion Guaranty Agreement shall mean the Project Completion Guaranty Agreement, dated as of even date herewith, from the Guarantors to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Project Documents shall mean, collectively, the Ground Lease, the Issuer Indemnification Agreement, the Remarketing Agreement, the Bond Placement Agreement, the Facility Leases and the Security Documents.

Promissory Note shall mean, with respect to the Bonds, that certain Promissory Note in substantially the form of Exhibit G to the Loan Agreement, and, with respect to any Series of Additional Bonds, that certain Promissory Note in substantially the form of any related Exhibit to an amendment to the Loan Agreement, and shall include in each case any and all amendments thereof and supplements thereto made in conformity with the Loan Agreement and the Indenture.

Property shall mean all personal property or rights to such property which the Obligor currently owns, leases or hereafter acquires.

Receivables shall mean all accounts, receipts, Facility Revenues, rentals, income and other moneys received by or on behalf of the Obligor from any source (including, without limitation, all rights to receive the same whether in the form of Accounts, Contract Rights, Chattel Paper, Instruments, General Intangibles or otherwise, and the Proceeds thereof), whether now existing or hereafter coming into existence and whether now owned or held or hereafter acquired by the Obligor, and shall include (a) all books, records, ledger cards, and invoices relating thereto, (b) all credit information, reports and memoranda relating thereto, and (c) all other writings and all discs, tapes, cards, computer runs and computer programs related in any way to the foregoing.

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Security shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

Security Certificate shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

Security Documents shall mean, collectively, the Loan Agreement, the Promissory Note, this Pledge and Security Agreement, the Indenture, the Bond Guaranty Agreement, the Project Completion Guaranty Agreement, the Tax Regulatory Agreement, the Building Loan Agreement and the Mortgage.

Security Entitlement shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

Tax Regulatory Agreement shall mean the Tax Regulatory Agreement, dated the Closing Date, from the Issuer and the Obligor to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Trustee shall mean The Bank of New York Mellon, New York, New York in its capacity as trustee under the Indenture, and its successors in such capacity and their assigns hereafter appointed in the manner provided in the Indenture.

Uncertificated Security shall have the meaning assigned to that term under the Uniform Commercial Code as in effect from time to time in the State of New York.

Warranties shall mean all warranties, guarantees, sureties, payment bonds, performance bonds, maintenance, repair or replacement agreements, and other contractual obligations of any contractor, subcontractor, surety, guarantor, manufacturer, dealer, laborer, supplier or materialman made with respect to the design, construction, renovation, equipping and operation of the Facility or any part thereof.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE OBLIGOR

Section 2.1.         Obligor Representations and Warranties.  The Obligor does hereby represent and warrant as follows:

(a)           The Obligor is a limited liability company duly organized under the laws of the State of Delaware, is validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and in good standing under the laws of the State, is not in violation of any provision of its Organizational Documents, has the requisite power and authority to own its property and assets, to carry on its business as now being conducted by it and to execute, deliver and perform this Pledge and Security Agreement and each other Security Document or Project Document to which it is or shall be a party.

(b)           The execution, delivery and performance of this Pledge and Security Agreement and each other Security Document or Project Document to which the Obligor is or shall be a party and the consummation of the transactions herein and therein contemplated will not (x) violate any provision of law, any order of any court or agency of government, or any of the Organizational Documents of the Obligor, or any indenture, agreement or other instrument to which the Obligor is a party or by which it or any of its property is bound or to which it or any of its property is subject, (y) be in conflict with or result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or (z) result in the imposition of any lien, charge or encumbrance of any nature whatsoever other than Permitted Encumbrances.

(c)           There is no action or proceeding pending or, to the best of the Obligor’s knowledge, after diligent inquiry, threatened by or against the Obligor by or before any court or administrative agency that would adversely affect the ability of the Obligor to perform its obligations under this Pledge and Security Agreement or any other Security Document or Project Document to which it is a party.  Such knowledge is based upon the knowledge of Robert Masters, a Senior Vice President of the Parent, and a person employed by the Parent with actual knowledge of the Project and of the matters set forth in this paragraph.

(d)           The Obligor has obtained all authorizations, consents and approvals of governmental bodies or agencies required to be obtained by the Obligor as of the Closing Date in connection with the execution and delivery of this Pledge and Security Agreement and each other Security Document or Project Document to which the Obligor is a party or in connection with the performance of the obligations of the Obligor hereunder and under each of the Security Documents or Project Documents.

(e)           This Pledge and Security Agreement and each other Security Document or Project Document to which the Obligor is a party (x) have been duly authorized by all necessary action on the part of the Obligor, (y) have been duly executed and delivered by the Obligor, and (z) constitute the legal, valid and binding obligations of the Obligor, enforceable against the Obligor in accordance with their respective terms, subject to the limitations on enforceability resulting from bankruptcy, insolvency and principles of equity.

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(f)           There exists no indebtedness for money borrowed or representing the deferred purchase price of property of the Obligor which is secured by a Lien on the Pledged Collateral, other than Permitted Encumbrances.

(g)           The Obligor has not granted, and has no knowledge of, any other Lien in the Pledged Collateral, other than Permitted Encumbrances.  The Obligor has not described the Pledged Collateral in any New York Uniform Commercial Code financing statement currently in effect except in connection with the pledge made by the Mortgage and by this Pledge and Security Agreement.

(h)           This Pledge and Security Agreement creates a pledge and security interest in the Pledged Collateral in favor of the Trustee as security for payment of the Obligations and is not prohibited by, and does not constitute a default under, any agreements constituting a part of the Pledged Collateral and no consent is required of any Person to effect such pledge and security interest.  The pledge and security interest in the Pledged Collateral and the proceeds thereof will be perfected upon the filing of the Uniform Commercial Code financing statement to the extent it can be perfected by filing.  By the Closing Date, the Obligor will have taken all action necessary to file all Uniform Commercial Code financing statements describing such of the Pledged Collateral as may be perfected by such filings, and for so long as any Obligations are unpaid, the Obligor will file, continue, and amend all such financing statements as may be necessary to establish and maintain such priority in each jurisdiction in which the Obligor is organized or the Pledged Collateral may be located or that may otherwise be applicable pursuant to Sections 9.301-9.316 of the Uniform Commercial Code of such jurisdiction. Under the laws of the State, the security interest hereby granted to secure the Obligations is and shall be prior to any judicial lien hereafter imposed on the Pledged Collateral to enforce a judgment against the Obligor on a simple contract, and the Obligor shall not hereafter make or suffer to exist any pledge or assignment of, Lien on, or security interest in the Pledged Collateral, or file any financing statement describing any such pledge, assignment, Lien, or security interest, except as expressly permitted hereby.

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ARTICLE III

PLEDGED COLLATERAL

Section 3.1.        Pledge of Pledged Collateral. i) As security for the prompt payment and performance of all of the Obligations, the Obligor hereby pledges, assigns, hypothecates, bargains, sells, conveys, mortgages and grants to the Trustee, subject to the Mortgage, a security interest in and general Lien upon all of the right, title and interest of the Obligor in all of the following (collectively referred to as the “Pledged Collateral”):

(i)           all furnishings, furniture, fixtures, machinery, apparatus, equipment, fittings, appliances, building supplies and materials, vehicles, chattels, goods, consumer goods, farm products, inventory, warranties, chattel paper, documents, accounts, general intangibles, trade names, trademarks, servicemarks, logos (including any names or symbols by which the Facility is known) and goodwill related thereto, and all other articles of personal property of every kind and nature whatsoever, tangible or intangible, now, heretofore or hereafter arising out of or related to the leasing or operation of the Facility, or acquired with proceeds of any indebtedness secured by the Facility or any of the Pledged Collateral, or located in, on or about the Facility, or used or intended to be used with or in connection with the  construction, equipping, leasing, use, operation or enjoyment of the Facility;

(ii)           all franchise agreements, management contracts, service contracts, supply contracts, utility contracts, support services agreements, leases of equipment, documents and agreements relating to the construction,  equipping, leasing or operation of the Facility (including any and all construction contracts, architectural contracts, engineering contracts, designs, plans, specifications, drawings, surveys, tests, reports, bonds and governmental approvals) and all other contracts, licenses and permits now or hereafter affecting the Facility or any part thereof and all warranties with respect to any of the foregoing;

(iii)           all insurance policies or binders relating to the Pledged Collateral, including any unearned premiums thereon and any insurance proceeds thereof;

(iv)           all furniture, fixtures and equipment now or hereafter acquired, and all proceeds thereof, not otherwise described in clause (i) above;

(v)           all utility, escrow, trust and all other deposits (and all letters of credit, certificates of deposit, negotiable instruments and other rights and evidence of rights to cash) now or hereafter relating to the Facility or the Pledged Collateral or the purchase, construction, equipping, furnishing  or operation thereof;

(vi)           all cash funds, deposit accounts, certificates of deposit, negotiable instruments and other rights and evidence of rights to cash, now or hereafter created under or held by the Trustee under the Indenture, including, without limitation, all Funds, Accounts and sub-Accounts created pursuant to the Indenture (except as stated below);

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(vii)           all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action, and all cash (or evidences of cash or of rights to cash) or other property or rights thereto relating to such claims or causes of action;

(viii)           all extensions, additions, improvements, betterments, renewals and replacements, substitutions, or proceeds of any of the foregoing;

(ix)           all Accounts, Contracts (including, without limitation, all Construction Contracts and Management Contracts), Contract Rights, Chattel Paper, Deposit Accounts, Documents, Instruments, Equipment, Certificated Securities, Contracts for Sale, Plans and Specifications, fixtures, Goods, General Intangibles, Investment Property, Letters of Credits, Licenses, Receivables, Permits, Property, Project Documents, Facility Revenues, Security Certificates, Security Entitlements and Warranties, to the extent not set forth above; and

(x)           all Proceeds of any of the property described hereinabove;

provided, however, that notwithstanding anything to the contrary contained in this Pledge and Security Agreement, the Trustee shall have no Lien on the Rebate Fund established under the Indenture or any deposits made therein or any investments held therein or made with the funds therein.

(b)           This Pledge and Security Agreement shall also be, and be construed as, a security agreement with respect to any of the properties or interests described herein characterized by law as items of personal property, of whatever nature, including proceeds thereof.  The Obligor shall use its best efforts to obtain all consents or waivers from any party to any agreement or other instrument constituting part of the Pledged Collateral to the extent necessary to enable the Obligor to grant the pledge and Lien hereunder with respect to the Pledged Collateral without being in breach of or in default under any of the agreements included in the Pledged Collateral or any agreement to which the Obligor is a party relating to any of the Pledged Collateral.  Nothing in this Section 3.1 shall be deemed to effect any assignment or release of liability of the Obligor under any of the agreements referred to above.  The Obligor will deliver to the Trustee executed counterparts (or, if not available, copies of executed documents) of each contract, agreement, permit and all other agreements, documents or other instruments constituting part of the Pledged Collateral promptly after each such document has been executed.  So long as any Obligations shall remain unpaid, the Trustee on behalf of the Holders of the Bonds shall have all of the rights of a secured party under the Uniform Commercial Code of the State (as said law may at any time be amended) or other applicable law, and in addition thereto the rights and remedies provided for herein and in the other Security Documents.  The Obligor agrees that it will join with the Trustee in executing and, at the expense of the Obligor, filing or recording, such notices, financing statements and other documents, in form and substance reasonably satisfactory to the Trustee, as is necessary for the perfection of the security interest and Lien of the Trustee hereunder, and will execute and deliver to the Trustee such additional agreements, instruments and other documents, in form reasonably satisfactory to the Trustee and do such further acts and things of any nature as may be required to carry out the purposes of this Section 3.1. Except as and to the extent permitted under the Loan Agreement, the Mortgage or the Indenture, the Obligor will not sell, assign, transfer, pledge or encumber the Pledged Collateral, or any portion thereof, to secure any Indebtedness of the Obligor or to secure any payment constituting the deferred purchase price of property, and will otherwise keep the Pledged Collateral free of all Liens other than Permitted Encumbrances and the security interest granted by the Mortgage and this Pledge and Security Agreement.

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(c)           The Obligor hereby irrevocably constitutes and appoints the Trustee as its true and lawful agent and attorney-in-fact, with full power, if an Event of Default shall occur and be existing under this Agreement or under any other Security Document, (v) to take possession of and endorse in the name of the Obligor any notes, checks, drafts, bills of exchange, money orders, commercial paper of any kind, and any other documents received in payment of the Pledged Collateral, or any part thereof; (w) to collect, sue for and give acquittances for, moneys due on account of the Pledged Collateral; (x) to withdraw any claims, suits or proceedings pertaining to, or arising out of the assignment of, the Pledged Collateral; (y) to take any and all such action as the Trustee or any of its agents, nominees or attorneys may, in its or their reasonable discretion, reasonably determine as necessary or advisable for the purpose of maintaining, preserving or protecting the security constituted by this Pledge and Security Agreement or any of the rights, remedies, powers or privileges of the Trustee under this Pledge and Security Agreement; and (z) generally, in the name of the Obligor to exercise all or any of the powers, authorities and discretions, conferred on or reserved to the Trustee by or pursuant to this Pledge and Security Agreement, and (without prejudice to the generality of any of the foregoing) to seal and deliver or otherwise perfect any deed, assurance, agreement, instrument or act as the Trustee may deem proper in or for the purpose of exercising any of such powers, authorities or discretions, in each case.  The Obligor hereby ratifies and confirms, and hereby agrees to ratify and confirm, whatever lawful acts the Trustee or any of the Trustee’s agents, nominees or attorneys shall do or purport to do in the exercise of the power of attorney granted to the Trustee pursuant to this Section 3.1(c) which power of attorney, being given for security, is irrevocable.

(d)           The Obligor will deliver to the Trustee upon written request:

(i)           executed counterparts (or, if not available, copies of executed documents) of each Contract constituting part of the Pledged Collateral promptly after each such contract or agreement has been executed, together with (to the extent obtainable by the Obligor after the exercise of diligent, good faith, commercially reasonable efforts) an assignment acknowledgment and consent by each other party to such contract or agreement, and

(ii)           executed counterparts or photocopies of all material permits, all material warranties and all other material agreements, documents or other instruments constituting part of the Pledged Collateral, and, promptly upon request by the Trustee therefor, executed counterparts or photocopies of all other permits, warranties, agreements, documents or other instruments constituting part of the Pledged Collateral.

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Except as and to the extent otherwise provided in the Indenture or in the Loan Agreement, the Obligor may amend, modify or change any agreements or documents (other than any Security Document) constituting part of the Pledged Collateral, or transfer, assign or rescind any agreement or document constituting part of the Pledged Collateral (provided that such agreement or document shall not otherwise be governed by applicable provisions of the Indenture or the Loan Agreement as to its amendment, modification or change) (any such amendment, modification, change, transfer, assignment or rescission being collectively referred to as a “Document Disposition”), provided that no such Document Disposition shall materially reduce the value, utility or operating capability of the Facility as intended for the purposes of the Loan Agreement and the other Security Documents, or shall have a material adverse effect upon Facility Revenues.

The Obligor shall have the right to effect the release of any non-material element of the Pledged Collateral (excluding therefrom any portion of the Facility, the release of any component of which shall be governed by the Loan Agreement and the Mortgage) upon the delivery to the Trustee of a certificate of an Authorized Representative of the Obligor to the effect that the release to be effected will not have a material adverse effect upon Facility Revenues.

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ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

The Obligor represents, warrants and covenants as follows:

Section 4.1.         No Liens. The Obligor is, and as to Pledged Collateral acquired by it from time to time after the Closing Date, the Obligor will be, the owner of all Pledged Collateral free from any Liens (other than Liens created hereby and other Permitted Encumbrances); and the Obligor shall defend the Pledged Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein, in any case, inconsistent with the foregoing warranty of the Obligor.  The Obligor shall not hereafter make or suffer to exist any pledge or assignment of, Lien on, or security interest in, the Pledged Collateral except as expressly permitted by the Security Documents.

Section 4.2.         Other Financing Statements.  So long as any of the Obligations remain unpaid, the Obligor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Pledged Collateral, except financing statements filed or to be filed in respect of and covering the Liens and security interests granted pursuant to this Pledge and Security Agreement and the other Security Documents or in respect of other Permitted Encumbrances.

Section 4.3.         Chief Executive Office.  The place of business and the chief executive office of the Obligor (as either of such terms is used in Article 9 of the Uniform Commercial Code as in effect on the Closing Date in the State of New York) is and will be located at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605.  The Obligor shall not establish any new location for such office until the Obligor shall have taken such action as, in the Opinion of Counsel to the Obligor, is necessary to maintain the perfection of the security interest of the Trustee in the Pledged Collateral which is granted hereby.

Section 4.4.         Delivery of Records.  After the occurrence and during the continuance of an Event of Default, if requested by the Trustee, the Obligor shall deliver to the Trustee all such tangible evidence of the Receivables and Contract Rights that constitute Pledged Collateral (including, without limitation, originals or copies, of all documents evidencing the same) as are then in the possession of, or in the books and records of, the Obligor.

Section 4.5.         Direction to Account Debtors; Contracting Parties, etc. After the occurrence and during the continuance of an Event of Default, the Obligor shall (a) cause all payments that constitute Pledged Collateral and all proceeds of any Pledged Collateral or other payments payable to the Obligor under or in respect of the Pledged Collateral to be made directly to the Trustee or its designee, and (b) notify (and the Obligor agrees that the Trustee may, at its option, notify) the Account Debtors and other obligors with respect to any of the foregoing to make payments with respect thereto as provided in the preceding clause (a).  Without notice to or assent by the Obligor, the Trustee may, after the occurrence and during the continuance of an Event of Default, (i) enforce any Receivable or Contract that constitutes Pledged Collateral against the other party or parties thereto on behalf of the Obligor, and (ii) collect all payments on account of the Receivables and the Contracts that constitute Pledged Collateral and collect and/or enforce all other payments payable to the Obligor under or in respect of the Pledged Collateral.  The Obligor hereby authorizes and directs any party to any Receivable or Contract that constitutes Pledged Collateral and any obligor with respect to payments payable to the Obligor under or in respect of the Pledged Collateral to comply with any notice given by the Trustee and to recognize any action taken by the Trustee, in each case, in accordance with this Section 4.5.

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Section 4.6.         Filing of Financing Statements.  b)  The Obligor will join the Trustee in authenticating and delivering or approving one or more financing statements pursuant to the New York Uniform Commercial Code or other notices appropriate under applicable law in form satisfactory to the Trustee and will pay all filing or recording costs with respect thereto and all costs relating to the continuation of the perfection of the Liens and security interests of the Trustee, and all costs of filing such statements with respect to this Pledge and Security Agreement or any other instrument, agreement or document executed and delivered pursuant hereto in all public offices where filing or recording is deemed by the Trustee to be necessary to perfect the security interest created hereunder.  The Obligor hereby authorizes the Trustee to take all action (including, without limitation, the filing of any Uniform Commercial Code Financing Statements or amendments thereto without the signature of the Obligor) which the Trustee may deem necessary to perfect or otherwise protect the Liens and security interests created hereunder and to obtain the benefits of this Pledge and Security Agreement.  All costs (including reasonable attorneys’ fees) incurred in connection with subjecting and continuing the Pledged Collateral to the Lien of this Pledge and Security Agreement shall be paid by the Obligor.

(b)           The Trustee and the Obligor acknowledge that, as of the Closing Date,

(i)           Section 9-515(b) of the New York State Uniform Commercial Code-Secured Transactions provides that an initial financing statement filed in connection with a “public-financed transaction” is effective for a period of 30 years after the date of filing if such initial financing statement indicates that it is filed in connection with a public financed transaction,

(ii)           Section 9-102(67) of the New York State Uniform Commercial Code-Secured Transactions defines a public-finance transaction as a secured transaction in connection with which, in substance, (x) bonds are issued, (y) all or a portion of the bonds have an initial stated maturity of at least 20 years, and (z) the debtor, obligor, secured party or assignee with respect to the collateral or secured obligation is a governmental unit of a state, and

(iii)           subject to any future change in law, the initial financing statement as shall be filed with respect to the security interest described above shall therefore have an effective period of thirty (30) years after the date of filing, for the purpose of determining the date by which continuation statements shall be filed.

The parties hereto acknowledge and agree that, because the foregoing financing statements evidence collateral in connection with the Bonds, and because the Bonds are municipal securities with a term that is greater than 20 years in duration, there is no need under the Uniform Commercial Code of the State of New York to re-file such financing statements in order to preserve the Liens and security interests that they create for the period commencing with the Closing Date and terminating on the thirtieth anniversary of the Closing Date; provided, however, that notwithstanding the above-quoted provisions of the New York State Uniform Commercial Code - Secured Transactions, the Obligor shall confirm on or prior to each fifth (5th) anniversary of the Closing Date whether the financing statements so filed on the Closing Date shall continue to be effective through the thirtieth anniversary of the Closing Date and, if such financing statements shall cease to be effective, the Obligor shall promptly re-file such prior financing statements in order to preserve the Liens and security interests above-stated through the thirtieth anniversary of the Closing Date.

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(c)           Subsequent to the foregoing recordation and filings, if in the Opinion of Counsel to the Obligor (described hereinbelow), to preserve (after the thirtieth (30th) anniversary of the Closing Date) the Lien and security interest of this Pledge and Security Agreement, it is necessary to re-record and/or re-index documents, re-file financing statements and/or file continuation statements and/or take any other actions (individually or collectively, the “Continuation Action(s)”), then, the Obligor in a timely manner shall:  (A) as applicable, (i) prepare and deliver to the Trustee all necessary instruments and filing papers, together with remittances equal to the cost of required filing fees and other charges, so that the Trustee may perform the Continuation Actions, or (ii) electronically perform the Continuation Actions and deliver to the Trustee written certification (upon which the Trustee may conclusively rely) that such performance has occurred, specifying the Continuation Actions performed, or (iii) perform some of the Continuation Actions in the manner described in clause “(i)” and the others in the manner  described in clause “(ii)”; and (B) deliver or cause to be delivered to the Trustee the Opinion of Counsel to the Obligor.  The Trustee may conclusively rely upon (y) when applicable, the certification referred to in clause “(A)(ii),” and (z) in all instances, the Opinion of Counsel to the Obligor.  In the event the Obligor chooses to have the Trustee perform all or some of the Continuation Actions, as provided in clause “(A)(i)” hereinabove, the Trustee shall reasonably promptly perform such Continuation Actions at the Obligor’s sole expense.  The Obligor shall perform the obligations described hereinabove in clauses “(A)” and “(B)” no later than ten (10) days prior to (i)(y) the thirtieth (30th) anniversary of the Closing Date, and (z) each fifth (5th) anniversary thereafter, and/or (ii) the date (not covered by clause “(i)”) on which a Continuation Action is to be taken to preserve the Lien and security interest of this Pledge and Security Agreement.

(d)           The Opinion of Counsel to the Obligor shall be addressed to the Obligor and the Trustee.  Counsel shall deliver successive Opinions of Counsel in respect of (i)(y) the thirtieth (30th) anniversary of the Closing Date, and (z) every five-year period thereafter through the term of the Bonds, and/or (ii) the date of any required Continuation Action not covered by clause “(i),” in each case not later than fifteen (15) days prior to the date on which a Continuation Action is required to be taken.  In the Opinion of Counsel to the Obligor, counsel shall opine as to: (i) what Continuation Actions are necessary; and (ii) the deadline dates for the required Continuation Actions; and (iii) the jurisdictions in which the Continuation Actions must be effected.  Counsel in such opinion shall additionally opine that, upon performance of the Continuation Actions by, as the case may be, (i) the Trustee with instruments and papers prepared by the Obligor, or (ii) the Obligor through electronic filing, or (iii) the Trustee as to some Continuation Actions, and the Obligor as to the others through electronic filings, all appropriate steps shall have been taken on the part of the Obligor and the Trustee then requisite to the maintenance of the perfection of the security interest of the Trustee in and to all property and interests which by the terms of this Pledge and Security Agreement are to be subjected to the Lien and security interest of this Pledge and Security Agreement.

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(e)           Any filings with respect to the Uniform Commercial Code financing statements may be made electronically, and the Trustee shall have the right to designate a company (which shall be reasonably acceptable to the Trustee) to facilitate the filing of the Uniform Commercial Code financing statements.

(f)           The Obligor and the Trustee acknowledge and agree that neither the Issuer nor the Trustee, nor any of their respective directors, members, officers, employees, servants, agents, persons under its control or supervision, or attorneys (including Bond Counsel to the Issuer), shall have any responsibility or liability whatsoever related in any way to the filing or re-filing of any Uniform Commercial Code financing statements or continuation statements, or the perfection or continuation of perfection of any security interests, or the recording or rerecording of any document, or the failure to effect any act referred to in this Section, or the failure to effect any such act in all appropriate filing or recording offices, or the failure of sufficiency of any such act so effected.

(g)           All costs (including reasonable attorneys’ fees and expenses) incurred in connection with the effecting of the requirements specified in this Section shall be paid by the Obligor.

Section 4.7.         General Covenants.  The Obligor shall:

(a)           furnish to the Trustee from time to time at its request written statements and schedules further identifying and describing the Pledged Collateral in such detail as the Trustee may reasonably require;

(b)           advise the Trustee promptly, in sufficient detail, of any substantial change in the Pledged Collateral, and of the occurrence of any event which would have a material adverse affect on the value of the Pledged Collateral or on the Trustee’s security interest therein;

(c)           comply with all Legal Requirements applicable to the Pledged Collateral or any part thereof or to the operation of the Obligor’s business, provided that the Obligor may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Obligor’s opinion, adversely affect its rights or the priority of its security interest in the Pledged Collateral;

(d)           promptly execute and deliver to the Trustee such further deeds, mortgages, assignments, security agreements and other instruments, documents, certificates and assurances and take such further action as may from time to time be necessary to perfect, protect or enforce its security interest in the Pledged Collateral or otherwise to effectuate the intent of this Pledge and Security Agreement;

(e)           maintain the Pledged Collateral in good operating condition and repair, subject to ordinary wear and tear;

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(f)           deliver to the Trustee promptly upon its request all certificates, schedules, lists, invoices, bills of lading, documents of title, original purchase orders, receipts, chattel paper, instruments or other items relating to any of the Pledged Collateral;

(g)           make, stamp or record such entries or legends on any of the Obligor’s books and records relating to the Pledged Collateral, including without limitation, notation of the security interest of the Trustee on any certificates of title or other evidence of ownership outstanding with respect thereto;

(h)           defend the Pledged Collateral at its own expense against any and all claims or demands of third parties at any time claiming an interest in any of the Pledged Collateral;

(i)           promptly notify the Trustee of the existence of any claims, liens, security interests, rights or other encumbrances which may be or become adverse to the interest of the Trustee in any of the Pledged Collateral and which are not permitted by the Security Documents;

(j)           notify the Trustee in the event of a material loss or damage to the Pledged Collateral or of any material adverse change in the Obligor’s financial condition, business affairs or with respect to any of the Pledged Collateral, or of any other occurrence which may materially adversely affect the security interest of the Trustee therein;

(k)           pay all expenses incurred with respect to the purchase, delivery, use, repair or other handling of the Pledged Collateral, as well as all taxes which will or may become a Lien on the Pledged Collateral, promptly when due; and

(l)           execute and deliver to the Trustee such other and further documents, instruments or writings which may be necessary in order to effectuate or protect the Trustee’s security interest in the Pledged Collateral.

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ARTICLE V

EVENTS OF DEFAULT; REMEDIES

Section 5.1.         Events of Default. An “Event of Default” shall exist if any of the following occurs and is continuing:

(a)           the Obligor fails to observe and perform any covenant, condition or agreement of this Pledge and Security Agreement and (i) continuance of such default or failure for more than thirty (30) days after written notice of such default or failure has been given to the Obligor by the Trustee, or (ii) if by reason of the nature of such default or failure the same can be remedied, but not within the said thirty (30) days, the Obligor fails to proceed with reasonable diligence after receipt of said notice to cure the same or fails to continue with reasonable diligence its efforts to cure the same;

(b)           any warranty, representation or other statement made or given by or on behalf of the Obligor in this Pledge and Security Agreement is false, misleading or incorrect in any material respect as of the date made; or

(c)           an Event of Default under the Indenture or under any other Security Document shall occur and be continuing.

Upon an Event of Default the Trustee shall have the right to proceed first and directly against the Obligor under this Pledge and Security Agreement without proceeding against or exhausting any other remedies which it may have and without resorting to any security held by the Trustee or by any obligor under any of the Security Documents.  All moneys recovered by the Trustee pursuant to this Pledge and Security Agreement shall be deposited in accordance with Section 8.03 of the Indenture and used and applied in accordance with Section 8.03 of the Indenture.

The Trustee shall be under no obligation to institute any suit or to take any remedial action under this Pledge and Security Agreement, or to enter any appearance or in any way defend in any suit in which it may be made defendant, or to take any steps in the enforcement of any rights and powers under this Pledge and Security Agreement, until it shall be indemnified to its satisfaction against any and all liability (including, without limitation, reasonable compensation for services, costs and expenses, outlays, and counsel fees and other disbursements) not due to its gross negligence or willful misconduct.

Section 5.2.         Remedies; Obtaining the Pledged Collateral Upon Default.  Upon the occurrence and during the continuance of an Event of Default under the Indenture, the Trustee, in addition to any rights now or hereafter existing under applicable law or in equity, shall have all rights of a secured creditor under the Uniform Commercial Code as in effect in all relevant jurisdictions, including, without limitation, the right to:

(a)           personally, or by agents or attorneys, immediately take or retake possession of the Pledged Collateral or any part thereof, from the Obligor or any other Person who then has possession of any part thereof, and for that purpose may enter upon the Obligor’s premises where any of the Pledged Collateral is located and remove the same and, in connection with such removal, and may use any and all services, supplies, aids and other facilities of the Obligor;

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(b)           instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, any Contract and any Receivable) constituting Pledged Collateral to render any performance or to make any payment required by the terms of such instrument or agreement directly to the Trustee or its designee;

(c)           sell, assign or otherwise liquidate, or direct the Obligor to sell, assign or otherwise liquidate any or all of the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

(d)           take possession of such portions of the Pledged Collateral as may be moveable or any part thereof, by directing the Obligor in writing to deliver the same to the Trustee at any place or places designated by the Trustee, in which event the Obligor shall at its own expense:

(i)           forthwith cause the same to be moved to the place or places so designated by the Trustee and there delivered to the Trustee,

(ii)           store and keep any Pledged Collateral so delivered to the Trustee at such place or places pending further action by the Trustee as provided in Section 5.3, and

(iii)           while the Pledged Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Pledged Collateral in good condition;

(e)           during normal business hours enter upon the property of the Obligor and examine and make copies of the financial books and records of the Obligor relating to the Pledged Collateral and take possession of all Instruments, Chattel Paper, checks or other orders for payment of money and moneys in the possession of the Obligor representing Pledged Collateral or proceeds thereof; provided that the Trustee shall thereafter promptly provide to the Obligor a list of all such items taken;

(f)           notify any Account Debtors obligated on any Pledged Collateral to make payments directly to the Trustee and of the amount to be so paid; provided, however, that written notice of such notification shall be mailed to the Obligor five (5) days prior to mailing or otherwise making such notification to Account Debtors and that, immediately upon receipt of such notice, the Obligor shall deliver to the Trustee the name, address and telephone and facsimile numbers and any other contact information for each of its Account Debtors, together with information with respect to its efforts to enforce and collect Pledged Collateral owing from each such Account Debtor, and shall thereupon cease all such efforts; and provided further that until the Obligor shall receive such notice it shall have the full authority and responsibility to enforce, collect and settle Pledged Collateral owing from its Account Debtors;

(g)           following the above-mentioned notification to Account Debtors, collect, or, in good faith, compromise, settle, compound or extend amounts payable as Pledged Collateral which are in the form of Accounts Receivable or Contract Rights from the Obligor’s Account Debtors by suit or other means and give a full acquittance therefor and receipt therefor in the name of the Obligor whether or not the full amount of any such Account Receivable or Contract Right owing shall be paid to the Trustee; provided that the Trustee shall, promptly after each such action, provide notice to the Obligor of such action taken in sufficient detail for the Obligor to track and document the Pledged Collateral affected;

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(h)           by written notice to the Obligor, forbid the Obligor to extend, compromise, compound or settle any Accounts Receivable or Contract Rights which represent any unpaid assigned Pledged Collateral, or release, wholly or partly, any Person liable for the payment thereof (except upon receipt of the full amount due) or to allow any credit or discount thereon; and

(i)           by prior written notice to the Obligor, endorse in the name of the Obligor any checks or other orders for the payment of money representing any unpaid assigned Pledged Collateral or the proceeds thereof.

It is understood that the Obligor’s obligation so to deliver the moveable Pledged Collateral is of the essence of this Pledge and Security Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Trustee shall be entitled to a decree requiring specific performance by the Obligor of said obligation.

Section 5.3.         Remedies; Disposition of the Pledged Collateral.  Upon the occurrence and during the continuance of an Event of Default under the Indenture, any Pledged Collateral repossessed by or transferred to the Trustee under or pursuant to Section 5.2 hereof and any other Pledged Collateral whether or not so repossessed by the Trustee, may be sold, assigned, leased or otherwise disposed of (at the expense of the Obligor) under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, at public or private sale, and in general in such manner, at such time or times, at such place or places and on such terms as may be commercially reasonable.  Any of the Pledged Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Trustee or after any overhaul or repair which may be commercially reasonable.  Any such disposition which shall be a private sale shall be made upon not fewer than ten (10) days’ written notice to the Obligor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor (which notice the Obligor agrees is commercially reasonable).  Any such disposition which shall be a public sale shall be made upon not fewer than ten (10) days written notice to the Obligor specifying the time and place of such sale (which notice the Obligor agrees is commercially reasonable) and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Trustee’s option, be subject to reserve), after publication of notice of such auction not less than ten (10) days prior thereto in one newspaper in general circulation in the City.  To the extent permitted by applicable law, the Trustee may bid for and become the purchaser of the Pledged Collateral or any item thereof, offered for sale in accordance with this Section 5.3 without accountability to the Obligor (except to the extent provided in Section 5.6).

Section 5.4.         Waiver of Claims.  Upon the occurrence and during the continuance of an Event of Default, then, to the extent permitted by applicable law, the Obligor waives all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law that may prevent or delay the enforcement of this Pledge and Security Agreement or the absolute sale of the Pledged Collateral or any portion thereof and all benefit of all laws relating thereto.

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Section 5.5.         Effect of Realization.  Any sale of, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Obligor therein and thereto, and shall be a perpetual bar both at law and in equity against the Obligor and against any and all Persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Obligor.

Section 5.6.         Application of Proceeds.  All the proceeds of any Pledged Collateral and any other amounts received or realized by the Trustee by reason of the exercise by the Trustee of any right or remedy with respect to the Pledged Collateral shall be applied in accordance with, and in the manner set forth in, Section 8.03 of the Indenture.  The Obligor shall remain liable to the extent of any deficiency between the aggregate amount so received or realized by the Trustee and the aggregate amount of the Obligations.

Section 5.7.        Remedies Cumulative; No Waiver of Remedies.  i) Each and every right, power and remedy hereby specifically given to the Trustee shall be in addition to every other right, power and remedy specifically given hereunder or under the other Security Documents or now or hereafter existing at law or in equity, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Trustee.  All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise any other or others.  No delay or omission of the Trustee in the exercise of any right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy.  In the event that the Trustee shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Trustee may recover reasonable expenses, including reasonable attorneys’ fees and expenses, and the amounts thereof shall be included in such judgment.

(b)           No delay on the part of the Trustee in exercising any of its rights, remedies, powers and privileges hereunder, and no partial or single exercise thereof, shall constitute a waiver thereof.  No notice to or demand on the Obligor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Trustee to any other or further action in any circumstances without notice or demand.

(c)           To the extent permitted by applicable law, the Lien of the Trustee in the Pledged Collateral and the obligations of the Obligor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (i) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Pledge and Security Agreement or any other Security Document (except as may be otherwise specifically agreed in writing by the Trustee); or (b) any amendment to or modification of any Security Document or any security for any of the Obligations; whether or not the Obligor shall have notice or knowledge of any of the foregoing.

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Section 5.8.         Discontinuance of Proceedings.  In case the Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Pledge and Security Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Obligor and the Trustee shall, subject to any binding decision by a court of competent jurisdiction, be restored to their former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Trustee shall continue as if no such proceeding had been instituted.

Section 5.9.         Limitation on the Trustee’s Duty in Respect of the Pledged Collateral.  The Trustee shall not have any duty as to any Pledged Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Trustee shall use reasonable care with respect to the Pledged Collateral in its possession or under its control.  Upon request of the Obligor, the Trustee shall account promptly for any moneys received by it in respect of any foreclosure on or disposition of the Pledged Collateral.

Section 5.10.       Waiver of Notice; Expenses.  The Obligor hereby expressly waives notice from the Trustee or the Holders from time to time of the Bonds of their acceptance and reliance on this Pledge and Security Agreement or of any action taken or omitted in reliance hereon.  The Obligor further expressly waives diligence, presentment, demand for payment, protest, any requirement that any right or power be exhausted or any action be taken against the Issuer or the Obligor or against any other obligor under any of the Security Documents or against any Pledged Collateral security for the Bonds.  The Obligor agrees to pay all costs, Trustee’s fees and commissions and expenses (including all court costs and reasonable attorneys’ fees and expenses) which may be incurred by the Trustee in enforcing or attempting to enforce this Pledge and Security Agreement following any default on the part of the Obligor hereunder, whether the same shall be enforced by suit or otherwise.

Section 5.11.       Benefit and Enforcement.  This Pledge and Security Agreement is entered into by the Obligor for the benefit of the Trustee, the Issuer and the Holders from time to time of the Bonds, all of whom shall be entitled in the same manner as set forth in the Indenture to enforce performance and observance of this Pledge and Security Agreement to the same extent as if all were parties signatory hereto.

Section 5.12.       Waiver of Rights of Trustee.  No payment hereunder by the Obligor shall entitle the Obligor by subrogation to the rights of the Trustee to any payment by any other obligor or out of the property of any other obligor, except after payment and performance in full of the Bonds.  The Obligor waives any benefit of, or any right to participation in, any security whatsoever now or hereafter held by the Trustee.

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Section 5.13.       No Waiver or Set-Off.  No act or commission or omission of any kind or at any time upon the part of the Trustee in respect of any matter whatsoever shall in any way impair the rights of the Trustee to enforce any right, power or benefit under this Pledge and Security Agreement and no set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature (other than performance by the Obligor of its obligations hereunder), which the Obligor or any other obligor under any of the Security Documents has or may have against the Trustee or any other Person shall be available hereunder to the Obligor.

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ARTICLE VI

SERVICE OF PROCESS, NOTICE, JURISDICTION,
WAIVER OF JURY TRIAL

Section 6.1.         Service of Process.  The Obligor represents that it is subject to service of process in the State and covenants that it will remain so subject so long as any of the Obligations remain unpaid or unsatisfied.  If for any reason the Obligor should cease to be so subject to service of process in the State, the Obligor hereby irrevocably consents to the service of all process, pleadings, notices or other papers in any judicial proceeding or action by designating and appointing General Counsel, at Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, as its agent upon whom may be served all process, pleadings, notices or other papers which may be served upon the Obligor as a result of any of its obligations under this Pledge and Security Agreement.  If such appointed agent shall cease to act or otherwise cease to be subject to service of process in the State, the Obligor hereby irrevocably designates and appoints the Secretary of State of the State of New York as its agent upon whom may be served all process, pleadings, notices or other papers which may be served upon the Obligor as a result of any of its obligations under this Pledge and Security Agreement; provided, however, that the service of such process, pleadings, notices or other papers shall not constitute a condition to any Obligor’s obligations hereunder.

For such time as any of the Obligations shall be unpaid in whole or in part, the Obligor’s agents designated in this Section 6.1 shall accept and acknowledge on the Obligor’s behalf each service of process in any such suit, action or proceeding brought in any such court.  The Obligor agrees and consents that each such service of process upon such agents and written notice of such service to the Obligor in the manner set forth in Section 6.2 shall be taken and held to be valid personal service upon the Obligor whether or not the Obligor shall then be doing, or at any time shall have done, business within the State, and that each such service of process shall be of the same force and validity as if service were made upon the Obligor according to the laws governing the validity and requirements of such service in the State, and waive all claim of error by reason of any such service.

Such agents shall not have any power or authority to enter into any appearance or to file any pleadings in connection with any suit, action or other legal proceedings against the Obligor or to conduct the defense of any such suit, action or any other legal proceeding except as expressly authorized by the Obligor.

Section 6.2.         Notices.  All notices, certificates or other communications hereunder shall be sufficient if sent (i) by registered or certified United States mail, return receipt requested and postage prepaid, (ii) by a nationally recognized overnight delivery service for overnight delivery, charges prepaid or (iii) by hand delivery, addressed, as follows:

(a)           if to the Issuer, to New York City Capital Resource Corporation, 110 William Street, New York, New York 10038, Attention:  General Counsel, with a copy to the Executive Director of the Issuer at the same address, and

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(b)           if to the Obligor, to Albee Retail Development LLC, c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, Attention: General Counsel, with a copy to (y) Washington Square Partners, 675 Third Avenue, 25th Floor, New York, New York 10017, Attention: Paul Travis, and (z) Akerman Senterfitt LLP, 335 Madison Avenue, 26th Floor, New York, New York 10017, Attention: Steven Polivy, Esq.; and

(c)           if to the Trustee, to The Bank of New York Mellon, 101 Barclay Street, Floor 7W, New York, New York 10286, Attention: Corporate Trust Administration.

The Issuer, the Trustee and the Obligor may, by like notice, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.  Any notice, certificate or other communication hereunder shall, except as may expressly be provided herein, be deemed to have been delivered or given (i) three (3) Business Days following posting if transmitted by mail, (ii) one (1) Business Day following sending if transmitted for overnight delivery by a nationally recognized overnight delivery service, or (iii) upon delivery if given by hand delivery, with refusal by an Authorized Representative of the intended recipient party to accept delivery of a notice given as prescribed above to constitute delivery hereunder.

Section 6.3.         Consent to Jurisdiction.  The Obligor irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Pledge and Security Agreement may be brought in the courts of record of the State in New York County or the United States District Court for the Southern District of New York; (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; (iii) waives any objection which it may have to the venue of any such suit, action or proceeding in such courts; and (iv) waives and relinquishes any rights it might otherwise have (w) to move to dismiss on grounds of forum non conveniens, (x) to remove to any federal court other than the United States District Court for the Southern District of New York, and (y) to move for a change of venue to a New York State Court outside New York County.

If the Obligor commences any action against the Trustee in a court located other than the courts of record of the State in New York County or the United States District Court for the Southern District of New York, the Obligor shall, upon request from the Trustee, either consent to a transfer of the action or proceeding to a court of record of the State in New York County or the United States District Court for the Southern District of New York, or, if the court where the action or proceeding is initially brought will not or cannot transfer the action, the Obligor shall consent to dismiss such action without prejudice and may thereafter reinstitute the action in a court of record of the State in New York County or the United States District Court for the Southern District of New York.

Section 6.4.         Waiver of Trial by Jury.  The Obligor does hereby expressly waive all rights to a trial by jury on any cause of action directly or indirectly involving the terms, covenants or conditions of this Pledge and Security Agreement or any matters whatsoever arising out of or in any way connected with this Pledge and Security Agreement or the Obligations.

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ARTICLE VII

MISCELLANEOUS

Section 7.1.        Pledge and Security Agreement to Become Effective.  The date of this Pledge and Security Agreement shall be for reference purposes only and shall not be construed to imply that this Pledge and Security Agreement was executed on the date first above written.  This Pledge and Security Agreement was executed and delivered on the Commencement Date.  The obligations of the Obligor hereunder shall arise absolutely and unconditionally on the Closing Date.

Section 7.2.        Remedies Not Exclusive.  No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Pledge and Security Agreement or now or hereafter existing at law or in equity.  No delay or omission to exercise any right or power accruing upon any Event of Default, default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

Section 7.3.        No Implied Waiver.  In the event any provision contained in this Pledge and Security Agreement should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.  No waiver, amendment, release or modification of this Pledge and Security Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Pledge and Security Agreement.

Section 7.4.        Entire Agreement; Counterparts.  This Pledge and Security Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, other than the Loan Agreement, the Promissory Note and any other Security Document or Project Document, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Section 7.5.        Severability.  If any one or more of the provisions of this Pledge and Security Agreement shall be ruled illegal or invalid by any court of competent jurisdiction, the illegality or invalidity of such provision(s) shall not affect any of the remaining provisions of this Pledge and Security Agreement, but this Pledge and Security Agreement shall be construed and enforced as if such illegal or invalid provision had not been contained herein.

Section 7.6.        Release.  Upon the payment and satisfaction of all Obligations, the Trustee shall release in writing the Obligor from its obligations hereunder, and, upon written request of the Obligor, execute such termination statements under the Uniform Commercial Code of the State and take such other action, at the expense of the Obligor, as shall be necessary to effect the release of the Trustee’s interest in the Pledged Collateral.

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Section 7.7.        Applicable Law.  This Pledge and Security Agreement shall be governed by and construed in accordance with the laws of the State, without regard or giving effect to the principles of conflicts of laws thereof.

Section 7.8.         Successors and Assigns.  This Pledge and Security Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 7.9.         Incorporation of Certain Indenture Provisions.  All provisions of Article IX of the Indenture shall be construed as extending to and including all of the rights, duties and obligations imposed upon the Trustee under this Pledge and Security Agreement as fully and for all purposes as if said Article IX were contained in this Pledge and Security Agreement.

[Intentionally Left Blank]

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IN WITNESS WHEREOF, the Obligor has duly authorized the execution of this Pledge and Security Agreement as of the date first above written.

ALBEE RETAIL DEVELOPMENT LLC

By:	/s/ Robert Masters
Robert Masters
Senior Vice President

Accepted this 1st day of July, 2010

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Gaspare Mulé
Gaspare Mulé
Vice President

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BOND GUARANTY AGREEMENT

From

ALBEE RETAIL DEVELOPMENT LLC,
a limited liability company organized and existing under the laws of the State of Delaware, having its principal office at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, as “Company”,

and

ACADIA STRATEGIC OPPORTUNITY FUND II LLC,
a limited liability company organized and existing under the laws of the State of Delaware, having its principal office at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York
10605, as “Parent” (together with the Company, the “Guarantors”),

To

THE BANK OF NEW YORK MELLON,
a banking corporation organized and existing under the laws of the State of New York, having a corporate trust office at 101 Barclay Street, Floor 7W, New York, New York 10286, together with any successor trustee at the time serving as such under the Indenture of Trust referred to herein, the “Trustee”

Dated as of July 1, 2010

New York City Capital Resource Corporation
$20,000,000 Recovery Zone Facility Revenue Bonds
(Albee Retail Development LLC Project), Series 2010

BOND GUARANTY AGREEMENT

This BOND GUARANTY AGREEMENT made and entered into as of the date set forth on the cover page hereof (this “Bond Guaranty Agreement”) (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement or in the Indenture of Trust referred to herein), from ALBEE RETAIL DEVELOPMENT LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Company”), having its principal office at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, and ACADIA STRATEGIC OPPORTUNITY FUND II LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Parent”, and, together with the Company, collectively the “Guarantors”), having its principal office at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, parties of the first part, to THE BANK OF NEW YORK MELLON, a New York banking corporation together with any successor trustee (the “Trustee”) at the time serving as such under the Indenture referred to below, having a corporate trust office at 101 Barclay Street, Floor 7W, New York, New York 10286, party of the second part:

W I T N E S S E T H :

WHEREAS, the New York City Capital Resource Corporation, a local development corporation duly organized and existing under the laws of the State of New York (the “Issuer”) and established pursuant to Section 1411(a) of the Not-for-Profit Corporation Law of the State of New York, as amended (the “Act”), intends to issue its Bonds pursuant to the Act, the Bond Resolution and an Indenture of Trust dated as of even date herewith between the Issuer and the Trustee (as the same may be amended or supplemented, the “Indenture”); and

WHEREAS, pursuant to the American Recovery and Reinvestment Act of 2009, as amended, on June 9, 2009, as amended on February 9, 2010, the Board of Directors of the Issuer established a program for the issuance of recovery zone facility bonds including program requirements (“Program Requirements”), threshold requirements (“Threshold Requirements”) and selection criteria (“Selection Criteria”), and designated certain areas within the City as “Recovery Zones”; and

WHEREAS, on July 17, 2009, the Mayor of the City ratified the designations made by the Issuer of the “Recovery Zones”; and

WHEREAS, on September 15, 2009, the Issuer adopted a resolution approving the eligibility of the Project to receive a $20,000,000 allocation for the issuance of recovery zone facility bonds and determined, among other things, that the Project is located in a designated “Recovery Zone”, and that in applying the Threshold Requirements and the Selection Criteria, the Project qualifies for the issuance of recovery zone facility bonds; and

WHEREAS, the Issuer has determined that the providing of financial assistance to the Company for the Project will promote and is authorized by and will be in furtherance of the corporate purposes of the Issuer; and

WHEREAS, the site of the Facility, including the improvements to be constructed thereon, will be subject to the Ground Lease (as defined herein); and

WHEREAS, to facilitate the Project and the issuance by the Issuer of the Bonds to finance a portion of the costs of the Project, the Issuer and the Company have entered into negotiations pursuant to which (i) the Issuer will make the loan of the proceeds of the Bonds, in the original principal amount of the Bonds, to the Company pursuant to a Loan Agreement, dated as of even date herewith, between the Issuer and Company (as the same may be amended or supplemented, the “Loan Agreement”) and (ii) the Company will execute the Promissory Note (as defined herein) in favor of the Issuer and the Trustee to evidence the Company’s obligation under the Loan Agreement to repay the Loan; and

WHEREAS, to provide funds for a portion of the costs of the Project and for incidental and related costs and to provide funds to pay the costs and expenses of the issuance of the Bonds, the Issuer has authorized the issuance of the Bonds in the Authorized Principal Amount pursuant to the Bond Resolution and the Indenture; and

WHEREAS, concurrently with the execution hereof, in order to further secure the Bonds, (i)  the completion of the Project will be guaranteed by the Guarantors pursuant to the Project Completion Guaranty Agreement in favor of the Trustee; (ii) the Company will grant a lien in Facility Revenues and the remainder of the Pledged Collateral pursuant to the Pledge and Security Agreement in favor of the Trustee, subject only to the lien of the Mortgage; and (iii) the Company will grant mortgage liens on and security interests in its leasehold interest in the Facility under the Ground Lease, and an assignment of leases and rents, to the Trustee pursuant to the Mortgage; and

WHEREAS, the Guarantors are desirous that the Issuer issue, sell and deliver the Bonds for the purposes as aforesaid and enter into the Loan Agreement with the Company and are willing to enter into this Bond Guaranty Agreement in order to enhance the marketability of the Bonds and thereby achieve interest cost and other savings to the Company as an inducement to the purchase of the Bonds by all who shall at any time become the Holders of the Bonds;

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration received, the Guarantors do hereby represent, warrant, covenant and agree, jointly and severally, with the Trustee, as follows:

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ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1.         Certain Definitions.  The following terms shall have the respective meanings in this Bond Guaranty Agreement, except as the context otherwise requires:

Authorized Principal Amount shall mean, in the case of the Bonds, $20,000,000.

Bond Resolution shall mean the resolution of the Issuer adopted on February 9, 2010, as amended on April 13, 2010, authorizing the issuance of the Bonds.

Bonds shall mean the Issuer’s $20,000,000 Recovery Zone Facility Revenue Bonds (Albee Retail Development LLC Project), Series 2010 authorized, issued, executed, authenticated and delivered on the Closing Date under the Indenture.

City shall mean The City of New York, New York.

Closing Date shall mean July 1, 2010, the date of the initial issuance and delivery of the Bonds.

Company shall mean Albee Retail Development LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns; provided, however, that nothing contained in this definition shall be deemed to limit or modify the obligations of the Company under Section 7.8 or 7.19 of the Loan Agreement.

Entity shall mean any of a corporation, general partnership, limited liability company, limited liability partnership, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm, joint venture, governmental authority or governmental instrumentality, but shall not include an individual.

Event of Default shall have the meaning specified in Section 3.4.

Facility Revenues shall have the meaning assigned to such term in the Loan Agreement.

Favorable Opinion of Bond Counsel shall mean, with respect to any action the occurrence of which requires such an opinion, an unqualified Opinion of Counsel, which shall be a Nationally Recognized Bond Counsel, to the effect that such action is permitted under the Indenture and will not adversely affect the exclusion of interest on a Series of Bonds from gross income for purposes of Federal income taxation (subject to the inclusion of any exceptions contained in the opinion delivered upon original issuance of such Series of Bonds).

Fiscal Year shall mean a year of 365 or 366 days, as the case may be, commencing on January 1 and ending on December 31 of each calendar year, or such other fiscal year of similar length used by the Company for accounting purposes as to which the Company shall have given prior written notice thereof to the Issuer and the Trustee at least ninety (90) days prior to the commencement thereof.

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GAAP shall mean those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the Commencement Date, so as to properly reflect the financial position of the Company, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the said Board) in order to continue as a generally accepted accounting principle or practice may be so changed.

Governing Body shall mean, when used with respect to any Person, its board of directors, board of trustees or individual or group of individuals by, or under the authority of which, the powers of such Person are exercised.

Ground Lease shall mean that certain Severance Lease (Site 1A), dated June 17, 2010, between the City, as landlord, and Albee Development, LLC, a Delaware limited liability company (“Albee Development”), as assigned on July 1, 2010 by Albee Development to, and assumed by, the Company, as tenant, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Loan Agreement.

Guarantors shall mean, collectively, the Company and the Parent and their respective successors and assigns.

Indenture shall mean the Indenture of Trust, dated as of even date herewith, between the Issuer and the Trustee, as from time to time amended or supplemented by Supplemental Indentures in accordance with Article XI of the Indenture.

Independent Accountant shall mean an independent certified public accountant or firm of independent certified public accountants selected by the Company and approved by the Issuer and the Trustee (such approvals not to be unreasonably withheld or delayed).

Issuer shall mean New York City Capital Resource Corporation, a local development corporation created pursuant to the Not-for-Profit Corporation Law of the State at the direction of the Mayor of the City, and its successors and assigns.

Issuer Indemnification Agreement shall mean the Issuer Indemnification Agreement, dated as of even date herewith, from the Parent to the Issuer, and shall include any and all amendments thereof and supplements thereto hereafter made.

Majority Holders shall mean the Beneficial Owners of at least a majority in aggregate principal amount of the Bonds Outstanding, or, if the Bonds shall cease to be in book-entry form, the Holders of at least a majority in aggregate principal amount of the Bonds Outstanding.

Mortgage shall mean, collectively, the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan), the Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan) and the Mortgage and Security Agreement and Assignment of Leases and Rents (Indirect Loan) relating to the Facility, each dated as of even date herewith, and each from the Company to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

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Nationally Recognized Bond Counsel shall mean counsel reasonably acceptable to the Issuer and the Trustee and experienced in matters relating to tax exemption of interest on bonds issued by states and their political subdivisions.

Notice Parties shall mean the Issuer, the Company, the Parent, the Bond Registrar, the Paying Agents, the Trustee, the Tender Agent and the Remarketing Agent.

Opinion of Counsel shall mean a written opinion of counsel for the Company, the Parent or any other Person (which counsel shall be reasonably acceptable to the Issuer and the Trustee) with respect to such matters as required under any Project Document or as the Issuer or the Trustee may otherwise reasonably require, and which shall be in form and substance reasonably acceptable to the Issuer and the Trustee.

Organizational Documents shall mean, (i) in the case of an Entity constituting a limited liability company, the articles of organization or certificate of formation, and the operating agreement of such Entity, (ii) in the case of an Entity constituting a corporation, the articles of incorporation or certificate of incorporation, and the by-laws of such Entity, and (iii) in the case of an Entity constituting a general or limited partnership, the partnership agreement of such Entity.

Parent shall mean Acadia Strategic Opportunity Fund II LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns; provided, however, that nothing contained in this definition shall be deemed to limit or modify the obligations of the Parent under Section 3.6 of this Bond Guaranty Agreement or Section 3.4 of the Issuer Indemnification Agreement.

Person shall mean an individual or any Entity.

Pledge and Security Agreement shall mean the Pledge and Security Agreement, dated as of even date herewith, from the Company to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Pledged Collateral shall have the meaning assigned to such term in Section 3.1 of the Pledge and Security Agreement.

Preliminary Resolution shall mean the resolution of the Issuer adopted on September 15, 2009 approving the eligibility of the Project to receive an allocation for the issuance of up to $20,000,000 of recovery zone facility bonds to finance the Project.

Principals shall mean, with respect to any Entity, the most senior three officers of such Entity, any Person with a ten percent (10%) or greater ownership interest in such Entity, and any Person as shall have the power to Control such Entity, and “principal” shall mean any of such Persons.

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Project shall mean the construction, renovation, equipping and furnishing of an approximately 50,000 square foot facility to be leased to retail commercial tenants.

Project Completion Guaranty Agreement shall mean the Project Completion Guaranty Agreement, dated as of even date herewith, from the Guarantors to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Project Documents shall mean, collectively, the Ground Lease, the Issuer Indemnification Agreement, the Remarketing Agreement, the Bond Placement Agreement, the Facility Leases and the Security Documents.

Promissory Note shall mean, with respect to the Bonds, that certain Promissory Note in substantially the form of Exhibit G to the Loan Agreement, and, with respect to any Series of Additional Bonds, that certain Promissory Note in substantially the form of any related Exhibit to an amendment to the Loan Agreement, and shall include in each case any and all amendments thereof and supplements thereto made in conformity with the Loan Agreement and the Indenture.

Security Documents shall mean, collectively, the Loan Agreement, the Promissory Note, the Pledge and Security Agreement, the Indenture, this Bond Guaranty Agreement, the Project Completion Guaranty Agreement, the Tax Regulatory Agreement, the Building Loan Agreement and the Mortgage.

Tax Regulatory Agreement shall mean the Tax Regulatory Agreement, dated the Closing Date, from the Issuer and the Company to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Trustee shall mean The Bank of New York Mellon, New York, New York in its capacity as trustee under the Indenture, and its successors in such capacity and their assigns hereafter appointed in the manner provided in the Indenture.

Section 1.2.         Construction.  In this Bond Guaranty Agreement, unless the context otherwise requires:

(a)           The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms, as used in this Bond Guaranty Agreement, refer to this Bond Guaranty Agreement, and the term “hereafter” shall mean after, and the term “heretofore” shall mean before, the Closing Date.

(b)           Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

(c)           Words importing persons shall include firms, associations, partnerships (including limited partnerships and limited liability partnerships), trusts, corporations, limited liability companies and other legal entities, including public bodies, as well as natural persons.

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(d)           Any headings preceding the texts of the several Articles and Sections of this Bond Guaranty Agreement, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Bond Guaranty Agreement, nor shall they affect its meaning, construction or effect.

(e)           Unless the content indicates otherwise, references to designated “Articles”, “Sections”, “Subsections”, “clauses” and other subdivisions are to the designated Articles, Sections, Subsections, clauses and other subdivisions of or to this Bond Guaranty Agreement.

(f)           The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(g)           The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(h)           Any definition of or reference to any agreement, instrument or other document herein shall be construed to refer to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein).

(i)           Any reference to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s successors and assigns or such Person’s successors in such capacity, as the case may be.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES
OF THE GUARANTORS

Section 2.1.         Representations and Warranties.  The Guarantors do hereby jointly and severally represent and warrant that:

(a)           Each Guarantor is a limited liability company duly organized under the laws of the State of Delaware, is validly existing and in good standing under the laws of the State of Delaware, is not in violation of any provision of its Organizational Documents, has the requisite power and authority to own its property and assets, to carry on its business as now being conducted by it and to execute, deliver and perform this Bond Guaranty Agreement and each other Security Document or Project Document to which it is or shall be a party.

(b)           The Company is duly qualified to do business and in good standing under the laws of the State.

(c)           The execution, delivery and performance of this Bond Guaranty Agreement and each other Security Document or Project Document to which each Guarantor is or shall be a party and the consummation of the transactions herein and therein contemplated will not (x) violate any provision of law, any order of any court or agency of government, or any of the Organizational Documents of any Guarantor, or any indenture, agreement or other instrument to which any Guarantor is a party or by which it or any of its property is bound or to which it or any of its property is subject, (y) be in conflict with or result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or (z) result in the imposition of any lien, charge or encumbrance of any nature whatsoever other than Permitted Encumbrances.

(d)           There is no action or proceeding pending or, to the best of each Guarantor’s knowledge, after diligent inquiry, threatened by or against any Guarantor by or before any court or administrative agency that would adversely affect the ability of any Guarantor to perform its obligations under this Bond Guaranty Agreement or any other Security Document or Project Document to which it is a party.  Such knowledge is based upon the knowledge of Robert Masters, a Senior Vice President of the Parent, and a person employed by the Parent with actual knowledge of the Project and of the matters set forth in this paragraph.

(e)           Each Guarantor has obtained all authorizations, consents and approvals of governmental bodies or agencies required to be obtained by such Guarantor as of the Closing Date in connection with the execution and delivery of this Bond Guaranty Agreement and each other Security Document or Project Document to which such Guarantor is a party or in connection with the performance of the obligations of such Guarantor hereunder and under each of the Security Documents or Project Documents.

(f)           This Bond Guaranty Agreement and each other Security Document or Project Document to which each of the Guarantors is a party (x) have been duly authorized by all necessary action on the part of each Guarantor, (y) have been duly executed and delivered by the Guarantors, and (z) constitute the legal, valid and binding obligations of the respective Guarantors, enforceable against the Guarantors in accordance with their respective terms, subject to limitations on enforceability resulting from bankruptcy, insolvency and principles of equity.

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(g)           The assumption by each Guarantor of its obligations hereunder will result in a direct financial benefit to such Guarantor.

(h)           The Parent has a net worth of $191,359,000 as of the Closing Date as determined in accordance with GAAP (the “Parent Closing Date Net Worth”).

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ARTICLE III

AGREEMENT TO GUARANTEE

Section 3.1.         Obligations Guaranteed.  i)  The Guarantors, hereby, jointly and severally, unconditionally guarantee to the Trustee for the benefit of the Holders from time to time of the Bonds;

(i)           the full and prompt payment of the principal of the Bonds and the indebtedness represented thereby, the Purchase Price, if applicable, the Sinking Fund Installments for, and the redemption premium, if any, on the Bonds when and as the same shall become due and payable, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise;

(ii)           the full and prompt payment of interest on the Bonds when and as the same shall become due and payable;

(iii)           the full and prompt payment of an amount equal to each and all of the loan payments and other sums when and as the same shall become due, required to be paid by the Company under the terms of the Loan Agreement and the Promissory Note; and

(iv)           the full and prompt performance and observance by the Company of all of the obligations, covenants and agreements required to be performed and observed by the Company under the terms of the Loan Agreement and the Promissory Note

 (the payments, obligations, covenants and agreements in clauses (i) through (iv) above being collectively referred to herein as the “Guaranteed Obligations”).

(b)           The Guarantors further hereby jointly and severally, irrevocably and unconditionally agree that upon any default in any of the Guaranteed Obligations, the Guarantors will promptly pay the same or effect the observance of such obligations, covenants and agreements, as the case may be.  All payments by the Guarantors shall be paid in lawful money of the United States of America.  Each and every default in any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

(c)           Reference is made to Article X of the Indenture which provides that, subject to certain conditions, the Indenture may be discharged prior to the date on which all of the Bonds have become due and payable if there shall be deposited with the Trustee moneys and/or Defeasance Obligations in an amount sufficient to pay the entire principal of, redemption premium, if any, and interest due and to become due on such Bonds on or prior to the maturity or redemption thereof.  If any lien, encumbrance or charge based on any claim of any kind (including, without limitation, any claim for income, franchise or other taxes, whether Federal, state or otherwise but excluding any claim against any Bondholder) shall be asserted or filed against any moneys so deposited with the Trustee (or the income therefrom) so as to

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(1)           interfere with the due application by the Trustee of such moneys to the payment of the Bonds pursuant to the applicable provisions of the Indenture, or

(2)           subject the Holders of the Bonds to any obligation to refund any moneys applied to payment of the Bonds,

then the Guarantors promptly will take, or cause the taking of, such action (including, but not limited to, the payment of money) as may be necessary to prevent, or to nullify the cause or result of, such interference or such obligation, as the case may be.

The discharge of the lien and pledge of the Indenture prior to the date on which all Bonds have become due and payable shall not release the Guarantors from their obligations under this Bond Guaranty Agreement.

The Guarantors further waive, to the extent permitted by law, any benefits of any credit for the fair market value of the Facility in any action for foreclosure or for a deficiency judgment (including any credit under Section 1371 of the New York Real Property Actions and Proceedings Law).

(d)           To the extent that any of the Guaranteed Obligations of the Company under clauses (iii) and (iv) of Section 3.1(a) shall also be a primary obligation of the Company under the Loan Agreement, the Guarantors agree that the Trustee may elect to enforce its rights under any of this Bond Guaranty Agreement, the Project Completion Guaranty Agreement, the Promissory Note and/or the Loan Agreement.

Section 3.2.        Obligations Unconditional.  ii)  The Guarantors jointly and severally agree that this Bond Guaranty Agreement constitutes an absolute, unconditional, present and continuing guarantee of performance and payment and not of collection, and waive any right to require that any resort be had by the Trustee or the Holders of the Bonds to (1) any security held by or for the benefit of the Holders of the Bonds for any of the Guaranteed Obligations, (2) the Trustee’s or any Bondholder’s rights against any other Person, or (3) any other right or remedy available to the Trustee or any Holder of the Bonds by contract, applicable law or otherwise.  The obligations of the Guarantors under this Bond Guaranty Agreement are joint and several, absolute, direct, unconditional and completely independent of the obligations of any other Person, and a separate cause of action or separate causes of action may be brought and prosecuted against the Guarantors without the necessity of joining the Issuer, the Company or any other party or previously proceeding with or exhausting any other remedy against any other Person who might have become liable for any of the Guaranteed Obligations or of realizing upon any security held by or for the benefit of the Holders of the Bonds.

(b)           The respective obligations of the Guarantors under this Bond Guaranty Agreement shall be absolute and unconditional, and joint and several, and shall remain in full force and effect until the Guaranteed Obligations shall have been paid in full or provided for, and all costs, fees, commissions and expenses, if any, referred to in Section 3.5 shall have been paid in full, and, to the extent permitted by law, such obligations shall not be affected, modified, released or impaired by any state of facts or the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to, or the consent of, any of the Guarantors:

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(i)           the invalidity, irregularity, illegality or unenforceability of, or any defect in, any of the Security Documents or Project Documents, the Bonds or any collateral security for any thereof;

(ii)           any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the Bonds or any other obligation of the Issuer or any other obligor or to vary any terms of payment;

(iii)           any claim of immunity on behalf of the Issuer or any other obligor or with respect to any property of the Issuer or any other obligor;

(iv)           the compromise, settlement, release, extension, indulgence, change, modification or termination of any or all of the obligations, covenants or agreements of any obligor under any of the Security Documents or Project Documents;

(v)           the failure to give notice to any obligor under any of the Security Documents or Project Documents of the occurrence of any default or Event of Default under the terms and provisions of any of the Security Documents or Project Documents (except as may be specifically provided in any such Security Document or Project Document);

(vi)           the actual or purported assignment or mortgaging of all or any part of the interest of the Issuer in the Loan Agreement or the Promissory Note, or any failure of title with respect to the Company’s interest in the Facility;

(vii)           the actual or purported assignment or mortgaging of all or any part of the interest of the Company in the Loan Agreement, the Promissory Note or the Facility, or any failure of title with respect to the interest of the Company in the Facility;

(viii)           the actual or purported assignment of any of the obligations, covenants and agreements contained in this Bond Guaranty Agreement or in any other Security Document or Project Document;

(ix)           the waiver of the payment, performance or observance by the Issuer, the Company or any other obligor under any of the Security Documents or Project Documents of any of the obligations, conditions, covenants or agreements of any or all of them contained in any such Security Document or Project Document;

(x)           the receipt and acceptance by the Trustee or the Issuer of notes, checks or other instruments for the payment of money made by the Company or any other obligor under any of the Security Documents or Project Documents and any extensions and renewals thereof;

(xi)           the extension of the time for payment of the principal of, Purchase Price, Sinking Fund Installments for, redemption premium, if any, or interest on the Bonds or any other amounts that are due or may become due under any of the Security Documents or Project Documents, or of the time for performance of any other obligations, covenants or agreements under or arising out of the Bonds or any of the Security Documents or Project Documents or any extension or renewal thereof;

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(xii)           the modification or amendment (whether material or otherwise) of any duty, obligation, covenant or agreement set forth in the Bonds or in any of the Security Documents or Project Documents;

(xiii)           the taking of or the omission to take any action referred to in the Bonds or in any of the Security Documents or Project Documents;

(xiv)           any failure, omission or delay on the part of the Issuer, the Trustee or any other Person to enforce, assert or exercise any right, power or remedy conferred on the Issuer, the Trustee or such other Person in this Bond Guaranty Agreement or in any of the Security Documents or Project Documents or any other act or acts on the part of the Issuer, the Trustee or the Holders from time to time of the Bonds;

(xv)           the voluntary or involuntary liquidation, dissolution, merger, consolidation, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting any Guarantor, the Issuer or any other obligor under any of the Security Documents or Project Documents or any or all of the assets of any of them, or any allegation or contest of the validity of this Bond Guaranty Agreement or any other Security Document or Project Document in any such proceeding; it is specifically understood, consented and agreed to that this Bond Guaranty Agreement shall remain and continue in full force and effect and shall be enforceable against the Guarantors to the same extent and with the same force and effect as if such proceedings had not been instituted; and it is the intent and purpose of this Bond Guaranty Agreement that the Guarantors shall and do hereby waive all rights and benefits which might accrue to the Guarantors by reason of any such proceedings to the extent permitted by law;

(xvi)           to the extent permitted by law, the release or discharge of any of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in this Bond Guaranty Agreement by operation of law;

(xvii)           the default or failure of any Guarantor fully to perform any of its obligations set forth in this Bond Guaranty Agreement;

(xviii)           any release or impairment of the security pledged under the Indenture or under any other Security Document;

(xix)           the release, substitution or replacement in accordance with the terms of the Loan Agreement or the Mortgage of any property subject thereto or any redelivery, repossession, surrender or destruction of any such property, in whole or in part;

(xx)           any limitation on the liability or obligations of the Trustee, the Issuer or any of the Guarantors or any other obligor under any of the Security Documents or Project Documents, or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of the Loan Agreement, the Indenture or any other Security Document or Project Document or any term thereof, or the Bonds;

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(xxi)           any failure of the Issuer or the Trustee to mitigate damages resulting from any default by any obligor under any of the Security Documents or Project Documents;

(xxii)           the merger or consolidation of any obligor under any of the Security Documents or Project Documents into or with any other Person, or any sale, lease or transfer of any or all of the assets of any such obligor to any Person;

(xxiii)           the failure of any credit provider or liquidity provider with respect to the Bonds to honor any of its respective obligations under any related credit facility or liquidity facility;

(xxiv)           the termination or expiration of the Ground Lease;

(xxv)           any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor; or

(xxvi)           any other occurrence whatsoever, whether similar or dissimilar to the foregoing.

Section 3.3.        No Waiver or Set-Off.  No act of commission or omission of any kind or at any time upon the part of the Issuer or the Trustee in respect of any matter whatsoever shall in any way impair the rights of the Trustee to enforce any right, power or benefit under this Bond Guaranty Agreement and no set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature (other than performance by the Guarantors of their obligations hereunder), which any Guarantor or any obligor under any of the Security Documents or Project Documents has or may have against the Issuer or the Trustee shall be available hereunder to the Guarantors.

Section 3.4.         Events of Default.  An “Event of Default” shall exist if any of the following occurs and is continuing:

(a)           any Guarantor defaults in the payment or performance of any Guaranteed Obligation referred to in Section 3.1(a)(i), (ii) or (iii) and such default continues for more than five (5) Business Days after written notice thereof has been given to any of the Guarantors by the Trustee, such written notice not to be given prior to written notice of any related default is given to the Company under the Loan Agreement;

(b)           any Guarantor fails to observe and perform any covenant, condition or agreement on its part to be performed under Section 3.6 and such failure continues for a period of thirty (30) days after receipt by any Guarantor of written notice specifying the nature of such default or failure from the Trustee;

(c)           any Guarantor fails to observe and perform any covenant, condition or agreement hereunder to be performed by such Guarantor (except as set forth in Section 3.4(a) or (b)) and (i) continuance of such failure for a period of thirty (30) days after receipt by such Guarantor of written notice specifying the nature of such failure from the Trustee, or (ii) if by reason of the nature of such failure the same can be remedied, but not within the said thirty (30) days, such Guarantor fails to commence and thereafter proceed with reasonable diligence after receipt of said notice to cure such failure or fails to continue with reasonable diligence its efforts to cure such failure;

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(d)           any Guarantor shall (i) apply for or consent to the appointment of or the taking of possession by a receiver, liquidator, custodian or trustee of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts generally become due, (iii) make a general assignment for the benefit of its, creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against itself, himself or herself in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (vii) take any action for the purpose of effecting any of the foregoing, or (viii) be adjudicated a bankrupt or insolvent by any court;

(e)           a proceeding or case shall be commenced, without the application or consent of any Guarantor in any court of competent jurisdiction, seeking, (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts, (ii) the appointment of a trustee, receiver, liquidator, custodian or the like of any Guarantor or of all or any substantial part of its assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) days; or any order for relief against any Guarantor shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect); the terms “dissolution” or “liquidation” of any Guarantor as used above shall not be construed to prohibit any action otherwise permitted by Section 7.19 of the Loan Agreement, Section 3.4 of the Issuer Indemnification Agreement or Section 3.6;

(f)           any representation or warranty made by any Guarantor (i) in the application and related materials submitted to the Issuer for approval of the Project or the transactions contemplated by this Bond Guaranty Agreement, (ii) herein, (iii) in any other Security Document or Project Document, or (iv) in any report, certificate, financial statement or other instrument furnished pursuant hereto or any of the foregoing, shall, in any case, prove to be false, misleading or incorrect in any material respect as of the date made; or

(g)           an Event of Default under the Indenture or under any other Security Document shall occur and be continuing.

Upon an Event of Default, the Trustee shall have the right to proceed first and directly against any or all of the Guarantors jointly and severally under this Bond Guaranty Agreement without proceeding against or exhausting any other remedies which it may have under the Loan Agreement or any other Security Document and without resorting to any security held by the Trustee or by any other Person under any of the Security Documents.  All moneys recovered by the Trustee pursuant to this Bond Guaranty Agreement shall be deposited in accordance with Section 8.03 of the Indenture and used and applied in accordance with Section 8.03 of the Indenture.

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The Trustee shall be under no obligation to institute any suit or to take any remedial action under this Bond Guaranty Agreement, or to enter any appearance or in any way defend in any suit in which it may be made a defendant, or to take any steps in the enforcement of any rights and powers under this Bond Guaranty Agreement, until it shall be indemnified to its satisfaction against any and all liability (including, without limitation, reasonable compensation for services, costs and expenses, outlays, and counsel fees and expenses and other disbursements) not due to its gross negligence or willful misconduct.

Section 3.5.        Waiver of Notice; Expenses.  Each Guarantor hereby expressly waives presentment, demand, protest and notice of non-payment and further waives notice from the Trustee or the Holders from time to time of the Bonds of their acceptance and reliance on this Bond Guaranty Agreement or of any action taken or omitted in reliance hereon, and of any default by any Guarantor in the Guaranteed Obligations.  Each Guarantor further expressly waives diligence, presentment, demand for payment, protest, and requirement that any right or power be exhausted or any action be taken against the Issuer, the Company or against any other obligor under any of the Security Documents or against any collateral security for the Guaranteed Obligations.  The Guarantors, jointly and severally, agree to pay all costs, the Trustee’s and any Bondholder’s fees and expenses, and Trustee commissions and expenses (including all court costs and reasonable attorneys’ fees and expenses) which may be incurred by the Trustee or any Bondholder in enforcing or attempting to enforce this Bond Guaranty Agreement following any default on the part of any or all of the Guarantors hereunder, whether the same shall be enforced by suit or otherwise.

Section 3.6.         Dissolution or Merger of Parent; Restrictions on Parent.

(a)           The Parent covenants and agrees that at all times during the term of this Bond Guaranty Agreement, it will

(i)           maintain its existence as a limited liability company,

(ii)           continue to be subject to service of process in the State,

(iii)           not liquidate, wind up or dissolve or otherwise dispose of all or substantially all of its property, business or assets (“Transfer”) remaining after the Commencement Date, except as provided in Section 3.6(b),

(iv)           not consolidate with or merge into another Entity or permit one or more Entities to consolidate with or merge into it (“Merge”), except as provided in Section 3.6(b), and

(v)           not change or permit the change of any Principal of the Parent, or a change in the relative ownership and/or Control of the Parent of any of the existing Principals, except in each case as provided in Section 3.6(c).

(b)           Notwithstanding Section 3.6(a), the Parent may Merge or participate in a Transfer if the following conditions are satisfied on or prior to the Merger or Transfer, as applicable:

(i)           when the Parent is the surviving, resulting or transferee Entity,

16

(1)           the Parent shall have a net worth (as determined by an Independent Accountant in accordance with GAAP) at least equal to the Parent Closing Date Net Worth, and

(2)           the Parent shall deliver to the Issuer a Required Disclosure Statement with respect to itself as surviving Entity in form and substance satisfactory to the Issuer acting in its sole discretion; or

(ii)           when the Parent is not the surviving, resulting or transferee Entity (the “Successor Parent”),

(1)           the predecessor Parent (the “Predecessor Parent”) shall not have been in default under this Bond Guaranty Agreement or under any other Security Document or Project Document,

(2)           the Successor Parent shall be solvent and subject to service of process in the State,

(3)           the Successor Parent shall have assumed in writing (or by operation of law) all of the obligations of the Predecessor Parent contained in this Bond Guaranty Agreement and in all other Security Documents or Project Documents to which the Predecessor Parent shall have been a party,

(4)           the Successor Parent shall have delivered to the Issuer a Required Disclosure Statement in form and substance acceptable to the Issuer acting in its sole discretion,

(5)           each Principal of the Successor Parent shall have delivered to the Issuer a Required Disclosure Statement in form and substance acceptable to the Issuer acting in its sole discretion,

(6)           the Successor Parent shall have delivered to the Issuer and the Trustee, in form and substance acceptable to the Issuer and the Trustee, an Opinion of Counsel to the effect that (y) this Bond Guaranty Agreement and all other Security Documents or Project Documents to which the Predecessor Parent shall be a party constitute the legal, valid and binding obligations of the Successor Parent and each is enforceable in accordance with their respective terms to the same extent as it was enforceable against the Predecessor Parent, and (z) such action does not legally impair the security for the Holders of the Bonds afforded by the Security Documents, and

(7)           the Successor Parent shall have delivered to the Issuer and the Trustee, in form and substance acceptable to the Issuer and the Trustee, an opinion of an Independent Accountant to the effect that the Successor Parent has a net worth (as determined in accordance with GAAP) after the Merger or Transfer at least equal to the Parent Closing Date Net Worth.

Section 3.7.        Benefit and Enforcement.  This Bond Guaranty Agreement is entered into by the Guarantors for the benefit of the Trustee, the Issuer and the Holders from time to time of the Bonds, all of whom shall be entitled in the same manner as set forth in the Indenture to enforce performance and observance of this Bond Guaranty Agreement to the same extent as if all were parties signatory hereto.

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Section 3.8.        Survival of Guaranteed Obligation.  If the Trustee receives any payment on account of the Guaranteed Obligations, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be transferred or repaid to a trustee, receiver, assignee for the benefit of creditors or any other party under any bankruptcy act or code, state or federal law or common law or equitable doctrine or for any other reason whatsoever, then to the extent of any sum not finally retained by the Trustee, this Bond Guaranty Agreement shall remain in full force and effect until the Guarantors shall have made payment to the Trustee of such sum, which payment shall be due on demand.  If the Trustee chooses to contest any such matter, the Guarantors agree to indemnify and hold harmless the Trustee with respect to all costs (including court costs and reasonable attorneys’ fees and expenses) of such litigation.

Section 3.9.        Waiver of Rights of Trustee.  No payment hereunder by any or all of the Guarantors shall entitle any or all of the Guarantors by subrogation to the rights of the Trustee to any payment by any other obligor or out of the property of any other obligor, except after payment and performance in full of the Guaranteed Obligations.  Each Guarantor waives any benefit of, or any right to participation in, any security whatsoever now or hereafter held by the Trustee.

Section 3.10.      Right of Set-Off.  Each Guarantor hereby grants to the Trustee a lien and right to set-off for all of its liabilities and obligations under this Bond Guaranty Agreement against all the deposits, credits and property of such Guarantor and any collateral of such Guarantor now or hereafter in the possession, under the control or in transit to the Trustee, and agrees that the same may be applied against such liabilities and obligations then due, at any time after an Event of Default has occurred and continues under this Bond Guaranty Agreement.

Section 3.11.      Notice Not Required.  In order to entitle the Trustee to exercise any remedy reserved to it in this Bond Guaranty Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Bond Guaranty Agreement or otherwise required by law.

Section 3.12.      Insurance Requirements.  In addition to any insurance required pursuant to Section 7.1 of the Loan Agreement, the Guarantors do hereby warrant and agree as follows:

(a)           At all times throughout the term of this Bond Guaranty Agreement, including without limitation during any period of construction, reconstruction or substantial renovation of the Facility, the Company shall maintain insurance, or cause there to be maintained insurance, if applicable, with insurance companies licensed to do business in the State, against such risks, loss, damage and liability (including liability to third parties) and for such amounts as are customarily insured against by other enterprises of like size and type as that of the Company.  In addition to this general requirement, such insurance shall, for purposes of subsections (b) through (f) of this Section 3.12, include, without limitation, insurance coverage described in paragraphs (i) through (iv) below (hereinafter, “Specific Coverage”):

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(i)           (A)           Property damage insurance, and (B) during any period of construction, reconstruction or substantial renovation of the Facility (to the extent not otherwise covered by property damage insurance), Builders’ All Risk Insurance written on “100% builders’ risk completed value, non-reporting form” including coverage therein for “completion and/or premises occupancy” and coverage for property damage insurance, all of which insurance shall include (when necessary) coverage for removal of debris, insuring the buildings, structures, facilities, fixtures and other property constituting a part of the Facility against loss or damage to the Facility by all risk of physical loss at all times in an amount such that the proceeds of such insurance shall be sufficient to prevent the Issuer, the Company or the Trustee from becoming a co-insurer of any loss under the insurance policies but in any event in amounts equal to the greater of (A) 110% of the actual replacement value of the Facility as determined by a qualified insurance appraiser or insurer (selected by the Company) not less often than once every three years, at the expense of the Company, and (B) the principal amount of the Outstanding Bonds; any such insurance may provide that the insurer is not liable to the extent of the first $25,000 with the result that the Company is its own insurer to the extent of $25,000 of such risks;

(ii)           Boiler and machine property damage insurance in respect of any steam and pressure boilers and similar apparatus located on the Facility from risks normally insured against under boiler and machinery policies and in amounts and with deductibles customarily obtained for similar business enterprises;

(iii)           To the extent the Facility may be located in a flood zone, or if otherwise required by federal law, flood certification or flood insurance, to the extent not covered by property damage insurance, in an amount equal to the greater of the full replacement cost or the maximum amount then available under the National Flood Insurance Program; and

(iv)           Such other insurance, including revision of the insurance requirements set forth above, in such amounts and against such insurable hazards as the Trustee (at the specific written direction of the Majority Holders) from time to time may reasonably require; provided, however, that any such other insurance coverage shall be consistent with prevailing practices of other retail projects of like size, nature and location, and such insurance coverage is available for the Facility at commercially reasonable rates.

(b)           All Specific Coverage required by Section 3.12(a) shall be procured and maintained in financially sound and generally recognized responsible insurance companies authorized to write such insurance in the State and having an A.M. Best rating of “A” or better.  At least once every two Fiscal Years, the Company agrees to deliver a certificate of an independent insurance consultant to the Trustee which indicates that the insurance then maintained by the Company meets the requirements of this Section 3.12 and Section 7.1 of the Loan Agreement.

(c)           Each of the policies evidencing the Specific Coverage required above to be obtained shall:

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(i)           designate the Company and the Trustee as additional insureds as their respective interests may appear;

(ii)           provide that all insurance proceeds with respect to loss or damage to the property of the Facility be endorsed and made payable to the Trustee and shall name the Trustee as a loss payee under the standard loss payee clause and as a mortgagee under the terms of a standard mortgagee clause, which insurance proceeds shall, subject to the Ground Lease, be paid over to the Trustee and deposited in the Renewal Fund;

(iii)           provide that there shall be no recourse against the Trustee for the payment of premiums or commissions or (if such policies or binders provide for the payment thereof) additional premiums or assessments;

(iv)           provide that in respect of the interest of the Trustee in such policies, the insurance shall not be invalidated by any action or inaction of the Company or any other Person and shall insure the Trustee regardless of, and any losses shall be payable notwithstanding, any such action or inaction;

(v)           provide that such insurance shall be primary insurance without any right of contribution from any other insurance carried by the Trustee to the extent that such other insurance provides the Trustee with contingent and/or excess liability insurance with respect to its interest in the Facility;

(vi)           provide that if the insurers cancel such insurance for any reason whatsoever, including the insured’s failure to pay any accrued premium, or the same is allowed to lapse or expire, or there be any reduction in amount, or any material change is made in the coverage, such cancellation, lapse, expiration, reduction or change shall not be effective as to the Trustee until at least thirty (30) days, or ten (10) days due to nonpayment of premium, after receipt by the Trustee of written notice by such insurers of such cancellation, lapse, expiration, reduction or change;

(vii)           waive any right of subrogation of the insurers thereunder against any Person insured under such policy, and waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of any Person insured under such policy; and

(viii)           contain such other terms and provisions as any owner or operator of facilities similar to the Facility would, in the prudent management of its properties, require to be contained in policies or interim insurance contracts with respect to facilities similar to the Facility owned or operated by it.

(d)           Subject to the Ground Lease, the Net Proceeds of any insurance received with respect to any loss or damage to the property of the Facility (except if such Net Proceeds so received for any Loss Event shall be less than $50,000 in which event such Net Proceeds shall be paid directly to the Company and applied by the Company to the rebuilding, replacement, repair and restoration of the Facility with any excess to be retained by the Company) shall be deposited in the Renewal Fund and applied in accordance with Section 5.2 of the Loan Agreement and the Indenture.

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(e)           The Company shall deliver or cause to be delivered to the Trustee the following documents evidencing compliance with the Specific Coverage requirements of this Section 3.12:  (i) on or prior to the Commencement Date:  (A) a broker’s certificate of coverage, upon which the Trustee may conclusively rely in order to confirm compliance with the requirements of this Section 3.12, confirming that the Company, as of the Closing Date, has obtained Specific Coverage in accordance with the requirements of this Section 3.12, and (B) evidence of property insurance and certificates or other evidence of other required insurance and, (ii) as soon as practicable thereafter, duplicate copies of insurance policies and/or binders.  At least seven (7) Business Days prior to the expiration of any such policy, the Company shall furnish the Trustee with evidence that such policy has been renewed or replaced or is no longer required by this Bond Guaranty Agreement.

(f)           The Company shall, at its own cost and expense, make all proofs of loss and take all other steps necessary or reasonably requested by the Trustee (upon the specific written direction of the Majority Holders) to collect from insurers for any loss covered by any insurance required to be obtained by this Section 3.12.  The Company shall not do any act, or suffer or permit any act to be done, whereby any Specific Coverage required by this Section 3.12 would or might be suspended or impaired.

(g)           THE GUARANTORS EACH ACKNOWLEDGE THAT THE INSURANCE SPECIFIED HEREIN AND IN THE LOAN AGREEMENT IS NOT IN ANY WAY A REPRESENTATION BY THE ISSUER OR THE TRUSTEE THAT SUCH INSURANCE, WHETHER IN SCOPE OR COVERAGE OR LIMITS OF COVERAGE, IS ADEQUATE OR SUFFICIENT TO PROTECT THE BUSINESS OR INTEREST OF THE COMPANY.

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ARTICLE IV

SERVICE OF PROCESS, NOTICE, JURISDICTION,
WAIVER OF JURY TRIAL

Section 4.1.        Service of Process.  Each Guarantor represents that it is subject to service of process in the State and covenants that it will remain so subject so long as any of the Guaranteed Obligations remain unpaid or unsatisfied.  If for any reason any Guarantor should cease to be so subject to service of process in the State, each such Guarantor hereby irrevocably consents to the service of all process, pleadings, notices or other papers in any judicial proceeding or action by designating and appointing General Counsel, at Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York  10605, as its agent upon whom may be served all process, pleadings, notices or other papers which may be served upon any Guarantor as a result of any of its obligations under this Bond Guaranty Agreement.  If such appointed agent shall cease to act or otherwise cease to be subject to service of process in the State, each Guarantor hereby irrevocably designates and appoints the Secretary of State of the State of New York as its agent upon whom may be served all process, pleadings, notices or other papers which may be served upon such Guarantor as a result of any of its obligations under this Bond Guaranty Agreement; provided, however, that the service of such process, pleadings, notices or other papers shall not constitute a condition to any Guarantor’s obligations hereunder.

For such time as any of the Guaranteed Obligations shall be unpaid in whole or in part, the Guarantors’ agents designated in this Section 4.1 shall accept and acknowledge on the Guarantors’ behalf each service of process in any such suit, action or proceeding brought in any such court.  The Guarantors agree and consent that each such service of process upon such agents and written notice of such service to the Guarantors in the manner set forth in Section 4.2 shall be taken and held to be valid personal service upon the Guarantors whether or not the Guarantors shall then be doing, or at any time shall have done, business within the State, and that each such service of process shall be of the same force and validity as if service were made upon the Guarantors according to the laws governing the validity and requirements of such service in the State, and waive all claim of error by reason of any such service.

Such agents shall not have any power or authority to enter into any appearance or to file any pleadings in connection with any suit, action or other legal proceedings against the Guarantors or to conduct the defense of any such suit, action or any other legal proceeding except as expressly authorized by the Guarantors.

Section 4.2.        Notices.  All notices, certificates or other communications hereunder shall be sufficient if sent (i) by registered or certified United States mail, return receipt requested and postage prepaid, (ii) by a nationally recognized overnight delivery service for overnight delivery, charges prepaid or (iii) by hand delivery, addressed, as follows:

(a)           if to the Issuer, to New York City Capital Resource Corporation, 110 William Street, New York, New York 10038, Attention:  General Counsel, with a copy to the Executive Director of the Issuer at the same address, and

(b)           if to any or all of the Guarantors, c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York  10605, Attention: General Counsel, with a copy to (y) Washington Square Partners, 675 Third Avenue, 25th Floor, New York, New York 10017, Attention: Paul Travis, and (z) Akerman Senterfitt LLP, 335 Madison Avenue, 26th Floor, New York, New York 10017, Attention: Steven Polivy, Esq.; and

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(c)           if to the Trustee, to The Bank of New York Mellon, 101 Barclay Street, Floor 7W, New York, New York 10286, Attention: Corporate Trust Administration.

The Issuer, the Trustee and any Guarantor may, by like notice, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.  Any notice, certificate or other communication hereunder shall, except as may expressly be provided herein, be deemed to have been delivered or given (i) three (3) Business Days following posting if transmitted by mail, (ii) one (1) Business Day following sending if transmitted for overnight delivery by a nationally recognized overnight delivery service, or (iii) upon delivery if given by hand delivery, with refusal by an Authorized Representative of the intended recipient party to accept delivery of a notice given as prescribed above to constitute delivery hereunder.

Section 4.3.        Consent to Jurisdiction.  Each Guarantor irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Bond Guaranty Agreement may be brought in the courts of record of the State in New York County or the United States District Court for the Southern District of New York; (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; (iii) waives any objection which it may have to the venue of any such suit, action or proceeding in such courts; and (iv) waives and relinquishes any rights it might otherwise have (w) to move to dismiss on grounds of forum non conveniens, (x) to remove to any federal court other than the United States District Court for the Southern District of New York, and (y) to move for a change of venue to a New York State Court outside New York County.

If a Guarantor commences any action against the Trustee in a court located other than the courts of record of the State in New York County or the United States District Court for the Southern District of New York, such Guarantor shall, upon request from the Trustee, either consent to a transfer of the action or proceeding to a court of record of the State in New York County or the United States District Court for the Southern District of New York, or, if the court where the action or proceeding is initially brought will not or cannot transfer the action, such Guarantor shall consent to dismiss such action without prejudice and may thereafter reinstitute the action in a court of record of the State in New York County or the United States District Court for the Southern District of New York.

Section 4.4.        Waiver of Trial by Jury.  The Guarantors do hereby expressly waive all rights to a trial by jury on any cause of action directly or indirectly involving the terms, covenants or conditions of this Bond Guaranty Agreement or any matters whatsoever arising out of or in any way connected with this Bond Guaranty Agreement or the Guaranteed Obligations.

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ARTICLE V

MISCELLANEOUS

Section 5.1.        No Alteration Without Consent.  No amendment, change, modification, alteration or termination of the Indenture, the Loan Agreement, the Promissory Note or the Bonds shall be made which would in any way increase any or all of the Guarantors’ obligations under this Bond Guaranty Agreement without obtaining the prior written consent thereto of the Guarantors.  Neither the acts or omissions recited in Section 3.2 hereof, nor any partial redemption of the Bonds, shall constitute any such amendment, change, modification, alteration or termination within the meaning of this Section 5.1.

Section 5.2.        Bond Guaranty Agreement to Become Effective.  The date of this Bond Guaranty Agreement shall be for reference purposes only and shall not be construed to imply that this Bond Guaranty Agreement was executed on the date first above written.  This Bond Guaranty Agreement was executed and delivered on the Commencement Date.  The obligations of the Guarantors hereunder shall arise absolutely and unconditionally on the Closing Date.

Section 5.3.        Remedies Not Exclusive.  No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Bond Guaranty Agreement or now or hereafter existing at law or in equity.  No delay or omission to exercise any right or power accruing upon any Event of Default, default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

Section 5.4.        No Implied Waiver.  In the event any provision contained in this Bond Guaranty Agreement should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.  No waiver, amendment, release or modification of this Bond Guaranty Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Bond Guaranty Agreement.

Section 5.5.        Entire Agreement; Counterparts.  This Bond Guaranty Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, other than the Loan Agreement, the Promissory Note and any other Security Document or Project Document, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Section 5.6.        Severability.  If any one or more of the provisions of this Bond Guaranty Agreement shall be ruled illegal or invalid by any court of competent jurisdiction, the illegality or invalidity of such provision(s) shall not affect any of the remaining provisions of this Bond Guaranty Agreement, but this Bond Guaranty Agreement shall be construed and enforced as if such illegal or invalid provision had not been contained herein.

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Section 5.7.        Release.  Upon the payment and satisfaction of all Guaranteed Obligations and, if applicable, upon payment of the costs, fees and expenses required by Section 3.5, the Trustee shall release in writing the Guarantors from their obligations hereunder, except as provided in Section 3.1(c) or 3.8 and except to the extent that any of the Guaranteed Obligations are stated to survive the termination of the Loan Agreement.

Section 5.8.        Applicable Law.  This Bond Guaranty Agreement shall be governed by and construed in accordance with the laws of the State, without regard or giving effect to the principles of conflicts of laws thereof.

Section 5.9.         Successors and Assigns.  This Bond Guaranty Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 5.10.      Incorporation of Certain Indenture Provisions.  All provisions of Article IX of the Indenture shall be construed as extending to and including all of the rights, duties and obligations imposed upon the Trustee under this Bond Guaranty Agreement as fully and for all purposes as if said Article IX were contained in this Bond Guaranty Agreement.

[Intentionally Left Blank]

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IN WITNESS WHEREOF, each Guarantor has duly authorized the execution of this Bond Guaranty Agreement as of the date first above written.

ALBEE RETAIL DEVELOPMENT LLC
as Guarantor

By:	/s/ Robert Masters
Robert Masters
Senior Vice President

ACADIA STRATEGIC OPPORTUNITY FUND II LLC,
as Guarantor

By:	/s/ Robert Masters
Robert Masters
Senior Vice President

Accepted this July 1, 2010 by

THE BANK OF NEW YORK MELLON,
       as Trustee

By:	/s/Gaspare Mulé
Gaspare Mulé
Vice President

Page

ARTICLE V

MISCELLANEOUS

Section 5.1.	No Alteration Without Consent	24
Section 5.2.	Bond Guaranty Agreement to Become Effective	24
Section 5.3.	Remedies Not Exclusive	24
Section 5.4.	No Implied Waiver	24
Section 5.5.	Entire Agreement; Counterparts	24
Section 5.6.	Severability	24
Section 5.7.	Release	25
Section 5.8.	Applicable Law	25
Section 5.9.	Successors and Assigns	25
Section 5.10.	Incorporation of Certain Indenture Provisions	25

PROJECT COMPLETION GUARANTY AGREEMENT

From

ALBEE RETAIL DEVELOPMENT LLC,
a limited liability company organized and existing under the laws of the State of Delaware, having its principal office at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York
10605, as “Company”,

and

ACADIA STRATEGIC OPPORTUNITY FUND II LLC,
a limited liability company organized and existing under the laws of the State of Delaware, having its principal office at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York
 10605, as “Parent” (together with the Company, the “Guarantors”),

To

THE BANK OF NEW YORK MELLON,
a banking corporation organized and existing under the laws of the State of New York, having a corporate trust office at 101 Barclay Street, Floor 7W, New York, New York 10286, together with any successor trustee at the time serving as such under the Indenture of Trust referred to herein, the “Trustee”

Dated as of July 1, 2010

New York City Capital Resource Corporation
$20,000,000 Recovery Zone Facility Revenue Bonds
(Albee Retail Development LLC Project), Series 2010

PROJECT COMPLETION GUARANTY AGREEMENT

This PROJECT COMPLETION GUARANTY AGREEMENT made and entered into as of the date set forth on the cover page hereof (this “Project Completion Guaranty Agreement”) (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement or in the Indenture of Trust referred to herein), from ALBEE RETAIL DEVELOPMENT LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Company”), having its principal office at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, and ACADIA STRATEGIC OPPORTUNITY FUND II LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Parent”, and, together with the Company, collectively the “Guarantors”), having its principal office at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, parties of the first part, to THE BANK OF NEW YORK MELLON, a New York banking corporation together with any successor trustee (the “Trustee”) at the time serving as such under the Indenture referred to below, having a corporate trust office at 101 Barclay Street, Floor 7W, New York, New York 10286, party of the second part:

W I T N E S S E T H :

WHEREAS, the New York City Capital Resource Corporation, a local development corporation duly organized and existing under the laws of the State of New York (the “Issuer”) and established pursuant to Section 1411(a) of the Not-for-Profit Corporation Law of the State of New York, as amended (the “Act”), intends to issue its Bonds pursuant to the Act, the Bond Resolution and an Indenture of Trust dated as of even date herewith between the Issuer and the Trustee (as the same may be amended or supplemented, the “Indenture”); and

WHEREAS, pursuant to the American Recovery and Reinvestment Act of 2009, as amended, on June 9, 2009, as amended on February 9, 2010, the Board of Directors of the Issuer established a program for the issuance of recovery zone facility bonds including program requirements (“Program Requirements”), threshold requirements (“Threshold Requirements”) and selection criteria (“Selection Criteria”), and designated certain areas within the City as “Recovery Zones”; and

WHEREAS, on July 17, 2009, the Mayor of the City ratified the designations made by the Issuer of the “Recovery Zones”; and

WHEREAS, on September 15, 2009, the Issuer adopted a resolution approving the eligibility of the Project to receive a $20,000,000 allocation for the issuance of recovery zone facility bonds and determined, among other things, that the Project is located in a designated “Recovery Zone”, and that in applying the Threshold Requirements and the Selection Criteria, the Project qualifies for the issuance of recovery zone facility bonds; and

WHEREAS, the Issuer has determined that the providing of financial assistance to the Company for the Project will promote and is authorized by and will be in furtherance of the corporate purposes of the Issuer; and

WHEREAS, the site of the Facility, including the improvements to be constructed thereon, will be subject to the Ground Lease; and

WHEREAS, to facilitate the Project and the issuance by the Issuer of the Bonds to finance a portion of the costs of the Project, the Issuer and the Company have entered into negotiations pursuant to which (i) the Issuer will make the loan of the proceeds of the Bonds, in the original principal amount of the Bonds, to the Company pursuant to a Loan Agreement, dated as of even date herewith, between the Issuer and Company (as the same may be amended or supplemented, the “Loan Agreement”) and (ii) the Company will execute the Promissory Note in favor of the Issuer and the Trustee to evidence the Company’s obligation under the Loan Agreement to repay the Loan; and

WHEREAS, to provide funds for a portion of the costs of the Project and for incidental and related costs and to provide funds to pay the costs and expenses of the issuance of the Bonds, the Issuer has authorized the issuance of the Bonds in the Authorized Principal Amount pursuant to the Bond Resolution and the Indenture; and

WHEREAS, concurrently with the execution hereof, in order to further secure the Bonds, (i) the payment of the principal of, Sinking Fund Installments for, Purchase Price, redemption premium, if any, and interest on the Bonds, and the payments, obligations, covenants and agreements of the Company under the Loan Agreement and under the Promissory Note, will be guaranteed by the Guarantors pursuant to the Bond Guaranty Agreement in favor of the Trustee; (ii) the Company will grant a lien in Facility Revenues and the remainder of the Pledged Collateral pursuant to the Pledge and Security Agreement in favor of the Trustee, subject only to the lien of the Mortgage; and (iii) the Company will grant mortgage liens on and security interests in its leasehold interest in the Facility under the Ground Lease, and an assignment of leases and rents, to the Trustee pursuant to the Mortgage; and

WHEREAS, the Guarantors are desirous that the Issuer issue, sell and deliver the Bonds for the purposes as aforesaid and enter into the Loan Agreement with the Company and are willing to enter into this Project Completion Guaranty Agreement in order to enhance the marketability of the Bonds and thereby achieve interest cost and other savings to the Company as an inducement to the purchase of the Bonds by all who shall at any time become the Holders of the Bonds; and

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration received, the Guarantors do hereby represent, warrant, covenant and agree, jointly and severally, with the Trustee, as follows:

2

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1.         Certain Definitions.  The following terms shall have the respective meanings in this Project Completion Guaranty Agreement, except as the context otherwise requires:

Authorized Principal Amount shall mean, in the case of the Bonds, $20,000,000.

Bond Guaranty Agreement shall mean the Bond Guaranty Agreement, dated as of even date herewith, from the Guarantors to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Bond Resolution shall mean the resolution of the Issuer adopted on February 9, 2010, as amended on April 13, 2010, authorizing the issuance of the Bonds.

Bonds shall mean the Issuer’s $20,000,000 Recovery Zone Facility Revenue Bonds (Albee Retail Development LLC Project), Series 2010 authorized, issued, executed, authenticated and delivered on the Closing Date under the Indenture.

City shall mean The City of New York, New York.

Closing Date shall mean July 1, 2010, the date of the initial issuance and delivery of the Bonds.

Company shall mean Albee Retail Development LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns; provided, however, that nothing contained in this definition shall be deemed to limit or modify the obligations of the Company under Section 7.8 or 7.19 of the Loan Agreement.

Entity shall mean any of a corporation, general partnership, limited liability company, limited liability partnership, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm, joint venture, governmental authority or governmental instrumentality, but shall not include an individual.

Event of Default shall have the meaning specified in Section 3.4.

Facility Revenues shall have the meaning assigned to such term in the Loan Agreement.

Favorable Opinion of Bond Counsel shall mean, with respect to any action the occurrence of which requires such an opinion, an unqualified Opinion of Counsel, which shall be a Nationally Recognized Bond Counsel, to the effect that such action is permitted under the Indenture and will not adversely affect the exclusion of interest on a Series of Bonds from gross income for purposes of Federal income taxation (subject to the inclusion of any exceptions contained in the opinion delivered upon original issuance of such Series of Bonds).

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Fiscal Year shall mean a year of 365 or 366 days, as the case may be, commencing on January 1 and ending on December 31 of each calendar year, or such other fiscal year of similar length used by the Company for accounting purposes as to which the Company shall have given prior written notice thereof to the Issuer and the Trustee at least ninety (90) days prior to the commencement thereof.

GAAP shall mean those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof, and that are consistently applied for all periods, after the Commencement Date, so as to properly reflect the financial position of the Company, except that any accounting principle or practice required to be changed by the Financial Accounting Standards Board (or other appropriate board or committee of the said Board) in order to continue as a generally accepted accounting principle or practice may be so changed.

Governing Body shall mean, when used with respect to any Person, its board of directors, board of trustees or individual or group of individuals by, or under the authority of which, the powers of such Person are exercised.

Ground Lease shall mean that certain Severance Lease (Site 1A), dated June 30, 2010, between the City, as landlord, and Albee Development, LLC, a Delaware limited liability company (“Albee Development”), as assigned on July 1, 2010 by Albee Development to, and assumed by, the Company, as tenant, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Loan Agreement.

Guarantors shall mean, collectively, the Company and the Parent, and their respective successors and assigns.

Indenture shall mean the Indenture of Trust, dated as of even date herewith, between the Issuer and the Trustee, as from time to time amended or supplemented by Supplemental Indentures in accordance with Article XI of the Indenture.

Independent Accountant shall mean an independent certified public accountant or firm of independent certified public accountants selected by the Company and approved by the Issuer and the Trustee (such approvals not to be unreasonably withheld or delayed).

Issuer shall mean New York City Capital Resource Corporation, a local development corporation created pursuant to the Not-for-Profit Corporation Law of the State at the direction of the Mayor of the City, and its successors and assigns.

Issuer Indemnification Agreement shall mean the Issuer Indemnification Agreement, dated as of even date herewith, from the Parent to the Issuer, and shall include any and all amendments thereof and supplements thereto hereafter made.

Loan Agreement shall mean the Loan Agreement, dated as of even date herewith, between the Issuer and the Company, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

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Majority Holders shall mean the Beneficial Owners of at least a majority in aggregate principal amount of the Bonds Outstanding, or, if the Bonds shall cease to be in book-entry form, the Holders of at least a majority in aggregate principal amount of the Bonds Outstanding.

Mortgage shall mean, collectively, the Mortgage and Security Agreement and Assignment of Leases and Rents (Acquisition Loan), the Mortgage and Security Agreement and Assignment of Leases and Rents (Building Loan) and the Mortgage and Security Agreement and Assignment of Leases and Rents (Indirect Loan) relating to the Facility, each dated as of even date herewith, and each from the Company to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Nationally Recognized Bond Counsel shall mean counsel reasonably acceptable to the Issuer and the Trustee and experienced in matters relating to tax exemption of interest on bonds issued by states and their political subdivisions.

Notice Parties shall mean the Issuer, the Company, the Parent, the Bond Registrar, the Paying Agents, the Trustee, the Tender Agent and the Remarketing Agent.

Opinion of Counsel shall mean a written opinion of counsel for the Company, the Parent or any other Person (which counsel shall be reasonably acceptable to the Issuer and the Trustee) with respect to such matters as required under any Project Document or as the Issuer or the Trustee may otherwise reasonably require, and which shall be in form and substance reasonably acceptable to the Issuer and the Trustee.

Organizational Documents shall mean, (i) in the case of an Entity constituting a limited liability company, the articles of organization or certificate of formation, and the operating agreement of such Entity, (ii) in the case of an Entity constituting a corporation, the articles of incorporation or certificate of incorporation, and the by-laws of such Entity, and (iii) in the case of an Entity constituting a general or limited partnership, the partnership agreement of such Entity.

Parent shall mean Acadia Strategic Opportunity Fund II LLC, a limited liability company organized and existing under the laws of the State of Delaware, and its successors and assigns; provided, however, that nothing contained in this definition shall be deemed to limit or modify the obligations of the Parent under Section 3.6 of the Bond Guaranty Agreement or Section 3.4 of the Issuer Indemnification Agreement.

Person shall mean an individual or any Entity.

Pledge and Security Agreement shall mean the Pledge and Security Agreement, dated as of even date herewith, from the Company to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Pledged Collateral shall have the meaning assigned to such term in Section 3.1 of the Pledge and Security Agreement.

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Preliminary Resolution shall mean the resolution of the Issuer adopted on September 15, 2009 approving the eligibility of the Project to receive an allocation for the issuance of up to $20,000,000 of recovery zone facility bonds to finance the Project.

Principals shall mean, with respect to any Entity, the most senior three officers of such Entity, any Person with a ten percent (10%) or greater ownership interest in such Entity, and any Person as shall have the power to Control such Entity, and “principal” shall mean any of such Persons.

Project shall mean the construction, renovation, equipping and furnishing of an approximately 50,000 square foot facility to be leased to retail commercial tenants.

Project Completion Guaranty Agreement shall mean this Project Completion Guaranty Agreement, dated as of even date herewith, from the Guarantors to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Project Documents shall mean, collectively, the Ground Lease, the Issuer Indemnification Agreement, the Remarketing Agreement, the Bond Placement Agreement, the Facility Leases and the Security Documents.

Promissory Note shall mean, with respect to the Bonds, that certain Promissory Note in substantially the form of Exhibit G to the Loan Agreement, and, with respect to any Series of Additional Bonds, that certain Promissory Note in substantially the form of any related Exhibit to an amendment to the Loan Agreement, and shall include in each case any and all amendments thereof and supplements thereto made in conformity with the Loan Agreement and the Indenture.

Security Documents shall mean, collectively, the Loan Agreement, the Promissory Note, the Pledge and Security Agreement, the Indenture, this Project Completion Guaranty Agreement, the Bond Guaranty Agreement, the Tax Regulatory Agreement, the Building Loan Agreement and the Mortgage.

Tax Regulatory Agreement shall mean the Tax Regulatory Agreement, dated the Closing Date, from the Issuer and the Company to the Trustee, and shall include any and all amendments thereof and supplements thereto hereafter made in conformity therewith and with the Indenture.

Trustee shall mean The Bank of New York Mellon, New York, New York in its capacity as trustee under the Indenture, and its successors in such capacity and their assigns hereafter appointed in the manner provided in the Indenture.

Section 1.2.         Construction.  In this Project Completion Guaranty Agreement, unless the context otherwise requires:

(a)           The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms, as used in this Project Completion Guaranty Agreement, refer to this Project Completion Guaranty Agreement, and the term “hereafter” shall mean after, and the term “heretofore” shall mean before, the Closing Date.

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(b)           Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

(c)           Words importing persons shall include firms, associations, partnerships (including limited partnerships and limited liability partnerships), trusts, corporations, limited liability companies and other legal entities, including public bodies, as well as natural persons.

(d)           Any headings preceding the texts of the several Articles and Sections of this Project Completion Guaranty Agreement, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Project Completion Guaranty Agreement, nor shall they affect its meaning, construction or effect.

(e)           Unless the content indicates otherwise, references to designated “Articles”, “Sections”, “Subsections”, “clauses” and other subdivisions are to the designated Articles, Sections, Subsections, clauses and other subdivisions of or to this Project Completion Guaranty Agreement.

(f)           The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(g)           The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(h)           Any definition of or reference to any agreement, instrument or other document herein shall be construed to refer to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein).

(i)           Any reference to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s successors and assigns or such Person’s successors in such capacity, as the case may be.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES
OF THE GUARANTORS

Section 2.1.         Representations and Warranties.  The Guarantors do hereby jointly and severally represent and warrant that:

(a)           Each Guarantor is a limited liability company duly organized under the laws of the State of Delaware, is validly existing and in good standing under the laws of the State of Delaware, is not in violation of any provision of its Organizational Documents, has the requisite power and authority to own its property and assets, to carry on its business as now being conducted by it and to execute, deliver and perform this Project Completion Guaranty Agreement and each other Security Document or Project Document to which it is or shall be a party.

(b)           The Company is duly qualified to do business and in good standing under the laws of the State.

(c)           The execution, delivery and performance of this Project Completion Guaranty Agreement and each other Security Document or Project Document to which each Guarantor is or shall be a party and the consummation of the transactions herein and therein contemplated will not (x) violate any provision of law, any order of any court or agency of government, or any of the Organizational Documents of any Guarantor, or any indenture, agreement or other instrument to which any Guarantor is a party or by which it or any of its property is bound or to which it or any of its property is subject, (y) be in conflict with or result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or (z) result in the imposition of any lien, charge or encumbrance of any nature whatsoever other than Permitted Encumbrances.

(d)           There is no action or proceeding pending or, to the best of each Guarantor’s knowledge, after diligent inquiry, threatened by or against any Guarantor by or before any court or administrative agency that would adversely affect the ability of any Guarantor to perform its obligations under this Project Completion Guaranty Agreement or any other Security Document or Project Document to which it is a party.  Such knowledge is based upon the knowledge of Robert Masters, a Senior Vice President of the Parent, and a person employed by the Parent with actual knowledge of the Project and of the matters set forth in this paragraph.

(e)           Each Guarantor has obtained all authorizations, consents and approvals of governmental bodies or agencies required to be obtained by such Guarantor as of the Closing Date in connection with the execution and delivery of this Project Completion Guaranty Agreement and each other Security Document or Project Document to which such Guarantor is a party or in connection with the performance of the obligations of such Guarantor hereunder and under each of the Security Documents or Project Documents.

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(f)           This Project Completion Guaranty Agreement and each other Security Document or Project Document to which each of the Guarantors is a party (x) have been duly authorized by all necessary action on the part of each Guarantor, (y) have been duly executed and delivered by the Guarantors, and (z) constitute the legal, valid and binding obligations of the respective Guarantors, enforceable against the Guarantors in accordance with their respective terms, subject to limitations on enforceability resulting from bankruptcy, insolvency and principles of equity.

(g)           The assumption by each Guarantor of its obligations hereunder will result in a direct financial benefit to such Guarantor.

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ARTICLE III

AGREEMENT TO GUARANTEE

Section 3.1.         Obligations Guaranteed.  i)  The Guarantors, hereby, jointly and severally, unconditionally guarantee to the Trustee for the benefit of the Holders from time to time of the Bonds;

(i)           the completion of the Project in accordance with the requirements, terms and time limits of the Loan Agreement and the Ground Lease, in compliance with all applicable Legal Requirements, and free and clear of all Liens other than Permitted Encumbrances;

(ii)           the payment of all obligations, liabilities, costs and expenses when due necessary to effect the completion of the Project as provided in clause (i) above, to the extent that the proceeds of the Bonds shall not be sufficient or otherwise available therefor; and

(iii)           the prompt obtaining of all required occupancy permits for the Improvements, if legally required, issued by the City to permit the operation of the Facility for the Approval Project Operations

 (the payments, obligations, covenants and agreements in clauses (i), (ii) and (iii) above being collectively referred to herein as the “Guaranteed Obligations”).

(b)           The Guarantors further hereby jointly and severally, irrevocably and unconditionally agree that upon any default in any of the Guaranteed Obligations, the Guarantors will promptly pay the same or effect the observance of such obligations, covenants and agreements, as the case may be.  All payments by the Guarantors shall be paid in lawful money of the United States of America.  Each and every default in any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

(c)           To the extent that any of the Guaranteed Obligations of the Company under Section 3.1(a) shall also be a primary obligation of the Company under the Loan Agreement, the Guarantors agree that the Trustee may elect to enforce its rights under either this Project Completion Guaranty Agreement and/or the Loan Agreement.

Section 3.2.        Obligations Unconditional.  ii)  The Guarantors jointly and severally agree that this Project Completion Guaranty Agreement constitutes an absolute, unconditional, present and continuing guarantee of performance and payment and not of collection, and waive any right to require that any resort be had by the Trustee or the Holders of the Bonds to (1) any security held by or for the benefit of the Holders of the Bonds for any of the Guaranteed Obligations, (2) the Trustee’s or any Bondholder’s rights against any other Person, or (3) any other right or remedy available to the Trustee or any Holder of the Bonds by contract, applicable law or otherwise.  The obligations of the Guarantors under this Project Completion Guaranty Agreement are joint and several, absolute, direct, unconditional and completely independent of the obligations of any other Person, and a separate cause of action or separate causes of action may be brought and prosecuted against the Guarantors without the necessity of joining the Issuer, the Company or any other party or previously proceeding with or exhausting any other remedy against any other Person who might have become liable for any of the Guaranteed Obligations or of realizing upon any security held by or for the benefit of the Holders of the Bonds.

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(b)           The respective obligations of the Guarantors under this Project Completion Guaranty Agreement shall be absolute and unconditional, and joint and several, and shall remain in full force and effect until the Guaranteed Obligations shall have been fulfilled, and all costs, fees, commissions and expenses, if any, referred to in Section 3.5 shall have been paid in full, and, to the extent permitted by law, such obligations shall not be affected, modified, released or impaired by any state of facts or the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to, or the consent of, any of the Guarantors:

(i)           the invalidity, irregularity, illegality or unenforceability of, or any defect in, any of the Security Documents or Project Documents, the Bonds or any collateral security for any thereof;

(ii)          any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the Bonds or any other obligation of the Issuer or any other obligor or to vary any terms of payment;

(iii)         any claim of immunity on behalf of the Issuer or any other obligor or with respect to any property of the Issuer or any other obligor;

(iv)         the compromise, settlement, release, extension, indulgence, change, modification or termination of any or all of the obligations, covenants or agreements of any obligor under any of the Security Documents or Project Documents;

(v)           the failure to give notice to any obligor under any of the Security Documents or Project Documents of the occurrence of any default or Event of Default under the terms and provisions of any of the Security Documents or Project Documents (except as may be specifically provided in any such Security Document or Project Document);

(vi)         the actual or purported assignment or mortgaging of all or any part of the interest of the Issuer in the Loan Agreement or the Promissory Note, or any failure of title with respect to the Company’s interest in the Facility;

(vii)        the actual or purported assignment or mortgaging of all or any part of the interest of the Company in the Loan Agreement, the Promissory Note or the Facility, or any failure of title with respect to the interest of the Company in the Facility;

(viii)       the actual or purported assignment of any of the obligations, covenants and agreements contained in this Project Completion Guaranty Agreement or in any other Security Document or Project Document;

(ix)          the waiver of the payment, performance or observance by the Issuer, the Company or any other obligor under any of the Security Documents or Project Documents of any of the obligations, conditions, covenants or agreements of any or all of them contained in any such Security Document or Project Document;

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(x)           the receipt and acceptance by the Trustee or the Issuer of notes, checks or other instruments for the payment of money made by the Company or any other obligor under any of the Security Documents or Project Documents and any extensions and renewals thereof;

(xi)          the extension of the time for payment of the principal of, Purchase Price, Sinking Fund Installments for, redemption premium, if any, or interest on the Bonds or any other amounts that are due or may become due under any of the Security Documents or Project Documents, or of the time for performance of any other obligations, covenants or agreements under or arising out of the Bonds or any of the Security Documents or Project Documents or any extension or renewal thereof;

(xii)         the modification or amendment (whether material or otherwise) of any duty, obligation, covenant or agreement set forth in the Bonds or in any of the Security Documents or Project Documents;

(xiii)        the taking of or the omission to take any action referred to in the Bonds or in any of the Security Documents or Project Documents;

(xiv)       any failure, omission or delay on the part of the Issuer, the Trustee or any other Person to enforce, assert or exercise any right, power or remedy conferred on the Issuer, the Trustee or such other Person in this Project Completion Guaranty Agreement or in any of the Security Documents or Project Documents or any other act or acts on the part of the Issuer, the Trustee or the Holders from time to time of the Bonds;

(xv)        the voluntary or involuntary liquidation, dissolution, merger, consolidation, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting any Guarantor, the Issuer or any other obligor under any of the Security Documents or Project Documents or any or all of the assets of any of them, or any allegation or contest of the validity of this Project Completion Guaranty Agreement or any other Security Document or Project Document in any such proceeding; it is specifically understood, consented and agreed to that this Project Completion Guaranty Agreement shall remain and continue in full force and effect and shall be enforceable against the Guarantors to the same extent and with the same force and effect as if such proceedings had not been instituted; and it is the intent and purpose of this Project Completion Guaranty Agreement that the Guarantors shall and do hereby waive all rights and benefits which might accrue to the Guarantors by reason of any such proceedings to the extent permitted by law;

(xvi)       to the extent permitted by law, the release or discharge of any of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in this Project Completion Guaranty Agreement by operation of law;

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(xvii)      the default or failure of any Guarantor fully to perform any of its obligations set forth in this Project Completion Guaranty Agreement;

(xviii)     any release or impairment of the security pledged under the Indenture or under any other Security Document;

(xix)        the release, substitution or replacement in accordance with the terms of the Loan Agreement or the Mortgage of any property subject thereto or any redelivery, repossession, surrender or destruction of any such property, in whole or in part;

(xx)         any limitation on the liability or obligations of the Trustee, the Issuer or any of the Guarantors or any other obligor under any of the Security Documents or Project Documents, or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of the Loan Agreement, the Indenture or any other Security Document or Project Document or any term thereof, or the Bonds;

(xxi)        any failure of the Issuer or the Trustee to mitigate damages resulting from any default by any obligor under any of the Security Documents or Project Documents;

(xxii)        the merger or consolidation of any obligor under any of the Security Documents or Project Documents into or with any other Person, or any sale, lease or transfer of any or all of the assets of any such obligor to any Person;

(xxiii)       the failure of any credit provider or liquidity provider with respect to the Bonds to honor any of its respective obligations under any related credit facility or liquidity facility;

(xxiv)      any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor; or

(xxv)       any other occurrence whatsoever, whether similar or dissimilar to the foregoing.

Section 3.3.        No Waiver or Set-Off.  No act of commission or omission of any kind or at any time upon the part of the Issuer or the Trustee in respect of any matter whatsoever shall in any way impair the rights of the Trustee to enforce any right, power or benefit under this Project Completion Guaranty Agreement and no set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature (other than performance by the Guarantors of their obligations hereunder), which any Guarantor or any obligor under any of the Security Documents or Project Documents has or may have against the Issuer or the Trustee shall be available hereunder to the Guarantors.

Section 3.4.         Events of Default.  An “Event of Default” shall exist if any of the following occurs and is continuing:

(a)           any Guarantor defaults in the payment or performance of any Guaranteed Obligation referred to in Section 3.1(a)(ii) and such default continues for more than five (5) Business Days after written notice thereof has been given to any of the Guarantors by the Trustee, such written notice not to be given prior to written notice of any related default is given to the Company under the Loan Agreement;

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(b)           any Guarantor fails to observe and perform any Guaranteed Obligation under Section 3.1(a)(i) or (iii) or any other covenant, condition or agreement hereunder to be performed by such Guarantor (except as set forth in Section 3.4(a)) and (i) continuance of such failure for a period of thirty (30) days after receipt by such Guarantor of written notice specifying the nature of such failure from the Trustee, or (ii) if by reason of the nature of such failure the same can be remedied, but not within the said thirty (30) days, such Guarantor fails to commence and thereafter proceed with reasonable diligence after receipt of said notice to cure such failure or fails to continue with reasonable diligence its efforts to cure such failure;

(c)           any Guarantor shall (i) apply for or consent to the appointment of or the taking of possession by a receiver, liquidator, custodian or trustee of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts generally become due, (iii) make a general assignment for the benefit of its, creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against itself, himself or herself in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (vii) take any action for the purpose of effecting any of the foregoing, or (viii) be adjudicated a bankrupt or insolvent by any court;

(d)           a proceeding or case shall be commenced, without the application or consent of any Guarantor in any court of competent jurisdiction, seeking, (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts, (ii) the appointment of a trustee, receiver, liquidator, custodian or the like of any Guarantor or of all or any substantial part of its assets, or (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) days; or any order for relief against any Guarantor shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect); the terms “dissolution” or “liquidation” of any Guarantor as used above shall not be construed to prohibit any action otherwise permitted by Section 7.19 of the Loan Agreement, Section 3.4 of the Issuer Indemnification Agreement or Section 3.6 of the Bond Guaranty Agreement;

(e)           any representation or warranty made by any Guarantor (i) in the application and related materials submitted to the Issuer for approval of the Project or the transactions contemplated by this Project Completion Guaranty Agreement, (ii) herein, (iii) in any other Security Document or Project Document, or (iv) in any report, certificate, financial statement or other instrument furnished pursuant hereto or any of the foregoing, shall, in any case, prove to be false, misleading or incorrect in any material respect as of the date made; or

(f)           an Event of Default under the Indenture or under any other Security Document shall occur and be continuing.

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Upon an Event of Default, the Trustee shall have the right to proceed first and directly against any or all of the Guarantors jointly and severally under this Project Completion Guaranty Agreement without proceeding against or exhausting any other remedies which it may have under the Loan Agreement or any other Security Document and without resorting to any security held by the Trustee or by any other Person under any of the Security Documents.  All moneys recovered by the Trustee pursuant to this Project Completion Guaranty Agreement shall be deposited in accordance with Section 8.03 of the Indenture and used and applied in accordance with Section 8.03 of the Indenture.

The Trustee shall be under no obligation to institute any suit or to take any remedial action under this Project Completion Guaranty Agreement, or to enter any appearance or in any way defend in any suit in which it may be made a defendant, or to take any steps in the enforcement of any rights and powers under this Project Completion Guaranty Agreement, until it shall be indemnified to its satisfaction against any and all liability (including, without limitation, reasonable compensation for services, costs and expenses, outlays, and counsel fees and expenses and other disbursements) not due to its gross negligence or willful misconduct.

Section 3.5.        Waiver of Notice; Expenses.  Each Guarantor hereby expressly waives presentment, demand, protest and notice of non-payment and further waives notice from the Trustee or the Holders from time to time of the Bonds of their acceptance and reliance on this Project Completion Guaranty Agreement or of any action taken or omitted in reliance hereon, and of any default by any Guarantor in the Guaranteed Obligations.  Each Guarantor further expressly waives diligence, presentment, demand for payment, protest, and requirement that any right or power be exhausted or any action be taken against the Issuer, the Company or against any other obligor under any of the Security Documents or against any collateral security for the Guaranteed Obligations.  The Guarantors, jointly and severally, agree to pay all costs, the Trustee’s and any Bondholder’s fees and expenses, and Trustee commissions and expenses (including all court costs and reasonable attorneys’ fees and expenses) which may be incurred by the Trustee or any Bondholder in enforcing or attempting to enforce this Project Completion Guaranty Agreement following any default on the part of any or all of the Guarantors hereunder, whether the same shall be enforced by suit or otherwise.

Section 3.6.        Benefit and Enforcement.  This Project Completion Guaranty Agreement is entered into by the Guarantors for the benefit of the Trustee, the Issuer and the Holders from time to time of the Bonds, all of whom shall be entitled in the same manner as set forth in the Indenture to enforce performance and observance of this Project Completion Guaranty Agreement to the same extent as if all were parties signatory hereto.

Section 3.7.        Survival of Guaranteed Obligation.  If the Trustee receives any payment on account of the Guaranteed Obligations, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be transferred or repaid to a trustee, receiver, assignee for the benefit of creditors or any other party under any bankruptcy act or code, state or federal law or common law or equitable doctrine or for any other reason whatsoever, then to the extent of any sum not finally retained by the Trustee, this Project Completion Guaranty Agreement shall remain in full force and effect until the Guarantors shall have made payment to the Trustee of such sum, which payment shall be due on demand.  If the Trustee chooses to contest any such matter, the Guarantors agree to indemnify and hold harmless the Trustee with respect to all costs (including court costs and reasonable attorneys’ fees and expenses) of such litigation.

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Section 3.8.        Waiver of Rights of Trustee.  No payment hereunder by any or all of the Guarantors shall entitle any or all of the Guarantors by subrogation to the rights of the Trustee to any payment by any other obligor or out of the property of any other obligor, except after payment and performance in full of the Guaranteed Obligations.  Each Guarantor waives any benefit of, or any right to participation in, any security whatsoever now or hereafter held by the Trustee.

Section 3.9.        Right of Set-Off.  Each Guarantor hereby grants to the Trustee a lien and right to set-off for all of its liabilities and obligations under this Project Completion Guaranty Agreement against all the deposits, credits and property of such Guarantor and any collateral of such Guarantor now or hereafter in the possession, under the control or in transit to the Trustee, and agrees that the same may be applied against such liabilities and obligations then due, at any time after an Event of Default has occurred and continues under this Project Completion Guaranty Agreement.

Section 3.10.      Notice Not Required.  In order to entitle the Trustee to exercise any remedy reserved to it in this Project Completion Guaranty Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Project Completion Guaranty Agreement or otherwise required by law.

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ARTICLE IV

SERVICE OF PROCESS, NOTICE, JURISDICTION,
WAIVER OF JURY TRIAL

Section 4.1.        Service of Process.  Each Guarantor represents that it is subject to service of process in the State and covenants that it will remain so subject so long as any of the Guaranteed Obligations remain unpaid or unsatisfied.  If for any reason any Guarantor should cease to be so subject to service of process in the State, each such Guarantor hereby irrevocably consents to the service of all process, pleadings, notices or other papers in any judicial proceeding or action by designating and appointing General Counsel, at Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, as its agent upon whom may be served all process, pleadings, notices or other papers which may be served upon any Guarantor as a result of any of its obligations under this Project Completion Guaranty Agreement.  If such appointed agent shall cease to act or otherwise cease to be subject to service of process in the State, each Guarantor hereby irrevocably designates and appoints the Secretary of State of the State of New York as its agent upon whom may be served all process, pleadings, notices or other papers which may be served upon such Guarantor as a result of any of its obligations under this Project Completion Guaranty Agreement; provided, however, that the service of such process, pleadings, notices or other papers shall not constitute a condition to any Guarantor’s obligations hereunder.

For such time as any of the Guaranteed Obligations shall be unpaid in whole or in part, the Guarantors’ agents designated in this Section 4.1 shall accept and acknowledge on the Guarantors’ behalf each service of process in any such suit, action or proceeding brought in any such court.  The Guarantors agree and consent that each such service of process upon such agents and written notice of such service to the Guarantors in the manner set forth in Section 4.2 shall be taken and held to be valid personal service upon the Guarantors whether or not the Guarantors shall then be doing, or at any time shall have done, business within the State, and that each such service of process shall be of the same force and validity as if service were made upon the Guarantors according to the laws governing the validity and requirements of such service in the State, and waive all claim of error by reason of any such service.

Such agents shall not have any power or authority to enter into any appearance or to file any pleadings in connection with any suit, action or other legal proceedings against the Guarantors or to conduct the defense of any such suit, action or any other legal proceeding except as expressly authorized by the Guarantors.

Section 4.2.        Notices.  All notices, certificates or other communications hereunder shall be sufficient if sent (i) by registered or certified United States mail, return receipt requested and postage prepaid, (ii) by a nationally recognized overnight delivery service for overnight delivery, charges prepaid or (iii) by hand delivery, addressed, as follows:

(a)           if to the Issuer, to New York City Capital Resource Corporation, 110 William Street, New York, New York 10038, Attention:  General Counsel, with a copy to the Executive Director of the Issuer at the same address, and

(b)           if to any or all of the Guarantors, c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, Attention: General Counsel, with a copy to (y) Washington Square Partners, 675 Third Avenue, 25th Floor, New York, New York 10017, Attention: Paul Travis, and (z)  Akerman Senterfitt LLP, 335 Madison Avenue, 26th Floor, New York, New York 10017, Attention: Steven Polivy, Esq.; and

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(c)           if to the Trustee, to The Bank of New York Mellon, 101 Barclay Street, Floor 7W, New York, New York 10286, Attention: Corporate Trust Administration.

The Issuer, the Trustee and any Guarantor may, by like notice, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.  Any notice, certificate or other communication hereunder shall, except as may expressly be provided herein, be deemed to have been delivered or given (i) three (3) Business Days following posting if transmitted by mail, (ii) one (1) Business Day following sending if transmitted for overnight delivery by a nationally recognized overnight delivery service, or (iii) upon delivery if given by hand delivery, with refusal by an Authorized Representative of the intended recipient party to accept delivery of a notice given as prescribed above to constitute delivery hereunder.

Section 4.3.        Consent to Jurisdiction.  Each Guarantor irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Project Completion Guaranty Agreement may be brought in the courts of record of the State in New York County or the United States District Court for the Southern District of New York; (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; (iii) waives any objection which it may have to the venue of any such suit, action or proceeding in such courts; and (iv) waives and relinquishes any rights it might otherwise have (w) to move to dismiss on grounds of forum non conveniens, (x) to remove to any federal court other than the United States District Court for the Southern District of New York, and (y) to move for a change of venue to a New York State Court outside New York County.

If a Guarantor commences any action against the Trustee in a court located other than the courts of record of the State in New York County or the United States District Court for the Southern District of New York, such Guarantor shall, upon request from the Trustee, either consent to a transfer of the action or proceeding to a court of record of the State in New York County or the United States District Court for the Southern District of New York, or, if the court where the action or proceeding is initially brought will not or cannot transfer the action, such Guarantor shall consent to dismiss such action without prejudice and may thereafter reinstitute the action in a court of record of the State in New York County or the United States District Court for the Southern District of New York.

Section 4.4.        Waiver of Trial by Jury.  The Guarantors do hereby expressly waive all rights to a trial by jury on any cause of action directly or indirectly involving the terms, covenants or conditions of this Project Completion Guaranty Agreement or any matters whatsoever arising out of or in any way connected with this Project Completion Guaranty Agreement or the Guaranteed Obligations.

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ARTICLE V

MISCELLANEOUS

Section 5.1.        No Alteration Without Consent.  No amendment, change, modification, alteration or termination of the Loan Agreement shall be made which would in any way increase any or all of the Guarantors’ obligations under this Project Completion Guaranty Agreement without obtaining the prior written consent thereto of the Guarantors.  Neither the acts or omissions recited in Section 3.2 hereof, nor any partial redemption of the Bonds, shall constitute any such amendment, change, modification, alteration or termination within the meaning of this Section 5.1.

Section 5.2.        Project Completion Guaranty Agreement to Become Effective.  The date of this Project Completion Guaranty Agreement shall be for reference purposes only and shall not be construed to imply that this Project Completion Guaranty Agreement was executed on the date first above written.  This Project Completion Guaranty Agreement was executed and delivered on the Commencement Date.  The obligations of the Guarantors hereunder shall arise absolutely and unconditionally on the Closing Date.

Section 5.3.        Remedies Not Exclusive.  No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Project Completion Guaranty Agreement or now or hereafter existing at law or in equity.  No delay or omission to exercise any right or power accruing upon any Event of Default, default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

Section 5.4.        No Implied Waiver.  In the event any provision contained in this Project Completion Guaranty Agreement should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.  No waiver, amendment, release or modification of this Project Completion Guaranty Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Project Completion Guaranty Agreement.

Section 5.5.        Entire Agreement; Counterparts.  This Project Completion Guaranty Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, other than the Loan Agreement, the Promissory Note and any other Security Document or Project Document, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Section 5.6.        Severability.  If any one or more of the provisions of this Project Completion Guaranty Agreement shall be ruled illegal or invalid by any court of competent jurisdiction, the illegality or invalidity of such provision(s) shall not affect any of the remaining provisions of this Project Completion Guaranty Agreement, but this Project Completion Guaranty Agreement shall be construed and enforced as if such illegal or invalid provision had not been contained herein.

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Section 5.7.        Release.  Upon the payment, satisfaction and fulfillment of all Guaranteed Obligations and, if applicable, upon payment of the costs, fees and expenses required by Section 3.5, the Trustee shall release in writing the Guarantors from their obligations hereunder, except as provided in Section 3.7.

Section 5.8.        Applicable Law.  This Project Completion Guaranty Agreement shall be governed by and construed in accordance with the laws of the State, without regard or giving effect to the principles of conflicts of laws thereof.

Section 5.9.         Successors and Assigns.  This Project Completion Guaranty Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 5.10.      Incorporation of Certain Indenture Provisions.  All provisions of Article IX of the Indenture shall be construed as extending to and including all of the rights, duties and obligations imposed upon the Trustee under this Project Completion Guaranty Agreement as fully and for all purposes as if said Article IX were contained in this Project Completion Guaranty Agreement.

[Intentionally Left Blank]

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IN WITNESS WHEREOF, each Guarantor has duly authorized the execution of this Project Completion Guaranty Agreement as of the date first above written.

ALBEE RETAIL DEVELOPMENT LLC
as Guarantor

By:	/s/ Robert Masters
Robert Masters
Senior Vice President

ACADIA STRATEGIC OPPORTUNITY FUND II LLC,
as Guarantor

By:	/s/ Robert Masters
Robert Masters
Senior Vice President

Accepted this July 1, 2010 by

THE BANK OF NEW YORK MELLON,
       as Trustee

By:	/s/Gaspare Mulé
Gaspare Mulé
Vice President

Page
ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1.	Certain Definitions	3
Section 1.2.	Construction	6

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS

Section 2.1.	Representations and Warranties	8

ARTICLE III

AGREEMENT TO GUARANTEE

Section 3.1.	Obligations Guaranteed	10
Section 3.2.	Obligations Unconditional	10
Section 3.3.	No Waiver or Set-Off	13
Section 3.4.	Events of Default	13
Section 3.5.	Waiver of Notice; Expenses	15
Section 3.6.	Benefit and Enforcement	15
Section 3.7.	Survival of Guaranteed Obligation	15
Section 3.8.	Waiver of Rights of Trustee	16
Section 3.9.	Right of Set-Off	16
Section 3.10.	Notice Not Required	16

ARTICLE IV

SERVICE OF PROCESS, NOTICE, JURISDICTION, WAIVER OF JURY TRIAL

Section 4.1.	Service of Process	17
Section 4.2.	Notices	17
Section 4.3.	Consent to Jurisdiction	18
Section 4.4.	Waiver of Trial by Jury	18

ARTICLE V

MISCELLANEOUS

Section 5.1.	No Alteration Without Consent	19
Section 5.2.	Project Completion Guaranty Agreement to Become Effective	19

Section 5.3.	Remedies Not Exclusive	19
Section 5.4.	No Implied Waiver	19
Section 5.5.	Entire Agreement; Counterparts	19
Section 5.6.	Severability	19
Section 5.7.	Release	20
Section 5.8.	Applicable Law	20
Section 5.9.	Successors and Assigns	20
Section 5.10.	Incorporation of Certain Indenture Provisions	20